As filed with the Securities and Exchange Commission on June 30, 2015.

Registration No. 333-203383

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IHEARTCOMMUNICATIONS, INC.*

(Exact name of registrant as specified in its charter)

Texas	4832	74-1787539
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

Telephone: (210) 822-2828

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert H. Walls, Jr.

Executive Vice President, General Counsel and Secretary

iHeartCommunications, Inc.

200 East Basse Road

San Antonio, Texas 78209

Telephone: (210) 822-2828

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James S. Rowe

Brian D. Wolfe

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Telephone: (312) 862-2000

* The co-registrants listed on the next page are also included in this Form S-4 Registration Statement as additional registrants.

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification No.
iHeartMedia Capital I, LLC	4899	Delaware	27-0263715
AMFM Broadcasting, Inc.	4832	Delaware	95-4068583
AMFM Operating Inc.	4899	Delaware	13-3649750
Citicasters Licenses, Inc.	4832	Texas	90-0183894
Capstar Radio Operating Company	4832	Delaware	13-3922738
CC Broadcast Holdings, Inc.	4899	Nevada	20-2302507
Christal Radio Sales, Inc.	7311	Delaware	13-2618663
Cine Guarantors II, Inc.	4899	California	95-2960196
Citicasters Co.	4832	Ohio	31-1081002
Clear Channel Broadcasting Licenses, Inc.	4832	Nevada	88-0309517
iHeartMedia+Entertainment, Inc.	4832	Nevada	74-2722883
iHM Identity, Inc.	4899	Texas	27-1992018
Clear Channel Holdings, Inc.	4899	Nevada	88-0318078
Clear Channel Investments, Inc.	6799	Nevada	91-1883551
iHeartMedia Management Services, Inc.	8741	Texas	02-0619566
Clear Channel Mexico Holdings, Inc.	4899	Nevada	20-2303205
Critical Mass Media, Inc.	4899	Ohio	31-1228174
Katz Communications, Inc.	7311	Delaware	13-0904500
Katz Media Group, Inc.	7311	Delaware	13-3779266
Katz Millennium Sales & Marketing Inc.	7311	Delaware	06-0963166
Katz Net Radio Sales, Inc.	7311	Delaware	74-3221051
M Street Corporation	2741	Washington	54-1526578
Premiere Networks, Inc.	4832	Delaware	95-4083971
Terrestrial RF Licensing, Inc.	4832	Nevada	55-0858211
CC Licenses, LLC	4832	Delaware	20-3498527
Clear Channel Real Estate, LLC	4899	Delaware	74-2745435
AMFM Broadcasting Licenses, LLC	4832	Delaware	01-0824545
AMFM Radio Licenses, LLC	4832	Delaware	75-2779594
AMFM Texas, LLC	4832	Delaware	74-2939082
AMFM Texas Broadcasting, LP	4832	Delaware	75-2486577
AMFM Texas Licenses, LLC	4832	Texas	75-2486580
Capstar TX, LLC	4832	Texas	13-3933048
CC Finco Holdings, LLC	4899	Delaware	26-3757034

*	The address and agent for service of process for each of the additional registrants are the same as for iHeartCommunications, Inc.

The information in this prospectus is not complete and may be changed. These notes may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2015

PROSPECTUS

IHEARTCOMMUNICATIONS, INC.

Exchange Offer for

$950,000,000 10.625% Priority Guarantee Notes due 2023

We are offering (the “exchange offer”) to exchange up to $950,000,000 aggregate principal amount of our new 10.625% Priority Guarantee Notes due 2023 (the “exchange notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $950,000,000 aggregate principal amount of our outstanding 10.625% Priority Guarantee Notes due 2023, which we issued on February 26, 2015 (collectively, the “outstanding notes”). We refer to the outstanding notes and the exchange notes collectively as the “notes.” We refer to the notes and our other outstanding priority guarantee notes collectively as the “priority guarantee notes.”

Material Terms of the Exchange Offer

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2015, unless extended.

•	We will exchange all outstanding notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer. You may withdraw your tender of outstanding notes at any time before the expiration of the exchange offer.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.
•	The exchange of outstanding notes for exchange notes should not be a taxable event for U.S. federal income tax purposes, but you should see the discussion under the caption “Certain United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•	We issued the outstanding notes in transactions not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of outstanding notes.

We are not asking you for a proxy and you are not requested to send us a proxy.

For a discussion of certain factors that you should consider before participating in the exchange offer, see “Risk Factors” beginning on page 16 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer, nor have any of these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in the exchange offer. This prospectus is part of that registration statement.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date (as defined herein) and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

THE DATE OF THIS PROSPECTUS IS                     , 2015.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained in this prospectus is accurate as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the exchange notes offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

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BASIS OF PRESENTATION

The financial statements and related footnotes included in this prospectus are those of iHeartMedia Capital I, LLC (“iHeart Capital”), the direct parent of iHeartCommunications, Inc. (“iHeartCommunications”), which is a guarantor of the notes. The financial statements included in this prospectus contain certain footnote disclosures regarding the financial information of iHeartCommunications and iHeartCommunications’ domestic wholly-owned subsidiaries that guarantee certain of iHeartCommunications’ outstanding indebtedness. iHeart Capital does not have any operations of its own, and, as a result, the financial statements of iHeart Capital reflect the financial condition and results of iHeartCommunications. All other data and information in this prospectus are that of iHeartCommunications and its subsidiaries, unless otherwise indicated.

iHeart Capital and iHeartCommunications are indirect wholly-owned subsidiaries of iHeartMedia, Inc. (formerly known as CC Media Holdings, Inc.) (“Parent”), which was formed in May 2007 by private equity funds managed by Thomas H. Lee Partners, L.P. (“THL”) and Bain Capital Partners, LLC (“Bain Capital” and together with THL, the “Sponsors”) for the purpose of acquiring the business of iHeartCommunications. On July 30, 2008, Parent acquired iHeartCommunications. The acquisition was effected by the merger of an entity formed by the Sponsors, then an indirect, wholly-owned subsidiary of Parent, with and into iHeartCommunications.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are, or may be deemed to be, “forward-looking statements.” These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers should not rely solely on the forward-looking statements and should consider all uncertainties and risks throughout this prospectus, including those set forth under “Risk Factors.” The statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. We face risks that are inherent in the businesses and the market places in which we operate. While management believes these forward-looking statements are accurate and reasonable, uncertainties, risks and factors, including those described below and under “Risk Factors,” could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that may cause the actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to:

—	the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings;

—	our ability to generate sufficient cash from operations or other liquidity-generating transactions and our need to allocate significant amounts of our cash to make payments on our indebtedness, which in turn could reduce our financial flexibility and ability to fund other activities;

—	risks associated with weak or uncertain global economic conditions and their impact on the capital markets;

—	other general economic and political conditions in the United States and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts;

—	industry conditions, including competition;

—	the level of expenditures on advertising;

—	legislative or regulatory requirements;

—	fluctuations in operating costs;

—	technological changes and innovations;

—	changes in labor conditions, including on-air talent, program hosts and management;

—	capital expenditure requirements;

—	risks of doing business in foreign countries;

—	fluctuations in exchange rates and currency values;

—	the outcome of pending and future litigation;

—	taxes and tax disputes;

—	changes in interest rates;

—	shifts in population and other demographics;

—	access to capital markets and borrowed indebtedness;

—	our ability to implement our business strategies;

—	the risk that we may not be able to integrate the operations of acquired businesses successfully;

—	the risk that our cost savings initiatives may not be entirely successful or that any cost savings achieved from those initiatives may not persist; and

—	the other factors described in this prospectus under the heading “Risk Factors.”

Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations and also could cause actual results to differ materially from those included, contemplated or implied by the forward-looking statements made in this prospectus, and the reader should not consider the above list of factors to be a complete set of all potential risks or uncertainties.

INDUSTRY AND MARKET DATA

Market and industry data throughout this prospectus was obtained from a combination of our own internal company surveys, the good faith estimates of management, various trade associations and publications, Arbitron Inc. (“Arbitron”) and Nielsen Media Research, Inc. rankings, comScore, Inc., the Veronis Suhler Stevenson Industry Forecast, SNL Kagan, the Radio Advertising Bureau, Media Dynamics, Ando Media, Omniture, BIA Financial Network Inc., eMarketer Inc., the Outdoor Advertising Association of America and Universal McCann. While we believe our internal surveys, third-party information, estimates of management and data from trade associations are reliable, we have not verified this data with any independent sources. Accordingly, we do not make any representations as to the accuracy or completeness of that data.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks, such as “iHeartMedia,” which are protected under applicable intellectual property laws and are the property of iHeartCommunications, Inc. (“iHeartCommunications” or the “Company”). This prospectus also contains trademarks, service marks, trade names and copyrights, of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

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SUMMARY

This summary highlights key information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to participate in the exchange offer. You should read this entire prospectus, including the information set forth under “Risk Factors” and the financial statements and related notes, before making any investment decision.

Unless otherwise indicated or required by the context, as used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to iHeartCommunications and all of its subsidiaries that are consolidated under GAAP, and the term “iHeartCommunications” refers to iHeartCommunications, Inc. and not to any of its subsidiaries. iHeartCommunications is a direct, wholly-owned subsidiary of iHeartMedia Capital I, LLC, one of the guarantors of the notes. All references in this prospectus to “iHeart Capital” refer to iHeartMedia Capital I, LLC and not to any of its subsidiaries.

Overview

We are a diversified media and entertainment company with leading market positions in each of our operating segments: iHeartMedia (“iHM”), Americas Outdoor Advertising and International Outdoor Advertising.

—	iHM. Our iHM operations include radio broadcasting, online and mobile services and products, program syndication, entertainment, traffic and weather data distribution and music research services. Our radio stations and content can be heard on AM/FM stations, HD digital radio stations, satellite radio, at iHeartRadio.com and our radio stations’ websites, and through our iHeartRadio mobile application on smart phones and tablets, on gaming consoles, via in-home entertainment, in enhanced automotive platforms, as well as in-vehicle entertainment and navigation systems. As of December 31, 2014, we owned 858 domestic radio stations servicing more than 150 U.S. markets, including 44 of the top 50 markets and 84 of the top 100 markets. In addition, we provide programming and sell air time on one radio station owned by a third-party under a local marketing agreement. We are also the beneficiary of Aloha Station Trust, LLC, which owns and operates 16 radio stations, and the Brunswick Trust, which owns and operates 1 radio station, all of which we were required to divest in order to comply with Federal Communication Commission (“FCC”) media ownership rules, and which are being marketed for sale. In addition to our local radio programming, we also operate Premiere Networks (“Premiere”), a national radio network that produces, distributes or represents more than 90 syndicated radio programs and serves more than 5,500 radio station affiliates, reaching approximately 245 million listeners monthly. We also deliver real-time traffic information via navigation systems, radio and television broadcast media and wireless and Internet-based services through our traffic business, Total Traffic & Weather Network. We also promote, produce and curate special nationally recognized events for our listeners, including the iHeartRadio Music Festival, the iHeartRadio Ultimate Pool Party, the iHeartRadio Jingle Ball Concert Tour, the iHeartRadio Country Festival, the iHeartRadio Ultimate Valentine’s Escape and the iHeartRadio Fiesta Latina. For each of the years ended December 31, 2014 and 2013, our iHM segment represented approximately 50% of our revenue. For the three months ended March 31, 2015 and 2014, our iHM segment represented approximately 52% and 50%, respectively, of our revenue.

—	Americas Outdoor Advertising. We are one of the largest outdoor advertising companies in the Americas (based on revenues), which includes the United States, Canada and Latin America. Approximately 89% of our revenue in our Americas outdoor advertising segment was derived from the United States in each of the years ended December 31, 2014, 2013 and 2012. We own or operate approximately 114,000 display structures in our Americas outdoor segment with operations in 45 of the 50 largest markets in the United States, including all of the 20 largest markets. Our Americas outdoor assets consist of traditional and digital billboards, street furniture and transit displays, airport displays and wallscapes and other spectaculars, which we own or operate under lease management agreements. Our Americas outdoor advertising business is focused on metropolitan areas with dense populations. For the years ended December 31, 2014 and 2013, our Americas Outdoor Advertising segment represented approximately 21% and 22%, respectively, of our revenue. For each of the three months ended March 31, 2015 and 2014, our Americas Outdoor Advertising segment represented approximately 22% of our revenue.

—	International Outdoor Advertising. Our International outdoor business segment includes our operations in Asia, Australia and Europe, with approximately 35% of our revenue in this segment derived from France and the United Kingdom for each of the years ended December 31, 2014, 2013 and 2012. As of December 31, 2014, we owned or operated more than 529,000 displays across 22 countries. Our International outdoor assets consist of street furniture and transit displays, billboards, mall displays, Smartbike programs, wallscapes and other spectaculars, which we own or operate under lease agreements. Our International business is focused on metropolitan areas with dense populations. For each of the years ended December 31, 2014 and 2013, our International Outdoor Advertising segment represented approximately 25% of our revenue. For the three months ended March 31, 2015 and 2014, our International Outdoor Advertising segment represented approximately 24% and 26%, respectively, of our revenue.

—	Other. Our Other category includes our media representation firm, Katz Media, as well as other general support services and initiatives which are ancillary to our other businesses. Katz Media, a leading media representation firm in the U.S. for radio and television stations, sells national spot advertising time for clients in the radio and television industries throughout the United States. As of December 31, 2014, Katz Media represented more than 4,000 radio stations, approximately one-fifth of which are owned by us. Katz Media also represents more than 700 television and digital multicast stations. Katz Media generates revenue primarily through contractual commissions realized from the sale of national spot and online advertising. National spot advertising is commercial airtime sold to advertisers on behalf of radio and television stations. Katz Media represents its media clients pursuant to media representation contracts, which typically have terms of up to ten years in length. For each of the years ended December 31, 2014 and 2013 and the three months ended March 31, 2015 and 2014, our Other category represented approximately 3% of our revenue.

For the year ended December 31, 2014, we generated consolidated revenues of $6,319 million, operating income of $1,082 million and consolidated net loss of $762 million. For the three months ended March 31, 2015, we generated consolidated revenues of $1,345 million, operating income of $93 million and consolidated net loss of $385 million.

Our Strengths

Leading Positions in the U.S. Media and Entertainment and Global Outdoor Market. We are a leading global media and entertainment company.

—	We own the number one or number two ranked radio station clusters in nine of the top 10 and in 21 of the top 25 markets in the United States as of December 2014 and have a total weekly listening base of almost 139 million individuals based on NielsenAudio figures for the Fall 2014 ratings period.

—	In the United States outdoor market, we believe we hold the number one market share in eight of the top 10 markets and are either number one or number two in 16 of the top 20 markets. Internationally, we believe we hold one of the leading positions in France, the United Kingdom, Australia, Finland, Ireland, Switzerland, Sweden, Belgium, Italy and Norway. In addition, we hold positions in several countries where we have experienced strong growth, including Latin America, China and Singapore.

Global Scale in Media and Entertainment and Outdoor Advertising. As of December 31, 2014, we owned 858 domestic radio stations servicing more than 150 U.S. markets, including 44 of the top 50 markets and 84 of the top 100 markets. We also operated more than 640,000 outdoor advertising displays worldwide in metropolitan and densely populated locations, providing advertisers with both a global and a local reach. We believe that our scale provides us with the flexibility and resources to introduce new products and solutions in a cost effective manner.

—	Our scale has enabled cost-effective investment in new technologies, such as digital billboards and streaming technology, which we believe will continue to support future growth. Digital billboards, for example, enable us to transition from selling space on a display to a single advertiser to selling time on that display to multiple advertisers, creating new revenue opportunities from both new and existing clients.

—	Our large distribution platform in our iHM segment allows us to attract top talent and more effectively utilize programming, sharing the best and most compelling talent and programming across many stations throughout the United States.

—	We have sales people in local markets across the globe. Our scale has facilitated cost-effective investment in systems that allow us to maximize yield management and systems that improve the ability of our local salespeople to increase revenue. Additionally, our scale has allowed us to implement initiatives that we believe differentiate us from the rest of the media industry and position us to outperform our competitors across our markets.

Diversification Across Business Lines, Geographies, Markets and Format. Approximately half of our revenue is generated by our iHM segment, with the remaining half generated by our Americas Outdoor Advertising and International Outdoor Advertising segments, as well as other support services and initiatives. We offer advertisers a diverse platform of media assets across geographies, outdoor products and programming formats. Due to our multiple business units, we are not dependent upon any single source of revenue.

Strong Collection of Unique Assets. Through acquisitions and organic growth, we have aggregated a unique portfolio of assets. We believe the combination of our assets cannot be replicated.

—	Ownership and operation of radio broadcast stations is governed by the FCC’s licensing process, which limits the number of radio licenses available in any market. Any party seeking to acquire or transfer radio licenses must go through a detailed review process with the FCC. Over several decades, we have aggregated multiple licenses in local market clusters across the United States. A cluster of multiple radio stations in a market allows us to provide listeners with more diverse programming and advertisers with a more efficient means to reach those listeners. In addition, we are able to increase our efficiency by operating in clusters, which allows us to eliminate duplicative operating expenses and realize economies of scale.

—	The domestic outdoor industry is regulated by the federal government as well as state and municipal governments. Statutes and regulations govern the construction, repair, maintenance, lighting, height, size, spacing and placement and permitting of outdoor advertising structures. Due to these regulations, it has become increasingly difficult to develop new outdoor advertising locations. Further, for many of our existing billboards, a competitor or landlord could not obtain a permit for replacement under existing laws and regulations due to their non-conforming status.

Attractive Businesses with High Margins and Low Capital Expenditure Requirements. Our global scale has enabled us to make productive and cost effective investments across our portfolio. As a result of our strong margins and low capital expenditure requirements, we have been able to convert a significant portion of our operating income into cash flow that can be utilized for debt service.

—	We have strong operating margins, driven by our significant scale and leading market share in both radio broadcasting and outdoor advertising. For the year ended December 31, 2014, our consolidated operating margin was 17% with strong operating margins in our iHM segment of 31%, and Americas Outdoor Advertising segment of 23%.

—	In addition, both our media and entertainment and our outdoor businesses are low capital intensity businesses. For the years ended December 31, 2014 and 2013, our total capital expenditures were 5% of total revenue.

Highly Effective Advertising Medium. We believe both our media and entertainment and our outdoor advertising businesses offer compelling value propositions to advertisers and valuable access to consumers when they are out of the home and therefore closer to purchase decisions. We also believe both industries are well positioned to benefit from the fragmentation of audiences of other media as they are able to reach mass audiences on a local market basis.

—	Radio broadcasting and outdoor media offer compelling value propositions to advertisers by providing cost effective media advertising outlets.

—	Our media and entertainment and our outdoor businesses reach potential consumers outside of the home, a valuable position as it is closer to the purchase decision. Today, consumers spend a significant portion of their day out-of-home, while out-of-home media (radio and outdoor) currently garner a disproportionately smaller share of media spending than in-home media. We believe this discrepancy represents an opportunity for growth.

—	Additionally, radio programming reaches 91% of all consumers in the United States in a given week, with the average consumer listening for approximately 14 hours per week. On a weekly basis, this represents approximately 243 million unique listeners.

—	According to Nielsen’s December 2014 Total Audience Report, consumers in the United States listen to a significant amount of radio per day. In 2013, broadcast radio captured 164 minutes of user consumption per day as compared to the Internet at 159 minutes according to comScore, Inc. and newspapers at 26 minutes according to eMarketer Inc.

—	According to Scarborough, in 2014, 91% of U.S. residents traveled in a car each month, with an average of 170 miles traveled per week. The captive in-car audience is protected from media fragmentation and is subject to increasing out-of-home advertiser exposure as time and distance of commutes increase.

—	According to a single-source advertising return on investment (“ROI”) study in the radio sector conducted by NielsenAudio and Nielsen Catalina Solutions in 2014, radio delivered a sales lift of more than $6 per dollar spent on radio, an ROI which Advertising Age reported doubled that of even the best results from recent studies of digital or TV media, with one retail brand recording a sales lift of more than $23 per dollar invested in radio.

Significant Operating Leverage with Flexibility to Manage Cost Base As Necessary. We benefit from significant operating leverage, which leads to operating margin increases in a growth environment. Conversely, we have demonstrated our flexibility to effectively manage our cost base in a low growth or recessionary environment.

Our Strategy

Our goal is to strengthen our position as a leading global media and entertainment company specializing in radio, digital, out-of-home, mobile and on-demand entertainment and information services for national audiences and local communities and providing premiere opportunities for advertisers. We plan to achieve this objective by capitalizing on our competitive strengths and pursuing the following strategies.

iHM

Our iHM strategy centers on delivering entertaining and informative content across multiple platforms, including broadcast, mobile and digital as well as events. We strive to serve our listeners by providing the content they desire on the platform they prefer, while supporting advertisers, strategic partners, music labels and artists with a diverse platform of creative marketing opportunities designed to effectively reach and engage target audiences. Our iHM strategy also focuses on continuing to improve the operations of our stations by providing valuable programming and promotions, as well as sharing best practices across our stations in marketing, distribution, sales and cost management.

Promote Broadcast Radio Media Spending. Given the attractive reach and metrics of both the broadcast radio industry in general and iHM in particular, as well as our depth and breadth of relationships with both media agencies and national and local advertisers, we believe we can drive broadcast radio’s share of total media spending by using our dedicated national sales team to highlight the value of broadcast radio relative to other media. We have made and continue to make significant investments in research to enable our clients to better understand how our assets can successfully reach their target audiences and promote their advertising campaigns; broadened our national sales teams and initiatives to better develop, create and promote their advertising campaigns; invested in technology to enhance our platform and capabilities; and continue to seek opportunities to deploy our iHeartRadio digital radio service across both existing and emerging devices and platforms. We are also working closely with advertisers, marketers and agencies to meet their needs through new products, events and services developed through optimization of our current portfolio of assets, as well as to develop tools to determine how effective broadcast radio is in reaching their desired audiences.

Promote Local and National Advertising. We intend to grow our iHM businesses by continuing to develop effective programming, creating new solutions for our advertisers and agencies, fostering key relationships with advertisers and improving our local and national sales team. We intend to leverage our diverse collection of assets, our programming and creative strengths, and our consumer relationships to create special events, such as one-of-a-kind local and national promotions for our listeners, and develop new, innovative technologies and products to promote our advertisers. We seek to maximize revenue by closely managing our advertising opportunities and pricing to compete effectively in local markets. We operate price and yield information systems, which provide detailed inventory information. These systems enable our station managers and sales directors to adjust commercial inventory and pricing based on local market demand, as well as to manage and monitor different commercial durations (60 second, 30 second, 15 second and five second) in order to provide more effective advertising for our customers at what we believe are optimal prices given market conditions.

Continue to Enhance the Listener Experience. We intend to continue enhancing the listener experience by offering a wide variety of compelling content and methods of delivery. We will continue to provide the content our listeners desire on their preferred platforms. Our investments have created a collection of leading on-air talent. For example, Premiere offers more than 90 syndicated radio programs and services for more than 5,500 radio station affiliates across the United States, including popular programs such as Rush Limbaugh, Sean Hannity, Glenn Beck, Ryan Seacrest, Steve Harvey, Elvis Duran, Bobby Bones and Delilah. Our distribution capabilities allow us to attract top talent and more effectively utilize programming, sharing our best and most compelling content across many stations.

Deliver Content via Multiple Distribution Technologies. We continue to expand the choices for our listeners. We deliver music, news, talk, sports, traffic and other content using an array of distribution technologies, including broadcast radio and HD radio channels, satellite radio, digitally via iHeartRadio.com and our stations’ websites, and through our iHeartRadio mobile application on smart phones and tablets, on gaming consoles, via in-home entertainment, in enhanced automotive platforms, as well as in-vehicle entertainment and navigation systems. Some examples of our recent initiatives are as follows:

—	Streaming. We provide streaming content via the Internet, mobile and other digital platforms. We rank among the top streaming networks in the U.S. with regards to Average Active Sessions (“AAS”), Session Starts (“SS”) and Average Time Spent Listening (“ATSL”). AAS and SS measure the level of activity while ATSL measures the ability to keep the audience engaged.

—	Websites and Mobile Applications. We have developed mobile and Internet applications such as the iHeartRadio smart phone application and website and websites for our stations and personalities. These mobile and Internet applications allow listeners to use their smart phones, tablets or other digital devices to interact directly with stations, find titles/artists, request songs and create custom and personalized stations while providing an additional method for advertisers to reach consumers. As of December 31, 2014, our iHeartRadio mobile application has been downloaded approximately 500 million times (including updates). iHeartRadio provides a unique digital music experience by offering access to more than 1,900 live broadcast and digital-only radio stations, plus user-created custom stations with broad social media integration and our on demand content from our premium talk partnerships and user generated talk shows. Through our digital platforms, we estimate that we had more than 81 million unique digital visitors for the month of December 2014.

Outdoor

We seek to capitalize on our Americas outdoor network and diversified product mix to maximize revenue. In addition, by sharing best practices among our business segments, we believe we can quickly and effectively replicate our successes in our other markets. Our outdoor strategy focuses on leveraging our diversified product mix and long-standing presence in many of our existing markets, which provides us with the ability to launch new products and test new initiatives in a reliable and cost-effective manner.

Promote Overall Outdoor Media Spending. Given the attractive industry fundamentals of outdoor media and our depth and breadth of relationships with both local and national advertisers, we believe we can drive outdoor advertising’s share of total media spending by using our dedicated national sales team to highlight the value of outdoor advertising relative to other media. Outdoor advertising only represented 4% of total dollars spent on advertising in the United States in 2014. We have made and continue to make significant investments in research tools that enable our clients to better understand how our displays can successfully reach their target audiences and promote their advertising campaigns. Also, we are working closely with clients, advertising agencies and other diversified media companies to develop more sophisticated systems that will provide improved audience metrics for outdoor advertising. For example, we have implemented the TAB Out of Home Ratings audience measurement system which: (1) separately reports audiences for billboards, posters, junior posters, transit shelters and phone kiosks, (2) reports for geographically sensitive reach and frequency, (3) provides granular detail, reporting individual out of home units in over 200 designated market areas, (4) provides detailed demographic data comparable to other media, and (5) provides true commercial ratings based on people who see the advertising.

Continue to Deploy Digital Displays. Digital outdoor advertising provides significant advantages over traditional outdoor media. Our electronic displays are linked through centralized computer systems to instantaneously and simultaneously change advertising copy on a large number of displays, allowing us to sell more advertising opportunities to advertisers. The ability to change copy by time of day and quickly change messaging based on advertisers’ needs creates additional flexibility for our customers. Although digital displays require more capital to construct compared to traditional bulletins, the advantages of digital allow us to penetrate new accounts and categories of advertisers, as well as serve a broader set of needs for existing advertisers. Digital displays allow for high-frequency, 24-hour advertising changes in high-traffic locations and allow us to offer our clients optimal flexibility, distribution, circulation and visibility. We expect this trend to continue as we increase our quantity of digital inventory. As of December 31, 2014, we have deployed more than 1,100 digital billboards in 37 markets in the United States.

Capitalize on Product and Geographic Opportunities. We are also focused on growing our business internationally by working closely with our advertising customers and agencies in meeting their needs, and through new product offerings, optimization of our current display portfolio and selective investments targeting promising growth markets. We have continued to innovate and introduce new products in international markets based on local demands. Our core business is our street furniture business and that is where we plan to focus much of our investment. We plan to continue to evaluate municipal contracts that may come up for bid and will make prudent investments where we believe we can receive attractive returns. We will also continue to invest in markets such as China and Latin America where we believe there is high growth potential.

Corporate Structure

The following chart summarizes our corporate structure and principal indebtedness as of March 31, 2015.

Bain Capital/ THL
Public
iHeartMedia's Directors and Executive Officers
67%
9%
24%
iHeartMedia, Inc. (DE)
100%
iHeartMedia Capital I, LLC (DE)
$6.4 billion senior secured credit facilities[1]
$2.0 billion aggregate principal amount of 9.0% priority guarantee notes due 2019[2]
$1.75 billion aggregate principal amount of 9.0% priority guarantee notes due 2021[2]
$575.0 million aggregate principal amount of 11.25% priority guarantee notes due 2021[2]
$1.0 billion aggregate principal amount of priority guarantee notes due 2022[2]
$950.0 million aggregate principal amount of priority guarantee notes due 2023[2]
$1,678.3 million aggregate principal amount of senior notes due 2021[3]
$730.0 million aggregate principal amount of senior notes due 2018[4]
$667.9 million aggregate principal amount of legacy notes[5]
$17.2 million of other long-term debt
$886.3 million payable to Clear Channel Outdoor Holdings, Inc.[6]
iHeartCommunications, Inc. (TX) (Issuer)
Clear Channel Holdings, Inc. (NV) (Guarantor)
Public NYSE: CCO
90%
10%
Clear Channel Outdoor Holdings, Inc. (DE)
$735.7 million aggregate principal amount of Series A senior notes due 2022[7]
$1,989.3 million aggregate principal amount of Series B senior notes due 2022[7]
$275.0 million aggregate principal amount of Series A senior subordinated notes due 2020[8]
$1,925.0 million aggregate principal amount of Series B senior subordinated notes due 2020[8]
$75.0 million senior secured revolving credit facility[9]
iHeartMedia Segment Operations
Americas Outdoor Advertising Segment Operations
International Outdoor Advertising Segment Operations

(1)	Our senior secured credit facilities and receivables based credit facility are guaranteed on a senior secured basis by iHeart Capital and by our material wholly-owned domestic restricted subsidiaries. Our foreign subsidiaries and Clear Channel Outdoor Holdings, Inc. (“CCOH”) and its subsidiaries have not guaranteed any of our obligations under the senior secured credit facilities or receivables based credit facility. As of March 31, 2015, our senior secured credit facilities consisted of a $5,000.0 million Term Loan D facility which matures in January 2019 and a $1,300.0 million Term Loan E facility which matures in July 2019. As of March 31, 2015, we had outstanding $120.0 million aggregate principal amount under our receivables based credit facility.
(2)	Our 9.0% priority guarantee notes due 2019, 9.0% priority guarantee notes due 2021, 11.25% priority guarantee notes due 2021, 9.0% priority guarantee notes due 2022 and 10.625% priority guarantee notes due 2023 (collectively, the “priority guarantee notes”) are, and the exchange notes will be, guaranteed on a senior basis by iHeart Capital and by our wholly-owned domestic restricted subsidiaries that guarantee our senior secured credit facilities. Our foreign subsidiaries and CCOH and its subsidiaries have not guaranteed any of our obligations under the priority guarantee notes. As of March 31, 2015, we had outstanding $1,999.8 million aggregate principal amount of 9.0% priority guarantee notes due 2019, $1,716.8 million aggregate principal amount of 9.0% priority guarantee notes due 2021, net of discounts of $33.2 million, $575.0 million aggregate principal amount of 11.25% priority guarantee notes due 2021, $1,002.4 million aggregate principal amount of 9.0% priority guarantee notes due 2022, net of premiums of $2.4 million, and $950.0 million aggregate principal amount of 10.625% priority guarantee notes due 2023.
(3)	Our senior notes due 2021 are guaranteed on a senior basis by iHeart Capital and by our wholly-owned domestic restricted subsidiaries that guarantee our senior secured credit facilities, except that those guarantees by our subsidiaries are subordinated to each such guarantor’s guarantee of the senior credit facilities and the priority guarantee notes. As of March 31, 2015, we had outstanding $1,663.1 million aggregate principal amount of the senior notes due 2021, net of unamortized discounts of $15.2 million. Amount in chart above does not include $427.6 million of senior notes due 2021 held by a subsidiary of ours as of March 31, 2015.
(4)	Our senior notes due 2018 are not guaranteed by iHeart Capital or any of our subsidiaries. Amount in chart above does not include $120.0 million of senior notes due 2018 held by a subsidiary of ours as of March 31, 2015.
(5)	As of March 31, 2015, we had $492.7 million aggregate principal amount of legacy notes outstanding (the “legacy notes”), net of discounts of $175.2 million. Our legacy notes bear interest at fixed rates ranging from 5.5% to 7.25%, have maturities through 2027 and contain provisions, including limitations on certain liens and sale and leaseback transactions, customary for investment grade debt securities. The legacy notes are not guaranteed by iHeart Capital or any of our subsidiaries. Amount in chart above does not include $57.1 million of legacy notes held by a subsidiary of ours as of March 31, 2015.
(6)	As part of the day-to-day cash management services we provide to CCOH, we maintain accounts that represent amounts payable to or due from CCOH, and the net amount is recorded as “Due from/to iHeartCommunications” on CCOH’s consolidated balance sheet. As of March 31, 2015, the amount “Due from iHeartCommunications” was $886.3 million, as reflected in an intercompany revolving promissory note payable by us to CCOH (the “Due from iHeartCommunications Note”).
(7)	Clear Channel Worldwide Holdings, Inc.’s (“CCWH”) Series A senior notes due 2022 and Series B senior notes due 2022 are guaranteed by CCOH, Clear Channel Outdoor, Inc. (“CCOI”) and certain subsidiaries of CCOH. As of March 31, 2015, CCWH had outstanding $729.7 million aggregate principal amount of Series A senior notes due 2022, net of discounts of $6.0 million, and $1,989.3 million of Series B senior notes due 2022.
(8)	CCWH Series A senior subordinated notes due 2020 and Series B senior subordinated notes due 2020 are guaranteed by CCOH, CCOI and certain subsidiaries of CCOH.
(9)	The CCOH revolving credit facility is a five-year senior secured revolving credit facility with an aggregate principal amount of $75.0 million. As of March 31, 2015, there were no amounts outstanding under the CCOH revolving credit facility, and $61.3 million of letters of credit issued under the revolving credit facility, which reduce availability under the facility.

Equity Sponsors

Bain Capital, LLC

Bain Capital is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity, credit products and absolute return with over $75 billion of assets under management. Bain Capital has a team of over 400 professionals dedicated to investing and to supporting its portfolio companies. Since its inception in 1984, Bain Capital has made private equity, growth, and venture capital investments in approximately 400 companies around the world. The firm has offices in Boston, New York, Chicago, Palo Alto, London, Munich, Tokyo, Shanghai, Melbourne, Hong Kong and Mumbai.

Thomas H. Lee Partners, L.P.

THL is a leading private equity firm based in Boston, Massachusetts. The firm focuses on identifying and obtaining substantial ownership positions in growth-oriented companies, headquartered primarily in North America, where it implements operational and strategic improvements to accelerate sustainable revenue and profit growth. As one of the oldest and most experienced private equity firms, THL has raised approximately $20 billion of equity capital and invested in more than 100 businesses with an aggregate purchase price of more than $150 billion. THL strives to build great companies of lasting value and to generate superior investment returns.

Corporate Information

iHeartCommunications is a Texas corporation that was incorporated in 1974. Our corporate headquarters are in San Antonio, Texas and we have executive offices in New York, New York. Our corporate headquarters are located at 200 East Basse Road, San Antonio, Texas 78209 (telephone: 210-822-2828). Our website is http://www.iheartmedia.com. The information on our website is not incorporated by reference or deemed to be part of this prospectus, and you should not rely on it in connection with your decision whether to participate in the exchange offer.

Exchange Offer

On February 26, 2015, we issued $950,000,000 aggregate principal amount of outstanding notes. In connection therewith, we entered into a registration rights agreement with the initial purchasers (the “Initial Purchasers”) and for the benefit of the holders of such notes, in which we agreed, among other things, to file the registration statement of which this prospectus is a part. The following is a summary of the exchange offer. For more information, please see “Exchange Offer.”

The Outstanding Notes	We issued $950,000,000 aggregate principal amount of outstanding notes on February 26, 2015 and the Initial Purchasers subsequently resold the outstanding notes (i) to qualified institutional buyers pursuant to Rule 144A under the Securities Act and (ii) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

Registration Rights Agreement	Simultaneously with the issuance of the outstanding notes, we entered into a registration rights agreement with the Initial Purchasers, pursuant to which we have agreed, among other things, to use commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the outstanding notes for an issue of SEC-registered notes with terms identical to the outstanding notes. The exchange offer for the outstanding notes is intended to satisfy your rights under the registration rights agreement. After the exchange offer for the outstanding notes is completed, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offer	We are offering to exchange the exchange notes, which have been registered under the Securities Act, for your outstanding notes, which were issued in the private offering. In order to be exchanged, outstanding notes must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes promptly after the expiration of the exchange offer.

Resales	Based on interpretations by the staff of the SEC set forth in no-action letters issued to unrelated parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

—     the exchange notes are being acquired in the ordinary course of your business;

—     you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

—     you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2015 unless we decide to extend it.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition, other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes from the exchange offer at any time prior to the expiration date.

U.S. Federal Income Tax Consequences	We believe that the exchange of outstanding notes should not be a taxable event for United States federal income tax purposes.

Use of Proceeds; Fees and Expenses	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.

Summary of the Terms of the Exchange Notes

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes.

Issuer	iHeartCommunications, Inc., a Texas corporation.

Notes Offered	$950,000,000 aggregate principal amount of priority guarantee notes due 2023.

Maturity	March 15, 2023

Interest	The exchange notes will bear interest at a rate of 10.625% per annum.

Ranking

The exchange notes:

—     will be our senior obligations;

—     will rank equally in right of payment with all of our existing and future indebtedness that is not by its terms expressly subordinated in right of payment to the exchange notes;

—     will rank senior in right of payment to all of our existing and future indebtedness that is by its terms expressly subordinated in right of payment to the exchange notes;

—     will be effectively subordinated in right of payment to all of our existing and future indebtedness that is secured by assets that are not part of the collateral securing the exchange notes, to the extent of such assets; and

—     will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of ours that is not a guarantor of the exchange notes.

As of March 31, 2015, we had approximately $20.5 billion of total indebtedness outstanding, net of unamortized discounts. As of March 31, 2015, our nonguarantor subsidiaries held approximately 51% of our consolidated assets and had $4.9 billion in outstanding indebtedness, excluding intercompany obligations. For the year ended December 31, 2014 and the three months ended March 31, 2015, our non-guarantor subsidiaries generated 47% and 46%, respectively, of our revenue and 26% and (3)%, respectively, of our operating income.

Guarantors	The exchange notes will be fully and unconditionally guaranteed on a senior basis by iHeart Capital and each of our existing and future wholly-owned domestic restricted subsidiaries. CCOH, which is not a wholly-owned subsidiary of ours, and its subsidiaries will not guarantee the exchange notes. The guarantee of the exchange notes by iHeart Capital will rank equally in right of payment to all existing and future indebtedness of iHeart Capital that is not expressly subordinated in right of payment to such guarantee. Each subsidiary guarantee:

—     will rank senior in right of payment to all existing and future indebtedness of the applicable subsidiary guarantor that is by its terms expressly subordinated in right of payment to such subsidiary guarantee;

—     will rank equally in right of payment with all existing and future indebtedness of the applicable subsidiary guarantor that is not by its terms expressly subordinated in right of payment to such subsidiary guarantee; and

—     will be effectively subordinated in right of payment to all existing and future indebtedness of the applicable subsidiary guarantor that is secured by assets that are not part of the collateral securing such subsidiary guarantee, to the extent of such assets.

Each guarantee will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of the applicable guarantor that is not also a guarantor of the exchange notes.

Security	Initially, our obligations under the exchange notes and the guarantors’ obligations under the guarantees will be secured, subject to prior liens permitted by the indenture governing the legacy notes, by (1) a lien on (a) the capital stock of iHeartCommunications and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing the legacy notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities and our priority guarantee notes (collectively, “certain collateral securing our senior secured credit facilities and our priority guarantee notes”) and (2) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations under such receivables based credit facility (the “receivables-based collateral” and, together with certain collateral securing our senior secured credit facilities and our priority guarantee notes, the “collateral”). The collateral will also include (x) 100% of the capital stock of our wholly-owned domestic restricted subsidiaries and intercompany loans between iHeartCommunications and its restricted subsidiaries or between any restricted subsidiaries and (y) our assets that constitute “principal property” under the indenture governing the legacy notes if (A) the aggregate amount of legacy notes outstanding is $500 million or less, (B) the indenture governing the legacy notes has been amended or otherwise modified to remove or limit the applicability of the negative pledge covenant set forth in the indenture governing the legacy notes, (C) any legacy notes are secured or become required to be secured by a lien on any collateral with respect to the springing lien or (D) our senior secured credit facilities and our priority guarantee notes are secured by a lien on the assets described in this sentence (other than certain liens securing our senior secured credit facilities permitted under the indenture governing the legacy notes in effect on the issue date). See “Description of the Exchange Notes—Security.” The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. See “Risk Factors—Risks Related to the Notes.”

Intercreditor Agreements	The notes are subject to (i) an intercreditor agreement that establishes the relative priority of the liens securing our senior secured credit facilities, our priority guarantee notes and the notes and (ii) an intercreditor agreement that establishes the relative rights of the lenders under our senior secured credit facilities, our receivables based credit facility, our priority guarantee notes and the notes in the collateral securing our receivables based credit facility. See “Description of the Exchange Notes—Intercreditor Agreements.”

Optional Redemption	The notes will be redeemable, in whole or in part, at any time on or after March 15, 2018, at the redemption prices specified under “Description of the Exchange Notes—Optional Redemption.” At any time prior to March 15, 2018, we may redeem up to 40% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at a price equal to 110.625% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to March 15, 2018, we may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount of the notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date.

Mandatory Repurchase Offers	If we or our restricted subsidiaries engage in asset sales or sales of collateral under certain circumstances and do not use the proceeds for certain specified purposes, we must use all or a portion of such proceeds to offer to repurchase the notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Additionally, upon the occurrence of a change of control, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, thereon. For more details, you should read “Description of the Exchange Notes—Repurchase of the Option of Holders—Change of Control.”

Certain Covenants

The indenture governing the notes contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

—     incur additional indebtedness or issue certain preferred stock;

—     pay dividends on, or make distributions in respect of, their capital stock

—     or repurchase their capital stock;

—     make certain investments or other restricted payments;

—     sell certain assets;

—     create liens or use assets as security in other transactions;

—     merge, consolidate or transfer or dispose of substantially all of their assets;

—     engage in transactions with affiliates; and

—     designate their subsidiaries as unrestricted subsidiaries.

The covenants are subject to a number of important limitations and exceptions. See “Description of the Exchange Notes.”

Risk Factors	In evaluating whether to participate in the exchange offer, you should carefully consider, along with the other information set forth in this prospectus, the specific factors set forth under “Risk Factors.”

Summary Historical Consolidated Financial Data

The following table sets forth summary historical consolidated financial data as of the dates and for the periods indicated. The summary historical consolidated financial data for the years ended December 31, 2014, 2013, and 2012, and as of December 31, 2014 and 2013, are derived from iHeart Capital’s audited consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated financial data as of December 31, 2012 is derived from iHeart Capital’s audited consolidated financial statements and related notes not included herein. The summary historical consolidated financial data as of March 31, 2015 and for the three months ended March 31, 2015 and 2014 are derived from iHeart Capital’s unaudited consolidated financial statements and related notes included elsewhere in this prospectus. The summary historical consolidated financial data as of March 31, 2014 are derived from iHeart Capital’s unaudited consolidated financial statements and related notes not included herein. Historical results are not necessarily indicative of the results to be expected for future periods.

The summary historical consolidated financial data should be read in conjunction with “Risk Factors,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus. The amounts in the tables may not add due to rounding.

(in millions)	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012
Results of Operations Data:
Revenue	$1,345	$1,343	$6,319	$6,243	$6,247
Operating Expenses:
Direct operating expenses	579	598	2,541	2,565	2,505
Selling, general and administrative expenses	416	415	1,680	1,639	1,660
Corporate expenses(1)	77	73	320	313	293
Depreciation and amortization	171	174	711	731	729
Impairment charges	—	—	24	17	38
Other operating (expense) income, net	(9)	—	40	23	48

Operating income	93	83	1,082	1,001	1,070
Interest expense	442	431	1,742	1,649	1,549
Gain (loss) on marketable securities	1	—	—	131	(5)
Equity in earnings (loss) of nonconsolidated affiliates	—	(13)	(9)	(78)	19
Loss on extinguishment of debt	(2)	(4)	(43)	(88)	(255)
Other income (expense), net	20	1	9	(22)	—

Loss before income taxes	(330)	(364)	(704)	(705)	(719)
Income tax benefit (expense)	(57)	(68)	(58)	122	308

Consolidated net loss	(387)	(432)	(762)	(584)	(411)
Amount attributable to noncontrolling interest	(2)	(8)	32	23	13

Net loss attributable to the Company	$(385)	$(424)	$(794)	$(607)	$(424)

Cash Flow Data:
Cash interest expense(2)	$495	$413	$1,541	$1,543	$1,381
Capital expenditures(3)	(56)	(67)	318	325	390
Net cash flows used by operating activities	(236)	(92)	245	213	485
Net cash flows provided by (used for) investing activities	(31)	153	(89)	(133)	(397)
Net cash flows provided by (used for) financing activities	(105)	(106)	(398)	(596)	(95)

Balance Sheet Data (at period end):
Current assets	$1,918	$2,350	$2,180	$2,513	$2,988
Property, plant and equipment, net	2,586	2,855	2,699	2,898	3,037
Total assets	13,582	14,597	14,040	15,097	16,293
Current liabilities	1,234	1,707	1,364	1,764	1,782
Long-term debt, net of current maturities	20,483	20,010	20,322	20,030	20,365
Member’s deficit	(10,154)	(9,128)	(9,665)	(8,697)	(7,995)

(1)	Includes non-cash compensation expense.

(2)	Cash interest expense, a non-GAAP financial measure, includes cash paid for interest expense and excludes amortization of deferred financing costs and original issue discount. The most directly comparable GAAP financial measure is interest expense, as presented in our Results of Operations data above.

(3)	Capital expenditures include additions to our property, plant and equipment and do not include any proceeds from disposal of assets, nor any expenditures for business combinations.

RISK FACTORS

You should carefully consider the following risk factors as well as the other information and data included in this prospectus before participating in the exchange offer. Any of the following risks related to our business could materially and adversely affect our business, cash flows, financial condition or results of operations. In such a case, you may lose all or part of your original investment in your notes.

Risk Factors Related to the Exchange Offer

Because there is no public market for the exchange notes, you may not be able to resell your exchange notes

The exchange notes will be registered under the Securities Act, but will constitute new issues of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their respective principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures

We will not accept your outstanding notes for exchange in the exchange offer if you do not follow the exchange offer procedures. We will issue exchange notes as part of the exchange offer only after a timely receipt of your outstanding notes and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes and other required documents by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we may not accept your outstanding notes for exchange. For more information, see “Exchange Offer.”

In addition, any holder of outstanding notes who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “Exchange Offer.”

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your outstanding notes

We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

Risks Related to Our Business

Our results have been in the past, and could be in the future, adversely affected by economic uncertainty or deteriorations in economic conditions

We derive revenues from the sale of advertising. Expenditures by advertisers tend to be cyclical, reflecting economic conditions and budgeting and buying patterns. Periods of a slowing economy or recession, or periods of economic uncertainty, may be accompanied by a decrease in advertising. For example, the global economic downturn that began in 2008 resulted in a decline in advertising and marketing by our customers, which resulted in a decline in advertising revenues across our businesses. This reduction in advertising revenues had an adverse effect on our revenue, profit margins, cash flow and liquidity. Global economic conditions have been slow to recover and remain uncertain. If economic conditions do not continue to improve, economic uncertainty increases or economic conditions deteriorate again, global economic conditions may once again adversely impact our revenue, profit margins, cash flow and liquidity. Furthermore, because a significant portion of our revenue is derived from local advertisers, our ability to generate revenues in specific markets is directly affected by local and regional conditions, and unfavorable regional economic conditions also may adversely impact our results. In addition, even in the absence of a downturn in general economic conditions, an individual business sector or market may experience a downturn, causing it to reduce its advertising expenditures, which also may adversely impact our results.

We performed impairment tests on our goodwill and other intangible assets during the fourth quarter of 2014, 2013 and 2012 and recorded non-cash impairment charges of $19.2 million, $17.0 million and $37.7 million, respectively. Although we believe we have made reasonable estimates and used appropriate assumptions to calculate the fair value of our licenses, billboard permits and reporting units, it is possible a material change could occur. If actual market conditions and operational performance for the respective reporting units underlying the intangible assets were to deteriorate, or if facts and circumstances change that would more likely than not reduce the estimated fair value of the indefinite-lived assets or goodwill for these reporting units below their adjusted carrying amounts, we may also be required to recognize additional impairment charges in future periods, which could have a material impact on our financial condition and results of operations.

To service our debt obligations and to fund capital expenditures, we will require a significant amount of cash to meet our needs, which depends on many factors beyond our control

Our ability to service our debt obligations and to fund capital expenditures will require a significant amount of cash. Our primary source of liquidity is cash on hand, cash flow from operations and borrowing capacity under our receivables based credit facility, subject to certain limitations contained in our material financing agreements. Based on our current and anticipated levels of operations and conditions in our markets, we believe that cash on hand, cash flow from operations, borrowing capacity under our receivables based credit facility and cash flow from other liquidity-generating transactions will enable us to meet our working capital, capital expenditure, debt service and other funding requirements for at least the next twelve months. However, our ability to fund our working capital, capital expenditures, debt service and other obligations, and to comply with the financial covenant under our financing agreements, depends on our future operating performance and cash from operations and other liquidity-generating transactions, which are in turn subject to prevailing economic conditions and other factors, many of which are beyond our control. If our future operating performance does not meet our expectation or our plans materially change in an adverse manner or prove to be materially inaccurate, we may need additional financing. In addition, the purchase price of possible acquisitions, capital expenditures for deployment of digital billboards and/or other strategic initiatives could require additional indebtedness or equity financing on our part. Adverse securities and credit market conditions could significantly affect the availability of equity or debt financing. In connection with our financing transactions completed during 2014, the average interest rate on our outstanding debt has increased. We anticipate paying cash interest of approximately $1.7 billion during 2015. Future financing transactions may further increase interest expense, which could in turn reduce our financial flexibility and our ability to fund other activities and make us more vulnerable to changes in operating performance or economic downturns generally. There can be no assurance that additional financing, if permitted under the terms of our financing agreements, will be available on terms acceptable to us or at all. The inability to generate sufficient cash or obtain additional financing could have a material adverse effect on our financial condition and on our ability to meet our obligations or pursue strategic initiatives.

Our financial performance may be adversely affected by many factors beyond our control

Certain factors that could adversely affect our financial performance by, among other things, decreasing overall revenues, the numbers of advertising customers, advertising fees or profit margins include:

•	unfavorable economic conditions, which may cause companies to reduce their expenditures on advertising;

•	an increased level of competition for advertising dollars, which may lead to lower advertising rates as we attempt to retain customers or which may cause us to lose customers to our competitors who offer lower rates that we are unable or unwilling to match;

•	unfavorable fluctuations in operating costs, which we may be unwilling or unable to pass through to our customers;

•	technological changes and innovations that we are unable to successfully adopt or are late in adopting that offer more attractive advertising or listening alternatives than what we offer, which may lead to a loss of advertising customers or to lower advertising rates;

•	the impact of potential new royalties charged for terrestrial radio broadcasting, which could materially increase our expenses;

•	other changes in governmental regulations and policies and actions of regulatory bodies, which could increase our taxes or other costs, reduce our outdoor advertising inventory, restrict the advertising media that we employ or restrict some or all of our customers that operate in regulated areas from using certain advertising media or from advertising at all;

•	unfavorable shifts in population and other demographics, which may cause us to lose advertising customers as people migrate to markets where we have a smaller presence or which may cause advertisers to be willing to pay less in advertising fees if the general population shifts into a less desirable age or geographical demographic from an advertising perspective; and

•	unfavorable changes in labor conditions, which may impair our ability to operate or require us to spend more to retain and attract key employees.

We face intense competition in our media and entertainment and our outdoor advertising businesses

We operate in a highly competitive industry, and we may not be able to maintain or increase our current audience ratings and advertising and sales revenues. Our iHeartMedia and our outdoor advertising businesses compete for audiences and advertising revenues with other iHeartMedia businesses and outdoor advertising businesses, as well as with other media, such as newspapers, magazines, television, direct mail, portable digital audio players, mobile devices, satellite radio, Internet-based services and live entertainment, within their respective markets. Audience ratings and market shares are subject to change, which could have the effect of reducing our revenues in that market. Our competitors may develop technology, services or advertising media that are equal or superior to those we provide or that achieve greater market acceptance and brand recognition than we achieve. It also is possible that new competitors may emerge and rapidly acquire significant market share in any of our business segments. An increased level of competition for advertising dollars may lead to lower advertising rates as we attempt to retain customers or may cause us to lose customers to our competitors who offer lower rates that we are unable or unwilling to match.

Alternative media platforms and technologies may continue to increase competition with our broadcasting operations

Our terrestrial radio broadcasting operations face increasing competition from alternative media platforms and technologies, such as broadband wireless, satellite radio, audio broadcasting by cable television systems and Internet-based audio music services, as well as consumer products, such as portable digital audio players and other mobile devices. These technologies and alternative media platforms, including those used by us, compete with our radio stations for audience share and advertising revenues. We are unable to predict the effect that such technologies and related services and products will have on our broadcasting operations. The capital expenditures necessary to implement these or other technologies could be substantial and we cannot assure you that we will continue to have the resources to acquire new technologies or to introduce new services to compete with other new technologies or services, or that our investments in new technologies or services will provide the desired returns. Other companies employing new technologies or services could more successfully implement such new technologies or services or otherwise increase competition with our businesses.

Our iHeartMedia business is dependent upon the performance of on-air talent and program hosts

We employ or independently contract with many on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective markets. Although we have entered into long-term agreements with some of our key on-air talent and program hosts to protect our interests in those relationships, we can give no assurance that all or any of these persons will remain with us or will retain their audiences. Competition for these individuals is intense and many of these individuals are under no legal obligation to remain with us. Our competitors may choose to extend offers to any of these individuals on terms which we may be unwilling to meet. Furthermore, the popularity and audience loyalty of our key on-air talent and program hosts is highly sensitive to rapidly changing public tastes. A loss of such popularity or audience loyalty is beyond our control and could have a material adverse effect on our ability to attract local and/or national advertisers and on our revenue and/or ratings, and could result in increased expenses.

Our business is dependent on our management team and other key individuals

Our business is dependent upon the performance of our management team and other key individuals. A number of key individuals have joined us or assumed increased responsibilities over the past several years, including Robert W. Pittman, who became our Chief Executive Officer on October 2, 2011, Scott Wells, who became the Chief Executive Officer of our Outdoors Americas segment on March 2, 2015, and Richard J. Bressler, who became our President and Chief Financial Officer on July 29, 2013. Effective January 2014, Mr. Pittman and Mr. Bressler assumed direct management responsibility for our iHeartMedia division in addition to their existing roles, and effective February 2015, Mr. Bressler also assumed the title of Chief Operating Officer of iHeartMedia, Inc. to better reflect his actual role and responsibilities. Although we have entered into agreements with some members of our management team and certain other key individuals, we can give no assurance that all or any of our management team and other key individuals will remain with us, or that we won’t continue to make changes to the composition of, and the roles and responsibilities of, our management team. Competition for these individuals is intense and many of our key employees are at-will employees who are under no legal obligation to remain with us, and may decide to leave for a variety of personal or other reasons beyond our control. We are currently contemplating modifying certain roles and responsibilities of specified members of our management team to more align with their recent operational focus. If members of our management or key individuals decide to leave us in the future, if we decide to make further changes to the composition of, or the roles and responsibilities of, these individuals, or if we are not successful in attracting, motivating and retaining other key employees, our business could be adversely affected.

Extensive current government regulation, and future regulation, may limit our radio broadcasting and other media and entertainment operations or adversely affect our business and financial results

Congress and several federal agencies, including the FCC, extensively regulate the domestic radio industry. For example, the FCC could impact our profitability by imposing large fines on us if, in response to pending complaints, it finds that we broadcast indecent programming or committed other violations of FCC regulations. We could face significant fines, for instance, as a result of pending FCC investigations into the allegedly inappropriate broadcast of emergency alert signals by several of our stations. Additionally, we cannot be sure that the FCC will approve renewal of the licenses we must have in order to operate our stations. Nor can we be assured that our licenses will be renewed without conditions and for a full term. The non-renewal, or conditioned renewal, of a substantial number of our FCC licenses, could have a materially adverse impact on our operations. Furthermore, possible changes in interference protections, spectrum allocations and other technical rules may negatively affect the operation of our stations. For example, in January 2011, a law that eliminates certain minimum distance separation requirements between full-power and low-power FM radio stations was enacted, which could lead to increased interference between our stations and low-power FM stations. In March 2011, the FCC adopted policies which, in certain circumstances, could make it more difficult for radio stations to relocate to increase their population coverage. In addition, Congress, the FCC and other regulatory agencies have considered, and may in the future consider and adopt, new laws, regulations and policies that could, directly or indirectly, have an adverse effect on our business operations and financial performance. For example, Congress may consider and adopt legislation that would impose an obligation upon all U.S. broadcasters to pay performing artists a royalty for the on-air broadcast of their sound recordings (this would be in addition to payments already made by broadcasters to owners of musical work rights, such as songwriters, composers and publishers). Moreover, it is possible that our license fees and negotiating costs associated with obtaining rights to use musical compositions and sound recordings in our programming content could sharply increase as a result of private negotiations, one or more regulatory rate-setting processes, or administrative and court decisions. We cannot predict whether such increases will occur. Such legislation and/or increased royalty rates and negotiating costs could have a material impact on our operations and financial results. Finally, various regulatory matters relating to our iHeartMedia business are now, or may become, the subject of court litigation, and we cannot predict the outcome of any such litigation or its impact on our business.

Regulations and consumer concerns regarding privacy and data protection, or any failure to comply with these regulations, could hinder our operations

We collect and utilize demographic and other information, including personally identifiable information, from and about our listeners, consumers, business partners and advertisers as they interact with us. For example: (1) our broadcast radio station websites and our iHeartRadio digital platform collect personal information as users register for our services, fill out their listener profiles, post comments, use our social networking features, participate in polls and contests and sign-up to receive email newsletters; (2) we use tracking technologies, such as “cookies,” to manage and track our listeners’ interactions with us so that we can deliver relevant music content and advertising; and (3) we collect credit card or debit card information from consumers, business partners and advertisers who use our services.

We are subject to numerous federal, state and foreign laws and regulations relating to consumer protection, information security, data protection and privacy, among other things. Many of these laws are still evolving, new laws may be enacted and any of these laws could be amended or interpreted in ways that could harm our business. In addition, changes in consumer expectations and demands regarding privacy and data protection could restrict our ability to collect, use, disclose and derive economic value from demographic and other information related to our listeners, consumers, business partners and advertisers. Such restrictions could limit our ability to provide customized music content to our listeners, interact directly with our listeners and consumers and offer targeted advertising opportunities to our business partners and advertisers. Although we have implemented policies and procedures designed to comply with these laws and regulations, any failure or perceived failure by us to comply with our policies or applicable regulatory requirements related to consumer protection, information security, data protection and privacy could result in a loss of confidence in us, damage to our brands, the loss of listeners, consumers, business partners and advertisers, as well as proceedings against us by governmental authorities or others, which could hinder our operations and adversely affect our business.

If our security measures are breached, we may face liability and public perception of our services could be diminished, which would negatively impact our ability to attract listeners, business partners and advertisers

Although we have implemented physical and electronic security measures to protect against the loss, misuse and alteration of our websites, digital assets and proprietary business information as well as listener, consumer, business partner and advertiser personally identifiable information, no security measures are perfect and impenetrable and we may be unable to anticipate or prevent unauthorized access. A security breach could occur due to the actions of outside parties, employee error, malfeasance or a combination of these or other actions. If an actual or perceived breach of our security occurs, we could lose competitively sensitive business information or suffer disruptions to our business operations, information processes or internal controls. In addition, the public perception of the effectiveness of our security measures or services could be harmed, we could lose listeners, consumers, business partners and advertisers. In the event of a security breach, we could suffer financial exposure in connection with remediation efforts, investigations and legal proceedings and changes in our security and system protection measures.

Government regulation of outdoor advertising may restrict our outdoor advertising operations

U.S. federal, state and local regulations have a significant impact on the outdoor advertising industry and our business. One of the seminal laws is the Highway Beautification Act (“HBA”), which regulates outdoor advertising on controlled roads in the United States. The HBA regulates the size and location of billboards, mandates a state compliance program, requires the development of state standards, promotes the expeditious removal of illegal signs and requires just compensation for takings. Construction, repair, maintenance, lighting, upgrading, height, size, spacing, the location and permitting of billboards and the use of new technologies for changing displays, such as digital displays, are regulated by federal, state and local governments. From time to time, states and municipalities have prohibited or significantly limited the construction of new outdoor advertising structures. Changes in laws and regulations affecting outdoor advertising, or changes in the interpretation of those laws and regulations, at any level of government, including the foreign jurisdictions in which we operate, could have a significant financial impact on us by requiring us to make significant expenditures or otherwise limiting or restricting some of our operations. Due to such regulations, it has become increasingly difficult to develop new outdoor advertising locations.

From time to time, certain state and local governments and third parties have attempted to force the removal of our displays under various state and local laws, including zoning ordinances, permit enforcement, condemnation and amortization. Similar risks also arise in certain of our international jurisdictions. Amortization is the attempted forced removal of legal non-conforming billboards (billboards which conformed with applicable laws and regulations when built, but which do not conform to current laws and regulations) or the commercial advertising placed on such billboards after a period of years. Pursuant to this concept, the governmental body asserts that just compensation is earned by continued operation of the billboard over time. Although amortization is prohibited along all controlled roads and generally prohibited along non-controlled roads, amortization has been upheld along non-controlled roads in limited instances where provided by state and local law. Other regulations limit our ability to rebuild, replace, repair, maintain and upgrade non-conforming displays. In addition, from time to time third parties or local governments assert that we own or operate displays that either are not properly permitted or otherwise are not in strict compliance with applicable law. If we are increasingly unable to resolve such allegations or obtain acceptable arrangements in circumstances in which our displays are subject to removal, modification or amortization, or if there occurs an increase in such regulations or their enforcement, our operating results could suffer.

A number of state and local governments have implemented or initiated taxes, fees and registration requirements in an effort to decrease or restrict the number of outdoor signs and/or to raise revenue. From time to time, legislation also has been introduced in international jurisdictions attempting to impose taxes on revenue from outdoor advertising or for the right to use outdoor advertising assets. In addition, a number of jurisdictions have implemented legislation or interpreted existing legislation to restrict or prohibit the installation of digital billboards, and we expect these efforts to continue. The increased imposition of these measures, and our inability to overcome any such measures, could reduce our operating income if those outcomes require removal or restrictions on the use of preexisting displays or limit growth of digital displays. In addition, if we are unable to pass on the cost of these items to our clients, our operating income could be adversely affected.

International regulation of the outdoor advertising industry can vary by municipality, region and country, but generally limits the size, placement, nature and density of out-of-home displays. Other regulations limit the subject matter and language of out-of-home displays. Our failure to comply with these or any future international regulations could have an adverse impact on the effectiveness of our displays or their attractiveness to clients as an advertising medium and may require us to make significant expenditures to ensure compliance. As a result, we may experience a significant impact on our operations, revenue, international client base and overall financial condition.

Additional restrictions on outdoor advertising of tobacco, alcohol and other products may further restrict the categories of clients that can advertise using our products

Out-of-court settlements between the major U.S. tobacco companies and all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and other U.S. territories include a ban on the outdoor advertising of tobacco products. Other products and services may be targeted in the U.S. in the future, including alcohol products. Most European Union countries, among other nations, also have banned outdoor advertisements for tobacco products and regulate alcohol advertising. Regulations vary across the countries in which we conduct business. Any significant reduction in alcohol-related advertising or advertising of other products due to content-related restrictions could cause a reduction in our direct revenues from such advertisements and an increase in the available space on the existing inventory of billboards in the outdoor advertising industry.

Environmental, health, safety and land use laws and regulations may limit or restrict some of our operations

As the owner or operator of various real properties and facilities, especially in our outdoor advertising operations, we must comply with various foreign, federal, state and local environmental, health, safety and land use laws and regulations. We and our properties are subject to such laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances and employee health and safety as well as zoning restrictions. Historically, we have not incurred significant expenditures to comply with these laws. However, additional laws which may be passed in the future, or a finding of a violation of or liability under existing laws, could require us to make significant expenditures and otherwise limit or restrict some of our operations.

Doing business in foreign countries exposes us to certain risks not found when doing business in the United States

Doing business in foreign countries carries with it certain risks that are not found when doing business in the United States. These risks could result in losses against which we are not insured. Examples of these risks include:

•	potential adverse changes in the diplomatic relations of foreign countries with the United States;

•	hostility from local populations;

•	the adverse effect of foreign exchange controls;

•	government policies against businesses owned by foreigners;

•	investment restrictions or requirements;

•	expropriations of property without adequate compensation;

•	the potential instability of foreign governments;

•	the risk of insurrections;

•	risks of renegotiation or modification of existing agreements with governmental authorities;

•	difficulties collecting receivables and otherwise enforcing contracts with governmental agencies and others in some foreign legal systems;

•	withholding and other taxes on remittances and other payments by subsidiaries;

•	changes in tax structure and level; and

•	changes in laws or regulations or the interpretation or application of laws or regulations.

In addition, because we own assets in foreign countries and derive revenues from our International operations, we may incur currency translation losses due to changes in the values of foreign currencies and in the value of the U.S. dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

Our International operations involve contracts with, and regulation by, foreign governments. We operate in many parts of the world that experience corruption to some degree. Although we have policies and procedures in place that are designed to promote legal and regulatory compliance (including with respect to the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act), our employees, subcontractors and agents could take actions that violate applicable anticorruption laws or regulations. Violations of these laws, or allegations of such violations, could have a material adverse effect on our business, financial position and results of operations.

The success of our street furniture and transit products businesses is dependent on our obtaining key municipal concessions, which we may not be able to obtain on favorable terms

Our street furniture and transit products businesses require us to obtain and renew contracts with municipalities and other governmental entities. Many of these contracts, which require us to participate in competitive bidding processes at each renewal, typically have terms ranging from three to 20 years and have revenue share and/or fixed payment components. Our inability to successfully negotiate, renew or complete these contracts due to governmental demands and delay and the highly competitive bidding processes for these contracts could affect our ability to offer these products to our clients, or to offer them to our clients at rates that are competitive to other forms of advertising, without adversely affecting our financial results.

Future acquisitions and other strategic transactions could pose risks

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to pursue additional acquisitions and may decide to dispose of certain businesses. These acquisitions or dispositions could be material. Our acquisition strategy involves numerous risks, including:

•	our acquisitions may prove unprofitable and fail to generate anticipated cash flows;

•	to successfully manage our large portfolio of iHeartMedia, outdoor advertising and other businesses, we may need to:

•	recruit additional senior management as we cannot be assured that senior management of acquired businesses will continue to work for us and we cannot be certain that our recruiting efforts will succeed, and

•	expand corporate infrastructure to facilitate the integration of our operations with those of acquired businesses, because failure to do so may cause us to lose the benefits of any expansion that we decide to undertake by leading to disruptions in our ongoing businesses or by distracting our management;

•	we may enter into markets and geographic areas where we have limited or no experience;

•	we may encounter difficulties in the integration of operations and systems; and

•	our management’s attention may be diverted from other business concerns.

Additional acquisitions by us of media and entertainment businesses and outdoor advertising businesses may require antitrust review by U.S. federal antitrust agencies and may require review by foreign antitrust agencies under the antitrust laws of foreign jurisdictions. We can give no assurances that the DOJ, the FTC or foreign antitrust agencies will not seek to bar us from acquiring additional media and entertainment businesses or outdoor advertising businesses in any market where we already have a significant position. Further, radio acquisitions by us are subject to FCC approval. Such acquisitions must comply with the Communications Act and FCC regulatory requirements and policies, including with respect to the number of broadcast facilities in which a person or entity may have an ownership or attributable interest in a given local market and the level of interest that may be held by a foreign individual or entity. The FCC’s media ownership rules remain subject to ongoing agency and court proceedings. Future changes could restrict our ability to acquire new radio assets or businesses.

Significant equity investors control us and may have conflicts of interest with us in the future

Private equity funds sponsored by or co-investors with Bain Capital and THL indirectly own a majority of our outstanding equity interests and will exercise control over matters requiring approval of our member and board of managers. The managers appointed by Bain Capital and THL will have significant authority to make decisions affecting us, including change of control transactions and the incurrence of additional indebtedness.

In addition, affiliates of Bain Capital and THL are lenders under our Term Loan credit facilities and holders of our priority guarantee notes due 2019. It is possible that their interests in some circumstances may conflict with our interests.

Additionally, Bain Capital and THL are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the entities advised by or affiliated with Bain Capital and/or THL may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as entities advised by or affiliated with Bain Capital and THL directly or indirectly own a significant amount of the voting power of our outstanding equity interests, even if such amount is less than 50%, Bain Capital and THL will continue to be able to strongly influence or effectively control our decisions.

Risks Related to the Notes

The substantial amount of our indebtedness as well as that of our subsidiaries, may adversely affect our cash flows and our ability to operate our business and make us more vulnerable to changes in the economy or our industry

We have a substantial amount of indebtedness. At March 31, 2015, we had $20.5 billion of total indebtedness outstanding, net of unamortized discounts, including: (1) $5.0 billion aggregate principal amount outstanding under our Term Loan credit facilities, which mature in January 2019, and $1.3 billion aggregate principal amount outstanding under our Term Loan credit facilities, which mature in July 2019; (2) $120.0 million aggregate principal amount outstanding under our Receivables Based Credit facility, which matures in December 2017; (3) $2.0 billion aggregate principal amount outstanding of our 9.0% priority guarantee notes due 2019, which mature in December 2019; (4) $1.7 billion aggregate principal amount outstanding of our 9.0% priority guarantee notes due 2021, net of $33.2 million of unamortized discounts, which mature in March 2021; (5) $575.0 million aggregate principal amount of our outstanding 11.25% priority guarantee notes due 2021, which mature in March 2021; (6) $1.0 billion aggregate principal amount outstanding of our 9.0% priority guarantee notes due 2022, net of $2.4 million of unamortized premiums, which mature in September 2022; (7) $950.0 million aggregate principal amount outstanding of our 10.625% priority guarantee notes due 2023, which mature in March 2023; (8) $16.7 million aggregate principal amount of other secured debt; (9) $1.7 billion aggregate principal amount outstanding of our 14.0% senior notes due 2021, net of $15.2 million of unamortized discounts, (net of $427.6 million held by a subsidiary of ours), which mature in February 2021; (10) $492.7 million aggregate principal amount outstanding of our legacy notes, net of unamortized purchase accounting discounts of $175.2 million (net of $57.1 million held by a subsidiary of ours), which mature at various dates from 2016 through 2027; (11) $730.0 million aggregate principal amount outstanding of our 10.0% senior notes due 2018 (net of $120.0 million held by a subsidiary of ours), which mature in January 2018; (12) $2.7 billion aggregate principal amount outstanding of subsidiary senior notes, net of unamortized discounts of $6.0 million, which mature in November 2022; (13) $2.2 billion aggregate principal amount outstanding of subsidiary senior subordinated notes, which mature in March 2020; and (14) other obligations of less than $1.0 million. This large amount of indebtedness could have negative consequences for us, including, without limitation:

•	requiring us to dedicate a substantial portion of our cash flow to the payment of principal and interest on indebtedness, thereby reducing cash available for other purposes, including to fund operations and capital expenditures, invest in new technology and pursue other business opportunities;

•	limiting our liquidity and operational flexibility and limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	limiting our ability to adjust to changing economic, business and competitive conditions;

•	requiring us to defer planned capital expenditures, reduce discretionary spending, sell assets, restructure existing indebtedness or defer acquisitions or other strategic opportunities;

•	limiting our ability to refinance any of the indebtedness or increasing the cost of any such financing;

•	making us more vulnerable to an increase in interest rates, a downturn in our operating performance, a decline in general economic or industry conditions or a disruption in the credit markets; and

•	making us more susceptible to negative changes in credit ratings, which could impact our ability to obtain financing in the future and increase the cost of such financing.

If compliance with the debt obligations materially hinders our ability to operate our business and adapt to changing industry conditions, we may lose market share, our revenue may decline and our operating results may suffer. The terms of our credit facilities and the other indebtedness allow us, under certain conditions, to incur further indebtedness, including secured indebtedness, which heightens the foregoing risks.

We and our subsidiaries may not be able to generate sufficient cash to service all of their indebtedness, may not be able to refinance all of their indebtedness before it becomes due and may be forced to take other actions to satisfy their obligations under their indebtedness, which may not be successful

Our and our subsidiaries’ ability to make scheduled payments on their respective debt obligations depends on their financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond their or our control. In addition, because we derive a substantial portion of our operating income from our subsidiaries, our ability to repay our debt depends upon the performance of our subsidiaries, their ability to dividend or distribute funds to us and our receipt of funds under our cash management arrangement with our subsidiary, CCOH.

We and our subsidiaries may not generate cash flow from operations in an amount sufficient to fund our liquidity needs. We anticipate cash interest requirements of approximately $1.7 billion during 2015. At March 31, 2015, we had debt maturities totaling $195.5 million (net of $57.1 million due to a subsidiary), $126.8 million and $909.3 million in 2016, 2017, and 2018, respectively. We are currently exploring, and expect to continue to explore, a variety of transactions to provide us with additional liquidity. We cannot assure you that we will enter into or consummate any such liquidity-generating transactions, or that such transactions will provide sufficient cash to satisfy our liquidity needs, and we cannot currently predict the impact that any such transaction, if consummated, would have on us.

If our and our subsidiaries’ cash flows from operations, refinancing sources and other liquidity-generating transactions are insufficient to fund their respective debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, or seek additional capital. We may not be able to take any of these actions, and these actions may not be successful or permit us or our subsidiaries to meet the scheduled debt service obligations. Furthermore, these actions may not be permitted under the terms of existing or future debt agreements.

The ability to refinance the debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of the debt could be at higher interest rates and increase debt service obligations and may require us and our subsidiaries to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. These alternative measures may not be successful and may not permit us or our subsidiaries to meet scheduled debt service obligations. If we or our subsidiaries cannot make scheduled payments on indebtedness, we or our subsidiaries, as applicable, will be in default under one or more of the debt agreements and, as a result we could be forced into bankruptcy or liquidation.

Our substantial debt service obligations have increased as a result of our financing transactions and may continue to do so, which could adversely affect our liquidity and prevent us from fulfilling our obligations

In 2014 and during the three months ended March 31, 2015, our debt service obligations increased. Future financing transactions may further increase our interest expense. The increase in our debt service obligations could adversely affect our liquidity and could have important consequences, including the following:

•	it may make it more difficult for us to satisfy our obligations under our indebtedness and our contractual and commercial commitments; and

•	it may otherwise further limit us in the ways summarized above under “The substantial amount of our indebtedness as well as that of our subsidiaries, may adversely affect our cash flows and our ability to operate our business and make us more vulnerable to changes in the economy or our industry,” including by reducing our cash available for operations, debt service obligations, future business opportunities, acquisitions and capital expenditures.

Our ability to make payments with respect to our debt obligations will depend on our future operating performance and our ability to continue to refinance its indebtedness, which will be affected by prevailing economic and credit market conditions and financial, business and other factors, many of which are beyond our control.

Because we derive a substantial portion of operating income from our subsidiaries, our ability to repay our debt depends upon the performance of our subsidiaries and their ability to dividend or distribute funds to us

We derive a substantial portion of operating income from our subsidiaries. As a result, our cash flow and the ability to service our indebtedness, including our ability to pay the interest and principal amount of the notes when due, depend on the performance of our subsidiaries and the ability of those entities to distribute funds to us. We cannot assure you that our subsidiaries will be able to, or be permitted to, pay to us the amounts necessary to service the notes. Because only some of our subsidiaries guarantee the notes, the ability of our non-guarantor subsidiaries to distribute funds to us is the only mechanism for the noteholders to benefit from the performance of these subsidiaries. None of the subsidiaries in our Americas Outdoor Advertising or International Outdoor Advertising business segments will guarantee the notes.

Accordingly, repayment of our indebtedness, including the notes, depends on the generation of cash flow by our subsidiaries and (if they are not guarantors of the notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise. For the years ended December 31, 2013 and 2014 and the three months end March 31, 2014 and 2015 approximately 47%, 47%, 47% and 46%, respectively, of our consolidated net revenue was generated by our Americas Outdoor Advertising and our International Outdoor Advertising business segments, which are part of CCOH, which will not be a guarantor of the notes. CCOH is subject to limitations on its ability to pay dividends or otherwise make distributions to us. Those limitations are set forth in the indentures governing certain series of the outstanding notes of CCWH, and we would not anticipate that CCOH could meet the requirements necessary to pay a dividend or otherwise distribute money to us, subject to only certain specified exceptions. In addition, the Adjusted EBITDA of CCOH is included in the calculation of our Adjusted EBITDA for purposes of calculating our consolidated leverage ratio under the notes. The financial performance of CCOH may be taken into account to enable us to incur additional debt, pay dividends or make other restricted payments that we could not otherwise incur, pay or make without such results, even though CCOH’s ability to pay us dividends or make distributions to us is subject to limitations. Accordingly, investors should not place undue reliance on our outdoor advertising business as a means for repayment of the notes. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our non-guarantor subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

In addition, any payment of interest, dividends, distributions, loans or advances by our subsidiaries to us could be subject to restrictions on dividends or repatriation of distributions under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate or under arrangements with local partners.

If we default on our obligations to pay our other indebtedness, holders of such indebtedness may declare all the funds borrowed thereunder immediately due and payable, which may cause us to be unable to make payments on the notes

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities that is not waived by the required lenders thereunder, and the remedies sought by the holders of such indebtedness, could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior secured credit facilities), we could be in default under the terms of the agreements governing such indebtedness. In the event of any such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our receivables based credit facility could elect to terminate their commitments, cease making further loans, require us to cash collateralize amounts outstanding under the existing letter of credit obligations and the lenders under our senior secured credit facilities and receivables based credit facility could institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our senior secured credit facilities and our receivables based credit facility to avoid being in default. If we breach our covenants under our senior secured credit facilities or our receivables based credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facilities or our receivables based credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Certain Other Indebtedness” and “Description of the Exchange Notes.”

The notes are structurally subordinated to all of the debt and liabilities of our non-guarantor subsidiaries

Some of our wholly owned subsidiaries do not guarantee the notes and none of our non-wholly owned subsidiaries, including CCOH and its subsidiaries, guarantee the notes. As of March 31, 2015, our non-guarantor subsidiaries held approximately 51% of our consolidated assets and had $4.9 billion in outstanding indebtedness, excluding intercompany obligations. For the year ended December 31, 2014 and the three months ended March 31, 2015, our non-guarantor subsidiaries generated 47% and 46%, respectively, of our revenue and 26% and (3)%, respectively, of our operating income. As of December 31, 2014 and March 31, 2015, CCOH and its subsidiaries, which do not guarantee the notes, had $6.4 billion and $6.2 billion, respectively, of total assets and $6.5 billion and $6.4 billion, respectively, in total liabilities. Generally, claims of creditors (both secured and unsecured) of a non-guarantor subsidiary, including trade creditors and claims of preference shareholders (if any) of the non-guarantor subsidiary (or the equivalent of any of the foregoing under local law), will have priority with respect to the assets and cash flow of the non-guarantor subsidiary over the claims of creditors of its parent entity. Accordingly, those claims, including those related to CCWH’s senior notes and senior subordinated notes, will have priority with respect to the assets and cash flow of CCOH and its subsidiaries. As of March 31, 2015, there was $2.7 billion aggregate principal amount of CCWH senior notes outstanding and $2.2 billion of CCWH senior subordinated notes outstanding. In the event of a bankruptcy, liquidation or reorganization or other bankruptcy or insolvency proceeding of any of these non-guarantor subsidiaries (or the equivalent of any of the foregoing under local law), holders of the notes will participate with all other holders of our indebtedness in the assets remaining and dividended or otherwise paid to iHeartCommunications after the non-guarantor subsidiaries involved in such proceedings have paid all of their debts and liabilities. In any of these cases, the relevant subsidiaries may not have sufficient funds to make payments to us, and holders of the notes may receive less, ratably, than the holders of debt of such non-guarantor subsidiaries, including CCOH and its subsidiaries.

The notes are effectively subordinated in right of payment to all of our existing and future indebtedness that is secured by assets that are not part of the collateral securing the notes, to the extent of the value of such assets

Holders of our secured indebtedness that is secured by assets that are not part of the collateral securing the notes, including our receivables based credit facility, will have claims that are prior to the claims of the holders of the notes to the extent of the value of the collateral securing such other indebtedness. In the event of any distribution or payment of our assets in any foreclosure, liquidation or reorganization or other bankruptcy or insolvency proceeding, holders of secured indebtedness will have a prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our secured indebtedness that is secured by assets that are part of the collateral securing the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of other secured indebtedness.

The documents governing our indebtedness contain restrictions that limit our flexibility in operating our business

Our material financing agreements, including its credit agreements and indentures, contain various covenants restricting, among other things, our ability to:

•	make acquisitions or investments;

•	make loans or otherwise extend credit to others;

•	incur indebtedness or issue shares or guarantees;

•	create liens;

•	enter into transactions with affiliates;

•	sell, lease, transfer or dispose of assets;

•	merge or consolidate with other companies; and

•	make a substantial change to the general nature of our business.

In addition, under our senior secured credit facilities, we are required to comply with certain affirmative covenants and certain specified financial covenants and ratios. For instance, our senior secured credit facilities require us to comply on a quarterly basis with a financial covenant limiting the ratio of our consolidated secured debt, net of cash and cash equivalents, to our consolidated EBITDA (as defined under the terms of the senior secured credit facilities) for the preceding four quarters. The maximum ratio under this financial covenant was 8.75 to 1 for each of the four quarters ended March 31, 2015 and December 31, 2014.

The restrictions contained in our credit agreements and indentures could affect our ability to operate our business and may limit our ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, such restrictions could adversely affect our ability to finance our operations, make strategic acquisitions, investments or alliances, restructure our organization or finance our capital needs. Additionally, the ability to comply with these covenants and restrictions may be affected by events beyond our control. These include prevailing economic, financial and industry conditions. If any of these covenants or restrictions is breached, we could be in default under the agreements governing our indebtedness and, as a result, we would be forced into bankruptcy or liquidation.

U.S. federal and state fraudulent transfer laws permit a court to void the notes and the guarantees and security interests, and, if that occurs, you may not receive any payments on the notes or may be required to return payments made on the notes

The issuance of the notes, the guarantees and the security interests may be subject to review under U.S. federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, under such laws the payment of consideration in certain transactions could be considered a fraudulent conveyance if (1) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing notes, a guarantee or a security interest and, in the case of (2) only, one of the following is also true:

•	we or any of our guarantors were or was insolvent or rendered insolvent by reason of issuing notes or the guarantees;

•	payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on our or its business; or

•	we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes, the guarantees or the related security agreements, further subordinate the notes or the payment obligations under such guarantee or security agreement to existing and future indebtedness of ours or such guarantor or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt. The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the laws of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any guarantors’ other debt.

If the guarantees were legally challenged, any guarantee could be subject to the finding of a court that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees and related security agreements, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

The amount of our obligations under our senior secured credit facilities, our priority guarantee notes and the notes substantially exceeds the value of the collateral securing the notes

The collateral securing the notes initially consists of (1) a lien on (i) 100% of the capital stock of iHeartCommunications and (ii) certain property and related assets that do not constitute “principal property” as defined in the indenture governing our legacy notes, in each case, that is equal in priority to the liens on such collateral securing the obligations under our senior secured credit facilities and our priority guarantee notes and (2) a lien on the accounts receivable and related assets pledged to secure our receivables based credit facility (the “receivables-based collateral”) that is junior in priority to the liens of the secured lenders under such receivables based credit facility and equal in priority to the liens of the lenders under our senior secured credit facilities and the holders of our priority guarantee notes on such collateral. Liens for the benefit of the notes are also, in the case of (1) and (2), subject to other liens permitted by the indenture that will govern the notes. On the issue date of the outstanding notes, we did not pledge any of the capital stock of our subsidiaries as collateral securing the notes and we do not expect to pledge such capital stock, and the property and related assets that constitute principal property under the indenture governing the legacy notes will not secure the notes, unless certain conditions are satisfied. See “Description of the Exchange Notes—Security” and “Description of the Exchange Notes—Security—Limitations on Capital Stock Collateral”. The property and related assets that constitute principal property under the indenture governing the legacy notes consist of our assets related to the operation of our radio broadcasting, television broadcasting, outdoor advertising and live entertainment properties, other than those determined by our board of directors to be, in the aggregate, immaterial to us and our subsidiaries as an entirety. Substantially all of our properties constitute principal properties and the value of such assets is significantly more than our assets that constitute the collateral securing the notes.

All of the assets securing the notes also secure, on an equal priority basis, our obligations under our senior secured credit facilities and our priority guarantee notes. Therefore, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, the proceeds from the sale of any collateral securing the notes will be used to pay, on a pari passu basis, our senior secured credit facilities, our priority guarantee notes and the notes and any other indebtedness with a lien on such collateral that is equal in priority to that of the notes. In addition, the proceeds of the receivables-based collateral (if any remain after satisfying claims of lenders under our receivables based credit facility) will be used to pay, on a pari passu basis, our senior secured credit facilities, our priority guarantee notes, the notes and any other indebtedness with an equal priority lien on the receivables-based collateral. After the proceeds of the collateral securing the notes have been used to satisfy our senior secured credit facilities, the priority guarantee notes, the notes and any other indebtedness with an equal priority lien on the collateral securing the notes, and the proceeds of the receivables-based collateral (if any remain after satisfying claims of lenders under our receivables based credit facility) have been used to satisfy our senior secured credit facilities, our priority guarantee notes, the notes and any other indebtedness with an equal priority lien on the receivables-based collateral, any obligations in respect of the notes that remain outstanding will be general unsecured claims that will be equal in right of payment with both (1) our and the guarantors’ indebtedness secured by an equal or junior priority lien and (2) our and the guarantors’ unsecured unsubordinated indebtedness, including our legacy notes (the “unsecured senior debt”).

As of March 31, 2015, we had $13.6 billion of total assets, of which $4.2 billion was attributable to goodwill and $2.6 billion was attributable to property, plant and equipment—net, only a small portion of which will constitute the collateral. Of the $13.6 billion of total assets, $6.2 billion (including a portion of the above amounts attributable to goodwill and property, plant and equipment—net) was attributable to CCOH, our 90% owned subsidiary that will not guarantee the notes and whose assets will not secure the notes. We also had $1.2 billion of accounts receivable, net, a significant portion of which constitutes receivables-based collateral or is otherwise not part of the collateral securing the notes. As a result, the book value of the collateral securing the notes is significantly less than the aggregate principal amount of the notes and our other secured obligations. As of March 31, 2015, we had $12,694.8 million of indebtedness secured by the collateral securing the notes.

No appraisal of the value of the collateral securing the notes has been made in connection with this offering, and the fair market value of the collateral is subject to fluctuations and downward movement, based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, a substantial majority of the collateral is illiquid, is subject to regulatory limits on transfer and may have no readily ascertainable market value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions in multiple jurisdictions, changing legal regimes, our failure to implement our business strategy, competition and other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of the collateral may not be sufficient to pay our obligations under the notes in full.

In addition, upon the occurrence of certain future events, the notes may receive the benefit of a pledge of the stock and other securities of certain of our subsidiaries held by us or the guarantors. See “Description of the Exchange Notes—Security—General Credit Facility Collateral.” However, any such future pledge will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required in connection with the filing of a registration statement related to the notes. See “—Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future, and any future pledge of the securities of any subsidiary securing the notes will automatically be released to the extent and for so long as that pledge would require the filing of separate financial statements with the SEC for that subsidiary.” In addition, any such future pledge or any other future pledge of collateral, including pursuant to security documents delivered after the date of the indenture governing the notes and including in connection with the springing lien, would be avoidable as a preference by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy within 90 days (or, in certain circumstances, a longer period) after such grant if we were insolvent at the time of the grant or if certain other events or circumstances exist or occur. Such events or circumstances may include, among others, if the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days (or, in certain circumstances, a longer period) following the pledge.

In addition to borrowings under our senior secured credit facilities and our priority guarantee notes, the indenture governing the notes allows and the indenture governing our priority guarantee notes allows a significant amount of other indebtedness and other obligations to be secured by a senior priority lien on the collateral for the notes or secured by a lien on such collateral on an equal and ratable basis with the notes, provided that, in each case, such indebtedness or other obligation could be incurred under the debt incurrence covenants contained in the indenture governing the notes and the indenture governing our priority guarantee notes. Any additional obligations secured by a senior or equal priority lien on the collateral for the notes will adversely affect the relative position of the holders of the notes with respect to such collateral.

The lenders under our senior secured credit facilities and holders of our priority guarantee notes due 2019 may benefit from a more expansive security package than the notes

The lenders under our senior secured credit facilities may benefit from a more expansive security package than the notes. Lenders under our senior secured credit facilities have been granted a security interest in certain assets that constitute principal properties under the indenture governing our legacy notes, including certain radio broadcasting, television broadcasting, outdoor advertising and live entertainment properties. Until the springing lien trigger date, which may not occur until December 2016 (or, under certain circumstances, as many as 60 days thereafter), if at all, the notes will not benefit from a security interest in any of our principal properties, which are substantially all of our properties. See “Description of the Exchange Notes—Security—General Credit Facility Collateral.” Furthermore, the agent under our senior secured credit facilities and the trustee under the priority guarantee notes due 2019 have agreed to share recoveries in a manner whereby the holders of the priority guarantee notes due 2019, in any insolvency proceeding, would receive substantially-equivalent recoveries to those that they would receive if such principal properties were part of the collateral securing the priority guarantee notes due 2019, and the lenders would receive the economic benefit of any recoveries related to the principal properties that would otherwise be received by the holders of the priority guarantee notes due 2019 if their claims were not reduced by the sharing of collateral. Accordingly, the notes offered hereby are effectively junior in right of payment to the senior secured credit facilities and our priority guarantee notes due 2019 to the extent of the value of such principal property collateral, if any. In addition, there will not be any requirement that the obligations under the senior secured credit facilities and our priority guarantee notes due 2019 first be satisfied using proceeds from the assets that do not secure the notes, which means the noteholders may recover less on a ratable basis than lenders under the senior secured credit facilities and the holders of our priority guarantee notes due 2019.

In addition, although the assets of iHeartCommunications that are not deemed to be principal property as of the issue date of the notes were not subject to the limitations described in the foregoing paragraph, any of those assets may be designated as principal property by our board of directors at any time in the future, upon which designation the value of the security interest of holders of the notes in such assets would be subject to the limitations described in the foregoing paragraph.

Additionally, the lenders under our senior secured credit facilities have certain rights with respect to amendments, waiver or modifications to our cash management arrangements with CCOH that the holders of the notes do not have.

The notes will mature after a substantial portion of our existing indebtedness

The notes will mature on March 15, 2023. A substantial portion of our existing indebtedness will mature prior to the maturity of the notes. See “Description of Certain Other Indebtedness.” Therefore, we will be required to repay many of our other creditors, including holders of unsecured and unguaranteed indebtedness, before we are required to repay a portion of the interest due on, and the principal of, the notes. As a result, we may not have sufficient cash to repay all amounts owing on the notes at maturity. There can be no assurance that we will have the ability to borrow or otherwise raise the amounts necessary to repay such amounts.

Because each guarantor’s liability under its guarantee or security may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors

Noteholders have the benefit of the guarantees of certain of our subsidiaries. However, the guarantees are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Furthermore, under the circumstances discussed more fully above, a court under applicable fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee and security if it is released under certain circumstances described under “Description of the Exchange Notes—Security—Releases of Collateral.”

As a result, a guarantor’s liability under its guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and upon applicable laws. In particular, in certain jurisdictions, a guarantee issued by a company that is not in the company’s corporate interests, the burden of which exceeds the benefit to the company or which is entered into within a certain period prior to insolvency or bankruptcy, may not be valid and enforceable. It is possible that a guarantor, a creditor of a guarantor or the insolvency administrator in the case of an insolvency of a guarantor may contest the validity and enforceability of the guarantee and that the applicable court may determine the guarantee should be limited or voided. In the event that any guarantees are deemed invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the guarantee obligation apply, the notes would be effectively subordinated to all liabilities of the applicable guarantor, including trade payables of such guarantor.

The value of the collateral may not be sufficient to secure post-petition interest and in the event of a bankruptcy of iHeartCommunications or any of the guarantors, the holders of the notes will be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the collateral securing the notes

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against the guarantors located in the United States, holders of the notes will only be entitled to post-petition interest under the U.S. bankruptcy code to the extent that the value of their security interest in the collateral securing the notes is greater than their pre-bankruptcy claim. In such event, holders of the notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the collateral. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the holders of the notes’ interest in the collateral equals or exceeds the principal amount of the notes. As a result, holders of the notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the bankruptcy code. In addition, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then current principal amount of the notes. Upon a finding by a bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the holders of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive other “adequate protection” under U.S. federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the holders of the notes’ interest in the collateral equals or exceeds the principal amount of the notes. See “—The amount of our obligations under our senior secured credit facilities, our priority guarantee notes and the notes substantially exceeds the value of the collateral securing the notes.”

There are circumstances other than repayment or discharge of the notes under which the collateral and related guarantees will be released automatically, without the consent of the holders of the notes or the trustee under the indenture that will govern the notes

All or some of the liens on the property and other assets included in the collateral securing the notes may be released under various circumstances, including the following:

(1) to enable the sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture governing the notes, including the sale of any entity in its entirety that owns or holds such collateral; and

(2) with respect to collateral held by a guarantor, (A) upon the release of such guarantor from its guarantee and (B) upon the sale of such guarantor in a transaction not prohibited by the indenture governing the notes.

The indenture governing the notes also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture governing the notes. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

Holders of the notes will not control certain decisions regarding the collateral securing our senior secured credit facilities

The trustee, as representative for the holders of the notes and as representative of the holders of our priority guarantee notes, and the authorized representative of the lenders under our senior secured credit facility, has entered into the credit agreement intercreditor agreement (the “Credit Agreement Intercreditor Agreement”). See “Description of the Exchange Notes—Intercreditor Agreements—Credit Agreement Intercreditor Agreement.” The Credit Agreement Intercreditor Agreement provides, among other things, that the lenders under our senior secured credit facilities, and their authorized representative acting on their behalf, will control substantially all matters related to the collateral securing the notes and the lenders under our senior secured credit facilities may foreclose on or take other actions with respect to such collateral with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes. In addition, the Credit Agreement Intercreditor Agreement provides that, to the extent any collateral is released to satisfy such creditor’s claims in connection with such a foreclosure, the liens on such collateral will also automatically be released without any further action by the trustee or the holders of the notes and the holders of the notes will agree to waive certain of their rights relating to such collateral in connection with a bankruptcy or insolvency proceeding involving us or any guarantor of the notes. The Credit Agreement Intercreditor Agreement also provides that, while our senior secured credit facilities are outstanding, the collateral agent with respect thereto will control all decisions regarding the collateral securing our senior secured credit facilities at all times, unless, at such time, (i) a series of obligations secured on an equal priority basis has a greater principal amount outstanding than the then outstanding amount of the obligations under our senior secured credit facilities and (ii) the collateral agent under our senior secured credit facilities is not diligently pursuing enforcement actions with respect thereto for at least 90 days.

Following such time, the authorized representative for the largest then-outstanding series of obligations party to the Credit Agreement Intercreditor Agreement would control all decisions regarding the collateral securing the notes at all times and holders of the notes would only be permitted to take enforcement action with respect to such collateral if the notes are the largest then-outstanding series of obligations party to the Credit Agreement Intercreditor Agreement. As of March 31, 2015 the aggregate principal amount of the obligations under our senior secured credit facilities was $6,300.0 million and the aggregate principal amount of priority guarantee notes was $6,274.8 million.

After the discharge of the obligations with respect to our senior secured credit facilities, at which time the parties to our senior secured credit facilities will no longer have the right to direct the actions with respect to the collateral securing the notes pursuant to the Credit Agreement Intercreditor Agreement, that right passes to the authorized representative of holders of the next largest outstanding principal amount of indebtedness secured by a lien on the collateral equal in priority to the lien securing our obligations with respect to our senior secured credit facilities, prior to their discharge. If we have issued or if we issue additional indebtedness that is equal in priority to the lien securing our senior secured credit facilities in a greater principal amount than the notes, then the authorized representative for such additional indebtedness would be next in line to exercise rights under the Credit Agreement Intercreditor Agreement, rather than the trustee as the collateral agent for the notes. Accordingly, the trustee under the indenture governing the notes and the indenture governing our priority guarantee notes may never have the right to control remedies and take other actions with respect to the collateral.

Furthermore, the security documents generally allow us and our subsidiaries to remain in possession of, retain exclusive control over, to freely operate and to collect, invest and dispose of any income from the collateral securing the notes. In addition, to the extent we sell any assets that constitute collateral, the proceeds from such sale will be subject to the lien securing the notes only to the extent such proceeds would otherwise constitute “collateral” securing the notes under the security documents. To the extent the proceeds from any such sale of collateral do not constitute “collateral” under the security documents, the pool of assets securing the notes would be reduced and the notes would not be secured by such proceeds. If such proceeds constitute collateral under the receivables based credit facility, the notes would be secured by such collateral on a junior priority basis to the lenders under our receivables based credit facility. For example, the collateral under our senior secured credit facilities does not include a security interest in cash, including cash proceeds from a sale of assets that constituted collateral under our senior secured credit facilities. However, the definition of collateral under the receivables based credit facility includes accounts receivable and other accounts and cash, and any assets acquired with such collateral or otherwise constituting proceeds of collateral under the receivables based credit facility. Accordingly, if assets that constitute collateral under our senior secured credit facilities are sold, the cash proceeds and anything purchased with those proceeds may constitute collateral under the receivables based credit facility and our senior secured credit facilities. In such a case, the holders of notes may not be able to take any enforcement action with respect to such collateral or to receive any proceeds from the sale of such collateral in an enforcement action until our obligations under the receivables based credit facility are paid off in full. Maximum commitments under our receivables based credit facility are $535.0 million, subject to a borrowing base equal to 90% of iHeartCommunications’, and certain of iHeartCommunications’ subsidiaries’, accounts receivable. As of March 31, 2015, we had $120.0 million aggregate principal amount outstanding under the receivables based credit facility.

In addition, in most cases, the collateral securing the notes will be taken in the name of the authorized representative of the lenders under our senior secured credit facility for the benefit of the holders of the notes and our priority guarantee notes and the trustee. As a result, the authorized representative of the lenders under our senior secured credit facility may effectively control actions with respect to collateral securing the notes, which may impair the rights that a noteholder would otherwise have as a secured creditor. The authorized representative of the lenders under our senior secured credit facility may take actions that a noteholder disagrees with or fail to take actions that a noteholder wishes to pursue. Furthermore, the authorized representative of the lenders under our senior secured credit facility under the Credit Agreement Intercreditor Agreement may fail to act in a timely manner which could impair the recovery of holders of the notes.

Indebtedness under our receivables based credit facility will be senior to the notes to the extent of the value of the collateral securing our receivables based credit facility

Our receivables based credit facility provides revolving credit commitments in a maximum amount equal to $535.0 million, subject to a borrowing base. The receivables based credit facility is guaranteed by, subject to certain exceptions, the guarantors of our senior secured credit facilities. All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected first priority security interest in all of our and all of the guarantors’ accounts receivable and related assets and proceeds thereof. Obligations under the notes, on the other hand, will be secured, subject to prior liens permitted by the indenture governing the legacy notes, by a lien on the accounts receivable and related assets securing our receivables based credit facility that is junior in priority to the lien securing our obligations under such credit facility. Any rights to payment and claims by the holders of the notes are, therefore, junior to any rights of payment or claims by our creditors under our receivables based credit facility to the extent of the value of the receivables based collateral. Upon the satisfaction of our obligations to the lenders under our receivables based credit facility, the remaining proceeds of the receivables-based collateral, if any, will be used to pay, on a pari passu basis, our senior secured credit facilities, our priority guarantee notes, the notes and any other indebtedness with an equal priority lien on the receivables-based collateral. See “—The amount of our obligations under our senior secured credit facilities, our priority guarantee notes and the notes substantially exceeds the value of the collateral securing the notes.”

The rights of holders of the notes with respect to the receivables based collateral will be substantially limited by the terms of the ABL Intercreditor Agreement

The rights of holders of the notes with respect to the receivables based collateral will be substantially limited by the ABL intercreditor agreement that exists between lenders under our senior secured credit facilities and holders of our priority guarantee notes (including the notes) (the “ABL Intercreditor Agreement”). Under the terms of the ABL Intercreditor Agreement, at any time that obligations that have the benefit of the senior priority liens on the receivables based collateral remain outstanding, any actions that may be taken in respect of the receivables based collateral, including the ability to cause the commencement of enforcement proceedings against the receivables based collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of receivables based collateral from the lien of, and waivers of past defaults under, the security documents, will be at the direction of the holders of the obligations secured by the senior priority liens and neither the trustee nor the collateral agent, on behalf of the holders of the notes, will have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected, subject to certain exceptions. Under the terms of the ABL Intercreditor Agreement, at any time that obligations that have the benefit of the senior priority liens on the receivables based collateral are outstanding, if the holders of such indebtedness release the receivables based collateral for any reason whatsoever (other than any such release granted following the discharge of obligations with respect to our receivables based credit facility), including, without limitation, in connection with any sale of assets, the junior priority security interest in such receivables based collateral securing the notes will be automatically and simultaneously released without any consent or action by the holders of the notes, subject to certain exceptions. The receivables based collateral so released will no longer secure our and the guarantors’ obligations under the notes. In addition, because the holders of the indebtedness secured by senior priority liens in the receivables based collateral control the disposition of the receivables based collateral, such holders could decide not to proceed against the receivables based collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture governing the notes. In such event, the only remedy available to the holders of the notes would be to sue for payment on the notes and the related guarantees. In addition, the ABL Intercreditor Agreement will give the holders of senior priority liens on the receivables based collateral the right to access and use the collateral that secures the notes to allow those holders to protect the receivables based collateral and to process, store and dispose of the receivables based collateral.

In the event that either the Credit Agreement Intercreditor Agreement or the ABL Intercreditor Agreement is found to be invalid or unenforceable, the liens in favor of the notes will not rank pari passu with the liens in favor of the senior secured credit facilities and the priority guarantee notes with respect to the collateral securing the notes

The Credit Agreement Intercreditor Agreement establishes the relative priorities of the lenders under the senior secured credit facilities and holders of the priority guarantee notes and the notes with respect to the collateral securing the notes. The Credit Agreement Intercreditor Agreement provides that the security interest of the holders of notes will be equal in priority to that of the lenders under the senior secured credit facilities and the holders of the priority guarantee notes. In addition, the ABL Intercreditor Agreement establishes the relative priorities of the lenders under the receivables based credit facility, the lenders under the senior secured credit facilities and holders of the priority guarantee notes and the notes with respect to the receivables based collateral. The ABL Intercreditor Agreement provides that the security interest of the holders of the notes will be junior in priority to that of the lenders under the receivables based credit facility and equal in priority to that of the lenders under our senior secured credit facilities and the holders of our priority guarantee notes.

However, if either the Credit Agreement Intercreditor Agreement or the ABL Intercreditor Agreement is found to be invalid or unenforceable, the priority of these liens will be subject to state law governing perfection and security interests. As a result, because the security interests in the collateral securing our senior secured credit facilities, our priority guarantee notes and the receivables based collateral of the lenders under the senior secured credit facilities were perfected, in each case, at a date prior to those of the holders of notes, the security interests of the lenders under the senior secured credit facilities and the holders of the priority guarantee notes will be senior to those of the holders of notes. Therefore, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, the proceeds of collateral securing our senior secured credit facilities and our priority guarantee notes and the receivables based collateral would be applied to satisfy our obligations under the senior secured credit facilities and the priority guarantee notes before it was applied to satisfy our obligations under the notes. Moreover, in the event that the ABL Intercreditor Agreement is found to be invalid or unenforceable, the lenders under our receivables based credit facility will remain senior in priority to holders of the notes with respect to the receivables based collateral.

The waiver of rights of marshaling may adversely affect the recovery rates of holders of the notes in a bankruptcy or foreclosure scenario

The notes and the related guarantees will be secured by the collateral on a pari passu basis with our senior secured credit facilities, our priority guarantee notes and other related obligations. The ABL Intercreditor Agreement provides that, at any time that obligations under the receivables based credit facility are outstanding, the holders of the notes, the trustee under the indenture governing the notes and the collateral agent may not assert or enforce any right of marshaling as against the lenders under the receivables based credit facility. See “Description of the Exchange Notes—Intercreditor Agreements—ABL Intercreditor Agreement.” Without this waiver of the right of marshaling, holders of such indebtedness would likely be required to liquidate collateral on which the notes did not have a lien, if any, prior to liquidating the collateral securing the notes, thereby maximizing the proceeds of the collateral that would be available to repay our obligations under the notes. As a result of this waiver, the proceeds of sales of the collateral securing the notes could be applied to repay the receivables based credit facility before applying proceeds of other collateral securing other indebtedness, and the holders of the notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the notes.

The imposition of certain permitted liens could adversely affect the value of the collateral

The collateral securing the notes is subject to liens permitted under the terms of the indenture governing the notes, whether arising on or after the date the notes are issued. The existence of any permitted liens could adversely affect the value of the collateral as well as the ability to realize or foreclose on such collateral. The collateral also secures our obligations under our senior secured credit facilities and our priority guarantee notes and may also secure future indebtedness and other obligations of the company and the guarantors to the extent permitted by the indenture governing the notes and the security documents. In addition, a portion of the collateral also secures our receivables based credit facility, and the holders of notes are junior in priority to lenders under our receivables based credit facility with respect to such collateral. As a result, your rights to the collateral would be diluted by any increase in the indebtedness secured by the receivables based collateral. To the extent we incur any permitted liens, the liens of holders of the notes may be junior in priority to such permitted liens.

There are certain categories of property that are excluded from the collateral

Certain categories of assets are excluded from the collateral. These assets include any fee owned real property and all leasehold rights and interests in real property, general intangibles (other than licenses, permits and other authorizations issued by the FCC), investment property and intellectual property (as such terms are defined in the Uniform Commercial Code) where the grant of a security interest therein would adversely affect our rights in such property, including trademark rights; assets in which the grant of a security interest is prohibited by law; margin stock; assets in which we are contractually obligated not to create a security interest; assets in which the taking of a security interest would be unduly burdensome or costly to us; assets that are held for sale; and certain assets identified as exclusions from the collateral by the administrative agent under our senior secured credit facilities.

In addition, the equity interests of our restricted subsidiaries under the legacy notes indenture and the property and related assets that constitute principal property under the indenture governing the legacy notes, will, in each case, be excluded from the collateral unless and until the notes receive the benefit of a springing lien in such collateral, which would occur as a result of $500 million or less aggregate principal amount of the legacy notes remaining outstanding or the legacy notes becoming secured on an equal and ratable basis with the notes offered hereby. See “Description of the Exchange Notes—Security—General Credit Facility Collateral.”

The rights of holders of the notes with respect to such excluded property will be equal to the rights of our and the guarantors’ general unsecured creditors in the event of any bankruptcy filed by or against us or the guarantors under applicable U.S. federal bankruptcy laws.

Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future, and any future pledge of the securities of any subsidiary securing the notes will automatically be released to the extent and for so long as that pledge would require the filing of separate financial statements with the SEC for that subsidiary

The security interest in the collateral securing the notes includes certain assets, both tangible and intangible, whether now owned or acquired or arising in the future. In addition, the notes may in the future become secured by certain equity interests, including equity interests of our restricted subsidiaries under the legacy notes indenture, and the property and related assets that constitute principal property under the indenture governing the legacy notes. See “Description of the Exchange Notes—Security—General Credit Facility Collateral.” Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

Under the SEC regulations in effect as of the issue date of the notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. The indenture governing the notes provides that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as the pledge of such capital stock or other securities to secure the notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X or another similar rule. As a result, if in the future the notes become secured by a pledge of the stock and other securities of any of our subsidiaries held by us or the guarantors, holders of the notes could lose a portion or all of their security interest in such stock or other securities of those subsidiaries during that period. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. The lenders under our senior secured credit facilities and the holders of our other priority guarantee notes are subject to the same limitations.

Rights of holders of the notes in the U.S. collateral may be adversely affected by bankruptcy proceedings in the United States

The right of the collateral agent to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by U.S. federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the security agent has repossessed and disposed the collateral. Under the U.S. bankruptcy code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, U.S. bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the security agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “undersecured claims” as to the difference. U.S. federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

The collateral is subject to casualty risk

Even if we maintain insurance, there are certain losses that may be either uninsurable or not economically insurable, in whole or part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any collateral securing the notes, the insurance proceeds may not be sufficient to satisfy all of our obligations, including the notes and related guarantees.

Any future pledge of collateral might be avoidable by a trustee in bankruptcy

The notes may, upon the occurrence of certain future events, receive the benefit of a pledge of the equity interests of our restricted subsidiaries under the indenture governing the legacy notes and the property and related assets that constitute principal property under such indenture. See “Description of the Exchange Notes—Security—General Credit Facility Collateral.” This or any other future pledge of collateral in favor of the collateral agent, including pursuant to security documents delivered after the date of the indenture governing the notes and the indenture governing our priority guarantee notes, might be avoidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge (or, in certain circumstances, a longer period).

We may not be able to repurchase the notes upon a change of control and holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all notes at 101% of their principal amount plus accrued and unpaid interest. The change of control provisions may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, acquisition or similar transaction that may adversely affect you unless the transaction is included within the definition of a change of control.

Our senior secured credit facilities and our receivables based credit facility provide that the occurrence of certain events that would constitute a change of control for the purposes of the indenture governing the notes would constitute a default under our senior secured credit facilities and our receivables based credit facility. If an event of default occurs, the lenders under our senior secured credit facilities and our receivables based credit facility will be entitled to take various actions, including the acceleration of all amounts due under our senior secured credit facilities and our receivables based credit facility and all actions permitted to be taken by a secured creditor. Much of our other debt, including our priority guarantee notes, the senior notes due 2021 and the senior notes due 2018 also requires us to repurchase such debt upon an event that would constitute a change of control for the purposes of the notes. Any of our future debt agreements may contain prohibitions of events that would constitute a change of control or would require such debt to be repurchased upon a change of control. The source of funds for any purchase of the notes will be our available cash or cash generated from our and our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we are contractually restricted under the terms of our senior secured credit facilities from repurchasing the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our senior secured credit facilities. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes. Such a default would, in turn, constitute a default under our senior secured credit facilities.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person is uncertain.

Ratings of the notes may cause their trading price to fall and affect the marketability of the notes

The notes have been rated by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services. A rating agency’s rating of the notes is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings are limited in scope and do not comment as to material risks relating to an investment in the notes. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time. Rating agencies also may lower, suspend or withdraw ratings on the notes or our other debt in the future. Noteholders will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Simultaneously with the issuance of the outstanding notes on February 26, 2015, we entered into a registration rights agreement with the Initial Purchasers, pursuant to which we have agreed that we will use commercially reasonable efforts to take the following actions, at our expense, for the benefit of the holders of such notes:

—	no later than 210 days after the closing date of the offering of such notes, file an exchange offer registration statement with the SEC with respect to a registered offer to exchange such notes for exchange notes, which will have terms identical in all material respects to such notes, except that additional interest will not be payable in respect of the exchange notes and the exchange notes will not be entitled to registration rights under the registration rights agreement and will not be subject to the transfer restrictions,

—	cause the exchange offer registration statement to be declared effective by the SEC no later than 270 days after the closing date of the issuance of such notes,

—	commence the exchange offer promptly (but no later than 10 business days) after the registration statement is declared effective, and

—	keep the exchange offer open for at least 20 business days after the date we mail notice of such exchange offer to holders of such notes.

For each outstanding note surrendered to us pursuant to the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount at maturity equal to that of the surrendered note.

Under existing SEC interpretations set forth in no-action letters to third parties, the exchange notes will in general be freely transferable after the exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. We have agreed for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the applicable exchange and registration rights agreement, including certain indemnification rights and obligations.

If you wish to participate in the exchange offer, you will be required to represent to us, among other things, that, at the time of the consummation of the exchange offer:

—	any exchange notes received by you will be acquired in the ordinary course of business,

—	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act,

—	you are not our “affiliate,” as defined in Rule 405 of the Securities Act,

—	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes within the meaning of the Securities Act, and

—	if you are a broker-dealer, you will receive exchange notes in exchange for outstanding notes that were acquired for your own account as a result of market-making activities or other trading activities and that you will be required to acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in the exchange offer or to exchange their outstanding notes for exchange notes.

If, (i) applicable law or the interpretations of the staff of the SEC do not permit us to effect an exchange offer, (ii) an exchange offer for any other reason is not completed within the time frame described above (as applicable) or (iii) any holder notifies us within 20 business days following the exchange offer that, for certain reasons, it was unable to participate in the exchange offer, we will, no later than 30 days after such event (but no earlier than September 24, 2015), file a shelf registration statement relating to resales of the applicable outstanding notes and use commercially reasonable efforts to cause it to become effective within 90 days after filing (but no earlier than November 23, 2015) and keep that shelf registration statement effective until the expiration of two years from the closing date of the issuance of the outstanding notes, as applicable, or such shorter time period that will terminate when all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. We will, in the event of such a shelf registration, provide to each holder of the notes copies of a prospectus, notify each such holder of notes when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A holder of notes that sells notes under a shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the applicable exchange and registration rights agreement that are applicable to such a holder (including certain indemnification obligations).

If we fail to comply in a timely fashion with the requirements outlined above regarding the completion of the exchange offer (or, if required, a shelf registration statement), and in certain other limited circumstances, the annual interest rate borne by the relevant notes will be increased by 0.25% per annum and an additional 0.25% per annum every 90 days thereafter, up to a maximum additional cash interest of 0.50% per annum, until the exchange offer is completed, the shelf registration statement is declared effective or, with respect to any particular note, such note ceases to be outstanding or is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by us or pursuant to the indenture.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. You may tender all or any portion of your outstanding notes; however, exchange notes will only be issued in denominations of $2,000 and integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that:

(1)	the exchange notes each bear a different CUSIP Number from the outstanding notes;

(2)	the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

(3)	the holders of the exchange notes will not be entitled to certain rights under the applicable exchange and registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice (if oral, to be promptly confirmed in writing) thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” means 5:00 p.m., New York City time, on                 , 2015, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer we will promptly make a press release or other public announcement and notify the exchange agent of any extension by oral or written notice, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

The exchange notes will bear interest from their issuance date. The holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest on those outstanding notes through, but not including, the issuance date of the exchange notes. This interest will be paid with the first interest payment on the exchange notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2015.

Procedures for Tendering

Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and, unless transmitting an agent’s message in connection with a book-entry transfer, mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgement from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

By executing the letter of transmittal, each holder will make to us the representations set forth above in the fourth paragraph under the heading “—Purpose and Effect of the Exchange Offer.”

The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Letter of Transmittal” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Issuance Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form and eligibility, including time of receipt, of the acceptance of tendered outstanding notes and the withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

No Guaranteed Delivery Procedures

There are no guaranteed delivery procedures provided by us in connection with the exchange offer. As only registered holders are authorized to tender outstanding notes through DTC, beneficial owners of outstanding notes that are held in the name of a custodial entity must contact such entity sufficiently in advance of the expiration date if they wish to tender outstanding notes and be eligible to receive the exchange notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

(1)	specify the name of the person having deposited the outstanding notes to be withdrawn;

(2)	identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4)	specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us in our sole discretion, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions

We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder. Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which we reasonably believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2)	any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which we reasonably believe might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

(3)	any governmental approval has not been obtained, which approval we reasonably believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal of Tenders”), or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail: U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 111 Fillmore Ave. E St. Paul, Minnesota 55107	Facsimile Transmission: (651) 466-7372 For Information or to Confirm Receipt of Facsimile by Telephone: (800) 934-6802

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made through DTC by U.S. Bank National Association; however, additional solicitation may be made by electronic mail, facsimile, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be expensed as incurred.

Consequences of Failure to Exchange

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us if we so request;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our “affiliate” within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution” for more information.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of any exchange notes. The outstanding notes properly tendered and exchanged for the exchange notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange offer. We have agreed to bear the expenses of the exchange offer.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2015. You should read the following information in conjunction with the information contained in “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

As of March 31, 2015 (in millions)
Cash and cash equivalents	$289.0

Long-term debt (including current portion)
Senior secured credit facilities:
Term Loan D facility due 2019	$5,000.0
Term Loan E facility due 2019	1,300.0
Receivables Based Credit Facility due 2017	120.0
9.0% priority guarantee notes due 2019	1,999.8
9.0% priority guarantee notes due 2021	1,750.0
11.25% priority guarantee notes due 2021	575.0
9.0% priority guarantee notes due 2022	1,000.0
10.625% priority guarantee notes due 2023	950.0
Other secured long-term debt	16.7

Total secured debt	12,711.5
Senior notes due 2021	1,678.3
Other long term debt	0.5

Total guaranteed debt	14,390.3
Senior notes due 2018	730.0
Legacy notes:
5.5% senior notes due 2016	192.9
6.875% senior debentures due 2018	175.0
7.25% debentures due 2027	300.0

Total legacy notes	667.9

Total iHeartCommunications debt	15,788.2
CCWH Senior Notes due 2022	2,725.0
CCWH Subordinated Notes due 2020	2,200.0
Purchase accounting adjustments and original issue discount	(227.2)

Total long-term debt	$20,486.0
Total member’s deficit	(10,153.7)

Total capitalization	$10,332.3

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth iHeart Capital’s selected historical consolidated financial data as of and for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 and as of and for the three months ended March 31, 2015 and 2014. The selected historical consolidated financial data as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 are derived from iHeart Capital’s audited consolidated financial statements and related notes included elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2012 and as of and for the years ended December 31, 2011 and 2010 are derived from iHeart Capital’s audited consolidated financial statements and related notes not included herein. The selected historical consolidated financial data as of March 31, 2015 and for the three months ended March 31, 2015 and 2014 are derived from iHeart Capital’s unaudited consolidated financial statements and related notes included elsewhere in this prospectus. The selected historical consolidated financial data as of March 31, 2014 are derived from iHeart Capital’s unaudited consolidated financial statements and related notes not included herein. Historical results are not necessarily indicative of the results to be expected for future periods.

This information is only a summary and you should read the information presented below in conjunction with our historical consolidated financial statements and related notes included elsewhere in this prospectus, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(in thousands)	Three Months Ended March 31,		For the Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Results of Operations Data:
Revenue	$1,344,564	$1,342,548	$6,318,533	$6,243,044	$6,246,884	$6,161,352	$5,865,685
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	578,519	597,688	2,540,950	2,565,020	2,504,529	2,511,406	2,371,700
Selling, general and administrative expenses (excludes depreciation and amortization)	416,188	414,636	1,680,623	1,638,928	1,660,289	1,599,064	1,563,823
Corporate expenses (excludes depreciation and amortization)	77,288	72,705	320,331	313,514	293,207	237,920	300,378
Depreciation and amortization	170,453	174,871	710,898	730,828	729,285	763,306	732,869
Impairment charges(1)	—	—	24,176	16,970	37,651	7,614	15,364
Other operating income (expense), net	(8,974)	165	40,031	22,998	48,127	12,682	(16,710)

Operating income	93,142	82,813	1,081,586	1,000,782	1,070,050	1,054,724	864,841
Interest expense	441,771	431,114	1,741,596	1,649,451	1,549,023	1,466,246	1,533,341
Gain (loss) on marketable securities	579	—	—	130,879	(4,580)	(4,827)	(6,490)
Equity in earnings (loss) of nonconsolidated affiliates	331	(13,326)	(9,416)	(77,696)	18,557	26,958	5,702
Gain (loss) on extinguishment of debt	(2,201)	(3,916)	(43,347)	(87,868)	(254,723)	(1,447)	60,289
Other income (expense), net	19,891	1,541	9,104	(21,980)	250	(3,169)	(13,834)

Loss before income taxes	(330,029)	(364,002)	(703,669)	(705,334)	(719,469)	(394,007)	(622,833)
Income tax benefit (expense)	(56,605)	(68,388)	(58,489)	121,817	308,279	125,978	159,980

Consolidated net loss	(386,634)	(432,390)	(762,158)	(583,517)	(411,190)	(268,029)	(462,853)
Less amount attributable to noncontrolling interest	(1,668)	(8,200)	31,603	23,366	13,289	34,065	16,236

Net loss attributable to the Company	$(384,966)	$(424,190)	$(793,761)	$(606,883)	$(424,479)	$(302,094)	$(479,089)

Cash Flow Data:
Cash interest expense(2)	$495,007	$412,643	$1,540,860	$1,543,455	$1,381,396	$1,260,767	$1,235,755
Capital expenditures(3)	(56,455)	(67,408)	(318,164)	(324,526)	(390,280)	(362,281)	(241,464)
Net cash flows used by operating activities	(236,212)	(91,648)	245,116	212,872	485,132	374,861	579,840
Net cash flows provided by (used for) investing activities	(30,568)	152,654	(88,682)	(133,365)	(397,021)	(368,086)	(240,197)
Net cash flows provided by (used for) financing activities	104,981	(105,984)	(398,001)	(595,882)	(95,349)	(698,116)	(305,244)

Balance Sheet Data (at period end):
Current assets	$1,917,553	$2,350,370	$2,180,143	$2,513,294	$2,987,753	$2,985,285	$3,603,173
Property, plant and equipment, net	2,585,790	2,855,386	2,699,064	2,897,630	3,036,854	3,063,327	3,145,554
Total assets	13,581,933	14,597,126	14,040,242	15,097,302	16,292,713	16,452,039	17,460,382
Current liabilities	1,233,661	1,706,540	1,364,285	1,763,618	1,782,142	1,428,962	2,098,579
Long-term debt, net of current maturities	20,483,195	20,010,504	20,322,414	20,030,479	20,365,369	19,938,531	19,739,617
Member’s deficit	(10,153,683)	(9,127,952)	(9,665,208)	(8,696,635)	(7,995,191)	(7,471,941)	(7,204,686)

(1)	We recorded non-cash impairment charges of $24.2 million, $17.0 million, $37.7 million, $7.6 million and $15.4 million during 2014, 2013, 2012, 2011 and 2010, respectively.
(2)	Cash interest expense, a non-GAAP financial measure, includes cash paid for interest expense and excludes amortization of deferred financing costs and original issue discount. The most directly comparable GAAP financial measure is interest expense, as presented in our Results of Operations data above.

(3)	Capital expenditures include additions to our property, plant and equipment and do not include any proceeds from disposal of assets, nor any expenditures for business combinations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

You should read the following discussion of our results of operations and financial condition together with the information included under “Selected Historical Consolidated Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under “Forward-Looking Statements” and “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements.

OVERVIEW

Format of Presentation

On September 16, 2014, CC Media Holdings, Inc., the parent company of iHeartMedia Capital I, LLC issued a press release that announced a change of its name to “iHeartMedia, Inc.” and a change to the names of certain of its affiliates, including the following:

Old Name:	New Name:
Clear Channel Capital I, LLC	iHeartMedia Capital I, LLC
Clear Channel Capital II, LLC	iHeartMedia Capital II, LLC
Clear Channel Communications, Inc.	iHeartCommunications, Inc.
Clear Channel Management Services, Inc.	iHeartMedia Management Services, Inc.
Clear Channel Broadcasting, Inc.	iHeartMedia + Entertainment, Inc.
Clear Channel Identity, Inc.	iHM Identity, Inc.
Clear Channel Satellite Services Inc.	iHeartMedia Satellite Services, Inc.

Clear Channel Outdoor Holdings, Inc., an indirect subsidiary of the Company, retained its existing name.

Management’s discussion and analysis of our financial condition and results of operations (“MD&A”) should be read in conjunction with the consolidated financial statements and related footnotes. Our discussion is presented on both a consolidated and segment basis. Our reportable segments are iHeartMedia (“iHM”), Americas outdoor advertising (“Americas outdoor” or “Americas outdoor advertising”), and International outdoor advertising (“International outdoor” or “International outdoor advertising”). Our iHM segment provides media and entertainment services via broadcast and digital delivery and also includes our national syndication business. Our Americas outdoor and International outdoor segments provide outdoor advertising services in their respective geographic regions using various digital and traditional display types. Included in the “Other” category are our media representation business, Katz Media Group, as well as other general support services and initiatives, which are ancillary to our other businesses.

We manage our operating segments primarily focusing on their operating income, while Corporate expenses, Other operating income (expense), net Interest expense, Gain on marketable securities, Equity in earnings of nonconsolidated affiliates, Gain (loss) on extinguishment of debt, Other income (expense), net and Income tax benefit (expense) are managed on a total company basis and are, therefore, included only in our discussion of consolidated results.

Certain prior period amounts have been reclassified to conform to the first quarter of 2015 presentation.

Effective during the first quarter of 2015, and in connection with certain changes in senior management at Clear Channel Outdoor Holdings, Inc., an indirect wholly owned subsidiary of the Company, we reevaluated our segment reporting and determined that the Latin American operations were more appropriately aligned with the operations of the Americas Outdoor segment. As a result, the operations of Latin America are no longer reflected within the Company’s International Outdoor segment and are currently included in the results of its Americas Outdoor segment. In addition, the Company reorganized a portion of its national representation business such that the cost of sales personnel for iHM radio stations are now included in the iHM segment and the national representation business no longer charges iHM for intercompany cost allocations. These changes have been reflected in the Company’s segment reporting beginning in the first quarter of 2015. Accordingly, the Company has recast the corresponding segment disclosures for prior periods presented.

iHM

Our revenue is derived primarily from selling advertising time, or spots, on our radio stations, with advertising contracts typically less than one year in duration. The programming formats of our radio stations are designed to reach audiences with targeted demographic characteristics that appeal to our advertisers. We also provide streaming content via the Internet, mobile and other digital platforms which reach national, regional and local audiences and derive revenues primarily from selling advertising time with advertising contracts similar to those used by our radio stations.

iHM management monitors average advertising rates, which are principally based on the length of the spot and how many people in a targeted audience listen to our stations, as measured by an independent ratings service. Also, our advertising rates are influenced by the time of day the advertisement airs, with morning and evening drive-time hours typically priced the highest. Management monitors yield per available minute in addition to average rates because yield allows management to track revenue performance across our inventory. Yield is measured by management in a variety of ways, including revenue earned divided by minutes of advertising sold.

Management monitors macro-level indicators to assess our iHM operations’ performance. Due to the geographic diversity and autonomy of our markets, we have a multitude of market-specific advertising rates and audience demographics. Therefore, management reviews average unit rates across each of our stations.

Management looks at our iHM operations’ overall revenue as well as the revenue from each type of advertising, including local advertising, which is sold predominately in a station’s local market, and national advertising, which is sold across multiple markets. Local advertising is sold by each radio station’s sales staff while national advertising is sold by our national sales team and through our national representation firm. Local advertising, which is our largest source of advertising revenue, and national advertising revenues are tracked separately because these revenue streams have different sales forces and respond differently to changes in the economic environment. We periodically review and refine our selling structures in all markets in an effort to maximize the value of our offering to advertisers and, therefore, our revenue.

Management also looks at iHM revenue by market size. Typically, larger markets can reach larger audiences with wider demographics than smaller markets. Additionally, management reviews our share of iHM advertising revenues in markets where such information is available, as well as our share of target demographics listening in an average quarter hour. This metric gauges how well our formats are attracting and retaining listeners.

A portion of our iHM segment’s expenses vary in connection with changes in revenue. These variable expenses primarily relate to costs in our sales department, such as commissions, and bad debt. Our programming and general and administrative departments incur most of our fixed costs, such as utilities and office salaries. We incur discretionary costs in our marketing and promotions, which we primarily use in an effort to maintain and/or increase our audience share. Lastly, we have incentive systems in each of our departments which provide for bonus payments based on specific performance metrics, including ratings, sales levels, pricing and overall profitability.

Outdoor Advertising

Our outdoor advertising revenue is derived from selling advertising space on the displays we own or operate in key markets worldwide, consisting primarily of billboards, street furniture and transit displays. Part of our long-term strategy for our outdoor advertising businesses is to pursue the technology of digital displays, including flat screens, LCDs and LEDs, as additions to traditional methods of displaying our clients’ advertisements. We are currently installing these technologies in certain markets, both domestically and internationally.

Management typically monitors our outdoor advertising business by reviewing the average rates, average revenue per display, occupancy, and inventory levels of each of our display types by market.

We own the majority of our advertising displays, which typically are located on sites that we either lease or own or for which we have acquired permanent easements. Our advertising contracts with clients typically outline the number of displays reserved, the duration of the advertising campaign and the unit price per display.

The significant expenses associated with our operations include direct production, maintenance and installation expenses as well as site lease expenses for land under our displays including revenue-sharing or minimum guaranteed amounts payable under our billboard, street furniture and transit display contracts. Our direct production, maintenance and installation expenses include costs for printing, transporting and changing the advertising copy on our displays, the related labor costs, the vinyl and paper costs, electricity costs and the costs for cleaning and maintaining our displays. Vinyl and paper costs vary according to the complexity of the advertising copy and the quantity of displays. Our site lease expenses include lease payments for use of the land under our displays, as well as any revenue-sharing arrangements or minimum guaranteed amounts payable that we may have with the landlords. The terms of our site leases and revenue-sharing or minimum guaranteed contracts generally range from one to 20 years.

Americas Outdoor Advertising

Our advertising rates are based on a number of different factors including location, competition, type and size of display, illumination, market and gross ratings points. Gross ratings points are the total number of impressions delivered by a display or group of displays, expressed as a percentage of a market population. The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time. For all of our billboards in the United States, we use independent, third-party auditing companies to verify the number of impressions delivered by a display.

Client contract terms typically range from four weeks to one year for the majority of our display inventory in the United States. Generally, we own the street furniture structures and are responsible for their construction and maintenance. Contracts for the right to place our street furniture and transit displays and sell advertising space on them are awarded by municipal and transit authorities in competitive bidding processes governed by local law or are negotiated with private transit operators. Generally, these contracts have terms ranging from 10 to 20 years.

International Outdoor Advertising

Similar to our Americas outdoor business, advertising rates generally are based on the gross ratings points of a display or group of displays. The number of impressions delivered by a display, in some countries, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic. In addition, because our International outdoor advertising operations are conducted in foreign markets, including Europe, Asia and Australia, management reviews the operating results from our foreign operations on a constant dollar basis. A constant dollar basis allows for comparison of operations independent of foreign exchange movements.

Our International display inventory is typically sold to clients through network packages, with client contract terms typically ranging from one to two weeks with terms of up to one year available as well. Internationally, contracts with municipal and transit authorities for the right to place our street furniture and transit displays typically provide for terms ranging from three to 15 years. The major difference between our International and Americas street furniture businesses is in the nature of the municipal contracts. In our International outdoor business, these contracts typically require us to provide the municipality with a broader range of metropolitan amenities in exchange for which we are authorized to sell advertising space on certain sections of the structures we erect in the public domain. A different regulatory environment for billboards and competitive bidding for street furniture and transit display contracts, which constitute a larger portion of our business internationally, may result in higher site lease costs in our International business. As a result, our margins are typically lower in our International business than in our Americas outdoor business.

Macroeconomic Indicators

Our advertising revenue for all of our segments is highly correlated to changes in gross domestic product (“GDP”) as advertising spending has historically trended in line with GDP, both domestically and internationally. According to the U.S. Department of Commerce, estimated U.S. GDP growth for 2014 was 2.4%. Internationally, our results are impacted by fluctuations in foreign currency exchange rates as well as the economic conditions in the foreign markets in which we have operations.

Executive Summary

The key developments in our business for the three months ended March 31, 2015 are summarized below:

•	Consolidated revenue increased $2.0 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $53.8 million impact from movements in foreign exchange rates, consolidated revenue increased $55.8 million during the three months ended March 31, 2015 compared to the same period of 2014.

•	iHM revenue increased $27.5 million during the three months ended March 31, 2015 compared to the same period of 2014 driven primarily by our traffic and weather and syndication businesses and events.

•	Americas outdoor revenue increased $5.3 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $3.7 million impact from movements in foreign exchange rates, Americas outdoor revenue increased $9.0 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily driven by higher revenues from digital billboards and Times Square spectaculars.

•	International outdoor revenue decreased $25.5 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $50.1 million impact from movements in foreign exchange rates, International outdoor revenue increased $24.6 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily driven by growth in Europe, Australia and China.

•	Other revenues decreased $6.0 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily as a result of lower political revenues from our media representation business.

•	We spent $10.4 million on strategic revenue and efficiency initiatives during Q1 2015 to realign and improve our on-going business operations—a decrease of $2.8 million compared to Q1 2014.

•	In February 2015, iHeartCommunications issued $950.0 million of 10.625% Priority Guarantee Notes due 2023 and used the net proceeds primarily to prepay at par $916.1 million of the loans outstanding under its Term Loan B facility and $15.2 million of the loans outstanding under its Term Loan C asset sale facility.

•	On April 3, 2015, Parent and certain of our subsidiaries completed the first closing of our previously-announced agreement with an affiliate of Vertical Bridge Holdings, LLC, for the sale of 411 of the company’s broadcast communications tower sites and related assets for up to $400 million. In connection with the first closing, we sold 367 tower sites in exchange for $369 million of proceeds. Simultaneous with the first closing, we entered into lease agreements for the continued use of the towers.

The key developments in our business for the year ended December 31, 2014 are summarized below:

•	Consolidated revenue increased $75.5 million including a decrease of $22.7 million from movements in foreign exchange during 2014 compared to 2013. Excluding foreign exchange impacts, consolidated revenue increased $98.2 million over 2013.

•	iHM revenue increased $29.9 million during 2014 compared to 2013 primarily driven by increased revenues from political advertising, our traffic and weather business, and core national broadcast radio.

•	Americas outdoor revenue decreased $35.1 million compared to 2013, including a decrease of $9.4 million from movements in foreign exchange. Excluding foreign exchange impacts, revenue decreased $25.7 million over 2013 primarily driven by lower national advertising revenues.

•	International outdoor revenue increased $50.2 million compared to 2013, including a decrease of $13.3 million from movements in foreign exchange. Excluding foreign exchange impacts, revenue increased $63.5 million compared to 2013 primarily driven by growth in both Europe and emerging markets.

•	Revenues in our Other category increased $30.7 million compared to 2013 primarily as a result of higher political revenues and a contract termination fee of $15.0 million earned by our media representation business.

•	We spent $70.6 million on strategic revenue and cost-saving initiatives during 2014 to realign and improve our on-going business operations—an increase of $12.7 million compared to 2013.

•	During 2014, we completed several refinancing transactions, including a $1,000.0 million issuance of 9.0% Priority Guarantee Notes due 2022, an $850.0 million issuance of 10.0% Senior Notes due 2018, and a new issuance and sale to a subsidiary of $222.2 million of 14.0% Senior Notes due 2021. The proceeds from these transactions were used to repay or redeem existing indebtedness, as well as pay associated fees and expenses.

•	Throughout 2014, CC Finco, LLC (“CC Finco”), an indirect wholly-owned subsidiary of ours, repurchased $239.0 million principal amount of notes, for a total purchase price of $222.4 million, including accrued interest. Of these notes repurchased, $177.1 million principal amount were not cancelled and remain outstanding.

•	On December 11, 2014, our Parent announced that its subsidiary had entered into an agreement with Vertical Bridge Acquisitions, LLC (“Buyer”), for the sale of 411 of our broadcast communications tower sites and related assets for up to $400.0 million (the “Tower Portfolio”). The acquisition of the Tower Portfolio may occur in one or more closings, and the transaction is subject to due diligence and other customary closing conditions. The Buyer is required to acquire at least 85% of the Tower Portfolio. Simultaneous with each closing of the sale of the towers, we will enter into lease agreements for the continued use of the subject towers. The initial term of each lease will be fifteen years followed by three option periods of five years each, subject to exclusions and limitations. If Buyer acquires the entire Tower Portfolio, we will have annual lease payments of approximately $22.7 million, a loss of annual tenant revenues of approximately $11.6 million and an annual reduction of direct operating expenses of approximately $3.8 million. On April 3, 2015, our Parent and certain of its subsidiaries completed the first closing and 367 of its tower sites and related assets in exchange for approximately $369 million of proceeds. Simultaneous with the first closing, the Company entered into lease agreements for the continued use of the towers, pursuant to which the Company will have annual lease payments of approximately $20.8 million. This will result in a loss of annual tenant revenue of approximately $10.7 million, a reduction of direct operating expenses of approximately $3.3 million annually and an annual cash impact of $28.2 million.

The key developments in our business for the year ended December 31, 2013 are summarized below:

•	Consolidated revenue for 2013 decreased $3.8 million including an increase of $3.5 million from movements in foreign exchange compared to 2012. Excluding foreign exchange impacts and $20.4 million impact of our divestiture of our international neon business during 2012, consolidated revenue increased $13.1 million over the prior year.

•	iHM revenue for 2013 increased $46.8 million compared to 2012 driven by increased digital and national sales partially offset by lower political revenues. Our iHeartRadio platform continues to drive higher digital revenues with listening hours increasing by 29%.

•	Americas outdoor revenue for 2013 increased $18.1 million compared to 2012 primarily due to increases in occupancy, capacity and rates in our traditional and digital product lines.

•	International outdoor revenue for 2013 decreased $18.8 million including the impact of favorable foreign exchange movements of $8.6 million compared to 2012. Excluding foreign exchange impacts and the $20.4 million impact of our divestiture of our international neon business during 2012, revenue decreased $7.0 million compared to 2012. Continued weakened macro-economic conditions in Europe were partially offset by growth in other markets.

•	Revenues in our Other category for 2013 declined $49.7 million primarily due to decreased political advertising through our media representation business.

•	We spent $57.9 million on strategic revenue and cost-saving initiatives during 2013 to realign and improve our on-going business operations—a decrease of $18.3 million compared to 2012.

•	We issued $575.0 million aggregate principal amount of 11.25% priority guarantee notes due 2021 (the “11.25% Priority Guarantee Notes”). Using the proceeds from the 11.25% Priority Guarantee Notes issuance along with borrowings under our receivables based credit facility of $269.5 million and cash on hand, we prepaid all $846.9 million outstanding under our Term Loan A under our senior secured credit facility.

•	We repaid our 5.75% senior notes at maturity for $312.1 million (net of $187.9 million principal amount repaid to a subsidiary of ours with respect to notes repurchased and held by such entity), plus accrued interest, using cash on hand.

•	We amended our senior secured credit facility by extending $5.0 billion aggregate principal amount of Term Loan B loans and Term Loan C loans under our senior secured credit facility through the creation of a new Term Loan D due January 30, 2019. We further amended our senior secured credit facility by extending $1.3 billion aggregate principal amount of Term Loan B loans and Term Loan C loans under our senior secured credit facility through the creation of a new Term Loan E due July 30, 2019.

•	We completed an exchange offer with certain holders of our 10.75% Senior Cash Pay Notes due 2016 (the “Outstanding Cash Pay Notes”) and 11.00%/11.75% Senior Toggle Notes due 2016 (the “Outstanding Toggle Notes” and collectively with the Outstanding Cash Pay Notes, the “Outstanding Notes”) pursuant to which $348.1 million aggregate principal amount of Outstanding Cash Pay Notes was exchanged for $348.0 million aggregate principal amount of 14.00% Senior Notes due 2021 (the “Senior Notes due 2021”), and $917.2 million aggregate principal amount of Outstanding Toggle Notes (including $452.7 million aggregate principal amount held by a subsidiary of ours) was exchanged for $853.0 million aggregate principal amount of Senior Notes due 2021 (including $421.0 million aggregate principal amount issued to the subsidiary of ours) and $64.2 million of cash (including $31.7 million of cash paid to the subsidiary of ours), plus, in each case, cash in an amount equal to accrued and unpaid interest from the last interest payment date applicable on the Outstanding Notes to, but not including, the closing date of the exchange offer.

•	We completed a supplemental exchange offer with certain holders of our Outstanding Notes pursuant to which $353.8 million aggregate principal amount of Outstanding Cash Pay Notes was exchanged for $389.2 million aggregate principal amount of Senior Notes due 2021 and $14.2 million in cash and $212.1 million aggregate principal amount of Outstanding Toggle Notes was exchanged for $233.3 million aggregate principal amount of Senior Notes due 2021 and $8.5 million of cash, plus, in each case, cash in an amount equal to accrued and unpaid interest from the last interest payment date applicable on the Outstanding Notes to, but not including, the closing date of the exchange offer less cash in an amount equal to accrued and unpaid interest from the last interest payment date applicable on the Senior Notes due 2021.

•	We sold our shares of Sirius XM Radio, Inc. for $135.5 million, recognizing a gain on the sale of securities of $130.9 million.

RESULTS OF OPERATIONS

Three Months Ended March 31, 2015 Compared to Three Months Ended March 31, 2014

Consolidated Results of Operations

The comparison of our historical results of operations for the three months ended March 31, 2015 to the three months ended March 31, 2014 is as follows:

(In thousands)	Three Months Ended March 31,		% Change
	2015	2014
Revenue	$1,344,564	$1,342,548	0.2%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	578,519	597,688	(3.2%)
Selling, general and administrative expenses (excludes depreciation and amortization)	416,188	414,636	0.4%
Corporate expenses (excludes depreciation and amortization)	77,288	72,705	6.3%
Depreciation and amortization	170,453	174,871	(2.5%)
Other operating income (loss), net	(8,974)	165	(5538.8%)

Operating income	93,142	82,813	12.5%
Interest expense	441,771	431,114
Gain on marketable securities	579	—
Equity in earnings (loss) of nonconsolidated affiliates	331	(13,326)
Loss on extinguishment of debt	(2,201)	(3,916)
Other income, net	19,891	1,541

Loss before income taxes	(330,029)	(364,002)
Income tax expense	(56,605)	(68,388)

Consolidated net loss	(386,634)	(432,390)
Less amount attributable to noncontrolling interest	(1,668)	(8,200)

Net loss attributable to the Company	$(384,966)	$(424,190)

Consolidated Revenue

Consolidated revenue increased $2.0 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $53.8 million impact from movements in foreign exchange rates, consolidated revenue increased $55.8 million during the three months ended March 31, 2015 compared to the same period of 2014. iHM revenue increased $27.5 million during the three months ended March 31, 2015 compared to the same period of 2014 driven primarily by our traffic and weather and syndication businesses and events, partially offset by a decrease in core local revenues. Americas outdoor revenue increased $5.3 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $3.7 million impact from movements in foreign exchange rates, Americas outdoor revenue increased $9.0 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily driven by higher revenues from digital billboards and Times Square spectaculars. International outdoor revenue decreased $25.5 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $50.1 million impact from movements in foreign exchange rates, International outdoor revenue increased $24.6 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily driven by new contracts and from growth in Europe, Australia and China. Other revenues decreased $6.0 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily as a result of lower political revenues from our media representation business.

Consolidated Direct Operating Expenses

Consolidated direct operating expenses decreased $19.2 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $36.0 million impact from movements in foreign exchange rates, consolidated direct operating expenses increased $16.8 million during the three months ended March 31, 2015 compared to the same period of 2014. iHM direct operating expenses increased $1.9 million during the three months ended March 31, 2015 compared to the same period of 2014, primarily resulting from higher music license and performance royalties. Americas outdoor direct operating expenses increased $2.9 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $2.2 million impact from movements in foreign exchange rates, Americas outdoor direct operating expenses increased $5.1 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily due to higher variable site lease expenses related to the increase in revenues. International outdoor direct operating expenses decreased $21.4 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $33.8 million impact from movements in foreign exchange rates, International outdoor direct operating expenses increased $12.4 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily as a result of higher variable costs associated with higher revenue.

Consolidated Selling, General and Administrative (“SG&A”) Expenses

Consolidated SG&A expenses increased $1.6 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $12.5 million impact from movements in foreign exchange rates, consolidated SG&A expenses increased $14.1 million during the three months ended March 31, 2015 compared to the same period of 2014. iHM SG&A expenses increased $8.0 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily due to advertising and promotion expenses, partially offset by lower compensation expenses as a result of the Company’s strategic revenue and efficiency initiatives. Americas outdoor SG&A expenses decreased $0.7 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $0.9 million impact from movements in foreign exchange rates, Americas outdoor SG&A expenses increased $0.2 million during the three months ended March 31, 2015 compared to the same period of 2014. International outdoor SG&A expenses decreased $5.1 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $11.6 million impact from movements in foreign exchange rates, International outdoor SG&A expenses increased $6.5 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily due to higher compensation expense, including commissions in connection with higher revenues.

Corporate Expenses

Corporate expenses increased $4.6 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $1.2 million impact from movements in foreign exchange rates, corporate expenses increased $5.8 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily due to increased employee benefits, and property and casualty insurance costs, as well as the impact of an $8.5 million insurance recovery related to shareholder litigation recognized in the first quarter of 2014. These increases were partially offset by lower severance costs, primarily as a result of the $6.3 million incurred in the first quarter 2014 related to the separation of the former iHM segment CEO.

Revenue and Efficiency Initiatives

Included in the amounts for direct operating expenses, SG&A and corporate expenses discussed above are expenses of $10.4 million incurred in connection with our strategic revenue and efficiency initiatives during the three months ended March 31, 2015. Of these expenses, $2.2 million was incurred by our iHM segment, $0.5 million was incurred by our Americas outdoor segment, $0.6 million was incurred by our International outdoor segment, $2.9 million was incurred by our Other category and $4.2 million was incurred by Corporate. The costs were incurred to improve revenue growth, enhance yield, reduce costs and organize each business to maximize performance and profitability. These costs consist primarily of severance related to workforce initiatives, consolidation of locations and positions, consulting expenses and other costs incurred in connection with improving our businesses. These costs are expected to provide benefits in future periods as the initiative results are realized.

Of the strategic revenue and efficiency costs of $10.4 million during the first quarter of 2015, $1.1 million are reported within direct operating expenses, $5.1 million are reported within SG&A and $4.2 million are reported within corporate expense. In the first quarter of 2014, such costs totaled $1.2 million, $1.8 million and $10.2 million, respectively.

Depreciation and Amortization

Depreciation and amortization decreased $4.4 million during the three months ended March 31, 2015, compared to the same period of 2014. The decrease was primarily due to the impact from movements in foreign exchange rates.

Other Operating Income (Expense), Net

Other operating expense was $9.0 million for the three months ended March 31, 2015, which related primarily to costs incurred in connection with transactions, including acquisitions and dispositions of assets.

Interest Expense

Interest expense increased $10.7 million during the three months ended March 31, 2015 compared to the same period of 2014, due to a higher weighted average cost of debt.

Equity in Earnings (Loss) of Nonconsolidated Affiliates

The loss of $13.3 million during the three months ended March 31, 2014 primarily related to the loss on the sale of our 50% interest in Australian Radio Network (“ARN”), which included a loss on the sale of $2.4 million and $11.5 million of foreign exchange losses that were reclassified from accumulated other comprehensive income at the date of the sale.

Other Income, net

Other income, net was $19.9 million for the three months ended March 31, 2015, which primarily related to foreign currency gains recognized in connection with intercompany notes denominated in foreign currencies.

Loss on Extinguishment of Debt

In connection with the prepayment of iHeartCommunications’ term loan facilities due 2016 during the first quarter of 2015, we recognized a loss of $2.2 million.

During the first quarter of 2014, CC Finco, LLC (“CC Finco”), an indirect wholly-owned subsidiary of ours, repurchased $52.9 million aggregate principal amount of iHeartCommunications’ outstanding 5.5% Senior Notes due 2014 and $9.0 million aggregate principal amount of iHeartCommunications’ outstanding 4.9% Senior Notes due 2015 for a total of $63.1 million, including accrued interest, through open market purchases. In connection with these transactions, we recognized a loss of $3.9 million.

Income Tax Expense

The effective tax rate for the three months ended March 31, 2015 was (17.2)% and for the three months ended March 31, 2014 was (18.8)%. The 2015 and 2014 effective tax rates were primarily impacted by the deferred tax valuation allowance recorded against deferred tax assets originating in the period from net operating losses in U.S federal, state and certain foreign jurisdictions.

iHM Results of Operations

Our iHM operating results were as follows:

(In thousands)	Three Months Ended March 31,		%
	2015	2014	Change
Revenue	$697,801	$670,347	4%
Direct operating expenses	213,829	211,946	1%
SG&A expenses	261,349	253,345	3%
Depreciation and amortization	60,742	60,324	1%

Operating income	$161,881	$144,732	12%

iHM revenue increased $27.5 million during the three months ended March 31, 2015 compared to the same period of 2014 driven primarily by an increase in our traffic and weather business, which grew primarily due to new sales initiatives. The remaining increase resulted from a combination of growth in our syndication business driven by a higher volume of advertising placed with our news/talk format and the timing of events, such as the iHeartRadio Music Awards show, compared to the first quarter of 2014, as well as higher barter and trade revenue compared to the first quarter of 2014. Partially offsetting these increases was a decrease in core local broadcast radio revenue.

iHM direct operating expenses increased $1.9 million during the three months ended March 31, 2015 compared to the same period of 2014, primarily resulting from higher music license and performance royalties, partially offset by lower event production costs and lower compensation expense as a result of efficiency initiatives. iHM SG&A expenses increased $8.0 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily due to advertising and promotion expenses, including barter and trade, partially offset by lower compensation expense, including commissions, primarily as a result of efficiency initiatives. Strategic revenue and efficiency spending included in SG&A expenses increased $1.2 million compared to the same period last year.

Americas Outdoor Advertising Results of Operations

Our Americas outdoor operating results were as follows:

(In thousands)	Three Months Ended March 31,		% Change
	2015	2014
Revenue	$295,863	$290,610	2%
Direct operating expenses	146,234	143,364	2%
SG&A expenses	55,637	56,368	(1%)
Depreciation and amortization	50,340	49,712	1%

Operating income	$43,652	$41,166	6%

Americas outdoor revenue increased $5.3 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $3.7 million impact from movements in foreign exchange rates, Americas outdoor revenue increased $9.0 million during the three months ended March 31, 2015 compared to the same period of 2014 driven primarily by an increase in revenues from our digital billboards as a result of increased capacity and occupancy, as well as higher revenues from our Time Square spectaculars.

Americas outdoor direct operating expenses increased $2.9 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $2.2 million impact from movements in foreign exchange rates, Americas outdoor direct operating expenses increased $5.1 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily due to higher variable site lease expenses related to the increase in revenues. Americas outdoor SG&A expenses decreased $0.7 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $0.9 million impact from movements in foreign exchange rates, Americas outdoor SG&A expenses increased $0.2 million during the three months ended March 31, 2015 compared to the same period of 2014.

International Outdoor Advertising Results of Operations

Our International outdoor operating results were as follows:

(In thousands)	Three Months Ended March 31,		% Change
	2015	2014
Revenue	$319,180	$344,641	(7%)
Direct operating expenses	216,737	238,149	(9%)
SG&A expenses	71,493	76,581	(7%)
Depreciation and amortization	42,441	48,331	(12%)

Operating income	$(11,491)	$(18,420)	(38%)

International outdoor revenue decreased $25.5 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $50.1 million impact from movements in foreign exchange rates, International outdoor revenue increased $24.6 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily driven by new contracts and higher occupancy in certain European countries, including Sweden, Italy and Norway, as well as growth in Australia and China.

International outdoor direct operating expenses decreased $21.4 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $33.8 million impact from movements in foreign exchange rates, International outdoor direct operating expenses increased $12.4 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily as a result of higher variable costs associated with higher revenue, partially offset by lower production expenses in certain countries in connection with efficiency initiatives. International outdoor SG&A expenses decreased $5.1 million during the three months ended March 31, 2015 compared to the same period of 2014. Excluding the $11.6 million impact from movements in foreign exchange rates, International outdoor SG&A expenses increased $6.5 million during the three months ended March 31, 2015 compared to the same period of 2014 primarily due to higher compensation expense, including commissions in connection with higher revenues.

Reconciliation of Segment Operating Income to Consolidated Operating Income

(In thousands)	Three Months Ended March 31,
	2015	2014
iHM	$161,881	$144,732
Americas outdoor advertising	43,652	41,166
International outdoor advertising	(11,491)	(18,420)
Other	(5,374)	(4,340)
Other operating income, net	(8,974)	165
Corporate expense(1)	(86,552)	(80,490)

Consolidated operating income	$93,142	$82,813

(1)	Corporate expenses include expenses related to iHM, Americas outdoor, International outdoor and our Other category, as well as overall executive, administrative and support functions.

Share-Based Compensation Expense

We do not have any compensation plans under which we grant stock awards to employees. Certain employees receive equity awards from iHeartMedia, Inc.’s and CCOH’s equity incentive plans.

Share-based compensation payments are recorded in corporate expenses and were $2.5 million and $3.0 million for the three months ended March 31, 2015 and 2014, respectively.

As of March 31, 2015, there was $22.0 million of unrecognized compensation cost related to unvested share-based compensation arrangements that will vest based on service conditions. Based on the terms of the award agreements, this cost is expected to be recognized over a weighted average period of approximately three years. In addition, as of March 31, 2015, there was $22.2 million of unrecognized compensation cost related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions. This cost will be recognized when it becomes probable that the performance condition will be satisfied.

Year ended December 31, 2014 Compared to Year ended December 31, 2013

Consolidated Results of Operations

The comparison of our results of operations for the year ended December 31, 2014 to the year ended December 31, 2013 is as follows:

(In thousands)	Years Ended December 31,		% Change
	2014	2013
Revenue	$6,318,533	$6,243,044	1%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,540,950	2,565,020	(1%)
Selling, general and administrative expenses (excludes depreciation and amortization)	1,680,623	1,638,928	3%
Corporate expenses (excludes depreciation and amortization)	320,331	313,514	2%
Depreciation and amortization	710,898	730,828	(3%)
Impairment charges	24,176	16,970	42%
Other operating income, net	40,031	22,998	74%

Operating income	1,081,586	1,000,782	8%
Interest expense	1,741,596	1,649,451	6%
Gain on marketable securities	—	130,879
Equity in loss of nonconsolidated affiliates	(9,416)	(77,696)
Loss on extinguishment of debt	(43,347)	(87,868)
Other income (expense), net	9,104	(21,980)

Loss before income taxes	(703,669)	(705,334)
Income tax benefit (expense)	(58,489)	121,817

Consolidated net loss	(762,158)	(583,517)
Less amount attributable to noncontrolling interest	31,603	23,366

Net loss attributable to the Company	$(793,761)	$(606,883)

Consolidated Revenue

Our consolidated revenue during 2014 increased $75.5 million, including a decrease of $22.7 million from movements in foreign exchange compared to 2013. Excluding the impact of foreign exchange movements, consolidated revenue increased $98.2 million. Our iHM revenue increased $29.9 million driven by increased revenues from political advertising, our traffic and weather business, core national broadcast radio and digital revenues. Americas outdoor revenue decreased $35.1 million compared to 2013, including negative movements in foreign exchange of $9.4 million. Excluding the impact of foreign exchange movements, Americas outdoor revenue decreased $25.7 million primarily driven by lower revenues generated by national accounts and the nonrenewal of certain airport contracts and lower revenues in our Los Angeles market as a result of the impact of litigation. Our International outdoor revenue increased $50.2 million compared to 2013, including negative movements in foreign exchange of $13.3 million. Excluding the impact of foreign exchange movements, International outdoor revenue increased $63.5 million primarily driven by new contracts and growth in Europe and emerging markets. Other revenues increased $30.7 million primarily as a result of higher political revenues and a contract termination fee of $15 million earned by our media representation business.

Consolidated Direct Operating Expenses

Consolidated direct operating expenses during 2014 decreased $24.1 million, including a decrease of $11.9 million from movements in foreign exchange compared to 2013. Excluding the impact of foreign exchange movements, consolidated direct operating expenses decreased $12.2 million. Our iHM direct operating expenses decreased $25.9 million compared to 2013, primarily due to lower costs in our national syndication business partially offset by higher programming and content costs. Direct operating expenses in our Americas outdoor segment decreased $5.0 million compared to 2013, including a decrease of $6.0 million from movements in foreign exchange. Excluding the impact of foreign exchange movements, direct operating expenses in our Americas outdoor segment increased $1.0 million. Direct operating expenses in our International outdoor segment increased $7.1 million compared to 2013, including a decrease of $5.9 million from movements in foreign exchange. Excluding the impact of foreign exchange movements, direct operating expenses in our International outdoor segment increased $13.0 million primarily as a result of higher variable costs associated with new contracts.

Consolidated Selling, General and Administrative (“SG&A”) Expenses

Consolidated SG&A expenses during 2014 increased $41.7 million, including a decrease of $4.5 million from movements in foreign exchange compared to 2013. Excluding the impact of foreign exchange movements, consolidated SG&A expenses increased $46.2 million. Our iHM SG&A expenses increased $34.2 million primarily due to higher compensation expense, including commissions. SG&A expenses decreased $9.8 million in our Americas outdoor segment including a decrease of $1.9 million from movements in foreign exchange compared to 2013. Excluding the impact of foreign exchange movements, SG&A expenses in our Americas outdoor segment decreased $7.9 million primarily due to lower commission expense in connection with lower revenues and property tax refunds. Our International outdoor SG&A expenses increased $14.8 million compared to 2013, including a $2.7 million decrease due to the effects of movements in foreign exchange. Excluding the impact of foreign exchange movements, SG&A expenses in our International outdoor segment increased $17.5 million primarily due to higher compensation expense, including commissions, in connection with higher revenues, as well as higher litigation expenses.

Corporate Expenses

Corporate expenses increased $6.8 million compared to 2013, primarily due to increased employee benefits costs, higher strategic revenue and efficiency costs and higher compensation expenses related to our variable compensation plans, partially offset by an $8.5 million credit for the realization of an insurance recovery related to litigation filed by stockholders of Clear Channel Outdoor Holdings, Inc. (“CCOH”), an indirect non-wholly owned subsidiary of ours, and lower legal costs related to this litigation.

Revenue and Efficiency Initiatives

Included in the amounts for direct operating expenses, SG&A and corporate expenses discussed above are expenses of $70.6 million incurred in connection with our strategic revenue and efficiency initiatives. The costs were incurred to improve revenue growth, enhance yield, reduce costs, and organize each business to maximize performance and profitability. These costs consist primarily of consolidation of locations and positions, severance related to workforce initiatives, consulting expenses, and other costs incurred in connection with streamlining our businesses.

Of the strategic revenue and efficiency costs, $13.0 million are reported within direct operating expenses, $23.6 million are reported within SG&A and $34.0 million are reported within corporate expense. In 2013, such costs totaled $15.1 million, $22.3 million, and $20.5 million, respectively.

Depreciation and Amortization

Depreciation and amortization decreased $19.9 million during 2014 compared to 2013, primarily due to intangible assets becoming fully amortized.

Other Operating Income (Expense), Net

Other operating income of $40.0 million in 2014 primarily related to a non-cash gain of $43.5 million recognized on the sale of non-core radio stations in exchange for a portfolio of 29 stations in five markets.

Other operating income of $23.0 million in 2013 primarily related to the gain on the sale of certain outdoor assets in our Americas outdoor segment.

Interest Expense

Interest expense increased $92.1 million during 2014 compared to 2013 primarily due to the weighted average cost of debt increasing as a result of debt refinancings that occurred since 2013. Please refer to “Sources of Capital” for additional discussion of debt issuances and exchanges. Our weighted average cost of debt during 2014 and 2013 was 8.1% and 7.6%, respectively.

Equity in Earnings (Loss) of Nonconsolidated Affiliates

Equity in loss of nonconsolidated affiliates of $9.4 million for 2014 primarily related to the $4.5 million gain on the sale of our 50% interest in Buspak in the third quarter, offset by the first quarter 2014 sale of our 50% interest in Australian Radio Network Pty Ltd (“ARN”), which included a loss on the sale of $2.4 million and $11.5 million of foreign exchange losses that were reclassified from accumulated other comprehensive income at the date of the sale.

Equity in loss of nonconsolidated affiliates of $77.7 million for 2013 primarily included the loss from our investments in Australia Radio Network and New Zealand Radio Network. On February 18, 2014, a subsidiary of the Company sold its 50% interest in ARN. As of December 31, 2013 the book value of our investment in ARN exceeded the estimated selling price. Accordingly, we recorded an impairment charge of $95.4 million during the fourth quarter of 2013 to write down the investment to its estimated fair value.

Loss on Extinguishment of Debt

During the fourth quarter of 2014, CC Finco repurchased $57.1 million aggregate principal amount of our 5.5% Senior Notes due 2016 and $120.0 million aggregate principal amount of our 10.0% Senior Notes due 2018 for a total of $159.3 million, including accrued interest, through open market purchases. In connection with these transactions, we recognized a net gain of $12.9 million.

In September of 2014, we prepaid $974.9 million of the loans outstanding under our Term Loan B facility and $16.1 million of the loans outstanding under our Term Loan C asset sale facility. In connection with these transactions, we recognized a loss of $4.8 million.

During June 2014, we redeemed $567.1 million aggregate principal amount of our outstanding 5.5% Senior Notes due 2014 and $241.0 million aggregate principal amount of our outstanding 4.9% Senior Notes due 2015. In connection with these transactions, we recognized a loss of $47.5 million.

During the first quarter of 2014, CC Finco repurchased $52.9 million aggregate principal amount of our outstanding 5.5% Senior Notes due 2014 and $9.0 million aggregate principal amount of our outstanding 4.9% Senior Notes due 2015 for a total of $63.1 million, including accrued interest, through open market purchases. In connection with these transactions, we recognized a loss of $3.9 million.

During 2013, we recognized a loss of $84.0 million due to a debt exchange related to our 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 into 14.0% Senior Notes due 2021. In addition, we recognized a loss of $3.9 million due to the write-off of deferred loan costs in connection with the prepayment of Term Loan A of our senior secured credit facilities.

Income Tax Benefit (Expense)

The effective tax rate for the year ended December 31, 2014 was (8.3%) compared to 17.3% for the year ended December 31, 2013. The effective tax rate for 2014 was impacted by the $339.8 million valuation allowance recorded against the Company’s current period federal and state net operating losses due to the uncertainty of the ability to utilize those losses in future periods. This expense was partially offset by $28.9 million in net tax benefits associated with a decrease in unrecognized tax benefits resulting from the expiration of statutes of limitations to assess taxes in the United Kingdom and several state jurisdictions.

The effective tax rate for the year ended December 31, 2013 was 17.3% and was primarily impacted by the $143.5 million valuation allowance recorded during the period as additional deferred tax expense. The valuation allowance was recorded against a portion of the U.S. Federal and State net operating losses due to the uncertainty of the ability to utilize those losses in future periods. This expense was partially offset by tax benefits recorded during the period due to the settlement of our U.S. Federal and certain State tax examinations during the year. Pursuant to the settlements, we recorded a reduction to income tax expense of approximately $20.2 million to reflect the net tax benefits of the settlements.

iHM Results of Operations

Our iHM operating results were as follows:

(In thousands)	Years Ended December 31,		% Change
	2014	2013
Revenue	$3,161,503	$3,131,595	1%
Direct operating expenses	927,674	953,577	(3%)
SG&A expenses	1,018,930	984,704	3%
Depreciation and amortization	240,868	262,136	(8%)

Operating income	$974,031	$931,178	5%

iHM revenue increased $29.9 million during 2014 compared to 2013 driven primarily by political advertising, our traffic and weather business and the impact of strategic sales initiatives, and higher core national broadcast revenues, including events and digital revenue. Digital streaming revenue was higher for the year as a result of increased advertising on our iHeartRadio platform. Partially offsetting these increases was a decrease in core local broadcast radio and syndication revenues.

Direct operating expenses decreased $25.9 million during 2014, primarily resulting from lower costs in our national syndication business partially offset by higher programming and content costs, including sports programming and music license and performance royalties. SG&A expenses increased $34.2 million during 2014 primarily due to higher compensation expense, including commissions. Strategic revenue and efficiency costs included in SG&A expenses increased $4.4 million compared to 2013.

Depreciation and amortization decreased $21.3 million, primarily due to intangible assets becoming fully amortized.

Americas Outdoor Advertising Results of Operations

Our Americas outdoor advertising operating results were as follows:

(In thousands)	Year Ended December 31,		% Change
	2014	2013
Revenue	$1,350,623	$1,385,757	(3%)
Direct operating expenses	605,771	610,750	(1%)
SG&A expenses	233,641	243,456	(4%)
Depreciation and amortization	203,928	206,031	(1%)

Operating income	$307,283	$325,520	(6%)

Our Americas outdoor revenue decreased $35.1 million compared to 2013, including negative movements in foreign exchange of $9.4 million. Excluding the impact of foreign exchange movements, Americas outdoor revenue decreased $25.7 million driven primarily by lower spending by national accounts and the nonrenewal of certain airport contracts. Revenues were also lower in our Los Angeles market as a result of the impact of litigation.

Direct operating expenses decreased $5.0 million compared to 2013, including a decrease of $6.0 million from movements in foreign exchange. Excluding the impact of foreign exchange movements, direct operating expenses in our Americas outdoor segment increased $1.0 million. SG&A expenses decreased $9.8 million compared to 2013, including a decrease of $1.9 million from movements in foreign exchange. Excluding the impact of foreign exchange movements, SG&A expenses in our Americas outdoor segment decreased $7.9 million primarily due to lower commission expense in connection with lower revenues and property tax refunds.

International Outdoor Advertising Results of Operations

Our International outdoor advertising operating results were as follows:

(In thousands)	Year Ended December 31,		% Change
	2014	2013
Revenue	$1,610,636	$1,560,433	3%
Direct operating expenses	991,117	983,978	1%
SG&A expenses	314,878	300,116	5%
Depreciation and amortization	198,143	194,493	2%

Operating income	$106,498	$81,846	30%

International outdoor revenue increased $50.2 million compared to 2013, including a decrease of $13.3 million from movements in foreign exchange. Excluding the impact of foreign exchange movements, revenues increased $63.5 million primarily driven by revenue growth in Europe including Italy, due to a new contract for airports in Rome, as well as Sweden, France, and the UK. Revenue in emerging markets also increased, particularly in China and Mexico primarily as a result of new contracts.

Direct operating expenses increased $7.1 million compared to 2013, including a decrease of $5.9 million from movements in foreign exchange. Excluding the impact of movements in foreign exchange, direct operating expenses increased $13.0 million primarily as a result of higher variable costs associated with new contracts, including the Rome airports contract in Italy. SG&A expenses increased $14.8 million compared to 2013, including a decrease of $2.7 million from movements in foreign exchange. Excluding the impact of movements in foreign exchange, SG&A expenses increased $17.5 million primarily due to higher compensation expense, including commissions, in connection with higher revenues, as well as higher litigation expenses.

Year Ended December 31, 2013 as Compared to Year Ended December 31, 2012

Consolidated Results of Operations

The comparison of our historical results of operations for the year ended December 31, 2013 to the year ended December 31, 2012 is as follows:

(In thousands)	Years Ended December 31,		% Change
	2013	2012
Revenue	$6,243,044	$6,246,884	(0%)
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,565,020	2,504,529	2%
Selling, general and administrative expenses (excludes depreciation and amortization)	1,638,928	1,660,289	(1%)
Corporate expenses (excludes depreciation and amortization)	313,514	293,207	7%
Depreciation and amortization	730,828	729,285	0%
Impairment charges	16,970	37,651	(55%)
Other operating income, net	22,998	48,127	(52%)

(In thousands)	Years Ended December 31,		% Change
	2013	2012

Operating income	1,000,782	1,070,050	(6%)
Interest expense	1,649,451	1,549,023
Gain (loss) on marketable securities	130,879	(4,580)
Equity in earnings (loss) of nonconsolidated affiliates	(77,696)	18,557
Loss on extinguishment of debt	(87,868)	(254,723)
Other income (expense), net	(21,980)	250

Loss before income taxes	(705,334)	(719,469)
Income tax benefit	121,817	308,279

Consolidated net loss	(583,517)	(411,190)
Less amount attributable to noncontrolling interest	23,366	13,289

Net loss attributable to the Company	$(606,883)	$(424,479)

Consolidated Revenue

Our consolidated revenue decreased $3.8 million including the increase of $3.5 million from the impact of movements in foreign exchange compared to 2012. Excluding the impact of foreign exchange movements and $20.4 million impact of our divestiture of our international neon business during 2012, revenue increased $13.1 million. iHM revenue increased $46.8 million, driven by growth from national advertising including telecommunications, retail, and entertainment, and higher advertising revenues from our digital services primarily as a result of increased demand as listening hours have increased. Americas outdoor revenue increased $18.1 million, driven primarily by bulletin revenue growth as a result of increases in occupancy, capacity and rates in our traditional and digital product lines. International outdoor revenue decreased $18.8 million including the impact of favorable movements in foreign exchange of $8.6 million compared to 2012. Excluding the impact of foreign exchange movements and the $20.4 million impact of our divestiture of our international neon business during 2012, International outdoor revenue decreased $7.0 million. Declines in certain countries as a result of weakened macroeconomic conditions were partially offset by growth in street furniture and billboard revenue in other countries. Revenue in our Other category declined $49.7 million as a result of decreased political advertising through our media representation business.

Consolidated Direct Operating Expenses

Direct operating expenses increased $60.5 million including an increase of $3.6 million due to the effects of movements in foreign exchange compared to 2012 and the impact of our divestiture of our international neon business of $13.0 million during 2012. iHM direct operating expenses increased $64.7 million, primarily due to higher promotional and sponsorship costs for events such as the iHeartRadio Music Festival and Jingle Balls and an increase in digital expenses related to our iHeartRadio digital platform including higher digital streaming fees due to increased listening hours, as well as music licensing fees, partially offset by a decline in traffic expenses. Americas outdoor direct operating expenses decreased $15.1 million, primarily due to decreased site lease expense associated with declining revenues of some of our lower-margin product lines. Direct operating expenses in our International outdoor segment increased $6.3 million, including a $6.4 million increase due to the effects of movements in foreign exchange.

Consolidated SG&A Expenses

SG&A expenses decreased $21.4 million including an increase of $1.7 million due to the effects of movements in foreign exchange compared to 2012. iHM SG&A expenses increased $25.5 million primarily due to compensation expenses and amounts related to our variable compensation plans including commissions, which were higher for the 2013 period in connection with increasing national and digital revenues. SG&A expenses in our Americas outdoor segment decreased $19.2 million primarily due to certain expenses during the 2012 period related to legal and other costs in Brazil that did not recur during 2013. Our International outdoor SG&A expenses decreased $11.9 million including a $3.1 million increase due to the effects of movements in foreign exchange compared to the same period of 2012. Excluding the impact of foreign exchange movements and excluding the $4.2 million impact of our divestiture of our international neon business during 2012, SG&A expenses decreased $10.8 million due to lower expenses as a result of cost saving initiatives.

Corporate Expenses

Corporate expenses increased $20.3 million during 2013 compared to 2012. This increase was primarily driven by increases in compensation expenses including amounts related to our variable compensation plans and strategic initiatives as well as $7.8 million in executive transition costs and legal costs related to stockholder litigation.

Revenue and Efficiency Initiatives

Included in the amounts for direct operating expenses, SG&A and corporate expenses discussed above are expenses of $57.9 million incurred in connection with our strategic revenue and efficiency initiatives. The costs were incurred to improve revenue growth, enhance yield, reduce costs, and organize each business to maximize performance and profitability. These costs consist primarily of consulting expenses, consolidation of locations and positions, severance related to workforce initiatives and other costs incurred in connection with streamlining our businesses. These costs are expected to provide benefits in future periods as the initiative results are realized. Of these costs, $15.1 million are reported within direct operating expenses, $22.3 million are reported within SG&A and $20.5 million are reported within corporate expense. In 2012, such costs totaled $13.8 million, $47.2 million, and $15.2 million, respectively.

Depreciation and Amortization

Depreciation and amortization increased $1.5 million during 2013 compared to 2012, primarily due to fixed asset additions primarily consisting of digital assets and software, which are depreciated over shorter useful lives partially offset by various assets becoming fully depreciated in 2013.

Impairment Charges

We performed our annual impairment tests as of October 1, 2013 and 2012 on our goodwill, FCC licenses, billboard permits, and other intangible assets and recorded impairment charges of $17.0 million and $37.7 million, respectively. During 2013, we recognized a $10.7 million goodwill impairment charge in our International outdoor segment related to a decline in the estimated fair value of one market.

Other Operating Income, Net

Other operating income of $23.0 million in 2013 primarily related to the gain on the sale of certain outdoor assets in our Americas outdoor segment.

Other operating income of $48.1 million in 2012 primarily related to the gain on the sale of our international neon business in the third quarter of 2012.

Interest Expense

Interest expense increased $100.4 million during 2013 compared to 2012 primarily as a result of interest expense associated with the impact of refinancing transactions resulting in higher interest rates. Please refer to “—Sources of Capital” for additional discussion of debt issuances and exchanges. Our weighted average cost of debt during 2013 and 2012 was 7.6% and 6.7%, respectively.

Gain (Loss) on Marketable Securities

The gain on marketable securities of $130.9 million during 2013 resulted from the sale of the shares we held in Sirius XM Radio, Inc.

The loss on marketable securities of $4.6 million during 2012 primarily related to the impairment of our investment in Independent News & Media PLC (“INM”) during 2012 and the impairment of a cost-basis investment during 2012. The fair value of INM was below cost for an extended period of time and recovery of the value was not probable. As a result, we considered the guidance in ASC 320-10-S99 and reviewed the length of the time and the extent to which the market value was less than cost, the financial condition and the near-term prospects of the issuer. After this assessment, we concluded that the impairment at each date was other than temporary and recorded non-cash impairment charges to our investment in INM, as noted above. We obtained the financial information for our cost-basis investment and noted continued doubt of the investment’s ability to continue as a going concern. After evaluating the financial condition of the investment, we concluded that the investment was other than temporarily impaired and recorded a non-cash impairment charge to that investment.

Equity in Earnings (Loss) of Nonconsolidated Affiliates

Equity in loss of nonconsolidated affiliates of $77.7 million for 2013 primarily included the loss from our investments in ARN and New Zealand Radio Network. On February 18, 2014, a subsidiary of the Company sold its 50% interest in ARN. As of December 31, 2013 the book value of our investment in ARN exceeded the estimated selling price. Accordingly, we recorded an impairment charge of $95.4 million during the fourth quarter of 2013 to write down the investment to its estimated fair value.

Equity in earnings of nonconsolidated affiliates of $18.6 million for 2012 primarily included earnings from our investments in ARN.

Loss on Extinguishment of Debt

We recognized a loss of $84.0 million due to a debt exchange during the fourth quarter of 2013 related to our 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 into 14.0% Senior Notes due 2021. In addition, we recognized a loss of $3.9 million due to the write-off of deferred loan costs in connection with the prepayment of Term Loan A of our senior secured credit facilities.

In connection with the refinancing of Clear Channel Worldwide Holdings, Inc. (“CCWH”) Series A Senior Notes and Series B Senior Notes due 2017 with an interest rate of 9.25% (the “Existing CCWH Senior Notes”) with the CCWH Series A Senior Notes and Series B Senior Notes due 2022 with a stated interest rate of 6.5% (the “CCWH Senior Notes”) during the fourth quarter of 2012, CCWH paid existing note holders a tender premium of 7.4% of face value on the $1,724.7 million of Existing CCWH Senior Notes that were tendered in the tender offer and a call premium of 6.9% on the $775.3 million of Existing CCWH Senior Notes that were redeemed following the tender offer. The tender premium of $128.3 million and the call premium of $53.8 million are included in the loss on extinguishment of debt. In addition, we recognized a loss of $39.0 million due to the write-off of deferred loan costs in connection with the call of the Existing CCWH Senior Notes, and recognized losses of $33.7 million in connection with a prepayment during the first quarter of 2012 and a debt exchange during the fourth quarter of 2012 related to our senior secured credit facilities as discussed elsewhere in this Management’s Discussion and Analysis.

Other Income (Expense), Net

In connection with the June 2013 exchange offer of a portion of 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 for newly-issued 14.0% Senior Notes due 2021 and in connection with the senior secured credit facility amendments discussed elsewhere in the Management’s Discussion and Analysis, all of which were accounted for as modifications of existing debt, we incurred expenses of $23.6 million partially offset by $1.8 million in foreign exchange gains on short-term intercompany accounts.

Other income of $0.3 million for 2012 primarily related to miscellaneous dividend and other income of $3.2 million offset by $3.0 million in foreign exchange losses on short-term intercompany accounts.

Income Tax Benefit

The effective tax rate for the year ended December 31, 2013 was 17.3% compared to 42.8% for the year ended December 31, 2012. The effective tax rate for 2013 was primarily impacted by the $143.5 million valuation allowance recorded during the period as additional deferred tax expense. The valuation allowance was recorded against a portion of the U.S. Federal and State net operating losses due to the uncertainty of the ability to utilize those losses in future periods. This expense was partially offset by tax benefits recorded during the period due to the settlement of our U.S. Federal and certain State tax examinations during the year. Pursuant to the settlements, we recorded a reduction to income tax expense of approximately $20.2 million to reflect the net tax benefits of the settlements.

The effective tax rate for the year ended December 31, 2012 was 42.8% and was favorably impacted by our settlement of U.S. Federal and foreign tax examinations during the year. Pursuant to the settlements, we recorded a reduction to income tax expense of approximately $60.6 million to reflect the net tax benefits of the settlements. This benefit was partially offset by additional tax recorded during 2012 related to the write-off of deferred tax assets associated with the vesting of certain equity awards.

iHM Results of Operations

Our iHM operating results were as follows:

(In thousands)	Year Ended December 31,		% Change
	2013	2012
Revenue	$3,131,595	$3,084,780	2%
Direct operating expenses	953,577	888,914	7%
SG&A expenses	984,704	959,182	3%
Depreciation and amortization	262,136	262,409	0%

Operating income	$931,178	$974,275	(4%)

iHM revenue increased $46.8 million during 2013 compared to 2012, primarily due to an increase in national advertising revenue across various markets and advertising categories, including telecommunications, retail, and entertainment, as well as growth in digital advertising revenue as a result of increased listenership on our iHeartRadio platform, with total listening hours increasing 29%. Promotional and sponsorship revenues were also higher driven by events, such as the iHeartRadio Music Festival, Jingle Balls, iHeartRadio Ultimate Pool Party, and album release events. These increases were partially offset by lower political revenues compared to 2012, as well as a decline in our traffic business as a result of integration activities and certain contract losses.

Direct operating expenses increased $64.7 million during 2013 primarily from events, promotional cost, compensation, and higher streaming and performance royalty expenses during 2013 due to increased listenership on our iHeartRadio platform. In addition, we incurred higher music license fees after receiving a one-time $20.7 million credit in 2012 from one of our performance rights organizations. These increases were partially offset by lower costs in our traffic business as a result of lower revenues and reduced spending on strategic revenue and cost initiatives. SG&A expenses increased $25.5 million primarily on our variable compensation plans, including commissions, as a result of an increase in national and digital revenue. In addition, we also incurred higher legal fees and research expenses related to sales and programming activities in 2013.

Americas Outdoor Advertising Results of Operations

Our Americas outdoor advertising operating results were as follows:

(In thousands)	Year Ended December 31,		% Change
	2013	2012
Revenue	$1,385,757	$1,367,669	1%
Direct operating expenses	610,750	625,852	(2%)
SG&A expenses	243,456	262,645	(7%)
Depreciation and amortization	206,031	200,372	3%

Operating income	$325,520	$278,800	17%

Our Americas outdoor revenue increased $18.1 million during 2013 compared to 2012, driven primarily by increases in revenues from bulletins and posters. Traditional bulletins and posters had increases in occupancy and rates in connection with new contracts, while the increase for digital displays was driven by higher occupancy and capacity. The increase for digital displays was negatively impacted by lower revenues in our Los Angeles market as a result of the impact of litigation as discussed further in the “Business” section of this prospectus. Partially offsetting these increases were declines in specialty business revenues due primarily to a significant contract during 2012 that did not recur during 2013, and declines in our airport business driven primarily by the loss of certain of our U.S. airport contracts and other airport revenue.

Direct operating expenses decreased $15.1 million, primarily due to the benefits resulting from our previous strategic cost initiatives as well as reduced variable costs associated with site lease expenses due to reduced revenues on lower margin products. SG&A expenses decreased $19.2 million primarily due to the absence in 2013 of $22.7 million in expenses incurred during 2012 in connection with legal and other costs in Brazil as well as decreases in 2013 in strategic revenue and cost initiative expenses. This decrease was partially offset by higher legal costs, as well as compensation expenses including commissions and amounts related to our variable compensation plans, which were higher for the 2013 period in connection with increasing our revenues.

Depreciation and amortization increased $5.7 million, primarily due to our continued deployment of digital billboards partially offset by assets becoming fully depreciated during 2013.

International Outdoor Advertising Results of Operations

Our International outdoor advertising operating results were as follows:

(In thousands)	Year Ended December 31,		% Change
	2013	2012
Revenue	$1,560,433	$1,579,275	(1%)
Direct operating expenses	983,978	977,640	1%
SG&A expenses	300,116	312,017	(4%)
Depreciation and amortization	194,493	196,909	(1%)

Operating income	$81,846	$92,709	(12%)

International outdoor revenue decreased $18.8 million during 2013 compared to 2012, including an increase of $8.6 million from movements in foreign exchange, and the divestiture of our international neon business which had $20.4 million in revenues during 2012. Excluding the impact of foreign exchange and the divestiture, revenues decreased $7.0 million due to lower revenues in Europe as a result of weakened macroeconomic conditions.

Direct operating expenses increased $6.3 million including an increase of $6.4 million from movements in foreign exchange, and the divestiture of our international neon business during 2012 which had $13.0 million in direct operating expenses during 2012. Excluding the impact of movements in foreign exchange and the divestiture, direct operating expenses increased $12.9 million driven primarily by increases in variable costs in certain markets such as China and Norway resulting from increased revenues partially offset by declines in expenses in response to declining revenues in other countries in Europe. SG&A expenses decreased $11.9 million including an increase of $3.1 million from movements in foreign exchange and the divestiture of our international neon business during 2012, which had $4.2 million in SG&A expenses during 2012.

Reconciliation of Segment Operating Income to Consolidated Operating Income

(In thousands)	Year Ended December 31,
	2014	2013	2012
iHM	$974,031	$931,178	$974,275
Americas outdoor advertising	307,283	325,520	278,800
International outdoor advertising	106,498	81,846	92,709
Other	32,676	(1,399)	31,024
Impairment charges	(24,176)	(16,970)	(37,651)
Other operating income, net	40,031	22,998	48,127
Corporate expense(1)	(354,757)	(342,391)	(317,234)

Consolidated operating income	$1,081,586	$1,000,782	$1,070,050

(1)	Corporate expenses include expenses related to iHM, Americas outdoor, International outdoor and our Other category, as well as overall executive, administrative and support functions.

Share-Based Compensation Expense

We do not have any compensation plans under which we grant stock awards to employees. Our employees receive equity awards from the equity incentive plans of our indirect parent, iHeartMedia, Inc. (“Parent”), and our subsidiary, CCOH.

As of December 31, 2014, there was $22.4 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on service conditions. This cost is expected to be recognized over a weighted average period of approximately three years. In addition, as of December 31, 2014, there was $24.7 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions. This cost will be recognized when it becomes probable that the performance condition will be satisfied.

Share-based compensation expenses are recorded in corporate expenses and were $10.7 million, $16.7 million and $28.5 million for the years ended December 31, 2014, 2013 and 2012, respectively.

On October 22, 2012, Parent granted 1.8 million restricted shares of its Class A common stock (the “Replacement Shares”) in exchange for 2.0 million stock options granted under the Clear Channel 2008 Executive Incentive Plan pursuant to an option exchange program (the “Program”) that expired on November 19, 2012. In addition, on October 22, 2012, Parent granted 1.5 million fully-vested shares of its Class A common stock (the “Additional Shares”) pursuant to a tax assistance program offered in connection with the Program. Upon the expiration of the Program on November 19, 2012, Parent repurchased 0.9 million of the Additional Shares from the employees who elected to participate in the Program and timely delivered to us a properly completed election form under Internal Revenue Code Section 83(b) to fund tax withholdings in connection with the Program. Employees who ceased to be eligible, declined to participate in the Program or, in the case of the Additional Shares, declined to participate in the tax assistance program, forfeited their Replacement Shares and Additional Shares on November 19, 2012 and retained their stock options with no changes to the terms. We accounted for the exchange program as a modification of the existing awards under ASC 718 and will recognize incremental compensation expense of approximately $1.7 million over the service period of the new awards. We recognized $2.6 million of expense related to the Additional Shares granted in connection with the tax assistance program.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows for the Three Months Ended March 31, 2015 and 2014

The following discussion highlights cash flow activities during the three months ended March 31, 2015 and 2014, respectively:

(In thousands)	Three Months Ended March 31,
	2015	2014
Cash provided by (used for):
Operating activities	$(236,212)	$(91,648)
Investing activities	$(30,568)	$152,654
Financing activities	$104,981	$(105,984)

Operating Activities

Cash used for operating activities was $236.2 million during the three months ended March 31, 2015 compared to $91.7 million of cash used during the three months ended March 31, 2014. Our consolidated net loss included $193.1 million of non-cash items in 2015. Our consolidated net loss in 2014 included $253.4 million of non-cash items. Non-cash items affecting our net loss include depreciation and amortization, deferred taxes, provision for doubtful accounts, amortization of deferred financing charges and note discounts, net, share-based compensation, gain on disposal of operating and fixed assets, gain on marketable securities, equity in (earnings) loss of nonconsolidated affiliates, loss on extinguishment of debt, and other reconciling items, net as presented on the face of the consolidated statement of cash flows. The increase in cash used for operating activities can be partially attributed to changes in working capital balances, particularly accrued expenses and accrued interest resulting from the timing of payments. Cash paid for interest during the three months ended March 31, 2015 was $495.0 million as compared to $412.6 million paid during the three months ended March 31, 2014.

Investing Activities

Cash used for investing activities of $30.6 million during the three months ended March 31, 2015 primarily reflected capital expenditures of $56.5 million, partially offset by proceeds of $32.6 million from the sale of various operating assets, including our San Antonio office buildings, which we are partially leasing back under long-term operating leases. We spent $11.9 million for capital expenditures in our iHM segment primarily related to leasehold improvements and IT infrastructure, $16.7 million in our Americas outdoor segment primarily related to the construction of new advertising structures such as digital displays, $25.1 million in our International outdoor segment primarily related to billboard and street furniture advertising structures, $1.1 million in our Other category and $1.7 million by Corporate primarily related to equipment and software.

Cash provided by investing activities of $152.7 million during the three months ended March 31, 2014 primarily reflected proceeds of $221.0 million from the sale of our 50% interest in ARN, partially offset by capital expenditures of $67.4 million. We spent $10.3 million for capital expenditures in our iHM segment primarily related to leasehold improvements and equipment, $16.4 million in our Americas outdoor segment primarily related to the construction of new advertising structures including digital displays, $20.9 million in our International outdoor segment primarily related to billboard and street furniture advertising structures, $1.8 million in our Other category, and $18.0 million in Corporate primarily related to equipment and software purchases.

Financing Activities

Cash provided by financing activities of $105.0 million during the three months ended March 31, 2015 primarily reflected the borrowing of $120.0 million by iHeartCommunications under its receivables based credit facility, as well as the net effect of the proceeds from the issuance of $950 million of 10.625% Priority Guarantee Notes due 2023 and the use of the net proceeds primarily to prepay at par $916.1 million of the loans outstanding under our Term Loan B facility and $15.2 million of the loans outstanding under our Term Loan C asset sale facility.

Cash used for financing activities of $106.0 million during the three months ended March 31, 2014 primarily reflected payments on credit facilities, partially offset by proceeds from long-term debt. iHeartCommunications repaid the full $247.0 million principal amount outstanding under its receivables based credit facility, using cash on hand. This was partially offset by cash proceeds from the sale by a subsidiary of iHeartCommunications to private purchasers of $227.0 million aggregate principal amount of 14% Senior Notes due 2021. Other cash used for financing activities included payments by a subsidiary of iHeartCommunications to repurchase $52.9 million aggregate principal amount of iHeartCommunications’ outstanding 5.5% Senior Notes and $9.0 million aggregate principal amount of iHeartCommunications’ outstanding 4.9% of Senior Notes for a total of $63.1 million, including accrued interest.

Cash Flows for the Years Ended December 31, 2014, 2013 and 2012

The following discussion highlights cash flow activities during the years ended December 31, 2014, 2013 and 2012, respectively.

(In thousands)	Years Ended December 31,
	2014	2013	2012
Cash provided by (used for):
Operating activities	$245,116	$212,872	$485,132
Investing activities	$(88,682)	$(133,365)	$(397,021)
Financing activities	$(398,001)	$(595,882)	$(95,349)

Operating Activities

2014

Cash provided by operating activities in 2014 was $245.1 million compared to $212.9 million of cash provided in 2013. Our consolidated net loss included $877.5 million of non-cash items in 2014. Our consolidated net loss in 2013 included $782.5 million of non-cash items. Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, amortization of deferred financing charges and note discounts, net, share-based compensation, gain on disposal of operating and fixed assets, gain on marketable securities, equity in (earnings) loss of nonconsolidated affiliates, loss on extinguishment of debt, and other reconciling items, net as presented on the face of the consolidated statement of cash flows. Cash paid for interest was $2.6 million lower in 2014 compared to the prior year due to the timing of accrued interest payments from refinancing transactions.

2013

Cash provided by operating activities in 2013 was $212.9 million compared to $485.1 million of cash provided in 2012. Our consolidated net loss included $782.5 million of non-cash items in 2013. Our consolidated net loss in 2012 included $873.5 million of non-cash items. Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, amortization of deferred financing charges and note discounts, net, share-based compensation, gain on disposal of operating and fixed assets, gain on marketable securities, equity in loss of nonconsolidated affiliates, loss on extinguishment of debt, and other reconciling items, net as presented on the face of the consolidated statement of cash flows. Cash paid for interest was $162.1 million higher in 2013 compared to the prior year due to the timing of accrued interest with the issuance of CCWH’s Subordinated Notes during the first quarter of 2012 and our 9.0% Priority Guarantee Notes due 2019 during the fourth quarter of 2012.

2012

The $110.2 million increase in cash flows from operations to $485.1 million in 2012 compared to $374.9 million in 2011 was primarily driven by changes in working capital. Our consolidated net loss in 2012 included $873.5 million of non-cash items. Non-cash items affecting our net loss include impairment charges, depreciation and amortization, deferred taxes, provision for doubtful accounts, amortization of deferred financing charges and note discounts, net, share-based compensation, gain on disposal of operating and fixed assets, loss on marketable securities, equity in earnings of nonconsolidated affiliates, loss on extinguishment of debt, and other reconciling items, net as presented on the face of the consolidated statement of cash flows. Cash paid for interest was $120.6 million higher during 2012 compared to the prior year. Cash provided by operations in 2012 compared to 2011 also reflected lower variable compensation payments in 2012 associated with our employee incentive programs based on 2011 operating performance compared to such payments made in 2011 based on 2010 performance.

Investing Activities

2014

Cash used for investing activities of $88.7 million in 2014 primarily reflected capital expenditures of $318.2 million, partially offset by proceeds of $236.6 million primarily from the sale of our 50% interest in ARN and the sale of our 50% interest in Buspak. We spent $50.4 million for capital expenditures in our iHM segment primarily related to leasehold improvements and IT infrastructure, $109.7 million in our Americas outdoor segment primarily related to the construction of new advertising structures such as digital displays, $117.5 million in our International outdoor segment primarily related to billboard and street furniture advertising structures, $5.7 million in our Other category, and $34.9 million by Corporate primarily related to equipment and software.

2013

Cash used for investing activities of $133.4 million during 2013 reflected our capital expenditures of $324.5 million as well as proceeds from the sale of our shares of Sirius XM Radio, Inc. of $135.6 million. We spent $75.7 million for capital expenditures in our iHM segment primarily related to leasehold improvements, $96.6 million in our Americas outdoor segment primarily related to the construction of new advertising structures such as digital displays, $100.9 million in our International outdoor segment primarily related to new advertising structures such as billboards and street furniture and renewals of existing contracts, $9.9 million in our Other category related to our national representation business, and $41.3 million by Corporate primarily related to equipment and software. Other cash provided by investing activities were $81.6 million of proceeds from sales of other operating and fixed assets.

2012

Cash used for investing activities of $397.0 million during 2012 reflected capital expenditures of $390.3 million. We spent $65.8 million for capital expenditures in our iHM segment, $130.8 million in our Americas outdoor segment primarily related to the installation of new digital displays, $137.0 million in our International outdoor segment primarily related to new billboard, street furniture and mall contracts and renewals of existing contracts, $17.4 million in our Other category related to our national representation business, and $39.3 million by Corporate. Partially offsetting cash used for investing activities were $59.7 million of proceeds from the divestiture of our international neon business and the sales of other operating assets.

Financing Activities

2014

Cash used for financing activities of $398.0 million in 2014 primarily reflected payments on long-term debt and the payment by CCOH of a dividend to CCOH shareholders, partially offset by proceeds from the issuance of long-term debt. We received cash proceeds from the issuance by CCU Escrow Corporation of 10% Senior Notes due 2018 ($850.0 million in aggregate principal amount), the sale by our subsidiary of 14% Senior Notes due 2021 to private purchasers ($227.0 million in aggregate principal amount) and the issuance to private purchasers of 9% Priority Guarantee Notes due 2022 ($1,000.0 million in aggregate principal amount). This was partially offset by the redemption of $567.1 million principal amount outstanding of our 5.5% Senior Notes due 2014 (including $158.5 million principal amount of the notes held by a subsidiary of ours) and $241.0 million principal amount outstanding of our 4.9% Senior Notes due 2015, the repayment of the full $247.0 million principal amount outstanding under our receivables-based credit facility, and the prepayment of $974.9 million aggregate principal amount of the Term B facility due 2016 and $16.1 million aggregate principal amount of the Term Loan C facility due 2016. In addition, during 2014, CC Finco repurchased $239.0 million aggregate principal amount of notes, for a total purchase price of $222.4 million, including accrued interest.

2013

Cash used for financing activities of $595.9 million in 2013 primarily reflected payments on long-term debt. We repaid our 5.75% senior notes at maturity for $312.1 million (net of $187.9 million principal amount held by and repaid to a subsidiary) using cash on hand. We prepaid $846.9 million outstanding under our Term Loan A under our senior secured credit facilities using the proceeds from the issuance of our 11.25% Priority Guarantee Notes, borrowings under our receivables based credit facility, and cash on hand. Other cash used for financing activities included payments to holders of 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 in connection with exchange offers in June 2013 of $32.5 million and in December 2013 of $22.7 million, payment of an applicable high yield discount obligation to holders of 11.00%/11.75% Senior Toggle Notes due 2016 in August 2013 of $25.3 million, payments to repurchase noncontrolling interests of $61.1 million and $91.9 million in payments for dividends and other payments to noncontrolling interests.

2012

Cash used for financing activities of $95.3 million during 2012 primarily reflected (i) the issuance of $2.2 billion of the CCWH Subordinated Notes by CCWH and the use of proceeds distributed to us in connection with a dividend declared by CCOH during 2012, in addition to cash on hand, to repay $2.1 billion of indebtedness under our senior secured credit facilities, (ii) the issuance by CCWH of $2.7 billion aggregate principal amount of the CCWH Senior Notes and the use of the proceeds to fund the tender offer for and redemption of the Existing CCWH Senior Notes, (iii) the repayment of our 5.0% senior notes at maturity for $249.9 million (net of $50.1 million principal amount held by and repaid to a subsidiary with respect to notes repurchased and held by such entity), using a portion of the proceeds from our June 2011 issuance of $750.0 million aggregate principal amount of 9.0% Priority Guarantee Notes due 2021, along with available cash on hand and (iv) the exchange of $2.0 billion aggregate principal amount of Term Loans under our senior secured credit facilities for $2.0 billion aggregate principal amount of newly issued 9.0% Priority Guarantee Notes due 2019. Our financing activities also reflect a $244.7 million reduction in noncontrolling interest as a result of the dividend paid by CCOH in connection with the CCWH Subordinated Notes issuance, which represents the portion paid to parties other than our subsidiaries that own CCOH common stock.

Anticipated Cash Requirements

Our primary source of liquidity is cash on hand, cash flow from operations and borrowing capacity under our domestic receivables based credit facility, subject to certain limitations contained in our material financing agreements. A significant amount of our cash requirements are for debt service obligations. We anticipate cash interest requirements of approximately $1.7 billion during 2015. At December 31, 2014, we had debt maturities totaling $3.6 million, $1,126.9 million, and $8.2 million in 2015, 2016, and 2017, respectively. At March 31, 2015, we had debt maturities totaling $195.5 million, $126.8 million and $909.3 million in 2016, 2017, and 2018, respectively. At March 31, 2015, we had $289.0 million of cash on our balance sheet, with $196.1 million in consolidated cash balances held outside the U.S. by our subsidiaries, a portion of which is held by non-wholly owned subsidiaries or is otherwise subject to certain restrictions and not readily accessible to us. It is our policy to permanently reinvest the earnings of our non-U.S. subsidiaries as these earnings are generally redeployed in those jurisdictions for operating needs and continued functioning of their businesses. We have the ability and intent to indefinitely reinvest the undistributed earnings of consolidated subsidiaries based outside of the United States. If any excess cash held by our foreign subsidiaries were needed to fund operations in the United States, we could presently repatriate available funds without a requirement to accrue or pay U.S. taxes. This is a result of significant current and historic deficits in our foreign earnings and profits, which gives us flexibility to make future cash distributions as non-taxable returns of capital.

Our ability to fund our working capital, capital expenditures, debt service and other obligations, and to comply with the financial covenants under our financing agreements, depends on our future operating performance and cash from operations and our ability to generate cash from other liquidity-generating transactions, which are in turn subject to prevailing economic conditions and other factors, many of which are beyond our control. We are currently exploring, and expect to continue to explore, a variety of transactions to provide us with additional liquidity. We cannot assure you that we will enter into or consummate any such liquidity-generating transactions, or that such transactions will provide sufficient cash to satisfy our liquidity needs, and we cannot currently predict the impact that any such transaction, if consummated, would have on us. If our future operating performance does not meet our expectations or our plans materially change in an adverse manner or prove to be materially inaccurate, we may not be able to refinance the debt as currently contemplated. Our ability to refinance the debt will depend on the condition of the capital markets and our financial condition at the time. There can be no assurance that refinancing alternatives will be available on terms acceptable to us or at all. Even if refinancing alternatives are available to us, we may not find them suitable or at comparable interest rates to the indebtedness being refinanced. In addition, the terms of our existing or future debt agreements may restrict us from securing a refinancing on terms that are available to us at that time. If we are unable to obtain sources of refinancing or generate sufficient cash through liquidity-generating transactions, we could face substantial liquidity problems, which could have a material adverse effect on our financial condition and on our ability to meet our obligations.

Our financing transactions during 2014 and the three months ended March 31, 2015 increased our annual interest expense. Our increased interest payment obligations will reduce our liquidity over time, which could in turn reduce our financial flexibility and make us more vulnerable to changes in operating performance and economic downturns generally, and could negatively affect our ability to obtain additional financing in the future.

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to pursue acquisitions or dispositions, which could be material. Our and our subsidiaries’ significant amount of indebtedness may limit our ability to pursue acquisitions. The terms of our existing or future debt agreements may also restrict our ability to engage in these transactions.

Based on our current and anticipated levels of operations and conditions in our markets, we believe that cash on hand, cash flow from operations and borrowing capacity under our receivables based credit facility will enable us to meet our working capital, capital expenditure, debt service and other funding requirements for at least the next 12 months. Significant assumptions underlie this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements, and that we will be able to consummate liquidity-generating transactions in a timely manner and on terms acceptable to us. We cannot assure you that this will be the case. If our future cash flows from operations, financing sources and other liquidity-generating transactions are insufficient to pay our debt obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell material assets, seek additional capital or refinance our and our subsidiaries’ debt. We cannot assure you that we would be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all.

We were in compliance with the covenants contained in our material financing agreements as of December 31, 2014 and March 31, 2015, including the maximum consolidated senior secured net debt to consolidated EBITDA limitation contained in our senior secured credit facilities. We believe our long-term plans, which include promoting spending by advertisers in our industries and capitalizing on our diverse geographic and product opportunities, including the continued investment in our media and entertainment initiatives and continued deployment of digital displays, will enable us to continue generating cash flows from operations sufficient to meet our liquidity and funding requirements long term. However, our anticipated results are subject to significant uncertainty and there can be no assurance that we will be able to maintain compliance with these covenants. In addition, our ability to comply with these covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of any covenants set forth in our financing agreements would result in a default thereunder. An event of default would permit the lenders under a defaulted financing agreement to declare all indebtedness thereunder to be due and payable prior to maturity. Moreover, the lenders under the receivables based credit facility under our senior secured credit facilities would have the option to terminate their commitments to make further extensions of credit thereunder. If we are unable to repay our obligations under any secured credit facility, the lenders could proceed against any assets that were pledged to secure such facility. In addition, a default or acceleration under any of our material financing agreements could cause a default under other of our obligations that are subject to cross-default and cross-acceleration provisions. The threshold amount for a cross-default under the senior secured credit facilities is $100.0 million.

Sources of Capital

As of March 31, 2015 and December 31, 2014 and 2013, we had the following debt outstanding, net of cash and cash equivalents:

	March 31,	December 31,
(In millions)	2015	2014	2013
Senior Secured Credit Facilities:
Term Loan B Facility Due 2016	—	916.1	1,891.0
Term Loan C Asset Sale Facility Due 2016	—	15.2	34.8
Term Loan D Facility Due 2019	5,000.0	5,000.0	5,000.0
Term Loan E Facility Due 2019	1,300.0	1,300.0	1,300.0
Receivables Based Credit Facility Due 2017(1)	120.0	—	247.0
9.0% Priority Guarantee Notes Due 2019	1,999.8	1,999.8	1,999.8
9.0% Priority Guarantee Notes Due 2021	1,750.0	1,750.0	1,750.0
11.25% Priority Guarantee Notes Due 2021	575.0	575.0	575.0
9.0% Priority Guarantee Notes Due 2022	1,000.0	1,000.0	—
10.025% Priority Guarantee Notes due 2023	950.0	—	—
Subsidiary Senior Revolving Credit Facility Due 2018	—	—	—
Other Secured Subsidiary Debt	16.7	19.2	21.1

Total Secured Debt	12,711.5	12,575.3	12,818.7

	March 31,	December 31,
(In millions)	2015	2014	2013
10.75% Senior Cash Pay Notes Due 2016	—	—	94.3
11.00%/11.75% Senior Toggle Notes Due 2016	—	—	127.9
14.0% Senior Notes Due 2021	1,678.2	1,661.6	1,404.2
Legacy Notes:
5.5% Senior Notes Due 2014	—	—	461.5
4.9% Senior Notes Due 2015	—	—	250.0
5.5% Senior Notes Due 2016	192.9	192.9	250.0
6.875% Senior Notes Due 2018	175.0	175.0	175.0
7.25% Senior Notes Due 2027	300.0	300.0	300.0
10.0% Senior Notes Due 2018	730.0	730.0	—
Subsidiary Senior Notes:
6.5% Series A Senior Notes Due 2022	735.8	735.8	735.8
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3	1,989.3
Subsidiary Senior Subordinated Notes:
7.625% Series A Senior Notes Due 2020	275.0	275.0	275.0
7.625% Series B Senior Notes Due 2020	1,925.0	1,925.0	1,925.0
Other Subsidiary Debt	0.5	1.0	—
Purchase accounting adjustments and original issue discount	(227.2)	(234.9)	(322.4)

Total Debt	20,486.0	20,326.0	20,484.3
Less: Cash and cash equivalents	289.0	457.0	708.2

	$20,197.0	$19,869.0	$19,776.1

(1)	The receivables based credit facility provides for borrowings of up to the lesser of $535.0 million (the revolving credit commitment) or the borrowing base amount, as defined under the receivables based facility, subject to certain limitations contained in our material financing agreements.

Our subsidiaries have from time to time repurchased certain of our debt obligations and outstanding equity securities of Parent and CCOH, and may in the future, as part of various financing and investment strategies, purchase additional outstanding indebtedness of our Company or its subsidiaries or outstanding equity securities of Parent or CCOH, in tender offers, open market purchases, privately negotiated transactions or otherwise. We or our subsidiaries may also sell certain assets, securities, or properties. These purchases or sales, if any, could have a material positive or negative impact on our cash available to repay outstanding debt obligations or on our consolidated results of operations. These transactions could also require or result in amendments to the agreements governing outstanding debt obligations or changes in our leverage or other financial ratios, which could have a material positive or negative impact on our ability to comply with the covenants contained in our debt agreements. These transactions, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

Senior Secured Credit Facilities

As of December 31, 2014, we had a total of $7,231.2 million outstanding under our senior secured credit facilities, consisting of:

•	a $916.1 million Term Loan B, which matures on January 29, 2016; and

•	a $15.2 million Term Loan C, which matures on January 29, 2016; and

•	a $5.0 billion Term Loan D, which matures on January 30, 2019; and

•	a $1.3 billion Term Loan E, which matures on July 30, 2019.

As of March 31, 2015, we had a total of $6,300.0 million outstanding under our senior secured credit facilities, consisting of:

•	a $5.0 billion Term Loan D, which matures on January 30, 2019; and

•	a $1.3 billion Term Loan E, which matures on July 30, 2019.

We may raise incremental Term Loans of up to (a) $1.5 billion, plus (b) the excess, if any, of (x) 0.65 times pro forma consolidated EBITDA (as calculated in the manner provided in the senior secured credit facilities documentation), over (y) $1.5 billion, plus (c) the aggregate amount of certain principal prepayments made in respect of the Term Loans under the senior secured credit facilities. Availability of such incremental Term Loans is subject, among other things, to the absence of any default, pro forma compliance with the financial covenant and the receipt of commitments by existing or additional financial institutions.

We are the primary borrower under the senior secured credit facilities, except that certain of our domestic restricted subsidiaries are co-borrowers under a portion of the Term Loan facilities.

Interest Rate and Fees

Borrowings under our senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent or (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to the Term Loan facilities are the following percentages per annum:

•	with respect to loans under the Term Loan B and Term Loan C asset sale facility, (i) 2.65% in the case of base rate loans and (ii) 3.65% in the case of Eurocurrency rate loans; and

•	with respect to loans under the Term Loan D, (i) 5.75% in the case of base rate loans and (ii) 6.75% in the case of Eurocurrency rate loans; and

•	with respect to loans under the Term Loan E, (i) 6.50% in the case of base rate loans and (ii) 7.50% in the case of Eurocurrency rate loans.

The margin percentages are subject to adjustment based upon our leverage ratio.

Prepayments

The senior secured credit facilities require us to prepay outstanding Term Loans, subject to certain exceptions, with:

•	50% (which percentage may be reduced to 25% and to 0% based upon our leverage ratio) of our annual excess cash flow (as calculated in accordance with the senior secured credit facilities), less any voluntary prepayments of Term Loans and subject to customary credits;

•	100% of the net cash proceeds of sales or other dispositions of specified assets being marketed for sale (including casualty and condemnation events), subject to certain exceptions;

•	100% (which percentage may be reduced to 75% and 50% based upon our leverage ratio) of the net cash proceeds of sales or other dispositions by us or our wholly-owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions;

•	100% of the net cash proceeds of (i) any incurrence of certain debt, other than debt permitted under our senior secured credit facilities, (ii) certain securitization financing, (iii) certain issuances of Permitted Additional Notes (as defined in the senior secured credit facilities) and (iv) certain issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes (as defined in the senior secured credit facilities); and

•	Net cash proceeds received by us as dividends or distributions from indebtedness incurred at CCOH provided that the Consolidated Leverage Ratio of CCOH is no greater than 7.00 to 1.00.

The foregoing prepayments with the net cash proceeds of any incurrence of certain debt, other than debt permitted under our senior secured credit facilities, certain securitization financing, issuances of Permitted Additional Notes and annual excess cash flow will be applied, at our option, to the Term Loans (on a pro rata basis, other than that non-extended classes of Term Loans may be prepaid prior to any corresponding extended class), in each case (i) first to the Term Loans outstanding under Term Loan B and (ii) one of (w) second, to outstanding Term Loan C asset sale facility loans; third, to outstanding Term Loan D; and fourth, to outstanding Term Loan E, or (x) second, to outstanding Term Loan C asset sale facility loans; third, to outstanding Term Loan E; and fourth, to outstanding Term Loan D, or (y) second, to outstanding Term Loan C asset sale facility loans; and third, ratably to outstanding Term Loan D and Term Loan E, or (z) second, ratably to outstanding Term Loan C asset sale facility loans, Term Loan D and Term Loan E. In each case to the remaining installments thereof in direct order of maturity for the Term Loan C asset sale facility loans.

The foregoing prepayments with net cash proceeds of sales or other dispositions by us or our wholly-owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions, will be applied (i) first to the Term Loan C asset sale facility loans in direct order of maturity and (ii) one of (w) second, to outstanding Term Loan B; third, to outstanding Term Loan D; and fourth, to outstanding Term Loan E, or (x) second, to outstanding Term Loan B; third, to outstanding Term Loan E; and fourth, to outstanding Term Loan D, or (y) second, to outstanding Term Loan B; and third, ratably to outstanding Term Loan D and Term Loan E, or (z) second, ratably to outstanding Term Loan B, Term Loan D and Term Loan E.

The foregoing prepayments with net cash proceeds of issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes and Net Cash Proceeds received by us as a distribution from indebtedness incurred by CCOH will be applied (i) first, ratably to outstanding Term Loan B and Term Loan C in direct order of maturity, second, to the outstanding Term Loan D and, third, to outstanding Term Loan E, (ii) first, ratably to outstanding Term Loan B and Term Loan C in direct order of maturity, second, to the outstanding Term Loan E and, third, to outstanding Term Loan D, (iii) first, ratably to outstanding Term Loan B and Term Loan C in direct order of maturity and, second, ratably to outstanding Term Loan D and Term Loan E or (iv) ratably to outstanding Term Loan B, Term Loan C, Term Loan D and Term Loan E.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

Amendments

On October 25, 2012, we amended the terms of our senior secured credit facilities (the “Amendments”). The Amendments, among other things: (i) permit exchange offers of Term Loans for new debt securities in an aggregate principal amount of up to $5.0 billion (including the $2.0 billion of 9.0% priority guarantee notes due 2019 issued in October 2012 as described under “—Sources of Capital—Refinancing Transactions” below); (ii) provide us with greater flexibility to prepay tranche A Term Loans; (iii) following the repayment or extension of all tranche A Term Loans, permit below par non-pro rata purchases of Term Loans pursuant to customary Dutch auction procedures whereby all lenders of the class of Term Loans offered to be purchased will be offered an opportunity to participate; (iv) following the repayment or extension of all tranche A Term Loans, permit the repurchase of junior debt maturing before January 2016 with cash on hand in an amount not to exceed $200.0 million; (v) combine the Term Loan B, the delayed draw Term Loan 1 and the delayed draw Term Loan 2 under the senior secured credit facilities; (vi) preserve revolving credit facility capacity in the event we repay all amounts outstanding under the revolving credit facility; and (vii) eliminate certain restrictions on the ability of CCOH and its subsidiaries to incur debt. On October 31, 2012, we repaid and permanently cancelled the commitments under our revolving credit facility, which was set to mature in July 2014.

On February 28, 2013, we repaid all $846.9 million of loans outstanding under our Term Loan A facility.

On May 31, 2013, we further amended the terms of our senior secured credit facilities by extending a portion of Term Loan B and Term Loan C loans due 2016 through the creation of a new $5.0 billion Term Loan D due January 30, 2019. The amendment also permitted us to make applicable high yield discount obligation catch-up payments beginning after May 2018 with respect to the new Term Loan D and beginning in June 2018 with respect to the 14.0% Senior Notes due 2021, which were issued in connection with the exchange of a portion of the Senior Cash Pay Notes and Senior Toggle Notes.

In connection with the December 2013 refinancing discussed later, we further amended the terms of our senior secured credit facilities on December 18, 2013, to extend a portion of the Term Loan B and Term Loan C due 2016 through the creation of a new $1.3 billion Term Loan E due July 30, 2019.

On February 26, 2015, we prepaid at par all $916.1 million aggregate amount of our Term Loan B facility and $15.2 million aggregate amount of our Term Loan C asset sale facility, using a portion of the net proceeds of the Priority Guarantee Notes due 2023 issued on such date.

Collateral and Guarantees

The senior secured credit facilities are guaranteed by us and each of our existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens, including prior liens permitted by the indenture governing our senior notes, and other exceptions, by:

•	a lien on our capital stock;

•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing our senior notes;

•	certain assets that do not constitute “principal property” (as defined in the indenture governing our senior notes);

•	certain of our specified assets and those of the guarantors that constitute “principal property” (as defined in the indenture governing our senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing our senior notes; and

•	a lien on the accounts receivable and related assets securing our receivables based credit facility that is junior to the lien securing our obligations under such credit facility.

Certain Covenants and Events of Default

The senior secured credit facilities require us to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by our senior secured credit facilities) for the preceding four quarters. Our secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt. As required by the definition of consolidated EBITDA in our senior secured credit facilities, our consolidated EBITDA for the preceding four quarters of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by our senior secured credit facilities) to operating income and net cash provided by operating activities for each of the four quarters ended March 31, 2015 and December 31, 2014:

	Four Quarters Ended
(In Millions)	March 31, 2015	December 31, 2014
Consolidated EBITDA (as defined by our senior secured credit facilities)	$1,947.4	$1,942.2
Less adjustments to consolidated EBITDA (as defined by our senior secured credit facilities):
Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(73.5)	75.7
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in our senior secured credit facilities)	(30.3)	31.6
Non-cash charges	(30.3)	(35.8)
Cash received from nonconsolidated affiliates	—	(1.2)
Other items	(12.7)	(10.5)
Less: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	(708.7)	(705.8)

Operating income	1,091.9	1,081.6
Plus: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	697.1	701.3
Less: Interest expense	(1,752.3)	(1,741.6)
Less: Current income tax expense	(21.9)	(24.6)
Plus: Other income (expense), net	27.5	9.1
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	58.5	89.6
Change in assets and liabilities, net of assets acquired and liabilities assumed	(0.2)	129.7

Net cash provided by operating activities	100.6	$245.1

The maximum ratio under this financial covenant was 8.75 to 1 for each of the four quarters ended March 31, 2015 and December 31, 2014. At March 31, 2015 and December 31, 2014, our ratio was 6.4 to 1 and 6.3 to 1, respectively.

In addition, the senior secured credit facilities include negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

The senior secured credit facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, the invalidity of material provisions of the senior secured credit facilities documentation, the failure of collateral under the security documents for the senior secured credit facilities, the failure of the senior secured credit facilities to be senior debt under the subordination provisions of certain of our subordinated debt and a change of control. If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take various actions, including the acceleration of all amounts due under the senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Receivables Based Credit Facility

As of March 31, 2015 and December 31, 2014, there was $120 million aggregate principal amount and no borrowings, respectively, outstanding under our receivables based credit facility.

The receivables based credit facility provides revolving credit commitments of $535.0 million, subject to a borrowing base. The borrowing base at any time equals 90% of our eligible accounts receivable and that of certain of our subsidiaries. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.

We and certain subsidiary borrowers are the borrowers under the receivables based credit facility. We have the ability to designate one or more of our restricted subsidiaries as borrowers under the receivables based credit facility. The receivables based credit facility loans are available in U.S. dollars and letters of credit are available in a variety of currencies including U.S. dollars, Euros, Pounds Sterling, and Canadian dollars.

Interest Rate and Fees

Borrowings under the receivables based credit facility bear interest at a rate per annum equal to an applicable margin plus, at our option, either (i) a base rate determined by reference to the highest of (a) the prime rate of Citibank, N.A. and (b) the Federal Funds rate plus 0.50% or (ii) a Eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurodollar deposits for the interest period relevant to such borrowing. The applicable margin for borrowings under the receivables based credit facility ranges from 1.50% to 2.00% for Eurocurrency borrowings and from 0.50% to 1.00% for base-rate borrowings, depending on average daily excess availability under the receivables based credit facility during the prior fiscal quarter.

In addition to paying interest on outstanding principal under the receivables based credit facility, we are required to pay a commitment fee to the lenders under the receivables based credit facility in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.25% to 0.375% per annum dependent upon average unused commitments during the prior quarter. We must also pay customary letter of credit fees.

Maturity

Borrowings under the receivables based credit facility will mature, and lending commitments thereunder will terminate, on the fifth anniversary of the effectiveness of the receivables based credit facility (December 24, 2017), provided that, (a) the maturity date will be October 31, 2015 if on October 30, 2015, greater than $500.0 million in aggregate principal amount is owing under certain of our Term Loan credit facilities, (b) the maturity date will be May 3, 2016 if on May 2, 2016 greater than $500.0 million aggregate principal amount of our 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016 are outstanding and (c) in the case of any debt under clauses (a) and (b) that is amended or refinanced in any manner that extends the maturity date of such debt to a date that is on or before the date that is five years after the effectiveness of the receivables based credit facility, the maturity date will be one day prior to the maturity date of such debt after giving effect to such amendment or refinancing if greater than $500,000,000 in aggregate principal amount of such debt is outstanding.

Prepayments

If at any time the sum of the outstanding amounts under the receivables based credit facility exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under the facility, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess. We may voluntarily repay outstanding loans under the receivables based credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans. Any voluntary prepayments we make will not reduce our commitments under the receivables based credit facility.

Guarantees and Security

The facility is guaranteed by, subject to certain exceptions, the guarantors of our senior secured credit facilities. All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected security interest in all of our and all of the guarantors’ accounts receivable and related assets and proceeds thereof that is senior to the security interest of our senior secured credit facilities in such accounts receivable and related assets and proceeds thereof, subject to permitted liens, including prior liens permitted by the indenture governing certain of our senior notes (the “Legacy Notes”), and certain exceptions.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) $50.0 million and (b) 10% of the aggregate commitments under the receivables based credit facility, in each case, for five consecutive business days (a “Liquidity Event”), we will be required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 for fiscal quarters ending on or after the occurrence of the Liquidity Event, and will be continued to comply with this minimum fixed charge coverage ratio until borrowing availability exceeds the greater of (x) $50.0 million and (y) 10% of the aggregate commitments under the receivables based credit facility, in each case, for 30 consecutive calendar days, at which time the Liquidity Event shall no longer be deemed to be occurring. In addition, the receivables based credit facility includes negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

The receivables based credit facility includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments and a change of control. If an event of default occurs, the lenders under the receivables based credit facility will be entitled to take various actions, including the acceleration of all amounts due under our receivables based credit facility and all actions permitted to be taken by a secured creditor.

9% Priority Guarantee Notes Due 2019

As of March 31, 2015 and December 31, 2014, we had outstanding $2.0 billion aggregate principal amount of 9.0% priority guarantee notes due 2019 (the “Priority Guarantee Notes due 2019”).

The Priority Guarantee Notes due 2019 mature on December 15, 2019 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, which began on June 15, 2013. The Priority Guarantee Notes due 2019 are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2019 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain of our Legacy Notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities and our priority guarantee notes due 2021, 2022 and 2023, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions. In addition to the collateral granted to secure the Priority Guarantee Notes due 2019, the collateral agent and the trustee for the Priority Guarantee Notes due 2019 entered into an agreement with the administrative agent for the lenders under the senior secured credit facilities to turn over to the trustee under the Priority Guarantee Notes due 2019, for the benefit of the holders of the Priority Guarantee Notes due 2019, a pro rata share of any recovery received on account of the principal properties, subject to certain terms and conditions.

We may redeem the Priority Guarantee Notes due 2019 at our option, in whole or part, at any time prior to July 15, 2015, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2019 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. We may redeem the Priority Guarantee Notes due 2019, in whole or in part, on or after July 15, 2015, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. Prior to July 15, 2015, we may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2019 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2019 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2019. The indenture also provides for customary events of default.

9% Priority Guarantee Notes Due 2021

As of March 31, 2015 and December 31, 2014, we had outstanding $1.75 billion aggregate principal amount of 9.0% priority guarantee notes due 2021 (the “Priority Guarantee Notes due 2021”).

The Priority Guarantee Notes due 2021 mature on March 1, 2021 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, which began on September 1, 2011. The Priority Guarantee Notes due 2021 are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2021 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain of our Legacy Notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities, the Priority Guarantee Notes due 2019, the 11.25% Priority Guarantee Notes, the Priority Guarantee Notes due 2022 and the Priority Guarantee Notes due 2023, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions.

We may redeem the Priority Guarantee Notes due 2021 at our option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2021 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. We may redeem the Priority Guarantee Notes due 2021, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 1, 2014, we may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2021 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2021 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2021. The indenture also provides for customary events of default.

11.25% Priority Guarantee Notes Due 2021

As of March 31, 2015 and December 31, 2014, we had outstanding $575.0 million aggregate principal amount of 11.25% Priority Guarantee Notes due 2021 (the “11.25% Priority Guarantee Notes”).

The 11.25% Priority Guarantee Notes mature on March 1, 2021 and bear interest at a rate of 11.25% per annum, payable semi-annually on March 1 and September 1 of each year, which began on September 1, 2013. The 11.25% Priority Guarantee Notes are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture governing such notes. The 11.25% Priority Guarantee Notes and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain of our Legacy Notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities, our Priority Guarantee Notes due 2019, our Priority Guarantee Notes due 2021, our Priority Guarantee Notes due 2022 and our Priority Guarantee Notes due 2023, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions.

We may redeem the 11.25% Priority Guarantee Notes at our option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the 11.25% Priority Guarantee Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. In addition, until March 1, 2016, we may elect to redeem up to 40% of the aggregate principal amount of the 11.25% Priority Guarantee Notes at a redemption price equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings. We may redeem the 11.25% Priority Guarantee Notes, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date.

The indenture governing the 11.25% Priority Guarantee Notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the 11.25% Priority Guarantee Notes. The indenture also provides for customary events of default.

9% Priority Guarantee Notes Due 2022

As of March 31, 2015 and December 31, 2014, we had outstanding $1.0 billion aggregate principal amount of 9.0% priority guarantee notes due 2022 (the “Priority Guarantee Notes due 2022”).

The Priority Guarantee Notes due 2022 mature on September 15, 2022 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, which began on March 15, 2015. The Priority Guarantee Notes due 2022 are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2022 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain of our Legacy Notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities, the Priority Guarantee Notes due 2019, the Priority Guarantee Notes due 2021, the 11.25% Priority Guarantee Notes and the Priority Guarantee Notes due 2023, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions.

We may redeem the Priority Guarantee Notes due 2022 at our option, in whole or part, at any time prior to September 15, 2017, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2022 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. We may redeem the Priority Guarantee Notes due 2022, in whole or in part, on or after September 15, 2017, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before September 15, 2017, we may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2022 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2022 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2022. The indenture also provides for customary events of default.

10.625% Priority Guarantee Notes Due 2023

As of March 31, 2015, we had outstanding $950.0 million aggregate principal amount of 10.625% priority guarantee notes due 2023 (the “Priority Guarantee Notes due 2023”).

The Priority Guarantee Notes due 2023 mature on March 15, 2023 and bear interest at a rate of 10.625% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, which begins on September 15, 2015. The Priority Guarantee Notes due 2023 are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2023 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain of our Legacy Notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities, the Priority Guarantee Notes due 2019, the Priority Guarantee Notes due 2021, the 11.25% Priority Guarantee Notes and the Priority Guarantee Notes due 2022, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions.

We may redeem the Priority Guarantee Notes due 2023 at our option, in whole or part, at any time prior to March 15, 2018, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2023 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. We may redeem the Priority Guarantee Notes due 2023, in whole or in part, on or after March 15, 2018, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 15, 2018, we may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2023 at a redemption price equal to 110.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2023 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2023. The indenture also provides for customary events of default.

Subsidiary Senior Revolving Credit Facility Due 2018

During the third quarter of 2013, CCOH entered into a five-year senior secured revolving credit facility with an aggregate principal amount of $75.0 million. The revolving credit facility may be used for working capital needs, to issue letters of credit and for other general corporate purposes. At March 31, 2015 and December 31, 2014, there were no amounts outstanding under the revolving credit facility and $61.3 million and $62.2 million, respectively, of letters of credit under the revolving credit facility, which reduce availability under the facility.

Senior Cash Pay Notes and Senior Toggle Notes

As of March 31, 2015 and December 31, 2014, we had no principal amounts outstanding of 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016. In August 2014, we fully redeemed the remaining notes with proceeds from the issuance of 14.0% Senior Notes due 2021.

14.0% Senior Notes due 2021

As of March 31, 2015 and December 31, 2014, we had outstanding approximately $1.68 billion and $1.66 billion, respectively, of aggregate principal amount of 14.0% Senior Notes due 2021 (net of $427.6 million and $423.4 million, respectively, principal amount issued to, and held by, a subsidiary).

The Senior Notes due 2021 mature on February 1, 2021. Interest on the Senior Notes due 2021 is payable semi-annually on February 1 and August 1 of each year, which began on August 1, 2013. Interest on the Senior Notes due 2021 will be paid at the rate of (i) 12.0% per annum in cash and (ii) 2.0% per annum through the issuance of payment-in-kind notes (the “PIK Notes”). Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued will mature on February 1, 2021 and have the same rights and benefits as the Senior Notes due 2021. The Senior Notes due 2021 are fully and unconditionally guaranteed on a senior basis by the guarantors named in the indenture governing such notes. The guarantee is structurally subordinated to all existing and future indebtedness and other liabilities of any subsidiary of the applicable subsidiary guarantor that is not also a guarantor of the Senior Notes due 2021. The guarantees are subordinated to the guarantees of our senior secured credit facility and certain other permitted debt, but rank equal to all other senior indebtedness of the guarantors.

We may redeem or purchase the Senior Notes due 2021 at our option, in whole or in part, at any time prior to August 1, 2015, at a redemption price equal to 100% of the principal amount of Senior Notes due 2021 redeemed plus an applicable premium. In addition, until August 1, 2015, we may, at our option, on one or more occasions, redeem up to 60% of the then outstanding aggregate principal amount of Senior Notes due 2021 at a redemption price equal to (x) with respect to the first 30% of the then outstanding aggregate principal amount of the Senior Notes due 2021, 109.0% of the aggregate principal amount thereof and (y) with respect to the next 30% of the then outstanding aggregate principal amount of the Senior Notes due 2021, 112.0% of the aggregate principal amount thereof, in each case plus accrued and unpaid interest thereon to the applicable redemption date. We may redeem the Senior Notes due 2021, in whole or in part, on or after August 1, 2015, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date.

The indenture governing the Senior Notes due 2021 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, our capital stock or repurchase our capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets; (v) create liens or use assets as security in other transactions; (vi) merge, consolidate or transfer or dispose of substantially all of our assets; (vii) engage in transactions with affiliates; and (viii) designate our subsidiaries as unrestricted subsidiaries.

Legacy Notes

As of March 31, 2015 and December 31, 2014, we had approximately $667.9 million aggregate principal amount of senior notes outstanding (net of $57.1 million aggregate principal amount held by a subsidiary of ours).

The senior notes were our obligations prior to the merger. The senior notes are senior, unsecured obligations that are effectively subordinated to our secured indebtedness to the extent of the value of our assets securing such indebtedness and are not guaranteed by any of our subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. The senior notes rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness.

10.0% Senior Notes due 2018

As of March 31, 2015 and December 31, 2014, we had outstanding $730.0 million aggregate principal amount of senior notes due 2018 (net of $120.0 million aggregate principal amount held by a subsidiary of ours). The senior notes due 2018 mature on January 15, 2018 and bear interest at a rate of 10.0% per annum, payable semi-annually on January 15 and July 15 of each year, which began on July 15, 2014.

The senior notes due 2018 are senior, unsecured obligations that are effectively subordinated to our secured indebtedness to the extent of the value of our assets securing such indebtedness and are not guaranteed by any of our subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. The senior notes due 2018 rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness.

CCWH Senior Notes

As of March 31, 2015 and December 31, 2014, CCWH senior notes represented $2.7 billion aggregate principal amount of indebtedness outstanding, which consisted of $735.75 million aggregate principal amount of Series A Senior Notes due 2022 (the “Series A CCWH Senior Notes”) and $1,989.25 million aggregate principal amount of Series B CCWH Senior Notes due 2022 (the “Series B CCWH Senior Notes”). The CCWH Senior Notes are guaranteed by CCOH, Clear Channel Outdoor, Inc. (“CCOI”) and certain of CCOH’s direct and indirect subsidiaries.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors. Interest on the CCWH Senior Notes is payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year, which began on May 15, 2013.

At any time prior to November 15, 2017, CCWH may redeem the CCWH Senior Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Senior Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Senior Notes, in whole or in part, on or after November 15, 2017, at the redemption prices set forth in the applicable indenture governing the CCWH Senior Notes plus accrued and unpaid interest to the redemption date. At any time on or before November 15, 2015, CCWH may elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Senior Notes at a redemption price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Senior Notes or Series B CCWH Senior Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Senior Notes or Series A CCWH Senior Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Senior Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Senior Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than us and our subsidiaries (other than CCOH) or issue certain preferred stock;

•	create liens on its restricted subsidiaries’ assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and

•	sell certain assets, including capital stock of its subsidiaries, to persons other than us and our subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Senior Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Senior Notes or purchases or makes an offer to purchase the Series B CCWH Senior Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Senior Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Senior Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Senior Notes.

The indenture governing the Series A CCWH Senior Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire CCOH’s subordinated debt;

•	make certain investments;

•	create liens on its or its restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of its subsidiaries;

•	designate its subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Senior Notes indenture and Series B CCWH Senior Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur (i) additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively, and (ii) additional indebtedness that is subordinated to the CCWH Senior Notes under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 for total debt. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Senior Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) are lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively. The Series A CCWH Senior Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Senior Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by us to CCOH.

CCWH Senior Subordinated Notes

As of March 31, 2015 and December 31, 2014, CCWH Subordinated Notes represented $2.2 billion of aggregate principal amount of indebtedness outstanding, which consist of $275.0 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes due 2020 (the “Series A CCWH Subordinated Notes”) and $1,925.0 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes due 2020 (the “Series B CCWH Subordinated Notes”). Interest on the CCWH Subordinated Notes is payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year, which began on September 15, 2012.

The CCWH Subordinated Notes are CCWH’s senior subordinated obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by CCOH, CCOI and certain of CCOH’s other domestic subsidiaries. The CCWH Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the CCWH Subordinated Notes. The guarantees of the CCWH Subordinated Notes rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the CCWH Subordinated Notes.

At any time prior to March 15, 2015, CCWH was permitted to redeem the CCWH Subordinated Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Subordinated Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Subordinated Notes, in whole or in part, on or after March 15, 2015, at the redemption prices set forth in the applicable indenture governing the CCWH Subordinated Notes plus accrued and unpaid interest to the redemption date. At any time on or before March 15, 2015, CCWH was permitted to elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Subordinated Notes at a redemption price equal to 107.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Subordinated Notes or Series B CCWH Subordinated Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Subordinated Notes or Series A CCWH Subordinated Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Subordinated Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Subordinated Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than us and our subsidiaries (other than CCOH) or issue certain preferred stock;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets; and

•	sell certain assets, including capital stock of CCOH’s subsidiaries, to persons other than us and our subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Subordinated Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Subordinated Notes or purchases or makes an offer to purchase the Series B CCWH Subordinated Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Subordinated Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Subordinated Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Subordinated Notes.

The indenture governing the Series A CCWH Subordinated Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	make certain investments;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets;

•	sell certain assets, including capital stock of CCOH’s subsidiaries;

•	designate CCOH’s subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Subordinated Notes indenture and Series B CCWH Subordinated Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Subordinated Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) is lower than 7.0:1. The Series A CCWH Senior Subordinated Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Subordinated Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by us to CCOH.

Historical Refinancing Transactions

2015 Refinancing Transactions

On February 26, 2015, we issued at par $950.0 million aggregate principal amount of 10.625% Priority Guarantee Notes due 2023. The notes mature on March 15, 2023 and bear interest at a rate of 10.625% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2015. We used the net proceeds from the offering primarily to prepay our term loan facilities due 2016.

During the first quarter of 2015, we borrowed $120.0 million principal amount under our receivables based credit facility due 2017 and used the borrowings therefrom for general corporate purposes.

2014 Refinancing Transactions

On February 14, 2014, CC Finco, an indirect wholly-owned subsidiary of ours, sold $227.0 million in aggregate principal amount of 14.0% Senior Notes due 2021 issued by us to private purchasers in a transaction exempt from registration under the Securities Act of 1933, as amended. This $227.0 million in aggregate principal amount of 14.0% Senior Notes due 2021, which was previously eliminated in consolidation because the notes were held by a subsidiary of ours, is now reflected on our consolidated balance sheet. CC Finco contributed the net proceeds from the sale of the 14.0% Senior Notes due 2021 to us.

On May 1, 2014, CCU Escrow Corporation issued $850.0 million in aggregate principal amount of 10.0% Senior Notes due 2018 in a private offer. On June 6, 2014, CCU Escrow Corporation merged into us, and we assumed CCU Escrow Corporation’s obligations under the Senior Notes due 2018. Using the proceeds from the issuance of the 10.0% Senior Notes due 2018, we redeemed $567.1 million aggregate principal amount of our 5.5% Senior Notes due 2014 (including $158.5 million principal amount of the notes held by a subsidiary of ours) and $241.0 million aggregate principal amount of our 4.9% Senior Notes due 2015.

On August 22, 2014, we issued and sold $222.2 million in aggregate principal amount of new 14.0% Senior Notes due 2021 to CC Finco in a transaction exempt from registration under the Securities Act of 1933, as amended. The new 14.0% Senior Notes due 2021 were issued as additional notes under the indenture governing our existing 14.0% Senior Notes due 2021. On August 22, 2014, we redeemed all of the outstanding $94.3 million aggregate principal amount of 10.75% Senior Cash Pay Notes due 2016 and $127.9 million aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due 2016 using proceeds of the issuance of the new 14.0% Senior Notes due 2021.

On September 10, 2014, we issued and sold $750.0 million in aggregate principal amount of Priority Guarantee Notes due 2022 and used the net proceeds of such issuance to prepay at par $729.0 million of the loans outstanding under our Term Loan B facility and $12.1 million of the loans outstanding under our Term Loan C asset sale facility, and to pay accrued and unpaid interest with regard to such loans to, but not including, the date of prepayment.

On September 29, 2014, we issued an additional $250.0 million in aggregate principal amount of Priority Guarantee Notes due 2022 and used the proceeds of such issuance to prepay at par $245.9 million of loans outstanding under our Term Loan B facility and $4.1 million of loans outstanding under our Term Loan C asset sale facility, and to pay accrued and unpaid interest with regard to such loans to, but not including, the date of repayment.

2013 Refinancing Transactions

In February 2013, we issued $575.0 million aggregate principal amount of the outstanding 11.25% Priority Guarantee Notes and used the net proceeds of such notes, together with the proceeds of borrowings under our receivables based credit facility and cash on hand, to prepay all $846.9 million of loans outstanding under our Term Loan A and to pay related fees and expenses.

During June 2013, we amended our senior secured credit facility by extending a portion of Term Loan B and Term Loan C loans due 2016 through the creation of a new $5.0 billion Term Loan D due January 30, 2019. The amendment also permitted us to make applicable high yield discount obligation catch-up payments beginning in May 2018 with respect to the new Term Loan D and any notes issued in connection with our exchange of our outstanding 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016.

During June 2013, we exchanged $348.1 million aggregate principal amount of senior cash pay notes for $348.0 million aggregate principal amount of the Senior Notes due 2021 and $917.2 million aggregate principal amount of senior toggle notes (including $452.7 million aggregate principal amount held by a subsidiary of ours) for $853.0 million aggregate principal amount of Senior Notes due 2021 (including $421.0 million aggregate principal amount issued to the subsidiary) and $64.2 million of cash (including $31.7 million of cash paid to the subsidiary), pursuant to the exchange offer. In connection with the exchange offer and the senior secured credit facility amendment, both of which were accounted for as modifications of existing debt in accordance with ASC 470-50, we incurred expenses of $17.9 million which are included in “Other income (expenses), net”.

Further, in December 2013, we exchanged an additional $353.8 million aggregate principal amount of senior cash pay notes for $389.2 million aggregate principal amount of the Senior Notes due 2021 and $14.2 million of cash as well as an additional $212.1 million aggregate principal amount of senior toggle notes for $233.3 million aggregate principal amount of Senior Notes due 2021 and $8.5 million of cash, pursuant to the exchange offer. In connection with the exchange offer, which was accounted for as extinguishment of existing debt in accordance with ASC 470-50, we incurred expenses of $84.0 million, which are included in “Loss on extinguishment of debt”.

In addition, during December 2013, we amended our senior secured credit facility by extending a portion of Term Loan B and Term Loan C loans due 2016 through the creation of a new $1.3 billion Term Loan E due July 30, 2019. In connection with the senior secured credit facility amendment, which was accounted for as modifications of existing debt, we incurred expenses of $5.5 million which are included in “Other income (expenses), net”.

2012 Refinancing Transactions

In March 2012, CCWH issued $275.0 million aggregate principal amount of the Series A CCWH Subordinated Notes and $1,925.0 million aggregate principal amount of the Series B CCWH Subordinated Notes and in connection therewith, CCOH distributed a dividend of $6.0832 per share to its stockholders of record. Using the CCOH dividend proceeds distributed to our wholly-owned subsidiaries, together with cash on hand, we repaid $2,096.2 million of indebtedness under our senior secured credit facilities.

During October 2012, we exchanged $2.0 billion aggregate principal amount of Term Loans under our senior secured credit facilities for a like principal amount of newly issued Priority Guarantee Notes due 2019. The exchange offer, which was offered to eligible existing lenders under our senior secured credit facilities, was exempt from registration under the Securities Act of 1933, as amended. We capitalized $11.9 million in fees and expenses associated with the offering and are amortizing them through interest expense over the life of the notes.

In November 2012, CCWH issued $735.75 million aggregate principal amount of the Series A CCWH Senior Notes, which were issued at an issue price of 99.0% of par, and $1,989.25 million aggregate principal amount of the Series B CCWH Senior Notes, which were issued at par. CCWH used the net proceeds from the offering of the CCWH Senior Notes, together with cash on hand, to fund the tender offer for and redemption of the Existing CCWH Senior Notes.

Dispositions and Other

2014

During 2014, we sold our 50% interest in Australian Radio Network (“ARN”), an Australian company that owns and operates radio stations in Australia and New Zealand. An impairment charge of $95.4 million was recorded during the fourth quarter of 2013 to write down the investment to its estimated fair value. Upon sale of ARN, we recognized a loss of $2.4 million and $11.5 million of foreign exchange losses, which were reclassified from accumulated other comprehensive income.

During 2014, our International outdoor segment sold its 50% interest in Buspak, a bus advertising company in Hong Kong and recognized a gain on sale of $4.5 million.

2013

During 2013, our Americas outdoor segment divested certain outdoor advertising assets in Times Square for approximately $18.7 million resulting in a gain of $12.2 million. In addition, our iHM segment exercised a put option that sold five radio stations in the Green Bay market for approximately $17.6 million and recorded a gain of $0.5 million. These net gains are included in “Other operating income, net”.

We sold our shares of Sirius XM Radio, Inc. for $135.5 million and recognized a gain on the sale of securities of $130.9 million. This net gain is included in “Gain on sale of marketable securities”.

2012

During 2012, our International outdoor segment sold its international neon business and its outdoor advertising business in Romania, resulting in an aggregate gain of $39.7 million included in “Other operating income, net”.

Uses of Capital

Debt Repurchases, Repayments, Maturities and Other

2015

On February 26, 2015, we prepaid at par $916.1 million of loans outstanding under our Term Loan B facility and $15.2 million of loans outstanding under our Term Loan C asset sale facility, using a portion of the net proceeds of the Priority Guarantee Notes due 2023 issued on such date.

2014

During the period of October 1, 2014 through December 31, 2014, CC Finco repurchased via open market transactions a total of $177.1 million aggregate principal amount of notes, comprised of $57.1 million of our outstanding 5.5% Senior Notes due 2016 and $120.0 million of our outstanding 10.0% Senior Notes due 2018, for a total purchase price of $159.3 million, including accrued interest. The notes repurchased by CC Finco were not cancelled and remain outstanding.

On September 29, 2014, we prepaid at par $245.9 million of the loans outstanding under our Term Loan B facility and $4.1 million of the loans outstanding under our Term Loan C asset sale facility, using the net proceeds of the Priority Guarantee Notes due 2022 issued on such date.

On September 10, 2014, we prepaid at par $729.0 million of the loans outstanding under our Term Loan B facility and $12.1 million of the loans outstanding under our Term Loan C asset sale facility, using the net proceeds of the Priority Guarantee Notes due 2022 issued on such date.

On August 22, 2014, we redeemed all of the outstanding $94.3 million aggregate principal amount of 10.75% Senior Cash Pay Notes due 2016 and $127.9 million aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due 2016 using proceeds of the issuance to CC Finco of new 14.0% Senior Notes due 2021.

On June 6, 2014, using the proceeds from the issuance of the 10.0% Senior Notes due 2018, we redeemed $567.1 million aggregate principal amount of our 5.5% Senior Notes due 2014 (including $158.5 million principal amount of the notes held by a subsidiary of ours) and $241.0 million aggregate principal amount of our 4.9% Senior Notes due 2015.

During March 2014, CC Finco repurchased, through open market purchases, a total of $61.9 million aggregate principal amount of notes, comprised of $52.9 million of our outstanding 5.5% Senior Notes due 2014 and $9.0 million of our outstanding 4.9% Senior Notes due 2015, for a total purchase price of $63.1 million, including accrued interest. CC Finco contributed the notes to a subsidiary of ours and we cancelled these notes subsequent to the purchase.

During February 2014, we repaid all principal amounts outstanding under our receivables based credit facility, using cash on hand. This voluntary repayment did not reduce the commitments under this facility and we have the ability to redraw amounts under this facility at any time.

2013

During August 2013, we made a $25.3 million scheduled applicable high-yield discount obligation payment to the holders of the senior toggle notes.

During February 2013, using the proceeds from the issuance of the 11.25% Priority Guarantee Notes along with borrowings under the receivables based credit facility of $269.5 million and cash on hand, we prepaid all $846.9 million outstanding under our Term Loan A under our senior secured credit facilities. We recorded a loss of $3.9 million in “Loss on extinguishment of debt” related to the accelerated expensing of loan fees.

During January 2013, we repaid our 5.75% senior notes at maturity for $312.1 million (net of $187.9 million principal amount repaid to a subsidiary with respect to notes repurchased and held by such entity), plus accrued interest, using cash on hand.

2012

During November 2012, CCWH repurchased $1,724.7 million aggregate principal amount of the Existing CCWH Senior Notes in a tender offer for the Existing CCWH Senior Notes. Simultaneously with the early settlement of the tender offer, CCWH called for redemption all of the remaining $775.3 million aggregate principal amount of Existing CCWH Senior Notes that were not purchased on the early settlement date of the tender offer. In connection with the redemption, CCWH satisfied and discharged its obligations under the Existing CCWH Senior Notes indentures by depositing with the trustee sufficient funds to pay the redemption price, plus accrued and unpaid interest on the remaining outstanding Existing CCWH Senior Notes to, but not including, the December 19, 2012 redemption date.

During October 2012, we consummated a private exchange offer of $2.0 billion aggregate principal amount of Term Loans under our senior secured credit facilities for a like principal amount of newly issued Priority Guarantee Notes due 2019. The exchange offer was available only to eligible lenders under the senior secured credit facilities, and the Priority Guarantee Notes due 2019 were offered only in reliance on exemptions from registration under the Securities Act of 1933, as amended.

In connection with the issuance of the CCWH Subordinated Notes, CCOH paid a $2,170.4 million dividend on March 15, 2012 to its Class A and Class B stockholders, consisting of $1,925.7 million distributed to CC Holdings and CC Finco and $244.7 million distributed to other stockholders. In connection with the Subordinated Notes issuance and CCOH dividend, we repaid indebtedness under our senior secured credit facilities in an amount equal to the aggregate amount of dividend proceeds distributed to CC Holdings and CC Finco, or $1,925.7 million. Of this amount, a prepayment of $1,918.1 million was applied to indebtedness outstanding under our revolving credit facility, thus permanently reducing the revolving credit commitments under our revolving credit facility to $10.0 million. During the fourth quarter of 2012, the revolving credit facility was permanently paid off and terminated using available cash on hand. The remaining $7.6 million prepayment was allocated on a pro rata basis to our Term Loan facilities.

In addition, on March 15, 2012, using cash on hand, we made voluntary prepayments under our senior secured credit facilities in an aggregate amount equal to $170.5 million, as follows: (i) $16.2 million under our Term Loan A due 2014, (ii) $129.8 million under our Term Loan B due 2016, (iii) $10.0 million under our Term Loan C due 2016 and (iv) $14.5 million under our delayed draw Term Loans due 2016. In connection with the prepayments on our senior secured credit facilities, we recorded a loss of $15.2 million in “Loss on extinguishment of debt” related to the accelerated expensing of loan fees.

During March 2012, we repaid our 5.0% senior notes at maturity for $249.9 million (net of $50.1 million principal amount repaid to a subsidiary with respect to notes repurchased and held by such entity), plus accrued interest, using a portion of the proceeds from the June 2011 offering of priority guarantee notes, along with cash on hand.

Capital Expenditures

Capital expenditures for the years ended December 31, 2014, 2013 and 2012 and for the three months ended March 31, 2015 and 2014 were as follows:

(In millions)	Three Months Ended March 31,		Years Ended December 31,
	2015	2014	2014	2013	2012
iHM	$11.9	$10.3	$50.4	$75.8	$65.8
Americas outdoor advertising	16.7	16.4	109.7	96.6	130.8
International outdoor advertising	25.1	20.9	117.5	100.9	137.0
Corporate and Other	2.8	19.8	40.6	51.2	56.7

Total capital expenditures	$56.5	$67.4	$318.2	$324.5	$390.3

Our capital expenditures are not of significant size individually and primarily relate to the ongoing deployment of digital displays and improvements to traditional displays in our Americas outdoor segment as well as new billboard and street furniture contracts and renewals of existing contracts in our International outdoor segment, studio and broadcast equipment at iHM and software at Corporate.

Dividends

We have not declared any dividend on our limited liability company interests since our formation. Our debt financing arrangements include restrictions on our ability to pay dividends as described in this MD&A, which in turn affects our ability to pay dividends.

Acquisitions

The Company is the beneficiary of Aloha Station Trust, LLC (the “Aloha Trust”), which owns and operates radio stations which the Aloha Trust is required to divest in order to comply with Federal Communication Commission (“FCC”) media ownership rules, and which are being marketed for sale. During 2014, the Aloha Trust completed a transaction in which it exchanged two radio stations for a portfolio of 29 radio stations. In this transaction the Company received 28 radio stations. One radio station was placed into the Brunswick Station Trust, LLC in order to comply with FCC media ownership rules where it is being marketed for sale, and the Company is the beneficiary of this trust. The exchange was accounted for at fair value in accordance with ASC 805, Business Combinations. The disposal of these radio stations resulted in a gain on sale of $43.5 million, which is included in other operating income. This acquisition resulted in an aggregate increase in net assets of $49.2 million, which includes $13.8 million in indefinite-lived intangible assets, $10.2 million in definite-lived intangibles, $8.1 million in property, plant and equipment and $0.8 million of assumed liabilities. In addition, the Company recognized $17.9 million of goodwill.

During 2012, we completed the acquisition of WOR-AM in New York City for $30.0 million and WFNX in Boston for $14.5 million. These acquisitions resulted in an aggregate increase of $5.3 million to property plant and equipment, $15.2 million to intangible assets and $24.7 million to goodwill, in addition to $0.7 million of assumed liabilities.

Stock Purchases

On August 9, 2010, we announced that our board of directors approved a stock purchase program under which we or our subsidiaries may purchase up to an aggregate of $100.0 million of the Class A common stock of Parent and/or the Class A common stock of CCOH. The stock purchase program did not have a fixed expiration date and could be modified, suspended or terminated at any time at our discretion. In January 2015, CC Finco, our indirect wholly-owned subsidiary, purchased 2,000,000 shares of CCOH’s Class A common stock for $20.4 million. During 2014, CC Finco purchased 5,000,000 shares of CCOH’s Class A common stock for approximately $48.8 million. During 2012, CC Finco purchased 111,291 shares of Parent’s Class A common stock for $0.7 million. During 2011, CC Finco purchased 1,553,971 shares of CCOH’s Class A common stock through open market purchases for approximately $16.4 million. As of March 31, 2015, an aggregate $13.8 million was available under the stock purchase program to purchase Class A common stock of Parent and/or the Class A common stock of CCOH.

On April 2, 2015, CC Finco purchased an additional 2,172,946 shares of CCOH’s Class A common stock for $22.2 million, increasing iHeartCommunications’ collective holdings to represent slightly more than 90% of the outstanding shares of CCOH’s common stock on a fully-diluted basis, assuming the conversion of all of CCOH’s Class B common stock into Class A common stock. As a result of this purchase, the stock purchase program concluded. The purchase of shares in excess of the amount available under the stock purchase program was separately approved by the board of directors.

Certain Relationships with the Sponsors

We are party to a management agreement with certain affiliates of Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) and certain other parties pursuant to which such affiliates of the Sponsors will provide management and financial advisory services until 2018. These arrangements require management fees to be paid to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year, plus reimbursable expenses. During the years ended December 31, 2014, 2013 and 2012, we recognized management fees and reimbursable expenses of $15.2 million, $15.8 million and $15.9 million, respectively. For the three months ended March 31, 2015 and 2014, we recognized management fees and reimbursable expenses of $3.9 million and $4.0 million, respectively.

CCOH Dividend

In connection with the cash management arrangements for CCOH, we maintain an intercompany revolving promissory note payable by us to CCOH (the “Note”), which consists of the net activities resulting from day-to-day cash management services provided by us to CCOH. As of March 31, 2015 and December 31, 2014, the balance of the Note was $886.3 million and $947.8 million, respectively, all of which is payable on demand. The Note is eliminated in consolidation in our consolidated financial statements.

The Note previously was the subject of litigation. Pursuant to the terms of the settlement of that litigation, CCOH’s board of directors established a committee for the specific purpose of monitoring the Note. That committee has the non-exclusive authority, pursuant to the terms of its charter, to demand payments under the Note under certain specified circumstances tied to the Company’s liquidity or the amount outstanding under the Due from Note as long as CCOH makes a simultaneous dividend equal to the amount so demanded.

On August 11, 2014, in accordance with the terms of its charter, (i) that committee demanded repayment of $175 million outstanding under the Note on such date and (ii) CCOH paid a special cash dividend in aggregate amount equal to $175 million to CCOH’s stockholders of record as of August 4, 2014. As the indirect parent of CCOH, we were entitled to approximately 88% of the proceeds from such dividend through our wholly-owned subsidiaries. The remaining approximately 12% of the proceeds from the dividend, or approximately $21 million, was paid to the public stockholders of CCOH and is included in “Dividends and other payments to noncontrolling interests” in our consolidated statement of cash flows. We funded the net payment of this $21 million with cash on hand, which reduced the amount of cash we have available to fund our working capital needs, debt service obligations and other obligations. Following satisfaction of the demand, the balance outstanding under the Note was reduced by $175 million.

Commitments, Contingencies and Guarantees

We are currently involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued our estimate of the probable costs for resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions or the effectiveness of our strategies related to these proceedings.

Certain agreements relating to acquisitions provide for purchase price adjustments and other future contingent payments based on the financial performance of the acquired companies generally over a one to five-year period. The aggregate of these contingent payments, if performance targets are met, would not significantly impact our financial position or results of operations.

In addition to our scheduled maturities on our debt, we have future cash obligations under various types of contracts. We lease office space, certain broadcast facilities, equipment and the majority of the land occupied by our outdoor advertising structures under long-term operating leases. Some of our lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index), as well as provisions for our payment of utilities and maintenance.

We have minimum franchise payments associated with non-cancelable contracts that enable us to display advertising on such media as buses, trains, bus shelters and terminals. The majority of these contracts contain rent provisions that are calculated as the greater of a percentage of the relevant advertising revenue or a specified guaranteed minimum annual payment. Also, we have non-cancelable contracts in our radio broadcasting operations related to program rights and music license fees.

In the normal course of business, our broadcasting operations have minimum future payments associated with employee and talent contracts. These contracts typically contain cancellation provisions that allow us to cancel the contract with good cause. The scheduled maturities of our senior secured credit facilities, receivables based facility, senior cash pay and senior toggle notes, other long-term debt outstanding, and our future minimum rental commitments under non-cancelable lease agreements, minimum payments under other non-cancelable contracts, payments under employment/talent contracts, capital expenditure commitments, priority guarantee notes and other long-term obligations as of December 31, 2014 are as follows:

(In thousands)	Payments due by Period
Contractual Obligations	Total	2015	2016-2017	2018-2019	Thereafter
Long-term Debt:
Secured Debt	$12,575,294	$2,746	$942,122	$8,304,255	$3,326,171
Senior Notes due 2021	1,661,697	—	—	—	1,661,697
Legacy Notes	667,900	—	192,900	175,000	300,000
Senior Notes due 2018	730,000	—	—	730,000	—
CCWH Senior Notes	2,725,000	—	—	—	2,725,000
CCWH Senior Subordinated Notes	2,200,000	—	—	—	2,200,000
Other Long-term Debt	1,024	858	106	60	—
Interest payments on long-term debt(1)	9,037,483	1,645,039	3,223,040	2,691,292	1,478,112
Non-cancelable operating leases	2,923,445	435,118	650,363	512,793	1,325,171
Non-cancelable contracts	2,040,323	593,123	699,390	411,690	336,120
Employment/talent contracts	198,944	80,442	107,433	11,069	—
Capital expenditures	209,487	55,968	137,438	1,679	14,402
Unrecognized tax benefits(2)	112,737	2,327	—	—	110,410
Other long-term obligations(3)	343,795	11,365	81,682	24,800	225,948

Total	$35,427,129	$2,826,129	$6,034,474	$12,862,638	$13,703,131

(1)	Interest payments on the senior secured credit facilities assume the interest rate is held constant over the remaining term.
(2)	The non-current portion of the unrecognized tax benefits is included in the “Thereafter” column as we cannot reasonably estimate the timing or amounts of additional cash payments, if any, at this time.
(3)	Other long-term obligations consist of $53.9 million related to asset retirement obligations recorded pursuant to ASC 410-20, which assumes the underlying assets will be removed at some period over the next 50 years. Also included are $52.3 million of contract payments in our syndicated radio and media representation businesses and $237.6 million of various other long-term obligations.

SEASONALITY

Typically, our iHM, Americas outdoor and International outdoor segments experience their lowest financial performance in the first quarter of the calendar year, with International outdoor historically experiencing a loss from operations in that period. Our International outdoor segment typically experiences its strongest performance in the second and fourth quarters of the calendar year. We expect this trend to continue in the future. Due to this seasonality and certain other factors, the results for the interim periods may not be indicative of results for the full year.

MARKET RISK

We are exposed to market risks arising from changes in market rates and prices, including movements in interest rates, foreign currency exchange rates and inflation.

Interest Rate Risk

A significant amount of our long-term debt bears interest at variable rates. Accordingly, our earnings will be affected by changes in interest rates. At March 31, 2015 and December 31, 2014, approximately 31% and 35%, respectively, of our aggregate principal amount of long-term debt bears interest at floating rates. Assuming the current level of borrowings and assuming a 100% change in LIBOR, it is estimated that our interest expense for the year ended December 31, 2014 would have changed by $11.2 million and for the three months ended March 31, 2015 would have changed by $2.8 million.

In the event of an adverse change in interest rates, management may take actions to mitigate our exposure. However, due to the uncertainty of the actions that would be taken and their possible effects, the preceding interest rate sensitivity analysis assumes no such actions. Further, the analysis does not consider the effects of the change in the level of overall economic activity that could exist in such an environment.

Foreign Currency Exchange Rate Risk

We have operations in countries throughout the world. Foreign operations are measured in their local currencies. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which we have operations. We believe we mitigate a small portion of our exposure to foreign currency fluctuations with a natural hedge through borrowings in currencies other than the U.S. dollar. Our foreign operations reported a net loss of $2.4 million for the three months ended March 31, 2015 and net income of $80.2 million for the year ended December 31, 2014. We estimate a 10% increase in the value of the U.S. dollar relative to foreign currencies would have increased our net loss for the three months ended March 31, 2015 by $0.2 million and net income for the year ended December 31, 2014 by $8.0 million. A 10% decrease in the value of the U.S. dollar relative to foreign currencies during the three months ended March 31, 2015 and the year ended December 31, 2014 would have decreased our net income or loss by a corresponding amount.

This analysis does not consider the implications that such currency fluctuations could have on the overall economic activity that could exist in such an environment in the U.S. or the foreign countries or on the results of operations of these foreign entities.

Inflation

Inflation is a factor in the economies in which we do business and we continue to seek ways to mitigate its effect. Inflation has affected our performance in terms of higher costs for wages, salaries and equipment. Although the exact impact of inflation is indeterminable, we believe we have offset these higher costs by increasing the effective advertising rates of most of our broadcasting stations and outdoor display faces in our iHM, Americas outdoor, and International outdoor operations.

NEW ACCOUNTING PRONOUNCEMENTS

During the first quarter of 2014, we adopted the Financial Accounting Standards Board’s (“FASB”) ASU No. 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. This update provides guidance for the recognition, measurement and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. The amendments are effective for fiscal years (and interim periods within) beginning after December 15, 2013 and are to be applied retrospectively to all prior periods presented for such obligations that exist at the beginning of an entity’s fiscal year of adoption. The adoption of this guidance did not have a material effect on our consolidated financial statements.

During the first quarter of 2014, we adopted the FASB’s ASU No. 2013-05, Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity of an Investment in a Foreign Entity. The amendments are effective prospectively for the fiscal years (and interim periods within) beginning after December 15, 2013 and provide clarification guidance for the release of the cumulative translation adjustment under current U.S. GAAP. The adoption of this guidance did not have a material effect on our consolidated financial statements.

During the first quarter of 2014, we adopted the FASB’s ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This update requires unrecognized tax benefits to be offset against a deferred tax asset for a net operating loss carryforward, similar tax loss or tax credit carryforward in certain situations. The amendments are effective prospectively for the fiscal years (and interim periods within) beginning after December 15, 2013. The adoption of this guidance did not have a material effect on our consolidated financial statements.

During the second quarter of 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. This new standard provides guidance for the recognition, measurement and disclosure of revenue resulting from contracts with customers and will supersede virtually all of the current revenue recognition guidance under U.S. GAAP. The standard is effective for the first interim period within annual reporting periods beginning after December 15, 2016. We are currently evaluating the impact of the provisions of this new standard on our financial position and results of operations.

During the third quarter of 2014, the FASB issued ASU No. 2014-09, Revenue for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This new standard clarifies that a performance target in a share-based compensation award that could be achieved after an employee completes the requisite service period should be treated as a performance condition that affects the vesting of the award. The standard is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2015. The Company is currently evaluating the impact of the provisions of this new standard on its financial position and results of operations.

During the first quarter of 2015, the Company adopted the Financial Accounting Standards Board’s (“FASB”) ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360), Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This update provides guidance for the recognition, measurement and disclosure of discontinued operations. The amendments were effective for fiscal years (and interim periods within) beginning after December 15, 2014 and were to be applied retrospectively to all prior periods presented for such obligations that existed at the beginning of an entity’s fiscal year of adoption. The adoption of these standards did not have a material effect on the Company’s consolidated financial statements.

During the first quarter of 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810), Amendments to the Consolidation Analysis. This new standard eliminates the deferral of FAS 167, which has allowed entities with interest in certain investment funds to follow the previous consolidation guidance in FIN 46(R), and makes other changes to both the variable interest model and the voting model. The standard is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2015. The Company is currently evaluating the impact of the provisions of this new standard on its financial position and results of operations.

CRITICAL ACCOUNTING ESTIMATES

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. On an ongoing basis, we evaluate our estimates that are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The result of these evaluations forms the basis for making judgments about the carrying values of assets and liabilities and the reported amount of expenses that are not readily apparent from other sources. Because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such difference could be material. Our significant accounting policies are discussed in the notes to our consolidated financial statements included elsewhere in this prospectus. Management believes that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require management’s most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain. The following narrative describes these critical accounting estimates, the judgments and assumptions and the effect if actual results differ from these assumptions.

Allowance for Doubtful Accounts

We evaluate the collectability of our accounts receivable based on a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations, we record a specific reserve to reduce the amounts recorded to what we believe will be collected. For all other customers, we recognize reserves for bad debt based on historical experience for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions.

If our agings were to improve or deteriorate resulting in a 10% change in our allowance, we estimated that our bad debt expense for the year ended December 31, 2014 would have changed by approximately $4.0 million.

Long-lived Assets

Long-lived assets, including structures and other property, plant and equipment and definite-lived intangibles, are reported at historical cost less accumulated depreciation and amortization. We estimate the useful lives for various types of advertising structures and other long-lived assets based on our historical experience and our plans regarding how we intend to use those assets. Advertising structures have different lives depending on their nature, with large format bulletins generally having longer depreciable lives and posters and other displays having shorter depreciable lives. Street furniture and transit displays are depreciated over their estimated useful lives or appropriate contractual periods, whichever is shorter. Our experience indicates that the estimated useful lives applied to our portfolio of assets have been reasonable, and we do not expect significant changes to the estimated useful lives of our long-lived assets in the future. When we determine that structures or other long-lived assets will be disposed of prior to the end of their useful lives, we estimate the revised useful lives and depreciate the assets over the revised period. We also review long-lived assets for impairment when events and circumstances indicate that depreciable and amortizable long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

We use various assumptions in determining the remaining useful lives of assets to be disposed of prior to the end of their useful lives and in determining the current fair market value of long-lived assets that are determined to be unrecoverable. Estimated useful lives and fair values are sensitive to factors including contractual commitments, regulatory requirements, future expected cash flows, industry growth rates and discount rates, as well as future salvage values. Our impairment loss calculations require management to apply judgment in estimating future cash flows, including forecasting useful lives of the assets and selecting the discount rate that reflects the risk inherent in future cash flows.

If actual results are not consistent with our assumptions and judgments used in estimating future cash flows and asset fair values, we may be exposed to future impairment losses that could be material to our results of operations.

Indefinite-lived Intangible Assets

In connection with the Merger Agreement pursuant to which Parent acquired us in 2008, we allocated the purchase price to all of our assets and liabilities at estimated fair values, including our FCC licenses and our billboard permits. Indefinite-lived intangible assets, such as our FCC licenses and our billboard permits, are reviewed annually for possible impairment using the direct valuation method as prescribed in ASC 805-20-S99. Under the direct valuation method, the estimated fair value of the indefinite-lived intangible assets was calculated at the market level as prescribed by ASC 350-30-35. Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as a part of a going concern business, the buyer hypothetically obtains indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flows model which results in value that is directly attributable to the indefinite-lived intangible assets.

Our key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information representing an average asset within a market.

On October 1, 2014, we performed our annual impairment test in accordance with ASC 350-30-35 and recognized aggregate impairment charges of $15.7 million related to FCC Licenses in our iHM business.

In determining the fair value of our FCC licenses, the following key assumptions were used:

•	Revenue growth sales forecast and published by BIA Financial Network, Inc. (“BIA”), varying by market, were used for the initial four-year period;

•	2% revenue growth was assumed beyond the initial four-year period;

•	Revenue was grown proportionally over a build-up period, reaching market revenue forecast by year 3;

•	Operating margins of 12.5% in the first year gradually climb to the industry average margin in year 3 of up to 29.6%, depending on market size; and

•	Assumed discount rates of 9.5% for the 13 largest markets and 10.0% for all other markets.

In determining the fair value of our billboard permits, the following key assumptions were used:

•	Industry revenue growth forecast at 3.0% was used for the initial four-year period;

•	3% revenue growth was assumed beyond the initial four-year period;

•	Revenue was grown over a build-up period, reaching maturity by year 2;

•	Operating margins gradually climb to the industry average margin of up to 56%, depending on market size, by year 3; and

•	Assumed discount rate of 8.5%.

While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the fair value of our indefinite-lived intangible assets, it is possible a material change could occur. If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future. The following table shows the change in the fair value of our indefinite-lived intangible assets that would result from a 100 basis point decline in our discrete and terminal period revenue growth rate and profit margin assumptions and a 100 basis point increase in our discount rate assumption:

(In thousands) Description	Revenue Growth Rate	Profit Margin	Discount Rates
FCC license	$387,466	$139,220	$414,736
Billboard permits	$803,300	$137,600	$807,000

The estimated fair value of our FCC licenses and billboard permits at October 1, 2014 and 2013 was $5.5 billion and $5.6 billion, respectively, while the carrying value was $3.5 billion and $3.5 billion, respectively.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. We test goodwill at interim dates if events or changes in circumstances indicate that goodwill might be impaired. The fair value of our reporting units is used to apply value to the net assets of each reporting unit. To the extent that the carrying amount of net assets would exceed the fair value, an impairment charge may be required to be recorded.

The discounted cash flow approach we use for valuing goodwill as part of the two-step impairment testing approach involves estimating future cash flows expected to be generated from the related assets, discounted to their present value using a risk-adjusted discount rate. Terminal values are also estimated and discounted to their present value.

On October 1, 2014, we performed our annual impairment test in accordance with ASC 350-30-35, resulting in no goodwill impairment charge. In determining the fair value of our reporting units, we used the following assumptions:

•	Expected cash flows underlying our business plans for the periods 2014 through 2018. Our cash flow assumptions are based on detailed, multi-year forecasts performed by each of our operating segments, and reflect the advertising outlook across our businesses.

•	Cash flows beyond 2018 are projected to grow at a perpetual growth rate, which we estimated at 2% for our iHM segment, 3% for our Americas outdoor and International outdoor segments, and 2.0% for our Other segment.

•	In order to risk adjust the cash flow projections in determining fair value, we utilized a discount rate of approximately 8.5% to 12.0% for each of our reporting units.

Based on our annual assessment using the assumptions described above, a hypothetical 25% reduction in the estimated fair value in each of our reporting units would not result in a material impairment condition.

While we believe we have made reasonable estimates and utilized appropriate assumptions to calculate the estimated fair value of our reporting units, it is possible a material change could occur. If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future. The following table shows the decline in the fair value of each of our reportable segments that would result from a 100 basis point decline in our discrete and terminal period revenue growth rate and profit margin assumptions and a 100 basis point increase in our discount rate assumption:

(In thousands) Description	Revenue Growth Rate	Profit Margin	Discount Rates
iHM	$1,420,000	$340,000	$1,360,000
Americas Outdoor	$853,200	$172,800	$799,200
International Outdoor	$387,200	$211,200	$352,000

Tax Accruals

Our estimates of income taxes and the significant items giving rise to the deferred tax assets and liabilities are shown in the notes to our consolidated financial statements and reflect our assessment of actual future taxes to be paid on items reflected in the financial statements, giving consideration to both timing and probability of these estimates. Actual income taxes could vary from these estimates due to future changes in income tax law or results from the final review of our tax returns by federal, state or foreign tax authorities.

We use our judgment to determine whether it is more likely than not that our deferred tax assets will be realized. Deferred tax assets are reduced by valuation allowances if the Company believes it is more than likely than not that some portion or the entire asset will not be realized.

We use our judgment to determine whether it is more likely than not that we will sustain positions that we have taken on tax returns and, if so, the amount of benefit to initially recognize within our financial statements. We regularly review our uncertain tax positions and adjust our unrecognized tax benefits (UTBs) in light of changes in facts and circumstances, such as changes in tax law, interactions with taxing authorities and developments in case law. These adjustments to our UTBs may affect our income tax expense. Settlement of uncertain tax positions may require use of our cash.

Litigation Accruals

We are currently involved in certain legal proceedings. Based on current assumptions, we have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. Future results of operations could be materially affected by changes in these assumptions or the effectiveness of our strategies related to these proceedings.

Management’s estimates used have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies.

Insurance Accruals

We are currently self-insured beyond certain retention amounts for various insurance coverages, including general liability and property and casualty. Accruals are recorded based on estimates of actual claims filed, historical payouts, existing insurance coverage and projected future development of costs related to existing claims. Our self-insured liabilities contain uncertainties because management must make assumptions and apply judgment to estimate the ultimate cost to settle reported claims and claims incurred but not reported as of December 31, 2014.

If actual results are not consistent with our assumptions and judgments, we may be exposed to gains or losses that could be material. A 10% change in our self-insurance liabilities at December 31, 2014 would have affected our net loss by approximately $2.2 million for the year ended December 31, 2014.

Asset Retirement Obligations

ASC 410-20 requires us to estimate our obligation upon the termination or nonrenewal of a lease, to dismantle and remove our billboard structures from the leased land and to reclaim the site to its original condition.

Due to the high rate of lease renewals over a long period of time, our calculation assumes all related assets will be removed at some period over the next 50 years. An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk-adjusted credit rate for the same period. If our assumption of the risk-adjusted credit rate used to discount current year additions to the asset retirement obligation decreased approximately 1%, our liability as of December 31, 2014 would not be materially impacted. Similarly, if our assumption of the risk-adjusted credit rate increased approximately 1%, our liability would not be materially impacted.

Share-Based Compensation

Under the fair value recognition provisions of ASC 718-10, share-based compensation cost is measured at the grant date based on the fair value of the award. Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors. If actual results differ significantly from these estimates, our results of operations could be materially impacted.

BUSINESS

Overview

We are a diversified media and entertainment company with leading market positions in each of our operating segments: iHM, Americas Outdoor Advertising and International Outdoor Advertising.

—	iHM. Our iHM operations include radio broadcasting, online and mobile services and products, program syndication, entertainment, traffic and weather data distribution and music research services. Our radio stations and content can be heard on AM/FM stations, HD digital radio stations, satellite radio, at iHeartRadio.com and our radio stations’ websites, and through our iHeartRadio mobile application on smart phones and tablets, on gaming consoles, via in-home entertainment, in enhanced automotive platforms, as well as in-vehicle entertainment and navigation systems. As of December 31, 2014, we owned 858 domestic radio stations servicing more than 150 U.S. markets, including 44 of the top 50 markets and 84 of the top 100 markets. In addition, we provide programming and sell air time on one radio station owned by a third-party under a local marketing agreement. We are also the beneficiary of Aloha Station Trust, LLC, which owns and operates 16 radio stations, and the Brunswick Trust, which owns and operates 1 radio station, all of which we were required to divest in order to comply with FCC media ownership rules, and which are being marketed for sale. In addition to our local radio programming, we also operate Premiere, a national radio network that produces, distributes or represents more than 90 syndicated radio programs and serves more than 5,500 radio station affiliates, reaching approximately 245 million listeners monthly. We also deliver real-time traffic information via navigation systems, radio and television broadcast media and wireless and Internet-based services through our traffic business, Total Traffic & Weather Network. We also promote, produce and curate special nationally recognized events for our listeners, including the iHeartRadio Music Festival, the iHeartRadio Ultimate Pool Party, the iHeartRadio Jingle Ball Concert Tour, the iHeartRadio Country Festival, the iHeartRadio Ultimate Valentine’s Escape and the iHeartRadio Fiesta Latina. For each of the years ended December 31, 2014 and 2013, our iHM segment represented approximately 50% of our revenue. For the three months ended March 31, 2015 and 2014, our iHM segment represented approximately 52% and 50%.

—	Americas Outdoor Advertising. We are one of the largest outdoor advertising companies the Americas (based on revenues), which includes the United States, Canada and Latin America. Approximately 89% of our revenue in our Americas outdoor advertising segment was derived from the United States in each of the years ended December 31, 2014, 2013 and 2012. We own or operate approximately 114,000 display structures in our Americas outdoor segment with operations in 45 of the 50 largest markets in the United States, including all of the 20 largest markets. Our Americas outdoor assets consist of traditional and digital billboards, street furniture and transit displays, airport displays and wallscapes and other spectaculars, which we own or operate under lease management agreements. Our Americas outdoor advertising business is focused on metropolitan areas with dense populations. For the years ended December 31, 2014 and 2013, our Americas Outdoor Advertising segment represented approximately 21% and 22%, respectively, of our revenue. For each of the three months ended March 31, 2015 and 2014, our Americas Outdoor Advertising segment represented approximately 22% of our revenue.

—	International Outdoor Advertising. Our International outdoor business segment includes our operations in Asia, Australia and Europe, with approximately 35% of our revenue in this segment derived from France and the United Kingdom for each of the years ended December 31, 2014, 2013 and 2012. As of December 31, 2014, we owned or operated more than 529,000 displays across 22 countries. Our International outdoor assets consist of street furniture and transit displays, billboards, mall displays, Smartbike programs, wallscapes and other spectaculars, which we own or operate under lease agreements. Our International business is focused on metropolitan areas with dense populations. For each of the years ended December 31, 2014 and 2013, our International Outdoor Advertising segment represented approximately 25% of our revenue. For the three months ended March 31, 2015 and 2014, our International Outdoor Advertising segment represented approximately 24% and 26%, respectively, of our revenue.

—	Other. Our Other category includes our media representation firm, Katz Media, as well as other general support services and initiatives which are ancillary to our other businesses. Katz Media, a leading media representation firm in the U.S. for radio and television stations, sells national spot advertising time for clients in the radio and television industries throughout the United States. As of December 31, 2014, Katz Media represented more than 4,000 radio stations, approximately one-fifth of which are owned by us. Katz Media also represents more than 700 television and digital multicast stations. Katz Media generates revenue primarily through contractual commissions realized from the sale of national spot and online advertising. National spot advertising is commercial airtime sold to advertisers on behalf of radio and television stations. Katz Media represents its media clients pursuant to media representation contracts, which typically have terms of up to ten years in length. For each of the years ended December 31, 2014 and 2013 and the three months ended March 31, 2015 and 2014, our Other category represented approximately 3% of our revenue.

For the year ended December 31, 2014, we generated consolidated revenues of $6,319 million, operating income of $1,082 million and consolidated net loss of $762 million. For the three months ended March 31, 2015, we generated consolidated revenues of $1,345 million, operating income of $93 million and consolidated net loss of $385 million.

Our Strengths

Leading Positions in the U.S. Media and Entertainment and Global Outdoor Market. We are a leading global media and entertainment company.

—	We own the number one or number two ranked radio station clusters in nine of the top 10 and in 21 of the top 25 markets in the United States as of December 2014 and have a total weekly listening base of almost 139 million individuals based on NielsenAudio figures for the Fall 2014 ratings period.

—	In the United States outdoor market, we believe we hold the number one market share in eight of the top 10 markets and are either number one or number two in 16 of the top 20 markets. Internationally, we believe we hold one of the leading positions in France, the United Kingdom, Australia, Finland, Ireland, Switzerland, Sweden, Belgium, Italy and Norway. In addition, we hold positions in several countries where we have experienced strong growth, including Latin America, China and Singapore.

Global Scale in Media and Entertainment and Outdoor Advertising. As of December 31, 2014, we owned 858 domestic radio stations servicing more than 150 U.S. markets, including 44 of the top 50 markets and 84 of the top 100 markets. We also operated more than 640,000 outdoor advertising displays worldwide in metropolitan and densely populated locations, providing advertisers with both a global and a local reach. We believe that our scale provides us with the flexibility and resources to introduce new products and solutions in a cost effective manner.

—	Our scale has enabled cost-effective investment in new technologies, such as digital billboards and streaming technology, which we believe will continue to support future growth. Digital billboards, for example, enable us to transition from selling space on a display to a single advertiser to selling time on that display to multiple advertisers, creating new revenue opportunities from both new and existing clients.

—	Our large distribution platform in our iHM segment allows us to attract top talent and more effectively utilize programming, sharing the best and most compelling talent and programming across many stations throughout the United States.

—	We have sales people in local markets across the globe. Our scale has facilitated cost-effective investment in systems that allow us to maximize yield management and systems that improve the ability of our local salespeople to increase revenue. Additionally, our scale has allowed us to implement initiatives that we believe differentiate us from the rest of the media industry and position us to outperform our competitors across our markets.

Diversification Across Business Lines, Geographies, Markets and Format. Approximately half of our revenue is generated by our iHM segment, with the remaining half generated by our Americas Outdoor Advertising and International Outdoor Advertising segments, as well as other support services and initiatives. We offer advertisers a diverse platform of media assets across geographies, outdoor products and programming formats. Due to our multiple business units, we are not dependent upon any single source of revenue.

Strong Collection of Unique Assets. Through acquisitions and organic growth, we have aggregated a unique portfolio of assets. We believe the combination of our assets cannot be replicated.

—	Ownership and operation of radio broadcast stations is governed by the FCC’s licensing process, which limits the number of radio licenses available in any market. Any party seeking to acquire or transfer radio licenses must go through a detailed review process with the FCC. Over several decades, we have aggregated multiple licenses in local market clusters across the United States. A cluster of multiple radio stations in a market allows us to provide listeners with more diverse programming and advertisers with a more efficient means to reach those listeners. In addition, we are able to increase our efficiency by operating in clusters, which allows us to eliminate duplicative operating expenses and realize economies of scale.

—	The domestic outdoor industry is regulated by the federal government as well as state and municipal governments. Statutes and regulations govern the construction, repair, maintenance, lighting, height, size, spacing and placement and permitting of outdoor advertising structures. Due to these regulations, it has become increasingly difficult to develop new outdoor advertising locations. Further, for many of our existing billboards, a competitor or landlord could not obtain a permit for replacement under existing laws and regulations due to their non-conforming status.

Attractive Businesses with High Margins and Low Capital Expenditure Requirements. Our global scale has enabled us to make productive and cost effective investments across our portfolio. As a result of our strong margins and low capital expenditure requirements, we have been able to convert a significant portion of our operating income into cash flow that can be utilized for debt service.

—	We have strong operating margins, driven by our significant scale and leading market share in both radio broadcasting and outdoor advertising. For the year ended December 31, 2014, our consolidated operating margin was 17% with strong operating margins in our iHM segment of 31%, and Americas Outdoor Advertising segment of 23%.

—	In addition, both our media and entertainment and our outdoor businesses are low capital intensity businesses. For the years ended December 31, 2014 and 2013, our total capital expenditures were 5% of total revenue.

Highly Effective Advertising Medium. We believe both our media and entertainment and our outdoor advertising businesses offer compelling value propositions to advertisers and valuable access to consumers when they are out of the home and therefore closer to purchase decisions. We also believe both industries are well positioned to benefit from the fragmentation of audiences of other media as they are able to reach mass audiences on a local market basis.

—	Radio broadcasting and outdoor media offer compelling value propositions to advertisers by providing cost effective media advertising outlets.

—	Our media and entertainment and our outdoor businesses reach potential consumers outside of the home, a valuable position as it is closer to the purchase decision. Today, consumers spend a significant portion of their day out-of-home, while out-of-home media (radio and outdoor) currently garner a disproportionately smaller share of media spending than in-home media. We believe this discrepancy represents an opportunity for growth.

—	Additionally, radio programming reaches 91% of all consumers in the United States in a given week, with the average consumer listening for approximately 14 hours per week. On a weekly basis, this represents approximately 243 million unique listeners.

—	According to Nielsen’s December 2014 Total Audience Report, consumers in the United States listen to a significant amount of radio per day. In 2013, broadcast radio captured 164 minutes of user consumption per day as compared to the Internet at 159 minutes according to comScore, Inc. and newspapers at 26 minutes according to eMarketer Inc.

—	According to Scarborough, in 2014, 91% of U.S. residents traveled in a car each month, with an average of 170 miles traveled per week. The captive in-car audience is protected from media fragmentation and is subject to increasing out-of-home advertiser exposure as time and distance of commutes increase.

—	According to a single-source advertising ROI study in the radio sector conducted by NielsenAudio and Nielsen Catalina Solutions in 2014, radio delivered a sales lift of more than $6 per dollar spent on radio, an ROI which Advertising Age reported doubled that of even the best results from recent studies of digital or TV media, with one retail brand recording a sales lift of more than $23 per dollar invested in radio.

Significant Operating Leverage with Flexibility to Manage Cost Base As Necessary. We benefit from significant operating leverage, which leads to operating margin increases in a growth environment. Conversely, we have demonstrated our flexibility to effectively manage our cost base in a low growth or recessionary environment.

Our Strategy

Our goal is to strengthen our position as a leading global media and entertainment company specializing in radio, digital, out-of-home, mobile and on-demand entertainment and information services for national audiences and local communities and providing premiere opportunities for advertisers. We plan to achieve this objective by capitalizing on our competitive strengths and pursuing the following strategies.

iHM

Our iHM strategy centers on delivering entertaining and informative content across multiple platforms, including broadcast, mobile and digital as well as events. We strive to serve our listeners by providing the content they desire on the platform they prefer, while supporting advertisers, strategic partners, music labels and artists with a diverse platform of creative marketing opportunities designed to effectively reach and engage target audiences. Our iHM strategy also focuses on continuing to improve the operations of our stations by providing valuable programming and promotions, as well as sharing best practices across our stations in marketing, distribution, sales and cost management.

Promote Broadcast Radio Media Spending. Given the attractive reach and metrics of both the broadcast radio industry in general and iHM in particular, as well as our depth and breadth of relationships with both media agencies and national and local advertisers, we believe we can drive broadcast radio’s share of total media spending by using our dedicated national sales team to highlight the value of broadcast radio relative to other media. We have made and continue to make significant investments in research to enable our clients to better understand how our assets can successfully reach their target audiences and promote their advertising campaigns; broadened our national sales teams and initiatives to better develop, create and promote their advertising campaigns; invested in technology to enhance our platform and capabilities; and continue to seek opportunities to deploy our iHeartRadio digital radio service across both existing and emerging devices and platforms. We are also working closely with advertisers, marketers and agencies to meet their needs through new products, events and services developed through optimization of our current portfolio of assets, as well as to develop tools to determine how effective broadcast radio is in reaching their desired audiences.

Promote Local and National Advertising. We intend to grow our iHM businesses by continuing to develop effective programming, creating new solutions for our advertisers and agencies, fostering key relationships with advertisers and improving our local and national sales team. We intend to leverage our diverse collection of assets, our programming and creative strengths, and our consumer relationships to create special events, such as one-of-a-kind local and national promotions for our listeners, and develop new, innovative technologies and products to promote our advertisers. We seek to maximize revenue by closely managing our advertising opportunities and pricing to compete effectively in local markets. We operate price and yield information systems, which provide detailed inventory information. These systems enable our station managers and sales directors to adjust commercial inventory and pricing based on local market demand, as well as to manage and monitor different commercial durations (60 second, 30 second, 15 second and five second) in order to provide more effective advertising for our customers at what we believe are optimal prices given market conditions.

Continue to Enhance the Listener Experience. We intend to continue enhancing the listener experience by offering a wide variety of compelling content and methods of delivery. We will continue to provide the content our listeners desire on their preferred platforms. Our investments have created a collection of leading on-air talent. For example, Premiere offers more than 90 syndicated radio programs and services for more than 5,500 radio station affiliates across the United States, including popular programs such as Rush Limbaugh, Sean Hannity, Glenn Beck, Ryan Seacrest, Steve Harvey, Elvis Duran, Bobby Bones and Delilah. Our distribution capabilities allow us to attract top talent and more effectively utilize programming, sharing our best and most compelling content across many stations.

Deliver Content via Multiple Distribution Technologies. We continue to expand the choices for our listeners. We deliver music, news, talk, sports, traffic and other content using an array of distribution technologies, including broadcast radio and HD radio channels, satellite radio, digitally via iHeartRadio.com and our stations’ websites, and through our iHeartRadio mobile application on smart phones and tablets, on gaming consoles, via in-home entertainment, in enhanced automotive platforms, as well as in-vehicle entertainment and navigation systems. Some examples of our recent initiatives are as follows:

—	Streaming. We provide streaming content via the Internet, mobile and other digital platforms. We rank among the top streaming networks in the U.S. with regards to AAS, SS and ATSL. AAS and SS measure the level of activity while ATSL measures the ability to keep the audience engaged.

—	Websites and Mobile Applications. We have developed mobile and Internet applications such as the iHeartRadio smart phone application and website and websites for our stations and personalities. These mobile and Internet applications allow listeners to use their smart phones, tablets or other digital devices to interact directly with stations, find titles/artists, request songs and create custom and personalized stations while providing an additional method for advertisers to reach consumers. As of December 31, 2014, our iHeartRadio mobile application has been downloaded approximately 500 million times (including updates). iHeartRadio provides a unique digital music experience by offering access to more than 1,900 live broadcast and digital-only radio stations, plus user-created custom stations with broad social media integration and our on demand content from our premium talk partnerships and user generated talk shows. Through our digital platforms, we estimate that we had more than 81 million unique digital visitors for the month of December 2014.

Outdoor

We seek to capitalize on our Americas outdoor network and diversified product mix to maximize revenue. In addition, by sharing best practices among our business segments, we believe we can quickly and effectively replicate our successes in our other markets. Our outdoor strategy focuses on leveraging our diversified product mix and long-standing presence in many of our existing markets, which provides us with the ability to launch new products and test new initiatives in a reliable and cost-effective manner.

Promote Overall Outdoor Media Spending. Given the attractive industry fundamentals of outdoor media and our depth and breadth of relationships with both local and national advertisers, we believe we can drive outdoor advertising’s share of total media spending by using our dedicated national sales team to highlight the value of outdoor advertising relative to other media. Outdoor advertising only represented 4% of total dollars spent on advertising in the United States in 2014. We have made and continue to make significant investments in research tools that enable our clients to better understand how our displays can successfully reach their target audiences and promote their advertising campaigns. Also, we are working closely with clients, advertising agencies and other diversified media companies to develop more sophisticated systems that will provide improved audience metrics for outdoor advertising. For example, we have implemented the TAB Out of Home Ratings audience measurement system which: (1) separately reports audiences for billboards, posters, junior posters, transit shelters and phone kiosks, (2) reports for geographically sensitive reach and frequency, (3) provides granular detail, reporting individual out of home units in over 200 designated market areas, (4) provides detailed demographic data comparable to other media, and (5) provides true commercial ratings based on people who see the advertising.

Continue to Deploy Digital Displays. Digital outdoor advertising provides significant advantages over traditional outdoor media. Our electronic displays are linked through centralized computer systems to instantaneously and simultaneously change advertising copy on a large number of displays, allowing us to sell more advertising opportunities to advertisers. The ability to change copy by time of day and quickly change messaging based on advertisers’ needs creates additional flexibility for our customers. Although digital displays require more capital to construct compared to traditional bulletins, the advantages of digital allow us to penetrate new accounts and categories of advertisers, as well as serve a broader set of needs for existing advertisers. Digital displays allow for high-frequency, 24-hour advertising changes in high-traffic locations and allow us to offer our clients optimal flexibility, distribution, circulation and visibility. We expect this trend to continue as we increase our quantity of digital inventory. As of December 31, 2014, we have deployed more than 1,100 digital billboards in 37 markets in the United States.

Capitalize on Product and Geographic Opportunities. We are also focused on growing our business internationally by working closely with our advertising customers and agencies in meeting their needs, and through new product offerings, optimization of our current display portfolio and selective investments targeting promising growth markets. We have continued to innovate and introduce new products in international markets based on local demands. Our core business is our street furniture business and that is where we plan to focus much of our investment. We plan to continue to evaluate municipal contracts that may come up for bid and will make prudent investments where we believe we can receive attractive returns. We will also continue to invest in markets such as China and Latin America where we believe there is high growth potential.

iHM

Sources of Revenue

Our iHM segment generated 50% of our revenue for each of the years ended December 31, 2014 and 2013 and 52% and 50% of our revenue for the three months ended March 31, 2015 and 2014, respectively. The primary source of revenue in our iHM segment is the sale of commercials on our radio stations for local and national advertising. Our iHeartRadio mobile application and website, our station websites, national live events and Total Traffic & Weather Network also provide additional means for our advertisers to reach consumers.

Our advertisers cover a wide range of categories, including consumer services, retailers, entertainment, health and beauty products, telecommunications, automotive, media and political. Our contracts with our advertisers range from less than one year to multi-year terms. We also generate revenues from network compensation, our online services, our traffic business, events and other miscellaneous transactions. These other sources of revenue supplement our traditional advertising revenue without increasing on-air commercial time.

Each radio station’s local sales staff solicits advertising directly from local advertisers or indirectly through advertising agencies. Our ability to produce commercials that respond to the specific needs of our advertisers helps to build local direct advertising relationships. To generate national advertising sales, we leverage national sales teams and engage our Katz Media unit, which specializes in soliciting radio advertising sales on a national level for us and other radio and television companies. National sales representatives such as Katz Media obtain advertising principally from advertising agencies located outside the station’s market and receive commissions based on advertising sold.

Advertising rates are principally based on the length of the spot and how many people in a targeted audience listen to our stations, as measured by independent ratings services. A station’s format can be important in determining the size and characteristics of its listening audience, and advertising rates are influenced by the station’s ability to attract and target audiences that advertisers aim to reach. The size of the market influences rates as well, with larger markets typically receiving higher rates than smaller markets. Rates are generally highest during morning and evening commuting periods.

As of December 31, 2014, we owned 858 radio stations, including 246 AM and 612 FM domestic radio stations, of which 148 stations were in the top 25 markets. No one property is material to our overall operations. We believe that our properties are in good condition and suitable for our operations.

Radio broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the “Communications Act”). As described in “Regulation of Our iHeartMedia Business” below, the FCC grants us licenses in order to operate our radio stations. The following table provides the number of owned radio stations in the top 25 Nielsen-ranked markets within our iHM segment.

Nielsen Market Rank(1)	Market	Number of Stations
1	New York, NY	6
2	Los Angeles, CA	8
3	Chicago, IL	7
4	San Francisco, CA	7
5	Dallas-Ft. Worth, TX	6
6	Houston-Galveston, TX	6
7	Washington, DC	5
8	Philadelphia, PA	6
9	Atlanta, GA	7
10	Boston, MA	5
11	Miami-Ft. Lauderdale-Hollywood, FL	7
12	Detroit, MI	6
13	Seattle-Tacoma, WA	7
14	Phoenix, AZ	8
15	Puerto Rico	—
16	Minneapolis-St. Paul, MN	6
17	San Diego, CA	7
18	Denver-Boulder, CO	8
19	Tampa-St. Petersburg-Clearwater, FL	8
20	Nassau-Suffolk (Long Island), NY	—
21	Baltimore, MD	4
22	St. Louis, MO	6
23	Portland, OR	7
24	Charlotte-Gastonia-Rock Hill, NC-SC	5
25	Riverside-San Bernardino	6

	Total Top 25 Markets(2)	148

(1)	Source: Fall 2014 Arbitron Radio Market Rankings.
(2)	Included in the total are stations that were placed in a trust in order to bring the merger into compliance with the FCC’s media ownership rules. We have divested certain of these stations in the past and will continue to divest these stations as required.

Premiere Networks

We operate Premiere, a national radio network that produces, distributes or represents more than 90 syndicated radio programs and services for more than 5,500 radio station affiliates, reaching approximately 245 million listeners monthly. Our broad distribution capabilities enable us to attract and retain top programming talent. Some of our more popular syndicated programs include Rush Limbaugh, Sean Hannity, Glenn Beck, Ryan Seacrest, Steve Harvey, Elvis Duran, Bobby Bones and Delilah. We believe recruiting and retaining top talent is an important component of the success of our radio networks.

Total Traffic & Weather Network

Total Traffic & Weather Network delivers real-time local traffic flow and incident information along with weather updates to more than 1,900 radio and approximately 180 television affiliates, as well as through Internet and mobile partnerships, reaching nearly 200 million consumers each month. Total Traffic & Weather Network services more than 200 markets in the United States, Canada and Mexico. It operates the largest broadcast traffic navigation network in North America and has expanded its offerings to include news and sports content.

Competition

Our broadcast radio stations, as well as our mobile and digital applications and our traffic business, compete for listeners and advertising revenues directly with other radio stations within their respective markets, as well as with other advertising media, including broadcast and cable television, online, print media, outdoor advertising, satellite radio, direct mail and other forms of advertisement. In addition, the radio broadcasting industry is subject to competition from services that use media technologies such as Internet-based media, mobile applications and satellite-based digital radio services. Such services reach national and local audiences with multi-channel, multi-format, digital radio services.

Our broadcast radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. Our targeted listener base of specific demographic groups in each of our markets allows us to attract advertisers seeking to reach those listeners.

Americas Outdoor Advertising

We are one of the largest outdoor advertising companies in the Americas (based on revenues), which includes the United States, Canada and Latin America. Approximately 89% of our revenue in our Americas outdoor advertising segment was derived from the United States in each of the years ended December 31, 2014, 2013 and 2012. We own or operate approximately 103,000 display structures in our Americas outdoor segment with operations in 45 of the 50 largest markets in the United States, including all of the 20 largest markets.

Our Americas outdoor assets consist of traditional and digital billboards, street furniture and transit displays, airport displays and wallscapes and other spectaculars, which we own or operate under lease management agreements. Our Americas outdoor advertising business is focused on metropolitan areas with dense populations.

Strategy

We seek to capitalize on our Americas outdoor network and diversified product mix to maximize revenue. In addition, by sharing best practices among our business segments, we believe we can quickly and effectively replicate our successes in our other markets. Our outdoor strategy focuses on leveraging our diversified product mix and long-standing presence in many of our existing markets, which provides us with the ability to launch new products and test new initiatives in a reliable and cost-effective manner.

Promote Outdoor Media Spending. Given the attractive industry fundamentals of outdoor media and our depth and breadth of relationships with both local and national advertisers, we believe we can drive outdoor advertising’s share of total media spending by using our dedicated national sales team to highlight the value of outdoor advertising relative to other media. Outdoor advertising only represented 4% of total dollars spent on advertising in the United States in 2014. We have made and continue to make significant investments in research tools that enable our clients to better understand how our displays can successfully reach their target audiences and promote their advertising campaigns. Also, we are working closely with clients, advertising agencies and other diversified media companies to develop more sophisticated systems that will provide improved audience metrics for outdoor advertising. For example, we have implemented the TAB Out of Home Ratings audience measurement system which (1) separately reports audiences for billboards, posters, junior posters, transit shelters and phone kiosks, (2) reports for geographically sensitive reach and frequency, (3) provides granular detail, reporting individual out of home units in over 200 designated market areas, (4) provides detailed demographic data comparable to other media, and (5) provides true commercial ratings based on people who see the advertising.

Continue to Deploy Digital Displays. Digital outdoor advertising provides significant advantages over traditional outdoor media. Our electronic displays are linked through centralized computer systems to instantaneously and simultaneously change advertising copy on a large number of displays, allowing us to sell more advertising opportunities to advertisers. The ability to change copy by time of day and quickly change messaging based on advertisers’ needs creates additional flexibility for our customers. Although digital displays require more capital to construct compared to traditional bulletins, the advantages of digital displays allow us to penetrate new accounts and categories of advertisers, as well as serve a broader set of needs for existing advertisers. Digital displays allow for high-frequency, 24-hour advertising changes in high-traffic locations and allow us to offer our clients optimal flexibility, distribution, circulation and visibility. We expect this trend to continue as we increase our quantity of digital inventory. As of December 31, 2014, we had deployed more than 1,100 digital billboards in 37 markets in the United States.

Sources of Revenue

Americas outdoor generated approximately 22% of our revenue for each of the three months ended March 31, 2015 and 2014 and approximately 21%, 22% and 22% of our revenue in the years ended December 31, 2014, 2013 and 2012, respectively. Americas outdoor revenue is derived from the sale of advertising copy placed on our traditional and digital displays. Our display inventory consists primarily of billboards, street furniture displays and transit displays. The margins on our billboard contracts, including those related to digital billboards, tend to be higher than those on contracts for other displays, due to their greater size, impact and location along major roadways that are highly trafficked. Billboards comprise approximately two-thirds of our display revenues. The following table shows the approximate percentage of revenue derived from each category for our Americas outdoor inventory:

	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012
Billboards:
Bulletins	58%	57%	57%	56%	55%
Posters	11%	11%	12%	12%	12%
Street furniture displays	6%	6%	6%	6%	6%
Transit displays	16%	16%	16%	16%	16%
Other displays(1)	9%	10%	9%	10%	11%

Total	100%	100%	100%	100%	100%

(1)	Includes spectaculars and wallscapes.

Our Americas outdoor segment generates revenues from local and national sales. Our advertising rates are based on a number of different factors including location, competition, size of display, illumination, market and gross ratings points. Gross ratings points are the total number of impressions delivered, expressed as a percentage of a market population, of a display or group of displays. The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time. For all of our billboards in the United States, we use independent, third-party auditing companies to verify the number of impressions delivered by a display. “Reach” is the percent of a target audience exposed to an advertising message at least once during a specified period of time, typically during a period of four weeks. “Frequency” is the average number of exposures an individual has to an advertising message during a specified period of time. Out-of-home frequency is typically measured over a four-week period.

While location, price and availability of displays are important competitive factors, we believe that providing quality customer service and establishing strong client relationships are also critical components of sales. In addition, we have long-standing relationships with a diversified group of advertising brands and agencies that allow us to diversify client accounts and establish continuing revenue streams.

Billboards

Our billboard inventory primarily includes bulletins and posters.

•	Bulletins. Bulletins vary in size, with the most common size being 14 feet high by 48 feet wide. Digital bulletins display static messages that resemble standard printed bulletins when viewed, but also allow advertisers to change messages throughout the course of a day, and may display advertisements for multiple customers. Our electronic displays are linked through centralized computer systems to instantaneously and simultaneously change advertising copy as needed. Because of their greater size, impact, high-frequency and 24-hour advertising changes, we typically receive our highest rates for digital bulletins. Almost all of the advertising copy displayed on traditional bulletins is computer printed on vinyl and transported to the bulletin where it is secured to the display surface. Bulletins generally are located along major expressways, primary commuting routes and main intersections that are highly visible and heavily trafficked. Our clients may contract for individual bulletins or a network of bulletins, meaning the clients’ advertisements are rotated among bulletins to increase the reach of the campaign. Our client contracts for bulletins, either traditional or digital, generally have terms ranging from four weeks to one year.

•	Posters. Digital posters are available in addition to the traditional poster size and junior poster size displays. Similar to digital bulletins, digital posters display static messages that resemble standard printed posters when viewed, and are linked through centralized computer systems to instantaneously and simultaneously change messages throughout the course of a day. Traditional posters are approximately 11 feet high by 23 feet wide, and the traditional junior posters are approximately 5 feet high by 11 feet wide. Advertising copy for traditional posters is digitally printed on a single piece of polyethylene material that is then transported and secured to the poster surfaces. Advertising copy for traditional junior posters is printed using silk screen, lithographic or digital process to transfer the designs onto paper that is then transported and secured to the poster surfaces. Posters generally are located in commercial areas on primary and secondary routes near point-of-purchase locations, facilitating advertising campaigns with greater demographic targeting than those displayed on bulletins. Our poster rates typically are less than our bulletin rates, and our client contracts for posters generally have terms ranging from four weeks to one year. Premiere displays, which consist of premiere panels and squares, are innovative hybrids between bulletins and posters that we developed to provide our clients with an alternative for their targeted marketing campaigns. The premiere displays use one or more poster panels, but with vinyl advertising stretched over the panels similar to bulletins. Our intent is to combine the creative impact of bulletins with the additional reach and frequency of posters.

Street Furniture Displays.

Our street furniture displays include advertising surfaces on bus shelters, information kiosks, freestanding units and other public structures, are available in both traditional and digital formats, and are primarily located in major metropolitan areas and along major commuting routes. Generally, we own the street furniture structures and are responsible for their construction and maintenance. Contracts for the right to place our street furniture displays in the public domain and sell advertising space on them are awarded by municipal and transit authorities in competitive bidding processes governed by local law. Generally, these contracts have terms ranging from 10 to 20 years. As compensation for the right to sell advertising space on our street furniture structures, we pay the municipality or transit authority a fee or revenue share that is either a fixed amount or a percentage of the revenue derived from the street furniture displays. Typically, these revenue sharing arrangements include payments by us of minimum guaranteed amounts. Client contracts for street furniture displays typically have terms ranging from four weeks to one year, and are typically for network packages of multiple street furniture displays.

Transit Displays

Our transit displays are advertising surfaces on various types of vehicles or within transit systems, including on the interior and exterior sides of buses, trains, trams, and within the common areas of rail stations and airports, and are available in both traditional and digital formats. Similar to street furniture, contracts for the right to place our displays on such vehicles or within such transit systems and to sell advertising space on them generally are awarded by public transit authorities in competitive bidding processes or are negotiated with private transit operators. Generally, these contracts have terms ranging from five to ten years. Our client contracts for transit displays generally have terms ranging from four weeks to one year.

Other Displays

The balance of our display inventory consists of spectaculars and wallscapes. Spectaculars are customized display structures that often incorporate video, multidimensional lettering and figures, mechanical devices and moving parts and other embellishments to create special effects. The majority of our spectaculars are located in Times Square in New York City, the Gardiner Expressway in Toronto, and the Fashion Show Mall and Miracle Mile Shops in Las Vegas. Client contracts for spectaculars typically have terms of one year or longer. A wallscape is a display that drapes over or is suspended from the sides of buildings or other structures. Generally, wallscapes are located in high-profile areas where other types of outdoor advertising displays are limited or unavailable. Clients typically contract for individual wallscapes for extended terms.

Advertising Inventory and Markets

As of December 31, 2014, we owned or operated approximately 114,000 display structures in our Americas outdoor advertising segment with operations in 45 of the 50 largest markets in the United States, including all of the 20 largest markets. No one property is material to our overall operations. We believe that our properties are in good condition and suitable for our operations.

Our displays are located on owned land, leased land or land for which we have acquired permanent easements. The majority of the advertising structures on which our displays are mounted require permits. Permits are granted for the right to operate an advertising structure as long the structure is used in compliance with the laws and regulations of the applicable jurisdiction.

Competition

The outdoor advertising industry in the Americas is fragmented, consisting of several large companies involved in outdoor advertising, such as OUTFRONT Media, Inc. and Lamar Advertising Company, as well as numerous smaller and local companies operating a limited number of displays in a single market or a few local markets. We also compete with other advertising media in our respective markets, including broadcast and cable television, radio, print media, direct mail, online and other forms of advertisement. Outdoor advertising companies compete primarily based on ability to reach consumers, which is driven by location of the display.

International Outdoor Advertising

Our International outdoor business segment includes our operations in Asia, Australia and Europe, with approximately 35% of our revenue in this segment derived from France and the United Kingdom for each of the years ended December 31, 2014, 2013 and 2012. As of December 31, 2014, we owned or operated more than 529,000 displays across 22 countries.

Our International outdoor assets consist of street furniture and transit displays, billboards, mall displays, Smartbike programs, wallscapes and other spectaculars, which we own or operate under lease agreements. Our International business is focused on metropolitan areas with dense populations.

Strategy

Similar to our Americas outdoor advertising business, we believe our International outdoor advertising business has attractive industry fundamentals including a broad audience reach and a highly cost effective media for advertisers as measured by cost per thousand persons reached compared to other traditional media. Our International business focuses on the following strategies:

Promote Overall Outdoor Media Spending. Our strategy is to promote growth in outdoor advertising’s share of total media spending by leveraging our international scale and local reach. We are focusing on developing and implementing better and improved outdoor audience delivery measurement systems to provide advertisers with tools to determine how effectively their message is reaching the desired audience.

Capitalize on Product and Geographic Opportunities. We are also focused on growing our business internationally by working closely with our advertising customers and agencies in meeting their needs, and through new product offerings, optimization of our current display portfolio and selective investments targeting promising growth markets. We have continued to innovate and introduce new products in international markets based on local demands. Our core business is our street furniture business and that is where we plan to focus much of our investment. We plan to continue to evaluate municipal contracts that may come up for bid and will make prudent investments where we believe we can receive attractive returns. We will also continue to invest in markets such as China and Latin America where we believe there is high growth potential.

Continue to Deploy Digital Display Networks. Internationally, digital out-of-home displays are a dynamic medium which enables our customers to engage in real-time, tactical, topical and flexible advertising. We will continue our focused and dedicated digital strategy as we remain committed to the digital development of out-of-home communication solutions internationally. Through our international digital brand, Clear Channel Play, we are able to offer networks of digital displays in multiple formats and multiple environments including bus shelters, airports, transit, malls and flagship locations. We seek to achieve greater consumer engagement and flexibility by delivering powerful, flexible and interactive campaigns that open up new possibilities for advertisers to engage with their target audiences. We had more than 4,600 digital displays in 16 countries across Europe and Asia as of December 31, 2014.

Sources of Revenue

Our International outdoor segment generated approximately 24% and 26% of our revenue for the three months ended March 31, 2015 and 2014, respectively, and approximately 25% of our revenue in each of the years ended December 31, 2014, 2013 and 2012. International outdoor advertising revenue is derived from the sale of traditional advertising copy placed on our display inventory and electronic displays which are part of our network of digital displays. Our International outdoor display inventory consists primarily of street furniture displays, billboards, transit displays and other out-of-home advertising displays. The following table shows the approximate percentage of revenue derived from each inventory category of our International outdoor segment:

	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012
Street furniture displays	67%	66%	67%	63%	59%
Billboards	16%	17%	17%	17%	19%
Transit displays	9%	10%	9%	14%	14%
Other(1)	8%	7%	7%	6%	8%

Total	100%	100%	100%	100%	100%

(1)	Includes advertising revenue from mall displays, other small displays, and non-advertising revenue from sales of street furniture equipment, cleaning and maintenance services, operation of Smartbike programs and production revenue.

Our International outdoor segment generates revenues worldwide from local, regional and national sales. Similar to our Americas outdoor business, advertising rates generally are based on the gross ratings points of a display or group of displays. The number of impressions delivered by a display, in some countries, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic.

While location, price and availability of displays are important competitive factors, we believe that providing quality customer service and establishing strong client relationships are also critical components of sales. Our entrepreneurial culture allows local management to operate their markets as separate profit centers, encouraging customer cultivation and service.

Street Furniture Displays

Our International street furniture displays, available in traditional and digital formats, are substantially similar to their Americas street furniture counterparts, and include bus shelters, freestanding units, various types of kiosks, benches and other public structures. Internationally, contracts with municipal and transit authorities for the right to place our street furniture in the public domain and sell advertising on such street furniture typically provide for terms ranging from 10 to 15 years. The major difference between our International and Americas street furniture businesses is in the nature of the municipal contracts. In our International outdoor business, these contracts typically require us to provide the municipality with a broader range of metropolitan amenities such as bus shelters with or without advertising panels, information kiosks and public wastebaskets, as well as space for the municipality to display maps or other public information. In exchange for providing such metropolitan amenities and display space, we are authorized to sell advertising space on certain sections of the structures we erect in the public domain. Our International street furniture is typically sold to clients as network packages of multiple street furniture displays, with contract terms ranging from one to two weeks. Client contracts are also available with terms of up to one year.

Billboards

The sizes of our International billboards are not standardized. The billboards vary in both format and size across our networks, with the majority of our International billboards being similar in size to our posters used in our Americas outdoor business. Our International billboards are sold to clients as network packages with contract terms typically ranging from one to two weeks. Long-term client contracts are also available and typically have terms of up to one year. We lease the majority of our billboard sites from private landowners. Billboards include posters and are available in traditional and digital formats.

Transit Displays

Our International transit display contracts are substantially similar to their Americas transit display counterparts, and typically require us to make only a minimal initial investment and few ongoing maintenance expenditures. Contracts with public transit authorities or private transit operators typically have terms ranging from three to seven years. Our client contracts for transit displays, either traditional or digital, generally have terms ranging from one week to one year, or longer.

Other International Displays and Services

The balance of our revenue from our International outdoor segment consists primarily of advertising revenue from mall displays, other small displays and non-advertising revenue from sales of street furniture equipment, cleaning and maintenance services and production revenue. Internationally, our contracts with mall operators generally have terms ranging from five to ten years and client contracts for mall displays generally have terms ranging from one to two weeks, but are available for periods up to six months. Our International inventory includes other small displays that are counted as separate displays since they form a substantial part of our network and International outdoor advertising revenue. We also have a Smartbike bicycle rental program which provides bicycles for rent to the general public in several municipalities. In exchange for providing the bike rental program, we generally derive revenue from advertising rights to the bikes, bike stations, additional street furniture displays, or fees from the local municipalities. In several of our International markets, we sell equipment or provide cleaning and maintenance services as part of a billboard or street furniture contract with a municipality.

Other

Our Other category includes our media representation firm, Katz Media, as well as other general support services and initiatives which are ancillary to our other businesses.

Katz Media, a leading media representation firm in the U.S. for radio and television stations, sells national spot advertising time for clients in the radio and television industries throughout the United States. As of December 31, 2014, Katz Media represented more than 4,000 radio stations, approximately one-fifth of which are owned by us. Katz Media also represents more than 700 television and digital multicast stations.

Katz Media generates revenue primarily through contractual commissions realized from the sale of national spot and online advertising. National spot advertising is commercial airtime sold to advertisers on behalf of radio and television stations. Katz Media represents its media clients pursuant to media representation contracts, which typically have terms of up to ten years in length.

Employees

As of March 31, 2015, we had approximately 14,500 domestic employees and approximately 4,800 international employees, of which approximately 17,700 were in direct operations and 1,500 were in administrative or corporate related activities. Approximately 800 of our employees are subject to collective bargaining agreements in their respective countries. We are a party to numerous collective bargaining agreements, none of which represent a significant number of employees. We believe that our relationship with our employees is good.

Regulation of our iHeartMedia Business

General

The following is a brief summary of certain statutes, regulations, policies and proposals affecting our iHeartMedia business. Radio broadcasting is subject to the jurisdiction of the FCC under the Communications Act. The Communications Act permits the operation of a radio broadcast station only under a license issued by the FCC upon a finding that grant of the license would serve the public interest, convenience and necessity. Among other things, the Communications Act empowers the FCC to issue, renew, revoke and modify broadcasting licenses; assign frequency bands for broadcasting; determine stations’ frequencies, locations, power and other technical parameters; impose penalties for violation of its regulations, including monetary forfeitures and, in extreme cases, license revocation; impose annual regulatory and application processing fees; and adopt and implement regulations and policies affecting the ownership, program content, employment practices and many other aspects of the operation of broadcast stations.

This summary does not comprehensively cover all current and proposed statutes, regulations and policies affecting our iHeartMedia business. Reference should be made to the Communications Act and other relevant statutes, regulations, policies and proceedings for further information concerning the nature and extent of regulation of our iHeartMedia business. Finally, several of the following matters are now, or may become, the subject of court litigation, and we cannot predict the outcome of any such litigation or its impact on our iHeartMedia business.

License Assignments

The Communications Act prohibits the assignment of a license or the transfer of control of an FCC licensee without prior FCC approval. Applications for license assignments or transfers involving a substantial change in ownership are subject to a 30-day period for public comment, during which petitions to deny the application may be filed and considered by the FCC.

License Renewal

The FCC grants broadcast licenses for a term of up to eight years. The FCC will renew a license for an additional eight-year term if, after consideration of the renewal application and any objections thereto, it finds that the station has served the public interest, convenience and necessity and that, with respect to the station seeking renewal, there have been no serious violations of either the Communications Act or the FCC’s rules and regulations by the licensee and no other such violations which, taken together, constitute a pattern of abuse. The FCC may grant the license renewal application with or without conditions, including renewal for a term less than eight years. The vast majority of radio licenses are renewed by the FCC for the full eight-year term. While we cannot guarantee the grant of any future renewal application, our stations’ licenses historically have been renewed for the full eight-year term.

Ownership Regulation

FCC rules and policies define the interests of individuals and entities, known as “attributable” interests, which implicate FCC rules governing ownership of broadcast stations and other specified mass media entities. Under these rules, attributable interests generally include (1) officers and directors of a licensee or of its direct or indirect parent; (2) general partners; (3) limited partners and limited liability company members, unless properly “insulated” from management activities; (4) a 5% or more direct or indirect voting stock interest in a corporate licensee or parent, except that, for a narrowly defined class of passive investors, the attribution threshold is a 20% or more voting stock interest; and (5) combined equity and debt interests in excess of 33% of a licensee’s total asset value, if the interest holder provides over 15% of the licensee station’s total weekly programming, or has an attributable broadcast or newspaper interest in the same market (the “EDP Rule”). An entity that owns one or more radio stations in a market and programs more than 15% of the broadcast time, or sells more than 15% per week of the advertising time, on a radio station in the same market is generally deemed to have an attributable interest in that station.

Debt instruments, non-voting corporate stock, minority voting stock interests in corporations having a single majority stockholder, and properly insulated limited partnership and limited liability company interests generally are not subject to attribution unless such interests implicate the EDP Rule. To the best of our knowledge, none of our officers, directors or 5% or greater shareholders holds an interest in another television station, radio station or daily newspaper that is inconsistent with the FCC’s ownership rules.

The FCC is required to conduct periodic reviews of its media ownership rules. In 2003, the FCC, among other actions, modified the radio ownership rules and adopted new cross-media ownership limits. The U.S. Court of Appeals for the Third Circuit initially stayed implementation of the new rules, but later lifted the stay as to the radio ownership rules, allowing the modified rules to go into effect. It retained the stay on the cross-media ownership limits and remanded them to the FCC for further justification (leaving in effect separate pre-existing FCC rules governing newspaper-broadcast and radio-television cross-ownership). In 2007, the FCC adopted a decision that revised the newspaper-broadcast cross-ownership rule but made no changes to the radio ownership or radio-television cross-ownership rules. In 2011, the U.S. Court of Appeals for the Third Circuit vacated the FCC’s revisions to the newspaper-broadcast cross-ownership rule and otherwise upheld the FCC’s decision to retain the current radio ownership and radio-television cross-ownership rules. The U.S. Supreme Court denied review of the Third Circuit’s decision. The FCC began a periodic review of its media ownership rules in 2010 and issued a notice of proposed rulemaking, but did not complete the proceeding. The FCC has commenced its 2014 periodic review and has incorporated the record of the 2010 review proceeding with a further notice of proposed rulemaking. We cannot predict the outcome of the FCC’s media ownership proceedings or their effects on our business in the future.

Irrespective of the FCC’s radio ownership rules, the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the U.S. Federal Trade Commission (“FTC”) have the authority to determine that a particular transaction presents antitrust concerns. In particular, where the proposed purchaser already owns one or more radio stations in a particular market and seeks to acquire additional radio stations in that market, the DOJ has, in some cases, obtained consent decrees requiring radio station divestitures.

The current FCC ownership rules relevant to our business are summarized below.

•	Local Radio Ownership Rule. The maximum allowable number of radio stations that may be commonly owned in a market is based on the size of the market. In markets with 45 or more stations, one entity may have an attributable interest in up to eight stations, of which no more than five are in the same service (AM or FM). In markets with 30-44 stations, one entity may have an attributable interest in up to seven stations, of which no more than four are in the same service. In markets with 15-29 stations, one entity may have an attributable interest in up to six stations, of which no more than four are in the same service. In markets with 14 or fewer stations, one entity may have an attributable interest in up to five stations, of which no more than three are in the same service, so long as the entity does not have an interest in more than 50% of all stations in the market. To apply these ownership tiers, the FCC relies on Arbitron Metro Survey Areas, where they exist, and a signal contour-overlap methodology where they do not exist. An FCC rulemaking is pending to determine how to define radio markets for stations located outside Arbitron Metro Survey Areas.

•	Newspaper-Broadcast Cross-Ownership Rule. FCC rules generally prohibit an individual or entity from having an attributable interest in either a radio or television station and a daily newspaper located in the same market.

•	Radio-Television Cross-Ownership Rule. FCC rules permit the common ownership of one television and up to seven same-market radio stations, or up to two television and six same-market radio stations, depending on the number of independent media voices in the market and on whether the television and radio components of the combination comply with the television and radio ownership limits, respectively.

Alien Ownership Restrictions

The Communications Act restricts foreign entities or individuals from owning or voting more than 20% of the equity of a broadcast licensee directly. It also restricts foreign entities or individuals from owning or voting more than 25% of a licensee’s equity indirectly (i.e., through a parent company), unless the FCC has made a finding that greater indirect foreign ownership is in the public interest. Since we serve as a holding company for FCC licensee subsidiaries, we are effectively restricted from having more than one-fourth of our stock owned or voted directly or indirectly by foreign entities or individuals. In November 2013, the FCC clarified that it would entertain and authorize, on a case-by-case basis and upon sufficient public interest, proposals to exceed the 25% foreign ownership limit in broadcasting holding companies.

Indecency Regulation

Federal law regulates the broadcast of obscene, indecent or profane material. Legislation enacted by Congress provides the FCC with authority to impose fines of up to $325,000 per utterance with a cap of $3.0 million for any violation arising from a single act. In June 2012, the U.S. Supreme Court ruled on the appeals of several FCC indecency enforcement actions. While setting aside the particular FCC actions under review on narrow due process grounds, the Supreme Court declined to rule on the constitutionality of the FCC’s indecency policies, and the FCC has since solicited public comment on those policies. We have received, and may receive in the future, letters of inquiry and other notifications from the FCC concerning complaints that programming aired on our stations contains indecent or profane language. We cannot predict the outcome of our outstanding letters of inquiry and notifications from the FCC or the nature or extent of future FCC indecency enforcement actions.

Equal Employment Opportunity

The FCC’s rules require broadcasters to engage in broad equal employment opportunity recruitment efforts, to retain data concerning such efforts and to report much of this data to the FCC and to the public via periodic reports filed with the FCC or placed in stations’ public files and websites. Broadcasters could be sanctioned for noncompliance.

Technical Rules

Numerous FCC rules govern the technical operating parameters of radio stations, including permissible operating frequency, power and antenna height and interference protections between stations. Changes to these rules could negatively affect the operation of our stations. For example, in January 2011 a law that eliminates certain minimum distance separation requirements between full-power and low-power FM radio stations was enacted, which could lead to increased interference between our stations and low-power FM stations. In March 2011, the FCC adopted policies which, in certain circumstances, could make it more difficult for radio stations to relocate to increase their population coverage.

Content, Licenses and Royalties

We must pay royalties to copyright owners of musical compositions (typically, songwriters and publishers) whenever we broadcast or stream musical compositions. Copyright owners of musical compositions most often rely on intermediaries known as performing rights organizations (“PROs”) to negotiate licenses with copyright users for the public performance of their compositions, collect royalties under such licenses and distribute them to copyright owners. We have obtained public performance licenses from, and pay license fees to, the three major PROs in the United States, which are the American Society of Composers, Authors and Publishers (“ASCAP”), Broadcast Music, Inc. (“BMI”), and SESAC, Inc. (“SESAC”). There is no guarantee that a given songwriter or publisher will remain associated with ASCAP, BMI or SESAC or that additional PROs will not emerge. For example, a new PRO has reportedly been formed to seek premium royalty rates for certain high-value copyright owners, and a major music publisher has announced that it is considering withdrawing all of its rights from ASCAP and BMI. The withdrawal of a significant number of musical composition copyright owners from the three established PROs, and/or the emergence of one or more additional PROs, could increase our royalty rates and negotiation costs.

To secure the rights to stream music content over the Internet, we also must obtain performance rights licenses and pay public performance royalties to copyright owners of sound recordings (typically, performing artists and record companies). Under Federal statutory licenses, we are permitted to stream any lawfully released sound recordings and to make ephemeral reproductions of these recordings on our computer servers without having to separately negotiate and obtain direct licenses with each individual copyright owner as long as we operate in compliance with the rules of those statutory licenses and pay the applicable royalty rates to SoundExchange, the organization designated by the Copyright Royalty Board to collect and distribute royalties under these statutory licenses. Federal law governs copyrights for sound recordings fixed on or after February 15, 1972. Sound recording copyright owners have asserted that state law requires payments for digital audio transmissions services for unauthorized public performances and reproductions of recordings fixed before that date (“pre-72 recordings”). Sound recording copyright owners have sued digital audio transmission services for unauthorized public performances and reproductions of pre-72 recordings under various state laws, and courts in two states have issued decisions favorable to the copyright owners. If one or more of these decisions is upheld on appeal and held to apply to radio broadcasting or Internet simulcasting, it could impede our ability to broadcast or stream pre-72 recordings and/or increase our licensing and negotiating costs of doing so.

The rates at which we pay royalties to copyright owners are privately negotiated or set pursuant to a regulatory process. In addition, we have business arrangements directly with some copyright owners to receive deliveries of and, in some cases, to directly license their sound recordings for use in our Internet operations. There is no guarantee that the licenses and associated royalty rates that currently are available to us will be available to us in the future. Congress may consider and adopt legislation that would require us to pay royalties to sound recording copyright owners for the broadcast of those recordings on our terrestrial radio stations. In addition, proceedings before the Copyright Royalty Board have commenced to establish copyright royalty rates for the public performance and ephemeral reproduction of sound recordings by various noninteractive webcasters, including radio broadcasters that simulcast their terrestrial programming online, to apply to the period from January 1, 2016 through December 31, 2020. Increased royalty rates could significantly increase our expenses, which could adversely affect our business.

Privacy and Data Protection

We collect certain types of information from users of our technology platforms, including, without limitation, our websites, web pages, interactive features, applications, Twitter and Facebook pages, and mobile application (“Platforms”), in accordance with the privacy policies and terms of use posted on the applicable Platform. We collect personally identifiable information directly from Platform users in several ways, including when a user purchases our products or services, registers to use our services, fills out a listener profile, posts comments, uses our social networking features, participates in polls and contests and signs up to receive email newsletters. We also may obtain information about our listeners from other listeners and third parties. We use the information we collect about and from Platform users for a variety of business purposes.

As a company conducting business on the Internet, we are subject to a number of laws and regulations relating to consumer protection, information security, data protection and privacy, among other things. Many of these laws and regulations are still evolving and could be interpreted in ways that could harm our business. In the area of information security and data protection, the laws in several states require companies to implement specific information security controls to protect certain types of personally identifiable information. Likewise, all but a few states have laws in place requiring companies to notify users if there is a security breach that compromises certain categories of their personally identifiable information. Any failure on our part to comply with these laws may subject us to significant liabilities.

We have implemented commercially reasonable physical and electronic security measures to protect our proprietary business information and to protect against the loss, misuse, and alteration of our listeners’ personally identifiable information. However, no security measures are perfect or impenetrable, and we may be unable to anticipate or prevent unauthorized access to such information. Any failure or perceived failure by us to protect our information or information about our listeners or to comply with our policies or applicable regulatory requirements could result in damage to our business and loss of confidence in us, damage to our brands, the loss of listeners, consumers, business partners and advertisers, as well as proceedings against us by governmental authorities or others, which could harm our business.

Other

Congress, the FCC and other government agencies and regulatory bodies may in the future adopt new laws, regulations and policies that could affect, directly or indirectly, the operation, profitability and ownership of our broadcast stations and Internet-based audio music services. In addition to the regulations and other arrangements noted above, such matters may include, for example: proposals to impose spectrum use or other fees on FCC licensees; changes to the political broadcasting rules, including the adoption of proposals to provide free air time to candidates; restrictions on the advertising of certain products, such as beer and wine; frequency allocation, spectrum reallocations and changes in technical rules; and the adoption of significant new programming and operational requirements designed to increase local community-responsive programming and enhance public interest reporting requirements.

Regulation of our Americas and International Outdoor Advertising Businesses

The outdoor advertising industry in the United States is subject to governmental regulation at the federal, state and local levels. These regulations may include, among others, restrictions on the construction, repair, maintenance, lighting, upgrading, height, size, spacing and location and permitting of and, in some instances, content of advertising copy being displayed on outdoor advertising structures. In addition, international regulations have a significant impact on the outdoor advertising industry. International regulation of the outdoor advertising industry can vary by municipality, region and country, but generally limits the size, placement, nature and density of out-of-home displays. Other regulations may limit the subject matter and language of out-of-home displays.

From time to time, legislation has been introduced in both the United States and foreign jurisdictions attempting to impose taxes on revenue from outdoor advertising or for the right to use outdoor advertising assets. Several jurisdictions have imposed such taxes as a percentage of our outdoor advertising revenue generated in that jurisdiction. In addition, some jurisdictions have taxed our personal property and leasehold interests in advertising locations using various valuation methodologies. We expect U.S. and foreign jurisdictions to continue to try to impose such taxes as a way of increasing revenue. In recent years, outdoor advertising also has become the subject of targeted taxes and fees. These laws may affect prevailing competitive conditions in our markets in a variety of ways. Such laws may reduce our expansion opportunities or may increase or reduce competitive pressure from other members of the outdoor advertising industry. No assurance can be given that existing or future laws or regulations, and the enforcement thereof, will not materially and adversely affect the outdoor advertising industry. However, we contest laws and regulations that we believe unlawfully restrict our constitutional or other legal rights and may adversely impact the growth of our outdoor advertising business.

In the United States, federal law, principally the HBA, regulates outdoor advertising on Federal-aid primary highway system and the Interstate and National Highway Systems roads within the United States (“controlled roads”). The HBA regulates the size and placement of billboards, requires the development of state standards, mandates a state’s compliance program, promotes the expeditious removal of illegal signs and requires just compensation for takings.

To satisfy the HBA’s requirements, all states have passed billboard control statutes and regulations that regulate, among other things, construction, repair, maintenance, lighting, height, size, spacing and the placement and permitting of outdoor advertising structures. We are not aware of any state that has passed control statutes and regulations less restrictive than the prevailing federal requirements on the federal highway system, including the requirement that an owner remove any non-grandfathered, non-compliant signs along the controlled roads, at the owner’s expense and without compensation. Local governments generally also include billboard control as part of their zoning laws and building codes regulating those items described above and include similar provisions regarding the removal of non-grandfathered structures that do not comply with certain of the local requirements. Some local governments have initiated code enforcement and permit reviews of billboards within their jurisdiction. In some instances we have had to remove billboards as a result of such reviews.

As part of their billboard control laws, state and local governments regulate the construction of new signs. Some jurisdictions prohibit new construction, some jurisdictions allow new construction only to replace or relocate existing structures and some jurisdictions allow new construction subject to the various restrictions discussed above. In certain jurisdictions, restrictive regulations also limit our ability to relocate, rebuild, repair, maintain, upgrade, modify or replace existing legal non-conforming billboards.

U.S. federal law neither requires nor prohibits the removal of existing lawful billboards, but it does mandate the payment of compensation if a state or political subdivision compels the removal of a lawful billboard along the controlled roads. In the past, state governments have purchased and removed existing lawful billboards for beautification purposes using federal funding for transportation enhancement programs, and these jurisdictions may continue to do so in the future. From time to time, state and local government authorities use the power of eminent domain and amortization to remove billboards. Thus far, we have been able to obtain satisfactory compensation for, or relocation of, our billboards purchased or removed as a result of these types of governmental action, although there is no assurance that this will continue to be the case in the future.

We have introduced and intend to expand the deployment of digital billboards that display static digital advertising copy from various advertisers that change up to several times per minute. We have encountered some existing regulations in the U.S. and across some international jurisdictions that restrict or prohibit these types of digital displays. However, since digital technology for changing static copy has only recently been developed and introduced into the market on a large scale, and is in the process of being introduced more broadly in our international markets, existing regulations that currently do not apply to digital technology by their terms could be revised to impose greater restrictions. These regulations, or actions by third parties, may impose greater restrictions on digital billboards due to alleged concerns over aesthetics or driver safety.

Properties

Corporate

Our corporate headquarters are located in San Antonio, Texas, where we lease space in an executive office building and a data and administrative service center. In addition, certain of our executive and other operations are located in New York, New York, Phoenix, Arizona, and London, England.

iHM

The types of properties required to support each of our radio stations include offices, studios, transmitter sites and antenna sites. We either own or lease our transmitter and antenna sites. These leases generally have expiration dates that range from five to fifteen years. A radio station’s studios are generally housed with its offices in downtown or business districts. A radio station’s transmitter sites and antenna sites are generally located in a manner that provides maximum market coverage.

Americas Outdoor and International Outdoor Advertising

The types of properties required to support each of our outdoor advertising branches include offices, production facilities and structure sites. An outdoor branch and production facility is generally located in an industrial or warehouse district.

With respect to each of the Americas outdoor and International outdoor segments, we primarily lease our outdoor display sites and own or have acquired permanent easements for relatively few parcels of real property that serve as the sites for our outdoor displays. Our leases generally range from month-to-month to year-to-year and can be for terms of ten years or longer, and many provide for renewal options.

There is no significant concentration of displays under any one lease or subject to negotiation with any one landlord. We believe that an important part of our management activity is to negotiate suitable lease renewals and extensions.

Consolidated

The studios and offices of our radio stations and outdoor advertising branches are located in leased or owned facilities. These leases generally have expiration dates that range from one to 40 years. We do not anticipate any difficulties in renewing those leases that expire within the next several years or in leasing other space, if required. We own substantially all of the equipment used in our iHM and outdoor advertising businesses.

Legal Proceedings

We currently are involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions or the effectiveness of our strategies related to these proceedings. Additionally, due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on our financial condition or results of operations.

Although we are involved in a variety of legal proceedings in the ordinary course of business, a large portion of our litigation arises from commercial disputes, defamation matters, employment and benefits related claims, governmental fines, intellectual property claims and tax disputes.

Los Angeles Litigation

In 2008, Summit Media, LLC, one of the Company’s competitors, sued the City of Los Angeles (the “City”), Clear Channel Outdoor, Inc. and CBS Outdoor in Los Angeles Superior Court (Case No. BS116611) challenging the validity of a settlement agreement that had been entered into in November 2006 among the parties and pursuant to which Clear Channel Outdoor, Inc. had taken down existing billboards and converted 83 existing signs from static displays to digital displays. In 2009 the Los Angeles Superior Court ruled that the settlement agreement constituted an ultra vires act of the City, and nullified its existence. After further proceedings, on April 12, 2013 the Los Angeles Superior Court invalidated 82 digital modernization permits issued to Clear Channel Outdoor, Inc. (77 of which displays were operating at the time of the ruling), and Clear Channel Outdoor, Inc. was required to turn off the electrical power to all affected digital displays on April 15, 2013. The digital display structures remain intact but digital displays are currently prohibited in the City. Clear Channel Outdoor, Inc. is seeking permits under the existing City sign code to either wrap the LED faces with vinyl or convert the LED faces to traditional static signs, and has obtained a number of such permits. Clear Channel Outdoor, Inc. is also pursuing a new ordinance to permit digital signage in the City.

MANAGEMENT

iHeartCommunications is a wholly-owned indirect subsidiary of Parent. The following table sets forth information regarding the directors and executive officers of Parent and iHeartCommunications, as of June 26, 2015:

Name	Age	Position
David C. Abrams	54	Director
Irving L. Azoff	67	Director
Richard J. Bressler	57	Director, President, Chief Operating Officer and Chief Financial Officer
James C. Carlisle	39	Director
John P. Connaughton	49	Director
Julia B. Donnelly	32	Director
C. William Eccleshare	59	Chairman and Chief Executive Officer—Clear Channel Outdoor International
Matthew J. Freeman	45	Director
Scott D. Hamilton	45	Senior Vice President, Chief Accounting Officer and Assistant Secretary
Blair E. Hendrix	50	Director
Jonathon S. Jacobson	54	Director
Ian K. Loring	49	Director
Steven Macri	46	Senior Vice President-Corporate Finance and Executive Vice President/Chief Financial Officer of iHeartMedia
Robert W. Pittman	61	Chairman, Director and Chief Executive Officer
Scott M. Sperling	57	Director
Robert H. Walls, Jr.	55	Executive Vice President, General Counsel and Secretary
Scott R. Wells	46	Chief Executive Officer—Clear Channel Outdoor Americas

David C. Abrams is the managing member of Abrams Capital, a Boston-based investment firm he founded in 1999. Abrams Capital manages approximately $7 billion in assets across a wide spectrum of investments. Mr. Abrams has been a director of Parent and iHeartCommunications since July 30, 2008. Mr. Abrams also serves on the board of managers of iHeartMedia Capital I, LLC and the boards of several private companies. Mr. Abrams previously served on the board of directors of Crown Castle International, Inc. Mr. Abrams received a B.A. from the University of Pennsylvania. He serves as a member of The Berklee College of Music Board of Trustees and as an overseer of the College of Arts and Sciences at the University of Pennsylvania. Mr. Abrams was selected to serve as a director because of his experience in acquisitions and financings gained through his work at Abrams Capital and his strategic experience gained through serving on the boards of directors of public and private companies.

Irving L. Azoff has been a director of Parent and iHeartCommunications since September 27, 2010. Mr. Azoff also serves on the board of managers of iHeartMedia Capital I, LLC. Until his retirement on December 31, 2012, Mr. Azoff served as Executive Chairman and a member of the board of directors of Live Nation Entertainment, Inc. (“Live Nation”) since January 2010 and as Chairman of the Board of Live Nation since February 2011. Until his retirement on December 31, 2012, Mr. Azoff also served as Chairman and CEO of Front Line Management Group Inc. since January 2005. Before joining Live Nation in 2010, Mr. Azoff was CEO of Ticketmaster Entertainment, Inc. since October 2008. Mr. Azoff is the chairman and founder of Azoff Music Management and the personal manager of the Eagles, who he has managed since 1974, Christina Aguilera, Van Halen and Steely Dan. Mr. Azoff also is chairman and CEO of Azoff MSG (Madison Square Garden) Entertainment, LLC. Mr. Azoff was selected to serve as a director because of his extensive experience in the entertainment industry.

Richard J. Bressler was appointed as the Chief Financial Officer and President of iHeartMedia, iHeartCommunications and iHeartMedia Capital I, LLC on July 29, 2013 and as Chief Operating Officer of iHeartMedia on February 18, 2015. Prior thereto, Mr. Bressler was a Managing Director at THL. Prior to joining THL, Mr. Bressler was the Senior Executive Vice President and Chief Financial Officer of Viacom, Inc. from 2001 through 2005. He also served as Chairman and Chief Executive Officer of Time Warner Digital Media and, from 1995 to 1999, was Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young LLP since 1979. Mr. Bressler also currently is a director of iHeartMedia, iHeartCommunications and Gartner, Inc., a member of the board of managers of iHeartMedia Capital I, LLC and a board observer at Univision Communications Inc. Mr. Bressler previously served as a member of the board of directors of American Media Operations, Inc., Nielsen Holdings B.V. and Warner Music Group Corp. and as a member of the J.P. Morgan Chase National Advisory Board. Mr. Bressler holds a B.B.A. in Accounting from Adelphi University.

James C. Carlisle is a Managing Director at THL. Prior to joining THL in 2000, Mr. Carlisle worked at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Carlisle has been a director of Parent and iHeartCommunications since

March 20, 2013. Mr. Carlisle also currently is a board observer at Univision Communications, Inc., a director of Agencyport Software Ltd., a provider of software systems to the insurance industry, and a member of the board of managers of iHeartMedia Capital I, LLC. Mr. Carlisle holds a B.S.E., summa cum laude, in Operations Research from Princeton University and an M.B.A. from Harvard Business School. He also serves as a member of the board of directors of The Massachusetts Eye and Ear Infirmary and is an active contributor to the National Park Foundation. Mr. Carlisle was selected to serve as a director based on his experience evaluating strategies, operations and risks gained through his work at Goldman, Sachs & Co. and THL, as well as his experience serving as a director for other media companies.

John P. Connaughton has been a Managing Director of Bain Capital since 1997 and a member of the firm since 1989. He has played a leading role in transactions in the media, technology and medical industries. Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company, Inc., where he advised Fortune 500 companies. Mr. Connaughton has been a director of Parent since May 2007. Mr. Connaughton also currently serves as a director of iHeartCommunications, Quintiles Transnational Corp., Bio Products Laboratory, Grupo NotreDame Intermedica, Beacon Health Options, Inc. and Air Medical Holdings, Inc. and is a member of the board of managers of iHeartMedia Capital I, LLC. Mr. Connaughton previously served as a member of the boards of directors of Warner Music Group Corp., HCA Holdings, Inc. (Hospital Corporation of America), SunGard Data Systems, Inc., AMC Entertainment Inc., Stericycle Inc., CRC Health Corporation, Warner Chilcott plc and CMP Susquehanna Holdings Corp. He also volunteers for a variety of charitable organizations, serving as a member of The Berklee College of Music Board of Trustees and the UVA McIntire Foundation Board of Trustees. Mr. Connaughton received a B.S. in Commerce from the University of Virginia and an M.B.A. from Harvard Business School. Mr. Connaughton was selected to serve as a director because of his knowledge of and experience in the industry gained from his various positions with Bain Capital and his service on various boards of directors

Julia B. Donnelly is a Principal at THL. Ms. Donnelly rejoined THL in 2010 after attending Harvard Business School and working as an Associate at the firm from 2006 to 2008. Prior to THL, Ms. Donnelly worked at Morgan Stanley & Co. Incorporated in the Investment Banking Division. She has been a director of Parent and iHeartCommunications since September 10, 2013. Ms. Donnelly also currently serves on the board of directors of Agencyport Software Ltd., a provider of software systems to the insurance industry, as well as the board of managers of iHeartMedia Capital I, LLC. Ms. Donnelly holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School. Ms. Donnelly was selected to serve as a director based on her experience evaluating strategies, operations and risks gained through her work at Morgan Stanley & Co. and THL.

C. William Eccleshare was appointed as Chairman and Chief Executive Officer—Clear Channel Outdoor International on March 2, 2015. Prior to such time, he served as Chief Executive Officer—Outdoor of Parent and CCOH since January 24, 2012 and as Chief Executive Officer—Outdoor of iHeartMedia Capital I, LLC since April 26, 2013. Prior to January 24, 2012, he served as Chief Executive Officer—International of CCOH since September 1, 2009 and as Chief Executive Officer—Clear Channel Outdoor—International of iHeartMedia and iHeartCommunications since February 17, 2011. Previously, he was Chairman and CEO of BBDO EMEA from 2005 to 2009. Prior thereto, he was Chairman and CEO of Young & Rubicam EMEA since 2002.

Matthew J. Freeman has been a director of Parent and iHeartCommunications since December 14, 2012 and also serves on the board of managers of iHeartMedia Capital I, LLC. He is an Operating Partner at Bain Capital. From 2010 until he joined Bain Capital in 2012, Mr. Freeman served in multiple capacities for The Interpublic Group of Companies, Inc. (a global advertising and marketing services company), including as CEO of its Mediabrands Ventures unit and as Vice Chairman and Global Chief Innovation Officer of its McCann Erickson unit. Prior thereto, Mr. Freeman was the CEO of an online media company, Betawave, from 2009 to 2010 and served as CEO of the Tribal DDB Worldwide unit of Omnicom Group Inc. (a global advertising, marketing and corporate communications company) from 1998 to 2009. Mr. Freeman, who graduated from Dartmouth College and the School of Visual Arts, currently serves as Chairman of Advertising Week and has served on the boards of the Advertising Club of New York and the American Association of Advertising Agencies (4As) and is a member of the Marketing Advisory Board of the Museum of Modern Art (MoMA). Mr. Freeman also has been inducted into the American Advertising Federation Hall of Achievement. Mr. Freeman was selected to serve as a director because of his experience in the media and advertising industries.

Scott D. Hamilton was appointed as the Senior Vice President, Chief Accounting Officer and Assistant Secretary of iHeartMedia and iHeartCommunications on April 26, 2010. He also was appointed as Senior Vice President, Chief Accounting Officer and Assistant Secretary of iHeartMedia Capital I, LLC on April 26, 2013. Prior to April 26, 2010, Mr. Hamilton served as Controller and Chief Accounting Officer of Avaya Inc. (“Avaya”), a multinational telecommunications company, from October 2008 to April 2010. Prior thereto, Mr. Hamilton served in various accounting and finance positions at Avaya, beginning in October 2004. Prior thereto, Mr. Hamilton was employed by PricewaterhouseCoopers from September 1992 until September 2004 in various roles including audit, transaction services and technical accounting consulting.

Blair E. Hendrix is a Managing Director of Bain Capital and head of the firm’s operationally focused Portfolio Group for North America. Mr. Hendrix joined Bain Capital in 2000. Prior to joining Bain Capital, Mr. Hendrix was Executive Vice President and Chief Operating Officer of DigiTrace Care Services, Inc. (now SleepMed), a national healthcare services company he co-founded. Earlier in his career, Mr. Hendrix was employed by Corporate Decisions, Inc. (now Mercer Management Consulting), a management consulting firm. Mr. Hendrix has been a director of Parent and iHeartCommunications since August 2008. Mr. Hendrix also currently serves as a director of TWCC Holdings Corp. (The Weather Channel) and CCOH, and as a member of the board of managers of iHeartMedia Capital I, LLC. He previously served as a director of Keystone Automotive Operations, Inc., Innophos Holdings, Inc. and SMTC Corporation. Mr. Hendrix received a B.A. from Brown University, awarded with honors. Mr. Hendrix was selected to serve as a director because of his operational knowledge gained through his experience with Bain Capital and in management consulting.

Jonathon S. Jacobson founded Highfields Capital Management, a Boston-based investment firm, in July 1998 and serves as Senior Managing Director/Chief Investment Officer. Prior to founding Highfields Capital Management, he spent eight years as a senior equity portfolio manager at Harvard Management Company, Inc. (“HMC”), which is responsible for investing Harvard University’s endowment. At HMC, Mr. Jacobson managed both a U.S. and an emerging markets equity fund. Prior to that, Mr. Jacobson spent three years in the Equity Arbitrage Group at Lehman Brothers and two years in investment banking at Merrill Lynch Capital Markets. Mr. Jacobson has been a director of Parent and iHeartCommunications since July 30, 2008. He also serves as a member of the board of managers of iHeartMedia Capital I, LLC. Mr. Jacobson received an M.B.A. from Harvard Business School in 1987 and graduated magna cum laude with a B.S. in Economics from the Wharton School, University of Pennsylvania in 1983. He is the Vice Chairman of the Board of Trustees of Brandeis University, where he is a member of both the Executive and Investment Committees, and a Trustee and Executive Committee member of the Gilman School. He also serves on the Board of the Birthright Israel Foundation, is a member of the Investment Committee of the Weizmann Global Endowment Management Trust and is a past member of the Board of Dean’s Advisors at Harvard Business School. Mr. Jacobson was selected to serve as a director because of his knowledge of finance and capital markets gained through his investment experience at Highfields and other investment funds.

Ian K. Loring is a Managing Director at Bain Capital. Since joining the firm in 1996, Mr. Loring has played a leading role in prominent media, technology and telecommunications investments such as Pro Seiben Sat 1 Media AG, Advertising Directory Solutions, Cumulus Media Partners, Eschelon Telecom, NXP Technologies and Therma-Wave. Prior to joining Bain Capital, Mr. Loring was a Vice President of Berkshire Partners, with experience in its specialty manufacturing, technology and retail industries. Previously, Mr. Loring worked in the Corporate Finance department at Drexel Burnham Lambert. Mr. Loring has been a director of Parent since May 2007. Currently, Mr. Loring also serves on the boards of directors of BCM Software, iHeartCommunications, TWCC Holdings Corp. (The Weather Channel), NXP Semiconductors N.V. and Denon & Marantz. and serves on the board of managers of iHeartMedia Capital I, LLC. Mr. Loring previously served as a member of the boards of directors of Warner Music Group Corp., Skillsoft and SMTC Corporation. He also volunteers for a variety of non-profit organizations and is a director of the Linda Loring Nature Foundation. He received an M.B.A. from Harvard Business School and a B.A. from Trinity College. Mr. Loring was selected as a director because of his knowledge of the industry gained through his experience at Bain Capital.

Steven J. Macri, was appointed as the Senior Vice President-Finance of iHeartMedia, Inc., iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc. on September 9, 2014. Prior thereto, Mr. Macri served as the Chief Financial Officer of the company’s iHeartMedia division from October 7, 2013, a position he still holds. Prior to joining the company, Mr. Macri served as Chief Financial Officer for LogicSource Inc., from March 2012 to September 2013. Prior to joining LogicSource, Mr. Macri was Executive Vice President and Chief Financial Officer at Warner Music Group Corp. from September 2008 to December 2011 and prior thereto served as Controller and Senior Vice President-Finance from February 2005 to August 2008.

Robert W. Pittman was appointed as the Executive Chairman and a director of iHeartMedia and iHeartCommunications on October 2, 2011. He was appointed as Chairman of iHeartMedia and iHeartCommunications on May 17, 2013. He also was appointed as Chairman and Chief Executive Officer and a member of the board of managers of iHeartMedia Capital I, LLC, a subsidiary of iHeartMedia and iHeartCommunications, on April 26, 2013. Prior to October 2, 2011, Mr. Pittman served as Chairman of Media and Entertainment Platforms for iHeartMedia and iHeartCommunications since November 2010. He has been a member of, and an investor in, Pilot Group, a private equity investment company, since April 2003. Mr. Pittman was formerly Chief Operating Officer of AOL Time Warner, Inc. from May 2002 to July 2002. He also served as Co-Chief Operating Officer of AOL Time Warner, Inc. from January 2001 to May 2002, and earlier, as President and Chief Operating Officer of America Online, Inc. from February 1998 to January 2001. Mr. Pittman serves on the boards of numerous charitable organizations, including the Alliance for Lupus Research, the New York City Ballet, the Rock and Roll Hall of Fame Foundation and the Robin Hood Foundation, where he has served as past Chairman.

Scott M. Sperling is Co-President of THL. Prior to joining THL in 1994, Mr. Sperling was Managing Partner of The Aeneas Group, Inc., the private capital affiliate of Harvard Management Company, for more than ten years. Before that he was a senior consultant with the Boston Consulting Group. Mr. Sperling has been a director of Parent since May 2007. Mr. Sperling also currently serves as a director of Thermo Fisher Scientific Inc. and iHeartCommunications, and a member of the board of managers of iHeartMedia Capital I, LLC. He previously served as a director of Vertis, Inc., Warner Music Group Corp. and several private companies. Mr. Sperling also is active in numerous community activities, including serving as a director of the Brigham & Women’s / Faulkner Hospital Group, Chairman of The Citi Center for Performing Arts and a member of the Harvard Business School’s Board of Dean’s Advisors and Harvard Business School’s Rock Center for Entrepreneurship. Mr. Sperling received an M.B.A. from Harvard Business School and a B.S. from Purdue University. Mr. Sperling was selected as a director because of his operational and strategic knowledge gained through his experience at THL and various directorships.

Robert H. Walls, Jr. was appointed as Executive Vice President, General Counsel and Secretary of iHeartMedia and iHeartCommunications on January 1, 2010. He also was appointed as Executive Vice President, General Counsel and Secretary of iHeartMedia Capital I, LLC on April 26, 2013. On March 31, 2011, Mr. Walls was appointed to serve in the newly-created Office of the Chief Executive Officer for CCOH, iHeartMedia and iHeartCommunications, in addition to his existing offices. Mr. Walls served in the Office of the Chief Executive Officer for CCOH until January 24, 2012 and served in the Office of the Chief Executive Officer for iHeartMedia and iHeartCommunications until October 2, 2011. Mr. Walls was a founding partner of Post Oak Energy Capital, LP and served as Managing Director through December 31, 2010, as an advisor to Post Oak Energy Capital, LP. Through January 2014.

Scott R. Wells was appointed as Chief Executive Officer—Clear Channel Outdoor Americas on March 3, 2015. Mr. Wells served as a member of CCOH’s board of directors from August 2008 to March 3, 2015. Mr. Wells also served as an Operating Partner at Bain Capital from January 2011 to March 3, 2015, and as an Executive Vice President at Bain Capital from 2007 to January 2011. Mr. Wells was one of the leaders of the firm’s operationally focused Portfolio Group. Prior to joining Bain Capital, he held several executive roles at Dell, Inc. (“Dell”) from 2004 to 2007, most recently as Vice President of Public Marketing and On-line in the Americas. Prior to joining Dell, Mr. Wells was a Partner at Bain & Company, where he focused primarily on technology and consumer-oriented companies. He also currently serves as a director of CRC Health Corporation. He has an M.B.A., with distinction, from the Wharton School of the University of Pennsylvania and a B.S. from Virginia Tech.

Board of Directors

iHeartCommunications Capital and iHeartCommunications are wholly-owned subsidiaries of Parent. Parent’s board, which currently consists of 12 members, is responsible for overseeing the direction of Parent and for establishing broad corporate policies. However, in accordance with corporate legal principles, it is not involved in day-to-day operating details. Members of the board of directors of Parent are kept informed of Parent’s business through discussions with the Chief Executive Officer, the Chief Financial Officer and other executive officers, by reviewing analyses and reports sent to them, by receiving updates from board committees and by otherwise participating in board and committee meetings.

Composition of the Board of Directors

Holders of Parent’s Class A common stock, voting as a separate class, are entitled to elect two members of Parent’s board of directors (the “public directors”). For the election of the other members of Parent’s board, the holders of Class A common stock and Class B common stock will vote together as a single class. However, since several entities controlled by the Sponsors hold a majority of the outstanding capital stock and voting power of Parent, the holders of Parent’s Class A common stock do not have the voting power to elect the remaining members of Parent’s board of directors. Pursuant to an amended and restated voting agreement (the “Voting Agreement”) entered into among B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, BT Triple Crown Merger Co., Inc., Parent, Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III L.P. and Highfields Capital Management LP (collectively, with Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III L.P., “Highfields”) on May 13, 2008, of the two members of Parent’s board of directors to be elected by holders of Parent’s Class A common stock, the parties to the Voting Agreement initially agreed that:

•	one of the directors, who was selected by Highfields Capital Management LP, would be Jonathon S. Jacobson, and Mr. Jacobson was named to the Nominating and Corporate Governance Committee of Parent’s board of directors; and

•	the other director, who was selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management LP, would be David C. Abrams.

Until the date that Highfields owns less than five percent of the Class A common stock of Parent, Parent will nominate two candidates for election by the holders of Class A common stock, of which one candidate (who initially was Mr. Jacobson) will be selected by Highfields Capital Management LP, and one candidate (who initially was Mr. Abrams) will be selected by the Nominating and Corporate Governance Committee after consultation with Highfields Capital Management LP. Parent also has agreed that until the termination of the Voting Agreement and subject to the fiduciary duties of its board of directors, Parent will cause at least one of the public directors to be appointed to each of the primary standing committees of the board of directors and, if such public director shall cease to serve as a director of Parent or otherwise is unable to fulfill his or her duties on any such committee, Parent shall cause the director to be succeeded by another public director.

Board Committees

The three primary standing committees of the board of directors of Parent are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee has a written charter, which guides its operations. The written charters are available on Parent’s Internet website at www.iheartmedia.com.

The board of directors of Parent also has an Operating Committee, which currently is composed of James C. Carlisle, John P. Connaughton, Blair E. Hendrix and Scott M. Sperling. The purpose of the Operating Committee is to actively engage with management on strategy and execution of corporate and financial plans and goals, as well as such other responsibilities and duties as may be established by the board of directors from time to time.

Independence of Directors

The board of directors of Parent has adopted the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”) for determining the independence of its members. To be considered independent under NASDAQ rules, a director may not be employed by Parent or engage in certain types of business dealings with Parent. As required, the board of directors of Parent has made a determination as to each independent director that no relationship exists which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors of Parent has previously affirmatively determined that David C. Abrams and Jonathon S. Jacobson are independent directors under the listing standards of NASDAQ. In making these determinations, the board of directors reviewed information provided by the directors and by Parent with regard to the directors’ business and personal activities as they relate to Parent and its affiliates. In the ordinary course of business during 2014, we entered into various transactions with certain entities affiliated with members of the Parent board of directors. Parent’s board of directors considered the following transactions and relationships in making their independence determinations with respect to Messrs. Abrams and Jacobson:

•	One charity for which Mr. Abrams serves as a trustee paid us and our affiliates approximately $1,500 in the aggregate during 2014 for outdoor advertising services. In addition, in 2014 our affiliates donated to the charity outdoor advertising services (less than $5,000 aggregate value).

•	A charity for which an immediate family member of Mr. Jacobson serves as a director paid us and our affiliates less than $26,000 during 2014 for radio and outdoor advertising services. Our affiliates also donated to the charity radio and outdoor public service announcements (less than $52,000 in aggregate value).

•	Funds affiliated with Mr. Abrams and Mr. Jacobson also own certain of iHeartCommunications’ Term Loans and other debt securities, as described in “Certain Relationships and Related Party Transactions—Commercial Transactions.”

The transactions described above are arms-length, ordinary course of business commercial, charitable or financing transactions that occurred during 2014 and we generally expect transactions of a similar nature to occur during 2015. In each case, the Parent board of directors concluded that the transaction or relationship did not impair the independence of the director.

Compensation Committee Interlocks and Insider Participation

There were no “interlocks” among any of the directors who served as members of our Compensation Committee and any of our executive officers during 2014 and as of the date of this offering circular. During 2014, no member of the Compensation Committee simultaneously served as an executive officer of Parent. Mr. Bressler ceased being a member of the Compensation Committee when he was appointed as our President and Chief Executive Officer on July 29, 2013. For relationships between members of the Compensation Committee and Parent requiring disclosure under the SEC’s rules governing disclosure of transactions with related persons, see “Certain Relationships and Related Party Transactions.”

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding company and individual performance measures and other goals. These goals are disclosed in the limited context of Parent’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Further, Parent’s performance measures used for purposes of executive compensation, as described more fully below, differ from segment results reported in our financial statements. Segment results are used to measure the overall financial performance of Parent’s segments, while the performance measures used for compensation purposes are used in connection with assessing the performance of executives. Parent specifically cautions investors not to apply the following discussion to other contexts.

OVERVIEW AND OBJECTIVES OF PARENT’S COMPENSATION PROGRAM

Parent believes that compensation of Parent’s named executive officers should be directly and materially linked to operating performance. The fundamental objective of Parent’s compensation program is to attract, retain and motivate top quality executives through compensation and incentives which are competitive within the various labor markets and industries in which we compete for talent and which align the interests of our executives with the interests of our stockholders.

Overall, Parent has designed Parent’s compensation program to:

•	support Parent’s business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	recruit, motivate and retain executive talent; and

•	align executive performance with stockholder interests.

Parent seeks to achieve these objectives through a variety of compensation elements, as summarized below:

Element	Form	Purpose
Base salary	Cash	Provide a competitive level of base compensation in recognition of responsibilities, value to the Company and individual performance

Bonus	Cash	Through annual incentive bonuses, discretionary bonuses and additional bonus opportunities, recognize and provide an incentive for performance that achieves specific corporate and/or individual goals intended to correlate closely with the growth of long-term stockholder value

Long-Term Incentive Compensation	Generally stock options, restricted stock, restricted stock units or other equity-based compensation	Incentivize achievement of long-term goals, enable retention and/or recognize achievements and promotions—in each case aligning compensation over a multi-year period directly with the interests of stockholders by creating an equity stake

Other benefits and prerequisites	Retirement plans, health and welfare plans and certain perquisites (such as club dues, relocation benefits and payment of legal fees in connection with promotions/new hires, personal use of aircraft, transportation and other services)	Provide tools for employees to pursue financial security through retirement benefits, promote the health and welfare of all employees and provide other specific benefits of value to individual executive officers

Severance	Varies by circumstances of separation	Facilitate an orderly transition in the event of management changes

In May 2014, Parent held a stockholder advisory vote on the compensation of Parent’s named executive officers. Approximately 98% of the votes cast on the matter approved the compensation of Parent’s named executive officers as disclosed in Parent’s 2014 proxy statement. Accordingly, Parent made no significant changes to the objectives or structure of Parent’s executive compensation program.

COMPENSATION PRACTICES

Parent’s named executive officers for fiscal year 2014 are as follows:

•	Robert W. Pittman, Parent’s Chairman and Chief Executive Officer (Principal Executive Officer);

•	Richard J. Bressler, Parent’s President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer);

•	C. William Eccleshare, Parent’s Chief Executive Officer—Outdoor (overseeing both Parent’s Americas and International outdoor divisions as Chief Executive Officer of Parent’s subsidiary, CCOH) and, as of March 2, 2015, Chairman and Chief Executive Officer of CCOH’s Clear Channel International division;

•	Robert H. Walls, Jr., Parent’s Executive Vice President, General Counsel and Secretary;

•	Steven J. Macri, Parent’s Senior Vice President—Corporate Finance as of September 9, 2014; and

•	John E. Hogan, who served as Parent’s Chairman and Chief Executive Officer—iHeartMedia & Entertainment until January 13, 2014.

Parent’s Compensation Committee typically determines total compensation, as well as the individual components of such compensation, of Parent’s named executeve officers on an annual basis. However, because Mr. Eccleshare’s responsibilities relate to Parent’s Outdoor divisions, Parent’s Compensation Committee only reviews his compensation, with final determination and approval of his compensation made by the Compensation Committee of the board of directors of Parent’s subsidiary, CCOH. For purposes of this Compensation Discussion and Analysis, Parent sometimes refers to Parent’s Compensation Committee and CCOH’s Compensation Committee collectively as the “Compensation Committee.” All compensation decisions are made within the scope of each named executive officer’s employment agreement.

In making decisions with respect to each element of executive compensation, the applicable Compensation Committee considers the total compensation that may be awarded to the executive, including salary, annual incentive bonus and long-term incentive compensation. Multiple factors are considered in determining the amount of total compensation awarded to the named executive officers, including:

•	the terms of Parent’s named executive officers’ employment agreements;

•	the Chief Executive Officer’s recommendations (other than for himself);

•	the value of previous equity awards;

•	internal pay equity considerations; and

•	broad trends in executive compensation generally.

The goal is to award compensation that is reasonable when all elements of potential compensation are considered.

ELEMENTS OF COMPENSATION

As described above, Parent believes that a combination of various elements of compensation best serves the interests of Parent and its stockholders. Having a variety of compensation elements enables Parent to meet the requirements of the highly competitive environment in which Parent operates while ensuring that Parent’s named executive officers are compensated in a way that advances the interests of all stockholders. Under this approach, executive compensation generally involves a significant portion of pay that is “at risk,” namely, the annual incentive bonus. The annual incentive bonus is based entirely on financial performance, individual performance or a combination of both. In conjunction with the annual incentive bonus awards, the applicable Compensation Committee also may provide annual discretionary bonuses or additional bonus opportunities to our named executive officers, which also would be based on financial performance, individual performance or a combination of both. Equity awards constitute a significant portion of long-term remuneration that is tied directly to stock price appreciation, which benefits all stockholders.

Parent’s practices with respect to each of the elements of executive compensation are set forth below, followed by a discussion of the specific factors relevant to the named executive officers.

Base Salary

Administration. Base salaries for executive officers typically are reviewed on an annual basis and at the time of promotion or other change in responsibilities. In general, any increases in salary will be based on the subjective evaluation of factors such as the level of responsibility, individual performance, level of pay both of the executive in question and other similarly situated executives and competitive pay practices. All decisions regarding increasing or decreasing an executive officer’s base salary are made within the scope of the executive’s respective employment agreement. In the case of Parent’s named executive officers, each of their employment agreements contains a minimum level of base salary, as described below under “Executive Compensation—Employment Agreements with the Named Executive Officers.”

In reviewing base salaries, the applicable Compensation Committee considers the importance of linking a significant proportion of the named executive officer’s compensation to performance in the form of the annual incentive bonus (plus any annual discretionary bonuses or additional bonus opportunities), which is tied to financial performance measures, individual performance, or a combination of both, as well as long-term incentive compensation.

Analysis. Parent’s named executive officers are eligible for annual raises commensurate with Company policy.

Mr. Pittman became Parent’s Chief Executive Officer on October 2, 2011, after serving as our Chairman of Media and Entertainment Platforms pursuant to a consulting agreement since November 15, 2010. Under his October 2, 2011 employment agreement, Mr. Pittman was provided an initial base salary of $1,000,000. As described under “Executive Compensation—Employment Agreements with the Named Executive Officers,” on January 13, 2014, Parent and Mr. Pittman amended and restated his employment agreement, extending the initial term of his service until January 13, 2019. In connection with the amended and restated employment agreement, on January 13, 2014, Mr. Pittman’s base salary increased to $1,200,000. Parent’s Compensation Committee felt that this base salary, together with the restricted stock and other benefits and perquisites provided to Mr. Pittman under his amended and restated employment agreement, represented a competitive compensation package for Mr. Pittman.

Mr. Bressler became our President and Chief Financial Officer on July 29, 2013 and our Chief Operating Officer on February 18, 2015. Under his July 29, 2013 employment agreement, Mr. Bressler was provided with an initial base salary of $1,200,000. Our Compensation Committee felt that this base salary, together with the restricted stock and other benefits and perquisites provided to Mr. Bressler under his employment agreement, represented a competitive compensation package for Mr. Bressler.

Mr. Eccleshare’s base salary increased from £486,577 (or $801,100 using the average exchange rate of £1=$1.6464 for the year ended December 31, 2014) to $1,000,000 in connection with his promotion to serve as Parent’s Chief Executive Officer—Outdoor and Chief Executive Officer of Parent’s subsidiary, CCOH, on January 24, 2012. Mr. Eccleshare’s base salary remained at that level for 2014.

At the beginning of 2010, Parent hired Mr. Walls. Under his employment agreement, Mr. Walls was provided an initial base salary of $550,000, consistent with Parent’s view of market rates for his position at the time. In November 2011 the Compensation Committee approved an increase in the annual base salary of Mr. Walls from $550,000 to $750,000, effective as of October 1, 2011, in recognition of his continued contribution and value to the organization. Mr. Wall’s base salary remained at that level for 2014.

In October 2013, Parent hired Mr. Macri as Executive Vice President and Chief Financial Officer—iHeartMedia. Mr. Macri was named Parent’s Senior Vice President—Corporate Finance on September 9, 2014. Under his employment agreement, Mr. Macri was provided an initial base salary of $640,000, consistent with Parent’s view of market rates for his position at the time. Mr. Macri’s base salary remained at that level for 2014.

In November 2010, we amended and restated the employment agreement of Mr. Hogan. Pursuant to his amended and restated employment agreement, Mr. Hogan received an annual base salary increase in November 2010 from $800,000 to $1,000,000 in recognition of his continued contribution and value to the organization, and his annual base salary remained at that level for 2012. In connection with Mr. Hogan’s relocation from San Antonio to New York City, Mr. Hogan’s base salary increased from $1,000,000 to $1,125,000 on June 3, 2013. Mr. Hogan retired from his position as Chairman and Chief Executive Officer—iHeartMedia on January 13, 2014.

For a more detailed description of the employment agreements for Parent’s named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Annual Incentive Bonus

Administration. Messrs. Pittman, Bressler, Hogan, Macri and Walls and other key executives of Parent participate in the Parent’s 2008 Annual Incentive Plan. Mr. Eccleshare and other key executives of CCOH participate in the CCOH Amended and Restated 2006 Annual Incentive Plan.

In July 2008, Parent’s sole stockholder at that time, CC IV, approved the Parent’s 2008 Annual Incentive Plan (the “Parent Annual Incentive Plan”). In May 2012, CCOH’s stockholders approved the CCOH Amended and Restated 2006 Annual Incentive Plan (which was originally approved by CCOH’s stockholders in April 2007) (the “CCOH Annual Incentive Plan”). The Parent Annual Incentive Plan is administered by Parent’s Compensation Committee and the CCOH Annual Incentive Plan is administered by CCOH’s Compensation Committee (collectively, both plans are referred to in this Compensation Discussion and Analysis as the “Annual Incentive Plan”). The Annual Incentive Plan is intended to provide an incentive to the named executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value and to retain such executives. Under the Annual Incentive Plan, participants are eligible for performance-based awards, which represent the conditional right to receive cash or other property based upon the achievement of pre-established performance goals within a specified performance period. No single participant may receive more than $15,000,000 in awards in any calendar year. The CCOH Annual Incentive Plan is designed to allow awards to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The performance goals for each named executive officer (other than Mr. Eccleshare) are set pursuant to an extensive annual operating plan developed by the Chief Executive Officer of Parent in consultation with Parent’s Board, the President, Chief Operating Officer and Chief Financial Officer of Parent and other senior executive officers of Parent within any parameters specified within each executive’s employment agreement. The Chief Executive Officer of Parent makes recommendations as to the compensation levels and performance goals of Parent’s named executive officers (other than his own and Mr. Eccleshare’s) to Parent’s Compensation Committee for its review, consideration and approval. Parent’s Compensation Committee has complete discretion to accept, reject or modify the recommendations of the Chief Executive Officer of Parent. CCOH’s Compensation Committee determines the compensation levels and performance goals of Mr. Eccleshare, which are reviewed by Parent’s Compensation Committee.

The 2014 annual incentive bonuses were based on the following performance goals (as further described below): (1) the performance goals for Messrs. Pittman, Bressler and Walls were based on achievement of a targeted OIBDAN1 level on a Company-wide basis and certain qualitative performance objectives, which were directly relevant to their respective positions and responsibilities; (2) Messrs. Macri and Hogan’s performance goals were based upon achievement of a targeted OIBDAN level for our Media & Entertainment division and certain qualitative performance objectives, which contributed to divisional performance, and Mr. Hogan’s annual incentive bonus payment for 2014 was determined as part of his severance and general release; and (3) Mr. Eccleshare’s performance goals were based upon achievement of a targeted OIBDAN level for CCOH and certain qualitative performance objectives, which contributed to CCOH’s performance. For 2014, Messrs. Eccleshare, Bressler and Macri also were provided with additional bonus opportunities based on achievement of certain qualitative performance objectives directly relevant to their respective positions and responsibilities.

The annual incentive bonuses for 2014 and the payments made to Messrs. Bressler, Macri and Eccleshare in 2015 under the additional bonus opportunities are reflected in the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table. The annual incentive bonus amounts are determined according to the level of achievement of the objective OIBDAN-based performance goals and the individual qualitative performance goals. No award is earned under the objective performance goal below a minimum threshold of performance (90% of the applicable target OIBDAN for each individual) and a maximum amount is earned under the objective performance goal for performance at or above a maximum level (115% of the applicable target OIBDAN for each individual). The applicable Compensation Committee may, in its discretion, reduce the awards earned pursuant to either the objective or individual qualitative performance goals, as applicable.

The Compensation Committee follows the process set forth below to determine the annual incentive bonuses and the additional bonus opportunities for the named executive officers:

•	at the outset of the fiscal year:
•	set performance goals for the year for Parent, CCOH and the operating divisions;

[1]	We define EBITDA as net income (loss) before interest expense, income tax benefit (expense), depreciation and amortization, impairment charges and gain (loss) on marketable securities; we define OIBDAN as EBITDA excluding non-cash compensation expense and amortization of deferred system implementation costs as well as the following line items presented in our Statement of Operations: other operating income (expense)—net; equity in earnings (loss) of nonconsolidated affiliates, loss on extinguishment of debt, and other income (expense)—net.

•	set individual performance goals for each participant; and
•	set a target and maximum annual incentive bonus and a maximum additional bonus opportunity for each applicable participant; and
•	after the end of the fiscal year, determine the earned amounts by measuring actual performance against the predetermined goals of Parent, CCOH and the operating divisions, as well as any individual performance goals.

For 2014, Parent’s OIBDAN performance was negatively impacted by the macroeconomic environment. As a result, Parent and its operating divisions did not meet their OIBDAN targets and the annual incentive bonus awards were paid below the target bonus levels. Taking into account revenues, OIBDAN, operating efficiencies and other operational strategic and financing achievements during 2014, Parent’s Compensation Committee awarded discretionary bonuses to Messrs. Pittman, Bressler and Macri. The discretionary bonus awards for 2014 were paid in cash at the same time as the annual incentive bonus awards, and are included in the Bonus column of the Summary Compensation Table. In addition, Parent’s Compensation Committee awarded additional bonus opportunities for Messrs. Bressler and Macri and CCOH’s Compensation Committee awarded an additional bonus opportunity for Mr. Eccleshare. The entire additional bonus amounts earned by Messrs. Bressler and Macri and a significant portion of the earned additional bonus for Mr. Eccleshare will be paid at a later date subject to continued employment, which the Compensation Committee of each of Parent and CCOH believed would enhance the retention value of these awards.

Analysis. In determining whether the 2014 financial performance goals were met, the Compensation Committee considered the financial results of Parent, CCOH and the operating divisions from January 1, 2014 to December 31, 2014. For 2014, the performance-based goals applicable to the named executive officers are set forth below.

Robert W. Pittman

Pursuant to his January 13, 2014 employment agreement, Mr. Pittman’s target bonus for 2014 was $1,795,068 with 70% based on the achievement of a Company-wide OIBDAN of $2.100 billion and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus was set at $3,590,136. For purposes of calculating Mr. Pittman’s bonus, OIBDAN was calculated as the Company’s reportable OIBDAN before restructuring charges, which is defined as consolidated net income (loss) adjusted to exclude the following items: non-cash compensation expense; income tax benefit (expense); other income (expense)-net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; gain (loss) on extinguishment of debt; interest expense; other operating income (expense)-net; depreciation and amortization; impairment charges; restructuring charges; the impact of foreign currency and other items. Mr. Pittman’s individual qualitative performance objectives for 2014 consisted of: (1) developing and communicating a strategy to bring new advertising revenue to and maximize sales in the iHeartMedia and Outdoor sectors; (2) monetizing the Company’s brands and franchises to strengthen consumer relationships; (3) improving operating efficiency and reducing expenses; and (4) increasing employee engagement, leadership capability and performance capability of the Company. Our achieved OIBDAN for 2014 was approximately $1.905 billion, which was below the OIBDAN target but above the OIBDAN minimum. Based on Mr. Pittman’s level of achievement of his qualitative performance objectives described above, Mr. Pittman received an annual incentive bonus of $1,213,291. In addition, based on the subjective review of Mr. Pittman’s performance by Parent’s Compensation Committee, Mr. Pittman received an additional $286,709 discretionary bonus, for an aggregate 2014 bonus of $1,500,000.

Richard J. Bressler

Pursuant to his employment agreement, Mr. Bressler’s target bonus for 2014 was set at $1,800,000, with 70% based on the achievement of a Company-wide OIBDAN of $2.100 billion and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus for 2014 was set at $3,600,000. For purposes of calculating Mr. Bressler’s bonus, OIBDAN was calculated in the manner described above for Mr. Pittman. Mr. Bressler’s individual qualitative performance objectives for 2014 consisted of: (1) developing and communicating a strategy to bring new advertising revenue to and maximize sales in the iHeartMedia and Outdoor sectors; (2) improving operating efficiency and reducing expenses; (3) managing capital and improving current receivable and payable policies and practices; (4) monitoring liquidity risk profile and pursuing any necessary financing alternatives and liquidity initiatives; (5) expanding investor relations outreach and developing relationships with the analyst community; (6) monetizing the Company’s brands and franchises to strengthen consumer relationships; and (7) increasing employee engagement, leadership capability and performance capability of the Company. Our achieved OIBDAN for 2014 was approximately $1.905 billion, which was below the OIBDAN target but above the OIBDAN minimum. Based on Mr. Bressler’s level of achievement of his qualitative performance objectives described above, Mr. Bressler received an annual incentive bonus of $1,216,624. In addition, based on the subjective review of Mr. Bressler’s performance by Parent’s Compensation Committee, Mr. Bressler received an additional $283,376 discretionary bonus, for an aggregate 2014 bonus of $1,500,000.

Pursuant to an additional bonus opportunity approved for Mr. Bressler by Parent’s Compensation Committee with respect to 2014 performance, Mr. Bressler also earned an additional $400,000 supplemental bonus based on achieving the following additional performance objectives established by Parent’s Compensation Committee for Mr. Bressler: (1) increase ratings over prior year and increase share and digital listening hours; (2) grow political revenue; (3) grow revenue of KATZ, RCS, PRN and TTWN; and (4) establish, grow and monetize unique national network platforms. The supplemental bonus will be paid at the same time as annual incentive bonuses are paid in 2017, if Mr. Bressler remains employed on the payment date.

C. William Eccleshare

Pursuant to his employment agreement, Mr. Eccleshare’s target bonus for 2014 was set at $1,000,000, with 70% based on the achievement of OIBDAN at CCOH of $807.4 million and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus for 2014 was set at $2,000,000. For purposes of calculating Mr. Eccleshare’s bonus, OIBDAN was calculated as CCOH’s reportable OIBDAN before restructuring charges, which is defined as consolidated net income (loss) adjusted to exclude the following items: non-cash compensation expense; income tax benefit (expense); other income (expense)-net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; gain (loss) on extinguishment of debt; interest expense; other operating income (expense)-net; depreciation and amortization; impairment charges; restructuring charges; the impact of foreign currency and other items. Mr. Eccleshare’s individual qualitative performance objectives for 2014 consisted of: (1) achieving growth for CCOH; (2) optimizing capital deployment across the Outdoor businesses (3); continuing to drive the re-appraisal of the outdoor advertising industry; (4) continuing to shift CCOH’s sales approach; and (5) driving employee performance and engagement and developing a culture of accountability. The 2014 CCOH OIBDAN was approximately $749.2 million, which was below the OIBDAN target but above the OIBDAN minimum. Based on the achieved OIBDAN level, together with Mr. Eccleshare’s level of achievement of his qualitative performance objectives described above, Mr. Eccleshare received an annual incentive bonus of $687,937.

Pursuant to an additional bonus opportunity approved for Mr. Eccleshare by Parent’s Compensation Committee with respect to 2014 performance, Mr. Eccleshare also earned an additional $255,000 supplemental bonus based on achieving the following additional performance objectives established by CCOH’s Compensation Committee for Mr. Eccleshare with respect to the Outdoor business: (1) developing CCOH’s long-term global retail value proposition; (2) collaborating with the Americas outdoor leadership to drive a turnaround within the national sales group; and (3) executing cost reductions and cost actions. Of the $255,000 supplemental bonus earned with respect to 2014 performance, $85,000 was paid at the end of February 2015, and the remaining $170,000 will be paid in equal installments of $85,000 each at the same time as the annual incentive bonus payments in 2016 and 2017 if Mr. Eccleshare remains employed on the applicable payment dates. In addition, at the end of February 2015, Mr. Eccleshare was paid the third of three $99,000 installments earned pursuant to his additional bonus with respect to 2012 performance. He was also paid the second of three $84,000 installments pursuant to his additional bonus with respect to 2013 performance. The final $84,000 installment of the 2013 additional bonus will be paid at the same time as the annual incentive bonus payments are paid generally in 2016 if Mr. Eccleshare remains employed on the payment date.

Robert H. Walls, Jr.

Pursuant to his employment agreement, Mr. Walls’ target bonus for 2014 was set at $750,000, with 50% based on the achievement of a Company-wide OIBDAN target of $2.100 billion and 50% based on the achievement of the other qualitative performance objectives described below. His maximum bonus was set at $1,500,000. For purposes of calculating Mr. Walls’ bonus, OIBDAN was calculated in the manner described above for Mr. Pittman. Mr. Walls’ individual qualitative performance objectives for 2014 consisted of: (1) continuing to develop legal strategies to support the Corporate, iHeartMedia and CCOH divisions; (2) continuing to expand the impact of the government affairs function; (3) continuing to implement initiatives in connection with the Company’s compliance and enterprise risk management program; and (4) focusing on the continued development of the legal department. Our achieved OIBDAN for 2014 was approximately $1.905 billion, which was below the OIBDAN target but above the OIBDAN minimum. Based on Mr. Walls’ level of achievement of his qualitative performance objectives described above, Mr. Walls’ received an annual incentive bonus of $557,626.

Steven J. Macri

Pursuant to his employment agreement, Mr. Macri’s target bonus for 2014 was set at $640,000, with 70% based on the achievement of an OIBDAN for iHM of $1.371 billion and 30% based on the achievement of the other qualitative performance objectives described below. His maximum bonus for 2014 was set at $1,280,000. For purposes of calculating Mr. Macri’s bonus, OIBDAN was calculated in the manner described above for Mr. Pittman, but with respect to iHM. Mr. Macri’s individual qualitative performance objectives for 2014 consisted of: (1) improving working capital; (2) reducing operating expenses by providing strategic and operational expertise; (3) re-designing the iHM finance organizational structure; (4) standardizing reporting for iHM and assisting business unit leaders with understanding their business; and (5) increasing employee engagement, leadership capability and performance capability of the Company. iHM’s achieved OIBDAN for 2014 was approximately $1.239 billion, which was below the OIBDAN target and above the OIBDAN minimum. Based on Mr. Macri’s level of achievement of his qualitative performance objectives described above, Mr. Macri received an annual incentive bonus of $416,211. In addition, based on the subjective review of Mr. Macri’s performance by Parent’s Compensation Committee, Mr. Macri received an additional $143,789 discretionary bonus, for an aggregate 2014 bonus of $560,000.

Pursuant to an additional bonus opportunity approved for Mr. Macri by Parent’s Compensation Committee with respect to 2014 performance, Mr. Macri also earned an additional $320,000 supplemental bonus based on achieving the following additional performance objectives established by iHeartMedia’s Compensation Committee for Mr. Macri: (1) improve working capital through incremental cash collection; and (2) reduce iHeartMedia operating expenses run rate versus prior year by providing strategic and operational expertise. The supplemental bonus will be paid at the same time as annual incentive bonuses are paid in 2017, if Mr. Macri remains employed on the payment date.

John E. Hogan

Pursuant to his severance agreement, Mr. Hogan’s target bonus for 2014 was set at $48,950, with 70% based on the achievement of target OIBDAN of $1.371 billion for iHM and 30% based on the achievement of other qualitative performance objectives. For purposes of calculating Mr. Hogan’s bonus, OIBDAN was calculated in the manner described above for Mr. Macri. The iHM OIBDAN for 2014 was approximately $1.239 billion, which was below the OIBDAN target and above the OIBDAN minimum. Based on Mr. Hogan’s level of achievement and the iHM OIBDAN achievement, Mr. Hogan received an annual incentive bonus of $17,883. Pursuant to his January 13, 2014 severance agreement and general release, Mr. Hogan was paid the $900,000 that he previously earned with respect to 2012 performance pursuant to the additional bonus opportunity. He did not earn an amount with respect to performance pursuant to his 2013 additional bonus opportunity.

Long-Term Incentive Compensation

Administration. Parent’s named executive officers participate in the 2008 EIP and/or CCOH’s 2012 Stock Incentive Plan or CCOH’s previous 2005 Stock Incentive Plan (collectively, the CCOH 2005 Stock Incentive Plan and the CCOH 2012 Stock Incentive Plan are referred to as the “CCOH Stock Incentive Plan”), which allow for the issuance of incentive and non-statutory stock options, restricted stock and other equity awards. The 2008 EIP is administered by Parent’s Board of Directors. The CCOH Stock Incentive Plan is administered by CCOH’s Compensation Committee. See “Executive Compensation—Grants of Plan-Based Awards” for a more detailed description of the 2008 EIP and the CCOH Stock Incentive Plan. As of December 31, 2014, there were 226 employees holding outstanding stock incentive awards under the 2008 EIP and 337 employees holding outstanding stock incentive awards under the CCOH Stock Incentive Plan. In general, the level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the executive officers and the overall goals of the compensation program described above. Long-term incentive compensation historically has been paid in stock options and/or restricted stock or restricted stock units with time-vesting conditions and/or vesting conditions tied to predetermined performance goals. Equity ownership is important for purposes of executive retention and alignment of interests with stockholders.

Stock Options, Restricted Stock and Restricted Stock Units. Long-term incentive compensation may be granted to Parent’s named executive officers in the form of stock options, with exercise prices of not less than fair market value of iHeartMedia or CCOH stock, as applicable, on the date of grant. Parent typically defines fair market value as the closing price on the date of grant; however, in certain cases, the Parent Board has determined an alternative fair market value in excess of the closing price of iHeartMedia stock on the date of grant. Long-term incentive compensation also may be granted to Parent’s named executive officers in the form of restricted stock or restricted stock unit awards. Vesting schedules are set by the Parent’s Board of Directors or the CCOH Compensation Committee, as applicable, in their discretion and vary on a case by case basis. All vesting is contingent on continued employment, with rare exceptions made by the applicable Board or Compensation Committee. See “Executive Compensation—Potential Post-Employment Payments” for a description of the treatment of the named executive officers’ equity awards upon termination or change in control. All decisions to award the named executive officers stock options, restricted stock or restricted stock units are in the sole discretion of the Parent’s Board of Directors or the CCOH Compensation Committee, as applicable.

Analysis. In connection with his employment agreement, Parent’s Board of Directors granted Mr. Pittman an award of 350,000 shares of restricted stock on January 13, 2014, 100,000 shares of which vest based on time and 250,000 shares of which vest upon satisfaction of performance conditions. Similarly, on January 13, 2014, CCOH’s Compensation Committee granted Mr. Pittman an award of 271,739 shares of restricted stock, which vest based on time. Also on January 13, 2014, Parent’s Board of Directors cancelled Mr. Pittman’s stock options to purchase 200,000 shares of iHeartMedia’s Class A common stock at $36 per share. See “Executive Compensation—Grants of Plan-Based Awards” below for a description of the vesting of Mr. Pittman’s awards.

On July 8, 2014, Parent’s Board of Directors granted Mr. Macri an award of 25,000 shares of restricted stock, 50% of which vest based on time and 50% of which vest upon satisfaction of performance conditions.

On February 24, 2015, CCOH’s Compensation Committee granted Messrs. Pittman and Bressler awards of 85,197 and 31,948 shares of restricted stock, respectively, which vest based on time. These awards are not included in the Summary Compensation Table herein as they were recognized as 2015 compensation and will be included in the 2015 Summary Compensation Table.

As mentioned above, Parent’s Board of Directors and CCOH’s Compensation Committee typically consider internal pay equity when determining the amount of long-term incentive compensation to grant to our named executive officers. However, they do so broadly and do not have a specific policy, or seek to follow established guidelines or formulas, to maintain a particular ratio of long-term incentive compensation among the named executive officers or other executives. For further information about the 2014 long-term incentive awards, please refer to the “Grants of Plan-Based Awards” and the “Employment Agreements with the Named Executive Officers” sections appearing later under the “Executive Compensation” heading.

Equity Award Grant Timing Practices

Employee New Hires/Promotions Grant Dates. Grants of stock options and other equity awards, if any, to newly-hired or newly promoted employees generally are made at the time of hire or promotion or at the regularly scheduled meeting of the applicable Board of Directors or Compensation Committee immediately following the hire or promotion. However, timing may vary as provided in a particular employee’s agreement or to accommodate the Board of Directors or Compensation Committee.

Equity Awards for Directors. Due to the ownership structure of Parent and the representation on the Board of designees of the Sponsors and two other large stockholders, Parent historically has not provided compensation, including any equity awards, to any members of the Board for their service as directors.

Timing of Equity Awards. Parent does not have a formal policy on the timing of equity awards in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the applicable Board or Compensation Committee prior to granting equity awards, the Board or Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment regarding whether to delay the grant of the equity award in order to avoid any potential impropriety.

Executive Benefits and Perquisites

Each of the named executive officers is entitled to participate in all pension, profit sharing and other retirement plans, and all group health, hospitalization, disability and other insurance and employee welfare benefit plans in which other similarly situated employees may participate. Mr. Eccleshare, who is a citizen of the United Kingdom, also is provided with private medical insurance and we contribute a portion of his salary to a private pension scheme in which he participates in the United Kingdom (or provide the cash benefits to him as salary in lieu of such contribution). We also provide certain other perquisites to the named executive officers.

Aircraft Benefits. From time to time, our officers use Company aircraft for personal air travel, pursuant to the Company’s Aircraft Policy. In addition, during the term of his employment, iHeartMedia agreed to make an aircraft available to Mr. Pittman for his business and personal use (including flights on which Mr. Pittman is not present) and will pay all costs associated with the provision of the aircraft. Parent currently leases an airplane for Mr. Pittman’s use, as described in “Certain Relationships and Related Party Transactions.”

Club Dues, Automotive Benefits and Other Services. Parent also has agreed to make a car and driver available for Mr. Pittman’s business and personal use in and around the New York area as well as anywhere else on Parent’s business. Mr. Eccleshare receives an automobile allowance and a leased car in the United Kingdom and we have agreed to make a car service available for his business use in the United States. In addition, Mr. Eccleshare is reimbursed for the annual dues for memberships in certain clubs and we provide supplemental life insurance benefits to Mr. Eccleshare.

Relocation, Housing, Tax and Legal Review Benefits. Since 2009, we have recruited and hired several new executive officers and have promoted and relocated executive officers, as well as other officers and key employees. As part of this process, the Parent and CCOH Compensation Committees considered the benefits that would be appropriate to provide to facilitate and/or accelerate their relocation to our corporate locations. After experience recruiting and hiring several new executive officers and other key personnel since 2009, in October 2010 the Parent and CCOH Compensation Committees adopted new Company-wide tiered relocation policies reflecting these types of relocation benefits. The new relocation policies apply only in the case of a Company-requested relocation and provide different levels of benefits based on the employee’s level within the organization. In connection with his promotion to serve as the Chief Executive Officer of CCOH, Mr. Eccleshare relocated from our offices in London to our offices in New York City. Through the negotiation of his employment agreement, CCOH agreed to provide Mr. Eccleshare with certain additional benefits in consideration of his international relocation. Similarly, in connection with Mr. Hogan’s relocation from our offices in San Antonio to our offices in New York City and in connection with the negotiation of an amendment to his employment agreement, we agreed to provide Mr. Hogan with certain additional relocation benefits. See “Executive Compensation—Employment Agreements with the Named Executive Officers” for a description of these additional benefits.

Parent’s Compensation Committee believes that the above benefits provide a more tangible incentive than an equivalent amount of cash compensation. In determining the named executive officers’ total compensation, the Compensation Committee will consider these benefits. However, as these benefits and perquisites represent a relatively small portion of the named executive officers’ total compensation (or, in the case of benefits such as relocation benefits, are not intended to occur frequently for each named executive officer), it is unlikely that they will materially influence the Compensation Committee’s decision in setting such named executive officers’ total compensation. For further discussion of these benefits and perquisites, including the methodology for computing their costs, please refer to the Summary Compensation Table included in this prospectus, as well as the All Other Compensation table included in footnote (d) to the Summary Compensation Table. For further information about other benefits provided to the named executive officers, please refer to “Executive Compensation—Employment Agreements with the Named Executive Officers.”

Severance Arrangements

Pursuant to their respective employment agreements, each of Parent’s named executive officers is entitled to certain payments and benefits in certain termination situations or upon a change in control. In addition, in connection with Mr. Hogan’s January 13, 2014 retirement, we entered into a severance agreement and general release with Mr. Hogan. Parent believes that the severance arrangements facilitate an orderly transition in the event of changes in management. For further discussion of severance payments and benefits, see “Executive Compensation—Potential Post-Employment Payments” set forth below in this prospectus.

Roles and Responsibilities

Role of the Compensation Committee. As described above, Parent’s Compensation Committee primarily is responsible for conducting reviews of Parent’s executive compensation policies and strategies, overseeing and evaluating Parent’s overall compensation structure and programs, setting executive compensation and setting performance goals and evaluating the performance of executive officers against those goals, with the full Board approving equity awards. With respect to executive officers who are employed exclusively by our Outdoor divisions, Parent’s Compensation Committee reviews compensation; however, CCOH’s Compensation Committee has the responsibility for conducting reviews of CCOH’s executive compensation policies and strategies, overseeing and evaluating CCOH’s overall compensation structure and programs, setting executive compensation, setting performance goals and evaluating the performance of executive officers against those goals and approving equity awards. The responsibilities of Parent’s Compensation Committee are described above under “The Board of Directors—Committees of the Board.”

Role of Executive Officers. Parent’s Chief Executive Officer provides reviews and recommendations regarding Parent’s executive compensation programs, policies and governance for Parent’s Compensation Committee’s consideration. In the case of Parent’s Outdoor divisions, his recommendations incorporate the recommendations from CCOH’s Chief Executive Officer (other than for himself). Parent’s Chief Executive Officer’s responsibilities include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including their level of competitiveness and their alignment with Parent’s objectives;

•	recommending changes and new programs, if necessary, to ensure achievement of all program objectives; and

•	recommending pay levels, payout and awards for the named executive officers other than himself.

Use of Compensation Consultants. During 2014, management engaged Mercer (US) Inc. to provide, using its existing sources of data, market competitive compensation data for the Chief Financial Officer and Chief Operating Officer positions at companies similar to Parent. Mercer (US) Inc. is affiliated with Marsh & McLennan Companies (together with its affiliated companies, “MMC”). During 2014, MMC was retained by management to provide services unrelated to executive or director compensation, including: an equity plan overhang analysis, testing and investment consulting services with respect to defined contribution plans, leasing services, as well as insurance, brokerage, actuarial and employee benefit services. MMC’s fees during 2014 with respect to its review of Chief Financial Officer and Chief Operating Officer compensation were $19,342, and the aggregate fees for the other services provided by MMC during 2014 were approximately $2.2 million.

Parent requested and received responses from MMC addressing its independence, including the following factors: (1) other services provided to Parent and its subsidiaries by MMC; (2) fees paid by Parent and its subsidiaries as a percentage of MMC’s total revenue; (3) policies or procedures maintained by MMC that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagements and a member of the Compensation Committee; (5) any Parent or CCOH stock owned by the individual consultants involved in the engagements; and (6) any business or personal relationships between our executive officers and MMC or the individual consultants involved in the engagements. The Compensation Committee discussed these considerations and concluded that MMC’s work does not raise any conflict of interest.

TAX AND ACCOUNTING TREATMENT

Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation a publicly held corporation may deduct for Federal income tax purposes in any one year with respect to certain senior executives. In 2014, Parent became a “publicly held corporation” within the meaning of applicable provisions of Section 162(m) of the Code and Treasury regulations. Therefore, Parent’s Compensation Committee considers the anticipated tax treatment to Parent and to senior executives covered by these rules of various payments and benefits and considers various alternatives to preserving the deductibility of compensation and benefits to the extent reasonably practicable and consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

Parent accounts for stock-based payments, including awards under the 2008 EIP and the CCOH Stock Incentive Plan, in accordance with the requirements of ASC 718 (formerly Statement of Financial Accounting Standards No. 123(R)).

CORPORATE SERVICES AGREEMENT

In connection with CCOH’s initial public offering, CCOH entered into a corporate services agreement (the “Corporate Services Agreement”) with Clear Channel Management Services, L.P., now known as iHeartMedia Management Services, Inc. (“iHMMS”), an indirect subsidiary of Parent. Under the terms of the agreement, iHMMS provides, among other things, certain executive officer services to CCOH. These executive officer services are allocated to CCOH based on CCOH’s OIBDAN as a percentage of iHeartCommunications’ total OIBDAN for the prior year, each as reported in connection with year-end financial results. For purposes of these allocations, OIBDAN is defined as: consolidated net income (loss) adjusted to exclude non-cash compensation expense and the following line items presented in the Statement of Operations: income tax benefit (expense); other income (expense) – net; equity in earnings (loss) of nonconsolidated affiliates; gain (loss) on marketable securities; gain (loss) on extinguishment of debt; interest expense; other operating income (expense) – net; depreciation & amortization; and impairment charges.

For 2014, CCOH was allocated 39.67% of certain personnel costs for Messrs. Bressler, Macri and Hamilton for the portions of the year during which they respectively served as Chief Financial Officer, Senior Vice President—Corporate Finance and Chief Accounting Officer of CCOH. Parent and CCOH considered these allocations to be a reflection of the utilization of services provided based on 2014 OIBDAN. Please refer to footnote (g) to the Summary Compensation Table for the allocations for 2014, 2013 and 2012. For additional information regarding the Corporate Services Agreement, see “Certain Relationships and Related Party Transactions—Corporate Services Agreement.”

EXECUTIVE COMPENSATION

The Summary Compensation Table below provides compensation information for the years ended December 31, 2014, 2013 and 2012 for the principal executive officer (“PEO”) and the principal financial officers (“PFO”) serving during 2014, each of the three next most highly compensated executive officers of Parent for services rendered in all capacities and an executive officer who retired from his executive officer position at Parent during 2014 but would otherwise have been one of the three most highly compensated executive officers (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(a) ($)	Stock Awards(b) ($)	Option Awards(b) ($)	Non-Equity Incentive Plan Compensation(c) ($)	All Other Compensation(d) ($)	Total ($)
Robert W. Pittman – Chairman and Chief Executive Officer (PEO)(e)	2014 2013 2012	1,193,939 1,000,000 1,000,000	286,709 — 597,200	3,401,086 — 260,000	— — —	1,213,291 — 902,800	1,249,138 1,020,622 885,145	7,344,163 2,020,622 3,645,145

Richard J. Bressler – President, Chief Operating Officer and Chief Financial Officer (PFO)(f)	2014 2013	1,200,000(g) 512,500(g)	283,376(g) 1,269,315(g)	— 3,244,999	— —	1,216,624(g) —	147,424(g) 71,748(g)	2,847,424 5,098,562

C. William Eccleshare – Chief Executive Officer -Outdoor(h)	2014 2013 2012	1,123,012 1,067,509 1,057,296	— — 405,096	— — 1,860,760	— — 374,094	955,937 862,833 540,186	563,927 937,383 1,191,919	2,642,876 2,867,725 5,429,351

John E. Hogan – Former Chairman And Chief Executive Officer – Clear Channel Media(i)	2014 2013 2012	38,352 1,072,917 1,000,000	— 77,250 655,013	— — 804,602	— — —	17,883 — 685,323	5,312,531 881,920 190,386	5,368,766 2,032,087 3,335,324

Robert H. Walls, Jr. – Executive Vice President General Counsel & Secretary(j)	2014 2013 2012	750,000 750,000 750,000	— — 115,250	— — 2,422,983	— — —	557,626 318,750 523,474	6,500 24,844 10,279	1,314,126 1,093,594 3,821,986

Steven J. Macri. – Senior Vice President, Corporate Finance(k)	2014	640,000(g)	143,789(g)	101,875	—	416,211(g)	6,500(g)	1,308,375

(a)	The amounts reflect:

•	For Mr. Pittman, cash payments for 2014 and 2012 as discretionary bonus awards from Parent;

•	For Mr. Bressler, (1) a cash payment for 2014 as a discretionary bonus award from Parent; (2) for 2013, (a) a guaranteed minimum annual bonus from Parent equal to 150% of his base salary prorated for the number of days that he worked during 2013, which equaled $769,315, and (b) a guaranteed additional bonus of $500,000 from Parent, as provided in his employment agreement;

•	For Mr. Eccleshare, a cash payment for 2012 as a discretionary bonus award from CCOH;

•	For Mr. Hogan, (1) cash payments for 2012 as discretionary bonus awards from Parent; (2) for 2012, the second $333,333 payment pursuant to an additional bonus opportunity approved by Parent’s Compensation Committee in November 2011 with respect to 2011 performance; and (3) for 2013, a bonus award of $77,250 with respect to 2013 performance pursuant to his severance agreement and general release;

•	For Mr. Walls, a cash payment for 2012 as discretionary bonus awards from Parent; and

•	For Mr. Macri, a cash payment for 2014 as a discretionary bonus award from Parent.

See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(b)	Parent Stock Awards. On January 13, 2014, Mr. Pittman received a restricted stock award with respect to 350,000 shares of Parent’s Class A common stock, 100,000 shares of which contain time-vesting provisions and 250,000 shares of which contain performance-based vesting conditions. The amount shown in the Stock Awards column for Mr. Pittman for 2014 included $700,000 as the full grant date fair value of the time vesting portion of his January 13, 2014 restricted stock award based on the closing price of Parent’s Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based portion of his January 13, 2014 restricted stock award, the grant date fair value of the performance-based portion of his restricted stock award would have been $1,750,000. However, on the date of grant, the actual fair market value of the performance-based portion of the restricted stock award was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable, and accordingly, no amount is reflected for the performance-based portion of the restricted stock award in the Stock Awards column.

On July 8, 2014, Mr. Macri received a restricted stock award with respect to 25,000 shares of Parent’s Class A common stock, 12,500 shares of which contain time-vesting provisions and 12,500 shares of which contain performance-based vesting conditions. The amount shown in the Stock Awards column for Mr. Macri for 2014 included $101,875 as the full grant date fair value of the time vesting portion of his July 8, 2014 restricted stock award based on the closing price of Parent’s Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based portion of his July 8, 2014 restricted stock award, the grant date fair value of the performance-based portion of his restricted stock award would have been $101,875. However, on the date of grant, the actual fair market value of the performance-based portion of the restricted stock award was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable, and accordingly, no amount is reflected for the performance-based portion of the restricted stock award in the Stock Awards column.

On July 29, 2013, Mr. Bressler received a restricted stock award with respect to 910,000 shares of Parent’s Class A common stock, 250,000 shares of which contain time-vesting provisions and 660,000 shares of which contain performance-based vesting conditions. The amount shown in the Stock Awards column for Mr. Bressler for 2013 includes $1,245,000 as the full grant date fair value of the time-vesting portion of his July 29, 2013 restricted stock award based on the closing price of Parent’s Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based portion of his July 29, 2013 restricted stock award, the grant date fair value of the performance-based portion of his restricted stock award would have been $3,286,800. However, on the date of grant, the actual fair market value of the performance-based portion of the restricted stock award was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for the performance-based portion of the restricted stock award in the Stock Awards column.

On October 15, 2012, Messrs. Pittman and Walls received restricted stock awards with respect to 200,000 shares and 60,000 shares of Parent’s Class A common stock, respectively, 50% of which contain performance-based vesting conditions and 50% of which contain time-vesting provisions. The amounts shown in the Stock Awards column for Messrs. Pittman and Walls for 2012 include $260,000 and $78,000, respectively, as the full grant date fair value of the time-vesting portion of the October 15, 2012 restricted stock awards based on the closing price of Parent’s Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based restricted stock awards that Messrs. Pittman and Walls received on October 15, 2012, the grant date fair value of those performance-based restricted stock awards would have been $260,000 and $78,000, respectively. However, on the date of grant, the actual fair market value of those performance-based restricted stock awards was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for those performance-based restricted stock awards in the Stock Awards column.

On October 22, 2012, Parent commenced an offer to exchange (the “2012 Exchange Program”), pursuant to which Parent offered to exchange certain outstanding options to purchase shares of Parent’s Class A common stock granted under the 2008 EIP that had a per share exercise price equal to $10.00 for restricted replacement shares (the “Replacement Shares”) of Parent’s Class A common stock in an amount equal to 90.0% of the number of shares of Class A common stock underlying such person’s eligible options. In addition, on October 22, 2012, Parent granted additional fully-vested stock (the “Additional Shares”) pursuant to a tax assistance program offered in connection with the 2012 Exchange Program. The Replacement Shares and Additional Shares were granted on October 22, 2012, the date of the commencement of the offer. If an individual participated in the 2012 Exchange Program, that person was required to tender his or her eligible options prior to November 19, 2012, the expiration date of the offer, in order to retain his or her Replacement Shares. If participants in the

2012 Exchange Program timely delivered a properly completed election form under Code Section 83(b), Parent repurchased a portion of their Additional Shares with a value sufficient to fund a portion of the tax withholdings in connection with the award of the Replacement Shares, subject to an aggregate maximum amount. Additional Shares that were not repurchased were forfeited at the expiration of the offer on November 19, 2012. If an individual declined to participate in the 2012 Exchange Program, that person’s Replacement Shares and Additional Shares were forfeited on November 19, 2012, the date of the expiration of the offer, and that person retained his or her eligible options.

Because the Replacement Shares and the Additional Shares were granted at the commencement of the offer, subject to forfeiture, $804,602 and $344,987 included in the Stock Awards column for 2012 for Messrs. Hogan and Walls, respectively, represents the incremental fair value of their time-vesting Replacement Shares and all of their Additional Shares (including those forfeited as described below) based on the closing price of Parent’s Class A common stock on the date of grant, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based Replacement Shares that Mr. Hogan received on October 22, 2012, the grant date fair value of those performance-based Replacement Shares would have been $110,016. However, on the date of grant, the actual fair market value of those performance-based Replacement Shares was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for those performance-based Replacement Shares in the Stock Awards column.

Mr. Hogan received 226,101 Replacement Shares and 163,295 Additional Shares at the commencement of the offer. Mr. Hogan participated in the 2012 Exchange Program and exchanged his eligible options for the 226,101 Replacement Shares. In addition, 124,187 of Mr. Hogan’s Additional Shares were repurchased pursuant to the tax assistance program and the remaining 39,108 of Mr. Hogan’s Additional Shares were forfeited. As a result, $117,715 of the grant date fair value in respect of his Additional Shares included in the Stock Awards column for 2012 was forfeited.

Mr. Walls received 90,000 Replacement Shares and 65,000 Additional Shares at the commencement of the offer. Mr. Walls participated in the 2012 Exchange Program and exchanged his eligible options for the 90,000 Replacement Shares. In addition, 30,994 of Mr. Walls’ Additional Shares were repurchased pursuant to the tax assistance program and the remaining 34,006 of Mr. Walls’ Additional Shares were forfeited. As a result, $102,358 of the grant date fair value in respect of his Additional Shares included in the Stock Awards column for 2012 was forfeited.

CCOH Stock Awards. The amounts shown in the Stock Awards column for Mr. Pittman for 2014, Mr. Bressler for 2013 and for Mr. Walls for 2012 include $2,701,086, $1,999,999 and $1,999,996, respectively, as the full grant date fair value of time-vesting restricted stock or restricted stock units awarded to them by CCOH on January 13, 2014, July 29, 2013 and March 26, 2012, respectively, computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For time-vesting restricted stock or restricted stock unit awards, the grant date fair value is based on the closing price of CCOH’s Class A common stock on the date of grant.

On July 26, 2012, Mr. Eccleshare was awarded a restricted stock unit award with respect to (1) 126,582 shares of CCOH’s Class A common stock that contain performance-based vesting conditions and (2) 379,747 shares of CCOH’s Class A common stock that contain time-vesting provisions. The amount shown in the Stock Awards column for Mr. Eccleshare for 2012 includes $1,860,760 as the full grant date fair value of the time-vesting restricted stock units based on the closing price of CCOH’s Class A common stock on the date of grant, as described above. Assuming that all of the performance-based vesting conditions will be achieved with respect to the performance-based restricted stock units that Mr. Eccleshare received, the grant date fair value of those performance-based restricted stock units would have been $620,252. However, on the date of grant, the actual fair market value of those performance-based restricted stock units was $0 based on the determination on the grant date that the achievement of the performance-based vesting conditions was not probable and, accordingly, no amount is reflected for the performance-based restricted stock units in the Stock Awards column.

CCOH Option Awards. The amount shown in the Option Awards column for 2012 for Mr. Eccleshare reflects the full grant date fair value of time-vesting stock options awarded to Mr. Eccleshare by CCOH in 2012 computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.

(c)	The amounts reflect:

•	For Messrs. Pittman, Hogan, Walls and Macri, cash payments from Parent as annual incentive bonus awards for 2014, 2013 and 2012, as applicable, under its 2008 Annual Incentive Plan pursuant to pre-established performance goals. For Mr. Bressler, a cash payment from Parent as an annual incentive bonus award for 2014, as applicable, under its 2008 Annual Incentive Plan pursuant to pre-established performance goals.

•

For Mr. Eccleshare, (1) cash payments from CCOH as annual incentive bonus awards for 2014, 2013 and 2012 under its Amended and Restated 2006 Annual Incentive Plan pursuant to pre-established performance goals; (2) for 2014, a cash payment in 2015 of (a) the final one-third ($99,000) of the $297,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2012, (b) the second one-third ($84,000) of the $252,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2013 and (c) one-third ($85,000) of the $255,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2014; (3) for 2013, a cash payment in 2014 of (a) the second one-third ($99,000) of the $297,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2012 and (b) one-third ($84,000) of the $252,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2013; and (4) for 2012, a cash payment in 2013 of one-third ($99,000) of the $297,000 earned pursuant to an additional bonus opportunity based on pre-established performance goals with respect to 2012. The remaining $84,000 of the additional bonus opportunity with respect to 2013 will be paid in 2016 and the remaining $170,000 of the additional bonus opportunity with respect to 2014 will be paid in equal installments in 2016 and 2017, in each case if Mr. Eccleshare remains employed on the payment dates.

Mr. Hogan also earned an additional $900,000 pursuant to additional bonus opportunities based on pre-established performance goals with respect to 2012. These amounts were not reflected in the Non-Equity Incentive Plan Compensation column with respect to 2012 because they were to be paid 36 months after the performance goals were established if they remained employed through the payment date. Pursuant to Mr. Hogan’s severance agreement and general release, his $900,000 additional bonus opportunity was paid during 2014 in connection with his January 13, 2014 termination of employment as described in “—Potential Post-Employment Payments.”

(d)	As described below, for 2014 the All Other Compensation column reflects:

•	amounts we contributed under our 401(k) plan as a matching contribution for the benefit of the named executive officers in the United States or payments in lieu of pension contributions for the benefit of Mr. Eccleshare in the United Kingdom;
•	club membership dues for Mr. Eccleshare paid by us;
•	the value of personal use of company aircraft by the named executive officers;
•	security services for Mr. Pittman and Mr. Bressler;
•	personal tax services paid by us;
•	tax gross-ups on tax services;
•	relocation expenses for Mr. Eccleshare;
•	the cost of travel for family members of Mr. Eccleshare;
•	legal expenses in connection with employment and other related matters;
•	the cost of private medical insurance for the benefit of Mr. Eccleshare;
•	an automobile allowance and leased car for the benefit of Mr. Eccleshare in the United Kingdom;
•	amounts reimbursed for car service expenses incurred by Mr. Pittman;
•	housing and related expenses for Mr. Eccleshare in the United States;
•	tax gross-ups on housing and related expenses for Mr. Eccleshare;
•	housing expenses for Mr. Hogan;
•	tax gross-ups on housing expenses for Mr. Hogan;
•	the cost of supplemental life insurance for Mr. Eccleshare; and
•	severance benefits for Mr. Hogan.

	Pittman	Bressler	Eccleshare	Hogan	Walls	Macri
Plan contributions (or payment in lieu thereof)	$6,500	$6,500	$165,745	$6,500	$6,500	$6,500
Club dues	—	—	1,654	—	—	—
Aircraft usage	941,833	107,621	—	6,823	—	—
Security services	156,262	33,303	—	—	—	—
Tax services	—	—	85,246	—	—	—
Tax services tax gross-up	—	—	22,214	—	—	—
Relocation expenses	—	—	10,220	—	—	—
Family travel expenses	—	—	13,499	—	—	—
Legal fees	—	—	17,252	25,000	—	—
Private medical insurance	—	—	32,986	—	—	—
Automobile allowance/transportation	—	—	29,635	—	—	—
Car service	144,543	—	—	—	—	—
Housing and related expenses	—	—	94,275	225,000	—	—
Housing and related expenses tax gross-up	—	—	80,479	175,145	—	—
Supplemental life insurance	—	—	10,722	—	—	—
Severance payments	—	—	—	4,874,063	—	—

Total	$1,249,138	$147,424	$563,927	$5,312,531	$6,500	$6,500

Except as described below with respect to aircraft usage, the value of all benefits included in the All Other Compensation column is based on Parent’s actual costs.

As a result of Parent’s high public profile and due in part to threats against Parent, its operations and management, iHeartMedia engaged an outside security consultant to assess security risks to Parent’s physical plant and operations, as well as Messrs. Pittman and Bressler. Based upon the findings and recommendation of this security consultant, Parent’s management and Board of Directors implemented, and Parent’s management and Board intend to continue the implementation of, numerous security measures for Parent’s operations and Messrs. Pittman and Bressler.

Pursuant to his employment agreement, for security purposes and at the direction of the Board, during the term of his employment, Parent agreed to make an aircraft available to Mr. Pittman for his business and personal use (including flights on which Mr. Pittman is not present) and will pay all costs associated with the provision of the aircraft. Parent currently leases an airplane for Mr. Pittman’s use, as described in “Certain Relationships and Related Party Transactions.” Pursuant to the security assessment and at the direction of the Board, Mr. Pittman’s spouse and dependents also travel by private aircraft for all personal and business travel. From time to time, our other officers also use the Company aircraft for personal air travel, pursuant to the Company’s Aircraft Policy.

The value of personal aircraft usage reported above is based on Parent’s direct variable operating costs. This methodology calculates an average variable cost per hour of flight. Parent applies the same methodology to aircraft that are covered by contracts with an outside aircraft management company under which Parent reimburses the aircraft management company for costs that would otherwise be incurred directly by Parent (including crew salaries, insurance, fuel and hangar rent) and pays them a monthly management fee for the oversight and administrative services that would otherwise have to be provided by Parent. On certain occasions, an executive’s spouse or other family members and guests may accompany the executive on a flight and the additional direct operating cost incurred in such situations is included under the foregoing methodology.

Mr. Pittman is reimbursed for car service use for commuting and other personal purposes.

Pursuant to his employment agreement and in connection with his relocation to the United States, Mr. Eccleshare also received certain housing, tax and other services. Pursuant to his employment agreement and in connection with his relocation to New York City, Mr. Hogan received certain relocation, housing and tax benefits. For a description of these services and the other items reflected in the table above, see “—Employment Agreements with the Named Executive Officers” below.

Mr. Hogan’s severance payments reflected in the table above consist of: (1) $900,000 earned under an additional bonus opportunity with respect to 2012 performance; (2) the final $333,000 payment earned under an additional bonus opportunity with respect to 2011 performance; (3) an equity value preservation payment of $1,027,355 pursuant to his employment agreement; (4) severance of $1,995,248; (5) equipment retained by Mr. Hogan with a value of $2,500; (6) $20,000 for outplacement services fees; and (7) a lump sum of $595,960 with respect to the repurchase of vested restricted shares. See “Potential Post-Employment Payments” for a summary of Mr. Hogan’s severance agreement and general release.

(e)	Mr. Pittman became our Chief Executive Officer on October 2, 2011. The summary compensation information presented above for Mr. Pittman reflects his service in that capacity during the periods presented. Prior to becoming our Chief Executive Officer and an employee of ours on October 2, 2011, Mr. Pittman served as our Chairman of Media and Entertainment Platforms pursuant to a consulting agreement since November 2010.

(f)	Mr. Bressler became our President and Chief Financial Officer on July 29, 2013. The summary compensation information presented above for Mr. Bressler reflects his service in that capacity since July 29, 2013. Mr. Bressler also became our Chief Operating Officer on February 18, 2015.

(g)

As described above under “Compensation Discussion and Analysis—Corporate Services Agreement,” iHMMS provides, among other things, certain executive officer services to CCOH. The Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns presented above reflect 100% of the amounts for each of Messrs. Bressler and Macri. However, pursuant to the Corporate Services Agreement, based on CCOH’s OIBDAN as a percentage of iHeartCommunications’ total OIBDAN, CCOH was allocated: (1) 39.67% of certain amounts for Mr. Bressler for 2014 and 36.51% for 2013; and (2) 6.15% (based on the CCOH allocation of 39.67% multiplied by the portion of his role that is Senior

Vice President—Corporate Finance (50%) multiplied by the portion of the year that he served in that role (31%)) of certain amounts for Mr. Macri for 2014 as shown below:

	Salary Allocated to CCOH
	2014	2013	2012
Richard J. Bressler	$476,040	$187,114	$—
Steven J. Macri	39,353	—	—

	Bonus and Non-Equity Incentive Plan Compensation Allocated to CCOH
	2014	2013	2012
Richard J. Bressler	$595,050	$463,427	$—
Steven J. Macri	34,434	—	—

	All Other Compensation Allocated to CCOH
	2014	2013	2012
Richard J. Bressler	$58,483	$26,195	$—
Steven J. Macri	400	—	—

(h)	On January 24, 2012, Mr. Eccleshare was promoted to Chief Executive Officer of CCOH, overseeing both our Americas and International outdoor divisions and served in that position until March 2, 2015, when he transitioned to become Chairman and Chief Executive Officer of CCOH’s International division. Prior thereto, Mr. Eccleshare served as our Chief Executive Officer—Clear Channel Outdoor—International. The summary compensation information presented above for Mr. Eccleshare reflects his compensation from CCOH for service in those capacities during the relevant periods of 2014, 2013 and 2012. Mr. Eccleshare is a citizen of the United Kingdom and his compensation from CCOH reported in the Summary Compensation Table that was originally denominated in British pounds has been converted to U.S. dollars using the average exchange rates of £1=$1.6464, £1=$1.5637 and £1=$1.5848 for the years ended December 31, 2014, 2013 and 2012, respectively.

In addition to his compensation paid by CCOH, the amounts in the Salary column for Mr. Eccleshare include $18,046 paid in each of 2014, 2013 and 2012 by our majority-owned subsidiary, Clear Media Limited, for his service as a director of Clear Media Limited. Clear Media Limited is listed on the Hong Kong Stock Exchange. The amounts paid by Clear Media Limited have been converted from Hong Kong dollars to U.S. dollars using the average exchange rate of HK$1=$0.1289 for the years ended December 31, 2014, 2013 and 2012.

(i)	Mr. Hogan served as our Chairman and Chief Executive Officer—iHeartMedia from February 16, 2012 until his retirement on January 13, 2014. Prior thereto, he served as President and Chief Executive Officer—iHeartMedia. The summary compensation information presented above for Mr. Hogan reflects his service in those capacities during the periods presented.

(j)	Mr. Walls became our Executive Vice President, General Counsel and Secretary on January 1, 2010. The summary compensation information presented above for Mr. Walls reflects his service in that capacity during the periods presented.

(k)	Mr. Macri became our Senior Vice President—Corporate Finance on September 9, 2014, and has served as Executive Vice President and Chief Financial Officer of our iHeartMedia division since October 7, 2013. Mr. Macri was not a named executive officer of ours until 2014. The summary compensation information presented above for Mr. Macri reflects his service in that capacity during 2014.

EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

Certain elements of the compensation of the named executive officers are determined based on their respective employment agreements. The descriptions of the employment agreements set forth below do not purport to be complete and are qualified in their entirety by the employment agreements. For further discussion of the amounts of salary and bonus and other forms of compensation, see “Compensation Discussion and Analysis” above. Each of the employment agreements discussed below provides for severance and change in control payments as more fully described under “—Potential Post-Employment Payments” in this prospectus, which descriptions are incorporated herein by reference. Mr. Hogan’s service with us terminated on January 13, 2014. For a description of the severance arrangements for Mr. Hogan, see “—Potential Post-Employment Payments.”

Robert W. Pittman

On October 2, 2011, Parent entered into an employment agreement with Robert W. Pittman, pursuant to which he serves as Chief Executive Officer of Parent and served as Executive Chairman of the Board of Directors of CCOH. On March 2, 2015, Mr. Pittman became the Chairman and Chief Executive Officer of CCOH. The October 2, 2011 employment agreement superseded the consulting agreement that Mr. Pittman previously entered into with Parent and Pilot Group Manager LLC, dated November 15, 2010, and had an initial term ending on December 31, 2016, with automatic 12-month extensions thereafter unless either party provided prior notice electing not to extend the employment agreement. On January 13, 2014, Parent entered into an amended and restated employment agreement with Mr. Pittman. The amended and restated employment agreement has an initial five-year term ending on January 13, 2019, with automatic 12-month extensions thereafter unless either party gives prior notice electing not to extend the agreement.

Pursuant to his amended and restated employment agreement, Mr. Pittman’s minimum base salary increased from $1,000,000 per year under his previous employment agreement to $1,200,000 per year. His base salary may be increased at the discretion of Parent’s Board or its compensation committee. Mr. Pittman also has the opportunity to earn an annual performance bonus for the achievement of reasonable performance goals established annually by Parent’s Board or its compensation committee after consultation with Mr. Pittman. Under Mr. Pittman’s previous employment agreement, his aggregate target annual bonus that could be earned upon achievement of all of his performance objectives was not less than $1,650,000. Under the amended and restated employment agreement, beginning in 2014, Mr. Pittman’s aggregate target annual performance bonus is 150% of his annual base salary. For 2014, Mr. Pittman received an annual incentive bonus of $1,500,000, including a discretionary bonus of $286,709. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

Mr. Pittman is entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees of Parent may participate. In addition, during the term of his employment, Parent will make an aircraft (which, to the extent available, will be a Dassault-Breguet Mystere Falcon 900) available to Mr. Pittman for his business and personal use and will pay all costs associated with the provision of the aircraft. Parent leases this aircraft from a company controlled by Mr. Pittman. See “Certain Relationships and Related Party Transactions—Commercial Transactions.” If a company aircraft is not available due to service or maintenance issues, Parent will charter a comparable aircraft for Mr. Pittman’s business and personal use. Parent also will make a car and driver available for Mr. Pittman’s business and personal use in and around the New York area as well as anywhere else on company business. During 2014, iHeartMedia reimbursed Mr. Pittman for legal fees incurred by Mr. Pittman in connection with the negotiation of the amended and restated employment agreement.

Pursuant to his previous employment agreement, on October 2, 2011, Mr. Pittman was granted a stock option to purchase 830,000 shares of Parent’s Class A common stock. See “—Outstanding Equity Awards at Fiscal Year-End” below. In connection with the amended and restated employment agreement, on January 13, 2014, Parent and Mr. Pittman amended his stock option to terminate and forfeit 200,000 of the options. The termination and forfeiture applied ratably such that, effective January 13, 2014, 252,000 of the options were vested and 378,000 of the options vest ratably on the third, fourth and fifth anniversary of the October 2, 2011 grant date.

Pursuant to the amended and restated employment agreement, on January 13, 2014, Parent granted Mr. Pittman 350,000 restricted shares of Parent’s Class A common stock. Mr. Pittman’s Parent restricted stock award is divided into two tranches consisting of: (1) 100,000 shares (the “Tranche 1 Shares”) and (2) 250,000 shares (the “Tranche 2 Shares”). The Tranche 1 Shares vest in two equal parts on each of December 31, 2017 and December 31, 2018. The Tranche 2 Shares vest only if the Sponsors receive a 100% return on their investment in Parent in the form of cash returns. In addition, as provided in the amended and restated employment agreement, on January 13, 2014, CCOH granted Mr. Pittman 271,739 restricted shares of CCOH’s Class A common stock. Mr. Pittman’s CCOH restricted stock award vests in two equal parts on each of December 31, 2016 and December 31, 2017.

Mr. Pittman’s amended and restated employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any payments (the “Company Payments”) received by Mr. Pittman are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any such excise tax is imposed, the stockholder approval rules of Q&A 6 in the applicable Section 280G regulations (the “Cleansing Vote Rules”) are applicable and Mr. Pittman declines to submit such excess parachute payments for approval by Parent’s stockholders, Parent will pay to Mr. Pittman an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Pittman will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on the gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in the amended and restated employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

Under the employment agreement, Mr. Pittman is required to protect the secrecy of the confidential information of Parent, CCOH and the subsidiaries of each (the “Company Group”). He also is prohibited by the agreement from engaging in certain activities that compete with the Company Group during employment and for 18 months after his employment terminates, and he is prohibited from soliciting employees or customers of the Company Group during employment and for 18 months after termination of employment. Parent agreed to defend and indemnify Mr. Pittman for acts committed in the course and scope of his employment.

Richard J. Bressler

On July 29, 2013, Parent entered into an employment agreement with Mr. Bressler. The employment agreement has an initial term ending on December 31, 2018, with automatic 12-month extensions beginning on January 1, 2019 unless either party gives prior notice electing not to extend the employment agreement.

Under the employment agreement, Mr. Bressler receives a base salary at a rate no less than $1,200,000 per year, subject to increase at the discretion of Parent’s Board or its compensation committee. Mr. Bressler also has the opportunity to earn an annual performance bonus for the achievement of reasonable performance goals established annually by Parent’s Board or its compensation committee after consultation with Mr. Bressler. The annual target performance bonus that may be earned when all of Mr. Bressler’s performance objectives are achieved will be not less than 150% of Mr. Bressler’s base salary amount. In addition to the annual bonus, Mr. Bressler is also eligible for an additional annual bonus opportunity of up to $500,000, based on Parent’s achievement of one or more annual performance goals determined by Parent’s chief executive officer and approved by Parent’s Board or a committee thereof. Any additional bonus amounts will be paid during the quarter that follows the third anniversary of the beginning of the applicable performance period and will be contingent in each case upon Mr. Bressler’s continued employment through the applicable payment date. For 2014, Mr. Bressler received an annual bonus of $1,500,000, including a discretionary bonus of $283,376. Mr. Bressler also earned an additional bonus of $400,000 which will be paid when performance bonuses are generally paid in 2017 if he remains employed on the payment date. Mr. Bressler also is entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees of Parent may participate.

During the term of his employment, Parent will make a car service available for Mr. Bressler’s business use.

Mr. Bressler’s employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any Company Payments received by Mr. Bressler are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any such excise tax is imposed, the Cleansing Vote Rules are applicable and Mr. Bressler declines to submit the excess parachute payments for approval by Parent’s stockholders, Parent will pay to Mr. Bressler an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Bressler will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on such gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in Mr. Bressler’s employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

Pursuant to Mr. Bressler’s employment agreement, on July 29, 2013, Parent granted Mr. Bressler 910,000 restricted shares of Parent’s Class A common stock. In addition, as provided in the employment agreement, on July 29, 2013, CCOH granted Mr. Bressler 271,739 restricted shares of the Class A common stock of CCOH. See “—Outstanding Equity Awards at Fiscal Year-End” below.

Under the employment agreement, Mr. Bressler is required to protect the secrecy of the confidential information of the Company Group. He also is prohibited by the agreement from engaging in certain activities that compete with the Company Group during employment and for 18 months after his employment terminates, and he is prohibited from soliciting employees or customers of the Company Group during employment and for 18 months after termination of employment. Parent agreed to defend and indemnify Mr. Bressler for acts committed in the course and scope of his employment.

C. William Eccleshare

August 31, 2009 Contract of Employment. On August 31, 2009, Clear Channel Outdoor Ltd., a subsidiary of CCOH, entered into an employment agreement with C. William Eccleshare, pursuant to which he served as Chief Executive Officer of our International outdoor division. The agreement had no specified term, but generally could be terminated by Clear Channel Outdoor Ltd. without cause upon 12 months prior written notice or by Mr. Eccleshare without cause upon six months prior written notice.

The agreement set Mr. Eccleshare’s initial base salary at £402,685 (or $662,981 using the average exchange rate of £1=$1.6464 for the year ended December 31, 2014), subject to additional annual raises at the sole discretion of Clear Channel Outdoor Ltd. As described below, in connection with his promotion to Chief Executive Officer of CCOH, Mr. Eccleshare’s annual base salary was increased to $1,000,000. Mr. Eccleshare also received a car allowance, was eligible to receive a performance bonus and was entitled to certain other employee benefits.

In addition, pursuant to his employment agreement, Mr. Eccleshare was entitled to have Clear Channel Outdoor Ltd. contribute a portion of his annual base salary to a personal pension plan (not sponsored by Clear Channel Outdoor Ltd.) registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom. Mr. Eccleshare’s employment agreement also contained non-compete and non-solicitation provisions, each with a nine-month term, and a confidentiality provision with a perpetual term.

January 24, 2012 Employment Agreement. On January 24, 2012, Mr. Eccleshare was promoted to serve as Chief Executive Officer of CCOH, overseeing both our Americas and International outdoor divisions. In connection with his promotion, CCOH and Mr. Eccleshare entered into a new employment agreement. Mr. Eccleshare’s employment agreement has an initial term beginning on January 24, 2012 and continuing until December 31, 2014, with automatic 12-month extensions thereafter, beginning on January 1, 2015, unless either CCOH or Mr. Eccleshare gives prior notice electing not to extend the employment agreement. The employment agreement replaces Mr. Eccleshare’s Contract of Employment dated August 31, 2009.

As Chief Executive Officer of CCOH, Mr. Eccleshare relocated from CCOH’s offices in London to CCOH’s offices in New York City in 2012. In his position as Chief Executive Officer of CCOH and in his current position as Chairman and Chief Executive Officer of CCOH’s International division, Mr. Eccleshare receives an annual base salary from CCOH of $1,000,000. His salary will be reviewed at least annually for possible increase by the CCOH Board. During the term of the employment agreement, Mr. Eccleshare is eligible to receive an annual performance bonus from CCOH with a target of not less than $1,000,000 and the opportunity to earn up to 200% of the target amount based on the achievement of the performance goals specified in his employment agreement for 2012 and the performance goals to be set by CCOH’s Compensation Committee for years after 2012. In addition to the annual bonus, Mr. Eccleshare is eligible to receive an additional annual bonus from CCOH of up to $300,000, based on the achievement of one or more annual performance goals determined by CCOH’s Board of Directors or a subcommittee thereof. Any bonus earned under the additional bonus opportunity will be paid by CCOH in equal cash installments on or about the first, second and third anniversary of the beginning of the applicable performance period and will be contingent in each case upon his continued employment through the applicable payment date. For 2014, Mr. Eccleshare received an annual bonus of $687,937. Mr. Eccleshare also (1) received an additional bonus payment of $99,000 provided pursuant to his additional bonus opportunity earned with respect to 2012 performance, (2) received an additional bonus payment of $84,000 provided pursuant to his additional bonus opportunity earned with respect to 2013 performance and (3) earned an additional bonus of $255,000 with respect to his additional bonus opportunity with respect to 2014 performance, $85,000 of which was paid in February 2015 and $170,000 of which will be paid in equal installments in 2016 and 2017 when performance bonuses are generally paid if he remains employed on the applicable payment dates. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

CCOH continues to contribute to Mr. Eccleshare’s personal pension plan registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom, as provided in his previous Contract of Employment. CCOH also agreed to reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable. If Mr. Eccleshare’s actual U.S. and U.K. income tax and Social Security/National Insurance in a given year exceeds the tax obligations that he would have incurred on the same income (excluding all taxable income not paid by CCOH or a subsidiary or affiliate) had he remained subject only to U.K. income tax and National Insurance over the same period, CCOH will reimburse this excess tax on a fully-grossed up basis for applicable taxes. CCOH also agreed to make a car service available for Mr. Eccleshare’s business use and paid all fees associated with the immigration applications for Mr. Eccleshare and his spouse. Mr. Eccleshare is eligible to receive health, medical, welfare and life insurance benefits and paid vacation on a basis no less favorable than provided to similarly-situated senior executives of CCOH; provided, however, that his life insurance benefit shall be for an amount equal to four times his annual base salary.

In connection with Mr. Eccleshare’s relocation to New York City in 2012, CCOH reimbursed Mr. Eccleshare for all reasonable expenses associated with his relocation to New York City pursuant to CCOH’s relocation policy. In addition, CCOH agreed to: (1) pay Mr. Eccleshare an additional $200,000 (less applicable taxes) for relocation-related expenses not otherwise covered by CCOH’s relocation policy; (2) provide a reasonable number of flights during the first 12 months after Mr. Eccleshare’s permanent relocation for his family to visit New York City; and (3) reimburse Mr. Eccleshare up to $20,000 per month, fully grossed-up for applicable taxes, for housing in New York City during any portion of his employment period in which he is based in New York City.

As provided in the employment agreement, Mr. Eccleshare was awarded 506,329 CCOH restricted stock units on July 26, 2012 in connection with his promotion. See “—Outstanding Equity Awards at Fiscal Year-End” below.

During Mr. Eccleshare’s employment with CCOH and for 18 months thereafter, Mr. Eccleshare is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with other senior executives of CCOH. Mr. Eccleshare also is subject to customary confidentiality, work product and trade secret provisions. During the term of the employment agreement, Mr. Eccleshare may continue to perform non-executive services with Hays plc. Upon his service with Hays plc ceasing, Mr. Eccleshare will be permitted to perform another non-executive role at any time with a business that does not compete with CCOH or its affiliates, subject to CCOH’s prior written consent that will not be unreasonably withheld.

March 2, 2015 Amendment to January 24, 2012 Employment Agreement. Effective March 2, 2015, Mr. Eccleshare and CCOH entered into an amendment (the “Eccleshare Amendment”) to Mr. Eccleshare’s employment agreement dated January 24, 2012 (the “Prior Employment Agreement”). Pursuant to the terms of the Eccleshare Amendment, (1) Mr. Eccleshare’s title was amended to be Chairman and Chief Executive Officer of CCOH’s International division, (2) the definition of Good Reason was amended to provide that Mr. Eccleshare may not trigger Good Reason as a result of the change in position and duties related to the Eccleshare Amendment for a period of one (1) year after the effective date of the Eccleshare Amendment, after which Mr. Eccleshare can exercise the right to trigger Good Reason as a result of the change in position and duties related to the Eccleshare Amendment for thirty (30) days as provided for and in accordance with the terms of his Prior Employment Agreement, (3) CCOH agreed to continue to reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable, both during the remainder of his employment with CCOH and for a period of twelve (12) months thereafter, and (4) CCOH agreed to reimburse Mr. Eccleshare for certain relocation costs associated with the relocation of Mr. Eccleshare and his family from New York City to London in connection with a termination due to death, “disability,” by CCOH without “cause” or by Mr. Eccleshare for Good Reason (as such terms are defined in the Prior Employment Agreement), whether such costs are incurred during his employment with CCOH or during the 12-month period thereafter (previously, Mr. Eccleshare would only be entitled to such reimbursement if the relevant costs were incurred during the 12-month period following termination of his employment with CCOH).

Robert H. Walls, Jr.

Effective January 1, 2010, Robert H. Walls, Jr. entered into an employment agreement with iHMMS. Pursuant to his agreement, Mr. Walls will serve as Executive Vice President, General Counsel and Secretary until his agreement is terminated by either party as permitted in the agreement.

Under his agreement, Mr. Walls receives compensation consisting of a base salary, incentive awards and other benefits and perquisites. Mr. Walls’ annual base salary initially was set at $550,000, with eligibility for additional annual raises commensurate with company policy. Mr. Walls’ current annual base salary is $750,000. During 2010, Mr. Walls received a $500,000 signing bonus, a prorated portion of which he would have been required to reimburse if he terminated his employment without good reason within the first 12 months of his employment or iHMMS terminated his employment for cause during that period. No later than March 15 of each calendar year, Mr. Walls is eligible to receive a performance bonus. For 2010, Mr. Walls’ target bonus was $1,000,000, with the criteria being 50% EBITDA-based and 50% MBO-based. For purposes of his agreement, (1) EBITDA-based means performance criteria selected by the Board with respect to the annual bonus and with target performance determined on the same basis as determined for other similarly situated employees of iHMMS and its affiliates and (2) MBO-based means the subjective performance criteria agreed to on an annual basis between the Chief Executive Officer and Mr. Walls at about the same time as established for other similarly situated employees. For 2011, Mr. Walls’ target bonus was required to be no less than 100% of his base salary for 2011, with the criteria being 50% EBITDA-based and 50% MBO-based. For 2012 and thereafter, Mr. Walls’ target bonus will be no less than his base salary for the year to which the bonus relates and the criteria will be set by management in consultation with Mr. Walls. For 2014, Mr. Walls received an annual bonus of $557,626. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.” He is entitled to participate in all employee benefit plans and perquisites in which other similarly situated employees may participate.

Mr. Walls also received certain other benefits, including reimbursement of legal expenses in connection with the negotiation of his employment agreement and certain relocation benefits in connection with his relocation to San Antonio, such as reimbursement of living expenses and commuting expenses until September 1, 2010, reimbursement of taxes associated with the relocation benefits as well as other relocation benefits in accordance with company policy.

Additionally, pursuant to his employment agreement, on December 31, 2010, Mr. Walls was granted a stock option to purchase 100,000 shares of Parent’s Class A common stock, which Mr. Walls exchanged for shares of restricted stock in the 2012 Exchange Program described in footnote (b) to the Summary Compensation Table.

Under the employment agreement, Mr. Walls is required to protect the secrecy of confidential information of iHMMS and its affiliates and to assign certain intellectual property rights. He also is prohibited by the agreement from engaging in certain activities that compete with iHMMS and its affiliates during employment and for 12 months after his employment terminates, and he is prohibited from soliciting employees for employment during employment and for 12 months after termination of employment. iHMMS agreed to defend and indemnify Mr. Walls for acts committed in the course and scope of his employment.

Steven J. Macri

Effective October 7, 2013, Steven J. Macri entered into an employment agreement with Parent. Pursuant to his agreement, Mr. Macri will serve as Executive Vice President and Chief Financial Officer of iHeartMedia + Entertainment, Inc. (formerly known as Clear Channel Broadcasting, Inc.) (“iHM”), a wholly owned subsidiary of Parent, until October 6, 2017, after which time such employment period will be automatically extended from year to year unless either party gives notice of non-renewal as permitted in the agreement. On September 9, 2014, Mr. Macri became Senior Vice President—Corporate Finance of Parent as well.

Under his agreement, Mr. Macri receives compensation consisting of a base salary, incentive awards and other benefits and perquisites. Mr. Macri’s current annual base salary is $640,000. During 2013, Mr. Macri received a $60,000 signing bonus. No later than March 15 of each calendar year, Mr. Macri is eligible to receive a performance bonus. For 2013, Mr. Macri’s target bonus was $375,000, with $187,500 of such amount guaranteed and $187,500 of such amount MBO-based. For purposes of his agreement, MBO-based means the subjective performance criteria agreed to on an annual basis between the President, Chief Operating Officer and Chief Financial Officer of iHeartMedia and Mr. Macri at about the same time as established for other similarly situated employees. For 2014 and thereafter, Mr. Macri’s target bonus will be no less than his base salary for the year to which the bonus relates and the criteria will be set by management in consultation with Mr. Macri. For 2014, Mr. Macri received an annual bonus of $560,000 including a discretionary bonus of $143,789. Mr. Macri also earned an additional bonus of $320,000 pursuant to his additional bonus opportunity with respect to 2014 performance, which will be paid when performance bonuses are generally paid in 2017 if he remains employed on the payment date. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.” He is entitled to participate in all employee benefit plans and perquisites in which other similarly situated employees may participate.

Additionally, pursuant to his employment agreement, on October 7, 2013, Mr. Macri received a one-time long term incentive grant of 100,000 restricted stock.

Under the employment agreement, Mr. Macri is required to protect the secrecy of confidential information of Parent and its affiliates and to assign certain intellectual property rights. He also is prohibited by the agreement from engaging in certain activities that compete with Parent and its affiliates during employment and for 12 months after his employment terminates, and he is prohibited from soliciting employees for employment during employment and for 12 months after termination of employment. Parent agreed to defend and indemnify Mr. Macri for acts committed in the course and scope of his employment.

John E. Hogan

Prior to his retirement, effective June 29, 2008, John E. Hogan entered into an employment agreement with iHM, a wholly owned subsidiary of Parent, with such employment agreement amending and restating in its entirety his previous employment agreement with iHM. On November 15, 2010, Mr. Hogan entered into a new amended and restated employment agreement, pursuant to which he would have served as President and Chief Executive Officer of our Media & Entertainment division through December 31, 2013, with automatic extensions from year to year thereafter unless either party provided prior notice of non-renewal. Mr. Hogan and iHM further amended his amended and restated employment agreement on February 23, 2012, pursuant to which he would have served as Chairman and Chief Executive Officer of our Media & Entertainment division through December 31, 2015, with automatic extensions from year to year thereafter unless either party provided prior notice of non-renewal. In connection with the 2012 Exchange Program described in footnote (b) to the Summary Compensation Table, the guaranteed value provisions of his February 2012 amendment were amended on November 15, 2012 to reflect the exchange of his stock options for restricted stock in the 2012 Exchange Program so that, as described below, the guaranteed value provisions are offset by the value of the restricted stock received in the 2012 Exchange Program rather than the stock option awards, which no longer exist after the closing of the 2012 Exchange Program. In connection with Mr. Hogan’s relocation from the offices in San Antonio to the offices in New York City, Mr. Hogan’s employment agreement was amended effective June 3, 2013 to increase Mr. Hogan’s compensation and provide for certain relocation benefits, as described below. On January 13, 2014, Mr. Hogan retired and entered into a severance agreement and general release with iHM. See “—Potential Post-Employment Payments” for a description of Mr. Hogan’s severance arrangements.

Under Mr. Hogan’s employment agreement, he received compensation consisting of a base salary, incentive awards and other benefits and perquisites. Pursuant to his November 2010 amended and restated employment agreement with iHM, Mr. Hogan’s annual base salary initially was set at $1,000,000, with eligibility for additional annual raises commensurate with company policy. In connection with his relocation from San Antonio to New York City, his base salary increased to $1,125,000 effective June 3, 2013. In connection with his relocation, Parent also agreed to pay Mr. Hogan a housing allowance of $25,000 per month (fully grossed-up for certain applicable taxes) for a period of 18 months and $100,000 for relocation-related expenses. Pursuant to his employment agreement, Mr. Hogan was eligible to receive a performance bonus of not less than 120% of his annual base salary no later than March 15 of each calendar year if all of his performance objectives were achieved for the year. For 2013, the amount of his target performance bonus was increased to $1,375,000 (with the new target performance bonus amount prorated for the portion of 2013 beginning on June 3, 2013). Pursuant to the February 2012 amendment to his agreement, Mr. Hogan was eligible to earn an additional bonus with a target of $900,000, based upon criteria approved by the Compensation Committee, in addition to his annual performance bonus. In connection with his January 13, 2014 severance agreement and general release, iHM and Mr. Hogan agreed that he would receive an annual bonus of $77,250 for 2013 as part of his severance. In addition, pursuant to his January 13, 2014 severance agreement and general release, Mr. Hogan was paid the $900,000 that he previously earned with respect to 2012 performance pursuant to the additional bonus opportunity. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus” for a description of Mr. Hogan’s bonus and “—Potential Post-Employment Payments” for a description of Mr. Hogan’s severance arrangements. During his employment, Mr. Hogan also was entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees may participate. He also was reimbursed for his legal expenses in connection with the negotiation of his November 2010 amended and restated employment agreement and the February 2012 amendment thereto.

Under the employment agreement, Mr. Hogan remains required to protect the secrecy of iHM’s confidential information and to assign certain intellectual property rights to iHM. Under his employment agreement, Mr. Hogan is prohibited from activities that compete with iHM or its affiliates for 12 months after leaving iHM, and he is prohibited from soliciting iHM’s employees for employment for 12 months after termination regardless of the reason for termination of employment. The January 13, 2014 severance agreement and general release extended such 12 month periods to 24 months. However, pursuant to the terms of his employment agreement, upon receiving written permission from the Board, Mr. Hogan is permitted to engage in competing activities that would otherwise be prohibited by his employment agreement if such activities are determined in the sole discretion of the Board in good faith to be immaterial to the operations of iHM, or any subsidiary or affiliate thereof, in the location in question. Mr. Hogan also is prohibited from using iHM’s confidential information at any time following the termination of his employment in competing, directly or indirectly, with iHM.

Mr. Hogan is entitled to reimbursement of reasonable attorneys’ fees and expenses and full indemnification from any losses related to any proceeding to which he may be made a party by reason of his being or having been an officer of iHM or any of its subsidiaries (other than any dispute, claim or controversy arising under or relating to his employment agreement).

GRANTS OF PLAN-BASED AWARDS

Stock Incentive Plans

2008 Executive Incentive Plan. Parent grants equity incentive awards to named executive officers and other eligible participants under the 2008 EIP adopted in connection with, and prior to, the consummation of the Merger. The 2008 EIP is intended to advance the interests of Parent and its affiliates by providing for the grant of stock-based and other incentive awards to the key employees and directors of, and consultants and advisors to, Parent or its affiliates who are in a position to make a significant contribution to the success of Parent and its affiliates.

The 2008 EIP allows for the issuance of restricted stock, restricted stock units, incentive and non-statutory stock options, cash awards and stock appreciation rights to eligible participants, who include the key employees of Parent and its subsidiaries in the case of incentive stock options, and the key employees and directors of, and consultants and advisors to, Parent or any of its affiliates in the case of other awards.

The 2008 EIP is administered by the Board. The Board determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2008 EIP. The Board also makes other determinations and interpretations necessary to carry out the purposes of the 2008 EIP. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Certain key participants who receive equity awards under the 2008 EIP are subject to additional restrictions on their ability to transfer the shares they receive pursuant to awards granted under the 2008 EIP. In addition, all participants in the 2008 EIP would be required to enter into a “lock up” or similar agreement with respect to the shares they receive pursuant to awards granted under the 2008 EIP in connection with a public offering of Parent’s shares on terms and conditions requested by Parent or its underwriters.

CCOH Stock Incentive Plans. CCOH grants equity incentive awards to named executive officers in our outdoor businesses and other eligible participants under the 2012 Stock Incentive Plan and, prior to obtaining stockholder approval of the 2012 Stock Incentive Plan on May 18, 2012, the 2005 Stock Incentive Plan (collectively, the “CCOH Stock Incentive Plan”). The CCOH Stock Incentive Plan is intended to facilitate the ability of CCOH to attract, motivate and retain employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities.

The CCOH Stock Incentive Plan allows for the issuance of restricted stock, incentive and non-statutory stock options, stock appreciation rights, director shares, deferred stock rights and other types of stock-based and/or performance-based awards to any present or future director, officer, employee, consultant or advisor of or to CCOH or its subsidiaries.

The CCOH Stock Incentive Plan is administered by CCOH’s Compensation Committee, except that the entire CCOH Board has sole authority for granting and administering awards to CCOH’s non-employee directors. The CCOH Compensation Committee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the CCOH Stock Incentive Plan. The CCOH Compensation Committee also makes other determinations and interpretations necessary to carry out the purposes of the CCOH Stock Incentive Plan. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Cash Incentive Plans

As discussed above, Parent historically has provided awards to Messrs. Pittman, Bressler, Hogan, Walls and Macri under the Parent Annual Incentive Plan and CCOH has provided awards to Mr. Eccleshare under the CCOH Annual Incentive Plan. In addition, Messrs. Bressler, Eccleshare and Macri were eligible to participate in additional bonus opportunities with respect to performance in 2014. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus” for a more detailed description of the iHeartMedia Annual Incentive Plan, the CCOH Annual Incentive Plan and the grant of awards to the named executive officers thereunder, as well as the additional bonus opportunities available to Messrs. Bressler, Eccleshare and Macri.

The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the year ended December 31, 2014.

Grants of Plan-Based Awards During 2014

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)	or Units (#)	Underlying Options (#)	Awards ($/Sh)	Awards(a) ($)
Robert W. Pittman	N/A (b)	—	1,795,068	3,590,136	—	—	—	—	—	—	—
	1/13/14(c)	—	—	—	—	250,000	—	100,000	—	—	700,000
	1/13/14(c)	—	—	—				271,739	—	—	2,701,086
Richard J. Bressler	N/A (b)	—	1,800,000	3,600,000	—	—	—	—	—	—	—
	N/A (b)	—	500,000	500,000	—	—	—	—	—	—	—
C. William Eccleshare	N/A (b)	—	1,000,000	2,000,000	—	—	—	—	—	—	—
	N/A (b)	—	300,000	300,000	—	—	—	—	—	—	—
John E. Hogan	N/A (b)	—	48,950	97,900	—	—	—	—	—	—	—
Robert H. Walls, Jr.	N/A (b)	—	750,000	1,500,000	—	—	—	—	—	—	—
Steven J. Macri	N/A (b)	—	640,000	1,280,000	—	—	—	—	—	—	—
	N/A (b)	—	320,000	320,000	—	—	—	—	—	—	—
	7/8/14(d)	—	—	—	—	12,500	—	12,500	—	—	101,875

(a)	The amounts in the table reflect the full grant date fair value of time-vesting restricted stock awards computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For assumptions made in the valuation, see footnote (b) to the Summary Compensation Table above.

(b)	Each of Messrs. Pittman, Bressler, Hogan, Walls and Macri was granted a cash incentive award by Parent under the Parent Annual Incentive Plan based on the achievement of pre-established performance goals. Pursuant to his severance agreement and general release, Mr. Hogan’s bonus was prorated for the portion of 2014 during which he served as our Chief Executive Officer—iHM. Mr. Eccleshare was granted a cash incentive award by CCOH under the CCOH Annual Incentive Plan based on the achievement of pre-established performance goals. In addition, each of Messrs. Bressler, Macri and Eccleshare were eligible to participate in an additional bonus opportunity with respect to Parent’s 2014 performance in the case of Messrs. Bressler and Macri and CCOH’s 2014 performance in the case of Mr. Eccleshare. For 2014, Mr. Bressler had the opportunity to earn up to $500,000 from Parent under his additional bonus opportunity and earned $400,000 based on 2014 performance, which will be paid at the same time as annual incentive bonus payments are paid in 2017 if Mr. Bressler remains employed at that time. Mr. Macri had the opportunity to earn up to $320,000 from Parent under his additional bonus opportunity and earned the full $320,000 based on his 2014 performance, which will be paid at the same time as annual incentive bonus payments are paid in 2017 if Mr. Macri remains employed at that time. Mr. Eccleshare had the opportunity to earn up to $300,000 from CCOH under his additional bonus opportunity and earned $255,000 based on 2014 performance, of which $85,000 was paid at the end of February 2015 and is included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table, and the remaining $170,000 of which will be paid in equal installments of $85,000 each at the same time as the annual incentive bonus payments are paid generally in 2016 and 2017 if Mr. Eccleshare remains employed at that time. For further discussion of the 2014 cash incentive awards, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(c)	On January 13, 2014, Mr. Pittman received a restricted stock award with respect to 350,000 shares of Parent’s Class A common stock under the 2008 EIP. The restricted stock will vest as follows: (1) 100,000 shares of the award is time-vesting, with 50% vesting on December 31, 2017 and 50% vesting on December 31, 2018; and (2) 250,000 shares of the award will vest only if the Sponsors receive a 100% return on their investment in Parent in the form of cash returns. On January 13, 2014, Mr. Pittman also received a restricted stock award with respect to 271,739 shares of CCOH’s Class A common stock under the 2012 Stock Incentive Plan. The restricted stock will vest with respect to 50% of the shares on December 31, 2016 and 50% of the shares on December 31, 2017. For further discussion of Mr. Pittman’s awards, see “Compensation Discussion and Analysis-Elements of Compensation-Long Term Incentive Compensation.”

(d)

On July 8, 2014 Mr. Macri received a restricted stock award with respect to 25,000 shares of Parent’s Class A common stock under the 2008 EIP. The restricted stock will vest as follows: (1) 12,500 shares of the award is time-vesting, with 20% vesting on each of the first, second, third, fourth and fifth anniversaries of the grant date; (2) 12,500 shares of the award will vest only if the Sponsors receive a 100% return on their investment in Parent in the form of cash returns. For further discussion of Mr. Macri’s award, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding equity awards of the named executive officers at December 31, 2014.

Outstanding Equity Awards at December 31, 2014

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option	Option	Number of Shares or Units of Stock That	Market Value of Shares or Units of Stock That	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That
Name	(#) Exercisable	(#) Unexercisable	Exercise Price ($)	Expiration Date	Have Not Vested (#)	Have Not Vested(a) ($)	Not Vested (#)	Have Not Vested(a) ($)
Robert W. Pittman	378,000(b)	252,000(b)	36.00	10/02/21	—	—	—	—
	—	—	—	—	100,000(c)	735,000	100,000(c)	735,000
	—	—	—	—	100,000(d)	735,000	250,000(d)	1,837,500
	—	—	—	—	271,739(e)	2,877,716	—	—
Richard J. Bressler	—	—	—	—	200,000(f)	1,470,000	660,000(f)	4,851,000
	—	—	—	—	271,739(g)	2,877,716	—	—
C. William Eccleshare	202,813(h)	—	4.05	09/10/19	—	—	—	—
	62,094(i)	—	3.48	02/24/20	—	—	—	—
	63,583(j)	—	4.31	09/10/20	—	—	—	—
	15,360(k)	—	7.66	12/13/20	—	—	—	—
	67,500(l)	22,500(l)	8.97	02/21/21	—	—	—	—
	45,000(m)	45,000(m)	7.90	03/26/22	—	—	—	—
	—	—	—	—	379,747(n)	4,021,521	126,582(n)	1,340,503
John E. Hogan	—	—	—	—	—	—	—	—
Robert H. Walls, Jr.	—	—	—	—	18,000(o)	132,300	30,000(o)	220,500
	—	—	—	—	253,164(p)	2,681,007	—	—
Steven J. Macri	—	—	—	—	40,000(q)	294,000	50,000(q)	367,500
	—	—	—	—	12,500(r)	91,875	12,500(r)	91,875

(a)	For equity awards with respect to the Class A common stock of Parent, this value is based upon the closing sale price of Parent’s Class A common stock on December 31, 2014 of $7.35. For equity awards with respect to the Class A common stock of CCOH, this value is based upon the closing sale price of CCOH’s Class A common stock on December 31, 2014 of $10.59.

(b)	Options to purchase 166,000 shares of Parent’s Class A common stock vested on each of October 2, 2012 and October 2, 2013. However, in connection with his amended and restated employment agreement, Parent and Mr. Pittman amended this stock option on January 13, 2014 to terminate and forfeit 200,000 of the options. The termination and forfeiture applied ratably such that, as of December 31, 2014, 378,000 of the options were vested and 252,000 of the options vest ratably on the fourth and fifth anniversary of the October 2, 2011 grant date.

(c)	This unvested restricted stock award representing 200,000 shares of Parent’s Class A common stock vests as follows: (1) 50% of the award is time-vesting, with 50% vesting on each of October 15, 2016 and October 15, 2017; and (2) 50% of the award will vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns.

(d)	This unvested restricted stock award representing 350,000 shares of Parent’s Class A common stock vests as follows: (1) 100,000 shares of the award is time-vesting, with 50% vesting on December 31, 2017 and 50% vesting on December 31, 2018; and (2) 250,000 shares of the award will vest only if the Sponsors receive a 100% return on their investment in iHeartMedia in the form of cash returns.

(e)	This unvested restricted stock award representing 271,739 shares of CCOH’s Class A common stock vests 50% on each of the December 31, 2016 and December 31, 2017.

(f)	This unvested restricted stock award representing 860,000 shares of Parent’s Class A common stock vests as follows: (1) 200,000 shares of the award is time-vesting, with 25% vesting annually beginning July 29, 2015; (2) 360,000 shares of the award will vest only if the Sponsors receive a 100% return on their investment in Parent in the form of cash returns; and (3) 300,000 shares of the award will vest on a pro rata basis (using straight line linear interpolation) only if the Sponsors receive between 200% and 278% return on their investment in Parent in the form of cash returns.

(g)	This unvested restricted stock award representing 271,739 shares of CCOH’s Class A common stock vests 50% on each of the July 29, 2016 and July 29, 2017.

(h)	Options to purchase 202,813 shares of CCOH’s Class A common stock vested as follows: (1) options with respect to 48,062 shares vested on September 10, 2010; (2) options with respect to 74,736 shares vested on September 10, 2011; (3) options with respect to 40,006 shares vested on September 10, 2012; and (4) options with respect to 40,009 shares vested on September 10, 2013.

(i)	Options to purchase 62,094 shares of CCOH’s Class A common stock vest as follows: (1) options with respect to 15,523 shares vested on February 24, 2011; (2) options with respect to 15,524 shares vested on February 24, 2012; (3) options with respect to 15,523 shares vested on February 24, 2013; and (4) options with respect to 15,524 shares vested on February 24, 2014.

(j)	Options to purchase 63,583 shares of CCOH’s Class A common stock vest as follows: (1) options with respect to 15,895 shares vested on September 10, 2011; (2) options with respect to 15,896 shares vested on September 10, 2012; (3) options with respect to 15,895 vested on September 10, 2013; and (4) options with respect to 15,897 shares vested on September 10, 2014.

(k)	Options to purchase 15,360 shares of CCOH’s Class A common stock vested in three equal annual installments beginning on September 10, 2011.

(l)	Options to purchase 22,500 shares of CCOH’s Class A common stock vested on each of February 21, 2012, February 21, 2013 and February 21, 2014. The remaining options vest on February 21, 2015.

(m)	Options to purchase 22,500 shares of CCOH’s Class A common stock vested on each of March 26, 2013 and March 26, 2014. The remaining options vest in two equal annual installments, beginning on March 26, 2015.

(n)	This unvested restricted stock unit award representing 506,329 shares of CCOH’s Class A common stock vests as follows: (1) 379,747 of the units are time-vesting, with 189,873 vesting on January 24, 2015 and 189,874 vesting on January 24, 2016; and (2) 126,582 of the units will vest upon CCOH achieving an OIBDAN equal to or greater than the OIBDAN target indicated below for the years set forth below:

Performance Vesting Schedule
Year	OIBDAN target
2013	907
2014	1,009
2015	1,085
2016	1,166

(o)	This unvested restricted stock award representing 48,000 shares of Parent’s Class A common stock vests as follows: (1) 18,000 shares of the award vest in three equal annual installments beginning on October 15, 2015; and (2) 30,000 shares of the award will vest only if the Sponsors receive a 100% return on their investment in Parent in the form of cash returns.

(p)	This unvested restricted stock unit award representing 253,164 shares of CCOH’s Class A common stock vests 50% on each of March 26, 2015 and March 26, 2016.

(q)	This unvested restricted stock award representing 90,000 shares of Parent’s Class A common stock vests as follows: (1) 40,000 shares of the award vest in four equal annual installments beginning on October 7, 2015; and (2) 50,000 shares of the award will vest only if the Sponsors receive a 100% return on their investment in Parent in the form of cash returns.

(r)	This unvested restricted stock award representing 25,000 shares of Parent’s Class A common stock vests as follows: (1) 12,500 shares of the award vest in five equal annual installments beginning on July 8, 2015; and (2) 12,500 shares of the award will vest only if the Sponsors receive a 100% return on their investment in Parent in the form of cash returns.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by and stock vesting for the named executive officers during the year ended December 31, 2014.

Option Exercises and Stock Vested During 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(a) (#)	Value Realized on Vesting(b) ($)
Robert W. Pittman	—	—	—	—
Richard J. Bressler	—	—	50,000	422,000
C. William Eccleshare	—	—	—	—
John E. Hogan	—	—	93,076	632,917
Robert H. Walls, Jr.	—	—	28,500	208,575
Steven J. Macri	—	—	10,500	86,500

(a)	Represents the gross number of shares acquired on vesting of Parent restricted stock by Messrs. Bressler, Hogan, Walls and Macri without taking into account any shares withheld to satisfy applicable tax obligations.
(b)	Represents the value of the vested restricted stock or restricted stock units, as applicable, calculated by multiplying (1) the number of vested shares of restricted stock or the number of vested restricted stock units, as applicable, by (2) the closing price on the vesting date or, if the vesting date is not a trading day, the previous trading day. For Mr. Hogan, pursuant to his severance agreement, the Company repurchased 83,938 of these shares at a price of $7.10 per share for a total value of $595,960.

PENSION BENEFITS

Parent, iHeartCommunications and CCOH do not have any pension plans in which the named executive officers participate.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Parent historically has offered a nonqualified deferred compensation plan for its highly compensated executives, pursuant to which participants could make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. Any matching credits on amounts deferred would be made in Parent’s sole discretion and Parent retains ownership of all assets until distributed. Participants in the plan could allocate their deferrals and any Parent matching credits among different investment options, the performance of which would be used to determine the amounts to be paid to participants under the plan.

The committee that administers the nonqualified deferred compensation plan decided to suspend all salary and bonus deferral contributions and company matching contributions for the 2010 plan year and all succeeding plan years until reinstated by such committee.

Payments under the plan must begin upon separation from service, death, disability or change in control; however, key employees generally must wait six months after separation from service for distributions to begin. Payments will be made in accordance with the participant’s elections if the participant reaches retirement under the plan (age 65, or age 55 and 10 years of service) and has an account balance of $25,000 or more. If a participant terminates employment and does not meet both of these criteria, the participant’s account balance will be distributed on the 10th of the month on or following 60 days after termination. Distributions due to financial hardship (as determined by Parent’s Compensation Committee) are permitted, but other unscheduled withdrawals are not allowed. In the event of a change in control, all deferral account balances will be distributed in a lump sum as soon as administratively feasible. None of the named executive officers currently participates in the plan.

POTENTIAL POST-EMPLOYMENT PAYMENTS

The following narrative and table describe the potential payments or benefits upon termination, change in control or other post-employment scenarios for each of our named executive officers (other than Mr. Hogan), using an assumed December 31, 2014 trigger event for each scenario. In the case of Mr. Hogan, the narrative and table describe the actual payments and benefits provided to Mr. Hogan in connection with his retirement on January 13, 2014.

Robert W. Pittman

Termination by Parent for Cause, by Mr. Pittman without Good Cause or Upon Non-Renewal of the Agreement by Mr. Pittman. Robert W. Pittman’s employment agreement provides for the following payments and benefits upon termination by us for “Cause,” by Mr. Pittman without “Good Cause” or due to the non-renewal of the agreement by Mr. Pittman.

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Pittman constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Pittman of his duties under the agreement (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days after written notice; (3) Mr. Pittman’s refusal or failure to follow lawful directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days after written notice; (4) a criminal conviction of, or plea of nolo contendere by, Mr. Pittman for a felony or material violation of any securities law including, without limitation, a conviction of fraud, theft or embezzlement or a crime involving moral turpitude; (5) a material breach of the agreement by Mr. Pittman; or (6) a material violation by Mr. Pittman of Parent’s employment policies regarding harassment. In the case of (1), (3), (5) or (6), those acts will not constitute Cause unless Mr. Pittman has been given written notice specifying the conduct qualifying for Cause and Mr. Pittman fails to cure within 15 business days after receipt of the notice.

The term “Good Cause” includes, subject to certain exceptions: (1) a repeated willful failure by Parent to comply with a material term of the agreement after written notice by Mr. Pittman specifying the alleged failure; (2) a substantial and adverse change in Mr. Pittman’s position, material duties, responsibilities or authority; or (3) a material reduction in Mr. Pittman’s base salary, performance bonus opportunity or additional bonus opportunity. To terminate for Good Cause, Mr. Pittman must provide Parent with 30 days notice, after which Parent has 15 days to cure.

If Parent terminates Mr. Pittman’s employment for Cause, Parent will pay Mr. Pittman a lump sum cash payment equal to Mr. Pittman’s accrued and unpaid base salary through the date of termination and any payments to which he may be entitled under applicable employee benefit plans (“Accrued Amounts”). If Mr. Pittman terminates his employment without Good Cause or elects not to renew his employment agreement, Parent will pay Mr. Pittman a lump sum cash payment equal to his Accrued Amounts and any earned but unpaid annual bonus with respect to a previous year (“Earned Prior Year Annual Bonus”).

Termination by Parent without Cause, by Mr. Pittman for Good Cause, Upon Non-Renewal of the Agreement by Parent or Upon Change in Control. If Parent terminates Mr. Pittman’s employment without Cause, if Mr. Pittman terminates his employment for Good Cause or if Parent gives Mr. Pittman a notice of non-renewal, Mr. Pittman will receive a lump-sum cash payment equal to his Accrued Amounts and any Earned Prior Year Annual Bonus. In addition, provided he signs and returns a release of claims in the time period required, Parent will: (1) pay Mr. Pittman, over a period of two years, an amount equal to two times the sum of his base salary and target bonus; (2) reimburse Mr. Pittman for all COBRA premium payments paid by Mr. Pittman for continuation of healthcare coverage during the 18-month period following the date of Mr. Pittman’s termination; and (3) pay Mr. Pittman a prorated annual bonus with respect to the days he was employed in the year that includes the termination, calculated as if he had remained employed through the normal payment date (“Prorated Annual Bonus”). Mr. Pittman’s employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Pittman will be entitled to the benefits described for a termination without Cause.

Termination due to Death or Disability. If Mr. Pittman is unable to perform his duties under the agreement on a full-time basis for more than 180 days in any 12-month period, Parent may terminate his employment. If Mr. Pittman’s employment is terminated due to death or disability, Parent will pay to Mr. Pittman or his designee or estate: (1) a lump sum cash payment equal to his Accrued Amounts; (2) any Earned Prior Year Annual Bonus; and (3) a Prorated Annual Bonus. If a release of claims is signed and returned in the time period required, Parent will reimburse Mr. Pittman or his estate for all COBRA premium payments paid by Mr. Pittman or his estate for continuation of healthcare coverage during the 18-month period following Mr. Pittman’s date of termination.

Impact of Termination on October 2, 2011 and October 15, 2012 Equity Awards. Except as described below, upon termination of Mr. Pittman’s employment, all of his outstanding and unvested Parent stock options granted on October 2, 2011 and restricted stock granted on October 15, 2012 will be cancelled. If Mr. Pittman’s employment is terminated by Parent without Cause or by Mr. Pittman for Good Cause within 12 months after a change of control of Parent where the Sponsors do not receive cash as a direct result of such transaction in an amount equal to at least 75% of their equity interest in Parent immediately prior to the transaction, his unvested options will vest and become immediately exercisable. If Mr. Pittman’s employment is terminated by Parent without Cause or by Mr. Pittman for Good Cause (in circumstances other than as described in the previous sentence), the portion of his unvested options that would have vested within 12 months after the date of termination will vest on the date of termination and become immediately exercisable. Upon termination of his employment due to death or disability, Mr. Pittman’s vested stock options will continue to be exercisable for the shorter of one year or the remaining 10-year term of the options. In the case of any termination of employment for a reason other than death or disability, Mr. Pittman’s vested stock options will continue to be exercisable for the shorter of six months or the remaining 10-year term of the options. If both of the following conditions occur during the six-month period after termination of Mr. Pittman’s employment, the period in which to exercise a vested option will be extended by an additional six months (in no event beyond the 10-year term of the options): (1) the average closing value of the Dow Jones Industrial Average for the 10 consecutive trading days immediately prior to the date the options would otherwise expire pursuant to the previous two sentences (the “Exercise Measurement Period”) is at least 20% less than for the 10 consecutive trading days ending on the date Mr. Pittman’s employment terminated (the “Base Measurement Period”) and (2) the average closing price of the Class A common stock as reported on the principle exchange on which it is listed for trading during the Exercise Measurement Period is at least 25% less than the average closing price of the Class A common stock reported on such exchange for the Base Measurement Period. If Mr. Pittman’s employment is terminated by Parent without Cause within 12 months after a change of control, his time-vesting Parent restricted stock granted on October 15, 2012 will vest.

On January 13, 2014, Mr. Pittman and Parent amended and restated Mr. Pittman’s employment agreement, providing certain additional benefits to Mr. Pittman, as described below.

Impact of Termination on Equity Awards Granted on January 13, 2014. In connection with Mr. Pittman’s amended and restated employment agreement, he was granted awards of restricted stock by Parent and CCOH on January 13, 2014.

The Parent restricted stock award granted on January 13, 2014 is divided into the Tranche 1 Shares and the Tranche 2 Shares. The Tranche 1 Shares will: (1) continue to vest in accordance with the terms of the award agreement upon a Change in Control (as defined in the award agreement); (2) vest with respect to 50,000 shares in the event Mr. Pittman’s employment is terminated by Parent without Cause, because Parent does not renew his employment agreement or because of Mr. Pittman’s death or disability (each, a “Good Leaver Termination”); and (3) vest with respect to 100% of any unvested shares if a Good Leaver Termination occurs within 90 days of a Change in Control. The Tranche 2 Shares will: (1) in the case of a Good Leaver Termination, be subject to continued

vesting for the six-month period following such termination in accordance with the Qualifying Return to Investor metrics set forth in the award agreement; (2) in the case of a Standalone CIC (defined as a Change in Control that the Board determines is not effected by an entity with material operating assets and after which the business and assets of Parent continue on a standalone basis materially consistent with immediately prior to the Change in Control), be converted to a dollar vesting schedule such that the Tranche 2 Shares will vest, if at all, at 100% on the date that the Fair Market Value (as defined in the award agreement) of one share of Parent’s Class A common stock reaches $36; (3) in the case of a Good Leaver Termination that occurs during the 18-month period following a Standalone CIC, vest as to 75% of any unvested Tranche 2 Shares if such Standalone CIC takes place prior to the first anniversary of the grant date; vest as to 50% of any unvested Tranche 2 Shares if such Standalone CIC takes place on or after the first anniversary of the grant date but prior to the second anniversary of the grant date; and vest as to 25% of any unvested Tranche 2 if such Standalone CIC takes place on or after the second anniversary of the grant date but prior to the fifth anniversary of the grant date; and (4) in the case of a Change of Control that is not a Standalone CIC, vest as to 75% of any unvested Tranche 2 Shares if such Change in Control takes place prior to the first anniversary of the grant date; vest as to 50% of any unvested Tranche 2 Shares if such Change in Control takes place on or after the first anniversary of the grant date but prior to the second anniversary of the grant date; and vest as to 25% of any unvested Tranche 2 Shares if such Change in Control takes place on or after the second anniversary of the grant date but prior to the third anniversary of the grant date. Any unvested shares that do not vest as described above will terminate on the date his employment terminates.

With respect to the CCOH restricted stock, in the event that Mr. Pittman’s employment with Parent and its subsidiaries is terminated by Parent for a reason other than Cause or by Mr. Pittman for Good Cause, 50% of any shares of CCOH restricted stock that would otherwise vest within 12 months after such termination will remain outstanding and vest on the date such shares would otherwise have vested, except that if such termination occurs during the 90-day period prior to or the 12-month period following a Change in Control (as defined in the award agreement), 100% of any unvested CCOH restricted stock will vest upon the consummation of such Change in Control (or on the termination date in the case of a termination following a Change in Control). If Mr. Pittman ceases to be Executive Chairman of the Board of CCOH but continues to be employed by Parent, all unvested shares of CCOH restricted stock outstanding as of such termination will be converted into a number of shares of restricted stock of iHeartMedia having an aggregate Fair Market Value (as defined in Parent’s Stock Incentive Plan) equal to the aggregate Fair Market Value of such unvested shares, in each case, as of the date of such termination, with such Parent restricted stock vesting on the terms and conditions as are set forth in the CCOH award agreement (substituting Parent for CCOH). In the event of Mr. Pittman’s termination of employment or service from Parent for any other reason, then all unvested shares of CCOH restricted stock will be immediately forfeited.

Gross-Up Provisions under Mr. Pittman’s January 13, 2014 Amended and Restated Employment Agreement. Mr. Pittman’s amended and restated employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any Company Payments received by Mr. Pittman are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are applicable and Mr. Pittman declines to submit such excess parachute payments for approval by Parent’s stockholders, Parent will pay to Mr. Pittman an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Pittman will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on the gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in Mr. Pittman’s employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

In the event that Mr. Pittman’s employment is terminated due to his death, disability or retirement, Parent will pay him a lump sum amount equal to any taxes paid by Mr. Pittman in accordance with Section 83(b) of the Code with respect to the Parent restricted stock awarded on January 13, 2014 that, at the time of such death, disability or retirement, remains unvested. For purposes of Mr. Pittman’s employment agreement, retirement is deemed to occur if, for the 12-month period following Mr. Pittman’s termination by reason of non-renewal of the employment agreement by either party (excluding termination by Parent for Cause or due to disability) or by Mr. Pittman without Good Cause, Mr. Pittman does not commence employment with or provide significant services as an advisor or consultant to Parent or any unaffiliated companies.

Richard J. Bressler

Termination by Parent for Cause, by Mr. Bressler without Good Cause or Upon Non-Renewal of the Agreement by Mr. Bressler. Richard J. Bressler’s employment agreement provides for the following payments and benefits upon termination by us for “Cause,” by Mr. Bressler without “Good Cause” or due to the non-renewal of the agreement by Mr. Bressler.

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Bressler constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Bressler of his duties under the agreement (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days after written notice; (3) Mr. Bressler’s refusal or failure to follow lawful directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days after written notice; (4) a criminal conviction of, or plea of nolo contendere by, Mr. Bressler for a felony or material violation of any securities law including, without limitation, a conviction of fraud, theft or embezzlement or a crime involving moral turpitude; (5) a material breach of the agreement by Mr. Bressler; or (6) a material violation by Mr. Bressler of Parent’s employment policies regarding harassment. In the case of (1), (3), (5) or (6), those acts will not constitute Cause unless Mr. Bressler has been given written notice specifying the conduct qualifying for Cause and Mr. Bressler fails to cure within 15 business days after receipt of the notice.

The term “Good Cause” includes, subject to certain exceptions: (1) a repeated willful failure by Parent to comply with a material term of the agreement after written notice by Mr. Bressler specifying the alleged failure; (2) a substantial and adverse change in Mr. Bressler’s position, material duties, responsibilities or authority; or (3) a material reduction in Mr. Bressler’s base salary, performance bonus opportunity or additional bonus opportunity. The removal of Mr. Bressler from the position of Chief Financial Officer of CCOH will not constitute Good Cause. To terminate for Good Cause, Mr. Bressler must provide Parent with 30 days notice, after which Parent has 30 days to cure.

If Parent terminates Mr. Bressler’s employment for Cause, Parent will pay Mr. Bressler a lump sum cash payment equal to Mr. Bressler’s Accrued Amounts. If Mr. Bressler terminates his employment without Good Cause or elects not to renew his employment agreement, Parent will pay Mr. Bressler a lump sum cash payment equal to his Accrued Amounts and any earned but unpaid annual bonus and additional bonus opportunity with respect to a previous year (“Earned Prior Year Annual and Additional Bonus”).

Termination by Parent without Cause, by Mr. Bressler for Good Cause, Upon Non-Renewal of the Agreement by Parent or Upon Change in Control. If Parent terminates Mr. Bressler’s employment without Cause, if Mr. Bressler terminates his employment for Good Cause or if Mr. Bressler’s employment is terminated following Parent’s notice of non-renewal after the initial term of the employment agreement, Parent will pay to Mr. Bressler a lump sum amount equal to: (1) Mr. Bressler’s Accrued Amounts; and (2) any Earned Prior Year Annual and Additional Bonus. In addition, provided he signs and returns a release of claims in the time period required, Parent will: (1) pay to Mr. Bressler, in periodic ratable installment payments twice per month over a period of 18 months following the date of termination, an aggregate amount equal to 1.5 times the sum of Mr. Bressler’s base salary and target annual bonus; (2) reimburse Mr. Bressler for all COBRA premium payments paid by Mr. Bressler for continuation of healthcare coverage during the 18-month period following the date of Mr. Bressler’s termination; (3) pay to Mr. Bressler a Prorated Annual Bonus; and (4) pay to Mr. Bressler a prorated bonus under his additional bonus opportunity, based on actual results for such year (the “Prorated Additional Bonus”).

Termination due to Death or Disability. If Mr. Bressler is unable to perform his duties under the agreement on a full-time basis for more than 180 days in any 12 month period, Parent may terminate his employment. If Mr. Bressler’s employment is terminated due to death or disability, Parent will pay to Mr. Bressler or to his designee or estate: (1) a lump sum equal to Mr. Bressler’s Accrued Amounts; (2) any Earned Prior Year Annual and Additional Bonus; (3) Mr. Bressler’s Prorated Annual Bonus; and (4) Mr. Bressler’s Prorated Additional Bonus. If a release of claims is signed and returned in the time period required, Parent will reimburse Mr. Bressler or his estate for all COBRA premium payments paid by Mr. Bressler or his estate for continuation of healthcare coverage during the 18-month period following Mr. Bressler’s date of termination.

Gross-Up Provisions. Mr. Bressler’s employment agreement contains a 280G “gross-up” provision that applies in certain circumstances in which any Company Payments received by Mr. Bressler are deemed to be “excess parachute payments” subject to excise taxes under Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are applicable and Mr. Bressler declines to submit the excess parachute payments for approval by Parent’s stockholders, Parent will pay to Mr. Bressler an amount equal to the excise tax imposed by Section 4999 of the Code. If, at the time any excise tax is imposed, the Cleansing Vote Rules are not applicable, Mr. Bressler will be entitled to a gross-up payment equal to (1) the excise tax and (2) any U.S. Federal, state and local income or payroll tax imposed on the gross-up payment (excluding any U.S. Federal, state and local income or payroll taxes otherwise imposed on the Company Payments); provided that if the Company Payments are found to be equal to or less than 110% of the “safe harbor” amount referenced in Mr. Bressler’s employment agreement, the Company Payments will be reduced to equal the safe harbor amount, such that no excise tax will be imposed by Section 4999 of the Code.

Impact of Termination on Equity Awards. In connection with Mr. Bressler’s employment agreement, he was granted awards of restricted stock by Parent and CCOH on July 29, 2013.

The Parent award of 910,000 restricted shares of Parent’s Class A common stock is divided into three tranches consisting of: (1) 250,000 shares (the “Bressler Tranche 1 Shares”); (2) 360,000 shares (the “Bressler Tranche 2 Shares”); and 300,000 shares (the “Bressler Tranche 3 Shares”). The Bressler Tranche 1 Shares will: (1) continue to vest in accordance with the terms of the award agreement upon a Change in Control (as defined in the award agreement); (2) vest with respect to 50,000 shares in the event of a Good Leaver Termination; and (3) vest with respect to 100% of any unvested shares if a Good Leaver Termination occurs within the 90-day period prior to a Change in Control or following a Change in Control. The Bressler Tranche 2 Shares and Bressler Tranche 3 Shares will: (1) in the case of a Good Leaver Termination, be subject to continued vesting for the six-month period following such termination in accordance with the Qualifying Return to Investor metrics set forth in the award agreement; (2) in the case of a Standalone CIC, be converted to a dollar vesting schedule such that the Bressler Tranche 2 Shares will vest, if at all, at 100% on the date that the Fair Market Value (as defined in the award agreement) of one share of Parent’s Class A common stock reaches $36, and the Bressler Tranche 3 Shares will vest, if at all, on a pro rated basis (using straight line linear interpolation) upon the achievement, if any, of a Fair Market Value of Parent Class A common stock of between $72 and $100.08; (3) in the case of a Good Leaver Termination that occurs during the 18-month period following a Standalone CIC, vest as to 75% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Standalone CIC takes place prior to the first anniversary of the grant date; vest as to 50% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Standalone CIC takes place on or after the first anniversary of the grant date but prior to the second anniversary of the grant date; and vest as to 25% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Standalone CIC takes place on or after the second anniversary of the grant date but prior to the fifth anniversary of the grant date; and (4) in the case of a Change of Control that is not a Standalone CIC, vest as to 75% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Change in Control takes place prior to the first anniversary of the grant date; vest as to 50% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Change in Control takes place on or after the first anniversary of the grant date but prior to the second anniversary of the grant date; and vest as to 25% of any unvested Bressler Tranche 2 Shares and Bressler Tranche 3 Shares if such Change in Control takes place on or after the second anniversary of the grant date but prior to the third anniversary of the grant date. Any unvested shares that do not vest as described above will terminate on the date his employment terminates.

On July 29, 2013, CCOH granted Mr. Bressler 271,739 restricted shares of Class A common stock of CCOH. In the event of Mr. Bressler’s termination of employment or service for any reason, then, except as otherwise provided in the award agreement, all unvested shares of CCOH restricted stock will be immediately forfeited. In the event that Mr. Bressler’s employment with Parent, CCOH and its subsidiaries is terminated by Parent or CCOH for a reason other than Cause or by Mr. Bressler for Good Cause, 50% of any shares of CCOH restricted stock that would otherwise vest within 12 months after such termination will remain outstanding and vest on the date such shares would otherwise have vested, except that if such termination occurs during the 90-day period prior to or the 12-month period following a Change in Control (as defined in the award agreement), 100% of any unvested CCOH restricted stock will vest upon the consummation of such Change in Control (or on the termination date in the case of a termination following a Change in Control). If Mr. Bressler ceases to be employed by CCOH and its subsidiaries by reason of termination by CCOH with or without Cause or at the written request of Parent but continues to be employed by Parent, all unvested shares of CCOH restricted stock outstanding as of such termination will be converted into a number of shares of restricted stock of Parent having an aggregate Fair Market Value (as defined in the 2008 EIP) equal to the aggregate Fair Market Value of such unvested shares, in each case, as of the date of such termination, with such Parent restricted stock vesting on the terms and conditions as are set forth in the CCOH award agreement (substituting Parent for CCOH).

C. William Eccleshare

Termination by CCOH for Cause or by Mr. Eccleshare without Good Reason. Mr. Eccleshare’s employment agreement provides for the following payments and benefits upon termination by CCOH for “Cause” or by Mr. Eccleshare without “Good Reason.”

Under the agreement, “Cause” is defined as: (1) conduct by Mr. Eccleshare constituting a material act of willful misconduct in connection with the performance of his duties; (2) continued, willful and deliberate non-performance by Mr. Eccleshare of his duties (other than by reason of physical or mental illness, incapacity or disability) where such non-performance has continued for more than 15 business days following written notice of such non-performance; (3) Mr. Eccleshare’s refusal or failure to follow lawful and reasonable directives consistent with his job responsibilities where such refusal or failure has continued for more than 15 business days following written notice of such refusal or failure; (4) a criminal conviction of, or a plea of nolo contendere by, Mr. Eccleshare for a felony or material violation of any securities law including, without limitation, conviction of fraud, theft or embezzlement or a crime involving moral turpitude; (5) a material breach by Mr. Eccleshare of any of the provisions of his employment agreement; or (6) a material violation by Mr. Eccleshare of CCOH’s employment policies regarding harassment; provided, however, that Cause shall not exist under clauses (1), (2), (3), (5) or (6) unless Mr. Eccleshare has been given written notice specifying the act, omission or circumstances alleged to constitute Cause and he fails to cure or remedy such act, omission or circumstances within 15 business days after receipt of such notice.

The term “Good Reason” includes: (1) a change in Mr. Eccleshare’s reporting line; (2) a material change in his titles, duties or authorities (other than if, after a restructuring or reorganization of CCOH or a sale or spinoff of all or a portion of CCOH’s operations, Mr. Eccleshare continues as Chairman and Chief Executive Officer—Clear Channel International of CCOH or Clear Channel International (or either of their respective successors)); (3) a reduction in Mr. Eccleshare’s base salary or target bonus, other than an across-the-board reduction applicable to all senior executive officers of CCOH; (4) a required relocation within the domestic United States of more than 50 miles of his primary place of employment; or (5) a material breach by CCOH of the terms of the employment agreement. To terminate for Good Reason, Mr. Eccleshare must provide CCOH with 30 days notice, after which CCOH has 30 days to cure. Pursuant to the Eccleshare Amendment, Mr. Eccleshare may not trigger Good Reason as a result of the change in position and duties related to the Eccleshare Amendment for a period of one (1) year after the effective date of the Eccleshare Amendment, after which Mr. Eccleshare can exercise the right to trigger Good Reason as a result of the change in position and duties related to the Eccleshare Amendment for thirty (30) days as provided for and in accordance with the terms of his Prior Employment Agreement.

If Mr. Eccleshare’s employment is terminated by CCOH for Cause or by Mr. Eccleshare without Good Reason, CCOH will pay to Mr. Eccleshare his Accrued Amounts. In addition, if Mr. Eccleshare terminates his employment without Good Reason and he signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare any Earned Prior Year Annual and Additional Bonus and, if CCOH terminates Mr. Eccleshare’s employment after receipt of Mr. Eccleshare’s notice of termination, CCOH will pay any base salary for the remaining portion of the 90-day advance notice period.

If Mr. Eccleshare is terminated for Cause, his CCOH stock options will be cancelled and any unvested CCOH restricted stock units will be forfeited. If Mr. Eccleshare terminates his employment without Good Reason, any unvested CCOH stock options will be cancelled, he will have three months to exercise any vested CCOH stock options and any unvested CCOH restricted stock units will be forfeited. If his employment is terminated due to retirement (resignation from employment when the sum of his full years of age and full years of service equals at least 70, and he is at least 60 years of age with five full years of service at the time), all of his issued CCOH stock options will continue to vest for the shorter of five years or the remainder of their original 10-year terms, and any unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination by CCOH without Cause, by Mr. Eccleshare for Good Reason, Upon Non-Renewal of the Agreement by CCOH or Upon Change in Control. If CCOH terminates Mr. Eccleshare’s employment without Cause (and not by reason of disability), if CCOH does not renew the initial term or any subsequent renewal terms of the employment agreement or if Mr. Eccleshare terminates his employment for Good Reason, CCOH will pay to Mr. Eccleshare any Accrued Amounts. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will: (1) pay to Mr. Eccleshare a severance payment in an amount equal to 120% of his then-applicable base salary and 100% of his then-applicable target annual bonus in respect of the year of termination (the “Severance Payment”), with such Severance Payment to be paid in equal monthly installments for a period of 12 months after such termination; (2) reimburse his family’s reasonable relocation expenses from New York City to London that are incurred within 12 months after his termination, including reimbursement of the New York City apartment lease breakage fee (the “Relocation Fee”); (3) pay to Mr. Eccleshare any Earned Prior Year Annual and Additional Bonus; (4) pay to Mr. Eccleshare a Prorated Annual Bonus; and (5) provide for him and his dependents continued participation in CCOH’s group health plan that covers Mr. Eccleshare at CCOH’s expense for a period of three months as long as he timely elects continued coverage and continues to pay copayment premiums at the same level and cost as Mr. Eccleshare paid immediately prior to the termination (the “COBRA Coverage Benefit”). If Mr. Eccleshare violates the non-competition, non-interference or non-solicitation covenants contained in the employment agreement (after being provided a 10-day cure opportunity to the extent such violation is curable), Mr. Eccleshare will forfeit any right to the pro rata portion of the Severance Payment for the number of months remaining in the 18-month non-compete period after termination. In addition, no Relocation Fee or COBRA Coverage Benefit will be paid in the event of a violation of the non-competition, non-interference or non-solicitation covenants contained in the employment agreement (after being provided a 10-day cure opportunity to the extent such violation is curable) and Mr. Eccleshare will reimburse CCOH for any Relocation Fee and/or COBRA Coverage Benefit already paid.

Furthermore, in the event that Mr. Eccleshare’s employment is terminated by CCOH without Cause or by Mr. Eccleshare for Good Reason, his unvested CCOH restricted stock units awarded on July 26, 2012 will vest, his unvested CCOH stock options will be cancelled and his vested CCOH stock options will continue to be exercisable for three months. Mr. Eccleshare’s employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Eccleshare will be entitled to the benefits described for a termination without Cause. Mr. Eccleshare’s unvested CCOH stock options and CCOH restricted stock units will vest upon a change in control, with or without termination.

Termination due to Disability. If Mr. Eccleshare is unable to perform the essential functions of his full-time position for more than 180 consecutive days in any 12 month period, CCOH may terminate his employment. If Mr. Eccleshare’s employment is terminated, CCOH will pay to Mr. Eccleshare or his designee any Accrued Amounts and the Relocation Fee for Mr. Eccleshare and his family. In addition, if Mr. Eccleshare signs and returns a release of claims in the time period required, CCOH will pay to Mr. Eccleshare or his designee any Earned Prior Year Annual and Additional Bonus, Prorated Annual Bonus and the COBRA Coverage Benefit. If his employment is terminated due to disability, his unvested CCOH stock options will continue to vest for the shorter of five years or the remainder of their original 10-year terms, and any unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination due to Death. If Mr. Eccleshare’s employment is terminated by his death, CCOH will pay to his designee or estate: (1) the Accrued Amounts; (2) the Earned Prior Year Annual and Additional Bonus; (3) the Prorated Annual Bonus; and (4) the Relocation Fee. In addition, if Mr. Eccleshare’s employment is terminated due to his death, CCOH will provide the COBRA Coverage Benefit. If Mr. Eccleshare is terminated due to his death, his unvested CCOH stock options will vest and continue to be exercisable for the shorter of one year or the remainder of the original 10-year term and his unvested CCOH restricted stock units will vest.

Robert H. Walls, Jr.

Termination by iHMMS for Cause or by Mr. Walls without Good Cause. Mr. Walls’ employment agreement provides for the following payments and benefits upon termination by iHMMS for “Cause” or by Mr. Walls without “Good Cause.”

Under the agreement, “Cause” is defined as Mr. Walls’: (1) willful and material misconduct that causes material and demonstrable injury, monetarily or otherwise, to iHMMS or its affiliates; (2) willful and material nonperformance of his duties (other than due to disability), willful and material failure to follow lawful directives consistent with his obligations under the agreement or other willful and material breach of the agreement, in each case after written notice specifying the failure; (3) conviction of, or plea of nolo contendere to, a felony or misdemeanor involving moral turpitude; or (4) fraud, embezzlement, theft or other act of dishonesty that causes material and demonstrable injury, monetarily or otherwise, to iHMMS or its affiliates. In the case of (1) or (2), unless the action by its nature is not curable or is a recurrence of a previously cured act with respect to which Mr. Walls has previously been provided notice, those acts will not constitute Cause unless Mr. Walls is provided with 10 days to cure after written notice and has an opportunity to address the Board upon his written request during the cure period.

The term “Good Cause” includes, subject to certain exceptions: (1) iHMMS’ material breach of the agreement after written notice from Mr. Walls specifying the alleged failure; (2) a material diminution in Mr. Walls’ base compensation; (3) a material diminution in his authority, duties or responsibilities; (4) a material diminution in the authority, duties or responsibilities of the Chief Executive Officer; or (5) a change in the place of Mr. Walls’ performance of more than 50 miles. To terminate for Good Cause, Mr. Walls must provide iHMMS with 30 days notice, after which iHMMS has 30 days to cure.

If Mr. Walls is terminated for Cause, he will receive a lump-sum cash payment equal to his Accrued Amounts. If Mr. Walls resigns without Good Cause, he will receive his base salary for the 60-day notice period and any Accrued Amounts and Earned Prior Year Annual Bonus. If he is terminated with Cause or if he resigns without Good Cause, his unvested Parent restricted stock and his unvested CCOH restricted stock units will be forfeited. If Mr. Walls’ employment is terminated due to retirement (resignation from employment when the sum of his full years of age and full years of service equals at least 70, and he is at least 60 years of age with five full years of service at the time), his unvested CCOH restricted stock units will continue to vest as if he were employed.

Termination by iHMMS without Cause, by Mr. Walls for Good Cause or Upon Change in Control. If Mr. Walls is terminated by iHMMS without Cause or if Mr. Walls resigns for Good Cause: (1) he will receive a lump-sum cash payment equal to his Accrued Amounts and Earned Prior Year Annual Bonus; and (2) provided he signs and returns a release of claims in the time period required, he will receive a lump sum cash payment equal to (a) 1.5 times the sum of his annual rate of base salary on the date of termination plus his target bonus for the year of termination and (b) a Prorated Annual Bonus. However, if Mr. Walls violates the non-compete provisions of his agreement, he will forfeit a prorata portion of the amount described in (a) above for the amount of time remaining under the non-compete provisions.

In the event that Mr. Walls’ employment is terminated by iHMMS without Cause or he terminates his employment for Good Cause, his unvested Parent restricted stock and his unvested CCOH restricted stock units will be forfeited. Mr. Walls’ employment agreement does not provide for payments or benefits upon a change in control. Accordingly, if he is terminated without Cause after a change in control, Mr. Walls will be entitled to the benefits described for a termination without Cause. Mr. Walls’ time-vesting Parent restricted stock will vest if he is terminated within 12 months after a change in control. His unvested CCOH restricted stock units will vest upon a change in control, with or without termination.

Termination due to Disability. If Mr. Walls is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, iHMMS may terminate his employment. If Mr. Walls’ employment is terminated, he will receive: (1) a lump-sum cash payment equal to his Accrued Amounts; (2) a lump sum cash payment equal to any Earned Prior Year Annual Bonus; and (3) provided he signs and returns a release of claims in the time period required, a Prorated Annual Bonus. In addition, Mr. Walls’ unvested CCOH restricted stock units will continue to vest as if he were employed if his employment is terminated due to disability. His unvested Parent restricted stock will be forfeited.

Termination due to Death. If Mr. Walls’s employment is terminated by his death, iHMMS will pay in a lump sum to his designee or, if no designee, to his estate: (1) his Accrued Amounts; (2) any Earned Prior Year Annual Bonus; and (3) a Prorated Annual Bonus. In addition, his unvested CCOH restricted stock units will vest if his employment is terminated due to death. His unvested Parent restricted stock will be forfeited.

Limitation on Benefits. To the extent that any of the payments and benefits under the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, then the payments will be payable either in full or as to such lesser amounts as would result in no portion of the payments being subject to an excise tax, whichever amount results in Mr. Walls’ receiving the greatest after-tax amount.

Steven J. Macri

Termination by Parent for Cause or by Mr. Macri without Good Cause. Mr. Macri’s employment agreement provides for the following payments and benefits upon termination by Parent for “Cause” or by Mr. Macri without “Good Cause.”

Under the agreement, “Cause” is defined as Mr. Macri’s: (1) willful misconduct; (2) non-performance of his duties (other than due to disability); (3) failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere, or other conduct that has or would result in material injury to Parent’s reputation; (5) a material breach of his employment agreement; or (6) a material violation of Parent’s employment and management policies. In the case of (2), (3), (5), or (6) unless the action by its nature is not curable or is a recurrence of a previously cured act with respect to which Mr. Macri has previously been provided notice, those acts will not constitute Cause unless Mr. Macri is provided with 10 days to cure after written notice.

The term “Good Cause” includes, subject to certain exceptions: (1) Parent’s material breach of the agreement after written notice from Mr. Macri specifying the alleged failure; (2) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation; (3) a substantial and unusual reduction in responsibilities or authority; (4) if Mr. Macri’s responsibilities and authority in a finance-related capacity have not been expanded within the first 12 months of his employment; or (5) a change in the place of Mr. Macri’s performance of more than 50 miles. To terminate for Good Cause, Mr. Macri must provide Parent with 30 days written notice, after which Parent has 30 days to cure.

If Mr. Macri is terminated with Cause or he resigns without Good Cause, he will receive a lump-sum cash payment equal to his Accrued Amounts.

Termination by Parent without Cause or by Mr. Macri for Good Cause. If Mr. Macri is terminated by Parent without Cause or if Mr. Macri resigns for Good Cause: (1) he will receive a lump-sum cash payment equal to his Accrued Amounts; and (2) provided he signs and returns a release of claims in the time period required, he will receive (a) in periodic payments in accordance with ordinary payroll practices and deductions, his base salary on the date of termination for 12 months plus his target bonus for the year of termination and (b) a Prorated Annual Bonus.

Termination due to Disability. If Mr. Macri is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, Parent may terminate his employment. If Mr. Macri’s employment is terminated, he will receive: (1) a lump-sum cash payment equal to his Accrued Amounts and (2) the Prorated Annual Bonus.

Termination due to Death. If Mr. Macri’s employment is terminated by his death, Parent will pay in a lump sum to his designee or, if no designee, to his estate: (1) his Accrued Amounts and (2) the Prorated Annual Bonus.

John E. Hogan

John E. Hogan retired from his position as Chairman and Chief Executive Officer of iHM on January 13, 2014.

In connection with Mr. Hogan’s retirement, on January 13, 2014, iHM and Mr. Hogan entered into a severance agreement and general release pursuant to which iHM agreed to pay Mr. Hogan: (1) $900,000, representing the amount previously earned by Mr. Hogan pursuant to an additional bonus opportunity with respect to 2012 performance; (2) an annual bonus of $77,250 for performance during 2013; and (3) a prorated annual bonus with respect to the days he was employed during 2014, calculated as provided in his employment agreement dated November 15, 2010, as amended. Pursuant to the severance agreement and general release and in consideration of the extension by Mr. Hogan of certain restrictive covenants applicable to him, iHeartMedia accelerated the vesting of 93,076 restricted shares of Parent’s Class A common stock granted to Mr. Hogan on October 22, 2012 and Parent repurchased 83,938 of such shares at $7.10 per share (the “Repurchase Amount”). Additionally, in exchange for the agreement, Mr. Hogan’s release of claims and the extension of certain restrictive covenants applicable to him, iHM agreed to pay Mr. Hogan: (a) $333,000, representing the remaining amount earned by Mr. Hogan pursuant to an additional bonus opportunity with respect to 2011 performance; (b) an “equity value preservation payment” equal to $1,027,355, paid in a lump sum payment; (c) a lump sum severance payment equal to (x) $1,538,000 minus (y) the Repurchase Amount; (d) a severance payment equal to $3,297,000, paid over 36 months; and (e) a payment of $1,000,000, paid over 12 months, beginning on the first anniversary of the date of separation. However, if Mr. Hogan violates the restrictive covenants contained in Sections 4, 5 or 6 of his previous employment agreement, Mr. Hogan will be required to promptly repay amounts already received. Mr. Hogan also is entitled to receive continued healthcare coverage for 36 months, continued secretarial services for 6 months, $20,000 in outplacement services, and a housing allowance of $25,000 per month for up to 9 months, which amount is grossed up for applicable Federal, state and local taxes with respect to the housing allowance; provided, that the housing allowance payments will stop if Mr. Hogan ceases to have obligations under the terms of his current lease agreement. iHM also agreed to pay up to $25,000 for Mr. Hogan’s reasonable legal fees incurred in connection with the negotiation of the severance agreement and general release. In addition, Mr. Hogan was permitted to retain certain electronic equipment previously provided to Mr. Hogan by iHM.

Post-Employment Table

With respect to Mr. Hogan, the following table reflects the actual payments to Mr. Hogan in connection with his retirement on January 13, 2014. With respect to all other named executive officers, the following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of those named executive officers, as if the triggering event occurred on December 31, 2014. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In addition, the table does not include amounts payable pursuant to plans that are available generally to all salaried employees. The actual amounts to be paid out can only be determined at the time of such change in control or such executive officer’s termination of service.

Potential Payments Upon Termination or Change in Control(a)

Name	Benefit	Termination with “Cause”	Termination without “Cause” or Resignation for “Good Cause” or “Good Reason”	Termination due to “Disability”	Termination due to Death	Retirement or Resignation without “Good Cause” or “Good Reason”	“Change in Control” without Termination(b)	“Change in Control” with Termination
Robert W. Pittman	Cash payment	—	$7,500,000(c)	1,500,000(d)	1,500,000(d)	—	—	$7,500,000(c)
	Value of benefits (e)	—	25,093	25,093	25,093	—	—	25,093
	Vesting of equity awards(f)	—	367,500	—	—	—	1,378,125	5,858,178(g)
	Gross-up payment	—	—	—	—	—	—	5,279,599(h)
	TOTAL	—	$7,892,593	$1,525,093	$1,525,093	—	$1,378,125	$18,662,870

Richard J. Bressler(i)	Cash payment	—	$6,400,000(j)	$1,900,000(k)	$1,900,00(k)	—	—	$6,400,000(j)
	Value of benefits(e)	—	25,094	25,094	25,094	—	—	25,094
	Vesting of equity awards(f)	—	367,500	—	—	—	$2,425,500	7,057,183(l)
	Gross-up payment	—	—	—	—	—	—	5,868,626(h)
	TOTAL	—	$6,792,594	$1,925,094	$1,925,094	—	$2,425,500	$19,350,903

C. William Eccleshare	Cash payment	—	$3,154,937(m)	$954,937(n)	$954,937(n)	$513,575(o)	—	—
	Value of benefits(e)	—	8,144	8,144	8,144	—	—	—
	Vesting of equity awards(f)	—	5,362,024	—	5,519,524	—	$5,519,524	—
	TOTAL	—	$8,525,105	$963,081	6,482,605	$513,575	$5,519,524

John E. Hogan(p)	Cash payment	—	$8,242,173	—	—	—	—	—
	Value of benefits(e)	—	53,680	—	—	—	—	—
	Vesting of equity awards(q)	—	660,840	—	—	—	—	—
	TOTAL	—	$8,756,693	—	$77,250	—	—	—
								—

Robert H. Walls, Jr.	Cash payment	—	$2,807,626(r)	$557,626(s)	$557,626(s)	$123,288(t)	—	—
	Value of equity awards(f)	—	—	—	2,681,007	—	$2,681,007	—
	TOTAL	—	$2,807,626	$557,626	$3,238,633	$123,288	$2,681,007	—

Steven J. Macri.	Cash payment	—	$1,696,211(u)	—	—	—	—	—
	TOTAL	—	$1,696,211	$—	$—	$—	$—	$—

(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2014, or in the case of Mr. Hogan, his actual January 13, 2014 termination date.

(b)	Amounts reflected in the “Change in Control without Termination” column were calculated assuming that no termination occurred after the change in control. The values of any benefits to the named executive officers that would arise only if a termination were to occur after a change in control are disclosed in the footnotes to the “Change in Control with Termination” or other applicable columns.

(c)	Represents (1) two times the sum of Mr. Pittman’s base salary at termination and annual bonus target for the year ended December 31, 2014 and (2) a prorated annual bonus for the year ended December 31, 2014.

(d)	Represents a prorated annual bonus for the year ended December 31, 2014 pursuant to Pittman’s employment agreement.

(e)	The values associated with the continued provision of health benefits are based on the 2014 premiums for insurance multiplied by the amount of time Messrs. Pittman, Bressler, Eccleshare and Hogan are entitled to those benefits pursuant to their respective employment agreements.

(f)	Amounts reflect the value of unvested Parent equity awards held by the respective named executive officers on December 31, 2014 that would be subject to accelerated vesting. This value is based upon the closing price of Parent’s Class A common stock on December 31, 2014 of $7.35, but it excludes stock options with an exercise price exceeding the closing price of Parent’s Class A common stock on December 31, 2014. Also, in the case of Messrs. Pittman, Bressler, Eccleshare and Walls, the amounts reflect the value of unvested CCOH equity awards on December 31, 2014, based upon the closing price of CCOH’s Class A common stock on December 31, 2014 of $10.59 and excluding any stock options with an exercise price exceeding the closing price of CCOH’s Class A common stock on December 31, 2014. The value of vested equity awards and equity awards that continue to vest and/or remain exercisable following termination (but vesting is not accelerated) are not included in this table.

(g)	If Mr. Pittman’s employment had been terminated on December 31, 2014, in connection with the change of control transactions described in the table below, his restricted stock with the values set forth below at December 31, 2014, would have vested:

Event	Value of Restricted Stock at 12/31/14
Pittman 2014 Tranche 1 of Parent restricted stock vests 100% if a Good Leaver Termination occurs within 90 days before a change in control or after a change in control	$735,000
Pittman 2014 Tranche 2 of Parent restricted stock vest 75% if a Good Leaver Termination occurs within 18 months after a Standalone Change in Control	$1,378,125
Pittman 2012 Tranche 1 of Parent restricted stock vest 100% if Termination occurs within 12 months after a change of control	$735,000
CCOH restricted stock vests 100% along with accumulated dividends if a termination occurs within 90 days before or 12 months after a change in control	$3,010,053

Mr. Pittman was also granted stock options for Parent in 2011. However, as of the change in control date, the options were underwater. Therefore no value for the options was included in this table. See “—Robert W. Pittman” for further information regarding the vesting of Mr. Pittman’s equity awards.

(h)	In certain circumstances described under “—Robert W. Pittman” and “—Richard J. Bressler” above, Messrs. Pittman and Bressler would be eligible to receive an excise tax gross-up payment under the terms of their employment agreement. For purposes of calculating the gross-up amount shown in the table, the Company has assumed the termination and change in control scenario that would generate the largest gross-up payment for Messrs. Pittman and Bressler if they were terminated on December 31, 2014, which would be a Good Leaver Termination that occurs within 90 days after a change in control that also constitutes a Standalone Change in Control under their agreements.

(i)	Amounts reflected in the table represent the entire portion of post-employment payments for Mr. Bressler. Pursuant to the Corporate Services Agreement, a percentage of payments made to Mr. Bressler, other than payments with respect to the vesting of any Parent equity awards, would be allocated to CCOH. For 2014, this allocation is based on CCOH’s 2013 OIBDAN as a percentage of iHeartCommunications’ 2013 OIBDAN. For a further discussion of the Corporate Services Agreement, please refer to “Compensation Discussion and Analysis—Corporate Services Agreement” or “Certain Relationships and Related Party Transactions—Corporate Services Agreement.”

(j)	Represents (1) 1.5 times the sum of Mr. Bressler’s base salary at termination and annual bonus target for the year ended December 31, 2014, (2) a prorated annual bonus for the year ended December 31, 2014 and (3) a prorated additional bonus for the year ended December 31, 2014 pursuant to Mr. Bressler’s employment agreement.

(k)	Represents (1) a prorated annual bonus for the year ended December 31, 2014 and (2) a prorated additional bonus for the year ended December 31, 2014 pursuant to Mr. Bressler’s employment agreement.

(l)	If Mr. Bressler’s employment had been terminated on December 31, 2014, in connection with the change in control transactions described in the table below, his restricted stock with the values set forth below at December 31, 2014 would have vested:

Event	Value of Restricted Stock at 12/31/14
Bressler Tranche 1 of Parent restricted stock vests 100% if a Good Leaver Termination occurs within 90 days before a change in control or after a change in control	$1,470,000
Bressler Tranche 2 and Bressler Tranche 3 of Parent restricted stock vest 50% if a Good Leaver Termination occurs within 18 months after a Standalone Change in Control	$2,425,500
CCOH restricted stock vests 100% along with any accumulated dividends if a termination occurs within 90 days before or 12 months after a change in control	$3,161,683

See “—Richard J. Bressler” for further information regarding the vesting of Mr. Bressler’s equity awards.

(m)	Represents (1) the sum of 1.2 times Mr. Eccleshare’s base salary at termination and 1.0 times Mr. Eccleshare’s annual bonus target for the year ended December 31, 2014, (2) a prorated annual bonus for the year ended December 31, 2014, (3) $99,000 previously earned pursuant to an additional bonus opportunity with respect to 2012 performance, and (4) $168,000 previously earned pursuant to an additional bonus opportunity with respect to 2013 performance, pursuant to Mr. Eccleshare’s employment agreement.

(n)	Represents (1) a prorated annual bonus for the year ended December 31, 2014, (2) $99,000 previously earned pursuant to an additional bonus opportunity with respect to 2012 performance, and (3) $168,000 previously earned pursuant to an additional bonus opportunity with respect to 2013 performance, pursuant to Mr. Eccleshare’s employment agreement.

(o)	Represents (1) $99,000 previously earned pursuant to an additional bonus opportunity with respect to 2012 performance, (2) $168,000 previously earned pursuant to an additional bonus opportunity with respect to 2013 performance, pursuant to Mr. Eccleshare’s employment agreement, and (3) base salary during the required 90-day notice period under Mr. Eccleshare’s employment agreement.

(p)	Represents the following amounts pursuant to Mr. Hogan’s severance agreement in connection with his January 13, 2014 termination of employment: (1) $900,000 previously earned pursuant to an additional bonus opportunity with respect to 2012 performance, (2) the remaining $333,000 previously earned pursuant to an additional bonus opportunity with respect to 2011 performance, (3) a pro-rata bonus with respect to 2014 performance, (4) an equity value presentation payment of $1,027,355, (5) a lump sum severance payment in the amount of $942,040, (6) severance payments made over 18 months totaling $3,297,000, (7) $1,000,000 with respect to restrictive covenants, (8) legal fees up to $25,000, (9) out placement fees up to $20,000, (10) remaining housing allowance of $25,000 per month for nine months, (11) gross-up on the housing allowance, and (12) retained equipment with an estimated value of $2,500.

(q)	Represents value of Parent restricted shares that vested upon termination.

(r)	Represents the amount payable to Mr. Walls pursuant to his employment agreement, which includes (1) 1.5 times the sum of his base salary at termination and annual bonus target for the year ended December 31, 2014 and (2) a prorated annual bonus for the year ended December 31, 2014. If Mr. Walls were terminated within 12 months after a change in control, his time-vesting Parent restricted stock would vest. The value of his time-vesting Parent restricted stock at December 31, 2014 was $132,300.

(s)	Represents the prorated annual bonus for the year ended December 31, 2014 for Mr. Walls pursuant to his employment agreement.

(t)	Represents base salary during the required 60-day notice period under Mr. Walls’ employment agreement.

(u)	Represents the amount payable to Mr. Macri pursuant to his employment agreement, includes (1) one times the sum of his base salary at termination and annual bonus target for the year ended December 31, 2014 and (2) prorated annual bonus for the year ended December 31, 2014.

DIRECTOR COMPENSATION

The individuals who served as members of Parent’s Board during 2014 are set forth in the table below. The non-employee directors of Parent are reimbursed for their expenses associated with their service as directors of iHeartMedia, but currently do not receive compensation for their service as directors of Parent. Robert W. Pittman and Richard J. Bressler are employees of Parent. They do not receive any additional compensation from us for their service on our Board. Mr. Pittman’s compensation for his service as Parent’s Chief Executive Officer and Mr. Bressler’s compensation for his service as Parent’s President and Chief Financial Officer is included in the Summary Compensation Table above. Mr. Bressler was also named our Chief Operating Officer on February 18, 2015. On March 31, 2015, Mark P. Mays, announced his intention not to stand for re-election to Parent’s Board. Mr. Mays informed Parent that his decision not to stand for re-election is not the result of any disagreement with Parent on any matter relating to Parent’s operations, policies or practices.

Director Compensation Table(a)

	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
David C. Abrams	—	—	—
Irving L. Azoff	—	—	—
Richard J. Bressler	—	—	—
James C. Carlisle	—	—	—
John P. Connaughton	—	—	—
Julia B. Donnelly	—	—	—
Blair E. Hendrix	—	—	—
Matthew J. Freeman	—	—	—
Jonathon S. Jacobson	—	—	—
Ian K. Loring	—	—	—
Mark P. Mays	—	—	—
Robert W. Pittman	—	—	—
Scott M. Sperling	—	—	—

(a)	As of December 31, 2014, Mark P. Mays owned vested options to purchase 526,435 shares of Parent’s Class A common stock and unvested options to purchase 520,834 shares of Parent’s class A common stock that vest as follows: (1) options to purchase 260,417 shares will vest fully upon the Sponsors receiving a 200% return on their investment in Parent in the form of cash returns; and (2) options to purchase an additional 260,417 shares will vest fully upon the Sponsors’ receiving 250% return on their investment in Parent in the form of cash returns. As of December 31, 2014 Mark P. Mays also owned options to purchase 150,000 shares of CCOH Class A Common Stock, all of which were vested. For a description of the outstanding equity awards for Messrs. Pittman and Bressler as of December 31, 2014, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.” None of the other members of our Board have outstanding Parent or CCOH equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of iHeartMedia’s common stock as of June 26, 2015 for: (1) each director currently serving on our Board and each of the nominees for director; (2) each named executive officers; (3) our current directors and executive officers as a group; and (4) each person known to iHeartMedia to beneficially own more than 5% of any class of iHeartMedia’s outstanding shares of common stock. At the close of business on June 26, 2015, there were 29,034,944 shares of iHeartMedia’s Class A common stock, 555,556 shares of iHeartMedia’s Class B common stock and 58,967,502 shares of iHeartMedia’s Class C common stock outstanding. In addition, information concerning the beneficial ownership of common stock of our indirect subsidiary, CCOH, by: (1) each director currently serving on our Board and each of the nominees for director; (2) each of our named executive officers; and (3) our directors and executive officers as a group is set forth in the footnotes to the table below. At the close of business on June 26, 2015, there were 46,028,314 shares of CCOH’s Class A common stock outstanding and 315,000,000 shares of CCOH’s Class B common stock outstanding. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

All of our outstanding shares of Class B common stock are held by Clear Channel Capital IV, LLC (“CC IV”) and all of our outstanding shares of Class C common stock are held by Clear Channel Capital V, L.P. (“CC V”), each of which ultimately is controlled jointly by funds affiliated with the Sponsors. These shares represent in the aggregate approximately 67.2% (whether measured by voting power or economic interest) of the equity of iHeartMedia.

Subject to certain limitations set forth in the Third Amended and Restated Certificate of Incorporation of iHeartMedia, each share of Class B common stock and each share of Class C common stock is convertible, at the election of the holder thereof, into one share of Class A common stock at any time. Each holder of shares of Class B common stock is entitled to a number of votes per share equal to the number obtained by dividing (a) the sum of the total number of shares of Class B common stock outstanding as of the Record Date and the number of shares of Class C common stock outstanding as of the Record Date by (b) the number of shares of Class B common stock outstanding as of the Record Date. Except as otherwise required by law, the holders of outstanding shares of Class C common stock are not entitled to any votes upon any proposals presented to stockholders of iHeartMedia. Each share of common stock is entitled to share on a pro rata basis in any distributions by iHeartMedia.

Name and Address of Beneficial Owner(a)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock		Number of Shares of Class C Common Stock		Percentage of Outstanding Common Stock on an As-Converted Bases(b)
Holders of More than 5%:
Bain Capital Investors, LLC and related investment funds	—	555,556	(c)	58,967,502	(d)	67.2%
Thomas H. Lee Partners, L.P. and related investment entities	—	555,556	(e)	58,967,502	(f)	67.2%
Highfields Capital Management LP and managed investment funds(g)	9,950,510	—		—		11.2%
Abrams Capital Management, L.P. and affiliates(h)	6,811,407	—		—		7.7%

Named Executive Officers, Executive Officers and Directors:
David C. Abrams(h)	6,811,407	—		—		7.7%
Irving L. Azoff	—	—		—		—
Richard J. Bressler(i)	956,054	—		—		1.1%
James C. Carlisle	—	—		—		—
John P. Connaughton(j)	—	—		—		—
Julia B. Donnelly	—	—		—		—
C. William Eccleshare(k)	—	—		—		—
Matthew J. Freeman(j)	—	—		—		—
Blair E. Hendrix(j)	—	—		—		—
John E. Hogan(l)	157,961	—		—		*
Jonathon S. Jacobson(g)	9,950,510	—		—		11.2%
Ian K. Loring(j)	—	—		—		—
Steven J. Macri(m)	121,303	—		—		*
Robert W. Pittman(n)	1,710,386	—		—		1.9%
Scott M. Sperling(o)	—	—		—		—
Robert H. Walls, Jr.(p)	146,718	—		—		*
Scott R. Wells(q)	—	—		—		—
All directors and executive officers as a group (17 individuals)(r)	19,733,378	—		—		22.3%

* Means less than 1%.

(a)	Unless otherwise indicated, the address for all beneficial owners is c/o iHeartMedia, Inc., 200 E. Basse Road, San Antonio, Texas 78209.

(b)	Percentage of ownership calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).

(c)	Represents the 555,556 shares of Class B common stock of iHeartMedia owned by CC IV, which represents 100% of the outstanding shares of our Class B common stock. Bain Capital Investors, LLC (“BCI”) is the general partner of Bain Capital Partners (CC) IX, L.P. (“BCP IX”), which is the general partner of Bain Capital (CC) IX, L.P. (“Bain Fund IX”), which holds 50% of the limited liability company interests in CC IV. BCI disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The business address of CC IV is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(d)	Represents the 58,967,502 shares of Class C common stock of iHeartMedia owned by CC V, which represents 100% of the outstanding shares of our Class C common stock. BCI is the sole member of Bain Capital CC Partners, LLC (“Bain CC Partners”), which is the general partner of Bain Capital CC Investors, L.P. (“Bain CC Investors”), which holds 50% of the limited partnership interests in CC V. Bain CC Investors expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act. BCI disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The business address of CC V is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(e)	Represents the 555,556 shares of iHeartMedia’s Class B common stock owned by CC IV, which represents 100% of the outstanding shares of our Class B common stock. Thomas H. Lee Equity Fund VI, L.P. (“THL Fund VI”) holds 50% of the limited liability company interests in CC IV. THL Holdco, LLC (“THL Holdco”) is the managing member of Thomas H. Lee Advisors, LLC (“THLA”), which is the general partner of Thomas H. Lee Partners, L.P. (“THL”), which is the sole member of THL Equity Advisors VI, LLC (“THL Advisors”), which is the general partner of THL Fund VI. Voting and investment determinations with respect to the securities held by THL Fund VI are made by the management committee of THL Holdco. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, and as such may be deemed to share beneficial ownership of the securities held or controlled by THL Fund VI. Each of THL Holdco and Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The business address of CC IV is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

(f)	Represents the 58,967,502 shares of iHeartMedia’s Class C common stock owned by CC V, which represents 100% of the outstanding shares of our Class C common stock. THL Fund VI and THL Equity Fund VI Investors (Clear Channel), L.P. (“THL Investors Fund”) collectively hold 50% of the limited partnership interests in CC V. Each of the following entities are limited partners of THL Investors Fund: Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Coinvestment Partners, L.P. and THL Operating Partners, L.P. (collectively, the “THL Funds”). THL Advisors is the general partner of THL Fund VI, Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. and THL Investors Fund. THL is the general partner of THL Coinvestment Partners, L.P. and THL Operating Partners, L.P. THL Advisors also holds 50% of the limited liability company interests in CC V Manager, which is the general partner of CC V. Voting and investment determinations with respect to the securities held by THL Funds are made by the management committee of THL Holdco. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, and as such may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each of THL Holdco and Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of its or his pecuniary interest therein. The business address of CC V is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

(g)	As reported on a Schedule 13G/A filed with respect to iHeartMedia’s Class A common stock on February 14, 2014, Highfields Capital Management is the investment manager to each of Highfields Capital I LP, a Delaware limited partnership (“Highfields I”), Highfields Capital II LP, a Delaware limited partnership (“Highfields II”), and Highfields Capital III L.P., an exempted limited partnership organized under the laws of the Cayman Islands, B.W.I. (“Highfields III”). Highfields GP LLC, a Delaware limited liability company (“Highfields GP”), is the general partner of Highfields Capital Management. Highfields Associates LLC, a Delaware limited liability company (“Highfields Associates”), is the general partner of each of Highfields I, Highfields II and Highfields III. Mr. Jacobson is the managing member of Highfields GP and the senior managing member of Highfields Associates. Each of Highfields Capital Management, Highfields GP, Highfields Associates and Mr. Jacobson has the power to direct the receipt of dividends from or the proceeds from the sale of the shares owned by Highfields I, Highfields II and Highfields III. Each of the above disclaims beneficial ownership of any securities owned beneficially by any other person or persons. Mr. Jacobson has indicated that a portion or all of the securities described in the Schedule 13G/A may be held in margin accounts from time to time. The business address of Mr. Jacobson, Highfields Capital Management, Highfields GP, Highfields Associates, Highfields I and Highfields II is c/o Highfields Capital Management LP, John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116. The business address of Highfields III is c/o International Fund Services, a State Street Company, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands. As of June 26, 2015, the shares of iHeartMedia’s Class A common stock reported on the Schedule 13G/A represented 34.3% of the outstanding shares of iHeartMedia’s Class A common stock.

(h)	As reported on a Schedule 13D filed with respect to iHeartMedia’s Class A common stock on November 29, 2011. The iHeartMedia shares reported in the Schedule 13D for Abrams Capital Partners II, L.P. (“ACP II”) represent shares beneficially owned by ACP II and other private investment vehicles for which Abrams Capital, LLC (“Abrams Capital”) serves as general partner. Shares reported in the Schedule 13D for Abrams Capital Management, L.P. (“Abrams CM LP”) and Abrams Capital Management, LLC (“Abrams CM LLC”) represent shares beneficially owned by ACP II and other private investment vehicles (including those for which shares are reported for Abrams Capital) for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. The iHeartMedia shares reported in the Schedule 13D for Mr. Abrams represent the above-referenced shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. The business address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 22nd Floor, Boston, Massachusetts 02116. As of June 26, 2015, the shares of iHeartMedia’s Class A common stock reported on the Schedule 13D represented 23.5% of the outstanding shares of iHeartMedia’s Class A common stock.

As reported on a Schedule 13G/A filed with respect to CCOH’s Class A common stock on February 13, 2013, ACP II and affiliates beneficially owned 3,354,390 shares of CCOH’s Class A common stock, which represented, as of June 26, 2015, 7.3% of CCOH’s outstanding Class A common stock and less than 1.0% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock. Shares of CCOH’s Class A common stock reported in the Schedule 13G/A for ACP II represent shares beneficially owned by ACP II. Shares reported in the Schedule 13G/A for Abrams Capital represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner. Shares reported in the Schedule 13G/A for Abrams CM LP and Abrams CM LLC represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. Shares reported in the Schedule 13G/A for Mr. Abrams represent the above-referenced shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. Each disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest therein. The business address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 22nd Floor, Boston, Massachusetts 02116.

(i)	Includes 860,000 shares of unvested restricted Class A common stock of iHeartMedia held by Mr. Bressler. Mr. Bressler’s holdings represented 3.3% of iHeartMedia’s outstanding Class A common stock as of June 26, 2015.

As of June 26, 2015, Mr. Bressler also held 303,687 shares of unvested restricted Class A common stock of CCOH, which represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(j)	John P. Connaughton, Matthew J. Freeman, Blair E. Hendrix and Ian K. Loring are managing directors or operating partners of BCI and members of BCI and, by virtue of this and the relationships described in footnotes (c) and (d) above, may be deemed to share voting and dispositive power with respect to all of the shares of iHeartMedia’s Class B common stock held by CC IV and all of the shares of iHeartMedia’s Class C common stock held by CC V. Each of Messrs. Connaughton, Freeman, Hendrix and Loring expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of his pecuniary interest therein. The business address of each of Messrs. Connaughton, Freeman, Hendrix and Loring is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

(k)	As of June 26, 2015, Mr. Eccleshare held 59,771 shares of CCOH’s Class A common stock and vested stock options and stock options that will vest within 60 days after June 23, 2015, collectively representing 423,850 shares of CCOH’s Class A common stock. As of June 26, 2015, Mr. Eccleshare’s holdings collectively represented 1.1% of CCOH’s outstanding Class A common stock and less than 1.0% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(l)	Represents shares of iHeartMedia Class A common stock acquired upon vesting.

(m)	Includes 115,000 shares of unvested restricted Class A common stock of iHeartMedia held by Mr. Macri. Mr. Macri’s holdings represented less than 1% of iHeartMedia’s outstanding Class A common stock as of June 26, 2015.

(n)	Represents 550,000 shares of unvested restricted Class A common stock of iHeartMedia and vested stock options to purchase 378,000 shares of iHeartMedia’s Class A common stock held by Mr. Pittman and 706,215 shares of iHeartMedia’s Class A common stock beneficially owned by Pittman CC LLC, a limited liability company controlled by Mr. Pittman. As of June 26, 2015, these holdings collectively represented 5.9% of iHeartMedia’s outstanding Class A common stock.

As of June 26, 2015, Mr. Pittman also held 356,936 shares of unvested restricted Class A common stock of CCOH, which represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(o)	Scott M. Sperling is a member of THL Holdco and, by virtue of this and the relationships described in footnotes (e) and (f) above, may be deemed to share voting and dispositive power with respect to all of the shares of iHeartMedia’s Class B common stock held by CC IV and all of the shares of iHeartMedia’s Class C common stock held by CC V. Mr. Sperling expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act, except to the extent of his pecuniary interest therein. The business address of Mr. Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(p)	Includes 48,000 shares of unvested restricted Class A common stock of iHeartMedia held by Mr. Walls. As of June 26, 2015, Mr. Walls’ holdings represented less than 1% of iHeartMedia’s outstanding Class A common stock.

As of June 26, 2015, Mr. Walls also held 126,582 shares of CCOH Class A common stock and 126,582 shares of unvested restricted Class A common stock of CCOH, which represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(q)	As of June 26, 2015, Mr. Wells held 45,830 shares of unvested restricted Class A common stock of CCOH. Mr. Wells holdings represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(r)

Includes: (1) 6,811,407 shares of iHeartMedia’s Class A common stock beneficially owned by Abrams CM LP and affiliates (Mr. Abrams is one of our directors and the managing member of Abrams Capital and Abrams CM LLC); (2) 9,950,510 shares of iHeartMedia’s Class A common stock beneficially owned by Highfields Capital Management and managed investment funds (Mr. Jacobson is one of our directors and the managing member of Highfields GP and the senior managing member of Highfields Associates); (3) vested stock options representing 378,000 shares of

iHeartMedia’s Class A common stock held by our directors and executive officers as a group; (4) 1,596,500 shares of unvested restricted Class A common stock of iHeartMedia held by such persons; and (5) 706,215 shares of iHeartMedia’s Class A common stock held by Pittman CC LLC. As of June 26, 2015, the holdings of our directors and executive officers collectively represented 68.0% of iHeartMedia’s outstanding Class A common stock.

As of June 26, 2015, all of iHeartMedia’s directors and executive officers as a group also were the beneficial owners of CCOH’s Class A common stock as follows: (1) 186,353 shares of CCOH’s Class A common stock held by such persons; (2) vested stock options and stock options and restricted stock units that will vest within 60 days after June 23, 2015 collectively representing 423,850 shares of CCOH’s Class A common stock; (3) 833,035 shares of unvested restricted Class A common stock of CCOH held by such persons; and (4) 3,354,390 shares of CCOH’s Class A common stock beneficially owned by Abrams CM LP and affiliates. As of June 26, 2015, these holdings collectively represented 10.4% of CCOH’s outstanding Class A common stock and 1.3% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Merger and the Management Agreement

In connection with the merger by which Parent acquired us, we became party to a management agreement with the Sponsors and certain other parties thereto, pursuant to which the Sponsors provide management and financial advisory services to us and our wholly owned subsidiaries until 2018, at a rate not greater than $15.0 million per year, plus reimbursable expenses. For the year ended December 31, 2014, we incurred an aggregate of $15.2 million in management fees and reimbursable expenses.

Stockholders Agreements

We are party to a stockholders agreement with CC IV, CC V, Mark P. Mays, Randall T. Mays, L. Lowry Mays and certain other parties. The stockholders agreement, among other things: (1) specifies how the parties vote in elections to Parent’s board of directors; (2) restricts the transfer of shares subject to the agreement; (3) includes the ability of CC IV to compel the parties to sell their shares in a change of control transaction or participate in a recapitalization of Parent; (4) gives the parties the right to subscribe for their pro rata share of proposed future issuances of equity securities by Parent or its subsidiaries to the Sponsors or their affiliates; (5) requires the parties to agree to customary lock-up agreements in connection with underwritten public offerings; and (6) provides the parties with customary demand and “piggy-back” registration rights. We, CC IV and CC V also entered into a separate agreement with Mark P. Mays, Randall T. Mays, L. Lowry Mays and certain other parties that set forth terms and conditions under which certain of their shares of Parent’s common stock would be repurchased by us following the termination of their employment (through the exercise of a “call option” by us or a “put option” by Mark P. Mays, Randall T. Mays and L. Lowry Mays, as applicable). Any shares of our common stock that Mark P. Mays, Randall T. Mays, L. Lowry Mays or their estate-planning entities acquired pursuant to stock elections are not subject to the stockholders agreement.

Affiliate Transaction Agreement

Parent, the Sponsors and iHeartCommunications are party to an agreement under which Parent agreed that neither it nor any of its subsidiaries will enter into or effect any affiliate transaction between Parent or one of its subsidiaries, on the one hand, and any Sponsor or any other private investment fund under common control with either Sponsor (collectively, the “principal investors”), on the other hand, without the prior approval of either a majority of the independent directors of Parent or a majority of the then-outstanding shares of Parent’s Class A common stock (excluding for purposes of such calculation from both (1) the votes cast and (2) the outstanding shares of Class A common stock, all shares held at that time by any principal investor, any affiliate of a principal investor, or members of management and directors of Parent whose beneficial ownership information is required to be disclosed in filings with the SEC pursuant to Item 403 of Regulation S-K (the “public shares”)). That agreement expires upon the earlier of (1) an underwritten public offering and sale of Parent’s common stock which results in aggregate proceeds in excess of $250 million to us and after which Parent’s common stock is listed on NASDAQ’s National Market System or another national securities exchange (a “qualified public offering”) and (2) the consummation of a certain transaction resulting in a change of control (as defined in the agreement and summarized below) of Parent.

The following are not deemed to be affiliate transactions for purposes of the affiliate transaction agreement: (1) any commercial transaction between Parent or any of its subsidiaries, on the one hand, and any portfolio company in which any principal investor or any affiliate of a principal investor has a direct or indirect equity interest, on the other, so long as such transaction was entered into on an arms-length basis; (2) any purchase of bank debt or securities by a principal investor or an affiliate of a principal investor or any transaction between a principal investor or affiliate of a principal investor on the one hand, and Parent or one of its subsidiaries, on the other hand, related to the ownership of bank debt or securities, provided such purchase or transaction is on terms (except with respect to relief from all or part of any underwriting or placement fee applicable thereto) comparable to those consummated within an offering made to unaffiliated third parties; (3) the payment by Parent or one of its subsidiaries of up to $87.5 million in transaction fees to the principal investors or their affiliates in connection with the transactions contemplated by the Merger Agreement; (4) any payment of management, transaction, monitoring, or any other fees to the principal investors or their affiliates pursuant to an arrangement or structure whereby the holders of public shares of Parent are made whole for the portion of such fees paid by Parent that would otherwise be proportionate to their shareholdings; and (5) any transaction to which a principal investor or an affiliate thereof is a party in its capacity as a stockholder of Parent that is offered generally to other stockholders of Parent (including the holders of shares of Class A common stock) on comparable or more favorable terms.

A change of control of Parent will be deemed to have occurred upon the occurrence of any of the following: (1) any consolidation or merger of Parent with or into any other corporation or other entity, or any other corporate reorganization or transaction (including the acquisition of stock of Parent), in which the direct and indirect stockholders of Parent immediately prior to such consolidation, merger, reorganization, or transaction, own stock either representing less than 50% of the economic interests in and less than 50% of the voting power of Parent or other surviving entity immediately after such consolidation, merger, reorganization, or transaction or that does not have, through the ownership of voting securities, by agreement or otherwise, the power to elect a majority of the entire board of directors of Parent or other surviving entity immediately after such consolidation, merger, reorganization, or transaction, excluding any bona fide primary or secondary public offering; (2) any stock sale or other transaction or series of related transactions, after giving effect to which in excess of 50% of Parent’s voting power is owned by any person or entity and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the SEC under the Securities Exchange Act), other than the principal investors and their respective affiliates, excluding any bona fide primary or secondary public offering; or (3) a sale, lease, or other disposition of all or substantially all of the assets of Parent.

The agreement described above terminates upon the earlier of a qualified public offering and the consummation of a change of control (as defined therein). Other than as described in the prior sentence, the agreement may not be terminated, amended, supplemented, or otherwise modified without the prior written approval of either (1) a majority of the independent directors of Parent elected by the holders of Class A common stock of Parent or (2) a majority of the then-outstanding public shares.

Corporate Services Agreement

iHeartMedia Management Services, Inc. has entered into a Corporate Services Agreement with CCOH to provide CCOH certain administrative and support services and other assistance. Pursuant to the Corporate Services Agreement, as long as iHeartCommunications continues to own greater than 50% of the total voting power of CCOH’s common stock, iHeartMedia Management Services, Inc. will provide CCOH with such services and other assistance, which CCOH must accept. These include, among other things, the following:

•	treasury, payroll and other financial related services;

•	certain executive officer services;

•	human resources and employee benefits;

•	legal and related services;

•	information systems, network and related services;

•	investment services;

•	corporate services; and

•	procurement and sourcing support.

The charges for the corporate services generally are intended to allow iHeartMedia Management Services, Inc. to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, generally without profit. The allocation of cost is based on various measures depending on the service provided, which measures include relative revenue, employee headcount or number of users of a service.

Under the Corporate Services Agreement, iHeartMedia Management Services, Inc. and CCOH each have the right to purchase goods or services, use intellectual property licensed from third parties and realize other benefits and rights under the other party’s agreements with third-party vendors to the extent allowed by such vendor agreements. The agreement also provides for the lease or sublease of certain facilities used in the operation of our respective businesses and for access to each other’s computing and telecommunications systems to the extent necessary to perform or receive the corporate services.

The Corporate Services Agreement provides that certain executive officers of iHeartCommunications will be made available to CCOH, and CCOH will be obligated to utilize those executive officers to serve as CCOH’s executive officers. The Corporate Services Agreement may be terminated by mutual agreement or, after the date iHeartCommunications owns shares of CCOH’s common stock representing less than 50% of the total voting power of CCOH’s common stock, upon six months written notice by CCOH. iHeartMedia Management Services, Inc. charges an allocable portion of the compensation and benefits costs of such persons based on a ratio of CCOH’s financial performance to the financial performance of iHeartCommunications. The compensation and benefits costs allocated to CCOH include such executives’ base salary, bonus and other standard employee benefits, but exclude equity based compensation. For the year ended December 31, 2014, charges for the corporate and executive services provided to CCOH under the Corporate Services Agreement totaled $31.2 million.

Commercial Transactions

As described elsewhere in this prospectus, entities controlled by the Sponsors hold all of the shares of Parent’s Class B common stock and Class C common stock, representing a majority (whether measured by voting power or economic interest) of Parent’s equity. Seven of Parent’s current directors (James C. Carlisle, John P. Connaughton, Julia B. Donnelly, Matthew J. Freeman, Blair E. Hendrix, Ian K. Loring and Scott M. Sperling) are affiliated with the Sponsors. Prior to becoming our President and Chief Financial Officer on July 29, 2013, Richard Bressler was a managing director at THL. In addition, director David C. Abrams is the managing member of the investment firm Abrams Capital, which beneficially owned 23.4% of Parent’s outstanding Class A common stock as of March 25, 2015, and director Jonathon S. Jacobson is the founder and Chief Investment Officer of the investment firm Highfields Capital Management, which beneficially owned 34.2% of Parent’s outstanding Class A common stock as of March 25, 2015. See “Security Ownership of Certain Beneficial Owners and Management.”

We are a leading global media and entertainment company specializing in radio, digital, out-of-home, mobile and on-demand entertainment and information services for national audiences and local communities and provide premiere opportunities for advertisers. We operate in more than 40 countries across five continents. The Sponsors are private equity firms and Mr. Abrams and Mr. Jacobson are affiliated with investment firms, each of which has investments in many companies. As a result of our worldwide reach, the nature of our business and the breadth of investments by the Sponsors and the investment firms affiliated with Mr. Abrams and Mr. Jacobson, it is not unusual for us to engage in ordinary course of business transactions with entities in which one of our directors, executive officers, greater than 5% stockholders or an immediate family member of any of them, may also be a director, executive officer, partner or investor or have some other direct or indirect interest.

During 2014, we provided ordinary course of business advertising and other services and/or received ordinary course of business services related to our media and entertainment and outdoor businesses exceeding $120,000 in value with respect to 16 companies in which one or both of the Sponsors directly or indirectly owned a greater than 10% equity interest. Mr. Bressler was a Board observer for one of these companies during 2014. These transactions were negotiated on an arms-length basis and, in the aggregate, we were paid $32.4 million by these entities and we paid $13.9 million to these entities with respect to these 2014 transactions. In addition, an entity in which THL directly or indirectly owns a greater than 10% equity interest provided us with commercial credit card processing services pursuant to an arms-length agreement at competitive market rates, for which the fees paid by us did not exceed $120,000.

From time to time the Sponsors or their affiliates or the investment firms affiliated with Mr. Abrams and Mr. Jacobson may acquire debt or debt securities issued by us either directly from us, in open market transactions or through loan syndications. As of December 31, 2014, the Sponsors collectively owned approximately $1.6 billion principal amount and the investment firms affiliated with Mr. Abrams and Mr. Jacobson collectively owned approximately $168.1 million principal amount of our Term Loans under our senior secured credit facilities and other debt securities (collectively, the “Debt Securities”). During 2014, we also paid an aggregate of approximately $125.5 million in interest and an aggregate of approximately $4.8 million in principal on the Debt Securities owned by the Sponsors and an aggregate of approximately $12.0 million in interest and an aggregate of approximately $1.4 million in principal on the Debt Securities owned by the investment firms affiliated with Mr. Abrams and Mr. Jacobson. The largest principal amount of the Debt Securities owned by the Sponsors collectively and owned by the investment firms affiliated with Mr. Abrams and Mr. Jacobson collectively was approximately $1.8 billion and $168.3 million, respectively, during 2014. As of December 31, 2014, the Term Loans owned by the Sponsors and the investment firm affiliated with Mr. Jacobson bear interest at various rates between LIBOR + 3.65% and LIBOR + 7.50%. The other Debt Securities owned by the Sponsors bear interest at 9.0% and the other Debt Securities owned by the investment firms affiliated with Mr. Abrams and Mr. Jacobson bear interest at 14.0% and 9.0%, respectively.

During 2012, we offered eligible lenders under our senior secured credit facility the opportunity to exchange certain outstanding Term Loans for newly issued 9.0% Priority Guarantee Notes due 2019. As part of that transaction, the Sponsors and investment firms affiliated with Mr. Abrams and Mr. Jacobson exchanged Term Loans held by them for the same principal amount of our Priority Guarantee Notes. Similarly, during 2013, we offered to eligible holders of its outstanding 10.75% Senior Cash Pay Notes due 2016 and 11.00%/11.75% Senior Toggle Notes due 2016 (collectively, the “Outstanding Senior Notes”) the opportunity to exchange Outstanding Senior Notes for newly issued senior notes due 2021 (the “New Senior Notes”). Investment firms affiliated with Mr. Abrams exchanged Outstanding Senior Notes for New Senior Notes as part of that transaction. Because these entities are affiliates of ours, they were not eligible to participate in the “A/B exchange offers” with respect to the Priority Guarantee Notes and the New Senior Notes that were required by the registration rights agreements relating to such notes. Under the terms of the registration rights agreements relating to the Priority Guarantee Notes and the new senior notes, these affiliates holding the unregistered Priority Guarantee Notes had the right to require us to file a shelf registration statement for the resale of their Priority Guarantee Notes by giving notice by August 2013 and investment firms affiliated with Mr. Abrams had the right to require us to file a shelf registration statement for the resale of their New Senior Notes by giving notice by March 2014. In exchange for the agreement of these affiliates still holding unregistered Priority Guarantee Notes or unregistered New Senior Notes not to trigger the requirement to file a shelf registration statement by the applicable deadlines and waive their existing rights, in August 2013 we agreed to extend the time period that these affiliates may trigger their rights to require us to file a shelf registration statement for the Priority Guarantee Notes and in March 2014 we agreed to extend the time period that the investment firms affiliated with Mr. Abrams may trigger their rights to require us to file a shelf registration statement for the New Senior Notes. To date, none of these affiliates has triggered these rights.

As part of the employment agreement for Robert W. Pittman, who became our Chief Executive Officer and a member of our Board on October 2, 2011, we agreed to provide him with an aircraft for his personal and business use during the term of his employment. For a description of Mr. Pittman’s employment agreement, see “Executive Compensation—Employment Agreements with the Named Executive Officers.” Subsequently, one of our subsidiaries entered into a six-year aircraft lease with Yet Again Inc., a company controlled by Mr. Pittman, to lease an airplane for his use in exchange for a one-time upfront lease payment of $3.0 million during 2011. Our subsidiary also is responsible for all related taxes, insurance and maintenance costs during the lease term (other than discretionary upgrades, capital improvements or refurbishment). We paid Yet Again Inc. $1,828 during 2013 related to taxes and legal fees associated with the aircraft. On December 13, 2013 we terminated the lease agreement with Yet Again Inc. Pursuant to the terms of the original lease. Yet Again Inc. refunded to us $1,953,427 of the one-time upfront lease payment, based upon the period remaining in the term. On December 23, 2013, one of our subsidiaries entered into an aircraft lease with FalconAgain, Inc., a company controlled by Mr. Pittman, to lease an airplane for his use in exchange for a one-time payment of $1,953,427, which our subsidiary paid in 2013. Our subsidiary also is responsible for all related taxes, insurance and maintenance costs during the lease term (other than discretionary upgrades, capital improvements or refurbishment). In addition, we paid Mr. Pittman $14,445 during 2014 as reimbursement for Mr. Pittman’s business use of a helicopter. We also entered into a sublease during 2014 with North American Membership Group, Inc., a portfolio company of Pilot Group Manager, LLC, an entity that Mr. Pittman is a member of and an investor in (“Pilot Group”), for the use of approximately 5,000 square feet in one of our office leases. Fixed rent is approximately $400,000 annually plus a proportionate share of building expenses. The sublease will terminate on August 31, 2017. We also entered into a sublease, which is now expired by its terms, with Pilot Group to rent space in Rockefeller Plaza in New York City through July 29, 2014 for use by employees of Parent and its subsidiaries, including Mr. Pittman, in the operation of our businesses (the “iHeartCommunications Sublease”). Fixed rent was approximately $560,000 annually plus a proportionate share of building expenses. We paid $384,297 to Pilot Group for the use of its office space in Rockefeller Plaza in New York City and our share of related office expenses during 2014. In 2013, in exchange for use of additional space under the iHeartCommunications Sublease, our subsidiary offered rent abatement to Pilot Group in connection with a sublease with Pilot Group for the use of our office space at another New York City location through December 31, 2014 (the “Pilot Group Sublease”). Pilot Group reimbursed us $6,491 for expenses associated with the Pilot Group Sublease in 2014. Pilot Group has three one-year renewal options under the Pilot Group Sublease which, if exercised, would provide for fixed rent of approximately $158,000 annually plus a proportionate share of building expenses. In addition, on November 15, 2010, we issued and sold 706,215 shares of our Class A common stock to Pittman CC LLC, a Delaware limited liability company controlled by Mr. Pittman, for $5,000,000 in cash, pursuant to a Stock Purchase Agreement dated November 15, 2010 by and among Pittman CC LLC, CC IV and CC V. Fifty percent of the shares were vested upon issuance and the remaining shares will vest upon certain liquidity transactions initiated by the Sponsors.

Until our annual meeting held on May 15, 2015, Mark P. Mays served as a member of our Board and until July 31, 2013, was an employee of ours. During 2013, subsidiaries of ours entered into various transactions with L. Lowry Mays, the father of Mark and Randall Mays, and other entities affiliated with the Mays family. On May 31, 2013, a subsidiary of ours sold a company-owned airplane (the “Airplane”) to L. Lowry Mays for $12.2 million. Each party hired an appraiser to determine the value of the Airplane and the purchase price was based on the average of those two appraised values, adjusted for the value of the remaining rights under Mark and Randall Mays’ employment agreements to use the Airplane and certain other costs related to the cost of the hangar. In connection with the sale of the Airplane, a subsidiary of ours assigned to an entity owned by L. Lowry Mays its right to lease the hangar housing the Airplane from the City of San Antonio. On May 31, 2013, in connection with the sale of the Airplane, a subsidiary of ours also entered into agreements with an entity owned by L. Lowry Mays for that entity to store another company-owned airplane in the hangar for $10,000 per month and provide support services for that company-owned airplane stored in the hangar for $15,000 per month. The storage and service agreements had initial terms of 180 days, with automatic 30 day renewals, and will terminate on February 25, 2015. In addition, on May 31, 2013, a subsidiary of ours leased space in our corporate headquarters in San Antonio to an entity owned indirectly by the Mays family for $7,000 per month for a term expiring on August 31, 2014. A subsidiary of ours leases other office space in San Antonio for certain of its radio operations from an entity that is majority owned by Mark and Randall Mays and their sibling for a term expiring on December 31, 2015. Our subsidiary paid rent of $242,280 for the leased office space during 2014.

Policy on Review, Approval or Ratification of Transactions with Related Persons

Parent has adopted formal written policies and procedures for the review, approval, or ratification of certain related party transactions involving us and one of our executive officers, directors or nominees for director, or owner of more than 5% of any class of Parent’s voting securities, and which may be required to be reported under the SEC disclosure rules. Such transactions must be pre-approved by the Audit Committee of Parent’s board of directors (other than the directors involved, if any) or by a majority of disinterested directors, except that no such pre-approval shall be required for an agreement, or series of related agreements, providing solely for ordinary course of business transactions made on standard terms and conditions where the aggregate amount to be paid to us is less than $20 million or the aggregate amount paid by us is less than $500,000. In addition, if our management, in consultation with our Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting to approve or ratify a particular transaction, then the board of directors has delegated authority to the Chairman of the Audit Committee to approve or ratify such transactions. The Chairman of the Audit Committee reports to the Audit Committee any transactions reviewed by him or her pursuant to this delegated authority at the next Audit Committee meeting. The primary consideration with respect to the approval of related party transactions is the overall fairness of the terms of the transaction to us. The related person transactions described above in this prospectus were ratified or approved by the Audit Committee or board of directors pursuant to these policies and procedures, to the extent required. We generally expect transactions of a similar nature to occur during 2015.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Senior Secured Credit Facilities

As of March 31, 2015, we had a total of $6,300.0 million outstanding under our senior secured credit facilities, consisting of:

•	a $5.0 billion Term Loan D, which matures on January 30, 2019; and

•	a $1.3 billion Term Loan E, which matures on July 30, 2019.

We may raise incremental Term Loans of up to (a) $1.5 billion, plus (b) the excess, if any, of (x) 0.65 times pro forma consolidated EBITDA (as calculated in the manner provided in the senior secured credit facilities documentation), over (y) $1.5 billion, plus (c) the aggregate amount of certain principal prepayments made in respect of the Term Loans under the senior secured credit facilities. Availability of such incremental Term Loans is subject, among other things, to the absence of any default, pro forma compliance with the financial covenant and the receipt of commitments by existing or additional financial institutions.

We are the primary borrower under the senior secured credit facilities, except that certain of our domestic restricted subsidiaries are co-borrowers under a portion of the Term Loan facilities.

Interest Rate and Fees

Borrowings under our senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent or (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to the Term Loan facilities are the following percentages per annum:

•	with respect to loans under the Term Loan D, (i) 5.75% in the case of base rate loans and (ii) 6.75% in the case of Eurocurrency rate loans; and

•	with respect to loans under the Term Loan E, (i) 6.50% in the case of base rate loans and (ii) 7.50% in the case of Eurocurrency rate loans.

The margin percentages are subject to adjustment based upon our leverage ratio.

Prepayments

The senior secured credit facilities require us to prepay outstanding Term Loans, subject to certain exceptions, with:

•	50% (which percentage may be reduced to 25% and to 0% based upon our leverage ratio) of our annual excess cash flow (as calculated in accordance with the senior secured credit facilities), less any voluntary prepayments of Term Loans and subject to customary credits;

•	100% of the net cash proceeds of sales or other dispositions of specified assets being marketed for sale (including casualty and condemnation events), subject to certain exceptions;

•	100% (which percentage may be reduced to 75% and 50% based upon our leverage ratio) of the net cash proceeds of sales or other dispositions by us or our wholly-owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions;

•	100% of the net cash proceeds of (i) any incurrence of certain debt, other than debt permitted under our senior secured credit facilities, (ii) certain securitization financing, (iii) certain issuances of Permitted Additional Notes (as defined in the senior secured credit facilities) and (iv) certain issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes (as defined in the senior secured credit facilities); and

•	Net cash proceeds received by us as dividends or distributions from indebtedness incurred at CCOH provided that the Consolidated Leverage Ratio of CCOH is no greater than 7.00 to 1.00.

The foregoing prepayments with the net cash proceeds of any incurrence of certain debt, other than debt permitted under our senior secured credit facilities, certain securitization financing, issuances of Permitted Additional Notes and annual excess cash flow will be applied, at our option, to the Term Loans (on a pro rata basis, other than that non-extended classes of Term Loans may be prepaid prior to any corresponding extended class), in each case (i) first to the Term Loans outstanding under Term Loan B and (ii) one of (w) second, to outstanding Term Loan C asset sale facility loans; third, to outstanding Term Loan D; and fourth, to outstanding Term Loan E, or (x) second, to outstanding Term Loan C asset sale facility loans; third, to outstanding Term Loan E; and fourth, to outstanding Term Loan D, or (y) second, to outstanding Term Loan C asset sale facility loans; and third, ratably to outstanding Term Loan D and Term Loan E, or (z) second, ratably to outstanding Term Loan C asset sale facility loans, Term Loan D and Term Loan E. In each case to the remaining installments thereof in direct order of maturity for the Term Loan C asset sale facility loans.

The foregoing prepayments with net cash proceeds of sales or other dispositions by us or our wholly-owned restricted subsidiaries of assets other than specified assets being marketed for sale, subject to reinvestment rights and certain other exceptions, will be applied (i) first to the Term Loan C asset sale facility loans in direct order of maturity, and (ii) one of (w) second, to outstanding Term Loan B; third, to outstanding Term Loan D; and fourth, to outstanding Term Loan E, or (x) second, to outstanding Term Loan B; third, to outstanding Term Loan E; and fourth, to outstanding Term Loan D, or (y) second, to outstanding Term Loan B; and third, ratably to outstanding Term Loan D and Term Loan E, or (z) second, ratably to outstanding Term Loan B, Term Loan D and Term Loan E.

The foregoing prepayments with net cash proceeds of issuances of Permitted Unsecured Notes and Permitted Senior Secured Notes and Net Cash Proceeds received by us as a distribution from indebtedness incurred by CCOH will be applied (i) first, ratably to outstanding Term Loan B and Term Loan C in direct order of maturity, second, to the outstanding Term Loan D and, third, to outstanding Term Loan E, (ii) first, ratably to outstanding Term Loan B and Term Loan C in direct order of maturity, second, to the outstanding Term Loan E and, third, to outstanding Term Loan D, (iii) first, ratably to outstanding Term Loan B and Term Loan C in direct order of maturity and, second, ratably to outstanding Term Loan D and Term Loan E or (iv) ratably to outstanding Term Loan B, Term Loan C, Term Loan D and Term Loan E.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

Amendments

On October 25, 2012, we amended the terms of our senior secured credit facilities (the “Amendments”). The Amendments, among other things: (i) permit exchange offers of Term Loans for new debt securities in an aggregate principal amount of up to $5.0 billion (including the $2.0 billion of 9.0% priority guarantee notes due 2019 issued in October 2012 as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”); (ii) provide us with greater flexibility to prepay tranche A Term Loans; (iii) following the repayment or extension of all tranche A Term Loans, permit below par non-pro rata purchases of Term Loans pursuant to customary Dutch auction procedures whereby all lenders of the class of Term Loans offered to be purchased will be offered an opportunity to participate; (iv) following the repayment or extension of all tranche A Term Loans, permit the repurchase of junior debt maturing before January 2016 with cash on hand in an amount not to exceed $200.0 million; (v) combine the Term Loan B, the delayed draw Term Loan 1 and the delayed draw Term Loan 2 under the senior secured credit facilities; (vi ) preserve revolving credit facility capacity in the event we repay all amounts outstanding under the revolving credit facility; and (vii) eliminate certain restrictions on the ability of CCOH and its subsidiaries to incur debt. On October 31, 2012, we repaid and permanently cancelled the commitments under our revolving credit facility, which was set to mature July 2014.

On February 28, 2013, we repaid all $846.9 million of loans outstanding under our Term Loan A facility.

On May 31, 2013, we further amended the terms of our senior secured credit facilities by extending a portion of Term Loan B and Term Loan C loans due 2016 through the creation of a new $5.0 billion Term Loan D due January 30, 2019. The Amendment also permitted us to make applicable high yield discount obligation catch-up payments beginning after May 2018 with respect to the new Term Loan D and beginning in June 2018 with respect to the 14% Senior Notes due 2021, which were issued in connection with the exchange of a portion of the senior cash pay notes and senior toggle notes.

In connection with the December 2013 refinancing discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” we further amended the terms of our senior secured credit facilities on December 18, 2013, to extend a portion of the Term Loan B and Term Loan C due 2016 through the creation of a new $1.3 billion Term Loan E due July 30, 2019.

On February 26, 2015, we repaid all amounts outstanding under our Term Loan B facility and Term Loan C facility.

Collateral and Guarantees

The senior secured credit facilities are guaranteed by us and each of our existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens, including prior liens permitted by the indenture governing our senior notes, and other exceptions, by:

•	a lien on our capital stock;

•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing our senior notes;

•	certain assets that do not constitute “principal property” (as defined in the indenture governing our senior notes);

•	certain of our specified assets and those of the guarantors that constitute “principal property” (as defined in the indenture governing our senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing our senior notes; and

•	a lien on the accounts receivable and related assets securing our receivables based credit facility that is junior to the lien securing our obligations under such credit facility.

Certain Covenants and Events of Default

The senior secured credit facilities require us to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by our senior secured credit facilities) for the preceding four quarters. Our secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt. As required by the definition of consolidated EBITDA in our senior secured credit facilities, our consolidated EBITDA for the preceding four quarters of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

Receivables Based Credit Facility

As of March 31, 2015, there was $120.0 million aggregate principal amount outstanding under our receivables based credit facility.

The receivables based credit facility provides revolving credit commitments of $535.0 million, subject to a borrowing base. The borrowing base at any time equals 90% of our eligible accounts receivable and that of certain of our subsidiaries. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.

We and certain subsidiary borrowers are the borrowers under the receivables based credit facility. We have the ability to designate one or more of our restricted subsidiaries as borrowers under the receivables based credit facility. The receivables based credit facility loans are available in U.S. dollars and letters of credit are available in a variety of currencies including U.S. dollars, Euros, Pounds Sterling, and Canadian dollars.

Interest Rate and Fees

Borrowings under the receivables based credit facility bear interest at a rate per annum equal to an applicable margin plus, at our option, either (i) a base rate determined by reference to the highest of (a) the prime rate of Citibank, N.A. and (b) the Federal Funds rate plus 0.50% or (ii) a Eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurodollar deposits for the interest period relevant to such borrowing. The applicable margin for borrowings under the receivables based credit facility ranges from 1.50% to 2.00% for Eurocurrency borrowings and from 0.50% to 1.00% for base-rate borrowings, depending on average daily excess availability under the receivables based credit facility during the prior fiscal quarter.

In addition to paying interest on outstanding principal under the receivables based credit facility, we are required to pay a commitment fee to the lenders under the receivables based credit facility in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.25% to 0.375% per annum dependent upon average unused commitments during the prior quarter. We must also pay customary letter of credit fees.

Maturity

Borrowings under the receivables based credit facility will mature, and lending commitments thereunder will terminate, on the fifth anniversary of the effectiveness of the receivables based credit facility (December 24, 2017), provided that, (a) the maturity date will be October 31, 2015 if on October 30, 2015, greater than $500.0 million in aggregate principal amount is owing under certain of our Term Loan credit facilities, (b) the maturity date will be May 3, 2016 if on May 2, 2016 greater than $500.0 million aggregate principal amount of our 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016 are outstanding and

(c) in the case of any debt under clauses (a) and (b) that is amended or refinanced in any manner that extends the maturity date of such debt to a date that is on or before the date that is five years after the effectiveness of the receivables based credit facility, the maturity date will be one day prior to the maturity date of such debt after giving effect to such amendment or refinancing if greater than $500,000,000 in aggregate principal amount of such debt is outstanding.

Prepayments

If at any time the sum of the outstanding amounts under the receivables based credit facility exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under the facility, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess. We may voluntarily repay outstanding loans under the receivables based credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans. Any voluntary prepayments we make will not reduce our commitments under the receivables based credit facility.

Guarantees and Security

The facility is guaranteed by, subject to certain exceptions, the guarantors of our senior secured credit facilities. All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected security interest in all of our and all of the guarantors’ accounts receivable and related assets and proceeds thereof that is senior to the security interest of our senior secured credit facilities in such accounts receivable and related assets and proceeds thereof, subject to permitted liens, including prior liens permitted by the indenture governing certain of our senior notes (the “Legacy Notes”), and certain exceptions.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) $50.0 million and (b) 10% of the aggregate commitments under the receivables based credit facility, in each case, for five consecutive business days (a “Liquidity Event”), we will be required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 for fiscal quarters ending on or after the occurrence of the Liquidity Event, and will be continued to comply with this minimum fixed charge coverage ratio until borrowing availability exceeds the greater of (x) $50.0 million and (y) 10% of the aggregate commitments under the receivables based credit facility, in each case, for 30 consecutive calendar days, at which time the Liquidity Event shall no longer be deemed to be occurring. In addition, the receivables based credit facility includes negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

The receivables based credit facility includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments and a change of control. If an event of default occurs, the lenders under the receivables based credit facility will be entitled to take various actions, including the acceleration of all amounts due under our receivables based credit facility and all actions permitted to be taken by a secured creditor.

9.0% Priority Guarantee Notes due 2019

As of March 31, 2015, we had outstanding $2.0 billion aggregate principal amount of 9.0% priority guarantee notes due 2019 (the “Priority Guarantee Notes due 2019”).

The Priority Guarantee Notes due 2019 mature on December 15, 2019 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, which began on June 15, 2013. The Priority Guarantee Notes due 2019 are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2019 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain of our Legacy Notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities and our priority guarantee notes due 2021, 2022 and 2023, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions. In addition to the collateral granted to secure the Priority Guarantee Notes due 2019, the collateral agent and the trustee for the Priority Guarantee Notes due 2019 entered into an agreement with the administrative agent for the lenders under the senior secured credit facilities to turn over to the trustee under the Priority Guarantee Notes due 2019, for the benefit of the holders of the Priority Guarantee Notes due 2019, a pro rata share of any recovery received on account of the principal properties, subject to certain terms and conditions.

We may redeem the Priority Guarantee Notes due 2019 at our option, in whole or part, at any time prior to July 15, 2015, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2019 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. We may redeem the Priority Guarantee Notes due 2019, in whole or in part, on or after July 15, 2015, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. Prior to July 15, 2015, we may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2019 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2019 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2019. The indenture also provides for customary events of default.

9.0% Priority Guarantee Notes due 2021

As of March 31, 2015, we had outstanding $1.75 billion aggregate principal amount of 9.0% priority guarantee notes due 2021 (the “Priority Guarantee Notes due 2021”).

The Priority Guarantee Notes due 2021 mature on March 1, 2021 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, which began on September 1, 2011. The Priority Guarantee Notes due 2021 are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2021 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain of our Legacy Notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities, the Priority Guarantee Notes due 2019, the 11.25% Priority Guarantee Notes, the Priority Guarantee Notes due 2022 and the Priority Guarantee Notes due 2023, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions.

We may redeem the Priority Guarantee Notes due 2021 at our option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2021 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. We may redeem the Priority Guarantee Notes due 2021, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 1, 2014, we may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2021 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2021 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2021. The indenture also provides for customary events of default.

11.25% Priority Guarantee Notes due 2021

As of March 31, 2015, we had outstanding $575.0 million aggregate principal amount of 11.25% Priority Guarantee Notes due 2021 (the “11.25% Priority Guarantee Notes”).

The 11.25% Priority Guarantee Notes mature on March 1, 2021 and bear interest at a rate of 11.25% per annum, payable semi-annually on March 1 and September 1 of each year, which began on September 1, 2013. The 11.25% Priority Guarantee Notes are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture governing such notes. The 11.25% Priority Guarantee Notes and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain of our Legacy Notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities, our Priority Guarantee Notes due 2019, our Priority Guarantee Notes due 2021, our Priority Guarantee Notes due 2022 and our Priority Guarantee Notes due 2023, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions.

We may redeem the 11.25% Priority Guarantee Notes at our option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the 11.25% Priority Guarantee Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. In addition, until March 1, 2016, we may elect to redeem up to 40% of the aggregate principal amount of the 11.25% Priority Guarantee Notes at a redemption price equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings. We may redeem the 11.25% Priority Guarantee Notes, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date.

The indenture governing the 11.25% Priority Guarantee Notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the 11.25% Priority Guarantee Notes. The indenture also provides for customary events of default.

9.0% Priority Guarantee Notes due 2022

As of March 31, 2015, we had outstanding $1.0 billion aggregate principal amount of 9.0% priority guarantee notes due 2022 (the “Priority Guarantee Notes due 2022”).

The Priority Guarantee Notes due 2022 mature on September 15, 2022 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, which began on March 15, 2015. The Priority Guarantee Notes due 2022 are our senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indenture. The Priority Guarantee Notes due 2022 and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) our capital stock and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain of our Legacy Notes), in each case equal in priority to the liens securing the obligations under our senior secured credit facilities, the Priority Guarantee Notes due 2019, the Priority Guarantee Notes due 2021, the 11.25% Priority Guarantee Notes and the Priority Guarantee Notes due 2023, subject to certain exceptions, and (ii) a lien on the accounts receivable and related assets securing our receivables based credit facility junior in priority to the lien securing our obligations thereunder, subject to certain exceptions.

We may redeem the Priority Guarantee Notes due 2022 at our option, in whole or part, at any time prior to September 15, 2017, at a price equal to 100% of the principal amount of the Priority Guarantee Notes due 2022 redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. We may redeem the Priority Guarantee Notes due 2022, in whole or in part, on or after September 15, 2017, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date. At any time on or before September 15, 2017, we may elect to redeem up to 40% of the aggregate principal amount of the Priority Guarantee Notes due 2022 at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The indenture governing the Priority Guarantee Notes due 2022 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of our existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of our assets. The indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes due 2022. The indenture also provides for customary events of default.

Subsidiary Senior Revolving Credit Facility due 2018

During the third quarter of 2013, CCOH entered into a five-year senior secured revolving credit facility with an aggregate principal amount of $75.0 million. The revolving credit facility may be used for working capital needs, to issue letters of credit and for other general corporate purposes. At March 31, 2015, there were no amounts outstanding under the revolving credit facility, and $61.3 million of letters of credit under the revolving credit facility, which reduce availability under the facility.

14.0% Senior Notes due 2021

As of March 31, 2015, we had outstanding approximately $1.68 billion of aggregate principal amount of 14.0% Senior Notes due 2021 (net of $427.6 million principal amount issued to, and held by, a subsidiary).

The Senior Notes due 2021 mature on February 1, 2021. Interest on the Senior Notes due 2021 is payable semi-annually on February 1 and August 1 of each year, which began on August 1, 2013. Interest on the Senior Notes due 2021 will be paid at the rate of (i) 12.0% per annum in cash and (ii) 2.0% per annum through the issuance of payment-in-kind notes (the “PIK Notes”). Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued will mature on February 1, 2021 and have the same rights and benefits as the Senior Notes due 2021. The Senior Notes due 2021 are fully and unconditionally guaranteed on a senior basis by the guarantors named in the indenture governing such notes. The guarantee is structurally subordinated to all existing and future indebtedness and other liabilities of any subsidiary of the applicable subsidiary guarantor that is not also a guarantor of the Senior Notes due 2021. The guarantees are subordinated to the guarantees of our senior secured credit facility and certain other permitted debt, but rank equal to all other senior indebtedness of the guarantors.

We may redeem or purchase the Senior Notes due 2021 at our option, in whole or in part, at any time prior to August 1, 2015, at a redemption price equal to 100% of the principal amount of Senior Notes due 2021 redeemed plus an applicable premium. In addition, until August 1, 2015, we may, at our option, on one or more occasions, redeem up to 60% of the then outstanding aggregate principal amount of Senior Notes due 2021 at a redemption price equal to (x) with respect to the first 30% of the then outstanding aggregate principal amount of the Senior Notes due 2021, 109.0% of the aggregate principal amount thereof and (y) with respect to the next 30% of the then outstanding aggregate principal amount of the Senior Notes due 2021, 112.0% of the aggregate principal amount thereof, in each case plus accrued and unpaid interest thereon to the applicable redemption date. We may redeem the Senior Notes due 2021, in whole or in part, on or after August 1, 2015, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date.

The indenture governing the Senior Notes due 2021 contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, our capital stock or repurchase our capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets; (v) create liens or use assets as security in other transactions; (vi) merge, consolidate or transfer or dispose of substantially all of our assets; (vii) engage in transactions with affiliates; and (viii) designate our subsidiaries as unrestricted subsidiaries.

Legacy Notes

As of March 31, 2015, we had approximately $667.9 million aggregate principal amount of senior notes outstanding (net of $57.1 million aggregate principal amount held by a subsidiary of ours).

The senior notes were our obligations prior to the merger. The senior notes are senior, unsecured obligations that are effectively subordinated to our secured indebtedness to the extent of the value of our assets securing such indebtedness and are not guaranteed by any of our subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. The senior notes rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness.

10.0% Senior Notes due 2018

As of March 31, 2015, we had outstanding $730.0 million aggregate principal amount of senior notes due 2018 (net of $120.0 million aggregate principal amount held by a subsidiary of ours). The senior notes due 2018 mature on January 15, 2018 and bear interest at a rate of 10.0% per annum, payable semi-annually on January 15 and July 15 of each year, which began on July 15, 2014.

The senior notes due 2018 are senior, unsecured obligations that are effectively subordinated to our secured indebtedness to the extent of the value of our assets securing such indebtedness and are not guaranteed by any of our subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. The senior notes due 2018 rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness.

CCWH Senior Notes

As of March 31, 2015, CCWH senior notes represented $2.7 billion aggregate principal amount of indebtedness outstanding, which consisted of $735.75 million aggregate principal amount of Series A Senior Notes due 2022 (the “Series A CCWH Senior Notes”) and $1,989.25 million aggregate principal amount of Series B CCWH Senior Notes due 2022 (the “Series B CCWH Senior Notes”). The CCWH Senior Notes are guaranteed by CCOH, Clear Channel Outdoor, Inc. (“CCOI”) and certain of CCOH’s direct and indirect subsidiaries.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors. Interest on the CCWH Senior Notes is payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year, which began on May 15, 2013.

At any time prior to November 15, 2017, CCWH may redeem the CCWH Senior Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Senior Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Senior Notes, in whole or in part, on or after November 15, 2017, at the redemption prices set forth in the applicable indenture governing the CCWH Senior Notes plus accrued and unpaid interest to the redemption date. At any time on or before November 15, 2015, CCWH may elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Senior Notes at a redemption price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Senior Notes or Series B CCWH Senior Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Senior Notes or Series A CCWH Senior Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Senior Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Senior Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than us and our subsidiaries (other than CCOH) or issue certain preferred stock;

•	create liens on its restricted subsidiaries’ assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and

•	sell certain assets, including capital stock of its subsidiaries, to persons other than us and our subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Senior Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Senior Notes or purchases or makes an offer to purchase the Series B CCWH Senior Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Senior Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Senior Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Senior Notes.

The indenture governing the Series A CCWH Senior Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Senior Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire CCOH’s subordinated debt;

•	make certain investments;

•	create liens on its or its restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to it from its restricted subsidiaries that are not guarantors of the CCWH Senior Notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets, including capital stock of its subsidiaries;

•	designate its subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Senior Notes indenture and Series B CCWH Senior Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur (i) additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively, and (ii) additional indebtedness that is subordinated to the CCWH Senior Notes under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1 for total debt. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Senior Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) are lower than 7.0:1 and 5.0:1 for total debt and senior debt, respectively. The Series A CCWH Senior Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Senior Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by us to CCOH.

CCWH Senior Subordinated Notes

As of March 31, 2015, CCWH Subordinated Notes represented $2.2 billion of aggregate principal amount of indebtedness outstanding, which consist of $275.0 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes due 2020 (the “Series A CCWH Subordinated Notes”) and $1,925.0 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes due 2020 (the “Series B CCWH Subordinated Notes”). Interest on the CCWH Subordinated Notes is payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year, which began on September 15, 2012.

The CCWH Subordinated Notes are CCWH’s senior subordinated obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by CCOH, CCOI and certain of CCOH’s other domestic subsidiaries. The CCWH Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the CCWH Subordinated Notes. The guarantees of the CCWH Subordinated Notes rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the CCWH Subordinated Notes.

At any time prior to March 15, 2015, CCWH were permitted to redeem the CCWH Subordinated Notes, in whole or in part, at a price equal to 100% of the principal amount of the CCWH Subordinated Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the CCWH Subordinated Notes, in whole or in part, on or after March 15, 2015, at the redemption prices set forth in the applicable indenture governing the CCWH Subordinated Notes plus accrued and unpaid interest to the redemption date. At any time on or before March 15, 2015, CCWH were permitted to elect to redeem up to 40% of the then outstanding aggregate principal amount of the CCWH Subordinated Notes at a redemption price equal to 107.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, subject to certain restrictions. Notwithstanding the foregoing, neither CCOH nor any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series A CCWH Subordinated Notes or Series B CCWH Subordinated Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series B CCWH Subordinated Notes or Series A CCWH Subordinated Notes, as applicable, the ratio of (a) the outstanding aggregate principal amount of the Series A CCWH Subordinated Notes to (b) the outstanding aggregate principal amount of the Series B CCWH Subordinated Notes shall be greater than 0.25, subject to certain exceptions.

The indenture governing the Series A CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt to persons other than us and our subsidiaries (other than CCOH) or issue certain preferred stock;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets; and

•	sell certain assets, including capital stock of CCOH’s subsidiaries, to persons other than us and our subsidiaries (other than CCOH).

In addition, the indenture governing the Series A CCWH Subordinated Notes provides that if CCWH (i) makes an optional redemption of the Series B CCWH Subordinated Notes or purchases or makes an offer to purchase the Series B CCWH Subordinated Notes at or above 100% of the principal amount thereof, then CCWH shall apply a pro rata amount to make an optional redemption or purchase a pro rata amount of the Series A CCWH Subordinated Notes or (ii) makes an asset sale offer under the indenture governing the Series B CCWH Subordinated Notes, then CCWH shall apply a pro rata amount to make an offer to purchase a pro rata amount of Series A CCWH Subordinated Notes.

The indenture governing the Series A CCWH Subordinated Notes does not include limitations on dividends, distributions, investments or asset sales.

The indenture governing the Series B CCWH Subordinated Notes contains covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	make certain investments;

•	create restrictions on the payment of dividends or other amounts to CCOH from its restricted subsidiaries that are not guarantors of the notes;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of CCOH’s assets;

•	sell certain assets, including capital stock of CCOH’s subsidiaries;

•	designate CCOH’s subsidiaries as unrestricted subsidiaries; and

•	pay dividends, redeem or repurchase capital stock or make other restricted payments.

The Series A CCWH Subordinated Notes indenture and Series B CCWH Subordinated Notes indenture restrict CCOH’s ability to incur additional indebtedness but permit CCOH to incur additional indebtedness based on an incurrence test. In order to incur additional indebtedness under this test, CCOH’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 7.0:1. The indentures contain certain other exceptions that allow CCOH to incur additional indebtedness. The Series B CCWH Subordinated Notes indenture also permits CCOH to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if its debt to adjusted EBITDA ratios (as defined by the indentures) is lower than 7.0:1. The Series A CCWH Senior Subordinated Notes indenture does not limit CCOH’s ability to pay dividends. The Series B CCWH Subordinated Notes indenture contains certain exceptions that allow CCOH to pay dividends, including (i) $525.0 million of dividends made pursuant to general restricted payment baskets and (ii) dividends made using proceeds received upon a demand by CCOH of amounts outstanding under the revolving promissory note issued by us to CCOH.

DESCRIPTION OF THE EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this section, (i) the terms “Issuer” and “Company” refer to iHeartCommunications, Inc. (f/k/a Clear Channel Communications, Inc.), and not to any of its Subsidiaries, (ii) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries, (iii) the term “Holdings” refers to iHeartMedia Capital I, LLC (f/k/a Clear Channel Capital I, LLC), and not to any of its Subsidiaries and (iv) the term “Indenture” means the indenture dated as of February 26, 2015, as supplemented, among the Issuer, U.S. Bank National Association, as trustee (the “Trustee”), paying agent (the “Paying Agent”), registrar (the “Registrar”) and transfer agent, the Guarantors and Deutsche Bank Trust Company Americas, as collateral agent (the “Notes Collateral Agent”).

We issued $950,000,000 aggregate principal amount of outstanding 10.625% priority guarantee notes due 2023 under the Indenture on February 26, 2015. The exchange notes will also be issued under the Indenture. Any outstanding note that remains outstanding after completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture. The outstanding 10.625% priority guarantee notes due 2023 that remain outstanding after the completion of the exchange offer and exchange notes issued in the exchange offer are collectively referred to in this section as the “Notes.”

The following description is only a summary of the material provisions of the Indenture, the Notes, the Intercreditor Agreements and the other Security Documents and does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used in this “Description of the Exchange Notes.” We urge you to read the Indenture, the Notes, the Intercreditor Agreements, and the other Security Documents because those agreements, not this description, define your rights as Holders of the Notes. Copies of the Indenture, Intercreditor Agreements and the other Security Documents may be obtained from the Issuer.

Brief Description of the Exchange Notes

The Notes:

•	are senior obligations of the Issuer;

•	rank pari passu in right of payment with respect to all existing and future unsubordinated indebtedness of the Issuer, including the Senior Credit Facilities, the Existing Priority Guarantee Notes and the Existing Senior Notes;

•	are secured by certain of the General Credit Facility Collateral of the Issuer on a pari passu lien basis with the General Credit Facilities and the Existing Priority Guarantee Notes, and are secured by the ABL Collateral of the Issuer on a junior priority basis pari passu with the lenders under the General Credit Facilities and holders of the Existing Priority Guarantee Notes, in each case subject to other prior liens permitted by the Indenture, exceptions described below under “—Security—Excluded Assets” and the limitations described below under “—Security—Limitations on Capital Stock Collateral”;

•	are effectively subordinated to all indebtedness outstanding under the ABL Credit Facility to the extent of the value of the ABL Collateral;

•	are senior in right of payment to all Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes;

•	are initially guaranteed by Holdings and each of the Issuer’s Restricted Subsidiaries that guarantee the General Credit Facilities on a pari passu basis with respect to such Guarantor’s guarantee of the General Credit Facilities;

•	are structurally subordinated to all existing and future obligations of any existing or future Subsidiaries of the Issuer that do not guarantee the Notes, including the obligations of CCO and its Subsidiaries; and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

The Guarantee of each Guarantor of the Notes:

•	are a senior obligation of such Guarantor;

•	rank pari passu in right of payment with respect to all existing and future unsubordinated Indebtedness of such Guarantor, including such Guarantor’s guarantee of the Senior Credit Facilities and the Existing Priority Guarantee Notes;

•	constitute “Designated Senior Indebtedness” for purposes of the Subordinated Guarantee Notes Indenture, and are senior in right of payment to such Guarantor’s guarantee of the Subordinated Guarantee Notes;

•	are secured by certain of the General Credit Facility Collateral of such Guarantor on a pari passu lien basis with the General Credit Facilities and the Existing Priority Guarantee Notes, and are secured by the ABL Collateral of such Guarantor on a junior priority basis pari passu with the lenders under the General Credit Facilities and holders of the Existing Priority Guarantee Notes, in each case subject to other prior liens permitted by the Indenture, exceptions described below under “—Security—Excluded Assets” and the limitations described below under “—Security—Limitations on Capital Stock Collateral”; and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

The Notes and the Guarantees will also have the benefit of a Lien in the Springing Lien Collateral if the Springing Lien Trigger Date occurs as described below.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, in each case, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture or a supplemental indenture.

Holdings and each Restricted Subsidiary that is a Domestic Subsidiary that guarantees any of the Senior Credit Facilities guarantee the Notes, subject to release as provided below. Each Guarantor’s Guarantee of the Notes is a senior obligation of such Guarantor and is secured by the Collateral as described below under “—Security.” The Guarantee of each Guarantor constitutes “Designated Senior Indebtedness” for purposes of the Subordinated Guarantee Notes. Most of the covenants described under “—Certain Covenants in the Indenture” do not apply to Holdings. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not guarantee the Notes, including CCO and its subsidiaries.

Not all of the Issuer’s Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to a Guarantor or the Issuer. The non-guarantor Subsidiaries accounted for $621.7 million, or 46%, of our revenue, approximately ($2.9) million, or (3%), of our operating income, in each case, for the three months ended March 31, 2015 and $2,988.8 million, or 47%, of our revenue, approximately $284.6, or 26%, of our operating income, in each case, for the year ended December 31, 2014. Our non-guarantor Subsidiaries accounted for approximately $7.0 billion, or 51%, of our total assets as of March 31, 2015 and approximately $7.2 billion, or 51%, of our total assets as of December 31, 2014. As of March 31, 2015 and December 31, 2014, our non-guarantor Subsidiaries had $6.4 billion and $6.5 billion, respectively of total liabilities (including trade payables) to which the Notes would have been structurally subordinated.

For a description of the Collateral, lien priority and intercreditor arrangements, see “—Security” below.

The obligations of each Restricted Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law. Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment (such net assets determined in accordance with GAAP).

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees of the Subordinated Guarantee Notes and other obligations and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

Except as provided below, each Guarantee by a Restricted Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Restricted Guarantor (including any sale, exchange or transfer) after which the applicable Restricted Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Restricted Guarantor, which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the Indenture; provided, however, that, in each case, if such Restricted Guarantor, immediately prior thereto, was a guarantor of any First Priority Lien Obligation and continues after such sale, exchange or transfer to be a guarantor of any First Priority Lien Obligation, no such release shall occur;

(b) the release or discharge of the guarantee by such Restricted Guarantor of the General Credit Facilities or the guarantee of any other Indebtedness which resulted in the creation of such Guarantee, except a discharge or release (i) by or as a result of payment under such other guarantee or (ii) in connection with a replacement, refunding or refinancing of the General Credit Facilities or such other Indebtedness if Indebtedness or other obligations under such replacement, refunding or refinancing will be guaranteed by such Restricted Guarantor; provided, however, that if such Restricted Guarantor, immediately prior thereto, was a guarantor of any Indebtedness of the Issuer or any other Guarantor and continues after such designation to be a guarantor of any such Indebtedness, no such release shall occur;

(c) the designation of any Restricted Subsidiary that is a Restricted Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”; provided, however, that if such Restricted Guarantor, immediately prior thereto, was a guarantor of any First Priority Lien Obligation and continues after such designation to be a guarantor of any First Priority Lien Obligation, no such release shall occur;

(d) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in a manner not in violation of the terms of the Indenture; and

(e) such Restricted Guarantor ceasing to be a Restricted Subsidiary as a result of any other transaction or designation permitted hereunder; provided, however, that if such Restricted Guarantor, immediately prior thereto, was a guarantor of any First Priority Lien Obligation and continues after such cessation to be a guarantor of any First Priority Lien Obligation, no such release shall occur; and

(2) such Restricted Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

The Guarantee by Holdings provides by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer (by merger or otherwise) of all or substantially all of the assets of Holdings, which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the Indenture; provided, however, that if Holdings immediately prior thereto was a guarantor of other Indebtedness of the Issuer or another Guarantor and continues after such sale, exchange or transfer to be a guarantor of such other Indebtedness of the Issuer or another Guarantor, no such release shall occur, (2) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or (3) the Issuer’s obligations under the Indenture being discharged in a manner in accordance with the terms of the Indenture.

If a Restricted Subsidiary has incurred any Indebtedness or issued any Disqualified Stock or Preferred Stock in reliance on its status as a Guarantor under the covenant “—Certain Covenants in the Indenture— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” then its Guarantee shall only be released and discharged if its obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so incurred in reliance on its status as a Guarantor are satisfied in full and discharged or are otherwise permitted under the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (other than clause (13) of the second paragraph thereof).

Security

The Notes and the Guarantees, with certain exceptions, subject to prior Liens and subject to the limitations described below under “—Limitations on Capital Stock Collateral,” are secured by Liens on the Collateral owned by the Issuer and each Guarantor, which will consist of (i) the General Credit Facility Collateral described below, as to which the Holders of the Notes have a security interest that is equal to the lien in favor of the lenders under the General Credit Facilities and the Existing Priority Guarantee Notes, and (ii) the ABL Collateral, as to which the lenders under the ABL Facility have a senior-priority security interest and the Holders of the Notes, the holders of obligations under the General Credit Facilities and the holders of the Existing Priority Guarantee Notes have a junior-priority security interest. We refer to any entity that pledges Collateral hereunder as a “Pledgor.” The terms “Contract,” “Fixtures,” “General Intangibles,” “Instrument,” “Investment Property,” “License” and “Security Interest,” as used herein, shall have the meanings given to such terms in the Uniform Commercial Code.

The Collateral does not and will not comprise all or substantially all of the assets of the Pledgors. As described below under “—General Credit Facility Collateral,” there are significant limitations on our ability to pledge assets as Collateral for the benefit of the Notes, and as described below under “—Excluded Assets,” there are a number of assets that will not constitute Collateral for the benefit of the Notes. See “Risks Related to the Notes—The lenders under our senior secured credit facilities and holders of our priority guarantee notes due 2019 may benefit from a more expansive security package than the notes.”

General Credit Facility Collateral

As of the date of this prospectus, the “General Credit Facility Collateral” consisted of a lien on (1) 100% of the Capital Stock of the Issuer and (2) certain property and related assets that do not constitute Principal Property. The General Credit Facility Collateral shall not include any Principal Property until the Springing Lien Trigger Date. This means that assets that constituted General Credit Facility Collateral on the Issue Date may not constitute General Credit Facility Collateral in the future. If the vesting of the Notes Collateral Agent’s rights in any pledge of the General Credit Facility Collateral requires the approval of the FCC prior to the vesting of such rights, such rights will not vest in the Notes Collateral Agent until such approval has been obtained. For example in the event that the stock of one of our subsidiaries that holds an FCC license becomes part of the Collateral and the Notes Collateral Agent seeks to effect a foreclosure with respect to such stock, the transferee in the foreclosure process must comply with FCC ownership requirements and must formally seek FCC approval, which approval process would take at least 30 days and would involve the participation of that subsidiary. See “Risk Factors—Risks Related to the Notes—The amount of our obligations under our senior secured credit facilities, our existing priority guarantee notes and the notes substantially exceeds the value of the collateral securing the notes.” The Issuer will be required to use its commercially reasonable efforts to obtain any such approvals.

The General Credit Facilities (and by virtue of a collateral sharing agreement, the priority guarantee notes due 2019) may benefit from a more expansive security package than the Notes. The General Credit Facilities have been granted a security interest in certain of our Principal Properties based on a basket in the Legacy Notes Indenture that is determined by reference to 15% of the total consolidated stockholders’ equity of the Issuer as shown on the Issuer’s balance sheet in the most recent annual report to its stockholders (the “Principal Properties Basket”). In addition, pursuant to the terms of a collateral sharing agreement, among the administrative agent under our cash flow credit facility, the trustee under the priority guarantee notes due 2019 and the collateral agent under the priority guarantee notes due 2019, following the commencement of insolvency proceedings the administrative agent on behalf of the lenders under the senior secured credit facilities has agreed to turn over to the trustee under the priority guarantee notes due 2019, for the benefit of the noteholders of the priority guarantee notes due 2019, a pro rata share (based upon the outstanding principal amount of priority guarantee notes due 2019 and loans under the senior secured credit facilities) of any recovery received on account of our Principal Properties. In return, the trustee under the priority guarantee notes due 2019 and the collateral agent under the priority guarantee notes due 2019 will turn over to the administrative agent under our senior secured credit facilities a percentage of the recovery received on account of the principal amount of priority guarantee notes due 2019 (where the numerator is the value of the cash and other assets turned over to the trustee under the priority guarantee notes due 2019 by the administrative agent under our senior secured credit facilities, and the denominator is the total principal amount of the claims of the noteholders of the priority guarantee notes due 2019 in such insolvency proceeding). Based on the most recent annual report to the Issuer’s stockholders, stockholders’ equity is negative and therefore the basket is zero. As a result, as of the date of this prospectus and until the occurrence (if at all) of the Springing Lien Trigger Date, the Holders of Notes will not have the benefit of a Lien or any security interest in Principal Properties. The lenders under the General Credit Facilities would likely take the position that the size of such basket is based on the consolidated stockholders’ equity of the Issuer in the Issuer’s annual report prior to the date of grant of security interest for those obligations. To the extent such a position is found to be correct, then the lenders under the General Credit Facilities (and by virtue of the collateral sharing agreement, the priority guarantee notes due 2019) will have substantially more assets securing the obligations thereunder than secure the Notes. There will not be any requirement that the obligations under the General Credit Facilities first be satisfied using proceeds from the assets that do not secure the Notes, which means the Holders of Notes may recover less than they would have if lenders under the General Credit Facilities first proceeded against such assets that do not secure the Notes. Until the Springing Lien Trigger Date, the Holders of Notes will not benefit from any security interest in our Principal Properties or the pledge of stock of our subsidiaries or intercompany loans between us and our subsidiaries or between our subsidiaries.

In the event that (1) the aggregate principal amount of the Legacy Notes outstanding is $500 million or less, (2) the Legacy Notes Indenture has been amended or otherwise modified to remove or limit the applicability of the negative pledge covenant set forth in the Legacy Notes Indenture, (3) any Legacy Notes are secured or become required to be secured by a Lien on any Springing Lien Collateral or (4) the General Credit Facilities are secured by a Lien on any Springing Lien Collateral (other than any such Lien securing the General Credit Facilities permitted under the Legacy Notes Indenture solely pursuant to the Principal Properties Basket under the Legacy Notes Indenture as the Legacy Notes Indenture was in effect on the Issue Date), then, on the date of the earliest to occur of such events (such date, the “Springing Lien Trigger Date”), the General Credit Facility Collateral will include all the Springing Lien Collateral (or, if only the events in clauses (3) and (4) above have occurred, only such of the Springing Lien Collateral as is subject to such Lien securing any Legacy Notes or the General Credit Facilities, as applicable). For purposes hereof, “Springing Lien Collateral” means (A) 100% of the Capital Stock of our wholly-owned domestic Restricted Subsidiaries and intercompany loans between the Issuer and its Restricted Subsidiaries or between any Restricted Subsidiaries and (B) our assets that constitute a Principal Property. We will be required to provide a perfected security interest in any Springing Lien Collateral not later than the earlier of the date on which the Lien in such Springing Lien Collateral is granted for the benefit of the General Credit Facilities or 60 days after the Springing Lien Trigger Date. Based solely on the current maturity schedule of our Legacy Notes, without giving effect to any voluntary repurchases or redemptions of our Legacy Notes, we would have less than $500 million aggregate principal amount of Legacy Notes outstanding after December 15, 2016, when our 5.5% Senior Notes due 2016 mature.

As of the date of this prospectus, all of our wholly owned domestic license subsidiaries were “Restricted Subsidiaries” under the Legacy Notes Indenture; accordingly, as of the date of this prospectus, we did not provide any pledges of subsidiary stock or intercompany loans between the Issuer and its Restricted Subsidiaries or between any Restricted Subsidiaries as part of the General Credit Facility Collateral. Historically, we have not designated any of our wholly owned domestic license subsidiaries as “unrestricted” within the meaning of the Legacy Notes Indenture and do not intend to do so in the future. As a result, until the Springing Lien Trigger Date, the Holders of Notes will not have the benefit of any subsidiary stock pledges or pledges of intercompany loans between the Issuer and its Restricted Subsidiaries or between any Restricted Subsidiaries of our subsidiaries to secure the Notes. After the Springing Lien Trigger Date, any pledges of stock or other securities of our subsidiaries will be limited as described above and below.

The Issuer and the Restricted Guarantors are required to provide a first-priority perfected security interest, subject to Permitted Liens which may have senior lien priority, in After-Pledged Property. Holdings will not be required to provide any security interest in After-Pledged Property.

Pledges of assets for the benefit of the Notes in the future may be subject to avoidance in a bankruptcy under certain circumstances. Because most of the assets that may be pledged for the Notes will occur in the future, if at all, there is a greater risk that a substantial portion of the Collateral could be subject to avoidance. See “Risk Factors—Risks Related to the Notes—The amount of our obligations under our senior secured credit facilities, our existing priority guarantee notes and the notes substantially exceeds the value of the collateral securing the notes.” and “Risk Factors—Risks Related to the Notes—Any future pledge of collateral might be avoidable by a trustee in bankruptcy.”

Excluded Assets

In addition to the limitations described herein, including the limitation described below under “—Limitations on Capital Stock Collateral,” the following assets will not be included in the General Credit Facility Collateral, including after the Springing Lien Trigger Date:

(a) any fee owned real property and all leasehold rights and interests in real property, other than, in each case, any fixtures (other than fixtures relating to mortgaged properties);

(b) any General Intangible (other than FCC Authorizations, which are addressed in subsection (f) below), Investment Property, Intellectual Property or other property or rights of a Pledgor arising under or evidenced by any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of, such General Intangible, Investment Property, Intellectual Property or other property or rights in favor of a third party or under any law, regulation, permit, order or decree of any governmental authority, unless and until all required consents shall have been obtained (the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party (other than another Pledgor or its Affiliates) in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder; provided, however, that the limitation set forth in this clause (b) shall not affect, limit, restrict or impair the grant by a Pledgor of a security interest pursuant to the Indenture in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC; provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (b) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other documents shall immediately cease to be an excluded asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other document, or to the extent severable, to any portion thereof that does not result in any of the conditions in subclauses (x) or (y) above;

(c) any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the UCC or other applicable law;

(d) Excluded Stock Collateral or debt securities of any Affiliate of the Issuer to the extent and for so long as a pledge of such Excluded Stock Collateral or debt securities to secure the Notes would result in additional financial reporting requirements under Rule 3-16 under Regulation S-X promulgated under the Exchange Act;

(e) margin stock (within the meaning of Regulation U of the Federal Reserve Board);

(f) any FCC Authorizations to the extent (but only to the extent) that at such time the Notes Collateral Agent may not validly possess a security interest therein pursuant to applicable communications laws, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Authorizations (except to the extent requiring approval of any governmental authority, including the FCC) and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Authorizations;

(g) any Intellectual Property to the extent that the attachment of the security interest of the Security Documents thereto, or any assignment thereof, would result in the forfeiture, invalidation or unenforceability of the Pledgors’ rights in such property including any Trademark applications filed in the USPTO on the basis of such Pledgor’s “intent-to-use” such Trademark, unless and until acceptable evidence of use of such Trademark has been filed with the USPTO pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application;

(h) any particular assets if, in the reasonable judgment of the Administrative Agent under the General Credit Facilities, determined in consultation with the Issuer and evidenced in writing, the burden, cost or consequences (including any material adverse tax consequences) to the Issuer or its Subsidiaries of creating or perfecting a pledge or security interest in such assets for the benefit of the secured parties under the General Credit Facilities or obtaining title insurance or taking other actions in respect of such assets is excessive in relation to the benefits to be obtained therefrom by the secured parties under the General Credit Facilities; and

(i) any assets of a Pledgor that are held for sale and identified to the Administrative Agent under the General Credit Facilities prior to the Issue Date.

In the event any asset described in clauses (a)—(i) (other than clause (d)) above is pledged for the benefit of any First Priority Lien Obligation, such asset shall constitute General Credit Facility Collateral and shall be pledged as After-Pledged Property with respect to the Notes.

ABL Collateral

The “ABL Collateral” consists of the accounts receivable and related assets pledged to secure the ABL Credit Facility. The ABL Collateral does not consist of all of the accounts receivable and related assets of the Issuer and the other Pledgors.

The Pledgors will be able to incur additional Indebtedness in the future which could share in the Collateral on a priority basis, on an equal and ratable basis or on a junior priority basis. The amount of all such additional Indebtedness will be limited by the covenants disclosed under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants in the Indenture—Liens,” but under certain circumstances the amount of such additional secured Indebtedness could be significant. The Collateral will be further limited to the extent described below under “—Limitations on Capital Stock Collateral,” and subject to the other limitations described herein.

The Holders of Notes will not be permitted to take enforcement action with respect to the Collateral except under limited circumstances as provided in the Intercreditor Agreements. For a description of those limitations and the other material terms of the Intercreditor Agreements, see “—Intercreditor Agreements” below.

Releases of Collateral

Liens on the property and other assets included in the Collateral securing the Notes will be released automatically under any one or more of the following circumstances:

(1) to enable us to consummate the disposition of property or assets to the extent not prohibited and otherwise in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; provided, however, that if such property or assets, immediately prior thereto, were subject to any Lien securing any First Priority Lien Obligation and such property or assets continue after such disposition to be subject to a Lien securing any First Priority Lien Obligation, no such release shall occur with respect to such property or assets;

(2) in respect of the property and assets of a Restricted Guarantor, upon the designation of such Restricted Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”; provided, however, that if any property or assets of such Restricted Guarantor, immediately prior thereto, was subject to any Lien securing any First Priority Lien Obligation and such property or assets continue after such designation to be subject to a Lien securing any First Priority Lien Obligation, no such release shall occur;

(3) in the case of the property and assets of a Restricted Guarantor, upon the release of such Restricted Guarantor from its Guarantee of the Notes;

(4) as described under “—Intercreditor Agreements” below; and

(5) as described under “—Amendment, Supplement and Waiver” below.

The security interests in all Collateral securing the Notes also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under the Indenture, the Notes, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest are paid or upon a legal defeasance or covenant defeasance under the Indenture as described below under “—Legal Defeasance and Covenant Defeasance.”

Limitations on Capital Stock Collateral

As of the date of this prospectus, none of the Capital Stock of any of our Subsidiaries constitutes Collateral. We do not expect this to change unless and until the Springing Lien Trigger Date occurs, if at all. If, however, we do pledge Capital Stock as Collateral, that pledge will be limited as described below. The Capital Stock and securities of any Subsidiary of the Issuer will constitute Collateral only to the extent that the securing of the Notes with such Capital Stock and securities would not require the financial statements of such Subsidiary to be separately filed with the SEC under Rule 3-16 of Regulation S-X under the Exchange Act (or any other law, rule or regulation). The foregoing limitation will not apply to the pledge of Capital Stock of any Subsidiary that otherwise files its financial statements with the SEC. In the event that Rule 3-16 of Regulation S-X under the Exchange Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation that would require) the filing with the SEC of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock and securities secure the Notes or any Guarantee, then the Capital Stock and securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary for such Subsidiary to not be subject to such requirement to provide separate financial statements) and such excluded portion of the Capital Stock and securities is referred to as the “Excluded Stock Collateral.” In such event, the Security Documents may be amended, modified or supplemented, without the consent of any Holder, to the extent necessary to release the security interests on the Excluded Stock Collateral. The limitations of Rule 3-16 of Regulation S-X do not apply to unregistered debt securities or debt that is not a security. Accordingly, although the limitations described herein apply as a contractual matter to the General Credit Facilities in existence on the Issue Date, those limitations only apply to the extent providing such Collateral would require the Issuer to cause subsidiaries to file additional financial statements with the SEC, and we may in the future enter into Credit Facilities and other indebtedness that we may incur in the future that do not have those limitations and the holders of those obligations will have a security interest in more assets than the Notes Collateral Agent for the Holders of Notes. There will not be any requirement that the holders of obligations secured by a pari passu lien seek to realize on the value of assets not securing the Notes before they realize on the Collateral and therefore the Holders of Notes may recover less than holders of other debt with a pari passu lien.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation that would permit) any Subsidiary’s Excluded Stock Collateral to secure the Notes in excess of the amount then pledged without the filing with the SEC of separate financial statements of such Subsidiary, then the Capital Stock and securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent possible without such Subsidiary becoming subject to any such filing requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and securities.

In accordance with the limitations set forth in the two immediately preceding paragraphs, on the date the Issuer files a registration statement with the Commission related to the Notes or on the date that we pledge Capital Stock, if later, the Collateral will include shares of Capital Stock of the Subsidiaries only to the extent that the applicable value of such Capital Stock (on an entity-by-entity basis) is less than 20% of the aggregate principal amount of the outstanding Notes. As of the date of this prospectus, certain of the Subsidiaries whose Capital Stock would be required to be pledged following the occurrence of the Springing Lien Trigger Date have Capital Stock valued at or in excess of 20% of the aggregate principal amount of the outstanding Notes; accordingly, if we pledged Capital Stock and Rule 3-16 of Regulation S-X under the Securities Act were applicable to the Notes on such date, each such pledge of such stock as Collateral would be deemed to be limited to stock with a value that is less than 20% of the aggregate principal amount of the outstanding Notes pursuant to these provisions. If we pledge Capital Stock in the future (we currently do not expect to do so), we anticipate that such pledges will be subject to such limitations and will be deemed to be limited to stock with a value that is less than 20% of the aggregate principal amount of the outstanding Notes. If the applicable value of 100% of the Capital Stock of any pledged entity becomes less than 20% of the aggregate principal amount of the Notes outstanding and the pledge of such Capital Stock has been deemed limited in accordance with this paragraph prior to such date, the pledge of such Capital Stock shall automatically be deemed to be 100% thereof. Accordingly, if we pledge Capital Stock at some future date, the portion of the Capital Stock of the Subsidiary of the Issuer constituting Collateral may decrease or increase as described above.

Intercreditor Agreements

Credit Agreement Intercreditor Agreement

Overview

On the Issue Date, the Notes Collateral Agent entered into a joinder agreement to the First Lien Intercreditor Agreement (as the same may be amended from time to time, the “Credit Agreement Intercreditor Agreement”) with the collateral agent under the General Credit Facilities (the “CF Collateral Agent”) and the authorized representative of the holders of General Credit Facility Obligations (the “CF Authorized Representative”) with respect to the Shared Collateral, as such term is defined below, which may be amended from time to time without the consent of the Holders of the Notes to add other parties holding First Priority Lien Obligations (together with Obligations under the Notes, the “Additional First Priority Lien Obligations”) permitted to be incurred under the Indenture, the General Credit Facilities and the Credit Agreement Intercreditor Agreement. Generally, “Shared Collateral” means, at any time, collateral in which the holders of two or more Series of First Priority Lien Obligations (or their respective representatives) hold a valid and perfected security interest. The Credit Agreement Intercreditor Agreement provides for the priorities and other relative rights among the Holders of Notes, the holders of the obligations under the General Credit Facilities and the holders of any other First Priority Lien Obligations secured by an interest in the Shared Collateral, including, among other things, that:

(1) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on the Shared Collateral, the valid and perfected Liens securing all such Indebtedness shall be of equal priority as among the parties to the Credit Agreement Intercreditor Agreement; and

(2) if an event of default has occurred and is continuing under any First Priority Lien Obligations, and the Controlling Collateral Agent or any Authorized Representative for, or holder of, such First Priority Lien Obligations is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, or receives any payment with respect to the Shared Collateral under any other intercreditor agreement, or any distribution is made with respect to any Shared Collateral in any insolvency or liquidation proceeding of the Issuer or any Guarantor, then the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent, such Authorized Representative or any holder of such First Priority Lien Obligations, as the case may be, will be applied (i) first to the payment of all amounts owing to each applicable Collateral Agent (in its capacity as such) pursuant to the terms of any applicable documents governing First Priority Lien Obligations, (ii) second, on a ratable basis, to amounts owing to (a) holders of the obligations under the General Credit Facilities, (b) the Holders of Notes (for allocation in accordance with the terms of the Indenture) and (c) the holders of any other First Priority Lien Obligations and (iii) third, after payment in full of all First Priority Lien Obligations, allocated to the Company and the Guarantors or as a court of competent jurisdiction may direct (the “Application of Proceeds”).

Under the Credit Agreement Intercreditor Agreement, only the Controlling Collateral Agent will have the right to act or refrain from acting with respect to any Shared Collateral. The Controlling Collateral Agent will initially be the CF Collateral Agent and will remain the CF Authorized Representative until the earlier of (1) the Discharge of General Credit Facility Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such earlier date, the “Controlling Collateral Agent Change Date”). After the Controlling Collateral Agent Change Date, the Controlling Collateral Agent is the Collateral Agent for that Series of First Priority Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Priority Lien Obligations (including the General Credit Facility Obligations) with respect to the Shared Collateral (the “Major Non-Controlling Authorized Representative”). Accordingly, Holders of the Notes and the Notes Collateral Agent will not have any right to take enforcement action with respect to the collateral even if the CF Collateral Agent is not diligently pursuing enforcement actions with respect thereto unless the principal amount of the Notes is greater than the amount of the General Credit Facility Obligations and each other Series of First Priority Lien Obligations.

At any time when the CF Collateral Agent is the Controlling Collateral Agent, no Additional First Lien Secured Party shall, or shall instruct any collateral agent to, and neither the Notes Collateral Agent nor any other Authorized Representative shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral.

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture or credit facility for the applicable Series of First Priority Lien Obligations, and (b) the Controlling Collateral Agent’s, the Applicable Authorized Representative’s and each other Authorized Representative’s receipt of written notice from the Authorized Representative for the applicable Series of First Priority Lien Obligations certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture or credit facility for that Series of First Priority Lien Obligations has occurred and is continuing and (ii) the First Priority Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture or credit facility for that Series of First Priority Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to the Shared Collateral (1) at any time the Applicable Authorized Representative or the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Issuer or the Guarantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

At any time when the CF Collateral Agent is not the Controlling Collateral Agent, the Controlling Collateral Agent will only act or refrain from acting with respect to the Shared Collateral upon the instruction of the Applicable Authorized Representative, and will not follow any instructions with respect to such Shared Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will be entitled to instruct the Controlling Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Shared Collateral.

Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent (acting on the instructions of the Applicable Authorized Representative if it is not the CF Collateral Agent) may deal with the Shared Collateral as if the Controlling Collateral Agent had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, Applicable Authorized Representative or any Controlling Secured Party. Each of the First Lien Secured Parties also will agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Shared Collateral, or the provisions of the Credit Agreement Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made with respect to any Shared Collateral in any bankruptcy case of the Issuer or any Guarantor, or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than the Credit Agreement Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent or any other First Lien Secured Party (or received pursuant to any other intercreditor agreement) on account of such enforcement of rights or exercise of remedies, as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Priority Lien Obligations are entitled under any other intercreditor agreement shall be applied in accordance with the Credit Agreement Intercreditor Agreement.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Priority Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Priority Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or proceeds to be distributed in respect of the Series of First Priority Lien Obligations with respect to which such impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral. In addition, none of the First Lien Secured Parties may seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral. If any First Lien Secured Party obtains possession of any Shared Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Priority Lien Obligations, then it must hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment to the Controlling Collateral Agent to be distributed in accordance with the Credit Agreement Intercreditor Agreement.

If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of each other collateral agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to the Credit Agreement Intercreditor Agreement. Each collateral agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors set forth in the Credit Agreement Intercreditor Agreement) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in the Credit Agreement Intercreditor Agreement.

If the Issuer or any Guarantor becomes subject to any bankruptcy case, the Credit Agreement Intercreditor Agreement provides that if the Issuer or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Non-Controlling Secured Party will agree not to object to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (acting on the instructions of the Applicable Authorized Representative if it is not the CF Collateral Agent) with respect to such Shared Collateral opposes or objects to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Priority Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the Credit Agreement Intercreditor Agreement), in each case so long as:

(A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the Credit Agreement Intercreditor Agreement;

(C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Priority Lien Obligations, such amount is applied pursuant to the Credit Agreement Intercreditor Agreement; and

(D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the Credit Agreement Intercreditor Agreement;

provided that the First Lien Secured Parties of each Series will have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that do not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Priority Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Credit Agreement Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

In connection with any refinancing of First Priority Lien Obligations of any Series, or the incurrence of Additional First Priority Lien Obligations of any Series, the collateral agents and the Authorized Representatives then party to the Credit Agreement Intercreditor Agreement may enter (without the consent of any other First Lien Secured Party), at the request of any Collateral Agent, any Authorized Representative or the Issuer, into such amendments or modifications of the Credit Agreement Intercreditor Agreement as are reasonably necessary to reflect such refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative.

Certain Definitions

“Additional First Lien Secured Party” means the holders of any Additional First Priority Lien Obligations, including the Holders, and any Authorized Representative or Collateral Agent with respect thereto, including the Notes Collateral Agent.

“Applicable Authorized Representative” means, at any time from and after the time that the CF Collateral Agent ceases to be the Controlling Collateral Agent with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First-Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations with respect to such Shared Collateral.

“Authorized Representative” means (i) CF Authorized Representative, (ii) in the case of the Notes or the Holders, the Notes Collateral Agent and (iii) in the case of any Series of Additional First Priority Lien Obligations or Additional First Lien Secured Parties that become subject to the Credit Agreement Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Controlling Collateral Agent” means, (i) until the earlier of (x) the Discharge of General Credit Facility Obligations, and (y) the Non-Controlling Authorized Representative Enforcement Date, the CF Collateral Agent and (ii) from and after the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent for the Additional First Priority Lien Obligations for which the Applicable Authorized Representative is the Authorized Representative.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the CF Collateral Agent is the Controlling Collateral Agent, the Credit Agreement Secured Parties, and (ii) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Discharge of General Credit Facility Obligations” means, with respect to any Shared Collateral, the date on which the General Credit Facility Obligations are no longer secured by such Shared Collateral; provided that the Discharge of General Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such General Credit Facility Obligations with additional First Priority Lien Obligations secured by such Shared Collateral under an agreement relating to Additional First Priority Lien Obligations which has been designated in writing by the administrative agent under the General Credit Facilities so refinanced to the Notes Collateral Agent and each other Authorized Representative as the General Credit Facilities for purposes of the Credit Agreement Intercreditor Agreement.

“First Lien Documents” means the credit, guarantee and security documents governing the First Priority Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Event of Default” means an “Event of Default” under and as defined in the General Credit Facilities, the Indenture or any other First Lien Documents governing First Priority Lien Obligations.

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the General Credit Facilities, (b) the “Secured Parties,” as defined in the Security Documents, and (c) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Priority Lien Obligations and any Additional First Priority Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing the First Priority Lien Obligations.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the “Secured Parties” as defined in the General Credit Facilities (in their capacities as such), (ii) the Holders and the Notes Collateral Agent (each in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the Credit Agreement Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Priority Lien Obligations, each of (i) the General Credit Facility Obligations, (ii) the Notes and (iii) the Additional First Priority Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Credit Agreement Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Priority Lien Obligations).

ABL Intercreditor Agreement

Overview

The ABL Collateral Agent and the CF Collateral Agent for the lenders under the General Credit Facilities (such lenders, together with the Holders of Notes, with respect to their claim on the ABL Collateral, the “Junior Lien Secured Parties”) have entered into an Intercreditor Agreement dated as of July 30, 2008. The Notes Collateral Agent (the Notes Collateral Agent, together with the CF Collateral Agent, the “Junior Lien Collateral Agents”) became a party to this agreement on the Issue Date, pursuant to a joinder agreement. The ABL Intercreditor Agreement may be further amended from time to time without the consent of Holders of Notes to add other parties holding Obligations secured by a junior-priority lien on the ABL Collateral (all such Obligations, the “Junior Lien Obligations”). Although the Holders of Notes are not party to the ABL Intercreditor Agreement, by their acceptance of the Notes they will agree to be bound thereby. The ABL Intercreditor Agreement provides for the priorities and other relative rights among the lenders under the ABL Facility (the “ABL Lenders”) and the Junior Lien Secured Parties, including, among other things, that:

(1) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien in respect of all or any portion of the ABL Collateral held by or on behalf of any Junior Lien Collateral Agent or any Junior Lien Secured Party that secures all or any portion of the Junior Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Collateral Agent and the ABL Lenders on the ABL Collateral; and

(2) any Lien in respect of all or any portion of the ABL Collateral held by or on behalf of the ABL Collateral Agent or any ABL Lender that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to any Junior Lien Collateral Agent or any Junior Lien Secured Party on the ABL Collateral (together with (1), the “ABL Lien Priority”).

Waiver of Right to Contest Liens

Each Junior Lien Collateral Agent, for and on behalf of itself and the applicable Junior Lien Secured Parties, has agreed that it will not, and will waive any right to, take any action to contest or challenge (or assist or support any other person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Collateral Agent and the ABL Lenders (together with the CF Lenders, the “Secured Lenders”) in respect of ABL Collateral or the provisions of the ABL Intercreditor Agreement. Except to the extent expressly set forth in the ABL Intercreditor Agreement, each Junior Lien Collateral Agent, for and on behalf of itself and the applicable Junior Lien Secured Parties, has agreed that it will not take any action that would interfere with any exercise of Secured Creditor Remedies (as defined below) undertaken by the ABL Collateral Agent or any ABL Lender under the ABL Credit Facility and related Security Documents (collectively, the “ABL Documents”) with respect to the ABL Collateral. Except to the extent expressly set forth in the ABL Intercreditor Agreement, each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Party, will waive any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Collateral Agent or any ABL Lender seeks to enforce its Liens in any ABL Collateral.

The ABL Collateral Agent, for and on behalf of itself and the ABL Lenders, has agreed that it will not, and will waive any right to, take any action to contest or challenge (or assist or support any other person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the respective Liens of any Junior Lien Collateral Agents or Junior Lien Secured Party in respect of the ABL Collateral or the provisions of the ABL Intercreditor Agreement.

Remedies Standstill

Under the ABL Intercreditor Agreement, until the discharge of the ABL Facility Obligations, no Junior Lien Collateral Agent, on behalf of itself or any Junior Lien Secured Party, will:

(i)    (A) take any action to enforce or realize upon any Lien on the ABL Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(B) exercise any right or remedy provided to a secured creditor on account of a Lien on the ABL Collateral under any Security Document, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the ABL Collateral in satisfaction of a Lien;

(C) take any action or exercise any right or remedy in respect of the collection on, set-off against, marshaling of, injunction respecting or foreclosure on (i) the ABL Collateral, (ii) the “proceeds” of such collateral (as defined in Article 9 of the Uniform Commercial Code) or (iii) whatever is recoverable or recovered when any ABL Collateral is sold, exchanged, collected, or disposed whether voluntarily or involuntarily ((ii) and (iii) together, the “Proceeds”);

(D) appoint a receiver, receiver and manager or interim receiver of all or part of the ABL Collateral;

(E) sell, lease, license, or otherwise dispose of all or any portion of the ABL Collateral by private or public sale conducted by a Junior Lien Secured Party or any other means at the direction of a Junior Lien Secured Party permissible under applicable law; or

(F) exercise any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code in respect of the ABL Collateral ((A) through (G) collectively, the “Secured Creditor Remedies”), in each case without the prior written consent of the ABL Collateral Agent; or

(ii) take, receive or accept any Proceeds of ABL Collateral.

However, the ABL Intercreditor Agreement authorizes the Junior Lien Collateral Agents, on behalf of themselves or the Junior Lien Secured Parties, to exercise such remedies without the prior written consent of the ABL Collateral Agent beginning on the date which is 180 days after the occurrence of both (i) a continuing Event of Default (under the General Credit Facilities, the Indenture or any document governing any other Junior Lien Obligation) and (ii) the ABL Collateral Agent’s receipt of a written notice delivered by a Junior Lien Collateral Agent to the ABL Collateral Agent announcing the commencement of an exercise of any Secured Creditor Remedy (the “Enforcement Date”), unless (A) the ABL Collateral Agent or the ABL Lenders have commenced and are diligently pursuing any enforcement action against the ABL Collateral, (B) any Pledgor is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding, or (C) if each Event of Default under the General Credit Facilities, the Indenture or such other document governing any other Junior Lien Obligation is waived or cured in accordance with the terms thereof.

Notwithstanding the foregoing, the ABL Intercreditor Agreement does not prevent the ABL Collateral Agent, the ABL Lenders, the Junior Lien Collateral Agents or the Junior Lien Secured Parties from (i) filing a claim or statement of interest with respect to the ABL Facility Obligations or the Junior Lien Obligations, owed to it in any Insolvency Proceeding commenced by or against any Pledgor, (ii) taking any action (not adverse to the priority status of the Liens of any of the other parties on the ABL Collateral in which such party has a priority Lien or the rights of any party to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any ABL Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any person objecting to or otherwise seeking disallowance of the claim or Lien of such ABL Collateral Agent, ABL Lender, the Junior Lien Collateral Agent or Junior Lien Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of any Pledgor arising under any Insolvency Proceeding or applicable non-bankruptcy law, (v) voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Pledgor or, or (vi) objecting to the proposed retention of collateral by, as the case may be, the ABL Collateral Agent, the ABL Lenders, the Junior Lien Collateral Agents or the Junior Lien Secured Parties, in full or partial satisfaction of any ABL Facility Obligations or the Junior Lien Obligations to, as the case may be, the ABL Collateral Agent, the ABL Lenders, the Junior Lien Collateral Agents or the Junior Lien Secured Parties, in each case (i) through (vi) above, to the extent not inconsistent with, or could not result in a resolution inconsistent with, the ABL Intercreditor Agreement.

Subject to the foregoing paragraph, (i) the Junior Lien Collateral Agents and the Junior Lien Secured Parties have agreed not to take any action that would hinder any exercise of remedies undertaken by the ABL Collateral Agent or the ABL Lenders with respect to the ABL Collateral, including any sale, lease, exchange, transfer or other disposition of ABL Collateral, whether by foreclosure or otherwise, and (ii) the Junior Lien Collateral Agents and the Junior Lien Secured Parties have waived any and all rights they may have as junior lien creditors or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Lenders seek to enforce or collect the ABL Facility Obligations or the Liens granted in any of the ABL Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Lenders is adverse to the interests of the Junior Lien Secured Parties. The General Credit Facility Collateral does not include any security interest in cash, including cash proceeds from a sale of assets that constituted General Credit Facility Collateral. The ABL Collateral includes accounts receivable or other accounts and cash, and any assets acquired with ABL Collateral or otherwise constituting proceeds of ABL Collateral. Accordingly, if assets that constitute General Credit Facility Collateral are sold, the cash proceeds and anything purchased with those proceeds may constitute both ABL Collateral and General Credit Facility Collateral. In such a case, the Holders of the Notes may not be able to take any enforcement action with respect to such collateral or to receive any proceeds from the sale of such collateral in an enforcement action until the ABL Facility Obligations are paid in full. Maximum commitments under the ABL Facility are $535.0 million on the Issue Date, subject to a borrowing base equal to 90% of the Issuer’s and certain of its subsidiaries’ eligible accounts receivable. As of March 31, 2015, there were $52.3 million letters of credit issued under the ABL Facility.

The Junior Lien Collateral Agents and the Junior Lien Secured Parties acknowledged and agreed that no covenant, agreement or restriction contained in the Indenture governing the Notes will be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Lenders with respect to the ABL Collateral as set forth in the ABL Intercreditor Agreement and the ABL Documents.

Each of the Junior Lien Collateral Agents and the Junior Lien Secured Parties have agreed that unless and until the discharge of ABL Facility Obligations has occurred, it will not commence, or join with any person (other than the ABL Lenders and the ABL Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the ABL Collateral.

The standstill provisions outlined in the foregoing three paragraphs will not apply to the Junior Lien Collateral Agents or the Junior Lien Secured Parties from and after the occurrence of the Enforcement Date or the discharge of ABL Facility Obligations.

Exercise of Rights

Except as otherwise expressly set forth in the ABL Intercreditor Agreement, each of the Junior Lien Collateral Agents and the Junior Lien Secured Parties are permitted to exercise rights and remedies as an unsecured creditor and as a secured creditor with respect to any collateral that is not ABL Collateral (the “Non-ABL Collateral”) against the Issuer or any of its Subsidiaries that has guaranteed the Junior Lien Obligations in accordance with the terms of the General Credit Facilities and the Indenture and applicable laws. The ABL Intercreditor Agreement does not prohibit the receipt by the Junior Lien Collateral Agents and the Junior Lien Secured Parties of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any of the Junior Lien Collateral Agents or the Junior Lien Secured Parties of rights or remedies as a secured creditor in respect of ABL Collateral or enforcement in contravention of the ABL Intercreditor Agreement of any lien on the ABL Collateral in respect of the Junior Lien Obligations held by any of them or in any Insolvency Proceeding. In the event that any of the Junior Lien Collateral Agents or the Junior Lien Secured Parties becomes a judgment lien creditor or other secured creditor in respect of ABL Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Junior Lien Obligations or otherwise, such judgment or other lien on ABL Collateral will be subordinated to the liens securing the ABL Facility Obligations on the same basis as the other liens securing the Junior Lien Obligations are so subordinated to such liens securing ABL Facility Obligations under the ABL Intercreditor Agreement. Nothing in the ABL Intercreditor Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Lenders may have with respect to the ABL Collateral nor, subject to the statements contained in “—Intercreditor Agreements—ABL Intercreditor Agreement—Inspection and Access Rights,” restricts any right any Junior Lien Secured Party may have (secured or otherwise) in any property or asset of the Issuer or any Guarantor that does not constitute ABL Collateral.

Waiver of Marshalling

Pursuant to the ABL Intercreditor Agreement, each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Parties, until the discharge of the ABL Facility Obligations, has agreed not to assert and will waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Collateral or any other similar rights a junior secured creditor may have under applicable law.

Certain Actions Permitted

Each of the ABL Collateral Agent and the Junior Lien Collateral Agents may make such demands or file such claims in respect of the ABL Facility Obligations or the Junior Lien Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Except as otherwise provided therein, the ABL Intercreditor Agreement does not prohibit the receipt by the Junior Lien Collateral Agents or the Junior Lien Secured Parties of the required payments of interest, principal and other amounts owed in respect of the Junior Lien Obligations, so long as such receipt is not the direct or indirect result of the exercise by any Junior Lien Collateral Agent or Junior Lien Secured Party of rights or remedies as a secured creditor with respect to the ABL Collateral (including set-off with respect to the ABL Collateral) or enforcement in contravention of this Agreement of any lien held by any of them on the ABL Collateral.

Agent for Perfection

The Junior Lien Collateral Agents have appointed the ABL Collateral Agent, and the ABL Collateral Agent has expressly accepted such appointment, to act as agent (the “Agent”) of the Junior Lien Collateral Agents and Junior Lien Secured Parties under each control agreement with respect to all ABL Controlled Accounts for the purpose of perfecting the respective security interests granted under the Security Documents entered into in connection with the General Credit Facilities and the Notes. None of the ABL Collateral Agent, any ABL Lender, the Junior Lien Collateral Agents or any Junior Lien Secured Party, as applicable, has any obligation whatsoever to the others to assure that the ABL Collateral is genuine or owned by the Issuer, any other Pledgor or any other person or to preserve rights or benefits of any person. Such duties or responsibilities of the ABL Collateral Agent as described above are limited solely to holding or maintaining control of the ABL Collateral as agent for the Junior Lien Secured Parties for purposes of perfecting the respective liens held by the Junior Lien Secured Parties. The ABL Collateral Agent will not be deemed to be a fiduciary of any kind for the Junior Lien Collateral Agent or the Junior Lien Secured Parties, or any other person. No Junior Lien Collateral Agent will be deemed to be a fiduciary of any kind for any other Agent or ABL Secured Party, or any other Person. Prior to the discharge of ABL Facility Obligations, in the event that the Junior Lien Collateral Agents or any Junior Lien Secured Party receives any ABL Collateral or Proceeds of ABL Collateral in violation of the terms of the ABL Intercreditor Agreement, then such Junior Lien Collateral Agent or Junior Lien Secured Party, as the case may be, will be required to promptly pay over such Proceeds or ABL Collateral to the ABL Collateral Agent in the same form as received with any necessary endorsements, for application in accordance with the procedures set forth in “—Application of Proceeds.”

Amendments

In the event that the ABL Collateral Agent or the ABL Lenders enter into any amendment, waiver or consent in respect of the security documents related to the ABL Credit Facility for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such security document or changing in any manner the rights of the ABL Collateral Agent, the ABL Lenders, the Issuer or any other Pledgor thereunder (excluding the release of any Liens in ABL Collateral except in accordance with the ABL Intercreditor Agreement), then such amendment, waiver or consent, to the extent related to ABL Collateral, shall apply automatically to any comparable provision (but only to the extent as such provision relates to ABL Collateral) of each comparable security document related to the Junior Lien Obligations without the consent of any Junior Lien Collateral Agent or Junior Lien Secured Party and without any action by any Junior Lien Collateral Agent, Junior Lien Secured Party, the Issuer or any other Pledgor; provided, however, that such amendment, waiver or consent does not materially adversely affect the rights of any Junior Lien Collateral Agent or Junior Lien Secured Party or the interests of any Junior Lien Secured Parties in the ABL Collateral in a manner materially different from that affecting the rights of the ABL Lenders thereunder or therein. The ABL Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to each Junior Lien Collateral Agent; provided, however, that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any security document related to the Junior Lien Obligations as set forth in the ABL Intercreditor Agreement. For the avoidance of doubt, no such amendment, modification or waiver shall apply to or otherwise affect (a) any non-ABL Collateral or (b) any document, agreement or instrument which neither grants nor purports to grant a Lien on, nor governs nor purports to govern any rights or remedies in respect of, ABL Collateral.

Inspection and Access Rights

In the event of any liquidation of any ABL Collateral (or any other exercise of Secured Creditor Remedies by the ABL Collateral Agent) and whether or not any Junior Lien Collateral Agent or Junior Lien Secured Parties have commenced and are continuing to exercise any Secured Creditor Remedies, the ABL Collateral Agent will have the right (a) during normal business hours on any business day, to access ABL Collateral that is stored or located in or on Non-ABL Collateral, and (b) to reasonably use the Non-ABL Collateral (including, without limitation, equipment, computers, software, intellectual property, real property and books and records) in order to inspect, copy or download information stored on, take actions to perfect its Lien on, or otherwise deal with the ABL Collateral in each case without notice to, the involvement of or interference by any Junior Lien Collateral Agent or Junior Lien Secured Party and without liability to any Junior Lien Secured Party. However, if any Junior Lien Collateral Agent takes actual possession of any Non-ABL Collateral in contemplation of a sale of such Non-ABL Collateral or is otherwise exercising a remedy with respect to Non-ABL Collateral, such Junior Lien Collateral Agent will give the ABL Collateral Agent reasonable opportunity (of reasonable duration and with reasonable advance notice) prior to the Junior Lien Collateral Agent’s sale of any such Non-ABL Collateral to access ABL Collateral as set forth in (a) and (b) above.

Insurance

Proceeds of ABL Collateral include insurance proceeds and, therefore, the ABL Lien Priority will govern the ultimate disposition of insurance proceeds to the extent such insurance insures ABL Collateral. Prior to the discharge of the ABL Facility Obligations, the ABL Collateral Agent shall have the sole and exclusive right, as against any Junior Lien Collateral Agent, to the extent permitted by the ABL Documents and subject to the rights of the Issuer and other Pledgors thereunder, to adjust settlement of insurance claims to the extent such insurance insures ABL Collateral in the event of any covered loss, theft or destruction of ABL Collateral.

Set-Off and Tracing of and Priorities in Proceeds

Each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Party, have agreed that, to the extent that it exercises its rights of set-off against the Issuer’s or any other Pledgor’s Deposit Accounts (as defined in the Uniform Commercial Code) or Securities Accounts (as defined in the Uniform Commercial Code) to the extent constituting or containing ABL Collateral or Proceeds thereof, the amount of such set-off shall be deemed to be ABL Collateral to be held and distributed pursuant to the provisions described in “—Application of Proceeds.” In addition, the Junior Lien Collateral Agents and the Junior Lien Secured Parties will consent to the application, of cash or other Proceeds of ABL Collateral, deposited under control agreements to the repayment of the ABL Facility Obligations pursuant to the ABL Documents, unless and until the ABL Facility Obligations are discharged.

Release of Liens

If, at any time any Pledgor or any ABL Lender delivers notice to each Junior Lien Collateral Agent with respect to any specified ABL Collateral that (a) such specified ABL Collateral is sold, transferred or otherwise disposed of by the owner of such ABL Collateral in a transaction permitted under the ABL Facility and the documents governing Junior Lien Obligations; or (b) the ABL Lenders are releasing or have released their Liens on such ABL Collateral in connection with a disposition in connection with an exercise of any Secured Creditor Remedy with respect to such ABL Collateral, then the Liens upon such ABL Collateral securing Junior Lien Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such ABL Collateral securing ABL Facility Obligations are released and discharged (provided that any proceeds thereof not applied to repay ABL Facility Obligations shall, to the extent constituting ABL Collateral, be subject to the respective Liens securing any Junior Lien Obligations and shall be applied as described under “—Application of Proceeds”). Upon delivery to the Junior Lien Collateral Agents of a notice from the ABL Collateral Agent stating that any such release of Liens securing or supporting the ABL Facility Obligations has become effective (or shall become effective upon the Junior Lien Collateral Agents releasing each of their Liens on such ABL Collateral), the Junior Lien Collateral Agents shall, at the Issuer’s expense, promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the ABL Collateral Agent in connection with such release. In the ABL Intercreditor Agreement, each Junior Lien Collateral Agent appoints the ABL Collateral Agent and any officer or duly authorized person of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Junior Lien Collateral Agent and in the name of such Junior Lien Collateral Agent or in the ABL Collateral Agent’s own name, from time to time, in the ABL Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer.

Application of Proceeds

Each Junior Lien Collateral Agent, on behalf of itself and the applicable Junior Lien Secured Party, has acknowledged and agreed that the ABL Credit Facility includes a revolving commitment, that in the ordinary course of business, the ABL Collateral Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any ABL Collateral or the release of any lien by the ABL Collateral Agent upon any portion of the ABL Collateral in connection with a permitted disposition by the Issuer or any other Pledgor under the ABL Credit Agreement shall constitute an exercise of Secured Creditor Remedies. In addition, subject to certain limitations, the amount of ABL Facility Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and the terms of the ABL Facility Obligations may be modified, extended or amended, from time to time, and the aggregate amount of the ABL Facility Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Junior Lien Secured Parties. All ABL Collateral received by the ABL Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Facility Obligations at any time. The ABL Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Facility Obligations, the Junior Lien Obligations, or any portion thereof.

The ABL Collateral Agent and the Junior Lien Collateral Agents have agreed that all ABL Collateral and all Proceeds thereof, received by any of them in connection with any exercise of Secured Creditor Remedies with respect to the ABL Collateral will be applied, first, to the payment of costs and expenses of the ABL Collateral Agent in connection with such exercise of Secured Creditor Remedies, and second, to the payment of the ABL Facility Obligations in accordance with the ABL Documents until the ABL Facility Obligations have been discharged.

Any ABL Collateral or Proceeds thereof received by any Junior Lien Collateral Agent or Junior Lien Secured Party in connection with the exercise of any right or remedy (including set-off or credit bid) or in any Insolvency Proceeding relating to the ABL Collateral prior to the discharge of the ABL Facility Obligations and not expressly permitted by the ABL Intercreditor Agreement, will be segregated and held in trust for the benefit of and forthwith paid over to the ABL Collateral Agent (and/or its designees) for the benefit of the ABL Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Intercreditor Agreement authorizes the ABL Collateral Agent to make any such endorsements as agent for each of the Junior Lien Collateral Agents and Junior Lien Secured Parties. This authorization will be coupled with an interest and irrevocable.

In exercising remedies, whether as a secured creditor or otherwise, the ABL Collateral Agent will have no obligation or liability to the Junior Lien Collateral Agents or Junior Lien Secured Parties regarding the adequacy of any Proceeds realized on any collateral or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each the parties pursuant to the terms of the ABL Intercreditor Agreement. Notwithstanding anything to the contrary contained in the ABL Intercreditor Agreement, no party will waive any claim that it may have against a Secured Party on the grounds that and sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

Upon the discharge of the ABL Facility Obligations, the ABL Collateral Agent will (a) notify each of the Junior Lien Collateral Agents in writing of the occurrence of such discharge and (b) at the expense of the Issuer, deliver to the Junior Lien Collateral Agents or execute such documents as necessary or as the Junior Lien Collateral Agents may reasonably request (including assignment of control agreements with respect to ABL Controlled Accounts) in order to affect a transfer of control to the Junior Lien Collateral Agents over any and all ABL Controlled Accounts in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Insolvency Proceedings

If the Issuer or any other Pledgor is subject to any Insolvency Proceeding at any time prior to the discharge of the ABL Facility Obligations, the Junior Lien Collateral Agents and the Junior Lien Secured Parties will agree that:

(1) if the ABL Collateral Agent or the ABL Lenders seek to provide the Issuer or any other Pledgor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the ABL Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be ABL Collateral) but not any other asset or any Non-ABL Collateral, then no Junior Lien Collateral Agent, on behalf of itself or a Junior Lien Secured Party, will raise an objection or support any objection to such DIP Financing or use of cash collateral or to the liens securing the same on the grounds of a failure to provide “adequate protection” for the liens of the Junior Lien Collateral Agents securing the Junior Lien Obligations or on any other grounds, subject to certain qualifications and exceptions;

(2) all Liens granted to the ABL Collateral Agent or the Junior Lien Collateral Agents in any Insolvency Proceeding on ABL Collateral, whether as adequate protection or otherwise, will be subject to the ABL Lien Priority and the other terms and conditions of the ABL Intercreditor Agreement;

(3) no Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, will agree to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Collateral without the ABL Collateral Agent’s express written consent;

(4) no Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, will contest (or support any other person contesting) (x) any request by the ABL Collateral Agent or any ABL Lender for adequate protection of its interest in the ABL Collateral, (y) any objection by the ABL Collateral Agent or any ABL Lender to any motion, relief, action, or proceeding based on a claim by the ABL Collateral Agent or any ABL Lender that its interests in the ABL Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Collateral Agent as adequate protection of its interests are subject to the ABL Intercreditor Agreement or (z) any lawful exercise by the ABL Collateral Agent or any ABL Lender of the right to credit bid obligations under the ABL Credit Facility at any sale of ABL Collateral or Non-ABL Collateral; provided, however, that nothing contained in the ABL Intercreditor Agreement prohibits or restricts the Junior Lien Collateral Agents or Junior Lien Secured Parties from contesting or challenging (or support any other person contesting or challenging) any request by the ABL Collateral Agent or any ABL Lender for “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is in the form of a Lien on any Non-ABL Collateral. Notwithstanding the foregoing, in any Insolvency Proceeding, if the ABL Lenders (or any subset thereof) are granted adequate protection with respect to ABL Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Collateral), then the ABL

Collateral Agent, on behalf of itself and the ABL Lenders, agrees that each Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, may seek or request (and the ABL Lenders will not oppose such request) adequate protection with respect to its interests in such ABL Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Facility Obligations on the same basis as the other Liens of the Junior Lien Collateral Agents on the ABL Collateral (it being understood that to the extent that any such additional collateral constituted Non-ABL Collateral at the time it was granted to the ABL Lenders, the Lien thereon in favor of the ABL Lenders shall be subordinate in all respects to the Liens thereon in favor of the Junior Lien Secured Parties);

(5) no Junior Lien Collateral Agent, on behalf of itself or the applicable Junior Lien Secured Party, will oppose any sale consented to by the ABL Collateral Agent of any ABL Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the Proceeds of such sale are applied in accordance with this Agreement.

After Discharge of the ABL Facility Obligations

Following the discharge of the ABL Obligations, the Junior Lien Secured Parties will retain their security interest in the ABL Collateral. A representative of the Junior Lien Secured Party (the “Authorized Representative”) determined in accordance with the Credit Agreement Intercreditor Agreement will determine time and method by which the security interests in the ABL Collateral will be enforced.

If such Authorized Representative or any Junior Lien Secured Party is taking action to enforce rights in respect of any ABL Collateral, or any distribution is made with respect to any ABL Collateral in any Insolvency Proceeding, or any Junior Lien Secured Party receives any payment pursuant to any intercreditor agreement with respect to any ABL Collateral, the Proceeds of any sale, collection or other liquidation of any such ABL Collateral by such Authorized Representative or any other Junior Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and the proceeds of any such distribution to which the Junior Lien Obligations are entitled under any other intercreditor agreement shall be applied, subject to specified exceptions, among the Junior Lien Obligations to the payment in full of the Junior Lien Obligations on a ratable basis.

Certain Definitions

Set forth below are certain defined terms used in the ABL Intercreditor Agreement.

“ABL Controlled Accounts” means (i) all Deposit Accounts and all Securities Accounts (as each such term is defined in the Uniform Commercial Code) and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the Uniform Commercial Code) and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition, in each case, of the Issuer or any other Pledgor and which are subject to a control agreement in favor of the ABL Collateral Agent.

“Insolvency Proceeding” means:

(1) any case commenced by or against the Issuer or another Pledgor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Pledgor or any similar case or proceeding relative to the Issuer or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes by the Issuer ranks pari passu in right of payment to all unsubordinated Indebtedness of the Issuer, including the obligations of the Issuer under the Senior Credit Facilities, the Existing Priority Guarantee Notes and the Existing Senior Notes.

The payment of any Guarantee of the Notes ranks pari passu in right of payment to all unsubordinated indebtedness of the relevant Guarantor, including, the guarantee by such Guarantor of the Senior Credit Facilities and the Existing Priority Guarantee Notes.

At March 31, 2015:

(1) the Issuer and the Guarantors had $12.7 billion of Secured Indebtedness outstanding (excluding an additional available borrowings under our receivables based facility equal to the lesser of $535 million, the revolving credit commitment, or the borrowing base amount, as defined under the receivables based facility and subject to certain limitations contained in our material financing agreements);

(2) the Issuer and the Guarantors had $3.1 billion of unsecured Indebtedness outstanding (including the Existing Senior Notes); and

(3) the non-Guarantor Subsidiaries had $4.9 billion of Indebtedness outstanding (including $2.7 billion of senior notes and $2.2 billion of senior subordinated notes issued by a subsidiary of CCO), $11.8 million of which was Secured Indebtedness.

Although the Indenture limits the incurrence of Indebtedness by the Issuer and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitations are subject to a number of significant qualifications and exceptions. Under certain circumstances, the Issuer and its Subsidiaries may be able to incur substantial amounts of Indebtedness and such Indebtedness may be Secured Indebtedness or structurally senior to the Notes. See “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants in the Indenture—Liens.”

Substantially all of the operations of the Issuer are conducted through its Subsidiaries, some of which do not Guarantee the Notes. Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including Holders. The Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Guarantors. Our non-guarantor Subsidiaries accounted for approximately $7.0 billion, or 51%, of our total assets as of March 31, 2015 and approximately $7.2 billion, or 51%, of our total assets as of December 31, 2014. As of March 31, 2015 and December 31, 2014, our non-guarantor Subsidiaries had $6.4 billion and $6.5 billion, respectively, of total liabilities (including trade payables) to which the Notes would have been structurally subordinated.

See “Risk Factors—Risks Related to the Notes.”

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more Paying Agents for the Notes. The initial Paying Agent for the Notes is U.S. Bank National Association.

The Issuer will also maintain a registrar in respect of the Notes, initially U.S. Bank National Association. If the Issuer fails to appoint a registrar, the Trustee will act as such. The registrar for the Notes will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of the Notes on behalf of the Issuer.

The Issuer may change the Paying Agents or the registrars without prior notice to the Holders. The Issuer, any Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may act as a Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. Any registrar or the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before the sending of a notice of redemption of Notes.

Principal, Maturity and Interest

The Issuer issued $950,000,000 initial aggregate principal amount of Notes. The Notes will mature on March 15, 2023. Subject to compliance with the covenants described below under the caption “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and “—Certain Covenants in the Indenture—Liens,” the Issuer may issue additional Notes from time to time (such additional Notes, the “Additional Notes”). The Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Holders of Additional Notes actually issued will share equally and ratably in the Collateral with the Holders of the Notes. Unless the context requires otherwise, for all purposes of the Indenture and this “Description of the Exchange Notes,” references to “Note” or “Notes” include any Additional Notes that are actually issued.

Interest accrues on the Notes from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest is payable semiannually using a 360-day year comprised of twelve 30-day months to Holders of record at the close of business on the March 1 or September 1 immediately preceding the interest payment date, on March 15 and September 15 of each year, commencing September 15, 2015. If a payment date is not on a Business Day at the place of payment, payment may be made at the place on the next succeeding Business Day and no interest will accrue for the intervening period.

Interest on the Notes accrues at a rate of 10.625% per annum and will be payable in cash. The Issuer will pay interest on overdue principal at 1% per annum in excess of the interest otherwise payable by the Issuer and will pay interest on overdue installments due from the Issuer at such higher rate to the extent lawful.

Special Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture and this “Description of the Exchange Notes,” in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Special Interest pursuant to the Registration Rights Agreement for the Notes.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Issuer’s office or agency will be the office of the Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “—Repurchase at the Option of Holders.” We and our affiliates may at any time and from time to time purchase Notes in the open market, in negotiated transactions or otherwise.

Optional Redemption

Except as set forth below, the Issuer shall not be permitted to redeem the Notes. The Notes will be payable at par in cash at maturity.

At any time prior to March 15, 2018, the Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium calculated by the Issuer as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person and may, at the Issuer’s discretion, be subject to one or more conditions precedent.

On and after March 15, 2018, the Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “—Selection and Notice,” at any time and from time to time at the redemption prices set forth below. The Issuer may provide in such notice that the payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person and may, at the Issuer’s discretion, be subject to one or more conditions precedent. The Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2018	107.969
2019	105.313
2020	102.656
2021 and thereafter	100.000%

In addition, until March 15, 2018, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of Notes at a redemption price equal to 110.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Registrar or the Paying Agent shall select the Notes to be purchased in the manner described under “—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer, with a copy to the Trustee, the Paying Agent and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “—Repurchase at the Option of Holders—Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date a facsimile or electronic mail transmission (via pdf) or a letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to a minimum of $2,000 and an integral multiple of $1,000 in principal amount;

(8) if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation (and delivery to the Paying Agent) the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities do, and future credit agreements or other agreements to which the Issuer may become a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control and holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.”

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. As of the date of this prospecuts, we had no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness (including Secured Indebtedness) are contained in the covenants described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants in the Indenture—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction. These limitations are subject to a number of important exceptions, baskets and qualifications.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

Except as described in clause (11) of the second paragraph under “—Amendment, Supplement and Waiver,” the provisions in the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the then outstanding Notes under the Indenture.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of;

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes (or Guarantees) or that are owed to the Issuer or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing;

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $300.0 million at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose; and

(3) if such Asset Sale involves the disposition of Collateral,

(a) such Asset Sale complies with the applicable provisions of the Security Documents; and

(b) to the extent required by the Security Documents, all consideration received in such Asset Sale shall be expressly made subject to Liens under the Security Documents.

Within 18 months after the receipt of any Net Proceeds of any Asset Sale by the Issuer or any Restricted Subsidiary, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(1) to permanently reduce:

(a) Obligations constituting First Priority Lien Obligations under the General Credit Facilities (other than any General Credit Facilities that also constitute Public Debt) (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto);

(b) until the ABL Date, Obligations under the ABL Facility (and to correspondingly reduce commitments with respect thereto) so long as the Net Proceeds of the Asset Sale are with respect to ABL Collateral;

(c) Obligations under the (i) Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (ii) any other First Priority Lien Obligations of the Issuer or a Restricted Guarantor (and to correspondingly reduce commitments with respect thereto) if and to the extent required by the terms of such Obligations; provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest; and

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor (and to correspondingly reduce commitments with respect thereto) so long as the Net Proceeds of the Asset Sale are with respect to assets owned by such Restricted Subsidiary that is not a Guarantor and the Net Proceeds of such Asset Sale are received by such Restricted Subsidiary as a result of an Asset Sale by such Restricted Subsidiary; or

(2) to (a) make an Investment in any one or more businesses; provided, however, that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) acquire properties, (c) make capital expenditures or (d) acquire other assets that, in the case of each of clauses (a), (b), (c) and (d) either (x) are used or useful in a Similar Business or (y) replace the businesses, properties or assets that are the subject of such Asset Sale;

provided, however, that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of 18 months after receipt of such Net Proceeds and 180 days following such commitment; provided further, however, that if such commitment is cancelled or terminated after the later of such 18 month or 180 day period for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from any Asset Sale described in the preceding paragraph that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds,” except the amount of Excess Proceeds will be reduced by an amount equal to the difference between (x) the principal amount of the Notes offered to be purchased in a bona fide offer pursuant to clause (1)(c) above and (y) the principal amount of the Notes that were purchased pursuant to such offer. When the aggregate amount of Excess Proceeds with respect to the Notes exceeds $100.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any other First Priority Lien Obligations, to the holder of such First Priority Lien Obligations (an “Asset Sale Offer), to purchase the maximum aggregate principal amount of such Notes and the maximum aggregate principal amount (or accreted value, if less) of such First Priority Lien Obligations that is a minimum of $2,000 or an integral multiple of $1,000 thereof (in aggregate principal amount) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value, if applicable) plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100.0 million by sending the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer, in its sole discretion, may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 18 month period (or such longer period provided above) or with respect to Excess Proceeds of $100.0 million or less.

To the extent that the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of such First Priority Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds with respect to the Notes, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture and the Security Documents. If the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of the First Priority Lien Obligations surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds with respect to the Notes, the Registrar or the Paying Agent shall select the Notes and the Issuer or the agent for such First Priority Lien Obligations will select such other First Priority Lien Obligations to be purchased on a pro rata basis based on the principal amount of the Notes and the aggregate principal amount (or accreted value, if applicable) of such First Priority Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under any Senior Credit Facilities, or otherwise invest or apply such Net Proceeds in any manner not prohibited by the Indenture. The Notes Collateral Agent or its designated representative may not have control of, or a perfected security interest in, Net Proceeds of any Collateral, which could have the effect of diminishing the value of, and ability to collect with respect to, that Collateral.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Except as described in clause (11) of the second paragraph under “—Amendment, Supplement and Waiver,” the provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

Selection and Notice

If the Issuer is redeeming less than all of the Notes at any time, the Trustee or the Paying Agent will select the Notes to be redeemed (a) if such Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee or the Paying Agent shall deem appropriate and in accordance with the procedures of DTC.

Notices of purchase or redemption shall be sent at least 30 but not more than 60 days before the purchase or redemption date to (x) each Holder of Notes to be redeemed at such Holder’s registered address, (y) to the Trustee and Registrar to forward to each Holder of Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants in the Indenture

Set forth below are summaries of certain of the principal covenants that will be contained in the Indenture.

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than:

(a) Indebtedness permitted under clause (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the payment of principal on or the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in anticipation of satisfying a sinking fund obligation, principal installment or Scheduled Maturity, in each case due within one year of the date of such payment of principal or such purchase, redemption, defeasance, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Existing Priority Guarantee Notes Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof only), (6)(c) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Existing Priority Guarantee Notes Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) received by the Issuer or a Restricted Subsidiary since immediately after the Existing Priority Guarantee Notes Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, its Restricted Subsidiaries and any direct or indirect parent company of the Issuer, after the Existing Priority Guarantee Notes Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such proceeds or other property are actually contributed to the capital of the Issuer or any Restricted Subsidiary, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt of the Issuer or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer or a direct or indirect parent company of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities sold to the Issuer or a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of net proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) contributed to the capital of the Issuer following the Existing Priority Guarantee Notes Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) by a Restricted Subsidiary and (iii) from any Excluded Contributions); plus

(d) 100% of the aggregate amount of proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) received by the Issuer or a Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case with respect to Restricted Investments made after the Existing Priority Guarantee Notes Issue Date; or

(ii) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary after the Existing Priority Guarantee Notes Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Existing Priority Guarantee Notes Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if such fair market value may exceed $100.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the purchase, redemption, defeasance, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to the Issuer or any of its Restricted Subsidiaries) of, Equity Interests of the Issuer, or any direct or indirect parent company of the Issuer, to the extent of the cash proceeds actually contributed to the capital of the Issuer or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or any of its Restricted Subsidiaries) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to purchase, redeem, defease, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Restricted Subsidiary, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired and any fees and expenses incurred in connection with such purchase, redemption, defeasance, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with any such repurchase, retirement or acquisition), or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $50.0 million with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $75.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the capital of the Issuer, Equity Interests of any of the direct or indirect parent companies of the Issuer, in each case to employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, that occurs after the Issue Date, to the extent the cash proceeds from the sale of Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer (or by any direct or indirect parent company to the extent actually contributed in cash to the Issuer) or any of its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Issuer or any of the Issuer’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Issuer or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(b) a Restricted Payment to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of Restricted Payments paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, that, in the case of each of (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated

Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock, following the first public Equity Offering of such common stock after the Issue Date, of up to 6% per annum of the net cash proceeds contributed to the capital of the Issuer from any such public Equity Offering;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $400.0 million;

(11) distributions or payments of Receivables Fees and Securitization Fees;

(12) any Restricted Payment used to fund or effect the Transactions and the fees and expenses related thereto or owed to Affiliates paid substantially concurrently with the completion of the Transactions, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided, however, that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(14) the declaration and payment of dividends or the payment of other distributions by the Issuer or a Restricted Subsidiary to, or the making of loans or advances to, any of the Issuer’s direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their legal existence;

(b) federal, foreign, state and local income or franchise and similar taxes; provided that, in each fiscal year, the amount of such payments shall not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year (and to the extent of any amounts actually received in cash from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

(c) customary salary, bonus and other benefits payable to directors, officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) amounts payable to the Investors pursuant to the Sponsor Management Agreement;

(f) fees and expenses other than to Affiliates of the Issuer related to (i) any equity or debt offering of such parent entity (whether or not successful) and (ii) any Investment otherwise permitted under this covenant (whether or not successful);

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent of the Issuer; and

(h) to finance Investments otherwise permitted to be made pursuant to this covenant; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment; (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment; (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture; (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause

(3) of the preceding paragraph; and (E) such Investment shall be deemed to be made by the Issuer or a Restricted Subsidiary by another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);

(15) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(16) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets”; provided, however, that as a result of such consolidation, merger or transfer of assets, the Issuer shall make a Change of Control Offer and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed, acquired or retired for value;

(17) any Restricted Payments relating to a Securitization Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Qualified Securitization Financing;

(18) the purchase of Equity Interests of CCO not owned by the Issuer or its Restricted Subsidiaries (whether by tender offer, open market purchase, merger or otherwise); and

(19) redemptions, purchases, defeasances and other payments in respect of Existing Senior Notes prior to their Scheduled Maturity in an aggregate amount not to exceed $275,800,000;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10), (15), (17) and (19) no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of June 30, 2015, all of the Wholly-Owned Subsidiaries of the Company, other than CC Finco, LLC, Broader Media, LLC (f/k/a Clear Channel Investments Holdings, LLC), iHeartMedia Tower Co. Holdings, LLC, Vertical Bridge CC AM II, LLC and Vertical Bridge CC FM II, LLC were Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

Holdings is not subject to the limitations set forth in the covenant described below.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “Incur” or “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Restricted Guarantors will not issue any shares of Disqualified Stock, and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (1) the Issuer and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock (other than Disqualified Stock of the Issuer), and (2) any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if, in each case, the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 7.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided further, however, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $750.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $12,995,638,000 outstanding at any one time, less the aggregate amount of proceeds received from the sale of any Securitization Assets made since the Issue Date;

(2) the incurrence by the Issuer and any Restricted Guarantor of Indebtedness represented by the Notes (including any Guarantee, but excluding any Additional Notes);

(3) the incurrence by the Issuer and any Restricted Guarantor of Indebtedness represented by the Exchange Notes and related guarantees of the Exchange Notes to be issued in exchange for the Notes (excluding any Additional Notes) and Guarantees pursuant to the Registration Rights Agreement;

(4) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date, including the Existing Senior Notes, the Issuer’s 9.0% Priority Guarantee Notes due 2021, the Issuer’s 11.25% Priority Guarantee Notes due 2021 and the Issuer’s 9.0% Priority Guarantee Notes due 2022 (other than Indebtedness described in clauses (1) and (2));

(5) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness incurred and Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (5), not to exceed $150.0 million at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(6) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of ASC 460-10 or in respect of acquired contingencies and contingent consideration recorded under ASC 805-10) of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

(8) Indebtedness of the Issuer to a Restricted Subsidiary or a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, however, that any such Indebtedness (other than pursuant to the iHeartCommunications Mirror Note) owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes, as applicable; provided further, however, that any event, including subsequent issuance or transfer of any Capital Stock, that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any other subsequent transfer of any such Indebtedness (except to the Issuer, a Restricted Guarantor or, subject to the subordination requirements in this clause (8), a Restricted Subsidiary and except for any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary or pursuant to any pledge of such Preferred Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance, customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 200.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of the covenant described under “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof); provided, however, that any amounts in excess of 100.0% shall be Subordinated Indebtedness of the Issuer or any Restricted Subsidiary that has a Stated Maturity that is no earlier than 90 days after the Stated Maturity of the Notes or Disqualified Stock or Preferred Stock of any Restricted Subsidiary that has a Stated Maturity that is no earlier than 90 days after the Stated Maturity of the Notes, and (b) Indebtedness or Disqualified Stock of the Issuer or a Restricted Guarantor not otherwise permitted hereunder, and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by (1) the Issuer or any Restricted Subsidiary of Indebtedness or the issuance of shares of Disqualified Stock by the Issuer or any Restricted Subsidiary, and (2) any Restricted Subsidiary that is not a Guarantor of Indebtedness or the issuance of shares of Disqualified Stock or shares of Preferred Stock, in each case, that serves to extend, replace, refund, refinance, renew or defease:

(a) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4), (5) and (12)(a) above and clause (14) below, or

(b) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith or incurred as a result of original issue discount, accreted value in excess of the proceeds thereof or the stated principal amount thereof being in excess of the fair value thereof at issuance, in each case, as determined in good faith by the Issuer (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness),

(B) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C) in the case of any Refinancing Indebtedness incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock outstanding under clause (5) above, such Refinancing Indebtedness shall be deemed to have been incurred and to be outstanding under such clause (5), and not this clause (13) for purposes of determining amounts outstanding under such clauses and the dollar limitation in clause (5) shall not be breached by virtue of any Indebtedness that constitutes Refinancing Indebtedness being so classified as incurred under clause (5); and

(D) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary (in the case of Disqualified Stock or Preferred Stock, other than the Issuer) incurred or issued after the Issue Date to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that after giving effect to such acquisition or merger, either:

(i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of this covenant, or

(ii) the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger; provided, however, that in each case, such determination is made on a pro forma basis in accordance with the definition of Consolidated Leverage Ratio;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer;

provided that, in each case, such Restricted Subsidiary shall comply with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) $250.0 million (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18), with such automatic reclassification subject to the $750.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $750.0 million sublimit would be exceeded);

(19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in clause (4) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(20) cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts; and

(21) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

For purposes of determining compliance with this covenant and the covenant under “—Liens”:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, however, that (v) all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date and the Issuer’s 9.0% Priority Guarantee Notes due 2019 outstanding on the Issue Date will be treated as incurred under clause (1) of the preceding paragraph on the Issue Date, (w) the Indebtedness in respect of the CCWH Notes, Clear Channel Worldwide Holdings, Inc.’s 7.625% Series A Senior Subordinated Notes due 2020 and 7.625% Series B Senior Subordinated Notes due 2020 will be treated as incurred under clause (1) and/or clause (12)(b) of the preceding paragraph on the Issue Date, (x) the CCWH Notes and any other Indebtedness that is incurred by a Restricted Subsidiary that is not a Guarantor under clause (1) shall not be reclassified, (y) any Secured Indebtedness being reclassified shall only be reclassified to the extent that the Lien is also permitted with respect to such Secured Indebtedness as so reclassified and (z) Indebtedness incurred or Disqualified Stock or Preferred Stock issued by Restricted Subsidiaries that are not Guarantors may be reclassified only to the extent that, after giving effect to such reclassification, such Restricted Subsidiary that is not a Guarantor would be permitted to incur the Indebtedness or issue the Disqualified Stock or Preferred Stock as so reclassified on the date; and

(2) at the time of incurrence or any reclassification thereafter, the Issuer will be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in the first and second paragraphs above; provided, however, that (x) with respect to Secured Indebtedness, such Secured Indebtedness may only be classified or reclassified as a type of Indebtedness to the extent such Indebtedness may also be secured by a Lien under the Indenture and (y) with respect to such Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors, such Indebtedness, Disqualified Stock and Preferred

Stock may only be classified or reclassified as a type of Indebtedness, Disqualified Stock or Preferred Stock to the extent such Restricted Subsidiary that is not a Guarantor may so incur such Indebtedness, Disqualified Stock or Preferred Stock under the Indenture on the date of classification or reclassification.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not (i) exceed the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP.

The Issuer will not, and will not permit any Restricted Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Restricted Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Restricted Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Issuer or such Restricted Guarantor, as the case may be. The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) unsubordinated Indebtedness as subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral or (3) Indebtedness as subordinated or junior Indebtedness merely because it is structurally subordinated to other Indebtedness. All Indebtedness (other than the iHeartCommunications Mirror Note) owed to the Issuer by any Restricted Guarantor shall be unsecured and subordinated to the Obligations in respect of the Notes pursuant to an intercompany note.

Limitation on Modification of Existing Senior Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend any of the Existing Senior Notes or any Existing Senior Notes Indenture, or any supplemental indenture in respect thereof, to create, incur or assume any Lien that secures any of the Existing Senior Notes other than to the extent permitted by the Senior Credit Facilities as in effect on the Issue Date.

Liens

Holdings and the Issuer will not, and will not permit any Restricted Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures Obligations under any Indebtedness (other than a Permitted Lien) on any asset or property of Holdings, the Issuer or such Restricted Guarantor, or any income or profits therefrom or assign or convey any right to receive income therefrom.

At any time that any Restricted Subsidiary that is not a Restricted Guarantor incurs, assumes or suffers to exist any Lien that secures any First Priority Lien Obligation (other than the Obligations in respect of the Notes) on any asset or property of such Restricted Subsidiary, the Issuer shall cause such Restricted Subsidiary to secure the Obligations in respect of the Notes, on an equal and ratable basis, by the assets subject to such Liens.

The Indenture also provides that, notwithstanding the foregoing, Holdings and the Issuer will not, and the Issuer will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (including Permitted Liens) on any asset or property of Holdings, the Issuer or such Restricted Subsidiary that secures Obligations under Indebtedness that is contractually senior in priority (without regard to control of remedies) to any security interest at any time granted to secure the Notes or the Guarantees and is also contractually junior in priority (without regard to control of remedies) to any security interest at any time granted to secure any other Indebtedness.

Impairment of Security Interest

Holdings and the Issuer shall not, and shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might reasonably or would (in the good faith determination of the Issuer), have the result of materially impairing the value of the security interests taken as a whole (including the lien priority with respect thereto) with respect to the Collateral for the benefit of the Notes Collateral Agent and the Holders of the Notes (including materially impairing the lien priority of the Notes with respect thereto) (it being understood that any release described under “—Security—Release of Collateral” and the incurrence of Permitted Liens shall not be deemed to so materially impair the security interests with respect to the Collateral).

The Indenture provides that, at the direction of the Issuer and without the consent of the Holders, the Notes Collateral Agent (or its agent or designee) shall from time to time enter into one or more amendments, extensions, renewals, restatements, supplements or other modifications or replacements to or of the Security Documents to (i) cure any ambiguity, omission, defect or inconsistency therein that does not materially adversely affect the interests of the Holders, (ii) provide for Permitted Liens, (iii) add to the Collateral or (iv) make any other change thereto that does not adversely affect the Holders in any material respect.

After-Pledged Property

With respect to After-Pledged Property of the Issuer or any Restricted Guarantor, the Issuer or such Restricted Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected first-priority security interest, subject only to Permitted Liens, in such After-Pledged Property and to have such After-Pledged Property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such After-Pledged Property to the same extent and with the same force and effect.

The Indenture will provide that the Issuer and the Guarantors shall, on a date that is not later than the earlier of the date on which the Lien in any Springing Lien Collateral is granted for the benefit of the General Credit Facilities or 60 days after the Springing Lien Trigger Date, execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected first-priority security interest, subject only to Permitted Liens, in such Springing Lien Collateral.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), nor may the Issuer sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to (X) any Person (other than Holdings) unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture, the Notes and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (b) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Consolidated Leverage Ratio immediately prior to such consolidation or merger;

(5) each Restricted Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee and security interest under the Security Documents shall apply to such Person’s obligations under the Indenture, the Guarantee, the Notes and the Security Documents; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture;

or (Y) Holdings.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Notes and the Security Documents, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) the Issuer or any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Restricted Guarantor; and

(2) the Issuer may merge with an Affiliate of the Issuer (other than Holdings) solely for the purpose of reorganizing the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Restricted Guarantor will, and the Issuer will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or such Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Restricted Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the obligations of such Restricted Guarantor under the Indenture, such Restricted Guarantor’s related Guarantee and such Restricted Guarantor’s obligations related to the Security Documents, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction complies with clauses (1) and (2) of the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under the Indenture, such Restricted Guarantor’s Guarantee and such Restricted Guarantor’s obligations under the Security Documents. Notwithstanding the foregoing, any Restricted Guarantor may (1) merge or consolidate with or into or wind up into or transfer all or part of its properties and assets to another Restricted Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor (which may be effected by merger so long as the survivor thereof is a Restricted Guarantor).

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, exchange or transfer (by merger or otherwise) of all or substantially all of the assets of Holdings, Holdings will not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to (X) any Person unless:

(1)(a) Holdings is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of Holdings, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than Holdings, expressly assumes all the obligations of Holdings under the Indenture, Holdings’ related Guarantee and Holding’s obligations related to the Security Documents, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction complies with clauses (1) and (2) of the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; or (Y) the Issuer or any direct or indirect subsidiary of the Issuer.

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, Holdings under the Indenture, Holdings’ Guarantee and Holdings’ obligations under the Security Documents.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3) the payment of management, consulting, monitoring, transaction, advisory and termination fees and related expenses and indemnities, directly or indirectly, to the Investors, in each case pursuant to the Sponsor Management Agreement;

(4) the payment of reasonable and customary fees and compensation consistent with past practice or industry practices paid to, and indemnities provided on behalf of, employees, officers, directors or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s length basis;

(6) any agreement as in effect as of the Issue Date (other than the Sponsor Management Agreement), or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the Board of Directors to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) by the Issuer or a Restricted Subsidiary;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Receivables Facility or any Qualified Securitization Financing;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith or as otherwise permitted by the Indenture;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the Board of Directors in good faith; and

(14)(a) Investments by the Investors in debt securities of the Issuer or any of its Restricted Subsidiaries and any payments in respect thereof so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities, and (b) payments in respect of any Public Debt of the Issuer or any Subsidiaries outstanding as of the Issue Date or Notes, in each case, held by Affiliates.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) pay (a) dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or

(b) any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing Senior Notes and the Existing Senior Notes Indentures;

(b)(x) the Senior Credit Facilities and the related documentation and (y) the Indentures, the Notes, the Exchange Notes and the Guarantees;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary thereof in existence at the time of such acquisition, merger, consolidation or amalgamation (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so assumed;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Issuer or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries of the Issuer permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in any joint venture agreement or other similar agreement relating solely to such joint venture;

(k) customary provisions contained in any lease, sublease, license, sublicense or similar agreement, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions created in connection with any Receivables Facility or Qualified Securitization Financing that, in the good faith determination of the Issuer, are necessary or advisable to effect such Receivables Facility or Qualified Securitization Financing; and

(m) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any Restricted Subsidiary of the Issuer, other than a Restricted Guarantor or a Foreign Subsidiary guaranteeing not more than $50 million in aggregate principal amount of Indebtedness of the Issuer or any Guarantor, to guarantee the payment of any Indebtedness of the Issuer or any Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers (i) a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Restricted Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or a related Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Restricted Guarantor’s related Guarantee, and (ii) supplements to each then existing Security Document and/or one or more additional Security Documents pursuant to which such Restricted Subsidiary shall grant to the Notes Collateral Agent a security interest in, and a Lien on, all of its title, rights and interest in, to and under assets that are of the type and kind constituting Collateral; and

(2) such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (ii) guarantees of any Qualified Securitization Financing by any Restricted Subsidiary and (iii) guarantees of Indebtedness of any Foreign Subsidiary by any other Foreign Subsidiary. The Issuer may elect, in its sole discretion, to cause any Domestic Subsidiary that is not otherwise required to be a Restricted Guarantor to become a Restricted Guarantor, in which case such Domestic Subsidiary shall not be required to comply with the 30-day periods described above.

Status as Designated Senior Indebtedness

Holdings, the Issuer and each Restricted Guarantor have designated the Guarantee of each of such Guarantor as “Designated Senior Indebtedness” for all purposes under the Subordinated Guarantee Notes Indenture and the Trustee is the “Representative” of the Notes as such term is used in the Subordinated Guarantee Notes Indenture.

Designation of Credit Facilities Indebtedness under the Credit Agreement Intercreditor Agreement

With respect to any Indebtedness of the Issuer or a Restricted Guarantor outstanding under Credit Facilities, or any extension, refunding, refinancing or renewal thereof, that constitutes First Priority Lien Obligations under the Credit Agreement Intercreditor Agreement but is not Public Debt, the Issuer has caused the administrative agent or similar agent or representative under such Indebtedness to designate the obligations thereunder as the “Credit Agreement” for purposes of the Credit Agreement Intercreditor Agreement.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC from and after the Issue Date no later than 15 days after the periods set forth below:

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 5 days after the time the Issuer would have been required to file such information with the SEC as required pursuant to the first sentence of this paragraph. To the extent any such information is not furnished within the time periods specified above and such information is subsequently furnished (including upon becoming publicly available, by filing such information with the SEC), the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under “—Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For so long as Holdings or any other direct or indirect parent company of the Issuer is a guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

In connection with the filings with the SEC required pursuant to clauses (1) and (2) above, in connection therewith, the Issuer shall provide notice of, and host, a conference call open to the public to discuss the results for the applicable period.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement in accordance with the terms of the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Reports filed by the Company with the SEC via the EDGAR system will be deemed to be filed with the Trustee as of the time such reports are filed via EDGAR.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default with respect to the Notes:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above and clause (9) below) contained in the Indenture, the Security Documents or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(5) failure by the Issuer or any other Significant Party to pay final non-appealable judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgments become final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any other Significant Party;

(7) failure of any Person required by the terms of the Indenture to be a Guarantor as of the Issue Date to execute a supplemental indenture to the Indenture within five Business Days following the Issue Date;

(8) the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(9) the security interest in the Collateral created under any Security Document shall, at any time, cease to be in full force and effect and constitute a valid and perfected Lien with the priority required by the Indenture for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or in accordance with the terms of the Intercreditor Agreements or as provided under “—Security—Releases of Collateral” above or any security interest created under any Security Document shall be invalid or unenforceable, in each case, on any material portion of the Collateral purported to be covered thereby, or the Issuer or any Guarantor required to grant a security interest in Collateral shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and in each case such failure or such assertion shall have continued uncured or unrescinded for a period of 30 days.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes under the Indenture by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes outstanding thereunder unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes thereunder have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the then total outstanding Notes thereunder are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes issued thereunder. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligations discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture for those Notes;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to those Notes. If the Issuer exercises either its Legal Defeasance or Covenant Defeasance option with respect to the Notes, the Guarantees of Holdings and the Restricted Guarantors will be released and each of Holdings and the Restricted Guarantors will be released from all of its obligations with respect to the Notes and the Security Documents.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder and the Security Documents and pledges thereunder will be released, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee, the Registrar and the Paying Agent for the giving of notice of redemption by the Trustee, the Registrar or the Paying Agent in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Senior Credit Facilities or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee, the Registrar and the Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, the Notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, other than Notes beneficially owned by the Issuer or any of its Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or any of its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) (a) make any change to the ranking of the Notes or (b) make any change to any provisions in the Security Documents or the Intercreditor Agreements or the Indenture dealing with the application of proceeds of Collateral, in each case that would adversely affect the Holders of the Notes;

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the Notes; or

(11) after the Issuer’s obligation to purchase Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the Notes the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or, after such Change or Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the Indenture and the Notes, the Issuer, the Trustee and the Guarantors may amend or supplement any Guarantee issued under the Indenture, and the Issuer, the other Pledgors and the Notes Collateral Agent may amend the Security Documents, in each case, without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency that does not materially adversely affect the interests of the Holders;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to add a Guarantor under the Indenture or to add to, or remove a limitation on, the Collateral;

(10) to conform the text of the Indenture or the Guarantees or the Notes issued thereunder to any provision of this “Description of the Exchange Notes” to the extent that such provision in this “Description of the Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes, as provided in an Officer’s Certificate;

(11) to provide for the issuance of Additional Notes, Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(12) to release the security interests on the Excluded Stock Collateral of a Restricted Subsidiary to the extent necessary, but only to the extent necessary, for such Restricted Subsidiary to not be subject to such requirement to provide separate financial statements;

(13) to provide for Permitted Liens;

(14) (a) as described under “—Security,” “—Certain Covenants in the Indenture—Impairment of Security Interest” or “—Intercreditor Agreements” or (b) to make any other change to any Security Document that does not adversely affect the holders of the Notes in any material respect; or

(15) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

However, no amendment or supplement to the Indenture or the Notes that modifies or waives the specific rights or obligations of the Paying Agent, registrar or transfer agent may be made without the consent of such agent (it being understood that the Trustee’s execution of any such amendment or supplement will constitute such consent if the Trustee is then also acting as such agent).

The Trustee and the Notes Collateral Agent are authorized to enter into intercreditor agreements with respect to Liens with junior priority to the Liens securing the Notes so long as the terms of such intercreditor agreements are no less favorable to the Holders of the Notes than such terms are to the lenders under the General Credit Facilities. The Applicable Authorized Representative will control all decisions related to the relationship with holders of Obligations secured by such junior priority Liens at all times unless the Notes are the largest series of then-outstanding First Priority Lien Obligations and the Applicable Authorized Representative at such time is not diligently pursuing enforcement actions with respect to the assets secured by such Liens.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing (or, the case of Notes in global form, on date the notice is sent pursuant to the applicable procedures of DTC).

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes, the Security Documents and any Guarantee will be governed by and construed in accordance with the laws of the State of New York (or, to the extent required, the law of the jurisdiction in which the Collateral is located), without regard to conflicts of laws principles thereof.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“ABL Collateral” has the meaning given to such term under “—Security—ABL Collateral.”

“ABL Date” means the date on which the Issuer no longer has an asset-based revolving Credit Facility secured by a lien on accounts receivable and related assets that is senior in priority to the lien on such assets in favor of the Notes.

“ABL Facility” means the asset-based revolving Credit Facility provided under the Credit Agreement, dated as of May 13, 2008 (as amended, restated, supplemented, waived or otherwise modified from time to time), by and among the Issuer, the co-borrowers party thereto, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“ABL Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of February 23, 2011 by and among Citibank, N.A., as ABL Collateral Agent, Citibank, N.A., as CF Collateral Agent, Deutsche Bank Trust Company Americas, as Notes Collateral Agent, and each additional junior priority representative (including the Notes Collateral Agent) from time to time party thereto.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Pledged Property” means any property (other than property that constitutes the Collateral as of the Issue Date or is the Springing Lien Collateral) of the Issuer and any Guarantor that is subject to a Lien securing Indebtedness under General Credit Facilities or any other First Priority Lien Obligations (other than the Obligations in respect of the Notes).

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note on such Redemption Date; and

(b) the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of such Note at March 15, 2018 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (B) all required remaining interest payments (calculated based on the cash interest rate) due on such Note through March 15, 2018 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such Note on such Redemption Date.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition and in the covenant under “—Repurchase at the Option of Holders—Asset Sales” as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b) (i) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Certain Covenants in the Indenture—Merger, Consolidation or Sale of All or Substantially All Assets” or (ii) any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” or the making of any Permitted Investment;

(d) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Code, any exchange of like property or assets (excluding any boot thereon) for use in a Similar Business;

(g) the sale, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Receivables Facility or any Qualified Securitization Financing;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) sales of accounts receivable in connection with the collection or compromise thereof;

(m) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(n) voluntary terminations of Hedging Obligations;

(o) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(p) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(q) the unwinding of any Hedging Obligations;

(r) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; or

(s) any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties as set forth in binding joint venture or similar agreements.

“Board of Directors” means the Board of Directors of the Issuer.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, euro, or any national currency of any participating member state of the EMU; or

(b) in the case of the Issuer or a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CCO” means Clear Channel Outdoor Holdings, Inc., a Delaware corporation, and any successor in interest thereto.

“CCWH Notes” means Clear Channel Worldwide Holdings, Inc.’s 6.50% Series A Senior Notes due 2022 and 6.50% Series B Senior Notes due 2022.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies; or

(3) the Issuer at any time ceases to be a direct Wholly-Owned Subsidiary of Holdings.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means collectively the ABL Collateral and the General Credit Facility Collateral.

“Company” has the meaning set forth in the first paragraph under “General.”

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Issuer and its Restricted Subsidiaries set forth on the Issuer’s consolidated balance sheet (excluding any letters of credit except to the extent of unreimbursed amounts drawn thereunder), plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Issuer and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions or any acquisition, (u) penalties and interest relating to taxes, (v) any Special Interest, any “special interest” with respect to other securities and any liquidated damages for failure to timely comply with registration rights obligations, (w) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility or Qualified Securitization Financing and (z) any accretion of accrued interest on discounted liabilities); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses related thereto) or expenses and Transaction Expenses incurred within 180 days of the Issue Date shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any net after-tax effect of income (loss) from disposed or discontinued operations (to the extent included in discontinued operations prior to consummation of the disposition thereof) and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof that is the Issuer or a Restricted Subsidiary in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants in the Indenture—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded,

(10) any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded,

(11) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

(12) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date that is secured by Liens to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the “Consolidated Secured Leverage Ratio Calculation Date”), then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations, in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided that no cost savings or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Pledgor or that such Pledgor otherwise has the right to license, or granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of such Pledgor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Credit Agreement Intercreditor Agreement” means the First-Lien Intercreditor Agreement, dated as of February 23, 2011, by and among the Issuer, the other Pledgors party thereto, Citibank, N.A., as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties and Authorized Representative for the Credit Agreement Secured Parties, Deutsche Bank Trust Company Americas, as the Initial Additional Authorized Representative and the Notes Collateral Agent for the Additional First-Lien Secured Parties, and each additional authorized representative (including the Notes Collateral Agent) from time to time party thereto.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt or credit facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any notes, indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Debt Exchange Indenture” means the Indenture dated as of October 25, 2012, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the 9.0% Priority Guarantee Notes due 2019.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means (1) the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less (2) the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer, a Restricted Subsidiary or any direct or indirect parent corporation of the Issuer (in each case other than Disqualified Stock) that is issued for cash (other than to the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “—Certain Covenants in the Indenture—Limitation on Restricted Payments” covenant.

“Disposition” means the sale, transfer, license, lease or other disposition (including any sale-leaseback transaction and any sale or issuance of Equity Interests of a Restricted Subsidiary (but excluding the Equity Interests of the Issuer)) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Immediate Family Members), of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such Subsidiaries paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2.0 million; plus

(b) Fixed Charges of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges related to any Equity Offering, Investment, acquisition, asset sale, disposition, recapitalization, the incurrence, repayment or refinancing of Indebtedness permitted to be incurred by the Indenture (including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains or losses associated with ASC 460-10)), or the offering, amendment or modification of any debt instrument, including (i) the offering, any amendment or other modification of the Notes, the Exchange Notes or the Senior Credit Facilities and any amendment or modification of the Existing Senior Notes and (ii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e)(w) Transaction Expenses to the extent deducted (and not added back) in computing Consolidated Net Income, (x) the amount of any severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, (y) any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Reference Date, and (z) to the extent deducted (and not added back) in computing Consolidated Net Income, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; provided that the aggregate amount added back pursuant to subclause (z) of this clause (e) shall not exceed 10% of the LTM Cost Base in any four consecutive four quarter period; plus

(f) any other non-cash charges, including any (i) write-offs or write-downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in computing Consolidated Net Income; plus

(i) the amount of cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period or expected to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such amounts are reasonably identifiable and factually supportable, (B) such actions are taken, committed to be taken or expected to be taken within 18 months after the Reference Date, (C) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges that are otherwise added back in computing EBITDA with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $100,000,000 for any period consisting of four consecutive quarters; plus

(j) to the extent no Default or Event of Default has occurred and is continuing, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued in such period to the Investors to the extent otherwise permitted under “—Certain Covenants in the Indenture—Transactions with Affiliates” deducted (and not added back) in computing Consolidated Net Income; plus

(k) any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of the Issuer or a Restricted Guarantor (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”;

(2) decreased by (without duplication) (a) any non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or of a direct or indirect parent of the Issuer (excluding Disqualified Stock), other than:

(1) public offerings with respect to any such Person’s common stock registered on Form S-8;

(2) issuances to the Issuer or any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means new notes of the Issuer issued in exchange for the Notes pursuant to, or as contemplated by, the Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Issuer from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clauses (3)(b) and 3(c) of the first paragraph under “—Certain Covenants in the Indenture—Limitation on Restricted Payments.”

“Existing Priority Guarantee Notes” means the Issuer’s (i) 9.0% Priority Guarantee Notes due 2021, (ii) 9.0% Priority Guarantee Notes due 2019, including any MFN Permitted Debt Exchange Notes and any MFN Permitted Debt A/B Exchange Notes and related guarantees of any MFN Permitted Debt A/B Exchange Notes to be issued in exchange for any MFN Permitted Debt Exchange Notes and related guarantees pursuant to the registration rights agreement applicable to such MFN Permitted Debt Exchange Notes, (iii) 11.25% Priority Guarantee Notes due 2021 and (iv) 9.0% Priority Guarantee Notes due 2022.

“Existing Priority Guarantee Notes Issue Date” means February 23, 2011.

“Existing Senior Notes” means the Issuer’s 5.5% Senior Notes Due 2016, 6.875% Senior Debentures Due 2018, 10.0% Senior Notes due 2018, Senior Notes due 2021 (the “Subordinated Guarantee Notes”) and 7.25% Debentures Due 2027 (the Existing Senior Notes other than (i) the Subordinated Guarantee Notes and (ii) the 10.0% Senior Notes due 2018, the “Legacy Notes”).

“Existing Senior Notes Indentures” means (a) the Legacy Notes Indenture, (b) the Indenture dated as of May 1, 2014 among iHeartCommunications and U.S. Bank National Association as trustee, as the same may have been amended or supplemented as of the Issue Date and (c) the Indenture dated as of June 21, 2013 among iHeartCommunications, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as the same may have been amended or supplemented as of the Issue Date (the “Subordinated Guarantee Notes Indenture”).

“FCC” means the Federal Communications Commission of the United States or any Governmental Authority succeeding to the functions of such commission in whole or in part.

“FCC Authorizations” means all licenses, permits and other authorizations issued by the FCC and held by the Issuer or any of its Restricted Subsidiaries.

“First Priority Lien Obligations” means Obligations in respect of (a) the General Credit Facilities, (b) the Notes, (c) the Existing Priority Guarantee Notes and (d) any Series of Obligations that have been designated as “Additional First-Lien Obligations” under the Credit Agreement Intercreditor Agreement.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Issuer or a Restricted Subsidiary during such period; plus

(3) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Issuer or a Restricted Subsidiary during such period.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date. At any time after adoption of IFRS by the Issuer for financial reporting purposes, the Issuer may elect to apply IFRS for all purposes of the Indenture, in lieu of GAAP, and, upon any such election (the date of such election, the “IFRS Election Date”), references herein to GAAP shall be construed to mean IFRS as in effect on the Issue Date; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in the Indenture shall be computed in conformity with IFRS and (B) in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any election to the Trustee and the Holders of Notes with 15 days of such election. Solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“General Credit Facilities” means the term and revolving credit facilities under that certain Amended and Restated Credit Agreement dated as of May 13, 2008 and amended and restated as of February 23, 2011, by Amendment No. 1 dated October 25, 2012, by Amendment No. 2 dated as of May 31, 2013 and by Amendment No. 3 dated as of December 18, 2013, by and among Holdings, the Issuer, the subsidiary guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“General Credit Facility Collateral” means all the property and assets, other than the assets constituting ABL Collateral, subject to Liens created under any Security Document.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes.

“Guaranteed Leverage Ratio” means, as of the date of determination, the ratio of (a) Pari Passu Indebtedness of the Guarantors, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that any Guarantor (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Guaranteed Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Guaranteed Leverage Ratio is made (the “Guaranteed Leverage Ratio Calculation Date”), then the Guaranteed Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Guaranteed Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Guaranteed Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Guaranteed Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation.

“Guarantor” means, each Person that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Holdings” means iHeartMedia Capital I, LLC, and any successor in interest thereto.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board as in effect on the IFRS Election Date.

“iHeartCommunications” has the meaning set forth in the first paragraph under “General.”

“iHeartCommunications Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between the Issuer, as maker, CCO, as payee, as amended by the first amendment dated December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time not in violation of the Indenture.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business and (b) obligations under or in respect of Receivables Facilities or any Qualified Securitization Financing.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Goldman, Sachs & Co., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation and all additions, improvements and accessions to, and books and records describing any of the foregoing.

“Intercreditor Agreements” means the ABL Intercreditor Agreement and the Credit Agreement Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and the Subsidiaries of the Issuer;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Thomas H. Lee Partners L.P. and Bain Capital LLC, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means February 26, 2015.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Legacy Notes” has the meaning set forth in the definition of “Existing Senior Notes.”

“Legacy Notes Indenture” means the Senior Indenture dated as of October 1, 1997, between iHeartCommunications and The Bank of New York, as trustee, as the same may have been amended or supplemented as of the Issue Date.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Pledgor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTM Cost Base” means, for any consecutive four quarter period, the sum of (a) direct operating expenses, (b) selling, general and administrative expenses and (c) corporate expenses, in each case excluding depreciation and amortization, of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“MFN Exchange Offer” has the meaning set forth in the Debt Exchange Indenture.

“MFN Permitted Debt A/B Exchange Notes” has the meaning set forth in the Debt Exchange Indenture.

“MFN Permitted Debt Exchange Notes” has the meaning set forth in the Debt Exchange Indenture.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under any First Priority Lien Obligations) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and in the case of any Asset Sale by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary of the Issuer, a portion of the aggregate cash proceeds equal to the portion of the outstanding Equity Interests of such non-Wholly-Owned Subsidiary owned by Persons other than the Issuer and any other Restricted Subsidiary (to the extent such proceeds are committed to be distributed to such Persons).

“Obligations” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the Notes any Indebtedness that ranks pari passu in right of payment with the Notes; and

(2) with respect to any Guarantor, its Guarantee and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s Guarantee;

provided, however, that the Existing Senior Notes shall not constitute Pari Passu Indebtedness for any purpose under the Indenture.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Pledgor or that any Pledgor otherwise has the right to license, is in existence, or granting to any Pledgor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Pledgor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters Patent of the United States in or to which any Pledgor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States, including registrations, recordings and pending applications in the USPTO, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person.

“Permitted Holder” means any of the Investors and members of management of the Issuer (or its direct parent or iHeartMedia, Inc.) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (x) in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies and (y) for purposes of this definition, the amount of Equity Interests held by members of management who qualify as “Permitted Holders” shall never exceed the amount of Equity Interests held by such members of management on the Issue Date. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “—Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “—Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person, in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted under the Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment, accounts receivable or notes receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment, accounts receivable or notes receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”;

(9) Indebtedness (including any guarantee thereof) permitted under the covenant described in “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Transactions with Affiliates” (except transactions described in clauses (2), (5), (9) and (14) of such paragraph; provided, however, that payments of regularly scheduled principal and interest shall be permitted if otherwise permitted by clause (14) of such paragraph);

(11) any Investment consisting of a purchase or other acquisition of inventory, supplies, material or equipment;

(12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $600.0 million and (y) 2.00% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value;

(13) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility;

(14) advances to, or guarantees of Indebtedness of, employees, directors, officers and consultants not in excess of $20.0 million outstanding at any one time, in the aggregate;

(15) loans and advances to officers, directors and employees consistent with industry practice or past practice, as well as for moving expenses and other similar expenses incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(16) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(17) Investments by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to a “local marketing agreement” or similar arrangement relating to a station owned or licensed by such Person;

(18) any performance guarantee and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under “—Certain Covenants in the Indenture—Liens”;

(19) any purchase or repurchase of the Notes; and

(20) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at that time outstanding, that does not exceed $200.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, appeal bonds or letters of credit to which such Person is a party or account party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing obligations under Indebtedness (a) permitted to be incurred (and so incurred and so classified) pursuant to clause (1), (2), (3), (5) or (18) of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that any such Indebtedness that is incurred pursuant to such clause (1), (2), (3), (5) or (18) remains classified as incurred thereunder or under another clause permitted to be secured pursuant to this clause (6); and provided further, however, that Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (18) extend only to the assets or Equity Interests of Foreign Subsidiaries of the Issuer; and (b) permitted to be incurred (and so incurred and so classified) pursuant to clause (12)(b) of the second paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that the maximum amount of obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to such clause (12)(b) that may be secured by Liens may not exceed $500 million at any time outstanding;

(7) Liens existing on the Issue Date;

(8) Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens existing on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing obligations under Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be incurred in accordance with the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations permitted to be incurred under the Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on (x) accounts receivable and related assets incurred in connection with a Receivables Facility and (y) any Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), and (9) or in clause (33) below; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and (33) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing Indebtedness or other obligations which do not exceed $50.0 million in the aggregate at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under the Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens securing the Existing Senior Notes to the extent permitted by the Senior Credit Facilities as in effect on the Issue Date;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under any Senior Credit Facility or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(32) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business; and

(33) Liens securing obligations under Indebtedness in an amount that, as of the date such Indebtedness was Incurred and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Consolidated Secured Leverage Ratio to exceed 6.75 to 1.00; provided, however, that the Notes are secured on an equal and ratable basis and with at least equal priority to the extent such Indebtedness is Pari Passu Indebtedness (or greater priority to the extent such Indebtedness constitutes Subordinated Indebtedness) by the assets subject to such Liens securing such Indebtedness and subject to intercreditor arrangements, in each case, no less favorable to the Holders of the Notes than those set forth in the Intercreditor Agreements.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal Property” means each radio broadcasting, television broadcasting or outdoor advertising property located in the United States owned or leased by the Issuer or any Subsidiary (as defined in the Legacy Notes Indenture) that is a “Principal Property” under (and as determined in accordance with) the Legacy Notes Indenture.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Qualified Securitization Financing” means any transaction or series of transactions that may be entered into by Holdings, the Issuer or any of its Restricted Subsidiaries pursuant to which such Person may sell, convey or otherwise transfer to (A) one or more Securitization Subsidiaries or (B) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of CCO or any of its Subsidiaries (other than any assets that have been transferred or contributed to CCO or its Subsidiaries by the Issuer or any other Restricted Subsidiary of the Issuer) that are customarily granted in connection with asset securitization transactions similar to the Qualified Securitization Financing entered into of a Securitization Subsidiary that meets the following conditions: (a) the board of directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including the terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales, transfers and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value, (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms (as determined in good faith by the Issuer), (d) after giving pro forma effect to such Qualified Securitization Financing, (x) the Consolidated Leverage Ratio of the Issuer would be (A) less than 8.0 to 1.0 and (B) lower than the Consolidated Leverage Ratio of the Issuer immediately prior to giving pro forma effect to such Qualified Securitization Financing and (y) the Guaranteed Leverage Ratio would be (A) less than 6.5 to 1.0 and (B) lower than the Guaranteed Leverage Ratio immediately prior to giving pro forma effect to such Qualified Securitization Financing, (e) the proceeds from such sale will be used by the Issuer to permanently reduce Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto and to equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” equally and ratably purchase Obligations under the Notes in accordance with the procedures set forth under “—Selection and Notice” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or to make an offer (in a manner consistent with the procedures set forth an Asset Sale Offer) to all holders of Notes to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, and (f) the Trustee shall have received an Officer’s Certificate of the Issuer certifying that all of the requirements of clauses (a) through (e) have been satisfied.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells their accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Reference Date” means July 30, 2008.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional Notes.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Guarantor” means a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Scheduled Maturity” means, when used with respect to any Indebtedness, the date specified in such Indebtedness as the date on which the principal of such Indebtedness is due and payable or the date on which such Indebtedness is required to be repurchased by the issuer thereof or borrower thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Parties” means the Trustee, the Notes Collateral Agent, the Holders of the Notes, the beneficiaries of each indemnification obligation undertaken by the Issuer or any Guarantor under any Security Document and the successors and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means any properties, assets and revenue streams associated with the Americas Outdoor Advertising segment of the Issuer and its Subsidiaries, and any other assets related thereto, subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Subsidiary” means a Restricted Subsidiary or direct Wholly-Owned Subsidiary of Holdings (other than the Issuer) to which the Issuer or any of its Restricted Subsidiaries sells, conveys or otherwise transfers Securitization Assets and related assets that engages in no activities other than in connection with the ownership and financing of Securitization Assets, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Issuer or such other Person as provided below as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Issuer or any other Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to Holdings, the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer and (c) to which none of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, Intercreditor Agreements and any joinders thereto, the other intercreditor agreements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating security interests in the Collateral as contemplated by the Indenture.

“Senior Credit Facilities” means (i) any ABL Facility and (ii) the General Credit Facilities.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Sponsor Management Agreement” means the management agreement between certain management companies associated with the Investors and the Issuer and/or any direct or indirect parent company, in substantially the form delivered to the Initial Purchasers prior to the Issue Date, and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Notes in any material respect than the agreement in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings (or any direct or indirect parent company of Holdings) or any of its Subsidiaries that the Issuer has determined in good faith to be customary in a securitization financing.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(1) the Existing Senior Notes and any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes; and

(2) the guarantee, if any, of a Guarantor of the Existing Senior Notes and any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Total Assets” means total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Issuer and its Restricted Subsidiaries as may be expressly stated.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Pledgor or that any Pledgor otherwise has the right to license, or granting to any Pledgor any right to use any trademark now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Pledgor and (b) all goodwill connected with the use of and symbolized thereby.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any of its Subsidiaries in connection with the Transactions.

“Transactions” means (a) the offering and issuance of the Notes for cash on the Issue Date and (b) the prepayment of our outstanding term loan A loans under the General Credit Facilities, using the proceeds of the Notes together with borrowings under the ABL Facility and cash on hand.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2018; provided, however, that if the period from the Redemption Date to March 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, such terms shall have the meanings given to such terms in the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “—Certain Covenants in the Indenture—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants in the Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such designation;

provided, however, that in each case, such determination is made on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“USPTO” means the United States Patent and Trademark Office.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY, DELIVERY AND FORM

The certificates representing the exchange notes will be issued in fully registered form without interest coupons. Except as set forth below, notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of exchange notes initially will be represented by one or more notes in registered global form without interest coupons (the “Global Notes”). The Global Note will be deposited upon issuance with the trustee, as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of holders of outstanding notes and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the applicable indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the applicable indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, any trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, any trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A Global Note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

—	DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary within 90 days of such notice, or

—	there shall have occurred and be continuing an event of default with respect to the notes under the applicable indenture and DTC shall have requested the issuance of Certificated Securities.

Certificated Securities may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the applicable indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of outstanding notes for exchange notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of outstanding notes who hold the outstanding notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

—	tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

—	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

—	tax consequences to holders whose “functional currency” is not the United States dollar;

—	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

—	United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

—	any state, local or non-United States tax consequences.

The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Outstanding Notes

The exchange of your outstanding notes for exchange notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your outstanding notes for exchange notes. For example, there should be no change in your tax basis and your holding period should carry over to the exchange notes. In addition, the United States federal income tax consequences of holding and disposing of your exchange notes should be the same as those applicable to your outstanding notes.

The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging outstanding notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received by it in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

CERTAIN CONSIDERATIONS APPLICABLE TO U.S. RETIREMENT PLANS AND ARRANGEMENTS

General Fiduciary Matters

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the “plan assets” of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Non-U.S. plans, U.S. governmental plans and certain U.S. church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code (as discussed below), may nevertheless be subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before exchanging outstanding notes to determine the suitability of the exchange notes for such plan and the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to exchange outstanding notes for exchange notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such an exchange and holding is in accordance with the documents and instruments governing the Plan and will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Section 4975 of the Code.

The fiduciary of a Plan that proposes to exchange its outstanding notes for exchange notes should consider, among other things, whether such exchange and holding may involve a prohibited transaction, including without limitation (i) the direct or indirect extension of credit between a Plan and a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Exchange and/or holding of the exchange notes by a Plan with respect to which the issuer, any guarantor, Bain Capital, THL, the trustee, or the exchange agent, among others, is or becomes a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the exchange notes are acquired and held in accordance with an applicable exemption.

Certain exemptions from the prohibited transaction rules could be applicable to the exchange of the outstanding notes for exchange notes and the holding of exchange notes by a Plan, depending on the type and circumstances of the fiduciary making the decision to participate in such exchange and the relationship of the party in interest or disqualified person to the Plan. Included among these exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Plan and non-fiduciary service providers to the Plan. In addition, the U.S. Department of Labor has issued certain administrative prohibited transaction exemptions that may apply to the exchange of outstanding notes for exchange notes and the holding of exchange notes, including Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”).

Each of these exemptions contains conditions and limitations on its application, and there can be no assurance that any Class Exemption or any other exemption will be available with respect to the exchange of outstanding notes for exchange notes or the holding of exchange notes.

Consultation with Counsel

The foregoing discussion is general in nature and is not intended to be comprehensive; by its offer of the exchange notes, the issuer makes no representation that the exchange of outstanding notes for exchange notes or the holding of exchange notes meets the relevant legal requirements with respect to any particular investor. The complexity of these rules, and the severity of potential penalties, make it particularly important that fiduciaries or other persons considering an exchange of outstanding notes for exchange notes on behalf of or with the plan assets of any Plan, or plan subject to Similar Law, consult with its counsel regarding the suitability of such exchange in light of such prospective participant’s particular circumstances.

Deemed Representation

By its acceptance of any exchange note or any interest therein, the exchanging party will be deemed to have represented, warranted and covenanted that either:

(1) no assets of a Plan or non-U.S., governmental or church plan have been used to tender an outstanding note for such exchange note or an interest therein; or

(2) the tender of an outstanding note for an exchange note or an interest therein by such person does not and will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any violation of Similar Law.

LEGAL MATTERS

Certain matters relating to the validity of the exchange notes will be passed upon on our behalf by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Bain Capital, THL and some of their respective affiliates in connection with various legal matters. Certain partners of Kirkland & Ellis LLP, through various entities, are investors in investment funds affiliated with Bain Capital and THL. Certain matters under Nevada law will be passed upon by Snell & Wilmer L.L.P. Certain matters under Washington law will be passed upon by Perkins Coie LLP. Certain matters under Ohio law will be passed upon by Keating Muething & Klekamp PLL. Certain matters under Texas law will be passed upon by Dykema Cox Smith.

EXPERTS

The consolidated financial statements of iHeartMedia Capital I, LLC and subsidiaries at December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. You can inspect and copy these reports, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s web site at http://www.sec.gov.

In addition, we make available, free of charge, on or through our web site, copies of such reports and other information. We maintain a web site at http://www.iheartmedia.com. The information contained in or connected to our web site is not part of this prospectus unless expressly provided otherwise herein.

This prospectus summarizes documents that are not delivered herewith. Copies of such documents are available upon your request, without charge, by writing or telephoning us at:

iHeartCommunications, Inc.

Attn: Investor Relations

200 East Basse Road

San Antonio, Texas 78209

(210) 832-3353

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

In thousands)	March 31, 2015 (Unaudited)	December 31, 2014
CURRENT ASSETS
Cash and cash equivalents	$289,014	$457,024
Accounts receivable, net of allowance of $30,193 in 2015 and $32,396 in 2014	1,242,075	1,395,248
Prepaid expenses	244,840	191,572
Other current assets	141,624	136,299

Total Current Assets	1,917,553	2,180,143
PROPERTY, PLANT AND EQUIPMENT
Structures, net	1,567,653	1,614,199
Other property, plant and equipment, net	1,018,137	1,084,865
INTANGIBLE ASSETS AND GOODWILL
Indefinite-lived intangibles - licenses	2,411,259	2,411,071
Indefinite-lived intangibles - permits	1,065,810	1,066,748
Other intangibles, net	1,141,481	1,206,727
Goodwill	4,170,632	4,187,424
OTHER ASSETS
Other assets	289,408	289,065

Total Assets	$13,581,933	$14,040,242

CURRENT LIABILITIES
Accounts payable	$132,419	$132,258
Accrued expenses	718,418	799,475
Accrued interest	162,961	252,900
Deferred income	217,019	176,048
Current portion of long-term debt	2,844	3,604

Total Current Liabilities	1,233,661	1,364,285

Long-term debt	20,483,195	20,322,414
Deferred income taxes	1,566,965	1,563,888
Other long-term liabilities	451,795	454,863
Commitments and contingent liabilities (Note 4)

MEMBER’S DEFICIT
Noncontrolling interest	215,440	224,140
Member’s interest	2,084,842	2,101,632
Accumulated deficit	(12,067,356)	(11,682,390)
Accumulated other comprehensive loss	(386,609)	(308,590)

Total Member’s Deficit	(10,153,683)	(9,665,208)

Total Liabilities and Member’s Deficit	$13,581,933	$14,040,242

See Notes to Consolidated Financial Statements

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands)	Three Months Ended March 31,
	2015	2014
Revenue	$1,344,564	$1,342,548
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	578,519	597,688
Selling, general and administrative expenses (excludes depreciation and amortization)	416,188	414,636
Corporate expenses (excludes depreciation and amortization)	77,288	72,705
Depreciation and amortization	170,453	174,871
Other operating income (loss), net	(8,974)	165

Operating income	93,142	82,813
Interest expense	441,771	431,114
Gain on marketable securities	579	—
Equity in earnings (loss) of nonconsolidated affiliates	331	(13,326)
Loss on extinguishment of debt	(2,201)	(3,916)
Other income, net	19,891	1,541

Loss before income taxes	(330,029)	(364,002)
Income tax expense	(56,605)	(68,388)

Consolidated net loss	(386,634)	(432,390)
Less amount attributable to noncontrolling interest	(1,668)	(8,200)

Net loss attributable to the Company	$(384,966)	$(424,190)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(82,159)	(2,217)
Unrealized holding gain on marketable securities	822	1,084
Other adjustments to comprehensive income (loss)	(1,154)	3,309

Other comprehensive income (loss)	(82,491)	2,176

Comprehensive loss	(467,457)	(422,014)
Less amount attributable to noncontrolling interest	(6,353)	(2,963)

Comprehensive loss attributable to the Company	$(461,104)	$(419,051)

See Notes to Consolidated Financial Statements

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Consolidated net loss	$(386,634)	$(432,390)
Reconciling items:
Depreciation and amortization	170,453	174,871
Deferred taxes	16,220	25,308
Provision for doubtful accounts	6,448	3,418
Amortization of deferred financing charges and note discounts, net	15,602	31,220
Share-based compensation	2,524	3,036
(Gain) loss on disposal of operating and fixed assets	552	(165)
Gain on marketable securities	(579)	-
Equity in (earnings) loss of nonconsolidated affiliates	(331)	13,326
Loss on extinguishment of debt	2,201	3,916
Other reconciling items, net	(20,033)	(1,577)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in accounts receivable	114,083	149,407
Decrease in accrued expenses	(63,457)	(39,724)
Increase in accounts payable	6,284	8,008
Decrease in accrued interest	(73,316)	(39,739)
Increase in deferred income	48,623	61,525
Changes in other operating assets and liabilities	(74,852)	(52,088)

Net cash used in operating activities	(236,212)	(91,648)

Cash flows from investing activities:
Proceeds from sale of other investments	579	220,961
Purchases of property, plant and equipment	(56,455)	(67,408)
Proceeds from disposal of assets	32,603	1,425
Purchases of other operating assets	(1,964)	(370)
Change in other, net	(5,331)	(1,954)

Net cash provided by (used for) investing activities	(30,568)	152,654

Cash flows from financing activities:
Draws on credit facilities	120,000	820
Payments on credit facilities	(1,859)	(247,675)
Proceeds from long-term debt	950,000	209,975
Payments on long-term debt	(931,274)	(63,902)
Payments to purchase noncontrolling interests	(20,400)	-
Dividends and other payments to noncontrolling interests	(2,119)	(3,955)
Deferred financing charges	(10,011)	(1,064)
Change in other, net	644	(183)

Net cash provided by (used for) financing activities	104,981	(105,984)

Effect of exchange rate changes on cash	(6,211)	(2,431)

Net decrease in cash and cash equivalents	(168,010)	(47,409)
Cash and cash equivalents at beginning of period	457,024	708,151

Cash and cash equivalents at end of period	$289,014	$660,742

SUPPLEMENTAL DISCLOSURES:
Cash paid during the quarter for interest	$495,007	$412,643
Cash paid during the quarter for taxes	9,858	11,504

See Notes to Consolidated Financial Statements

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – BASIS OF PRESENTATION

Preparation of Interim Financial Statements

iHeartMedia Capital I, LLC (the “Company”) is the direct parent of iHeartCommunications, Inc., a Texas corporation (“iHeartCommunications” or the “Subsidiary Issuer”). The Company and certain of iHeartCommunications’ direct and indirect wholly-owned domestic subsidiaries fully and unconditionally guarantee on a joint and several basis certain of iHeartCommunications’ outstanding indebtedness. As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Company’s unaudited financial statements and related footnotes included in Item 1 of Part I of this Quarterly Report on Form 10-Q contain certain footnote disclosures regarding the financial information of the Company, iHeartCommunications and iHeartCommunications’ domestic wholly-owned subsidiaries that guarantee certain of iHeartCommunications’ outstanding indebtedness. All references in this Quarterly Report on Form 10-Q to “we,” “us” and “our” refer to iHeartMedia Capital I, LLC and its consolidated subsidiaries. Our reportable segments are iHeartMedia (“iHM”), Americas outdoor advertising (“Americas outdoor” or “Americas outdoor advertising”) and International outdoor advertising (“International outdoor” or “International outdoor advertising”).

The accompanying consolidated financial statements were prepared by the Company pursuant to the rules and regulations of the SEC and, in the opinion of management, include all normal and recurring adjustments necessary to present fairly the results of the interim periods shown. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information presented not misleading. Due to seasonality and other factors, the results for the interim periods may not be indicative of results for the full year. The financial statements contained herein should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s 2014 Annual Report on Form 10-K.

The consolidated financial statements include the accounts of the Company and its subsidiaries. Also included in the consolidated financial statements are entities for which the Company has a controlling financial interest or is the primary beneficiary. Investments in companies in which the Company owns 20 percent to 50 percent of the voting common stock or otherwise exercises significant influence over operating and financial policies of the Company are accounted for under the equity method. All significant intercompany transactions are eliminated in the consolidation process. Certain prior-period amounts have been reclassified to conform to the 2015 presentation.

During the first quarter of 2015, in connection with the appointment of the new chief executive officer for Clear Channel Outdoor Holdings, Inc. (“CCOH”) and a new chief executive officer for the Americas outdoor business, the Company reevaluated its segment reporting and determined that its Latin American operations should be managed by its Americas outdoor leadership team. As a result, the operations of Latin America are no longer reflected within the Company’s International outdoor segment and are included in the results of its Americas outdoor segment. In addition, the Company reorganized a portion of its national representation business such that the cost of sales personnel for iHM radio stations are now included in the iHM segment and its national representation business no longer charges iHM for intercompany cost allocations. Accordingly, the Company has recast the corresponding segment disclosures for prior periods to include Latin America within the Americas outdoor segment and has also recast the corresponding segment disclosures to reflect internal representation services as direct expenses of iHM.

The Company is a limited liability company organized under Delaware law, with all of its interests being held by iHeartMedia Capital II, LLC, a direct, wholly-owned subsidiary of iHeartMedia, Inc. (“Parent”). Parent was formed in May 2007 by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) for the purpose of acquiring the business of iHeartCommunications.

Omission of Per Share Information

Net loss per share information is not presented as iHeartMedia Capital II, LLC is the sole member of the Company and owns 100% of the limited liability company interests. The Company does not have any publicly traded common stock.

New Accounting Pronouncements

During the first quarter of 2015, the Company adopted the Financial Accounting Standards Board’s (“FASB”) ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360), Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This update provides guidance for the recognition,

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

measurement and disclosure of discontinued operations. The amendments were effective for fiscal years (and interim periods within) beginning after December 15, 2014 and were to be applied retrospectively to all prior periods presented for such obligations that existed at the beginning of an entity’s fiscal year of adoption. The adoption of these standards did not have a material effect on the Company’s consolidated financial statements.

During the first quarter of 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810), Amendments to the Consolidation Analysis. This new standard eliminates the deferral of FAS 167, which has allowed entities with interest in certain investment funds to follow the previous consolidation guidance in FIN 46(R), and makes other changes to both the variable interest model and the voting model. The standard is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2015. The Company is currently evaluating the impact of the provisions of this new standard on its financial position and results of operations.

NOTE 2 – PROPERTY, PLANT AND EQUIPMENT, INTANGIBLE ASSETS AND GOODWILL

Dispositions

During the first quarter 2015, the Company sold its executive office building and data and administrative service center located in San Antonio, TX in exchange for proceeds of $34.3 million. Concurrently with the sale of these properties, the Company entered into lease agreements for the continued use of the buildings, pursuant to which the Company will have annual lease payments of $2.6 million. The Company recognized a loss of $0.2 million on the sale of the executive office building, which was recognized on the date of sale and a gain of $8.1 million on the sale of the data and administrative service center, which will be recognized over the term of the lease.

On April 3, 2015, the Company’s Parent and certain of the Company’s subsidiaries completed the first closing of the previously-announced agreement with an affiliate of Vertical Bridge Holdings, LLC, for the sale of 411 of the Company’s broadcast communications tower sites and related assets for up to $400 million. In connection with the first closing, the Company sold 367 of its tower sites and related assets in exchange for $369 million of proceeds. Simultaneous with the first closing, the Company entered into lease agreements for the continued use of the towers.

Property, Plant and Equipment

The Company’s property, plant and equipment consisted of the following classes of assets at March 31, 2015 and December 31, 2014, respectively:

(In thousands)	March 31, 2015	December 31, 2014
Land, buildings and improvements	$698,642	$731,925
Structures	2,961,735	2,999,582
Towers, transmitters and studio equipment	457,517	453,044
Furniture and other equipment	544,002	536,255
Construction in progress	68,030	95,671

	4,729,926	4,816,477
Less: accumulated depreciation	2,144,136	2,117,413

Other property, plant and equipment, net	$2,585,790	$2,699,064

Indefinite-lived Intangible Assets

The Company’s indefinite-lived intangible assets consist of Federal Communications Commission (“FCC”) broadcast licenses in its iHM segment and billboard permits in its Americas outdoor advertising segment. Due to significant differences in both business practices and regulations, billboards in the International outdoor advertising segment and in Latin America are subject to long-term, finite contracts unlike the Company’s permits in the United States and Canada. Accordingly, there are no indefinite-lived intangible assets in the International outdoor advertising segment.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Other Intangible Assets

Other intangible assets include definite-lived intangible assets and permanent easements. The Company’s definite-lived intangible assets include primarily transit and street furniture contracts, talent and representation contracts, customer and advertiser relationships, and site-leases, all of which are amortized over the respective lives of the agreements, or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. Permanent easements are indefinite-lived intangible assets which include certain rights to use real property not owned by the Company. The Company periodically reviews the appropriateness of the amortization periods related to its definite-lived intangible assets. These assets are recorded at cost.

The following table presents the gross carrying amount and accumulated amortization for each major class of other intangible assets at March 31, 2015 and December 31, 2014, respectively:

(In thousands)	March 31, 2015		December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Transit, street furniture and other outdoor contractual rights	$666,821	$(445,797)	$716,723	$(476,523)
Customer / advertiser relationships	1,222,518	(800,930)	1,222,518	(765,596)
Talent contracts	319,384	(231,083)	319,384	(223,936)
Representation contracts	240,017	(211,229)	238,313	(206,338)
Permanent easements	171,238	—	171,271	-
Other	388,247	(177,705)	388,160	(177,249)

Total	$3,008,225	$(1,866,744)	$3,056,369	$(1,849,642)

Total amortization expense related to definite-lived intangible assets was $62.9 million and $66.9 million for the three months ended March 31, 2015 and 2014, respectively.

As acquisitions and dispositions occur in the future, amortization expense may vary. The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets:

(In thousands)
2016	$222,529
2017	199,136
2018	126,019
2019	41,451
2020	35,217

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Goodwill

The following table presents the changes in the carrying amount of goodwill in each of the Company’s reportable segments:

(In thousands)	iHM	Americas Outdoor Advertising	International Outdoor Advertising	Other	Consolidated
Balance as of December 31, 2013	$3,234,807	$585,227	$264,907	$117,246	$4,202,187
Acquisitions	17,900	-	-	299	18,199
Foreign currency	-	(653)	(32,369)	-	(33,022)
Other	60	-	-	-	60

Balance as of December 31, 2014	$3,252,767	$584,574	$232,538	$117,545	$4,187,424
Acquisitions	-	-	-	-	-
Foreign currency	-	(167)	(16,625)	-	(16,792)
Other	-	-	-	-	-

Balance as of March 31, 2015	$3,252,767	$584,407	$215,913	$117,545	$4,170,632

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

NOTE 3 – LONG-TERM DEBT

Long-term debt at March 31, 2015 and December 31, 2014 consisted of the following:

(In thousands)	March 31, 2015	December 31, 2014
Senior Secured Credit Facilities(1)	$6,300,000	$7,231,222
Receivables Based Credit Facility Due 2017	120,000	-
9.0% Priority Guarantee Notes Due 2019	1,999,815	1,999,815
9.0% Priority Guarantee Notes Due 2021	1,750,000	1,750,000
11.25% Priority Guarantee Notes Due 2021	575,000	575,000
9.0% Priority Guarantee Notes Due 2022	1,000,000	1,000,000
10.625% Priority Guarantee Notes Due 2023	950,000	-
Subsidiary Revolving Credit Facility Due 2018	-	-
Other Secured Subsidiary Debt(2)	16,729	19,257

Total Consolidated Secured Debt	12,711,544	12,575,294
14.0% Senior Notes Due 2021	1,678,314	1,661,697
iHeartCommunications Legacy Notes(3)	667,900	667,900
10.0% Senior Notes Due 2018	730,000	730,000
Subsidiary Senior Notes due 2022	2,725,000	2,725,000
Subsidiary Senior Subordinated Notes due 2020	2,200,000	2,200,000
Other Subsidiary Debt	467	1,024
Purchase accounting adjustments and original issue discount	(227,186)	(234,897)

Total debt	20,486,039	20,326,018
Less: current portion	2,844	3,604

Total long-term debt	$20,483,195	$20,322,414

(1)	Term Loan D and Term Loan E mature in 2019.
(2)	Other secured subsidiary debt matures at various dates from 2015 through 2025.
(3)	iHeartCommunications’ Legacy Notes, all of which were issued prior to the acquisition by iHeartMedia, Inc., consist of Senior Notes maturing at various dates from 2016 through 2027.

The Company’s weighted average interest rates at March 31, 2015 and December 31, 2014 were 8.4% and 8.1%, respectively. The aggregate market value of the Company’s debt based on market prices for which quotes were available was approximately $20.0 billion and $19.7 billion at March 31, 2015 and December 31, 2014, respectively. Under the fair value hierarchy established by ASC 820-10-35, the market value of the Company’s debt is classified as either Level 1 or Level 2.

Debt Issuance

On February 26, 2015, iHeartCommunications issued at par $950.0 million aggregate principal amount of 10.625% Priority Guarantee Notes due 2023. The notes mature on March 15, 2023 and bear interest at a rate of 10.625% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2015. iHeartCommunications used the net proceeds from the offering primarily to prepay its Senior Secured Credit Facilities due 2016.

During the first quarter of 2015, iHeartCommunications borrowed $120.0 million principal amount under its Receivables Based Credit Facility due 2017 and used the borrowings therefrom for general corporate purposes.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Debt Repayments, Maturities, and Other

On February 26, 2015, iHeartCommunications prepaid at par $916.1 million of loans outstanding under its Term Loan B facility and $15.2 million of loans outstanding under its Term Loan C asset sale facility, using the net proceeds of the Priority Guarantee Notes due 2023 issued on such date.

Guarantees

As of March 31, 2015, iHeartCommunications had outstanding surety bonds, commercial standby letters of credit, and bank guarantees of $45.9 million, $115.5 million and $49.5 million, respectively. Bank guarantees of $12.4 million were cash secured. These surety bonds, letters of credit and bank guarantees relate to various operational matters including insurance, bid, concession and performance bonds as well as other items.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries are involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in the Company’s assumptions or the effectiveness of the Company’s strategies related to these proceedings. Additionally, due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on the Company’s financial condition or results of operations.

Although the Company is involved in a variety of legal proceedings in the ordinary course of business, a large portion of the Company’s litigation arises in the following contexts: commercial disputes; defamation matters; employment and benefits related claims; governmental fines; intellectual property claims; and tax disputes.

Los Angeles Litigation

In 2008, Summit Media, LLC, one of the Company’s competitors, sued the City of Los Angeles (the “City”), Clear Channel Outdoor, Inc. and OUTFRONT Media Inc. (formerly CBS Outdoor Americas Inc.) in Los Angeles Superior Court (Case No. BS116611) challenging the validity of a settlement agreement that had been entered into in November 2006 among the parties and pursuant to which Clear Channel Outdoor, Inc. had taken down existing billboards and converted 83 existing signs from static displays to digital displays. In 2009 the Los Angeles Superior Court ruled that the settlement agreement constituted an ultra vires act of the City, and nullified its existence. After further proceedings, on April 12, 2013 the Los Angeles Superior Court invalidated 82 digital modernization permits issued to Clear Channel Outdoor, Inc. (77 of which displays were operating at the time of the ruling), and Clear Channel Outdoor, Inc. was required to turn off the electrical power to all affected digital displays on April 15, 2013. The digital display structures remain intact but digital displays are currently prohibited in the City. Clear Channel Outdoor, Inc. is seeking permits under the existing City sign code to either wrap the LED faces with vinyl or convert the LED faces to traditional static signs, and has obtained a number of such permits. Clear Channel Outdoor, Inc. is also pursuing a new ordinance to permit digital signage in the City.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

NOTE 5 – INCOME TAXES

Income Tax Expense

The Company’s income tax expense for the three months ended March 31, 2015 and 2014, respectively, consisted of the following components:

(In thousands)	Three Months Ended March 31,
	2015	2014
Current tax expense	$(40,385)	$(43,080)
Deferred tax expense	(16,220)	(25,308)

Income tax expense	$(56,605)	$(68,388)

The effective tax rate for the three months ended March 31, 2015 was (17.2)% and for the three months ended March 31, 2014 was (18.8)%. The 2015 and 2014 effective tax rates were primarily impacted by the valuation allowance recorded against deferred tax assets resulting from current period net operating losses in U.S. federal, state and certain foreign jurisdictions due to the uncertainty of the ability to utilize those assets in future periods.

NOTE 6 – MEMBER’S DEFICIT

The Company reports its noncontrolling interests in consolidated subsidiaries as a component of equity separate from the Company’s equity. The following table shows the changes in member’s deficit attributable to the Company and the noncontrolling interests of subsidiaries in which the Company has a majority, but not total ownership interest:

(In thousands)	The Company	Noncontrolling Interests	Consolidated
Balances at January 1, 2015	$(9,889,348)	$224,140	$(9,665,208)
Net Loss	(384,966)	(1,668)	(386,634)
Dividends and other payments to noncontrolling interests	-	(2,119)	(2,119)
Purchase of additional noncontrolling interests	(19,264)	(1,136)	(20,400)
Foreign currency translation adjustments	(75,840)	(6,319)	(82,159)
Unrealized holding gain on marketable securities	738	84	822
Other adjustments to comprehensive loss	(1,036)	(118)	(1,154)
Other, net	593	2,576	3,169

Balances at March 31, 2015	$(10,369,123)	$215,440	$(10,153,683)

(In thousands)	The Company	Noncontrolling Interests	Consolidated
Balances at January 1, 2014	$(8,942,166)	$245,531	$(8,696,635)
Net loss	(424,190)	(8,200)	(432,390)
Foreign currency translation adjustments	875	(3,092)	(2,217)
Unrealized holding gain on marketable securities	955	129	1,084
Other adjustments to comprehensive loss	3,309	-	3,309
Other, net	430	(1,533)	(1,103)

Balances at March 31, 2014	$(9,360,787)	$232,835	$(9,127,952)

The Company does not have any compensation plans under which it grants awards to employees. Parent and CCOH have granted restricted stock, restricted stock units and options to purchase shares of their Class A common stock to certain key individuals.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

NOTE 7 — OTHER INFORMATION

Other Comprehensive Income (Loss)

The total (decrease) increase in deferred income tax liabilities of other comprehensive income (loss) related to foreign currency translation adjustments and other for the quarters ended March 31, 2015 and 2014 were ($0.6) million and $8.2 million respectively.

Barter and Trade

Barter and trade revenues and expenses from continuing operations are included in consolidated revenue and selling, general and administrative expenses, respectively. Barter and trade revenues were $30.0 million and $13.6 million for the three months ended March 31, 2015 and 2014, respectively and barter and trade expenses were $28.1 million and $13.5 million for the three months ended March 31, 2015 and 2014, respectively.

NOTE 8 – SEGMENT DATA

The Company’s reportable segments, which it believes best reflect how the Company is currently managed, are iHM, Americas outdoor advertising and International outdoor advertising. Revenue and expenses earned and charged between segments are recorded at estimated fair value and eliminated in consolidation. The iHM segment provides media and entertainment services via broadcast and digital delivery and also includes the Company’s events and national syndication businesses. The Americas outdoor advertising segment consists of operations primarily in the United States, Canada and Latin America. The International outdoor advertising segment primarily includes operations in Europe, Asia and Australia. The Other category includes the Company’s media representation business as well as other general support services and initiatives that are ancillary to the Company’s other businesses. Corporate includes infrastructure and support, including information technology, human resources, legal, finance and administrative functions for each of the Company’s reportable segments, as well as overall executive, administrative and support functions. Share-based payments are recorded in corporate expense.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

During the first quarter of 2015, the Company revised its segment reporting, as discussed in Note 1. The following table presents the company’s reportable segment results for the three months ended March 31, 2015 and 2014.

(In thousands)	iHM	Americas Outdoor Advertising	International Outdoor Advertising	Other	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2015
Revenue	$697,801	$295,863	$319,180	$35,462	$-	$(3,742)	$1,344,564
Direct operating expenses	213,829	146,234	216,737	3,398	-	(1,679)	578,519
Selling, general and administrative expenses	261,349	55,637	71,493	29,772	-	(2,063)	416,188
Depreciation and amortization	60,742	50,340	42,441	7,666	9,264	-	170,453
Corporate expenses	-	-	-	-	77,288	-	77,288
Other operating expense, net	-	-	-	-	(8,974)	-	(8,974)

Operating income (loss)	$161,881	$43,652	$(11,491)	$(5,374)	$(95,526)	$-	$93,142

Intersegment revenues	$-	$1,101	$-	$2,641	$-	$-	$3,742
Capital expenditures	$11,913	$16,695	$25,105	$1,051	$1,691	$-	$56,455
Share-based compensation expense	$-	$-	$-	$-	$2,524	$-	$2,524

Three Months Ended March 31, 2014
Revenue	$670,347	$290,610	$344,641	$41,495	$-	$(4,545)	$1,342,548
Direct operating expenses	211,946	143,364	238,149	6,388	-	(2,159)	597,688
Selling, general and administrative expenses	253,345	56,368	76,581	30,728	-	(2,386)	414,636
Depreciation and amortization	60,324	49,712	48,331	8,719	7,785	-	174,871
Corporate expenses	-	-	-	-	72,705	-	72,705
Other operating income, net	-	-	-	-	165	-	165

Operating income (loss)	$144,732	$41,166	$(18,420)	$(4,340)	$(80,325)	$-	$82,813

Intersegment revenues	$-	$976	$-	$3,569	$-	$-	$4,545
Capital expenditures	$10,292	$16,444	$20,862	$1,807	$18,003	$-	$67,408
Share-based compensation expense	$-	$-	$-	$-	$3,036	$-	$3,036

NOTE 9 – CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company is a party to a management agreement with certain affiliates of the Sponsors and certain other parties pursuant to which such affiliates of the Sponsors will provide management and financial advisory services until 2018. These agreements require management fees to be paid to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year, plus reimbursable expenses. For the three months ended March 31, 2015 and 2014, the Company recognized management fees and reimbursable expenses of $3.9 million and $4.0 million, respectively.

Stock Purchases

On August 9, 2010, iHeartCommunications announced that its board of directors approved a stock purchase program under which iHeartCommunications or its subsidiaries may purchase up to an aggregate of $100.0 million of the Class A common stock of Parent and/or the Class A common stock of CCOH. The stock purchase program did not have a fixed expiration date and could be modified, suspended or terminated at any time at iHeartCommunications’ discretion. In January 2015, CC Finco, LLC (“CC Finco”), an indirect wholly-owned subsidiary of the Company, purchased 2,000,000 shares of CCOH’s Class A common stock for $20.4 million. During 2014, CC Finco purchased 5,000,000 shares of CCOH’s Class A common stock for approximately $48.8 million. During 2012, CC Finco purchased 111,291 shares of Parent’s Class A common stock for $0.7 million. During 2011, CC Finco purchased

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

1,553,971 shares of CCOH’s Class A common stock through open market purchases for approximately $16.4 million. As of March 31, 2015, an aggregate $13.8 million was available under the stock purchase program to purchase Class A common stock of Parent and/or the Class A common stock of CCOH.

On April 2, 2015, CC Finco purchased an additional 2,172,946 shares of CCOH’s Class A common stock for $22.2 million, increasing iHeartCommunications’ collective holdings to represent slightly more than 90% of the outstanding shares of CCOH’s common stock on a fully-diluted basis, assuming the conversion of all of CCOH’s Class B common stock into Class A common stock. As a result of this purchase, the stock purchase program concluded. The purchase of shares in excess of the amount available under the stock purchase program was separately approved by the board of directors.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

NOTE 10 – GUARANTOR SUBSIDIARIES

The Company and certain of iHeartCommunications’ direct and indirect wholly-owned domestic subsidiaries (the “Guarantor Subsidiaries”) fully and unconditionally guaranteed on a joint and several basis certain of iHeartCommunications’ outstanding indebtedness. The following consolidating schedules present financial information on a combined basis in conformity with the SEC’s Regulation S-X Rule 3-10(d):

(In thousands)	March 31, 2015
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$-	$7	$49,621	$239,386	$-	$289,014
Accounts receivable, net of allowance	-	-	611,099	630,976	-	1,242,075
Intercompany receivables(1)	-	1,593,835	-	142,765	(1,736,600)	-
Prepaid expenses	-	3,806	86,216	154,818	-	244,840
Other current assets	-	23,569	61,525	69,965	(13,435)	141,624

Total Current Assets	-	1,621,217	808,461	1,237,910	(1,750,035)	1,917,553
Structures, net	-	-	-	1,567,653	-	1,567,653
Other property, plant and equipment, net	-	-	753,932	264,205	-	1,018,137
Indefinite-lived intangibles - licenses	-	-	2,411,259	-	-	2,411,259
Indefinite-lived intangibles - permits	-	-	-	1,065,810	-	1,065,810
Other intangibles, net	-	-	741,439	400,042	-	1,141,481
Goodwill	-	-	3,366,558	804,074	-	4,170,632
Intercompany notes receivable	-	962,000	-	-	(962,000)	-
Long-term intercompany receivable	-	-	-	886,321	(886,321)	-
Investment in subsidiaries	(10,337,218)	4,125,095	(111,683)	-	6,323,806	-
Other assets	-	104,819	54,783	752,412	(622,606)	289,408

Total Assets	$(10,337,218)	$6,813,131	$8,024,749	$6,978,427	$2,102,844	$13,581,933

Accounts payable	$-	$-	$58,111	$74,308	$-	$132,419
Accrued expenses	-	(61,802)	346,621	433,599	-	718,418
Intercompany payable(1)	-	-	1,736,600	-	(1,736,600)	-
Accrued interest	-	172,122	-	4,274	(13,435)	162,961
Deferred income	-	-	84,921	132,098	-	217,019
Current portion of long-term debt	-	-	144	2,700	-	2,844

Total Current Liabilities	-	110,320	2,226,397	646,979	(1,750,035)	1,233,661
Long-term debt	-	16,165,799	4,989	4,928,335	(615,928)	20,483,195
Long-term intercompany payable	-	886,321	-	-	(886,321)	-
Intercompany long-term debt	-	-	962,000	-	(962,000)	-
Deferred income taxes	-	(32,570)	957,743	642,120	(328)	1,566,965
Other long-term liabilities	-	20,478	201,336	229,981	-	451,795
Total member’s interest (deficit)	(10,337,218)	(10,337,217)	3,672,284	531,012	6,317,456	(10,153,683)

Total Liabilities and Member’s Equity	$(10,337,218)	$6,813,131	$8,024,749	$6,978,427	$2,102,844	$13,581,933

(1)	The intercompany payable balance includes approximately $5.8 billion of designated amounts of borrowing under the senior secured credit facilities by certain Guarantor Subsidiaries that are Co-Borrowers and primary obligors thereunder with respect to these amounts. These amounts were incurred by the Co-Borrowers at the time of the closing of the merger, but were funded and will be repaid through accounts of the Subsidiary Issuer. The intercompany receivables balance includes the amount of such borrowings, which are required to be repaid to the lenders under the senior secured credit facilities by the Guarantor Subsidiaries as Co-Borrowers and primary obligors thereunder.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

(In thousands)	December 31, 2014
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$-	$7	$225,402	$231,615	$-	$457,024
Accounts receivable, net of allowance	-	-	695,356	699,892	-	1,395,248
Intercompany receivables(1)	-	1,875,543	-	138,890	(2,014,433)	-
Prepaid expenses	-	1,671	55,092	134,809	-	191,572
Other current assets	-	24,522	48,490	93,656	(30,369)	136,299

Total Current Assets	-	1,901,743	1,024,340	1,298,862	(2,044,802)	2,180,143
Structures, net	-	-	-	1,614,199	-	1,614,199
Other property, plant and equipment, net	-	-	792,599	292,266	-	1,084,865
Indefinite-lived intangibles - licenses	-	-	2,411,071	-	-	2,411,071
Indefinite-lived intangibles - permits	-	-	-	1,066,748	-	1,066,748
Other intangibles, net	-	-	787,772	418,955	-	1,206,727
Goodwill	-	-	3,366,558	820,866	-	4,187,424
Intercompany notes receivable	-	962,000	-	-	(962,000)	-
Long-term intercompany receivable	-	-	-	947,806	(947,806)	-
Investment in subsidiaries	(9,875,294)	4,236,322	7,269	-	5,631,703	-
Other assets	-	102,020	55,690	731,598	(600,243)	289,065

Total Assets	$(9,875,294)	$7,202,085	$8,445,299	$7,191,300	$1,076,852	$14,040,242

Accounts payable	$-	$-	$56,093	$76,165	$-	$132,258
Accrued expenses	-	(97,506)	348,479	548,502	-	799,475
Intercompany payable(1)	-	-	2,014,433	-	(2,014,433)	-
Accrued interest	-	278,502	-	4,767	(30,369)	252,900
Deferred income	-	-	79,110	96,938	-	176,048
Current portion of long-term debt	-	-	143	3,461	-	3,604

Total Current Liabilities	-	180,996	2,498,258	729,833	(2,044,802)	1,364,285
Long-term debt	-	15,998,144	5,030	4,930,468	(611,228)	20,322,414
Long-term intercompany payable	-	947,806	-	-	(947,806)	-
Intercompany long-term debt	-	-	962,000	-	(962,000)	-
Deferred income taxes	-	(70,053)	988,675	646,919	(1,653)	1,563,888
Other long-term liabilities	-	20,485	199,517	234,861	-	454,863
Total member’s interest (deficit)	(9,875,294)	(9,875,293)	3,791,819	649,219	5,644,341	(9,665,208)

Total Liabilities and Member’s Equity	$(9,875,294)	$7,202,085	$8,445,299	$7,191,300	$1,076,852	$14,040,242

(1)	The intercompany payable balance includes approximately $6.7 billion of designated amounts of borrowing under the senior secured credit facilities by certain Guarantor Subsidiaries that are Co-Borrowers and primary obligors thereunder with respect to these amounts. These amounts were incurred by the Co-Borrowers at the time of the closing of the merger, but were funded and will be repaid through accounts of the Subsidiary Issuer. The intercompany receivables balance includes the amount of such borrowings, which are required to be repaid to the lenders under the senior secured credit facilities by the Guarantor Subsidiaries as Co-Borrowers and primary obligors thereunder.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

(In thousands)	Three Months Ended March 31, 2015
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$-	$-	$727,465	$621,660	$(4,561)	$1,344,564
Operating expenses:
Direct operating expenses	-	-	214,462	365,628	(1,571)	578,519
Selling, general and administrative expenses	-	-	288,874	130,304	(2,990)	416,188
Corporate expenses	-	2,694	45,841	28,753	-	77,288
Depreciation and amortization	-	-	76,041	94,412	-	170,453
Impairment charges	-	-	-	-	-	-
Other operating income, net	-	-	(3,530)	(5,444)	-	(8,974)

Operating income (loss)	-	(2,694)	98,717	(2,881)	-	93,142
Interest expense, net	-	370,114	16,800	54,064	793	441,771
Gain (loss) on marketable securities	-	-	579	-	-	579
Equity in earnings (loss) of nonconsolidated affiliates	(384,173)	(33,483)	(20,873)	522	438,338	331
Gain (loss) on extinguishment of debt	-	(2,201)	-	-	-	(2,201)
Other income (expense), net	-	-	21	19,870	-	19,891

Income (loss) before income taxes	(384,173)	(408,492)	61,644	(36,553)	437,545	(330,029)
Income tax benefit (expense)	-	24,319	(97,360)	16,436	-	(56,605)

Consolidated net income (loss)	(384,173)	(384,173)	(35,716)	(20,117)	437,545	(386,634)
Less amount attributable to noncontrolling interest	-	-	(2,233)	565	-	(1,668)

Net income (loss) attributable to the Company	$(384,173)	$(384,173)	$(33,483)	$(20,682)	$437,545	$(384,966)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	-	-	13,850	(96,009)	-	(82,159)
Unrealized gain on securities and derivatives:
Unrealized holding gain on marketable securities	-	-	-	(1,384)	2,206	822
Unrealized holding gain on cash flow derivatives	-	-	-	-	-	-
Other adjustments to comprehensive income (loss)	-	-	-	(1,154)	-	(1,154)
Reclassification adjustment for realized gain on securities included in consolidated net income (loss)	-	-	-	-	-	-
Equity in subsidiary comprehensive income (loss)	(78,344)	(78,344)	(100,846)	-	257,534	-

Comprehensive income (loss)	(462,517)	(462,517)	(120,479)	(119,229)	697,285	(467,457)
Less amount attributable to noncontrolling interest	-	-	(8,652)	2,299	-	(6,353)

Comprehensive income (loss) attributable to the Company	$(462,517)	$(462,517)	$(111,827)	$(121,528)	$697,285	$(461,104)

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

(In thousands)	Three Months Ended March 31, 2014
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$-	$-	$705,354	$642,291	$(5,097)	$1,342,548
Operating expenses:
Direct operating expenses	-	-	215,396	384,183	(1,891)	597,688
Selling, general and administrative expenses	-	-	281,311	136,531	(3,206)	414,636
Corporate expenses	-	2,688	39,320	30,697	-	72,705
Depreciation and amortization	-	-	75,779	99,092	-	174,871
Impairment charges	-	-	-	-	-	-
Other operating income, net	-	-	(2,489)	2,654	-	165

Operating income (loss)	-	(2,688)	91,059	(5,558)	-	82,813
Interest expense, net	-	365,228	13,005	43,918	8,963	431,114
Gain (loss) on marketable securities	-	-	-	51,078	(51,078)	-
Equity in earnings (loss) of nonconsolidated affiliates	(362,402)	(309)	(53,019)	(13,237)	415,641	(13,326)
Loss on extinguishment of debt	-	45,330	(48,366)	-	(880)	(3,916)
Other income (expense), net	-	(46)	614	1,840	(867)	1,541

Income (loss) before income taxes	(362,402)	(322,941)	(22,717)	(9,795)	353,853	(364,002)
Income tax benefit (expense)	-	(39,461)	13,707	(42,634)	-	(68,388)

Consolidated net income (loss)	(362,402)	(362,402)	(9,010)	(52,429)	353,853	(432,390)
Less amount attributable to noncontrolling interest	-	-	(8,701)	501	-	(8,200)

Net income (loss) attributable to the Company	$(362,402)	$(362,402)	$(309)	$(52,930)	$353,853	$(424,190)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	-	-	(6,455)	4,238	-	(2,217)
Unrealized gain on securities and derivatives:
Unrealized holding gain on marketable securities	-	-	-	99	985	1,084
Other adjustments to comprehensive income (loss)	-	(8,181)	-	11,490	-	3,309
Equity in subsidiary comprehensive income (loss)	4,154	12,335	10,543	-	(27,032)	-

Comprehensive income (loss)	(358,248)	(358,248)	3,779	(37,103)	327,806	(422,014)
Less amount attributable to noncontrolling interest	-	-	(66)	(2,897)	-	(2,963)

Comprehensive income (loss) attributable to the Company	$(358,248)	$(358,248)	$3,845	$(34,206)	$327,806	$(419,051)

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

(In thousands)	Three Months Ended March 31, 2015
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(384,173)	$(384,173)	$(35,716)	$(20,117)	$437,545	$(386,634)
Reconciling items:
Impairment charges	-	-	-	-	-	-
Depreciation and amortization	-	-	76,041	94,412	-	170,453
Deferred taxes	-	37,483	(26,668)	5,405	-	16,220
Provision for doubtful accounts	-	-	3,907	2,541	-	6,448
Amortization of deferred financing charges and note discounts, net	-	13,982	-	827	793	15,602
Share-based compensation	-	-	599	1,925	-	2,524
Gain on disposal of operating assets	-	-	1,907	(1,355)	-	552
(Gain) loss on marketable securities	-	-	(579)	-	-	(579)
Equity in (earnings) loss of nonconsolidated affiliates	384,173	33,483	20,873	(522)	(438,338)	(331)
Loss on extinguishment of debt	-	2,201	-	-	-	2,201
Other reconciling items, net	-	-	65	(20,098)	-	(20,033)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in accounts receivable	-	-	80,343	33,740	-	114,083
Increase (decrease) in accrued expenses	-	35,704	(14,049)	(85,112)	-	(63,457)
Increase (decrease) in accounts payable	-	-	2,018	4,266	-	6,284
Increase (decrease) in accrued interest	-	(85,528)	-	(489)	12,701	(73,316)
Increase (decrease) in deferred income	-	-	8,223	40,400	-	48,623
Changes in other operating assets and liabilities	-	(2,135)	(39,551)	(20,465)	(12,701)	(74,852)

Net cash provided by (used for) operating activities	-	(348,983)	77,413	35,358	-	(236,212)

Cash flows from investing activities:
Proceeds from sale of other investments	-	-	579	-	-	579
Purchases of businesses	-	-	-	-	-	-
Purchases of property, plant and equipment	-	-	(14,604)	(41,851)	-	(56,455)
Proceeds from disposal of assets	-	-	31,665	938	-	32,603
Purchases of other operating assets	-	-	(1,935)	(29)	-	(1,964)
Dividends from subsidiaries	6	-	-	-	(6)	-
Change in other, net	-	-	(5,331)	(20,400)	20,400	(5,331)

Net cash provided by (used for) investing activities	6	-	10,374	(61,342)	20,394	(30,568)

Cash flows from financing activities:
Draws on credit facilities	-	120,000	-	-	-	120,000
Payments on credit facilities	-	-	-	(1,859)	-	(1,859)
Intercompany funding	-	220,222	(263,529)	43,307	-	-
Proceeds from long-term debt	-	950,000	-	-	-	950,000
Payments on long-term debt	-	(931,222)	(39)	(13)	-	(931,274)
Payments to purchase additional noncontrolling interests	-	-	-	-	(20,400)	(20,400)
Dividends and other payments to noncontrolling interests	-	(6)	-	(2,119)	6	(2,119)
Deferred financing charges	-	(10,011)	-	-	-	(10,011)
Change in other, net	(6)	-	-	650	-	644

Net cash provided by (used for) financing activities	(6)	348,983	(263,568)	39,966	(20,394)	104,981

Effect of exchange rate changes on cash	-	-	-	(6,211)	-	(6,211)

Net decrease in cash and cash equivalents	-	-	(175,781)	7,771	-	(168,010)
Cash and cash equivalents at beginning of period	-	7	225,402	231,615	-	457,024

Cash and cash equivalents at end of period	$-	$7	$49,621	$239,386	$-	$289,014

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

(In thousands)	Three Months Ended March 31, 2014
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(362,402)	$(362,402)	$(9,010)	$(52,429)	$353,853	$(432,390)
Reconciling items:
Impairment charges	-	-	-	-	-	-
Depreciation and amortization	-	-	75,779	99,092	-	174,871
Deferred taxes	-	60,033	(22,461)	(12,264)	-	25,308
Provision for doubtful accounts	-	-	1,882	1,536	-	3,418
Amortization of deferred financing charges and note discounts, net	-	36,143	-	(13,886)	8,963	31,220
Share-based compensation	-	-	1,026	2,010	-	3,036
Gain on disposal of operating assets	-	-	2,489	(2,654)	-	(165)
(Gain) loss on marketable securities	-	-	-	(51,078)	51,078	-
Equity in (earnings) loss of nonconsolidated affiliates	362,402	309	53,019	13,237	(415,641)	13,326
Loss on extinguishment of debt	-	(45,330)	48,366	-	880	3,916
Other reconciling items, net	-	-	319	(1,896)	-	(1,577)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in accounts receivable	-	-	98,808	50,599	-	149,407
Increase in accrued expenses	-	112,909	(122,159)	(30,474)	-	(39,724)
Increase (decrease) in accounts payable	-	-	(4,886)	12,894	-	8,008
Increase (decrease) in accrued interest	-	(56,600)	46	(1,915)	18,730	(39,739)
Increase in deferred income	-	-	18,118	43,407	-	61,525
Changes in other operating assets and liabilities	-	(1,690)	(22,930)	(9,652)	(17,816)	(52,088)

Net cash provided by (used for) operating activities	-	(256,628)	118,406	46,527	47	(91,648)

Cash flows from investing activities:
Purchases of property, plant and equipment	-	-	(28,764)	(38,644)	-	(67,408)
Purchases of other operating assets	-	-	(437)	67	-	(370)
Proceeds from sale of investment securities	-	-	-	430,701	(209,740)	220,961
Proceeds from disposal of assets	-	-	(997)	2,422	-	1,425
Dividends from subsidiaries	-	-	210,959	-	(210,959)	-
Change in other, net	596	-	(300)	(64,742)	62,492	(1,954)

Net cash provided by (used for) investing activities	596	-	180,461	329,804	(358,207)	152,654

Cash flows from financing activities:
Draws on credit facilities	-	-	-	820	-	820
Payments on credit facilities	-	(247,000)	-	(675)	-	(247,675)
Intercompany funding	-	505,805	(270,510)	(235,295)	-	-
Proceeds from long-term debt	-	-	-	-	209,975	209,975
Payments on long-term debt	-	(1,740)	-	(11)	(62,151)	(63,902)
Payments to purchase additional noncontrolling interests	-	-	-	-	-	-
Dividends and other payments to noncontrolling interests	-	-	-	(214,914)	210,959	(3,955)
Deferred financing charges	-	159	-	(4)	(1,219)	(1,064)
Change in other, net	(596)	(596)	-	413	596	(183)

Net cash provided by (used for) financing activities	(596)	256,628	(270,510)	(449,666)	358,160	(105,984)

Effect of exchange rate changes on cash	-	-	-	(2,431)	-	(2,431)

Net decrease in cash and cash equivalents	-	-	28,357	(75,766)	-	(47,409)
Cash and cash equivalents at beginning of period	-	9	182,152	525,990	-	708,151

Cash and cash equivalents at end of period	$-	$9	$210,509	$450,224	$-	$660,742

Report of Independent Registered Public Accounting Firm

The Board of Managers and Member

iHeartMedia Capital I, LLC

We have audited the accompanying consolidated balance sheets of iHeartMedia Capital I, LLC and subsidiaries (the Company) as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive loss, changes in member’s deficit and cash flows for each of the three years in the period ended December 31, 2014. Our audits also included the financial statement schedule listed in the Index to the consolidated financial statements within this Amendment No. 1 to the Registration Statement (Form S-4 No. 333-203383). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of iHeartMedia Capital I, LLC and subsidiaries at December 31, 2014 and 2013, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set for the therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 19, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Antonio, Texas

February 19, 2015

except for Notes 2, 13 and 16 as to which the date is June 30, 2015

CONSOLIDATED BALANCE SHEETS OF

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

(In thousands)	December 31, 2014	December 31, 2013
CURRENT ASSETS
Cash and cash equivalents	$457,024	$708,151
Accounts receivable, net of allowance of $39,698 in 2014 and $48,401 in 2013	1,395,248	1,440,501
Prepaid expenses	191,572	203,485
Other current assets	136,299	161,157

Total Current Assets	2,180,143	2,513,294
PROPERTY, PLANT AND EQUIPMENT
Structures, net	1,614,199	1,765,510
Other property, plant and equipment, net	1,084,865	1,132,120
INTANGIBLE ASSETS AND GOODWILL
Indefinite-lived intangibles - licenses	2,411,071	2,416,406
Indefinite-lived intangibles - permits	1,066,748	1,067,783
Other intangibles, net	1,206,727	1,466,546
Goodwill	4,187,424	4,202,187
OTHER ASSETS
Other assets	289,065	533,456

Total Assets	$14,040,242	$15,097,302

CURRENT LIABILITIES
Accounts payable	$132,258	$131,370
Accrued expenses	799,475	807,210
Accrued interest	252,900	194,844
Deferred income	176,048	176,460
Current portion of long-term debt	3,604	453,734

Total Current Liabilities	1,364,285	1,763,618

Long-term debt	20,322,414	20,030,479
Deferred income taxes	1,563,888	1,537,820
Other long-term liabilities	454,863	462,020

Commitments and contingent liabilities (Note 7)
MEMBER’S DEFICIT
Noncontrolling interest	224,140	245,531
Member’s interest	2,101,632	2,142,536
Accumulated deficit	(11,682,390)	(10,888,629)
Accumulated other comprehensive loss	(308,590)	(196,073)

Total Member’s Deficit	(9,665,208)	(8,696,635)

Total Liabilities and Member’s Deficit	$14,040,242	$15,097,302

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS OF

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

(In thousands)	Years Ended December 31,
	2014	2013	2012
Revenue	$6,318,533	$6,243,044	$6,246,884
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,540,950	2,565,020	2,504,529
Selling, general and administrative expenses (excludes depreciation and amortization)	1,680,623	1,638,928	1,660,289
Corporate expenses (excludes depreciation and amortization)	320,331	313,514	293,207
Depreciation and amortization	710,898	730,828	729,285
Impairment charges	24,176	16,970	37,651
Other operating income, net	40,031	22,998	48,127

Operating income	1,081,586	1,000,782	1,070,050
Interest expense	1,741,596	1,649,451	1,549,023
Gain (loss) on marketable securities	-	130,879	(4,580)
Equity in earnings (loss) of nonconsolidated affiliates	(9,416)	(77,696)	18,557
Loss on extinguishment of debt	(43,347)	(87,868)	(254,723)
Other income (expense), net	9,104	(21,980)	250

Loss before income taxes	(703,669)	(705,334)	(719,469)
Income tax benefit (expense)	(58,489)	121,817	308,279

Consolidated net loss	(762,158)	(583,517)	(411,190)
Less amount attributable to noncontrolling interest	31,603	23,366	13,289

Net loss attributable to the Company	$(793,761)	$(606,883)	$(424,479)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(121,878)	(33,001)	40,242
Unrealized gain (loss) on securities and derivatives:
Unrealized holding gain on marketable securities	327	16,576	23,103
Unrealized holding gain on cash flow derivatives	-	48,180	52,112
Other adjustments to comprehensive income (loss)	(11,438)	6,732	1,135
Reclassification adjustment for realized (gain) loss on securities included in net loss	3,317	(83,752)	2,045

Other comprehensive income (loss)	(129,672)	(45,265)	118,637

Comprehensive loss	(923,433)	(652,148)	(305,842)
Less amount attributable to noncontrolling interest	(21,080)	(2,476)	5,878

Comprehensive loss attributable to the Company	$(902,353)	$(649,672)	$(311,720)

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S DEFICIT OF

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

		Controlling Interest
(In thousands)	Non- controlling Interest	Member’s Interest	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2011	$521,794	$2,129,575	$(9,857,267)	$(266,043)	$(7,471,941)
Net income (loss)	13,289	-	(424,479)	-	(411,190)
Issuance (forfeiture) of restricted stock	6,381	(3,290)	-	-	3,091
Amortization of share-based compensation	10,589	17,951	-	-	28,540
Purchases of additional noncontrolling interest	28	-	-	-	28
Dividend declared and paid to noncontrolling interests	(244,734)	-	-	-	(244,734)
Other	(9,228)	(8,394)	-	-	(17,622)
Other comprehensive income	5,878	-	-	112,759	118,637

Balances at December 31, 2012	$303,997	$2,135,842	$(10,281,746)	$(153,284)	$(7,995,191)
Net income (loss)	23,366	-	(606,883)	-	(583,517)
Issuance (forfeiture) of restricted stock	4,192	(423)	-	-	3,769
Amortization of share-based compensation	7,725	8,990	-	-	16,715
Dividend declared and paid to noncontrolling interests	(91,887)	-	-	-	(91,887)
Other	614	(1,873)	-	-	(1,259)
Other comprehensive income	(2,476)	-	-	(42,789)	(45,265)

Balances at December 31, 2013	$245,531	$2,142,536	$(10,888,629)	$(196,073)	$(8,696,635)
Net income (loss)	31,603	-	(793,761)	-	(762,158)
Issuance (forfeiture) of restricted stock	2,236	(993)	-	-	1,243
Amortization of share-based compensation	7,743	2,971	-	-	10,714
Dividend declared and paid to noncontrolling interests	(40,027)	-	-	-	(40,027)
Purchases of additional noncontrolling interest	(1,944)	(42,882)	-	(3,924)	(48,750)
Other	77	-	-	-	77
Other comprehensive loss	(21,079)	-	-	(108,593)	(129,672)

Balances at December 31, 2014	$224,140	$2,101,632	$(11,682,390)	$(308,590)	$(9,665,208)

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS OF

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

(In thousands)	Years Ended December 31,
	2014	2013	2012
Cash flows from operating activities:
Consolidated net loss	$(762,158)	$(583,517)	$(411,190)
Reconciling items:
Impairment charges	24,176	16,970	37,651
Depreciation and amortization	710,898	730,828	729,285
Deferred taxes	33,923	(158,170)	(304,611)
Provision for doubtful accounts	14,167	20,243	11,715
Amortization of deferred financing charges and note discounts, net	89,701	124,342	164,097
Share-based compensation	10,713	16,715	28,540
Gain on disposal of operating and fixed assets	(44,512)	(22,998)	(48,127)
(Gain) loss on marketable securities	—	(130,879)	4,580
Equity in (earnings) loss of nonconsolidated affiliates	9,416	77,696	(18,557)
Loss on extinguishment of debt	43,347	87,868	254,723
Other reconciling items, net	(14,325)	19,904	14,234
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(13,898)	(29,605)	(34,238)
Increase in accrued expenses	31,049	26,105	34,874
Increase (decrease) in accounts payable	6,404	(2,620)	13,863
Increase in accrued interest	88,560	16,014	20,223
Increase in deferred income	11,288	7,508	33,482
Changes in other operating assets and liabilities	6,367	(3,532)	(45,412)

Net cash provided by operating activities	245,116	212,872	485,132

Cash flows from investing activities:
Proceeds from sale of other investments	236,618	135,571	—
Purchases of businesses	841	(97)	(50,116)
Purchases of property, plant and equipment	(318,164)	(324,526)	(390,280)
Proceeds from disposal of assets	10,273	81,598	59,665
Purchases of other operating assets	(4,541)	(21,532)	(14,826)
Change in other, net	(13,709)	(4,379)	(1,464)

Net cash used for investing activities	(88,682)	(133,365)	(397,021)

Cash flows from financing activities:
Draws on credit facilities	68,010	272,252	604,563
Payments on credit facilities	(315,682)	(27,315)	(1,931,419)
Proceeds from long-term debt	2,062,475	575,000	4,917,643
Payments on long-term debt	(2,099,101)	(1,248,860)	(3,346,906)
Payments to repurchase noncontrolling interests	(48,750)	(61,143)	(7,040)
Dividends and other payments to noncontrolling interests	(40,027)	(91,887)	(251,665)
Deferred financing charges	(26,169)	(18,390)	(83,617)
Change in other, net	1,243	4,461	3,092

Net cash used for financing activities	(398,001)	(595,882)	(95,349)

Effect of exchange rate changes on cash	(9,560)	(484)	3,566

Net decrease in cash and cash equivalents	(251,127)	(516,859)	(3,672)
Cash and cash equivalents at beginning of period	708,151	1,225,010	1,228,682

Cash and cash equivalents at end of period	$457,024	$708,151	$1,225,010

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for interest	$1,540,860	$1,543,455	$1,381,396
Cash paid during the year for taxes	53,074	50,934	52,517

See Notes to Consolidated Financial Statements

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

iHeartMedia Capital I, LLC (the “Company”) is the direct parent of iHeartCommunications, Inc., a Texas corporation (“iHeartCommunications” or the “Subsidiary Issuer”). The Company and certain of iHeartCommunications’ direct and indirect wholly-owned domestic subsidiaries fully and unconditionally guarantee on a joint and several basis certain of iHeartCommunications’ outstanding indebtedness. As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Company’s financial statements and related footnotes included throughout this prospectus contain certain footnote disclosures regarding the financial information of the Company, iHeartMedia, Inc. and iHeartCommunications’ domestic wholly-owned subsidiaries that guarantee certain of iHeartCommunications’ outstanding indebtedness.

Nature of Business

The Company is a limited liability company organized under Delaware law, with all of its interests being held by iHeartMedia Capital II, LLC, a direct, wholly owned subsidiary of iHeartMedia, Inc. (“Parent”). Parent was formed in May 2007 by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) for the purpose of acquiring the business of iHeartCommunications. The acquisition was completed on July 30, 2008 pursuant to the Agreement and Plan of Merger, dated November 16, 2006, as amended on April 18, 2007, May 17, 2007 and May 13, 2008 (the “Merger Agreement”).

iHeartCommunications is a wholly-owned subsidiary of the Company. Upon the consummation of the merger, Parent became a public company and iHeart was no longer a public company. Prior to the acquisition, the Company had not conducted any activities, other than activities incident to its formation and in connection with the acquisition, and did not have any assets or liabilities, other than as related to the acquisition. Subsequent to the acquisition, iHeartCommunications became a direct, wholly-owned subsidiary of the Company and the business of the Company became that of iHeartCommunications and its subsidiaries. As a result, all of the operations of the Company are conducted by iHeartCommunications.

The Company’s reportable operating segments are iHeartMedia (“iHM”), Americas outdoor advertising (“Americas outdoor”), and International outdoor advertising (“International outdoor”). The iHM segment provides media and entertainment services via broadcast and digital delivery. The Americas outdoor and International outdoor segments provide outdoor advertising services in their respective geographic regions using various digital and traditional display types. Included in the “Other” category are the Company’s media representation business, Katz Media Group, as well as other general support services and initiatives, which are ancillary to its other businesses.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes including, but not limited to, legal, tax and insurance accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Also included in the consolidated financial statements are entities for which the Company has a controlling financial interest or is the primary beneficiary. Investments in companies in which the Company owns 20 percent to 50 percent of the voting common stock or otherwise exercises significant influence over operating and financial policies of the Company are accounted for using the equity method of accounting. All significant intercompany accounts have been eliminated in consolidation.

Certain prior period amounts have been reclassified to conform to the 2014 presentation.

The Company is the beneficiary of two trusts created to comply with Federal Communications Commission (“FCC”) ownership rules. The radio stations owned by the trusts are managed by independent trustees. The trustees are marketing these stations for sale, and the stations will have to be sold unless any stations may be owned by the Company under then-current FCC rules, in which case the trusts will be terminated with respect to such stations. The trust agreements stipulate that the Company must fund any operating shortfalls of the trust activities, and any excess cash flow generated by the trusts is distributed to the Company. The Company is also the beneficiary of proceeds from the sale of stations held in the trusts. The Company consolidates the trusts in accordance with ASC 810-10, which requires an enterprise involved with variable interest entities to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in the variable interest entity, as the trusts were determined to be a variable interest entity and the Company is the primary beneficiary under the trusts.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of reserves for sales returns and allowances, and allowances for doubtful accounts. The Company evaluates the collectability of its accounts receivable based on a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations, it records a specific reserve to reduce the amounts recorded to what it believes will be collected. For all other customers, it recognizes reserves for bad debt based on historical experience of bad debts as a percent of revenue for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions. The Company believes its concentration of credit risk is limited due to the large number and the geographic diversification of its customers.

Business Combinations

The Company accounts for its business combinations under the acquisition method of accounting. The total cost of an acquisition is allocated to the underlying identifiable net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items. Various acquisition agreements may include contingent purchase consideration based on performance requirements of the investee. The Company accounts for these payments in conformity with the provisions of ASC 805-20-30, which establish the requirements related to recognition of certain assets and liabilities arising from contingencies.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

Buildings and improvements – 10 to 39 years

Structures – 5 to 15 years

Towers, transmitters and studio equipment – 7 to 20 years

Furniture and other equipment – 3 to 20 years

Leasehold improvements – shorter of economic life or lease term assuming renewal periods, if appropriate

For assets associated with a lease or contract, the assets are depreciated at the shorter of the economic life or the lease or contract term, assuming renewal periods, if appropriate. Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company tests for possible impairment of property, plant, and equipment whenever events and circumstances indicate that depreciable assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

Land Leases

Most of the Company’s outdoor advertising structures are located on leased land. Americas outdoor land leases are typically paid in advance for periods ranging from one to 12 months. International outdoor land leases are paid both in advance and in arrears, for periods ranging from one to 12 months. Most international street furniture display faces are operated through contracts with municipalities for up to 20 years. The leased land and street furniture contracts often include a percent of revenue to be paid along with a base rent payment. Prepaid land leases are recorded as an asset and expensed ratably over the related rental term and rent payments in arrears are recorded as an accrued liability.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Intangible Assets

The Company’s indefinite-lived intangible assets include FCC broadcast licenses in its iHM segment and billboard permits in its Americas outdoor advertising segment. The Company’s indefinite-lived intangible assets are not subject to amortization, but are tested for impairment at least annually. The Company tests for possible impairment of indefinite-lived intangible assets whenever events or changes in circumstances, such as a significant reduction in operating cash flow or a dramatic change in the manner for which the asset is intended to be used indicate that the carrying amount of the asset may not be recoverable.

The Company performs its annual impairment test for its FCC licenses and permits using a direct valuation technique as prescribed in ASC 805-20-S99. The Company engages Mesirow Financial Consulting LLC (“Mesirow Financial”), a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its FCC licenses and permits.

Other intangible assets include definite-lived intangible assets and permanent easements. The Company’s definite-lived intangible assets include primarily transit and street furniture contracts, talent and representation contracts, customer and advertiser relationships, and site-leases, all of which are amortized over the respective lives of the agreements, or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. The Company periodically reviews the appropriateness of the amortization periods related to its definite-lived intangible assets. These assets are recorded at cost. Permanent easements are indefinite-lived intangible assets which include certain rights to use real property not owned by the Company.

The Company tests for possible impairment of other intangible assets whenever events and circumstances indicate that they might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

Goodwill

At least annually, the Company performs its impairment test for each reporting unit’s goodwill. The Company uses a discounted cash flow model to determine if the carrying value of the reporting unit, including goodwill, is less than the fair value of the reporting unit. The Company identified its reporting units in accordance with ASC 350-20-55. The U.S. radio markets are aggregated into a single reporting unit and the Company’s U.S. outdoor advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test. The Company also determined that within its Americas outdoor segment, Canada constitutes a separate reporting unit and each country in its International outdoor segment constitutes a separate reporting unit. The Company had no impairment of goodwill in 2014. The Company recognized a non-cash impairment charge to goodwill of $10.7 million based on declining future cash flows expected in one country in the International outdoor segment for 2013. The Company had no impairment of goodwill for 2012.

Nonconsolidated Affiliates

In general, investments in which the Company owns 20 percent to 50 percent of the common stock or otherwise exercises significant influence over the investee are accounted for under the equity method. The Company does not recognize gains or losses upon the issuance of securities by any of its equity method investees. The Company reviews the value of equity method investments and records impairment charges in the statement of operations as a component of “Equity in earnings (loss) of nonconsolidated affiliates” for any decline in value that is determined to be other-than-temporary.

Other Investments

Other investments are composed primarily of equity securities. These securities are classified as available-for-sale or trading and are carried at fair value based on quoted market prices. Securities are carried at historical value when quoted market prices are unavailable. The net unrealized gains or losses on the available-for-sale securities, net of tax, are reported in accumulated other comprehensive loss as a component of member’s deficit. In addition, the Company holds investments that do not have quoted market prices. The Company periodically assesses the value of available-for-sale and non-marketable securities and records impairment charges in the statement of comprehensive loss for any decline in value that is determined to be other-than-temporary. The average cost method is used to compute the realized gains and losses on sales of equity securities.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company periodically assesses the value of its available-for-sale securities. Based on these assessments, there were no impairments during the years ended December 31, 2014 and 2013. The Company concluded that other-than-temporary impairments existed at December 31, 2012 and recorded a noncash impairment charge of $4.6 million during the year ended December 31, 2012. Such charge is recorded on the statement of comprehensive loss in “Gain (Loss) on marketable securities”.

Derivative Instruments and Hedging Activities

Prior to the expiration of the Company’s interest rate swap agreement on September 30, 2013, the provisions of ASC 815-10 required the Company to recognize it as either an asset or liability in the consolidated balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship, and further, on the type of hedging relationship. The interest rate swap was designated and qualified as a hedging instrument, and was characterized as a cash flow hedge. The Company formally documented all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. The Company formally assessed, both at inception and at least quarterly thereafter prior to expiration, whether the derivatives that were used in hedging transactions were highly effective in offsetting changes in either the fair value or cash flows of the hedged item.

Financial Instruments

Due to their short maturity, the carrying amounts of accounts and notes receivable, accounts payable, accrued liabilities, and short-term borrowings approximated their fair values at December 31, 2014 and 2013.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not that some portion or the entire asset will not be realized. Generally all earnings from the Company’s foreign operations are permanently reinvested and not distributed. The Company has not provided U.S. federal income taxes for temporary differences with respect to investments in foreign subsidiaries, which at December 31, 2014 currently result in tax basis amounts greater than the financial reporting basis. It is not apparent that these unrecognized deferred tax assets will reverse in the foreseeable future. If any excess cash held by our foreign subsidiaries were needed to fund operations in the United States, we could presently repatriate available funds without a requirement to accrue or pay U.S. taxes. This is a result of significant current and historic deficits in our foreign earnings and profits, which gives us flexibility to make future cash distributions as non-taxable returns of capital. We regularly review our tax liabilities on amounts that may be distributed in future periods and provide for foreign withholding and other current and deferred taxes on any such amounts. The determination of the amount of federal income taxes, if any, that might become due in the event that our foreign earnings are distributed is not practicable.

Revenue Recognition

iHM revenue is recognized as advertisements or programs are broadcast and is generally billed monthly. Outdoor advertising contracts typically cover periods of a few weeks up to one year and are generally billed monthly. Revenue for outdoor advertising space rental is recognized ratably over the term of the contract. Advertising revenue is reported net of agency commissions. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company’s media and entertainment and outdoor operations. Payments received in advance of being earned are recorded as deferred income. Revenue arrangements may contain multiple products and services and revenues are allocated based on the relative fair value of each delivered item and recognized in accordance with the applicable revenue recognition criteria for the specific unit of accounting.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Barter transactions represent the exchange of advertising spots or display space for merchandise, services or other assets. These transactions are recorded at the estimated fair market value of the advertising spots or display space or the fair value of the merchandise or services received, whichever is most readily determinable. Revenue is recognized on barter and trade transactions when the advertisements are broadcasted or displayed. Expenses are recorded ratably over a period that estimates when the merchandise, service or other assets received is utilized, or when the event occurs. Barter and trade revenues and expenses from continuing operations are included in consolidated revenue and selling, general and administrative expenses, respectively. Barter and trade revenues and expenses from continuing operations were as follows:

(In millions)	Years Ended December 31,
	2014	2013	2012
Barter and trade revenues	$69.4	$66.0	$56.5
Barter and trade expenses	68.1	58.5	58.8

Advertising Expense

The Company records advertising expense as it is incurred. Advertising expenses were $103.0 million, $133.7 million and $113.4 million for the years ended December 31, 2014, 2013 and 2012, respectively.

Share-Based Compensation

Under the fair value recognition provisions of ASC 718-10, share-based compensation cost is measured at the grant date based on the fair value of the award. For awards that vest based on service conditions, this cost is recognized as expense on a straight-line basis over the vesting period. For awards that will vest based on market or performance conditions, this cost will be recognized when it becomes probable that the performance conditions will be satisfied. Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors.

The Company does not have any equity incentive plans under which it grants stock awards to employees. Employees of subsidiaries of the Company receive equity awards from Parent’s equity incentive plan or CCOH’s equity incentive plan.

Foreign Currency

Results of operations for foreign subsidiaries and foreign equity investees are translated into U.S. dollars using the average exchange rates during the year. The assets and liabilities of those subsidiaries and investees are translated into U.S. dollars using the exchange rates at the balance sheet date. The related translation adjustments are recorded in a separate component of member’s deficit, “Accumulated other comprehensive loss”. Foreign currency transaction gains and losses are included in operations.

Recent Developments

The Company reevaluated its segment reporting and determined that its Latin American operations should be managed by its Americas outdoor leadership team. As a result, the operations of Latin America are no longer reflected within the Company’s International outdoor segment and are included in the results of its Americas outdoor segment. In addition, the Company reorganized a portion of its national representation business such that the cost of sales personnel for iHM radio stations are now included in the iHM segment and its national representation business no longer charges iHM for intercompany cost allocations. Accordingly, the Company has recast the corresponding segment disclosures for prior periods to include Latin America within the Americas outdoor segment and has also recast the corresponding segment disclosures to reflect internal representation services as direct expenses of iHM.

New Accounting Pronouncements

During the first quarter of 2014, the Company adopted the Financial Accounting Standards Board’s (“FASB”) ASU No. 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. This update provides guidance for the recognition, measurement and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. The amendments were effective for fiscal years (and interim periods within) beginning after December 15, 2013 and were to be applied retrospectively to all prior periods presented for such obligations that existed at the beginning of an entity’s fiscal year of adoption. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During the first quarter of 2014, the Company adopted the FASB’s ASU No. 2013-05, Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity of an Investment in a Foreign Entity. The amendments were effective prospectively for the fiscal years (and interim periods within) beginning after December 15, 2013 and provide clarification guidance for the release of the cumulative translation adjustment under current U.S. GAAP. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements

During the first quarter of 2014, the Company adopted the FASB’s ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This update requires unrecognized tax benefits to be offset against a deferred tax asset for a net operating loss carryforward, similar tax loss or tax credit carryforward in certain situations. The amendments were effective prospectively for the fiscal years (and interim periods within) beginning after December 15, 2013. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

During the second quarter of 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. This new standard provides guidance for the recognition, measurement and disclosure of revenue resulting from contracts with customers and will supersede virtually all of the current revenue recognition guidance under U.S. GAAP. The standard is effective for the first interim period within annual reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of the provisions of this new standard on its financial position and results of operations.

During the third quarter of 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This new standard clarifies that a performance target in a share-based compensation award that could be achieved after an employee completes the requisite service period should be treated as a performance condition that affects the vesting of the award. The standard is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2015. The Company is currently evaluating the impact of the provisions of this new standard on its financial position and results of operations.

NOTE 2 – PROPERTY, PLANT AND EQUIPMENT, INTANGIBLE ASSETS AND GOODWILL

Acquisitions

The Company is the beneficiary of Aloha Station Trust, LLC (the “Aloha Trust”), which owns and operates radio stations which the Aloha Trust is required to divest in order to comply with Federal Communication Commission (“FCC”) media ownership rules, and which are being marketed for sale. During 2014, the Aloha Trust completed a transaction in which it exchanged two radio stations for a portfolio of 29 radio stations. In this transaction the Company received 28 radio stations. One radio station was placed into the Brunswick Station Trust, LLC in order to comply with FCC media ownership rules where it is being marketed for sale, and the Company is the beneficiary of this trust. The exchange was accounted for at fair value in accordance with ASC 805, Business Combinations. The disposal of these radio stations resulted in a gain on sale of $43.5 million, which is included in other operating income, net. This acquisition resulted in an aggregate increase in net assets of $49.2 million, which includes $13.8 million in indefinite-lived intangible assets, $10.2 million in definite-lived intangibles, $8.1 million in property, plant and equipment and $0.8 million of assumed liabilities. In addition, the Company recognized $17.9 million of goodwill.

During 2012, a wholly owned subsidiary of the Company completed the acquisition of WOR-AM in New York City for $30.0 million and WFNX-FM in Boston for $14.5 million. These acquisitions resulted in an aggregate increase of $5.3 million to property plant and equipment, $15.2 million to intangible assets and $24.7 million to goodwill, in addition to $0.7 million of assumed liabilities. Purchase accounting adjustments were finalized during 2013.

Dispositions

During 2013, the Company’s Americas outdoor segment divested certain outdoor advertising assets in Times Square for approximately $18.7 million resulting in a gain of $12.2 million. In addition, iHM exercised a put option to sell five radio stations in the Green Bay market for approximately $17.6 million, resulting in a gain of $0.5 million. These net gains are included in “Other operating income, net.”

During 2012, the Company’s International outdoor segment sold its international neon business and its outdoor advertising business in Romania, resulting in an aggregate gain of $39.7 million included in “Other operating income, net.”

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Property, Plant and Equipment

The Company’s property, plant and equipment consisted of the following classes of assets at December 31, 2014 and 2013, respectively.

(In thousands)	December 31, 2014	December 31, 2013
Land, buildings and improvements	$731,925	$723,268
Structures	2,999,582	3,021,152
Towers, transmitters and studio equipment	453,044	440,612
Furniture and other equipment	536,255	473,995
Construction in progress	95,671	123,814

	4,816,477	4,782,841
Less: accumulated depreciation	2,117,413	1,885,211

Property, plant and equipment, net	$2,699,064	$2,897,630

The Company recorded an impairment charge related to property of $4.5 million during 2014. The Company recorded an impairment charge related to radio broadcast equipment in one market of $1.3 million based on a sales agreement entered into during the fourth quarter of 2013. The Company recognized an impairment charge for outdoor advertising structures in its Americas outdoor segment of $1.7 million during 2012.

Indefinite-lived Intangible Assets

The Company’s indefinite-lived intangible assets consist of FCC broadcast licenses and billboard permits. FCC broadcast licenses are granted to radio stations for up to eight years under the Telecommunications Act of 1996 (the “Act”). The Act requires the FCC to renew a broadcast license if the FCC finds that the station has served the public interest, convenience and necessity, there have been no serious violations of either the Communications Act of 1934 or the FCC’s rules and regulations by the licensee, and there have been no other serious violations which taken together constitute a pattern of abuse. The licenses may be renewed indefinitely at little or no cost. The Company does not believe that the technology of wireless broadcasting will be replaced in the foreseeable future.

The Company’s billboard permits are granted for the right to operate an advertising structure at the specified location as long as the structure is in compliance with the laws and regulations of each jurisdiction. The Company’s permits are located on owned land, leased land or land for which we have acquired permanent easements. In cases where the Company’s permits are located on leased land, the leases typically have initial terms of between 10 and 20 years and renew indefinitely, with rental payments generally escalating at an inflation-based index. If the Company loses its lease, the Company will typically obtain permission to relocate the permit or bank it with the municipality for future use. Due to significant differences in both business practices and regulations, billboards in the International outdoor segment are subject to long-term, finite contracts unlike the Company’s permits in the United States and Canada. Accordingly, there are no indefinite-lived intangible assets in the International outdoor segment.

The impairment tests for indefinite-lived intangible assets consist of a comparison between the fair value of the indefinite-lived intangible asset at the market level with its carrying amount. If the carrying amount of the indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the indefinite-lived asset is its new accounting basis. The fair value of the indefinite-lived asset is determined using the direct valuation method as prescribed in ASC 805-20-S99. Under the direct valuation method, the fair value of the indefinite-lived assets is calculated at the market level as prescribed by ASC 350-30-35. The Company engaged Mesirow Financial, a third-party valuation firm, to assist it in the development of the assumptions and the Company’s determination of the fair value of its indefinite-lived intangible assets.

The application of the direct valuation method attempts to isolate the income that is properly attributable to the indefinite-lived intangible asset alone (that is, apart from tangible and identified intangible assets and goodwill). It is based upon modeling a hypothetical “greenfield” build-up to a “normalized” enterprise that, by design, lacks inherent goodwill and whose only other assets have essentially been paid for (or added) as part of the build-up process. The Company forecasts revenue, expenses, and cash flows over a ten-year period for each of its markets in its application of the direct valuation method. The Company also calculates a “normalized” residual year which represents the perpetual cash flows of each market. The residual year cash flow was capitalized to arrive at the terminal value of the licenses in each market.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as part of a going concern business, the buyer hypothetically develops indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flow model which results in value that is directly attributable to the indefinite-lived intangible assets.

The key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information representing an average FCC license or billboard permit within a market.

Annual Impairment Test to FCC Licenses and Billboard Permits

The Company performs its annual impairment test on October 1 of each year.

During 2014, the Company recognized a $15.7 million impairment charge related to FCC licenses in eleven markets due to changes in the revenue growth forecasts and margins for those markets. During 2013, the Company recognized a $2.0 million impairment charge related to FCC licenses in two markets due to changes in the discount rates and weight-average cost of capital for those markets. In addition, the Company recognized a $2.5 million impairment charge related to billboard permits in a certain market due to increased start-up costs for that market exceeding market value. During 2012, the Company recognized a $35.9 million impairment charge related to billboard permits in certain markets due to a change in the Company’s forecast of revenue growth within the markets. There was no impairment of FCC licenses during 2012.

Other Intangible Assets

Other intangible assets include definite-lived intangible assets and permanent easements. The Company’s definite-lived intangible assets include primarily transit and street furniture contracts, talent and representation contracts, customer and advertiser relationships, and site-leases, all of which are amortized over the respective lives of the agreements, or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. Permanent easements are indefinite-lived intangible assets which include certain rights to use real property not owned by the Company. During 2014, the Company recognized a $3.4 million impairment charge to easements in three markets primarily due to declining revenue forecasts. There were no impairments of other intangible assets for the years ended December 31, 2013 and 2012.

The following table presents the gross carrying amount and accumulated amortization for each major class of other intangible assets at December 31, 2014 and 2013, respectively:

(In thousands)	December 31, 2014		December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Transit, street furniture and other outdoor contractual rights	$716,723	$(476,523)	$777,521	$(464,548)
Customer / advertiser relationships	1,222,518	(765,596)	1,212,745	(645,988)
Talent contracts	319,384	(223,936)	319,617	(195,403)
Representation contracts	238,313	(206,338)	252,961	(200,058)
Permanent easements	171,271	-	173,753	-
Other	388,160	(177,249)	387,405	(151,459)

Total	$3,056,369	$(1,849,642)	$3,124,002	$(1,657,456)

Total amortization expense related to definite-lived intangible assets was $263.4 million, $289.0 million and $300.0 million for the years ended December 31, 2014, 2013 and 2012, respectively.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As acquisitions and dispositions occur in the future, amortization expense may vary. The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets:

(In thousands)
2015	$236,019
2016	219,485
2017	197,061
2018	127,730
2019	42,274

Annual Impairment Test to Goodwill

The Company performs its annual impairment test on October 1 of each year. Each of the Company’s U.S. radio markets and outdoor advertising markets are components. The U.S. radio markets are aggregated into a single reporting unit and the U.S. outdoor advertising markets are aggregated into a single reporting unit for purposes of the goodwill impairment test using the guidance in ASC 350-20-55. The Company also determined that within its Americas outdoor and International outdoor segments each country constitutes a separate reporting unit.

The goodwill impairment test is a two-step process. The first step, used to screen for potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If applicable, the second step, used to measure the amount of the impairment loss, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill.

Each of the Company’s reporting units is valued using a discounted cash flow model which requires estimating future cash flows expected to be generated from the reporting unit, discounted to their present value using a risk-adjusted discount rate. Terminal values were also estimated and discounted to their present value. Assessing the recoverability of goodwill requires the Company to make estimates and assumptions about sales, operating margins, growth rates and discount rates based on its budgets, business plans, economic projections, anticipated future cash flows and marketplace data. There are inherent uncertainties related to these factors and management’s judgment in applying these factors.

In 2014, the Company concluded no goodwill impairment was required. In 2013, the Company concluded no goodwill impairment was required for iHM and Americas outdoor. Based on declining future cash flows expected in one country in the International outdoor segment, the Company recognized a non-cash impairment charge to goodwill of $10.7 million. The Company recognized no goodwill impairment for the year ended December 31, 2012.

The following table presents the changes in the carrying amount of goodwill in each of the Company’s reportable segments:

(In thousands)	iHM	Americas Outdoor Advertising	International Outdoor Advertising	Other	Consolidated
Balance as of December 31, 2012	$3,236,688	$585,307	$276,941	$117,149	$4,216,085
Impairment	-	-	(10,684)	-	(10,684)
Acquisitions	-	-	-	97	97
Dispositions	-	-	(456)	-	(456)
Foreign currency	-	(80)	(894)	-	(974)
Other	(1,881)	-	-	-	(1,881)

Balance as of December 31, 2013	$3,234,807	$585,227	$264,907	$117,246	$4,202,187
Acquisitions	17,900	-	-	299	18,199
Foreign currency	-	(653)	(32,369)	-	(33,022)
Other	60	-	-	-	60

Balance as of December 31, 2014	$3,252,767	$584,574	$232,538	$117,545	$4,187,424

The balance at December 31, 2012 is net of cumulative impairments of $3.5 billion, $2.7 billion, $250.5 million and $212.0 million in the Company’s iHM, Americas outdoor, International outdoor and Other segments, respectively.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 – INVESTMENTS

The Company’s most significant investments in nonconsolidated affiliates are listed below:

Australian Radio Network

The Company owned a fifty-percent (50%) interest in Australian Radio Network (“ARN”), an Australian company that owns and operates radio stations in Australia and New Zealand. An impairment charge of $95.4 million was recorded during the fourth quarter of 2013 to write down the investment to its estimated fair value. On February 18, 2014, a subsidiary of the Company sold its 50% interest in ARN, recognizing a loss on the sale of $2.4 million and $11.5 million of foreign exchange losses that were reclassified from accumulated other comprehensive income at the date of the sale.

Buspak

The Company owned a 50% interest in Buspak, a bus advertising company in Hong Kong. On July 18, 2014, a subsidiary of the Company sold its 50% interest in Buspak, recognizing a gain on the sale of $4.5 million.

Summarized Financial Information

The following table summarizes the Company’s investments in nonconsolidated affiliates:

(In thousands)	ARN	All Others	Total
Balance at December 31, 2012	$353,062	$17,850	$370,912
Cash advances (repayments)	-	3,051	3,051
Acquisitions of investments, net	-	1,354	1,354
Equity in loss	(75,318)	(2,378)	(77,696)
Foreign currency translation adjustment	(37,068)	4	(37,064)
Distributions received	(19,926)	(1,750)	(21,676)
Other	-	(76)	(76)

Balance at December 31, 2013	$220,750	$18,055	$238,805
Cash advances (repayments)	-	3,452	3,452
Acquisitions of investments, net	-	1,811	1,811
Equity in earnings (loss)	(12,678)	3,262	(9,416)
Foreign currency transaction adjustment	1,449	77	1,526
Distributions received	(228)	(1,000)	(1,228)
Proceeds on sale	(220,783)	(15,820)	(236,603)
Other	11,490	(344)	11,146

Balance at December 31, 2014	$-	$9,493	$9,493

The investments in the table above are not consolidated, but are accounted for under the equity method of accounting, whereby the Company records its investments in these entities in the balance sheet as “Other assets.” The Company’s interests in their operations are recorded in the statement of comprehensive loss as “Equity in earnings (loss) of nonconsolidated affiliates.”

NOTE 4 – ASSET RETIREMENT OBLIGATION

The Company’s asset retirement obligation is reported in “Other long-term liabilities” with the current portion recorded in “Accrued liabilities” and relates to its obligation to dismantle and remove outdoor advertising displays and radio broadcasting towers from leased land and to reclaim the site to its original condition upon the termination or non-renewal of a lease or contract. When the liability is recorded, the cost is capitalized as part of the related long-lived assets’ carrying value. Due to the high rate of lease renewals over a long period of time, the calculation assumes that all related assets will be removed at some period over the next 50 years. An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk adjusted credit rate for the same period.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents the activity related to the Company’s asset retirement obligation:

(In thousands)	Years Ended December 31,
	2014	2013
Beginning balance	$59,380	$56,849
Adjustment due to changes in estimates	(5,391)	806
Accretion of liability	7,858	5,106
Liabilities settled	(5,802)	(3,323)
Foreign Currency	(1,834)	(58)

Ending balance	$54,211	$59,380

NOTE 5 – LONG-TERM DEBT

Long-term debt at December 31, 2014 and 2013 consisted of the following:

(In thousands)	December 31, 2014	December 31, 2013
Senior Secured Credit Facilities	7,231,222	8,225,754
Receivables Based Facility Due 2017	-	247,000
Priority Guarantee Notes	5,324,815	4,324,815
Subsidiary Revolving Credit Facility Due 2018	-	-
Other Secured Subsidiary Debt	19,257	21,124

Total Consolidated Secured Debt	12,575,294	12,818,693
10.75% Senior Cash Pay Notes Due 2016	-	94,304
11.00%/11.75% Senior Toggle Notes Due 2016	-	127,941
14.0% Senior Notes Due 2021	1,661,697	1,404,202
iHeartCommunications Legacy Notes	667,900	1,436,455
10.0% Senior Notes Due 2018	730,000	-
Subsidiary Senior Notes	4,925,000	4,925,000
Other Subsidiary Debt	1,024	10
Purchase accounting adjustments and original issue discount	(234,897)	(322,392)

	20,326,018	20,484,213
Less: current portion	3,604	453,734

Total long-term debt	$20,322,414	$20,030,479

The Company’s weighted average interest rates at December 31, 2014 and 2013 were 8.1% and 7.6%, respectively. The aggregate market value of the Company’s debt based on market prices for which quotes were available was approximately $19.7 billion and $20.5 billion at December 31, 2014 and 2013, respectively. Under the fair value hierarchy established by ASC 820-10-35, the fair market value of the Company’s debt is classified as either Level 1 or Level 2.

Senior Secured Credit Facilities

As of December 31, 2014, iHeartCommunications had senior secured credit facilities consisting of:

(In thousands)	Maturity Date	December 31, 2014	December 31, 2013
Term Loan B	1/29/2016	$916,061	1,890,978
Term Loan C	1/29/2016	15,161	34,776
Term Loan D	1/30/2019	5,000,000	5,000,000
Term Loan E	7/30/2019	1,300,000	1,300,000

Total Senior Secured Credit Facilities		$7,231,222	$8,225,754

iHeartCommunications is the primary borrower under the senior secured credit facilities, except that certain of its domestic restricted subsidiaries are co-borrowers under a portion of the term loan facilities.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Interest Rate and Fees

Borrowings under iHeartCommunications’ senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at iHeartCommunications’ option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent or (B) the Federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to the term loan facilities are the following percentages per annum:

•	with respect to loans under the Term Loan B and Term Loan C – asset sale facility, (i) 2.65%, in the case of base rate loans and (ii) 3.65%, in the case of Eurocurrency rate loans; and

•	with respect to loans under the Term Loan D, (i) 5.75% in the case of base rate loans and (ii) 6.75% in the case of Eurocurrency rate loans; and

•	with respect to loans under the Term Loan E, (i) 6.50% in the case of base rate loans and (ii) 7.50% in the case of Eurocurrency rate loans.

The margin percentages are subject to adjustment based upon iHeartCommunications’ leverage ratio.

Collateral and Guarantees

The senior secured credit facilities are guaranteed by iHeartCommunications and each of iHeartCommunications’ existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens, including prior liens permitted by the indenture governing the iHeartCommunications senior notes, and other exceptions, by:

•	a lien on the capital stock of iHeartCommunications;

•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing the iHeartCommunications senior notes;

•	certain assets that do not constitute “principal property” (as defined in the indenture governing the iHeartCommunications senior notes);

•	certain specified assets of iHeartCommunications and the guarantors that constitute “principal property” (as defined in the indenture governing the iHeartCommunications senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing the iHeartCommunications senior notes; and

•	a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility that is junior to the lien securing iHeartCommunications’ obligations under such credit facility.

Certain Covenants and Events of Default

The senior secured credit facilities include negative covenants that, subject to significant exceptions, limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase iHeartCommunications’ capital stock;

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

Receivables Based Credit Facility

As of December 31, 2014, there were no borrowings outstanding under iHeartCommunications’ receivables based credit facility.

The receivables based credit facility provides revolving credit commitments of $535.0 million, subject to a borrowing base. The borrowing base at any time equals 90% of the eligible accounts receivable of iHeartCommunications and certain of its subsidiaries. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.

iHeartCommunications and certain subsidiary borrowers are the borrowers under the receivables based credit facility. iHeartCommunications has the ability to designate one or more of its restricted subsidiaries as borrowers under the receivables based credit facility. The receivables based credit facility loans are available in U.S. dollars and letters of credit are available in a variety of currencies including U.S. dollars, Euros, Pounds Sterling, and Canadian dollars.

Interest Rate and Fees

Borrowings under the receivables based credit facility bear interest at a rate per annum equal to an applicable margin plus, at iHeartCommunications’ option, either (i) a base rate determined by reference to the highest of (a) the prime rate of Citibank, N.A. and (b) the Federal Funds rate plus 0.50% or (ii) a Eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurodollar deposits for the interest period relevant to such borrowing. The applicable margin for borrowings under the receivables based credit facility ranges from 1.50% to 2.00% for Eurocurrency borrowings and from 0.50% to 1.00% for base-rate borrowings, depending on average daily excess availability under the receivables based credit facility during the prior fiscal quarter.

In addition to paying interest on outstanding principal under the receivables based credit facility, iHeartCommunications is required to pay a commitment fee to the lenders under the receivables based credit facility in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.25% to 0.375% per annum dependent upon average unused commitments during the prior quarter. iHeartCommunications must also pay customary letter of credit fees.

Maturity

Borrowings under the receivables based credit facility will mature, and lending commitments thereunder will terminate, on the fifth anniversary of the effectiveness of the receivables based credit facility (December 24, 2017), provided that, (a) the maturity date will be October 31, 2015 if on October 30, 2015, greater than $500.0 million in aggregate principal amount is owing under certain of iHeartCommunications’ term loan credit facilities, (b) the maturity date will be May 3, 2016 if on May 2, 2016 greater than $500.0 million aggregate principal amount of iHeartCommunications’ 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016 are outstanding and (c) in the case of any debt under clauses (a) and (b) that is amended or refinanced in any manner that extends the maturity date of such debt to a date that is on or before the date that is five years after the effectiveness of the receivables based credit facility, the maturity date will be one day prior to the maturity date of such debt after giving effect to such amendment or refinancing if greater than $500,000,000 in aggregate principal amount of such debt is outstanding.

Guarantees and Security

The facility is guaranteed by, subject to certain exceptions, the guarantors of iHeartCommunications’ senior secured credit facilities. All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected security interest in all of iHeartCommunications’ and all of the guarantors’ accounts receivable and related assets and proceeds thereof that is senior to the security interest of iHeartCommunications’ senior secured credit facilities in such accounts receivable and related assets and proceeds thereof, subject to permitted liens, including prior liens permitted by the indenture governing certain of iHeartCommunications’ Legacy Notes, and certain exceptions.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Certain Covenants and Events of Default

The receivables based credit facility includes negative covenants that, subject to significant exceptions, limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change lines of business.

Priority Guarantee Notes

As of December 31, 2014, iHeartCommunications had outstanding Priority Guarantee Notes consisting of:

(In thousands)	Maturity Date	Interest Rate	Interest Payment Terms	December 31, 2014	December 31, 2013
9.0% Priority Guarantee Notes due 2019	12/15/2019	9.0%	Payable semi-annually in arrears on June 15 and December 15 of each year	$1,999,815	1,999,815
9.0% Priority Guarantee Notes due 2021	3/1/2021	9.0%	Payable semi-annually in arrears on March 1 and September 1 of each year	1,750,000	1,750,000
11.25% Priority Guarantee Notes due 2021	3/1/2021	11.25%	Payable semi-annually on March 1 and September 1 of each year	575,000	575,000
9.0% Priority Guarantee Notes due 2022	9/15/2022	9.0%	Payable semi-annually in arrears on March 15 and September 15 of each year	1,000,000	-

Total Priority Guarantee Notes				$5,324,815	4,324,815

Guarantees and Security

The Priority Guarantee Notes are iHeartCommunications’ senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the guarantors named in the indentures. The Priority Guarantee Notes and the guarantors’ obligations under the guarantees are secured by (i) a lien on (a) the capital stock of iHeartCommunications and (b) certain property and related assets that do not constitute “principal property,” in each case equal in priority to the liens securing the obligations under iHeartCommunications’ senior secured credit facilities and (ii) a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility junior in priority to the lien securing iHeartCommunications’ obligations thereunder, subject to certain exceptions. In addition to the collateral granted to secure the Priority Guarantee Notes due 2019, the collateral agent and the trustee for the Priority Guarantee Notes due 2019 entered into an agreement with the administrative agent for the lenders under the senior secured credit facilities to turn over to the trustee under the Priority Guarantee Notes due 2019, for the benefit of the holders of the Priority Guarantee Notes due 2019, a pro rata share of any recovery received on account of the principal properties, subject to certain terms and conditions.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Redemptions

iHeartCommunications may redeem the Priority Guarantee Notes at its option, in whole or part, at redemption prices set forth in the indentures, plus accrued and unpaid interest to the redemption dates plus applicable premiums.

Certain Covenants

The indentures governing the Priority Guarantee Notes contain covenants that limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of iHeartCommunications’ existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of iHeartCommunications’ assets. The indentures contain covenants that limit the Company’s and iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Priority Guarantee Notes. The indentures also provide for customary events of default.

Subsidiary Senior Revolving Credit Facility Due 2018

During the third quarter of 2013, CCOH entered into a five-year senior secured revolving credit facility with an aggregate principal amount of $75.0 million. The revolving credit facility may be used for working capital needs, to issue letters of credit and for other general corporate purposes. At December 31, 2014, there were no amounts outstanding under the revolving credit facility, and $62.2 million of letters of credit under the revolving credit facility, which reduce availability under the facility.

Senior Cash Pay Notes and Senior Toggle Notes

As of December 31, 2014, iHeartCommunications had no principal amounts outstanding of 10.75% senior cash pay notes due 2016 and 11.00%/11.75% senior toggle notes due 2016. In August 2014, iHeartCommunications fully redeemed the remaining notes with proceeds from the issuance of 14.0% Senior Notes due 2021.

14.0% Senior Notes due 2021

As of December 31, 2014, iHeartCommunications had outstanding approximately $1.66 billion of aggregate principal amount of 14.0% Senior Notes due 2021 (net of $423.4 million principal amount issued to, and held by, a subsidiary of iHeartCommunications).

The Senior Notes due 2021 mature on February 1, 2021. Interest on the Senior Notes due 2021 is payable semi-annually on February 1 and August 1 of each year, which began on August 1, 2013. Interest on the Senior Notes due 2021 will be paid at the rate of (i) 12.0% per annum in cash and (ii) 2.0% per annum through the issuance of payment-in-kind notes (the “PIK Notes”). Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued will mature on February 1, 2021 and have the same rights and benefits as the Senior Notes due 2021. The Senior Notes due 2021 are fully and unconditionally guaranteed on a senior basis by the guarantors named in the indenture governing such notes. The guarantee is structurally subordinated to all existing and future indebtedness and other liabilities of any subsidiary of the applicable subsidiary guarantor that is not also a guarantor of the Senior Notes due 2021. The guarantees are subordinated to the guarantees of iHeartCommunications’ senior secured credit facility and certain other permitted debt, but rank equal to all other senior indebtedness of the guarantors.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

iHeartCommunications may redeem the Senior Notes due 2021, in whole or in part, within certain dates, at the redemption prices set forth in the indenture plus accrued and unpaid interest to the redemption date.

The indenture governing the Senior Notes due 2021 contains covenants that limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock or repurchase their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets; (v) create liens or use assets as security in other transactions; (vi) merge, consolidate or transfer or dispose of substantially all of their assets; (vii) engage in transactions with affiliates; and (viii) designate their subsidiaries as unrestricted subsidiaries.

iHeartCommunications Legacy Notes

As of December 31, 2014, iHeartCommunications had outstanding senior notes (net of $57.1 million aggregate principal amount held by a subsidary of iHeartCommunications) consisting of:

(In thousands)	December 31, 2014	December 31, 2013
5.5% Senior Notes Due 2014	$-	461,455
4.9% Senior Notes Due 2015	-	250,000
5.5% Senior Notes Due 2016	192,900	250,000
6.875% Senior Notes Due 2018	175,000	175,000
7.25% Senior Notes Due 2027	300,000	300,000

Total Legacy Notes	$667,900	1,436,455

These senior notes were the obligations of iHeartCommunications prior to the merger. The senior notes are senior, unsecured obligations that are effectively subordinated to iHeartCommunications’ secured indebtedness to the extent of the value of iHeartCommunications’ assets securing such indebtedness and are not guaranteed by any of iHeartCommunications’ subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of iHeartCommunications’ subsidiaries. The senior notes rank equally in right of payment with all of iHeartCommunications’ existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness.

10.0% Senior Notes due 2018

As of December 31, 2014, iHeartCommunications had outstanding $730.0 million aggregate principal amount of senior notes due 2018 (net of $120.0 million aggregate principal amount held by a subsidiary of iHeartCommunications). The senior notes due 2018 mature on January 15, 2018 and bear interest at a rate of 10.0% per annum, payable semi-annually on January 15 and July 15 of each year, which began on July 15, 2014.

The senior notes due 2018 are senior, unsecured obligations that are effectively subordinated to iHeartCommunications’ secured indebtedness to the extent of the value of iHeartCommunications’ assets securing such indebtedness and are not guaranteed by any of iHeartCommunications’ subsidiaries and, as a result, are structurally subordinated to all indebtedness and other liabilities of iHeartCommunications’ subsidiaries. The senior notes due 2018 rank equally in right of payment with all of iHeartCommunications’ existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Subsidiary Senior Notes

As of December 31, 2014, the Company’s subsidiary, Clear Channel Worldwide Holdings, Inc. (“CCWH”) had outstanding notes consisting of:

(In thousands)	Maturity Date	Interest Rate	Interest Payment Terms	December 31, 2014	December 31, 2013
CCWH Senior Notes:
6.5% Series A Senior Notes Due 2022	11/15/2022	6.5%	Payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year	$735,750	735,750
6.5% Series B Senior Notes Due 2022	11/15/2022	6.5%	Payable to the trustee weekly in arrears and to the noteholders on May 15 and November 15 of each year	1,989,250	1,989,250
CCWH Senior Subordinated Notes:
7.625% Series A Senior Notes Due 2020	3/15/2020	7.625%	Payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year	275,000	275,000
7.625% Series B Senior Notes Due 2020	3/15/2020	7.625%	Payable to the trustee weekly in arrears and to the noteholders on March 15 and September 15 of each year	1,925,000	1,925,000

Total CCWH Notes				$4,925,000	4,925,000

Guarantees and Security

The CCWH Senior Notes are guaranteed by CCOH, Clear Channel Outdoor, Inc. (“CCOI”) and certain of CCOH’s direct and indirect subsidiaries. The CCWH Senior Subordinated Notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by CCOH, CCOI and certain of CCOH’s other domestic subsidiaries and rank junior to each guarantor’s existing and future senior debt, including the CCWH Senior Notes, equally with each guarantor’s existing and future senior subordinated debt and ahead of each guarantor’s existing and future debt that expressly provides that it is subordinated to the guarantees of the CCWH Senior Subordinated Notes.

The CCWH Senior Notes are senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of CCWH and the guarantees of the CCWH Senior Notes rank pari passu in right of payment to all unsubordinated indebtedness of the guarantors. The CCWH Senior Subordinated Notes are unsecured senior subordinated obligations that rank junior to all of CCWH’s existing and future senior debt, including the CCWH Senior Notes, equally with any of CCWH’s existing and future senior subordinated debt and ahead of all of CCWH’s existing and future debt that expressly provides that it is subordinated to the CCWH Subordinated Notes.

Redemptions

CCWH may redeem the Subsidiary Senior Notes at its option, in whole or part, at redemption prices set forth in the indentures plus accrued and unpaid interest to the redemption dates and plus an applicable premium.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Certain Covenants

The indentures governing the Subsidiary Senior Notes contain covenants that limit CCOH and its restricted subsidiaries ability to, among other things:

•	incur or guarantee additional debt or issue certain preferred stock;

•	in case of the Senior Notes, create liens on its restricted subsidiaries’ assets to secure such debt;

•	create restrictions on the payment of dividends or other amounts;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of its assets; and

•	sell certain assets, including capital stock of its subsidiaries.

Future Maturities of Long-term Debt

Future maturities of long-term debt at December 31, 2014 are as follows:

(in thousands)
2015	$3,604
2016	1,126,920
2017	8,208
2018	909,272
2019	8,300,043
Thereafter	10,212,868

Total (1)	$20,560,915

(1)	Excludes purchase accounting adjustments and original issue discount of $234.9 million, which is amortized through interest expense over the life of the underlying debt obligations.

NOTE 6 – FAIR VALUE MEASUREMENTS

ASC 820-10-35 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Marketable Equity Securities

The Company’s marketable equity securities are measured at fair value on each reporting date.

The marketable equity securities are measured at fair value using quoted prices in active markets. Due to the fact that the inputs used to measure the marketable equity securities at fair value are observable, the Company has categorized the fair value measurements of the securities as Level 1.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The cost, unrealized holding gains or losses, and fair value of the Company’s investments at December 31, 2014 and 2013 are as follows:

(In thousands)		Gross	Gross
Investments	Amortized Cost	Unrealized Losses	Unrealized Gains	Fair Value
2014
Available-for-sale	$369	$-	$1,609	$1,978
Other cost investments	16,269	-	-	16,269

Total	$16,638	$-	$1,609	$18,247

2013
Available-for-sale	$659	$-	$1,283	$1,942
Other cost investments	7,783	-	-	7,783

Total	$8,442	$-	$1,283	$9,725

During 2013, the Company sold shares of Sirius XM Radio, Inc. held by it for $135.5 million. In connection with the sale of shares of Sirius XM Radio, Inc., a realized gain of $130.9 million and income tax expense of $48.6 million were reclassified out of accumulated other comprehensive loss into “Gain on marketable securities” and “Income tax benefit,” respectively. The net difference of $82.3 million is reported as a reduction of “Other comprehensive income (loss).”

Other cost investments include various investments in companies for which there is no readily determinable market value. The Company recognized other-than-temporary impairments of $2.0 million on a cost investment for the year ended December 31, 2012, which was a non-cash impairment charge recorded in “Loss on marketable securities.”

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company accounts for its rentals that include renewal options, annual rent escalation clauses, minimum franchise payments and maintenance related to displays under the guidance in ASC 840.

The Company considers its non-cancelable contracts that enable it to display advertising on buses, bus shelters, trains, etc. to be leases in accordance with the guidance in ASC 840-10. These contracts may contain minimum annual franchise payments which generally escalate each year. The Company accounts for these minimum franchise payments on a straight-line basis. If the rental increases are not scheduled in the lease, such as an increase based on subsequent changes in the index or rate, those rents are considered contingent rentals and are recorded as expense when accruable. Other contracts may contain a variable rent component based on revenue. The Company accounts for these variable components as contingent rentals and records these payments as expense when accruable. No single contract or lease is material to the Company’s operations.

The Company accounts for annual rent escalation clauses included in the lease term on a straight-line basis under the guidance in ASC 840-20-25. The Company considers renewal periods in determining its lease terms if at inception of the lease there is reasonable assurance the lease will be renewed. Expenditures for maintenance are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company leases office space, certain broadcasting facilities, equipment and the majority of the land occupied by its outdoor advertising structures under long-term operating leases. The Company accounts for these leases in accordance with the policies described above.

The Company’s contracts with municipal bodies or private companies relating to street furniture, billboards, transit and malls generally require the Company to build bus stops, kiosks and other public amenities or advertising structures during the term of the contract. The Company owns these structures and is generally allowed to advertise on them for the remaining term of the contract. Once the Company has built the structure, the cost is capitalized and expensed over the shorter of the economic life of the asset or the remaining life of the contract.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In addition, the Company has commitments relating to required purchases of property, plant and equipment under certain street furniture contracts. Certain of the Company’s contracts contain penalties for not fulfilling its commitments related to its obligations to build bus stops, kiosks and other public amenities or advertising structures. Historically, any such penalties have not materially impacted the Company’s financial position or results of operations.

Certain acquisition agreements include deferred consideration payments based on performance requirements by the seller typically involving the completion of a development or obtaining appropriate permits that enable the Company to construct additional advertising displays. At December 31, 2014, the Company believes its maximum aggregate contingency, which is subject to performance requirements by the seller, is approximately $30.0 million. As the contingencies have not been met or resolved as of December 31, 2014, these amounts are not recorded.

As of December 31, 2014, the Company’s future minimum rental commitments under non-cancelable operating lease agreements with terms in excess of one year, minimum payments under non-cancelable contracts in excess of one year, capital expenditure commitments and employment/talent contracts consist of the following:

(In thousands)			Capital
	Non-Cancelable Operating Leases	Non-Cancelable Contracts	Expenditure Commitments	Employment/Talent Contracts
2015	$435,118	$593,123	$55,968	$80,442
2016	347,487	437,022	70,385	75,760
2017	302,876	262,368	67,053	31,673
2018	269,697	240,128	922	11,069
2019	243,096	171,562	757	-
Thereafter	1,325,171	336,120	14,402	-

Total	$2,923,445	$2,040,323	$209,487	$198,944

Rent expense charged to operations for the years ended December 31, 2014, 2013 and 2012 was $1.17 billion, $1.16 billion and $1.14 billion, respectively.

In various areas in which the Company operates, outdoor advertising is the object of restrictive and, in some cases, prohibitive zoning and other regulatory provisions, either enacted or proposed. The impact to the Company of loss of displays due to governmental action has been somewhat mitigated by Federal and state laws mandating compensation for such loss and constitutional restraints.

The Company and its subsidiaries are involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued an estimate of the probable costs for the resolution of those claims for which the occurrence of loss is probable and the amount can be reasonably estimated. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in the Company’s assumptions or the effectiveness of its strategies related to these proceedings. Additionally, due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on the Company’s financial condition or results of operations.

Although the Company is involved in a variety of legal proceedings in the ordinary course of business, a large portion of its litigation arises in the following contexts: commercial disputes; defamation matters; employment and benefits related claims; governmental fines; intellectual property claims; and tax disputes.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Los Angeles Litigation

In 2008, Summit Media, LLC, one of the Company’s competitors, sued the City of Los Angeles (the “City”), Clear Channel Outdoor, Inc. and CBS Outdoor in Los Angeles Superior Court (Case No. BS116611) challenging the validity of a settlement agreement that had been entered into in November 2006 among the parties and pursuant to which Clear Channel Outdoor, Inc. had taken down existing billboards and converted 83 existing signs from static displays to digital displays. In 2009 the Los Angeles Superior Court ruled that the settlement agreement constituted an ultra vires act of the City, and nullified its existence. After further proceedings, on April 12, 2013 the Los Angeles Superior Court invalidated 82 digital modernization permits issued to Clear Channel Outdoor, Inc. (77 of which displays were operating at the time of the ruling), and Clear Channel Outdoor, Inc. was required to turn off the electrical power to all affected digital displays on April 15, 2013. The digital display structures remain intact but digital displays are currently prohibited in the City. Clear Channel Outdoor, Inc. is seeking permits under the existing City sign code to either wrap the LED faces with vinyl or convert the LED faces to traditional static signs, and has obtained a number of such permits. Clear Channel Outdoor, Inc. is also pursuing a new ordinance to permit digital signage in the City.

NOTE 8 – GUARANTEES

As of December 31, 2014, iHeartCommunications had outstanding surety bonds and commercial standby letters of credit of $47.7 million and $113.9 million, respectively, of which no letters of credit were cash secured. These letters of credit and surety bonds relate to various operational matters including insurance, bid, concession and performance bonds as well as other items.

As of December 31, 2014, iHeartCommunications had outstanding bank guarantees of $55.1 million. Bank guarantees in the amount of $15.2 million are backed by cash collateral.

NOTE 9 – INCOME TAXES

Significant components of the provision for income tax benefit (expense) are as follows:

(In thousands)	Years Ended December 31,
	2014	2013	2012
Current - Federal	$(503)	$10,586	$61,655
Current - foreign	(27,256)	(48,466)	(48,579)
Current - state	3,193	1,527	(9,408)

Total current benefit (expense)	(24,566)	(36,353)	3,668
Deferred - Federal	(29,284)	126,905	261,014
Deferred - foreign	4,308	8,932	27,970
Deferred - state	(8,947)	22,333	15,627

Total deferred benefit (expense)	(33,923)	158,170	304,611

Income tax benefit (expense)	$(58,489)	$121,817	$308,279

Current tax expense of $24.6 million was recorded for 2014 as compared to a current tax expense of $36.4 million for 2013. The change in current tax was primarily due to a reduction in unrecognized tax benefits during 2014, which resulted from the expiration of statutes of limitations to assess taxes in the United Kingdom and several state jurisdictions. This decrease in unrecognized tax benefits resulted in a reduction to current tax expense of $35.4 million during 2014.

Current tax expense of $36.4 million was recorded for 2013 as compared to a current tax benefit of $3.7 million for 2012. The change in current tax was primarily due to the Company’s settlement of U.S. federal and foreign tax examinations during 2012. Pursuant to the settlements, the Company recorded a reduction to current income tax expense of approximately $67.3 million during 2012 to reflect the net current tax benefits of the settlements.

Deferred tax expense of $33.9 million was recorded for 2014 compared with deferred tax benefit of $158.2 million for 2013. The change in deferred tax is primarily due to the valuation allowance of $339.8 million recorded against the Company’s current period federal and state net operating losses during 2014.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Deferred tax benefit of $158.2 million for 2013 primarily relates to cancellation of debt income recognized during the year as a result of certain debt restructuring transactions, and is lower when compared with the deferred tax benefit of $304.6 million for 2012. The decrease in deferred tax benefit in 2013 is primarily due to the valuation allowance of $143.5 million recorded against a portion of the Company’s federal and state net operating losses.

Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2014 and 2013 are as follows:

(In thousands)	2014	2013
Deferred tax liabilities:
Intangibles and fixed assets	$2,335,584	$2,402,168
Long-term debt	119,887	183,615
Investments in nonconsolidated affiliates	1,121	-
Other investments	5,575	6,759
Other	8,857	6,655

Total deferred tax liabilities	2,471,024	2,599,197

Deferred tax assets:
Accrued expenses	111,884	106,651
Investments in nonconsolidated affiliates	-	1,824
Net operating loss carryforwards	1,445,340	1,287,239
Bad debt reserves	9,346	9,726
Other	34,017	35,527

Total gross deferred tax assets	1,600,587	1,440,967
Less: Valuation allowance	655,658	327,623

Total deferred tax assets	944,929	1,113,344

Net deferred tax liabilities	$1,526,095	$1,485,853

Included in the Company’s net deferred tax liabilities are $37.8 million and $52.0 million of current net deferred tax assets for 2014 and 2013, respectively. The Company presents these assets in “Other current assets” on its consolidated balance sheets. The remaining $1.6 billion and $1.5 billion of net deferred tax liabilities for 2014 and 2013, respectively, are presented in “Deferred tax liabilities” on the consolidated balance sheets.

The Company’s net foreign deferred tax liabilities were $13.6 million and $19.8 million for the periods ended December 31, 2014 and December 31, 2013, respectively.

The deferred tax liability related to intangibles and fixed assets primarily relates to the difference in book and tax basis of acquired FCC licenses, billboard permits and tax deductible goodwill created from the Company’s various stock acquisitions. In accordance with ASC 350-10, Intangibles—Goodwill and Other, the Company does not amortize FCC licenses and billboard permits. As a result, this deferred tax liability will not reverse over time unless the Company recognizes future impairment charges related to its FCC licenses, permits and tax deductible goodwill or sells its FCC licenses or permits. As the Company continues to amortize its tax basis in its FCC licenses, permits and tax deductible goodwill, the deferred tax liability will increase over time.

At December 31, 2014, the Company had recorded net operating loss carryforwards (tax effected) for federal and state income tax purposes of approximately $1.3 billion, expiring in various amounts through 2034. The Company expects to realize the benefits of a portion of its deferred tax assets attributable to federal and state net operating losses based upon expected future taxable income from deferred tax liabilities that reverse in the relevant federal and state jurisdictions and carryforward periods. As of December 31, 2014, the Company has recorded a partial valuation allowance of $487.1 million against these deferred tax assets attributable to federal and state net operating losses. In addition, the Company had recorded deferred tax assets for foreign net operating loss carryforwards (tax effected) of approximately $153.0 million which are offset in part by an associated valuation allowance of $146.4 million. Additional deferred tax valuation allowance of $22.1 million offsets other foreign deferred tax assets that are not expected to be realized. Realization of these foreign deferred tax assets is dependent upon the Company’s ability to generate future taxable income in appropriate tax jurisdictions and carryforward periods. Due to the Company’s evaluation of negative factors including particular

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

negative evidence of cumulative losses in these jurisdictions, the Company continues to record valuation allowances on the foreign deferred tax assets that are not expected to be realized. The Company expects to realize its remaining gross deferred tax assets based upon its assessment of deferred tax liabilities that will reverse in the same carryforward period and jurisdiction and are of the same character as the net operating loss carryforwards and temporary differences that give rise to the deferred tax assets. Any deferred tax liabilities associated with acquired FCC licenses, billboard permits and tax-deductible goodwill intangible assets are not relied upon as a source of future taxable income, as these intangible assets have an indefinite life.

At December 31, 2014, net deferred tax liabilities include a deferred tax asset of $28.9 million relating to stock-based compensation expense under ASC 718-10, Compensation—Stock Compensation. Full realization of this deferred tax asset requires stock options to be exercised at a price equaling or exceeding the sum of the grant price plus the fair value of the option at the grant date and restricted stock to vest at a price equaling or exceeding the fair market value at the grant date. Accordingly, there can be no assurance that the stock price of the Company’s common stock will rise to levels sufficient to realize the entire deferred tax benefit currently reflected in its balance sheet.

The reconciliation of income tax computed at the U.S. Federal statutory tax rates to income tax benefit is:

	Years Ended December 31,
(In thousands)	2014		2013		2012
	Amount	Percent	Amount	Percent	Amount	Percent
Income tax benefit at statutory rates	$246,284	35%	$246,867	35%	$251,814	35%
State income taxes, net of federal tax effect	26,518	4%	32,768	4%	6,218	1%
Foreign income taxes	11,074	2%	(22,640)	(3%)	8,782	2%
Nondeductible items	(5,533)	(1%)	(4,870)	(1%)	(4,617)	(1%)
Changes in valuation allowance and other estimates	(333,641)	(47%)	(135,161)	(19%)	50,697	7%
Other, net	(3,191)	(1%)	4,853	1%	(4,615)	(1%)

Income tax benefit (expense)	$(58,489)	(8%)	$121,817	17%	$308,279	43%

The Company’s effective tax rate for the year ended December 31, 2014 is (8%). The effective tax rate for 2014 was impacted by the $339.8 million valuation allowance recorded during the period as additional deferred tax expense. The valuation allowance was recorded against the Company’s current period federal and state net operating losses due to the uncertainty of the ability to utilize those losses in future periods. This expense was partially offset by $28.9 million in net tax benefits associated with a decrease in unrecognized tax benefits resulting from the expiration of statute of limitations to assess taxes in the United Kingdom and several state jurisdictions. Foreign income before income taxes was approximately $97.2 million for 2014, and it should be noted that with limited exceptions, tax rates in our foreign jurisdictions are lower than that of the U.S. federal statutory rate.

A tax benefit was recorded for the year ended December 31, 2013 of 17%. The effective tax rate for 2013 was impacted by the $143.5 million valuation allowance recorded during the period as additional deferred tax expense. The valuation allowance was recorded against a portion of the federal and state net operating losses due to the uncertainty of the ability to utilize those losses in future periods. This expense was partially offset by $20.2 million in net tax benefits recorded during the period due to the settlement of certain U.S. federal and state tax examinations during the year. Foreign income before income taxes was approximately $48.3 million for 2013.

A tax benefit was recorded for the year ended December 31, 2012 of 43%. The effective tax rate for 2012 was impacted by the Company’s settlement of U.S. federal and foreign tax examinations during the year. Pursuant to the settlements, the Company recorded a reduction to income tax expense of approximately $60.6 million to reflect the net tax benefits of the settlements. This benefit was partially offset by additional tax recorded during 2012 related to the write-off of deferred tax assets associated with the vesting of certain equity awards. Foreign income before income taxes was approximately $84.0 million for 2012.

The Company continues to record interest and penalties related to unrecognized tax benefits in current income tax expense. The total amount of interest accrued at December 31, 2014 and 2013 was $40.8 million and $49.4 million, respectively. The total amount of unrecognized tax benefits and accrued interest and penalties at December 31, 2014 and 2013 was $147.7 million and $178.8 million,

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

respectively, of which $110.4 million and $131.0 million is included in “Other long-term liabilities”, and $2.3 million and $11.6 million is included in “Accrued Expenses” on the Company’s consolidated balance sheets, respectively. In addition, $35.0 million and $36.1 million of unrecognized tax benefits are recorded net with the Company’s deferred tax assets for its net operating losses as opposed to being recorded in “Other long-term liabilities” at December 31, 2014 and 2013, respectively. The total amount of unrecognized tax benefits at December 31, 2014 and 2013 that, if recognized, would impact the effective income tax rate is $68.8 million and $100.1 million, respectively.

(In thousands)	Years Ended December 31,
Unrecognized Tax Benefits	2014	2013
Balance at beginning of period	$129,375	$138,437
Increases for tax position taken in the current year	13,848	12,004
Increases for tax positions taken in previous years	6,003	13,163
Decreases for tax position taken in previous years	(9,764)	(21,928)
Decreases due to settlements with tax authorities	(8,181)	(1,113)
Decreases due to lapse of statute of limitations	(24,367)	(11,188)

Balance at end of period	$106,914	$129,375

The Company and its subsidiaries file income tax returns in the United States federal jurisdiction and various state and foreign jurisdictions. During 2014, the statute of limitations for certain tax years expired in the United Kingdom and several state jurisdictions resulting in a reduction to unrecognized tax benefits of $24.4 million, excluding interest. Also during 2014, the Company settled certain U.S. federal and state examinations with taxing authorities, resulting in decreases in unrecognized tax benefits relating to cash tax payments of $8.2 million. All federal income tax matters through 2008 are closed and the Company has effectively settled the 2009 and 2010 examinations with the IRS and is awaiting final approval of the settlement from the Joint Committee on Taxation. The IRS is currently auditing the Company’s tax returns for the 2011 and 2012 periods. Substantially all material state, local, and foreign income tax matters have been concluded for years through 2005.

NOTE 10 – MEMBER’S DEFICIT

The Company reports its noncontrolling interests in consolidated subsidiaries as a component of equity separate from the Company’s equity. The following table shows the changes in member’s deficit attributable to the Company and the noncontrolling interests of subsidiaries in which the Company has a majority, but not total ownership interest:

(In thousands)	The Company	Noncontrolling Interests	Consolidated
Balances at January 1, 2014	$(8,942,166)	$245,531	$(8,696,635)
Net income (loss)	(793,761)	31,603	(762,158)
Dividends and other payments to noncontrolling interests	-	(40,027)	(40,027)
Purchase of additional noncontrolling interests	(46,806)	(1,944)	(48,750)
Foreign currency translation adjustments	(101,980)	(19,898)	(121,878)
Unrealized holding gain on marketable securities	285	42	327
Other adjustments to comprehensive loss	(10,214)	(1,224)	(11,438)
Reclassifications	3,316	1	3,317
Other, net	1,978	10,056	12,034

Balances at December 31, 2014	$(9,889,348)	$224,140	$(9,665,208)

(In thousands)	The Company	Noncontrolling Interests	Consolidated
Balances at January 1, 2013	$(8,299,188)	$303,997	$(7,995,191)
Net income (loss)	(606,883)	23,366	(583,517)
Dividends and other payments to noncontrolling interests	-	(91,887)	(91,887)
Foreign currency translation adjustments	(29,755)	(3,246)	(33,001)
Unrealized holding gain on marketable securities	16,439	137	16,576
Unrealized holding gain on cash flow derivatives	48,180	-	48,180
Other adjustments to comprehensive loss	5,932	800	6,732
Reclassifications	(83,585)	(167)	(83,752)
Other, net	6,694	12,531	19,225

Balances at December 31, 2013	$(8,942,166)	$245,531	$(8,696,635)

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Dividends

The Company has not paid cash dividends since its formation and its ability to pay dividends is subject to restrictions should it seek to do so in the future. iHeart’s debt financing arrangements include restrictions on its ability to pay dividends thereby limiting the Company’s ability to pay dividends.

Share-Based Compensation

Stock Options

The Company does not have any compensation plans under which it grants stock awards to employees. Prior to the merger, iHeartCommunications granted options to purchase its common stock to its employees and directors and its affiliates under its various equity incentive plans typically at no less than the fair value of the underlying stock on the date of grant. These options were granted for a term not exceeding ten years and were forfeited, except in certain circumstances, in the event the employee or director terminated his or her employment or relationship with iHeartCommunications or one of its affiliates. Prior to acceleration, if any, in connection with the merger, these options vested over a period of up to five years. All equity incentive plans contained anti-dilutive provisions that permitted an adjustment of the number of shares of iHeartCommunications’ common stock represented by each option for any change in capitalization.

Parent has granted options to purchase its shares of Class A common stock to certain key executives under its equity incentive plan at no less than the fair value of the underlying stock on the date of grant. These options are granted for a term not to exceed ten years and are forfeited, except in certain circumstances, in the event the executive terminates his or her employment or relationship with Parent or one of its affiliates. Approximately three-fourths of the options outstanding at December 31, 2014 vest based solely on continued service over a period of up to five years with the remainder becoming eligible to vest over a period of up to five years if certain predetermined performance targets are met. The equity incentive plan contains antidilutive provisions that permit an adjustment of the number of shares of Parent’s common stock represented by each option for any change in capitalization.

The Company accounts for its share-based payments using the fair value recognition provisions of ASC 718-10. The fair value of the portion of options that vest based on continued service is estimated on the grant date using a Black-Scholes option-pricing model and the fair value of the remaining options which contain vesting provisions subject to service, market and performance conditions is estimated on the grant date using a Monte Carlo model. Expected volatilities were based on historical volatility of peer companies’ stock, including Parent, over the expected life of the options. The expected life of the options granted represents the period of time that the options granted are expected to be outstanding. The Company used historical data to estimate option exercises and employee terminations within the valuation model. The Company includes estimated forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of awards. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option. No options were granted during the years ended December 31, 2014 and 2013. The following assumptions were used to calculate the fair value of the options granted during the year ended December 31, 2012:

	Years Ended December 31,
	2014(1)	2013(1)	2012
Expected volatility	N/A	N/A	71% – 77%
Expected life in years	N/A	N/A	6.3 – 6.5
Risk-free interest rate	N/A	N/A	0.97% – 1.55%
Dividend yield	N/A	N/A	0%

(1) No options were granted in 2013 and 2014

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents a summary of Parent’s stock options outstanding at and stock option activity during the year ended December 31, 2014 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term
Outstanding, January 1, 2014	2,509	$33.11
Granted(1)	-	-
Exercised	-	-
Forfeited	(125)	36.00
Expired	(83)	36.00

Outstanding, December 31, 2014 (2)	2,301	32.85	4.3years

Exercisable	1,480	31.95	4.0years
Expected to Vest	797	35.20	4.7years

(1)	The weighted average grant date fair value of options granted during the years ended December 31, 2012 was $2.68 per share. No options were granted during the years ended December 31, 2013 and 2014.
(2)	Non-cash compensation expense has not been recorded with respect to 0.6 million shares as the vesting of these options is subject to performance conditions that have not yet been determined probable to meet.

A summary of Parents’s unvested options and changes during the year ended December 31, 2014 is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Unvested, January 1, 2014	1,086	$10.74
Granted	-	-
Vested(1)	(140)	2.32
Forfeited	(125)	2.16

Unvested, December 31, 2014	821	13.61

(1)	The total fair value of the options vested during the years ended December 31, 2014, 2013 and 2012 was $0.3 million, $6.3 million and $3.9 million, respectively.

Restricted Stock Awards

Parent has granted restricted stock awards to its employees and affiliates under its equity incentive plan. The restricted stock awards are restricted in transferability for a term of up to five years. Restricted stock awards are forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with Parent prior to the lapse of the restriction. Dividends or distributions paid in respect of unvested restricted stock awards will be held by Parent and paid to the recipients of the restricted stock awards upon vesting of the shares.

The following table presents a summary of Parent’s restricted stock outstanding and restricted stock activity as of and during the year ended December 31, 2014 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Outstanding, January 1, 2014	3,919	$3.35
Granted	1,826	7.86
Vested (restriction lapsed)	(506)	3.14
Forfeited	(710)	8.85

Outstanding, December 31, 2014	4,529	5.02

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

CCOH Share-Based Awards

CCOH Stock Options

The Company’s subsidiary, CCOH, has granted options to purchase shares of its Class A common stock to employees and directors of CCOH and its affiliates under its equity incentive plan at no less than the fair market value of the underlying stock on the date of grant. These options are granted for a term not exceeding ten years and are forfeited, except in certain circumstances, in the event the employee or director terminates his or her employment or relationship with CCOH or one of its affiliates. These options vest solely on continued service over a period of up to five years. The equity incentive stock plan contains anti-dilutive provisions that permit an adjustment of the number of shares of CCOH’s common stock represented by each option for any change in capitalization. CCOH determined that the CCOH dividend discussed in Note 5 was considered a change in capitalization and therefore adjusted outstanding options as of March 15, 2012. No incremental compensation cost was recognized in connection with the adjustment.

The fair value of each option awarded on CCOH common stock is estimated on the date of grant using a Black-Scholes option-pricing model. Expected volatilities are based on historical volatility of CCOH’s stock over the expected life of the options. The expected life of options granted represents the period of time that options granted are expected to be outstanding. CCOH uses historical data to estimate option exercises and employee terminations within the valuation model. CCOH includes estimated forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of awards. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option. The following assumptions were used to calculate the fair value of CCOH’s options on the date of grant:

	Years Ended December 31,
	2014	2013	2012
Expected volatility	54% – 56%	55% – 56%	54% – 56%
Expected life in years	6.3	6.3	6.3
Risk-free interest rate	1.73% – 2.08%	1.05% – 2.19%	0.92% – 1.48%
Dividend yield	0%	0%	0%

The following table presents a summary of CCOH’s stock options outstanding at and stock option activity during the year ended December 31, 2014 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2014	6,909	$9.60
Granted(1)	627	8.64
Exercised(2)	(459)	5.23
Forfeited	(628)	8.11
Expired	(424)	10.58

Outstanding, December 31, 2014	6,025	9.92	5.1years	$13,956

Exercisable	4,471	10.56	4.1years	$10,065
Expected to vest	1,487	8.08	7.8years	$3,729

(1)	The weighted average grant date fair value of CCOH options granted during the years ended December 31, 2014, 2013 and 2012 was $4.69, $4.10 and $4.43 per share, respectively.
(2)	Cash received from option exercises during the years ended December 31, 2014, 2013 and 2012 was $2.4 million, $4.2 million and $6.4 million, respectively. The total intrinsic value of the options exercised during the years ended December 31, 2014, 2013 and 2012 was $1.5 million, $5.0 million and $7.9 million, respectively.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A summary of CCOH’s unvested options at and changes during the year ended December 31, 2014 is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Unvested, January 1, 2014	2,645	$5.21
Granted	627	4.69
Vested(1)	(1,091)	5.59
Forfeited	(628)	4.74

Unvested, December 31, 2014	1,553	4.92

(1)	The total fair value of CCOH options vested during the years ended December 31, 2014, 2013 and 2012 was $6.1 million, $7.1 million and $11.5 million, respectively.

CCOH Restricted Stock Awards

CCOH has also granted both restricted stock and restricted stock unit awards to its employees and affiliates under its equity incentive plan. The restricted stock awards represent shares of Class A common stock that hold a legend which restricts their transferability for a term of up to five years. The restricted stock units represent the right to receive shares upon vesting, which is generally over a period of up to five years. Both restricted stock awards and restricted stock units are forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with CCOH prior to the lapse of the restriction.

The following table presents a summary of CCOH’s restricted stock and restricted stock units outstanding at and activity during the year ended December 31, 2014 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Outstanding, January 1, 2014	1,892	$6.83
Granted	1,040	8.88
Vested (restriction lapsed)	(64)	6.86
Forfeited	(410)	7.76

Outstanding, December 31, 2014	2,458	7.54

Share-Based Compensation Cost

The share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the vesting period. Share-based compensation payments are recorded in corporate expenses and were $10.7 million, $16.7 million and $28.5 million, during the years ended December 31, 2014, 2013 and 2012, respectively.

The tax benefit related to the share-based compensation expense for the years ended December 31, 2014, 2013 and 2012 was $4.1 million, $6.3 million and $10.8 million, respectively.

As of December 31, 2014, there was $22.4 million of unrecognized compensation cost related to unvested share-based compensation arrangements that will vest based on service conditions. This cost is expected to be recognized over a weighted average period of approximately three years. In addition, as of December 31, 2014, there was $24.7 million of unrecognized compensation cost related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions. This cost will be recognized when it becomes probable that the performance condition will be satisfied.

Parent completed a voluntary stock option exchange program on November 19, 2012 and exchanged 2.0 million stock options granted under the Clear Channel 2008 Executive Incentive Plan for 1.8 million replacement restricted share awards with different service and performance conditions. Parent accounted for the exchange program as a modification of the existing awards under ASC 718 and will recognize incremental compensation expense of approximately $1.7 million over the service period of the new awards. In connection with the exchange program, Parent granted an additional 1.5 million restricted stock awards pursuant to a tax assistance program offered to employees participating in the exchange. Of the total 1.5 million restricted stock awards granted, 0.9 million were repurchased by Parent upon expiration of the exchange program while the remaining 0.6 million awards were forfeited. Parent recognized $2.6 million of expense related to the awards granted in connection with the tax assistance program.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 – EMPLOYEE STOCK AND SAVINGS PLANS

iHeartCommunications has various 401(k) savings and other plans for the purpose of providing retirement benefits for substantially all employees. Under these plans, an employee can make pre-tax contributions and iHeartCommunications will match a portion of such an employee’s contribution. Employees vest in these iHeartCommunications matching contributions based upon their years of service to iHeartCommunications. Contributions of $27.6 million, $26.6 million and $29.5 million to these plans for the years ended December 31, 2014, 2013 and 2012, respectively, were expensed.

iHeartCommunications offers a non-qualified deferred compensation plan for a select group of management or highly compensated employees, under which such employees were able to make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. iHeartCommunications suspended all salary and bonus deferrals and company matching contributions to the deferred compensation plan on January 1, 2010. iHeartCommunications accounts for the plan in accordance with the provisions of ASC 710-10. Matching credits on amounts deferred may be made in iHeartCommunications’ sole discretion and iHeartCommunications retains ownership of all assets until distributed. Participants in the plan have the opportunity to allocate their deferrals and any iHeartCommunications matching credits among different investment options, the performance of which is used to determine the amounts to be paid to participants under the plan. In accordance with the provisions of ASC 710-10, the assets and liabilities of the non-qualified deferred compensation plan are presented in “Other assets” and “Other long-term liabilities” in the accompanying consolidated balance sheets, respectively. The asset and liability under the deferred compensation plan at December 31, 2014 was approximately $11.6 million recorded in “Other assets” and $11.6 million recorded in “Other long-term liabilities”, respectively. The asset and liability under the deferred compensation plan at December 31, 2013 was approximately $11.8 million recorded in “Other assets” and $11.8 million recorded in “Other long-term liabilities”, respectively.

NOTE 12 – OTHER INFORMATION

The following table discloses the components of “Other income (expense)” for the years ended December 31, 2014, 2013 and 2012, respectively:

(In thousands)	Years Ended December 31,
	2014	2013	2012
Foreign exchange gain (loss)	$15,554	$1,772	$(3,018)
Debt modification expenses	-	(23,555)	-
Other	(6,450)	(197)	3,268

Total other income (expense), net	$9,104	$(21,980)	$250

The following table discloses the increase (decrease) in net deferred income tax liabilities related to each component of other comprehensive income (loss) for the years ended December 31, 2014, 2013 and 2012, respectively:

(In thousands)	Years Ended December 31,
	2014	2013	2012
Foreign currency translation adjustments and other	$2,559	$(14,421)	$3,210
Unrealized holding gain on marketable securities	-	(11,010)	15,324
Unrealized holding gain (loss) on cash flow derivatives	-	28,759	30,074

Total increase in deferred tax liabilities	$2,559	$3,328	$48,608

The following table discloses the components of “Other current assets” as of December 31, 2014 and 2013, respectively:

(In thousands)	As of December 31,
	2014	2013
Inventory	$23,777	$26,872
Deferred tax asset	37,793	51,967
Deposits	4,466	5,126
Deferred loan costs	32,602	30,165
Other	37,661	47,027

Total other current assets	$136,299	$161,157

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table discloses the components of “Other assets” as of December 31, 2014 and 2013, respectively:

(In thousands)	As of December 31,
	2014	2013
Investments in, and advances to, nonconsolidated affiliates	$9,493	$238,805
Other investments	18,247	9,725
Notes receivable	242	302
Prepaid expenses	16,082	24,231
Deferred loan costs	130,267	143,763
Deposits	27,822	26,200
Prepaid rent	56,430	62,864
Non-qualified plan assets	11,568	11,844
Other	18,914	15,722

Total other assets	$289,065	$533,456

The following table discloses the components of “Other long-term liabilities” as of December 31, 2014 and 2013, respectively:

(In thousands)	As of December 31,
	2014	2013
Unrecognized tax benefits	$110,410	$131,015
Asset retirement obligation	53,936	59,125
Non-qualified plan liabilities	11,568	11,844
Deferred income	23,734	16,247
Deferred rent	125,530	120,092
Employee related liabilities	39,963	31,617
Other	89,722	92,080

Total other long-term liabilities	$454,863	$462,020

The following table discloses the components of “Accumulated other comprehensive loss,” net of tax, as of December 31, 2014 and 2013, respectively:

(In thousands)	As of December 31,
	2014	2013
Cumulative currency translation adjustment	$(291,520)	$(188,920)
Cumulative unrealized gain on securities	1,397	1,101
Cumulative other adjustments	(18,467)	(8,254)

Total accumulated other comprehensive loss	$(308,590)	$(196,073)

NOTE 13 – SEGMENT DATA

The Company’s reportable segments, which it believes best reflect how the Company is currently managed, are iHM, Americas outdoor advertising and International outdoor advertising. Revenue and expenses earned and charged between segments are recorded at estimated fair value and eliminated in consolidation. The iHM segment provides media and entertainment services via broadcast and digital delivery and also includes the Company’s national syndication business. The Americas outdoor advertising segment consists of operations primarily in the United States, Canada and Latin America. The International outdoor advertising segment primarily includes operations in Europe, Asia and Australia. The Americas outdoor and International outdoor display inventory consists primarily of billboards, street furniture displays and transit displays. The Other category includes the Company’s media representation business as well as other general support services and initiatives which are ancillary to the Company’s other businesses. Corporate includes infrastructure and support, including information technology, human resources, legal, finance and administrative functions of each of the Company’s reportable segments, as well as overall executive, administrative and support functions. Share-based payments are recorded in corporate expenses.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During the first quarter of 2015, the Company revised its segment reporting, as discussed in Note 1. The following table presents the Company’s revised reportable segment results for the years ended December 31, 2014, 2013 and 2012.

(In thousands)	iHM	Americas Outdoor Advertising	International Outdoor Advertising	Other	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2014
Revenue	$3,161,503	$1,350,623	$1,610,636	$212,676	$-	$(16,905)	$6,318,533
Direct operating expenses	927,674	605,771	991,117	24,009	-	(7,621)	2,540,950
Selling, general and administrative expenses	1,018,930	233,641	314,878	122,448	-	(9,274)	1,680,623
Depreciation and amortization	240,868	203,928	198,143	33,543	34,416	-	710,898
Impairment charges	-	-	-	-	24,176	-	24,176
Corporate expenses	-	-	-	-	320,341	(10)	320,331
Other operating income, net	-	-	-	-	40,031	-	40,031

Operating income (loss)	$974,031	$307,283	$106,498	$32,676	$(338,902)	$-	$1,081,586

Intersegment revenues	$10	$3,436	$-	$13,459	$-	$-	$16,905
Segment assets	$7,720,181	$3,664,574	$1,680,598	$277,388	$697,501	$-	$14,040,242
Capital expenditures	$50,403	$109,727	$117,480	$5,744	$34,810	$-	318,164
Share-based compensation expense	$-	$-	$-	$-	$10,713	$-	$10,713
Year Ended December 31, 2013
Revenue	$3,131,595	$1,385,757	$1,560,433	$181,993	$-	$(16,734)	$6,243,044
Direct operating expenses	953,577	610,750	983,978	25,271	-	(8,556)	2,565,020
Selling, general and administrative expenses	984,704	243,456	300,116	118,830	-	(8,178)	1,638,928
Depreciation and amortization	262,136	206,031	194,493	39,291	28,877	-	730,828
Impairment charges	-	-	-	-	16,970	-	16,970
Corporate expenses	-	-	-	-	313,514	-	313,514
Other operating income, net	-	-	-	-	22,998	-	22,998

Operating income (loss)	$931,178	$325,520	$81,846	$(1,399)	$(336,363)	$-	$1,000,782

Intersegment revenues	$-	$2,473	$-	$14,261	$-	$-	$16,734
Segment assets	$7,933,564	$3,823,347	$1,899,648	$534,363	$906,380	$-	$15,097,302
Capital expenditures	$75,742	$96,590	$100,949	$9,933	$41,312	$-	$324,526
Share-based compensation expense	$-	$-	$-	$-	$16,715	$-	$16,715
Year Ended December 31, 2012
Revenue	$3,084,780	$1,367,669	$1,579,275	$231,667	$-	$(16,507)	$6,246,884
Direct operating expenses	888,914	625,852	977,640	25,088	-	(12,965)	2,504,529
Selling, general and administrative expenses	959,182	262,645	312,017	129,987	-	(3,542)	1,660,289
Depreciation and amortization	262,409	200,372	196,909	45,568	24,027	-	729,285
Impairment charges	-	-	-	-	37,651	-	37,651
Corporate expenses	-	-	-	-	293,207	-	293,207
Other operating income, net	-	-	-	-	48,127	-	48,127

Operating income (loss)	$974,275	$278,800	$92,709	$31,024	$(306,758)	$-	$1,070,050

Intersegment revenues	$-	$1,175	$80	$15,252	$-	$-	$16,507
Segment assets	$8,061,701	$3,991,147	$2,100,397	$815,435	$1,324,033	$-	$16,292,713
Capital expenditures	$65,821	$130,786	$136,990	$17,438	$39,245	$-	$390,280
Share-based compensation expense	$-	$-	$-	$-	$28,540	$-	$28,540

Revenue of $1.8 billion, $1.7 billion and $1.7 billion derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2014, 2013 and 2012, respectively. Revenue of $4.5 billion, $4.5 billion and $4.5 billion derived from the Company’s U.S. operations are included in the data above for the years ended December 31, 2014, 2013 and 2012, respectively.

Identifiable long-lived assets of $682.7 million, $760.5 million and $805.2 million derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2014, 2013 and 2012, respectively. Identifiable long-lived assets of $2.0 billion, $2.1 billion and $2.2 billion derived from the Company’s U.S. operations are included in the data above for the years ended December 31, 2014, 2013 and 2012, respectively.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14 – QUARTERLY RESULTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,
	2014	2013	2014	2013	2014	2013	2014	2013
Revenue	$1,342,548	$1,343,058	$1,630,154	$1,618,097	$1,630,034	$1,587,522	$1,715,797	$1,694,367
Operating expenses:
Direct operating expenses	597,688	599,310	644,870	635,528	648,409	651,413	649,983	678,769
Selling, general and administrative expenses	414,636	401,833	418,928	408,399	427,259	408,684	419,800	420,012
Corporate expenses	72,705	80,800	82,197	75,328	78,202	89,574	87,227	67,812
Depreciation and amortization	174,871	182,182	174,062	179,734	175,865	177,330	186,100	191,582
Impairment charges	-	-	4,902	-	35	-	19,239	16,970
Other operating income, net	165	2,395	(1,628)	1,113	47,172	6,186	(5,678)	13,304

Operating income	82,813	81,328	303,567	320,221	347,436	266,707	347,770	332,526
Interest expense	431,114	385,525	440,605	407,508	432,616	438,404	437,261	418,014
Gain (loss) on marketable securities	-	-	-	130,898	-	31	-	(50)
Equity in earnings (loss) of nonconsolidated affiliates	(13,326)	3,641	(16)	5,971	3,955	3,983	(29)	(91,291)
Gain (loss) on extinguishment of debt	(3,916)	(3,888)	(47,503)	-	(4,840)	-	12,912	(83,980)
Other income (expense), net	1,541	(1,000)	12,157	(18,098)	2,617	1,709	(7,211)	(4,591)

Income (loss) before income taxes	(364,002)	(305,444)	(172,400)	31,484	(83,448)	(165,974)	(83,819)	(265,400)
Income tax benefit (expense)	(68,388)	96,325	621	(11,477)	(24,376)	73,802	33,654	(36,833)

Consolidated net income (loss)	(432,390)	(209,119)	(171,779)	20,007	(107,824)	(92,172)	(50,165)	(302,233)
Less amount attributable to noncontrolling interest	(8,200)	(6,116)	14,852	12,805	7,028	9,683	17,923	6,994

Net income (loss) attributable to the Company	$(424,190)	$(203,003)	$(186,631)	$7,202	$(114,852)	$(101,855)	$(68,088)	$(309,227)

NOTE 15 – CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

iHeartCommunications is a party to a management agreement with certain affiliates of Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsors”) and certain other parties pursuant to which such affiliates of the Sponsors will provide management and financial advisory services until 2018. These agreements require management fees to be paid to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year, plus reimbursable expenses. For the years ended December 31, 2014, 2013 and 2012, the Company recognized management fees and reimbursable expenses of $15.2 million, $15.8 million and $15.9 million, respectively.

Stock Purchases

On August 9, 2010, iHeartCommunications announced that its board of directors approved a stock purchase program under which iHeartCommunications or its subsidiaries may purchase up to an aggregate of $100.0 million of the Class A common stock of Parent and/or the Class A common stock of CCOH. The stock purchase program does not have a fixed expiration date and may be modified, suspended or terminated at any time at iHeartCommunications’ discretion. During 2014, CC Finco purchased 5,000,000 shares of CCOH’s Class A common stock for approximately $48.8 million. During 2012, CC Finco purchased 111,291 shares of Parent’s Class A common stock for $692,887. During 2011, CC Finco purchased 1,553,971 shares of CCOH’s Class A common stock through open market purchases for approximately $16.4 million. As of December 31, 2014, an aggregate $34.2 million was available under the stock purchase program to purchase Class A common stock of Parent and/or the Class A common stock of CCOH.

On January 7, 2015 CC Finco purchased an additional 2,000,000 shares of CCOH’s Class A common stock for $20.4 million.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 16 – GUARANTOR SUBSIDIARIES

The Company and certain of iHeart’s direct and indirect wholly-owned domestic subsidiaries (the “Guarantor Subsidiaries”) fully and unconditionally guaranteed on a joint and several basis certain of iHeart’s outstanding indebtedness. The following consolidating schedules present financial information on a combined basis in conformity with the SEC’s Regulation S-X Rule 3-10(d):

(In thousands)	December 31, 2014
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$-	$7	$225,402	$231,615	$-	$457,024
Accounts receivable, net of allowance	-	-	695,356	699,892	-	1,395,248
Intercompany receivables(1)	-	1,875,543	-	138,890	(2,014,433)	-
Prepaid expenses	-	1,671	55,092	134,809	-	191,572
Other current assets	-	24,522	48,490	93,656	(30,369)	136,299

Total Current Assets	-	1,901,743	1,024,340	1,298,862	(2,044,802)	2,180,143
Structures, net	-	-	-	1,614,199	-	1,614,199
Other property, plant and equipment, net	-	-	792,599	292,266	-	1,084,865
Indefinite-lived intangibles - licenses	-	-	2,411,071	-	-	2,411,071
Indefinite-lived intangibles - permits	-	-	-	1,066,748	-	1,066,748
Other intangibles, net	-	-	787,772	418,955	-	1,206,727
Goodwill	-	-	3,366,558	820,866	-	4,187,424
Intercompany notes receivable	-	962,000	-	-	(962,000)	-
Long-term intercompany receivable	-	-	-	947,806	(947,806)	-
Investment in subsidiaries	(9,875,294)	4,236,322	7,269	-	5,631,703	-
Other assets	-	102,020	55,690	731,598	(600,243)	289,065

Total Assets	$(9,875,294)	$7,202,085	$8,445,299	$7,191,300	$1,076,852	$14,040,242

Accounts payable	$-	$-	$56,093	$76,165	$-	$132,258
Accrued expenses	-	(97,506)	348,479	548,502	-	799,475
Intercompany payable(1)	-	-	2,014,433	-	(2,014,433)	-
Accrued interest	-	278,502	-	4,767	(30,369)	252,900
Deferred income	-	-	79,110	96,938	-	176,048
Current portion of long-term debt	-	-	143	3,461	-	3,604

Total Current Liabilities	-	180,996	2,498,258	729,833	(2,044,802)	1,364,285
Long-term debt	-	15,998,144	5,030	4,930,468	(611,228)	20,322,414
Long-term intercompany payable	-	947,806	-	-	(947,806)	-
Intercompany long-term debt	-	-	962,000	-	(962,000)	-
Deferred income taxes	-	(70,053)	988,675	646,919	(1,653)	1,563,888
Other long-term liabilities	-	20,485	199,517	234,861	-	454,863
Total member’s interest (deficit)	(9,875,294)	(9,875,293)	3,791,819	649,219	5,644,341	(9,665,208)

Total Liabilities and Member’s Equity	$(9,875,294)	$7,202,085	$8,445,299	$7,191,300	$1,076,852	$14,040,242

(1)	The intercompany payable balance includes approximately $6.7 billion of designated amounts of borrowing under the senior secured credit facilities by certain Guarantor Subsidiaries that are Co-Borrowers and primary obligors thereunder with respect to these amounts. These amounts were incurred by the Co-Borrowers at the time of the closing of the merger, but were funded and will be repaid through accounts of the Subsidiary Issuer. The intercompany receivables balance includes the amount of such borrowings, which are required to be repaid to the lenders under the senior secured credit facilities by the Guarantor Subsidiaries as Co-Borrowers and primary obligors thereunder.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	December 31, 2013
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$-	$9	$182,152	$525,990	$-	$708,151
Accounts receivable, net of allowance	-	-	727,419	713,082	-	1,440,501
Intercompany receivables(1)	-	3,022,719	-	61,825	(3,084,544)	-
Prepaid expenses	-	1,743	56,070	145,672	-	203,485
Other current assets	-	22,184	69,474	341,948	(272,449)	161,157

Total Current Assets	-	3,046,655	1,035,115	1,788,517	(3,356,993)	2,513,294
Structures, net	-	-	-	1,765,510	-	1,765,510
Other property, plant and equipment, net	-	-	815,358	316,762	-	1,132,120
Indefinite-lived intangibles - licenses	-	-	2,416,406	-	-	2,416,406
Indefinite-lived intangibles - permits	-	-	-	1,067,783	-	1,067,783
Other intangibles, net	-	-	970,926	495,620	-	1,466,546
Goodwill	-	-	3,348,299	853,888	-	4,202,187
Intercompany notes receivable	-	962,000	-	-	(962,000)	-
Long-term intercompany receivable	-	-	-	879,108	(879,108)	-
Investment in subsidiaries	(9,053,312)	3,876,744	231,141	-	4,945,427	-
Other assets	-	109,231	51,920	686,900	(314,595)	533,456

Total Assets	$(9,053,312)	$7,994,630	$8,869,165	$7,854,088	$(567,269)	$15,097,302

Accounts payable	$-	$-	$45,289	$86,081	$-	$131,370
Accrued expenses	-	(133,481)	361,977	578,714	-	807,210
Intercompany payable(1)	-	-	3,084,544	-	(3,084,544)	-
Accrued interest	-	219,921	241	3,966	(29,284)	194,844
Deferred income	-	-	65,710	110,750	-	176,460
Current portion of long-term debt	-	437,735	-	15,999	-	453,734

Total Current Liabilities	-	524,175	3,557,761	795,510	(3,113,828)	1,763,618
Long-term debt	-	15,798,376	4,000	4,919,377	(691,274)	20,030,479
Long-term intercompany payable	-	879,108	-	-	(879,108)	-
Intercompany long-term debt	-	-	962,000	-	(962,000)	-
Deferred income taxes	-	(175,925)	1,056,586	656,941	218	1,537,820
Other long-term liabilities	-	22,207	189,573	250,240	-	462,020
Total member’s interest (deficit)	(9,053,312)	(9,053,311)	3,099,245	1,232,020	5,078,723	(8,696,635)

Total Liabilities and Member’s Equity	$(9,053,312)	$7,994,630	$8,869,165	$7,854,088	$(567,269)	$15,097,302

(1)	The intercompany payable balance includes approximately $7.3 billion of designated amounts of borrowing under the senior secured credit facilities by certain Guarantor Subsidiaries that are Co-Borrowers and primary obligors thereunder with respect to these amounts. These amounts were incurred by the Co-Borrowers at the time of the closing of the merger, but were funded and will be repaid through accounts of the Subsidiary Issuer. The intercompany receivables balance includes the amount of such borrowings, which are required to be repaid to the lenders under the senior secured credit facilities by the Guarantor Subsidiaries as Co-Borrowers and primary obligors thereunder.

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2014
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$-	$-	$3,348,477	$2,988,848	$(18,792)	$6,318,533
Operating expenses:
Direct operating expenses	-	-	940,428	1,607,507	(6,985)	2,540,950
Selling, general and administrative expenses	-	-	1,130,445	561,985	(11,807)	1,680,623
Corporate expenses	-	10,496	178,941	130,894	-	320,331
Depreciation and amortization	-	-	303,299	407,599	-	710,898
Impairment charges	-	-	20,646	3,530	-	24,176
Other operating income, net	-	-	32,772	7,259	-	40,031

Operating income (loss)	-	(10,496)	807,490	284,592	-	1,081,586
Interest expense, net	-	1,459,461	52,210	214,008	15,917	1,741,596
Gain (loss) on marketable securities	-	-	-	62,895	(62,895)	-
Equity in earnings (loss) of nonconsolidated affiliates	(722,412)	458,156	73,080	(8,889)	190,649	(9,416)
Gain (loss) on extinguishment of debt	-	127,707	(181,078)	-	10,024	(43,347)
Other income (expense), net	-	(90)	(4,397)	16,152	(2,561)	9,104

Income (loss) before income taxes	(722,412)	(884,184)	642,885	140,742	119,300	(703,669)
Income tax benefit (expense)	-	161,772	(179,835)	(40,426)	-	(58,489)

Consolidated net income (loss)	(722,412)	(722,412)	463,050	100,316	119,300	(762,158)
Less amount attributable to noncontrolling interest	-	-	4,894	26,709	-	31,603

Net income (loss) attributable to the Company	$(722,412)	$(722,412)	$458,156	$73,607	$119,300	$(793,761)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	-	-	20,569	(142,447)	-	(121,878)
Unrealized gain on securities and derivatives:
Unrealized holding gain on marketable securities	-	-	3,924	3,447	(7,044)	327
Unrealized holding gain on cash flow derivatives	-	-	-	-	-	-
Other adjustments to comprehensive income (loss)	-	-	-	(11,438)	-	(11,438)
Reclassification adjustment for realized gain on securities included in consolidated net income (loss)	-	(8,181)	-	11,498	-	3,317
Equity in subsidiary comprehensive income (loss)	(101,548)	(93,367)	(140,694)	-	335,609	-

Comprehensive income (loss)	(823,960)	(823,960)	341,955	(65,333)	447,865	(923,433)
Less amount attributable to noncontrolling interest	-	-	(14,653)	(6,427)	-	(21,080)

Comprehensive income (loss) attributable to the Company	$(823,960)	$(823,960)	$356,608	$(58,906)	$447,865	$(902,353)

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2013
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$-	$-	$3,287,967	$2,973,493	$(18,416)	$6,243,044
Operating expenses:
Direct operating expenses	-	-	967,980	1,604,236	(7,196)	2,565,020
Selling, general and administrative expenses	-	-	1,092,683	557,465	(11,220)	1,638,928
Corporate expenses	-	10,819	178,296	124,399	-	313,514
Depreciation and amortization	-	-	326,185	404,643	-	730,828
Impairment charges	-	-	3,820	13,150	-	16,970
Other operating income, net	-	-	11	22,987	-	22,998

Operating income (loss)	-	(10,819)	719,014	292,587	-	1,000,782
Interest expense, net	-	1,396,249	39,991	171,682	41,529	1,649,451
Gain (loss) on marketable securities	-	-	170,133	(18)	(39,236)	130,879
Equity in earnings (loss) of nonconsolidated affiliates	(501,897)	439,900	(94,224)	(77,410)	155,935	(77,696)
Loss on extinguishment of debt	-	(87,868)	-	-	-	(87,868)
Other income (expense), net	-	(23,551)	25,534	258	(24,221)	(21,980)

Income (loss) before income taxes	(501,897)	(1,078,587)	780,466	43,735	50,949	(705,334)
Income tax benefit (expense)	-	576,690	(421,063)	(33,810)	-	121,817

Consolidated net income (loss)	(501,897)	(501,897)	359,403	9,925	50,949	(583,517)
Less amount attributable to noncontrolling interest	-	-	(768)	24,134	-	23,366

Net income (loss) attributable to the Company	$(501,897)	$(501,897)	$360,171	$(14,209)	$50,949	$(606,883)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	-	-	15,380	(48,381)	-	(33,001)
Unrealized gain on securities and derivatives:
Unrealized holding gain on marketable securities	-	-	15,390	4,441	(3,255)	16,576
Unrealized holding gain on cash flow derivatives	-	48,180	-	-	-	48,180
Other adjustments to comprehensive income (loss)	-	-	-	6,732	-	6,732
Reclassification adjustment for realized gain on securities included in consolidated net income (loss)	-	-	(82,321)	(1,431)	-	(83,752)
Equity in subsidiary comprehensive income (loss)	(39,534)	(87,714)	(36,445)	-	163,693	-

Comprehensive income (loss)	(541,431)	(541,431)	272,175	(52,848)	211,387	(652,148)
Less amount attributable to noncontrolling interest	-	-	(282)	(2,194)	-	(2,476)

Comprehensive income (loss) attributable to the Company	$(541,431)	$(541,431)	$272,457	$(50,654)	$211,387	$(649,672)

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2012
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$-	$-	$3,288,779	$2,974,108	$(16,003)	$6,246,884
Operating expenses:
Direct operating expenses	-	-	898,939	1,613,571	(7,981)	2,504,529
Selling, general and administrative expenses	-	-	1,079,482	588,829	(8,022)	1,660,289
Corporate expenses	-	10,829	166,546	115,832	-	293,207
Depreciation and amortization	-	-	328,633	400,652	-	729,285
Impairment charges	-	-	-	37,651	-	37,651
Other operating income (expense), net	-	-	(2,825)	50,952	-	48,127

Operating income (loss)	-	(10,829)	812,354	268,525	-	1,070,050
Interest expense, net	-	1,307,703	23,143	139,824	78,353	1,549,023
Loss on marketable securities	-	(1)	(2,001)	(2,578)	-	(4,580)
Equity in earnings (loss) of nonconsolidated affiliates	(336,674)	492,819	(174,774)	19,464	17,722	18,557
Loss on extinguishment of debt	-	(33,652)	-	(221,071)	-	(254,723)
Other income (expense), net	-	(1)	3,960	5,743	(9,452)	250

Income (loss) before income taxes	(336,674)	(859,367)	616,396	(69,741)	(70,083)	(719,469)
Income tax benefit (expense)	-	522,693	(246,380)	31,966	-	308,279

Consolidated net income (loss)	(336,674)	(336,674)	370,016	(37,775)	(70,083)	(411,190)
Less amount attributable to noncontrolling interest	-	-	(10,613)	23,902	-	13,289

Net income (loss) attributable to the Company	$(336,674)	$(336,674)	$380,629	$(61,677)	$(70,083)	$(424,479)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	-	-	(399)	40,641	-	40,242
Unrealized gain (loss) on securities and derivatives:
Unrealized holding gain (loss) on marketable securities	-	-	25,676	(8,151)	5,578	23,103
Unrealized holding gain on cash flow derivatives	-	52,112	-	-	-	52,112
Other adjustments to comprehensive income (loss)	2	(2)	-	1,135	-	1,135
Reclassification adjustment for realized loss on securities included in consolidated net income (loss)	-	-	-	2,045	-	2,045
Equity in subsidiary comprehensive income (loss)	107,179	55,069	33,967	-	(196,215)	-

Comprehensive income (loss)	(229,493)	(229,495)	439,873	(26,007)	(260,720)	(305,842)
Less amount attributable to noncontrolling interest	-	-	4,175	1,703	-	5,878

Comprehensive income (loss) attributable to the Company	$(229,493)	$(229,495)	$435,698	$(27,710)	$(260,720)	$(311,720)

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2014
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(722,412)	$(722,412)	$463,050	$100,316	$119,300	$(762,158)
Reconciling items:
Impairment charges	-	-	20,646	3,530	-	24,176
Depreciation and amortization	-	-	303,299	407,599	-	710,898
Deferred taxes	-	105,872	(53,442)	(18,507)	-	33,923
Provision for doubtful accounts	-	-	6,982	7,185	-	14,167
Amortization of deferred financing charges and note discounts, net	-	92,277	-	(18,493)	15,917	89,701
Share-based compensation	-	-	2,970	7,743	-	10,713
Gain on disposal of operating assets	-	-	(36,711)	(7,801)	-	(44,512)
(Gain) loss on marketable securities	-	-	-	(62,895)	62,895	-
Equity in (earnings) loss of nonconsolidated affiliates	722,412	(458,156)	(73,080)	8,889	(190,649)	9,416
Loss on extinguishment of debt	-	(127,707)	181,078	-	(10,024)	43,347
Other reconciling items, net	-	-	71	(14,396)	-	(14,325)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in accounts receivable	-	-	24,454	(38,352)	-	(13,898)
Increase (decrease) in accrued expenses	-	35,975	(13,923)	8,997	-	31,049
Increase (decrease) in accounts payable	-	-	10,804	(4,400)	-	6,404
Increase (decrease) in accrued interest	-	94,485	(2,998)	811	(3,738)	88,560
Increase (decrease) in deferred income	-	-	16,962	(5,674)	-	11,288
Changes in other operating assets and liabilities	-	(1,374)	20,674	(19,605)	6,672	6,367

Net cash provided by (used for) operating activities	-	(981,040)	870,836	354,947	373	245,116

Cash flows from investing activities:
Proceeds from sale of other investments	-	-	-	609,135	(372,517)	236,618
Purchases of businesses	-	-	502	339	-	841
Purchases of property, plant and equipment	-	-	(86,772)	(231,392)	-	(318,164)
Proceeds from disposal of assets	-	-	(2,588)	12,861	-	10,273
Purchases of other operating assets	-	-	(3,629)	(912)	-	(4,541)
Investments in subsidiaries	-	-	(125,000)	-	125,000	-
Dividends from subsidiaries	993	-	363,326	-	(364,319)	-
Change in other, net	-	-	(10,325)	(500,451)	497,067	(13,709)

Net cash provided by (used for) investing activities	993	-	135,514	(110,420)	(114,769)	(88,682)

Cash flows from financing activities:
Draws on credit facilities	-	65,000	-	3,010	-	68,010
Payments on credit facilities	-	(312,000)	-	(3,682)	-	(315,682)
Intercompany funding	-	1,215,783	(965,843)	(249,940)	-	-
Proceeds from long-term debt	-	2,080,450	-	-	(17,975)	2,062,475
Payments on long-term debt	-	(2,042,255)	2,743	(48)	(59,541)	(2,099,101)
Payments to purchase additional noncontrolling interests	-	-	-	-	(48,750)	(48,750)
Dividends and other payments to noncontrolling interests	-	(993)	-	(405,914)	366,880	(40,027)
Dividends paid	-	-	-	125,000	(125,000)	-
Deferred financing charges	-	(24,947)	-	(4)	(1,218)	(26,169)
Change in other, net	(993)	-	-	2,236	-	1,243

Net cash provided by (used for) financing activities	(993)	981,038	(963,100)	(529,342)	114,396	(398,001)

Effect of exchange rate changes on cash	-	-	-	(9,560)	-	(9,560)

Net decrease in cash and cash equivalents	-	(2)	43,250	(294,375)	-	(251,127)
Cash and cash equivalents at beginning of period	-	9	182,152	525,990	-	708,151

Cash and cash equivalents at end of period	$-	$7	$225,402	$231,615	$-	$457,024

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2013
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(501,897)	$(501,897)	$359,403	$9,925	$50,949	$(583,517)
Reconciling items:
Impairment charges	-	-	3,820	13,150	-	16,970
Depreciation and amortization	-	-	326,185	404,643	-	730,828
Deferred taxes	-	(96,806)	3,870	(65,234)	-	(158,170)
Provision for doubtful accounts	-	-	15,052	5,191	-	20,243
Amortization of deferred financing charges and note discounts, net	-	141,886	(3,621)	(55,452)	41,529	124,342
Share-based compensation	-	-	8,990	7,725	-	16,715
Gain on disposal of operating assets	-	-	(11)	(22,987)	-	(22,998)
(Gain) loss on marketable securities	-	-	(170,133)	18	39,236	(130,879)
Equity in (earnings) loss of nonconsolidated affiliates	501,897	(439,900)	94,224	77,410	(155,935)	77,696
Loss on extinguishment of debt	-	87,868	-	-	-	87,868
Other reconciling items, net	-	1	(111)	20,014	-	19,904
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in accounts receivable	-	-	(72,752)	43,147	-	(29,605)
Increase in accrued expenses	-	-	8,072	18,033	-	26,105
Increase (decrease) in accounts payable	-	-	7,853	(10,473)	-	(2,620)
Increase (decrease) in accrued interest	-	11,714	321	4,087	(108)	16,014
Increase in deferred income	-	-	6,953	555	-	7,508
Changes in other operating assets and liabilities	-	(35,373)	40,257	(8,524)	108	(3,532)

Net cash provided by (used for) operating activities	-	(832,507)	628,372	441,228	(24,221)	212,872

Cash flows from investing activities:
Proceeds from sale of other investments	-	-	75	355,073	(219,577)	135,571
Purchases of businesses	-	-	(97)	-	-	(97)
Purchases of property, plant and equipment	-	-	(118,024)	(206,502)	-	(324,526)
Proceeds from disposal of assets	-	-	39,464	42,134	-	81,598
Purchases of other operating assets	-	-	(11,049)	(10,483)	-	(21,532)
Dividends from subsidiaries	-	329,867	200,785	-	(530,652)	-
Change in other, net	(270)	-	(1,236)	(3,143)	270	(4,379)

Net cash provided by (used for) investing activities	(270)	329,867	109,918	177,079	(749,959)	(133,365)

Cash flows from financing activities:
Draws on credit facilities	-	269,500	-	2,752	-	272,252
Payments on credit facilities	-	(22,500)	-	(4,815)	-	(27,315)
Intercompany funding	-	1,160,225	(805,529)	(378,917)	24,221	-
Proceeds from long-term debt	-	575,000	-	-	-	575,000
Payments on long-term debt	-	(1,461,811)	-	(6,626)	219,577	(1,248,860)
Payments to purchase additional noncontrolling interests	-	-	-	(61,143)	-	(61,143)
Dividends and other payments to noncontrolling interests	-	-	-	(91,887)	-	(91,887)
Dividends paid	-	-	(84,377)	(446,275)	530,652	-
Deferred financing charges	-	(18,046)	-	(344)	-	(18,390)
Change in other, net	270	270	-	4,191	(270)	4,461

Net cash provided by (used for) financing activities	270	502,638	(889,906)	(983,064)	774,180	(595,882)

Effect of exchange rate changes on cash	-	-	-	(484)	-	(484)

Net decrease in cash and cash equivalents	-	(2)	(151,616)	(365,241)	-	(516,859)
Cash and cash equivalents at beginning of period	-	11	333,768	891,231	-	1,225,010

Cash and cash equivalents at end of period	$-	$9	$182,152	$525,990	$-	$708,151

IHEARTMEDIA CAPITAL I, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(In thousands)	Year Ended December 31, 2012
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Consolidated net income (loss)	$(336,674)	$(336,674)	$370,016	$(37,775)	$(70,083)	$(411,190)
Reconciling items:
Impairment charges	-	-	-	37,651	-	37,651
Depreciation and amortization	-	-	328,633	400,652	-	729,285
Deferred taxes	-	(164,449)	20,143	(160,305)	-	(304,611)
Provision for doubtful accounts	-	-	4,459	7,256	-	11,715
Amortization of deferred financing charges and note discounts, net	-	196,549	(7,534)	(103,271)	78,353	164,097
Share-based compensation	-	-	17,951	10,589	-	28,540
(Gain) loss on disposal of operating assets	-	-	2,825	(50,952)	-	(48,127)
Loss on marketable securities	-	1	2,001	2,578	-	4,580
Equity in (earnings) loss of nonconsolidated affiliates	336,674	(492,819)	174,774	(19,464)	(17,722)	(18,557)
Loss on extinguishment of debt	-	33,652	-	221,071	-	254,723
Other reconciling items, net	-	-	(7,707)	21,941	-	14,234
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in accounts receivable	-	-	12,256	(46,494)	-	(34,238)
Increase in accrued expenses	-	-	9,432	25,442	-	34,874
Increase in accounts payable	-	-	11,312	2,551	-	13,863
Increase (decrease) in accrued interest	-	21,731	-	(2,377)	869	20,223
Increase in deferred income	-	-	9,521	23,961	-	33,482
Changes in other operating assets and liabilities	-	(60,782)	(16,167)	32,406	(869)	(45,412)

Net cash provided by (used for) operating activities	-	(802,791)	931,915	365,460	(9,452)	485,132

Cash flows from investing activities:
Proceeds from sale of other investments	-	-	-	50,149	(50,149)	-
Purchases of businesses	-	-	(45,395)	(4,721)	-	(50,116)
Purchases of property, plant and equipment	-	-	(114,023)	(276,257)	-	(390,280)
Proceeds from disposal of assets	-	-	3,223	56,442	-	59,665
Purchases of other operating assets	-	-	(9,107)	(5,719)	-	(14,826)
Dividends from subsidiaries	-	1,925,661	1,916,209	-	(3,841,870)	-
Change in other, net	-	-	2,700	(4,857)	693	(1,464)

Net cash provided by (used for) investing activities	-	1,925,661	1,753,607	(184,963)	(3,891,326)	(397,021)

Cash flows from financing activities:
Draws on credit facilities	-	602,500	-	2,063	-	604,563
Payments on credit facilities	-	(1,928,051)	-	(3,368)	-	(1,931,419)
Intercompany funding	-	914,258	(896,192)	(18,066)	-	-
Proceeds from long-term debt	-	-	-	4,917,643	-	4,917,643
Payments on long-term debt	-	(695,342)	(927)	(2,700,786)	50,149	(3,346,906)
Payments to purchase additional noncontrolling interests	-	-	-	(7,040)	-	(7,040)
Dividends and other payments to noncontrolling interests	-	-	-	(251,665)	-	(251,665)
Dividends paid	-	-	(1,916,207)	(1,935,115)	3,851,322	-
Deferred financing charges	-	(13,629)	-	(69,988)	-	(83,617)
Change in other, net	-	(2,596)	-	6,381	(693)	3,092

Net cash used for financing activities	-	(1,122,860)	(2,813,326)	(59,941)	3,900,778	(95,349)

Effect of exchange rate changes on cash	-	-	-	3,566	-	3,566

Net increase (decrease) in cash and cash equivalents	-	10	(127,804)	124,122	-	(3,672)
Cash and cash equivalents at beginning of period	-	1	461,572	767,109	-	1,228,682

Cash and cash equivalents at end of period	$-	$11	$333,768	$891,231	$-	$1,225,010

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

Allowance for Doubtful Accounts

(In thousands)		Charges
Description	Balance at Beginning of period	to Costs, Expenses and other	Write-off of Accounts Receivable	Other (1)	Balance at End of Period

Year ended December 31, 2012	$63,098	$11,715	$14,082	$(4,814)	$55,917

Year ended December 31, 2013	$55,917	$20,242	$28,492	$734	$48,401

Year ended December 31, 2014	$48,401	$14,167	$20,368	$(2,502)	$39,698

(1)	Primarily foreign currency adjustments and acquisition and/or divestiture activity.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

Deferred Tax Asset Valuation Allowance

(In thousands)		Charges
Description	Balance at Beginning of Period	to Costs, Expenses and other (1)	Reversal (2)	Adjustments (3)	Balance at end of Period

Year ended December 31, 2012	$193,052	$14,309	$(21,727)	$(1,948)	$183,686

Year ended December 31, 2013	$183,686	$149,107	$(5)	$(5,165)	$327,623

Year ended December 31, 2014	$327,623	$356,583	$(230)	$(28,318)	$655,658

(1)	During 2012, 2013 and 2014, the Company recorded valuation allowances on deferred tax assets attributable to net operating losses in certain foreign jurisdictions. In addition, during 2013 and 2014 the Company recorded a valuation allowance of $143.5 million and $339.8 million, respectively, on a portion of its deferred tax assets attributable to federal and state net operating loss carryforwards due to the uncertainty of the ability to utilize those losses in future periods.
(2)	During 2012, 2013 and 2014, the Company realized the tax benefits associated with certain foreign deferred tax assets, primarily related to foreign loss carryforwards, on which a valuation allowance was previously recorded. The associated valuation allowance was reversed in the period in which, based on the weight of available evidence, it is more-likely-than-not that the deferred tax asset will be realized.
(3)	During 2012, 2013 and 2014, the Company adjusted certain valuation allowances as a result of changes in tax rates in certain jurisdictions and as a result of the expiration of carryforward periods for net operating loss carryforwards.

IHEARTCOMMUNICATIONS, INC.

Exchange Offer for

$950,000,000 10.625% Priority Guarantee Notes due 2023

PROSPECTUS

            , 2015

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING TO YOU OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU MAY NOT RELY ON UNAUTHORIZED INFORMATION OR REPRESENTATIONS.

THIS PROSPECTUS DOES NOT OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CAN NOT LEGALLY BE OFFERED THE SECURITIES.

THE INFORMATION IN THIS PROSPECTUS IS CURRENT ONLY AS OF THE DATE ON ITS COVER, AND MAY CHANGE AFTER THAT DATE. FOR ANY TIME AFTER THE COVER DATE OF THIS PROSPECTUS, WE DO NOT REPRESENT THAT OUR AFFAIRS ARE THE SAME AS DESCRIBED OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT, NOR DO WE IMPLY THOSE THINGS BY DELIVERING THIS PROSPECTUS OR SELLING SECURITIES TO YOU.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Registrants Incorporated in California

The following registrant is a corporation incorporated in the State of California: Cine Guarantors II, Inc.

Section 317 of the California Corporations Code, as amended, provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation’s agent, against expenses actually and reasonably incurred if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person has been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation, unless and then only to the extent a court determines otherwise.

Neither the articles of incorporation nor the by-laws of Cine Guarantors II, Inc. provide for indemnification under Section 317 of the California Corporations Code, as amended.

Registrants Incorporated in or Organized Under the Laws of Delaware

The following registrants are corporations incorporated in the State of Delaware: AMFM Broadcasting, Inc., AMFM Operating Inc., Capstar Radio Operating Company, Christal Radio Sales, Inc., Katz Communications, Inc., Katz Media Group, Inc., Katz Millenium Sales & Marketing, Inc., Katz Net Radio Sales, Inc. and Premiere Networks, Inc.

Section 145(a) of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL further authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The certificates of incorporation and/or the by-laws of the following Delaware corporation registrants provide for full indemnification under Section 145(a) of the DCGL: Capstar Radio Operating Company; Christal Radio Sales, Inc; and Katz Millennium Sales & Marketing Inc.

The certificates of incorporation and/or the by-laws of the following Delaware corporation registrants provide for full indemnification under Section 145(b) of the DCGL: Capstar Radio Operating Company; Christal Radio Sales, Inc; and Katz Millennium Sales & Marketing Inc.

The certificates of incorporation of the following Delaware corporation registrants provide for full indemnification under Section 102(b)(7) of the DGCL: AMFM Broadcasting, Inc.; AMFM Operating Inc.; Capstar Radio Operating Company; Katz Communications, Inc.; Katz Media Group, Inc.; Katz Millennium Sales & Marketing Inc. and Premiere Networks, Inc.

The by-laws of AMFM Operating Inc. provide that AMFM Operating Inc. must indemnify any person under Sections 145(a) and 145(b) of the DGCL by reason of the fact that the person is or was or has agreed to become a director or officer, or is or was serving or has agreed to serve at the request of AMFM Operating Inc. as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, for all amounts permitted under Sections 145(a) and 145(b) actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit, or proceeding and any appeal therefrom. AMFM Operating Inc. will be required to indemnify a person in connection with any action, suit, or proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to above in defending a civil or criminal action, suit, or proceeding will be paid by AMFM Operating Inc. in advance of the final disposition of such action, suit, or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit, or proceeding will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined that such director or officer is not entitled to be indemnified by AMFM Operating Inc. as authorized by the by-laws. AMFM Operating Inc. may also indemnify any and all other persons it has the power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. AMFM Operating Inc. will purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of AMFM Operating Inc., or is or was serving at the request of AMFM Operating Inc. as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not AMFM Operating Inc. would have the power to indemnify him or her against such liability under its by-laws, provided that such insurance is available on acceptable terms, which determination will be made by a vote of a majority of the Board of Directors in their sole discretion.

The certificate of incorporation of Christal Radio Sales, Inc. provides that it may pay expenses incurred in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by Christal Radio Sales, Inc. Furthermore, Christal Radio Sales, Inc. has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Christal Radio Sales, Inc. would have the power to indemnify him or her against such liability under the provisions of its certificate of incorporation.

The certificate of incorporation and by-laws of Katz Communications, Inc. provide for indemnification under Sections 145(a) and 145(b) of the DGCL; provided that Katz Communications, Inc. will not be liable to indemnify any person seeking indemnification for any amounts paid in settlement of any action or claim effected without its written consent. Furthermore, the certificate of incorporation and by-laws provide that Katz Communications, Inc. will pay any expenses incurred by an officer, director, employee, or agent in defending any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative, or investigative, in advance of the final disposition, other than those expenses for which such director or officer is not entitled to indemnification pursuant to the certificate of incorporation and by-laws. Katz Communications, Inc. will make such payments upon receipt of (i) a written request made by such person for payment of such expenses, (ii) an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by Katz Communications, Inc. and (iii) evidence satisfactory to Katz Communications, Inc. as to the amount of such expenses.

The certificate of incorporation of Katz Media Group, Inc. provides for indemnification of all persons under Sections 145(a) and 145(b) of the DGCL; provided, however, that Katz Media Group, Inc. will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought against Katz Media Group, Inc. for improperly withholding indemnification, only if such proceeding (or part thereof) was authorized by the Board of Directors. This indemnification obligation includes the right to be paid by Katz Media Group, Inc. the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan, in advance of the final disposition of a proceeding, will be made only upon delivery to Katz Media Group, Inc. of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified by Katz Media Group, Inc. Furthermore, Katz Media Group, Inc. may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of Katz Media Group, Inc. or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not Katz Media Group, Inc. would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

(b) The following registrants are limited liability companies organized under the State of Delaware: CC Licenses, LLC, Clear Channel Real Estate, LLC, AMFM Broadcasting Licenses, LLC, AMFM Radio Licenses, LLC, AMFM Texas, LLC, CC Finco Holdings, LLC and iHeartMedia Capital I, LLC.

Section 18-108 of the Delaware Limited Liability Company Act, as amended, provides that a limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreements of AMFM Broadcasting Licenses, LLC and AMFM Texas, LLC provide that each such company will, to the fullest extent permitted by applicable law, (i) indemnify and hold harmless any person or entity and such person’s or entity’s executors, administrators, heirs, legal representatives, successors and assigns (each, a “covered person”) who was or is a party or was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person or entity is or was a member, manager, officer, authorized person, employee, or agent of such company or is or was serving at the request of such company as a member, manager, director, officer, authorized person, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, domestic or foreign, against all expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses (collectively “losses”) incurred or suffered by such covered person in connection with such action, suit, or proceeding; provided, however, that such company is not obligated to indemnify a covered person for any such losses if a court of competent jurisdiction, in a judgment that has become final and nonappealable, has determined that the acts or omissions of such covered person constituted willful misconduct, bad faith, recklessness, or gross negligence, and (ii) advance expenses incurred by such covered person in defending or otherwise participating in such action, suit, or proceeding in advance of its final disposition. Such limited liability company agreements provide that the member will not be liable for the debts, obligations, or liabilities of the company, whether arising in contract, tort, or otherwise, solely by reason of being a member of the company, or to the company or to any other member of the company or other person or entity who may become a party to or bound by the limited liability company agreement for any breach of the limited liability company agreement or of any duties (including fiduciary duties) arising under or in connection with the limited liability company agreement or the company, other than for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The limited liability company agreements of CC Finco Holdings, LLC and iHeartMedia Capital I, LLC provide that each of CC Finco Holdings, LLC and iHeartMedia Capital I, LLC will indemnify and hold harmless its managers (in the case of iHeartMedia Capital I, LLC), its member, and each other “indemnified person” from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative, arbitral, or investigative, in which such indemnified person is or was involved, may be involved, or is threatened to be involved, as a party or otherwise, arising out of (i) any action or inaction on the part of such company, or on the part of the indemnified person in connection with the business and affairs of such company, (ii) the limited liability company agreement of such company, (iii) its member’s, any manager’s (in the case of iHeartMedia Capital I, LLC), or any representative’s (in the case of CC Finco Holdings, LLC, as defined in its limited liability company agreement) status, and (iv) any action taken by its member, any manager (in the case of iHeartMedia Capital I, LLC), or any representative (in the case of CC Finco Holdings, LLC) or otherwise on behalf of such company, to the fullest extent permitted by the Delaware Limited Liability Company Act and all other applicable laws; provided that such indemnified person’s conduct did not constitute willful misfeasance, bad faith, or gross negligence. The limited liability company agreements define an “indemnified person” to be the member, the managers (in the case of iHeartMedia Capital I, LLC), the representatives (in the case of CC Finco Holdings, LLC), and any partner, manager, or other affiliate, agent, or representative of the member, and any officer, director, manager, employee, stockholder, member, partner, or other affiliate, agent, or representative of any such person, and any of the heirs, executors, successors, or assigns of any of the foregoing. Expenses incurred by an indemnified person will be advanced upon receipt by each such company of an undertaking of repayment should it be determined that such person is not entitled to be indemnified; provided, however, that iHeartMedia Capital I, LLC will not be required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim, or counterclaim initiated by or on behalf of such person. Each such company may purchase and maintain insurance on behalf of any indemnified person and other persons determined by its member. The limited liability company agreement of iHeartMedia Capital I, LLC provides that neither the member nor any other indemnified person will be personally liable to iHeartMedia Capital I, LLC for the repayment of any distributions made by iHeartMedia Capital I, LLC to its member or for monetary damages for the breach of its fiduciary duty as a manager, except to the extent that exculpation from liability is not permitted under the Delaware Limited Liability Company Act as in effect at the time such liability is determined. The limited liability company agreement of CC Finco Holdings, LLC provides that neither the member nor any other indemnified person will be personally liable to CC Finco Holdings, LLC for the repayment of any distributions made by CC Finco Holdings, LLC to its member, or for any other act or omission by such indemnified person in connection with the conduct of affairs of CC Finco Holdings, LLC, its limited liability company agreement or the matters contemplated therein, except as a result of such person’s willful misfeasance, bad faith, or gross negligence.

The limited liability company agreements of the following Delaware limited liability company registrants do not provide for indemnification of members, managers, or officers or limit the liability of members, managers, or officers: AMFM Radio Licenses, LLC and Clear Channel Real Estate, LLC.

(c) The following registrant is a limited partnerships organized under the State of Delaware: AMFM Texas Broadcasting, LP.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, as amended, empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The limited partnership agreement of AMFM Texas Broadcasting, L.P. provides that the general partner will not be liable in damages or otherwise to the partnership or any partner for any action taken or failure to act on behalf of the partnership within the scope of the authority conferred on the general partner by such partnership agreement unless such act or omission was performed or omitted fraudulently. Furthermore, the general partner will not be liable for any loss or damage to partnership property caused by acts of a public enemy, natural disasters, or other causes beyond the general partner’s control.

Registrants Incorporated in Nevada

The following registrants are corporations incorporated in the State of Nevada: CC Broadcast Holdings, Inc., Clear Channel Broadcasting Licenses, Inc., iHeartMedia+Entertainment, Inc., Clear Channel Holdings, Inc., Clear Channel Investments, Inc., Terrestrial RF Licensing, Inc. and Clear Channel Mexico Holdings, Inc.

The Nevada Revised Statutes (the “NRS”) provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. The articles of incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the NRS.

The NRS also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened, or completed action, suit, or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee, or agent of the corporation or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, if such person (i) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud, or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee, or agent with respect to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (i) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud, or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation; however, indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

CC Broadcast Holdings, Inc.’s by-laws provide in Article Seven that CC Broadcast Holdings, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Broadcasting Licenses, Inc.’s articles of incorporation, as amended, provide in Article Ten that Clear Channel Broadcasting Licenses, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Broadcasting Licenses, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300.

iHeartMedia+Entertainment, Inc.’s articles of incorporation, as amended, provide in Article Ten that iHeartMedia + Entertainment, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that iHeartMedia + Entertainment, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300.

Clear Channel Holdings, Inc.’s articles of incorporation provide in Article Ten that Clear Channel Holdings, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Holdings, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300. Clear Channel Holdings, Inc.’s by-laws provide in Article Six that Clear Channel Holdings, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Investments, Inc.’s articles of incorporation, as amended, provide in Article Ten that Clear Channel Investments, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Investments, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300. Clear Channel Investments, Inc.’s by-laws provide in Article Six that Clear Channel Investments, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Mexico Holdings, Inc.’s by-laws provide in Article Seven that Clear Channel Mexico Holdings, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Registrants Incorporated in Ohio

The following registrants are corporations incorporated in the State of Ohio: Citicasters Co. and Critical Mass Media, Inc. (the “Ohio Registrants”).

Section 1701.13(E)(1) of the Ohio General Corporation Law (“Ohio Law”) authorizes Ohio corporations to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful.

Section 1701.13(E)(2) of the Ohio Law further authorizes Ohio corporations to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court deems proper or in respect of any action or suit in which the only liability asserted against a director is for certain unlawful loans, dividends and distributions of assets.

Section 1701.13(E)(3) of the Ohio Law requires Ohio corporations to indemnify a director, trustee, officer, employee, member, manager or agent to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against such person or in defense of any claim, issue or matter in such an action, suit or proceeding against expenses (including attorney’s fees), actually and reasonably incurred by such person in connection with the action, suit or proceeding.

With respect to the advancement of expenses, subject to two exceptions described below, Section 1701.13(E)(5)(a) of the Ohio Law provides that a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses (including attorney’s fees) incurred in defending any action, suit or proceeding, including derivative actions, brought against the director, so long as the director agrees to reasonably cooperate with the corporation in the matter and agrees to repay the amount advanced if it is proven by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests. Such advancement of expenses is not required if the corporation’s articles or regulations specifically opt out of Section 1701.13(E)(5)(a) or if the only liability asserted against a director is related to an alleged unlawful loan, dividend or distribution pursuant to Section 1701.95 of the Ohio Law. Section 1701.13(E)(5)(b) of the Ohio Law authorizes Ohio corporations to advance expenses (including attorney’s fees) to a director, trustee, officer, employee, member, manager or agent in defending any action, suit or proceeding brought against such person, if authorized by the directors of the Ohio corporation and upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager or agent to repay such amount, if it ultimately is determined that such person is not entitled to be indemnified by the corporation.

There are no provisions contained in the articles of incorporation or regulations of the Ohio Registrants with respect to mandatory indemnification of officers or directors. The Ohio Registrants have not entered into indemnification agreements with their directors and officers. Ohio Law authorizes the purchase of insurance or similar protection on behalf of or for any person who is a director, officer, employee or agent of a corporation irrespective of the corporation’s power to indemnify that person.

Registrants Incorporated or Formed in Texas

The following registrants are corporations or limited liability companies incorporated or formed, as the case may be, under the laws of the State of Texas and are governed by the Texas Business Organizations Code (“TBOC”): iHeartCommunications, Inc., Citicasters Licenses, Inc., iHM Identity, Inc., iHeartMedia Management Services, Inc., Capstar TX, LLC and AMFM Texas Licenses, LLC. The foregoing Texas corporations and limited liability companies are hereinafter collectively referred to as the “Texas Registrants.”

Texas law and the governing documents and other arrangements of the Texas Registrants contain provisions for indemnification of their respective directors or managers, as the case may be, and officers.

Texas Law

Sections 8.051 and 8.105(b) of Chapter 8 of the TBOC provide that a corporation or limited liability company shall indemnify a person who is or was a director, officer, manager of a manager-managed limited liability company or member of a member-managed limited liability company, or any of the foregoing who serve at the request of the corporation or limited liability company as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan, against reasonable expenses actually incurred by such person in connection with a proceeding in which the person is a respondent because the person is or was serving in such a capacity if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Sections 8.101, 8.102 and 8.105 of Chapter 8 of the TBOC also provide generally that a person sued as a director, officer, manager of a manager-managed limited liability company, member of a member-managed limited liability company, employee or agent of a corporation or limited liability company, or while serving at the request of the corporation or limited liability company as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan, may be indemnified by the corporation or limited liability company against judgments and reasonable court costs, penalties, fines, settlements, excise or similar taxes, and attorney’s fees if it is determined that indemnification should be paid and that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the entity, that his conduct was in the entity’s best interests, and in all other cases, that his conduct was at least not opposed to the entity’s best interests (and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful). Section 8.104 of the TBOC provides that a corporation or limited liability company may advance expenses incurred by a director, officer, manager of a manager-managed limited liability company or member of a member-managed limited liability company, or any of the foregoing who serve at the request of the corporation or limited liability company as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent, or similar functionary of another enterprise, organization or employee benefit plan, in defending a suit or similar proceeding. Pursuant to Section 8.105 of the TBOC, a Texas corporation or limited liability company is also permitted to indemnify and advance expenses to officers, employees and agents who are not directors, managers of a manager-managed limited liability company, or members of a member-managed limited liability company to such extent as may be provided by its governing documents, actions of its governing authority, resolutions of its shareholders or members, or contract or required by common law. Indemnification of a person found liable to the corporation or limited liability company or found liable on the basis that a personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding (not including a judgment, penalty, fine or excise or similar tax), and shall not be made if the person is found liable for (i) willful or intentional misconduct in the performance of his duty to the entity, (ii) breach of the person’s duty of loyalty owed to the entity; or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the entity.

Section 8.151 of the TBOC also authorizes a corporation or limited liability company to purchase and maintain insurance on behalf of any person who is or was a director, officer, manager of a manager-managed limited liability company, member of a member-managed limited liability company, employee or agent of the corporation or limited liability company, or who is or was serving at the request of the corporation or limited liability company as a director, officer, venturer, proprietor, partner, trustee, administrator, employee, agent or similar functionary of another enterprise, organization or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the corporation or limited liability company would have the power to indemnify him against that liability under Chapter 8 of the TBOC.

Section 7.001 of the TBOC provides that a corporation’s certificate of formation may limit or eliminate a director’s liability for monetary damages to the corporation or its shareholders for an act or omission in the director’s capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith that constitutes a breach of duty or involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.

In addition, Section 101.402 of the TBOC provides that a limited liability company may (i) indemnify a member, manager, officer, or assignee of a membership interest in the company, (ii) pay in advance or reimburse expenses incurred by such person, and (iii) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless such person.

Governing Documents of iHeartCommunications, Inc.

Article Ten of the restated articles of incorporation of iHeartCommunications, Inc. (“iHeartCommunications”) states that a director of such company shall not be liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Texas Business Corporation Act (“TBCA”) as in effect at the time such liability is determined. Pursuant to Section 402.005 of the TBOC, the TBCA has been superseded by the TBOC and iHeartCommunications is governed by the TBOC effective January 1, 2010. Furthermore, pursuant to Section 402.007 of the TBOC, any proposed indemnification by iHeartCommunications after January 1, 2010 is governed by Chapter 8 of the TBOC, regardless of whether the events on which the indemnification is based occurred before or after January 1, 2010.

Article Eleven of the restated articles of incorporation of iHeartCommunications states that iHeartCommunications shall, to the maximum extent permitted from time to time under the law of the State of Texas, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, administrator or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

Article IX, Section 1 of the Seventh Amended and Restated By-Laws of iHeartCommunications, as amended (the “iHeartCommunications By-Laws”), provides that each person who was or is a party or is threatened to be made a party to, or testifies or otherwise participates in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding, whether or not by or in the right of iHeartCommunications, because such person is or was a director or officer of iHeartCommunications or, while a director or officer of iHeartCommunications, is or was serving at the request of iHeartCommunications as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, other enterprise or other entity (hereinafter a “iHeartCommunications Covered Person”) shall be indemnified by iHeartCommunications to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys’ fees and court costs) actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or officer of iHeartCommunications and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, iHeartCommunications shall indemnify a iHeartCommunications Covered Person in connection with a proceeding (or part thereof) initiated by such iHeartCommunications Covered Person only if such proceeding (or part thereof) was authorized by iHeartCommunications’ board of directors.

Article IX, Section 2 of the iHeartCommunications By-Laws provides that a iHeartCommunications Covered Person shall also have the right to be paid or reimbursed by iHeartCommunications the reasonable expenses (including, without limitation, court costs and attorneys’ fees) incurred in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that if the TBCA (which has been replaced by the TBOC) requires, an advancement of expenses incurred by a iHeartCommunications Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to iHeartCommunications of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBCA (which has been replaced by the TBOC) and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal that the iHeartCommunications Covered Person has not met that standard or that indemnification of the iHeartCommunications Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the TBCA (which has been replaced by the TBOC).

Article IX, Section 5 of the iHeartCommunications By-Laws provides that iHeartCommunications may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on assets of iHeartCommunications, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement on behalf of any person who is or was serving as a director, officer, employee, or agent of iHeartCommunications or is or was serving at the request of iHeartCommunications as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, other enterprise or other entity against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not iHeartCommunications would have the power to indemnify such person against such liability. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which iHeartCommunications would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders.

The iHeartCommunications By-Laws expressly acknowledge that the indemnification provided in Article IX of the iHeartCommunications By-Laws could involve indemnification for negligence or under theories of strict liability.

Governing Documents of Citicasters Licenses, Inc., iHeartMedia Management Services, Inc. and iHM Identity, Inc. (collectively, the “Texas Corporate Registrants”)

Article VII of the certificate of formation of each Texas Corporate Registrant provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability for any of the following: (a) a breach of the director’s duty of loyalty to the corporation or its shareholders; (b) an act or omission not in good faith that constitutes a breach of the director’s duty to the corporation; (c) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law; (d) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (e) an act or omission for which the director’s liability is expressly provided by an applicable statute.

Article VIII of the certificate of formation of each Texas Corporate Registrant provides that the corporation shall indemnify its directors and officers from and against any and all liabilities, costs and expenses incurred by them in such capacities as and to the fullest extent permitted under the TBOC and shall have the power to purchase and maintain liability insurance for those persons or make other arrangements on such person’s behalf as and to the fullest extent permitted by the TBOC.

Section 8.1 of the bylaws of each Texas Corporate Registrant provides that each person who was or is a respondent or defendant or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding, whether or not by or in the right of such Texas Corporate Registrant, because such person is or was a director of such Texas Corporate Registrant or, while a director of such Texas Corporate Registrant, is or was serving at the request of the Texas Corporate Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (hereinafter a “Covered Director”) shall be indemnified by such Texas Corporate Registrant to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other reasonable expenses actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or representative and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8.2 of the bylaws of each Texas Corporate Registrant extends the same right to indemnification afforded to directors and former directors pursuant to Section 8.1 of the bylaws to a person who is or was an officer of such Texas Corporate Registrant or, while an officer of such Texas Corporate Registrant, is or was serving at the request of such Texas Corporate Registrant as a representative of another organization (hereinafter a “Covered Officer” and together with a Covered Director, a “Covered Person”), to the same extent that such Texas Corporate Registrant may indemnify and advance expenses to a director of such Texas Corporate Registrant under the TBOC, and such right to indemnification shall continue as to a person who has ceased to be an officer or representative and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8.3 of the bylaws of each Texas Corporate Registrant provides that such Texas Corporate Registrant will pay or reimburse the reasonable expenses incurred by a Covered Person in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, an advancement of expenses incurred by a Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to such Texas Corporate Registrant of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBOC and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the TBOC.

Section 8.7 of the bylaws of each Texas Corporate Registrant provides that such Texas Corporate Registrant may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance (including a contract to indemnify), secure its indemnity obligation by grant of a security interest or other lien on assets of such Texas Corporate Registrant, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement on behalf of any person who is or was serving as a director, officer, employee, or agent of such Texas Corporate Registrant or is or was serving at the request of such Texas Corporate Registrant as a representative of another organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not such Texas Corporate Registrant would have the power to indemnify such person against such liability. If the insurance or other arrangement involves self-insurance or is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which such Texas Corporate Registrant would not have the power to indemnify the person only if the insurance or arrangement has been approved by the shareholders.

The bylaws of each Texas Corporate Registrant expressly acknowledge that the indemnification provided in Article VIII of the bylaws could involve indemnification for negligence or under theories of strict liability.

Governing Documents of AMFM Texas Licenses, LLC and Capstar TX, LLC (collectively, the “Texas LLC Registrants”)

Article Five of the certificate of formation of each Texas LLC Registrant, both of which are manager managed, provides that such Texas LLC Registrant shall, to the fullest extent permitted by applicable law, indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of such Texas LLC Registrant, or by any member) by reason of the fact that he or she is or was a manager of such Texas LLC Registrant or is or was serving at the request of such Texas LLC Registrant as a manager, or officer, by virtue of acts performed by such person or omitted to be performed by such person, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with such action, suit or proceeding, and such Texas LLC Registrant shall reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating, defending or preparing to defend against any such action, suit or proceeding; provided, however, that such Texas LLC Registrant shall not be liable to any such person to the extent that in the final judgment of a court of competent jurisdiction such claim is found to arise from such person’s breach of his fiduciary duties, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Other Arrangements

The Texas Registrants understand that the position of the SEC is that indemnification for liabilities arising under the Securities Act that may be permitted to directors, managers, officers or persons controlling the Texas Registrants pursuant to the foregoing provisions is against public policy as expressed in the Securities Act and is therefore unenforceable.

Each of the directors of iHeartCommunications and its indirect parent, Parent (collectively, with iHeartCommunications, the “iHeart companies” and each individually, a “iHeart company”), has entered into an indemnification agreement with the iHeart companies. Such indemnification agreements provide that the iHeart companies will indemnify each such individual with respect to, and hold each individual harmless from and against, liabilities, losses, costs, expenses (as defined in the indemnification agreement) and other matters that may result from or arise in connection with his or her capacity as a director or officer of any of the iHeart companies (“corporate status”) and will advance expenses to each individual, to the fullest extent permitted by applicable law. Such indemnification obligations include, without limitation, claims for monetary damages against such individual in respect of any alleged breach of fiduciary duty, to the fullest extent permitted under applicable law. If by reason of such individual’s corporate status such individual is, or is threatened to be made, a party to or a participant in any proceeding (as defined in the indemnification agreement) other than a proceeding by or in the right of any of the iHeart companies to procure a judgment in its favor, the iHeart companies shall indemnify such individual with respect to, and hold such individual harmless from and against, all expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by such individual or on behalf of such individual in connection with such proceeding or any claim, issue or matter therein, if such individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the applicable iHeart company and, with respect to any criminal proceeding, had no reasonable cause to believe such individual’s conduct was unlawful. If by reason of such individual’s corporate status such individual is, or is threatened to be made, a party to or a participant in any proceeding by or in the right of any of the iHeart companies to procure a judgment in its favor, the iHeart companies shall indemnify such individual with respect to, and hold such individual harmless from and against, all expenses reasonably incurred by such individual or on behalf of such individual in connection with such proceeding if such individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the applicable iHeart company.

The indemnification agreements also provide that to the extent that each individual is, by reason of his or her corporate status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any proceeding, the iHeart companies will indemnify such individual with respect to, and hold such individual harmless from and against, all expenses reasonably incurred by such individual or on behalf of such individual in connection therewith. If an individual is not wholly successful in the defense of such proceeding but is successful, on the merits or otherwise, as to one or more, but less than all, claims, issues, or matters in such proceeding, the iHeart companies will indemnify such individual against all expenses reasonably incurred by such individual or on behalf of such individual in connection with each successfully resolved claim, issue, or matter. The iHeart companies will indemnify each individual with respect to, and hold such individual harmless from and against, any and all expenses and, if requested by such individual, will (within 20 calendar days of such request) advance such expenses to such individual, which are reasonably incurred by such individual in connection with any action brought by such individual for (i) indemnification or advance payment of expenses by the iHeart companies under the indemnification agreement, any other agreement, the governing documents of the applicable iHeart company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by any iHeart company, or any of their respective subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise with respect to which such individual serves as a director, officer, employee, partner, representative, fiduciary, or agent, or in any similar capacity, at the request of any iHeart company (each, a “iHeart entity”), to the fullest extent permitted by law. Except as may otherwise be agreed by any iHeart company, each individual will not be entitled to indemnification or the advancement of expenses under the indemnification agreement with respect to any proceeding brought by such individual (other than a proceeding by such individual by way of defense or to enforce his rights under the indemnification agreement or under statute or other law including any rights under Section 145 of the General Corporation Law of the State of Delaware), unless the bringing of such proceeding or making of such claim has been approved by the Board of Directors of the applicable iHeart company.

The indemnification agreements further provide that to the extent that any of the iHeart entities maintains an insurance policy or policies providing liability insurance for directors, officers, employees, fiduciaries, representatives, partners, or agents of any iHeart entity, each such individual will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, fiduciary, representative, partner, or agent insured under such policy or policies.

Registrant Incorporated in Washington

The following registrant is incorporated in the State of Washington: M Street Corporation.

Under the Washington Business Corporation Act (“WBCA”), a corporation may indemnify an individual for reasonable expenses incurred in the defense of any proceeding to which such individual was made a party because such individual is or was a director of the corporation. To qualify for such indemnification, the individual must have acted in good faith and reasonably believed that the conduct in the individual’s official capacity was in the best interests of the corporation, and in all other cases that the conduct at least was not opposed to the corporation’s best interests. Indemnity is available for criminal proceedings if the individual had no reasonable cause to believe the conduct was unlawful. This right to indemnification includes the right to advancement of expenses upon a written affirmation that such person had a good faith belief that he or she met the required standard of conduct described in Section 23B.08.510 of the WBCA and a written undertaking by or on behalf of the director to repay all amounts so advanced if it is ultimately determined that such director did not meet such standard of conduct. Unless limited by the corporation’s articles of incorporation, the WBCA requires a corporation to indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because of being a director or officer of the corporation against reasonable expenses incurred by such director or officer in connection the proceeding. The WBCA prohibits indemnification, however, in connection with any proceeding by or in the right of the corporation in which the individual is adjudged liable to the corporation or in connection with any other proceeding in which the individual was charged with and adjudged liable for receiving an improper personal benefit, whether or not involving action in the individual’s official capacity. Washington law also provides for discretionary indemnification of officers. Under no circumstances, however, may any director or officer be indemnified for:

—	acts or omissions finally adjudged to be intentional misconduct or a knowing violation of the law;

—	conduct of a director or officer finally adjudged to be an unlawful distribution; or

—	any transaction with respect to which it was finally adjudged that the director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled.

The amended and restated by-laws of M Street Corporation (the “M Street By-laws”) provide these indemnification rights, including the advancement of expenses, to directors and officers to the full extent of the law. The M Street By-laws also provide that this right to indemnification is a contract right. The M Street By-Laws further provide that the corporation may maintain insurance, at its expense, to protect itself and any director or officer against any loss, liability or expense whether or not the corporations would have the power to indemnify such person against such loss, liability or expense under the WBCA. The M Street By-laws also authorize the corporation to enter into contracts with any director or officer in furtherance of the provisions of the M Street By-laws regarding indemnification and to create a trust fund, grant a security interest or use other means to ensure the payment of amounts necessary to effect this indemnification.

Pursuant to the M Street By-laws, any indemnification of a director, including any payment or reimbursement of expenses, must be reported to the shareholders with the notice of the next shareholders’ meeting or prior to that time in a written report containing a brief description of the proceedings involving the director being indemnified, and the nature and extent of the indemnification.

Insurance

The registrants also maintain, at their expense, policies of insurance which insure their respective directors, managers and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits and Financial Statement Schedules

(a) See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b) None.

ITEM 22. UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(B) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(C) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(D) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Articles of Incorporation, as amended, of iHeartCommunications, Inc. (Incorporated by reference to Exhibit 3.1 to the iHeartCommunications, Inc. Form S-4 filed on December 16, 2014).

3.2	Seventh Amended and Restated Bylaws, as amended, of iHeartCommunications, Inc. (Incorporated by reference to Exhibit 3.2 to the iHeartCommunications, Inc. Annual Report on Form 10-K for the year ending December 31, 2007).

3.3	Certificate of Formation of iHeartMedia Capital I, LLC, as amended (Incorporated by reference to Exhibit 3.3 to the iHeartCommunications, Inc. Form S-4 filed on December 16, 2014).

3.4	Limited Liability Company Agreement of iHeartMedia Capital I, LLC (Incorporated by reference to Exhibit 3.2.33 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.5	Certificate of Incorporation of AMFM Broadcasting, Inc. (Incorporated by reference to Exhibit 3.1.5 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.6	Amended and Restated Bylaws of AMFM Broadcasting, Inc. (Incorporated by reference to Exhibit 3.2.5 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.7	Amended and Restated Certificate of Incorporation of AMFM Operating Inc. (Incorporated by reference to Exhibit 3.1.9 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.8	Bylaws of AMFM Operating Inc. (Incorporated by reference to Exhibit 3.2.9 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.9	Certificate of Formation of Citicasters Licenses, Inc. (Incorporated by reference to Exhibit 3.1.29 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.10	Bylaws of Citicasters Licenses, Inc. (Incorporated by reference to Exhibit 3.2.29 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.11	Certificate of Incorporation of Capstar Radio Operating Company (Incorporated by reference to Exhibit 3.1.19 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.12	Bylaws of Capstar Radio Operating Company (Incorporated by reference to Exhibit 3.2.19 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.13	Articles of Incorporation of CC Broadcast Holdings, Inc. (Incorporated by reference to Exhibit 3.1.21 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.14	Bylaws of CC Broadcast Holdings, Inc. (Incorporated by reference to Exhibit 3.2.21 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.15	Certificate of Incorporation of Christal Radio Sales, Inc. (Incorporated by reference to Exhibit 3.1.26 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.16	Amended and Restated Bylaws of Christal Radio Sales, Inc. (Incorporated by reference to Exhibit 3.2.26 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.17	Articles of Incorporation of Cine Guarantors II, Inc. (Incorporated by reference to Exhibit 3.1.27 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.18	Amended and Restated Bylaws of Cine Guarantors II, Inc. (Incorporated by reference to Exhibit 3.2.27 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.19	Certificate of Amended Articles of Incorporation of Citicasters Co. (Incorporated by reference to Exhibit 3.1.28 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

Exhibit Number	Description

3.20	Amended and Restated Regulations of Citicasters Co. (Incorporated by reference to Exhibit 3.2.28 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.21	Articles of Incorporation of Clear Channel Broadcasting Licenses, Inc., as amended (Incorporated by reference to Exhibit 3.1.31 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.22	Amended and Restated Bylaws of Clear Channel Broadcasting Licenses, Inc. (Incorporated by reference to Exhibit 3.2.31 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.23	Articles of Incorporation of iHeartMedia+Entertainment, Inc., as amended (Incorporated by reference to Exhibit 3.23 to the iHeartCommunications, Inc. Form S-4 filed on December 16, 2014).

3.24	Amended and Restated Bylaws of iHeartMedia+Entertainment, Inc. (Incorporated by reference to Exhibit 3.2.32 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.25	Certificate of Formation of iHM Identity, Inc., as amended (Incorporated by reference to Exhibit 3.25 to the iHeartCommunications, Inc. Form S-4 filed on December 16, 2014).

3.26	Bylaws of iHM Identity, Inc. (Incorporated by reference to Exhibit 3.2.37 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.27	Articles of Incorporation of Clear Channel Holdings, Inc. (Incorporated by reference to Exhibit 3.1.36 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.28	Bylaws of Clear Channel Holdings, Inc. (Incorporated by reference to Exhibit 3.2.36 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.29	Articles of Incorporation of Clear Channel Investments, Inc. (Incorporated by reference to Exhibit 3.1.38 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.30	Bylaws of Clear Channel Investments, Inc. (Incorporated by reference to Exhibit 3.2.38 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.31	Certificate of Formation of iHeartMedia Management Services, Inc., as amended. (Incorporated by reference to Exhibit 3.31 to the iHeartCommunications, Inc. Form S-4 filed on December 16, 2014).

3.32	Bylaws of iHeartMedia Management Services, Inc. (Incorporated by reference to Exhibit 3.2.39 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.33	Articles of Incorporation of Clear Channel Mexico Holdings, Inc. (Incorporated by reference to Exhibit 3.1.40 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.34	Bylaws of Clear Channel Mexico Holdings, Inc. (Incorporated by reference to Exhibit 3.2.40 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.35	Articles of Incorporation of Critical Mass Media, Inc., as amended (Incorporated by reference to Exhibit 3.1.45 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.36	Amended and Restated Regulations of Critical Mass Media, Inc. (Incorporated by reference to Exhibit 3.2.45 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.37	Restated Certificate of Incorporation of Katz Communications, Inc. (Incorporated by reference to Exhibit 3.1.50 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.38	Bylaws of Katz Communications, Inc. (Incorporated by reference to Exhibit 3.2.50 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.39	Certificate of Incorporation of Katz Media Group, Inc., as amended (Incorporated by reference to Exhibit 3.1.51 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

Exhibit Number	Description

3.40	Bylaws of Katz Media Group, Inc. (Incorporated by reference to Exhibit 3.2.51 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.41	Certificate of Incorporation of Katz Millennium Sales & Marketing Inc., as amended (Incorporated by reference to Exhibit 3.1.52 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.42	Amended and Restated Bylaws of Katz Millennium Sales & Marketing Inc. (Incorporated by reference to Exhibit 3.2.52 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.43	Certificate of Incorporation of Katz Net Radio Sales, Inc., as amended (Incorporated by reference to Exhibit 3.1.53 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.44	Amended and Restated Bylaws of Katz Net Radio Sales, Inc. (Incorporated by reference to Exhibit 3.2.53 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.45	Articles of Incorporation of M Street Corporation (Incorporated by reference to Exhibit 3.1.55 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.46	Amended and Restated Bylaws of M Street Corporation (Incorporated by reference to Exhibit 3.2.55 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.47	Certificate of Incorporation of Premiere Networks, Inc., as amended (Incorporated by reference to Exhibit 3.49 to the iHeartCommunications, Inc. Form S-4 filed on December 16, 2014).

3.48	Amended and Restated Bylaws of Premiere Networks, Inc. (Incorporated by reference to Exhibit 3.2.56 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.49	Articles of Incorporation of Terrestrial RF Licensing, Inc. (Incorporated by reference to Exhibit 3.1.58 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.50	Amended and Restated Bylaws of Terrestrial RF Licensing, Inc. (Incorporated by reference to Exhibit 3.2.58 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.51	Certificate of Formation of CC Licenses, LLC (Incorporated by reference to Exhibit 3.1.23 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.52	Limited Liability Company Agreement of CC Licenses, LLC (Incorporated by reference to Exhibit 3.2.23 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.53	Certificate of Formation of Clear Channel Real Estate, LLC, as amended (Incorporated by reference to Exhibit 3.1.41 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.54	Limited Liability Company Agreement of Clear Channel Real Estate, LLC (Incorporated by reference to Exhibit 3.2.41 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.55	Certificate of Formation of AMFM Broadcasting Licenses, LLC (Incorporated by reference to Exhibit 3.1.4 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.56	Amended and Restated Limited Liability Company Agreement of AMFM Broadcasting Licenses, LLC (Incorporated by reference to Exhibit 3.2.4 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.57	Certificate of Formation of AMFM Radio Licenses, LLC, as amended (Incorporated by reference to Exhibit 3.1.11 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.58	Limited Liability Company Agreement of AMFM Radio Licenses, LLC, as amended (Incorporated by reference to Exhibit 3.2.11 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

Exhibit Number	Description

3.59	Certificate of Formation of AMFM Texas, LLC (Incorporated by reference to Exhibit 3.1.15 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.60	Amended and Restated Limited Liability Company Agreement of AMFM Texas, LLC (Incorporated by reference to Exhibit 3.2.15 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.61	Certificate of Limited Partnership of AMFM Texas Broadcasting, LP, as amended (Incorporated by reference to Exhibit 3.1.13 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.62	Agreement of Limited Partnership of AMFM Texas Broadcasting, LP (Incorporated by reference to Exhibit 3.2.13 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.63	Certificate of Formation of AMFM Texas Licenses, LLC (Incorporated by reference to Exhibit 3.65 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on June 24, 2011).

3.64	Company Agreement of AMFM Texas Licenses, LLC (Incorporated by reference to Exhibit 3.66 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on June 24, 2011).

3.65	Certificate of Formation of Capstar TX, LLC (Incorporated by reference to Exhibit 3.67 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on June 24, 2011).

3.66	Company Agreement of Capstar TX, LLC (Incorporated by reference to Exhibit 3.68 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on June 24, 2011).

3.67	Certificate of Formation of CC Finco Holdings, LLC (Incorporated by reference to Exhibit 3.1.22 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

3.68	Limited Liability Company Agreement of CC Finco Holdings, LLC (Incorporated by reference to Exhibit 3.2.22 to the iHeartCommunications, Inc. Registration Statement on Form S-4 filed on March 30, 2009).

4.1	Senior Indenture dated October 1, 1997, by and between iHeartCommunications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 4.2 to the iHeartCommunications, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.2	Third Supplemental Indenture dated June 16, 1998 to Senior Indenture dated October 1, 1997, by and between iHeartCommunications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 4.2 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on August 28, 1998).

4.3	Fourteenth Supplemental Indenture dated May 21, 2003, to Senior Indenture dated October 1, 1997, by and between iHeartCommunications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 99.3 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on May 22, 2003).

4.4	Seventeenth Supplemental Indenture dated September 20, 2004, to Senior Indenture dated October 1, 1997, by and between iHeartCommunications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on September 21, 2004).

4.5	Nineteenth Supplemental Indenture dated December 16, 2004, to Senior Indenture dated October 1, 1997, by and between iHeartCommunications, Inc. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed December 17, 2004).

4.8	Supplemental Indenture, dated December 9, 2008, by and among CC Finco Holdings, LLC, a subsidiary of iHeartCommunications, Inc. and Law Debenture Trust Company of New York (Incorporated by reference to Exhibit 10.24 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

Exhibit Number	Description

4.9	Indenture, dated as of February 23, 2011, among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, the other guarantors party thereto, Wilmington Trust FSB, as Trustee, and the other agents party thereto (Incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on February 24, 2011).

4.10	Supplemental Indenture, dated as of June 14, 2011, among iHeartCommunications, Inc. and Wilmington Trust FSB, as Trustee (Incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on June 14, 2011).

4.11	Indenture, dated as of October 25, 2012, among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the other guarantors party thereto, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent (Incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on October 25, 2012).

4.12	Indenture, dated as of February 28, 2013, among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the other guarantors party thereto, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent (Incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on March 1, 2013).

4.13	Indenture, dated as of June 21, 2013, among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the other guarantors party thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (Incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on June 21, 2013).

4.14	Supplemental Indenture, dated as of December 16, 2013, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the other guarantors party thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (Incorporated by reference to Exhibit 4.26 to Amendment No. 2 to the iHeartCommunications, Inc. Registration Statement on Form S-4 (File No. 333-192614) filed on December 24, 2013).

4.15	Supplemental Indenture, dated as of December 24, 2013, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the other guarantors party thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (Incorporated by reference to Exhibit 4.28 to Amendment No. 2 to the iHeartCommunications, Inc. Registration Statement on Form S-4 (File No. 333-192614) filed on December 24, 2013).

4.16	Indenture with respect to 10.0% Senior Notes due 2018, dated as of May 1, 2014, between CCU Escrow Corporation and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on June 6, 2014).

4.17	Indenture with respect to 7.625% Series A Senior Subordinated Notes due 2020, dated as of March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on March 16, 2012).

4.18	Indenture with respect to 7.625% Series B Senior Subordinated Notes due 2020, dated as of March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on March 16, 2012).

4.19	Indenture with respect to 6.50% Series A Senior Notes due 2022, dated as of November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on November 19, 2012).

Exhibit Number	Description

4.20	Indenture with respect to 6.50% Series B Senior Notes due 2022, dated as of November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on November 19, 2012).

4.21	First Supplemental Indenture dated June 6, 2014 to Senior Indenture dated as of May 1, 2014, between iHeartCommunications, Inc. and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on June 6, 2014).

4.22	Third Supplemental Indenture, dated as of August 22, 2014, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the other guarantors party thereto, and Law Debenture Trust Company of New York, as trustee (Incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on August 22, 2014).

4.23	Indenture, dated as of September 10, 2014, among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the other guarantors party thereto, U.S. Bank National Association, as trustee, paying agent, registrar, authentication agent and transfer agent, and Deutsche Bank Trust Company Americas, as collateral agent (Incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on September 10, 2014).

4.24	Form of 10.625% Priority Guarantee Notes due 2023 (incorporated by reference to Exhibit 4.27 filed herewith) (incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed February 26, 2015).

4.26	First Supplemental Indenture dated September 29, 2014 to Indenture dated as of September 10, 2014, among iHeartCommunications, Inc., and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on June 6, 2014).

4.27	Indenture, dated as of February 26, 2015, among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the other guarantors party thereto, U.S. Bank National Association, as trustee, paying agent, registrar, authentication agent and transfer agent, and Deutsche Bank Trust Company Americas, as collateral agent (Incorporated by reference to Exhibit 4.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on February 26, 2015).

4.28	Exchange and Registration Rights Agreement, dated as of February 26, 2015, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, certain subsidiary guarantors named therein and Goldman, Sachs & Co. (Incorporated by reference to Exhibit 4.3 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on February 26, 2015).

5.1*	Opinion of Kirkland & Ellis LLP

5.2*	Opinion of Dykema Cox Smith

5.3*	Opinion of Keating Muething & Klekamp PLL

5.4*	Opinion of Perkins Coie LLP

5.5*	Opinion of Snell & Wilmer L.L.P

10.1	Amended and Restated Credit Agreement, dated as of February 23, 2011, by and among iHeartCommunications, Inc., the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, iHeartMedia Capital I, LLC, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on February 24, 2011).

10.2	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 25, 2012, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Citibank, N.A. as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on October 25, 2012).

Exhibit Number	Description

10.3	Collateral Sharing Agreement, dated as of October 25, 2012, by and among Citibank N.A. as Administrative Agent, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent (Incorporated by reference to Exhibit 10.2 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on October 25, 2012).

10.4	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of May 31, 2013, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Citibank, N.A. as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on June 4, 2013).

10.5	Amendment No. 3 to Amended and Restated Credit Agreement, dated as of December 18, 2013, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on December 18, 2013).

10.6	Amended and Restated Credit Agreement, dated as of December 24, 2012, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, the subsidiary borrowers party thereto, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on December 27, 2012).

10.7	Revolving Promissory Note dated November 10, 2005 payable by iHeartCommunications, Inc. to Clear Channel Outdoor Holdings, Inc. in the original principal amount of $1,000,000,000 (Incorporated by reference to Exhibit 10.8 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.8	First Amendment, dated as of December 23, 2009, to the Revolving Promissory Note, dated as of November 10, 2005, by iHeartCommunications, Inc., as Maker, to Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.41 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.9	Second Amendment, dated as of October 23, 2013, to the Revolving Promissory Note, dated as of November 10, 2005, by iHeartCommunications, Inc., as Maker, to Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on October 23, 2013).

10.10	Revolving Promissory Note dated November 10, 2005 payable by Clear Channel Outdoor Holdings, Inc. to iHeartCommunications, Inc. in the original principal amount of $1,000,000,000 (Incorporated by reference to Exhibit 10.7 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.11	First Amendment, dated as of December 23, 2009, to the Revolving Promissory Note, dated as of November 10, 2005, by Clear Channel Outdoor Holdings, Inc., as Maker, to iHeartCommunications, Inc. (Incorporated by reference to Exhibit 10.42 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.12	Corporate Services Agreement dated November 16, 2005 between Clear Channel Outdoor Holdings, Inc. and iHeartMedia Management Services, L.P. (Incorporated by reference to Exhibit 10.3 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.13	First Amended and Restated Management Agreement, dated as of July 28, 2008, by and among iHeartMedia, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, THL Managers VI, LLC and Bain Capital Partners, LLC (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Current Report on Form 8-K filed on July 30, 2008).

10.14	Amended and Restated Voting Agreement dated as of May 13, 2008 by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, iHeartMedia, Inc., Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III LP and Highfields Capital Management LP (Incorporated by reference to Annex E to the iHeartMedia, Inc. Registration Statement on Form S-4 (File No. 333-151345) filed on June 2, 2008).

Exhibit Number	Description

10.15	Voting Agreement dated as of May 13, 2008 by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, iHeartMedia, Inc., Abrams Capital Partners I, LP, Abrams Capital Partners II, LP, Whitecrest Partners, LP, Abrams Capital International, Ltd. and Riva Capital Partners, LP (Incorporated by reference to Annex F to the iHeartMedia, Inc. Registration Statement on Form S-4 (File No. 333-151345) filed on June 2, 2008).

10.16	Stockholders Agreement, dated as of July 29, 2008, by and among iHeartMedia, Inc., BT Triple Crown Merger Co., Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Randall T. Mays, Mark P. Mays, LLM Partners, Ltd., MPM Partners, Ltd. and RTM Partners, Ltd. (Incorporated by reference to Exhibit 10.2 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.17	Side Letter Agreement, dated as of July 29, 2008, among iHeartMedia, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays, LLM Partners, Ltd., MPM Partners Ltd. and RTM Partners, Ltd. (Incorporated by reference to Exhibit 10.3 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.18	Affiliate Transactions Agreement, dated as of July 30, 2008, by and among iHeartMedia, Inc., Bain Capital Fund IX, L.P., Thomas H. Lee Equity Fund VI, L.P. and BT Triple Crown Merger Co., Inc. (Incorporated by reference to Exhibit 99.6 to the iHeartMedia, Inc. Form 8-A Registration Statement filed on July 30, 2008).

10.19	Side Letter Agreement, dated as of December 22, 2009, by and among iHeartMedia, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., Randall T. Mays and RTM Partners, Ltd. (Incorporated by reference to Exhibit 99.3 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on December 29, 2009).

10.20	Agreement Regarding Aircraft, dated May 31, 2013, by and among iHeartCommunications, Inc., Mark P. Mays, Randall T. Mays and L. Lowry Mays (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).

10.21	Stock Purchase Agreement dated as of November 15, 2010 by and among iHeartMedia, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P. and Pittman CC LLC (Incorporated by reference to Exhibit 10.3 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

10.22	Aircraft Lease Agreement dated as of November 16, 2011 by and between Yet Again Inc. and iHeartMedia+Entertainment, Inc. (Incorporated by reference to Exhibit 10.23 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

10.23	Aircraft Lease Agreement dated as of December 23, 2013 by and between FalconAgain Inc. and iHeartMedia+Entertainment, Inc. (Incorporated by reference to Exhibit 10.23 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2013).

10.24	Letter Agreement dated as of January 13, 2014 by and between FalconAgain Inc. and iHeartMedia+Entertainment, Inc. (Incorporated by reference to Exhibit 10.24 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2013).

10.25	Clear Channel 2008 Executive Incentive Plan (the “CC Executive Incentive Plan”) (Incorporated by reference to Exhibit 10.26 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.26	Amendment No. 1 to the CC Executive Incentive Plan, effective as of July 1, 2013 (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2013).

10.27	Form of Senior Executive Option Agreement under the CC Executive Incentive Plan (Incorporated by reference to Exhibit 10.20 to the iHeartMedia, Inc. Current Report on Form 8-K filed on July 30, 2008).

10.28	Form of Senior Executive Restricted Stock Award Agreement under the CC Executive Incentive Plan (Incorporated by reference to Exhibit 10.21 to the iHeartMedia, Inc. Current Report on Form 8-K filed on July 30, 2008).

Exhibit Number	Description

10.29	Form of Senior Management Option Agreement under the CC Executive Incentive Plan (Incorporated by reference to Exhibit 10.22 to the iHeartMedia, Inc. Current Report on Form 8-K filed on July 30, 2008).

10.30	Form of Executive Option Agreement under the CC Executive Incentive Plan (Incorporated by reference to Exhibit 10.23 to the iHeartMedia, Inc. Current Report on Form 8-K filed on July 30, 2008).

10.31	Clear Channel Employee Equity Investment Program (Incorporated by reference to Exhibit 10.24 to the iHeartMedia, Inc. Current Report on Form 8-K filed on July 30, 2008).

10.32	iHeartMedia, Inc. 2008 Annual Incentive Plan (Incorporated by reference to Exhibit 10.32 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.33	Summary Description of 2012 Supplemental Incentive Plan (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Current Report on Form 8-K filed on February 23, 2012).

10.34	Summary Description of 2013 Supplemental Incentive Plan (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Current Report on Form 8-K filed on February 15, 2013).

10.35	Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan, as amended and restated (the “CCOH Stock Incentive Plan”) (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on April 30, 2007).

10.36	First Form of Option Agreement under the CCOH Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Registration Statement on Form S-8 (File No. 333-130229) filed on December 9, 2005).

10.37	Form of Option Agreement under the CCOH Stock Incentive Plan (approved February 21, 2011) (Incorporated by reference to Exhibit 10.33 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

10.38	Form of Restricted Stock Award Agreement under the CCOH Stock Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Clear Channel Outdoor Holdings, Inc. Registration Statement on Form S-8 (File No. 333-130229) filed on December 9, 2005).

10.39	Form of Restricted Stock Unit Award Agreement under the CCOH Stock Incentive Plan (Incorporated by reference to Exhibit 10.16 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.40	Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan (the “CCOH 2012 Stock Incentive Plan”) (Incorporated by reference to Exhibit 99.1 to the Clear Channel Outdoor Holdings, Inc. Registration Statement on Form S-8 (File No. 333-181514) filed on May 18, 2012).

10.41	Clear Channel Outdoor Holdings, Inc. Amended and Restated 2006 Annual Incentive Plan (Incorporated by reference to Appendix B to the Clear Channel Outdoor Holdings, Inc. Definitive Proxy Statement on Schedule 14A for its 2012 Annual Meeting of Stockholders filed on April 9, 2012).

10.42	Relocation Policy - Chief Executive Officer and Direct Reports (Guaranteed Purchase Offer) (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on October 12, 2010).

10.43	Relocation Policy - Chief Executive Officer and Direct Reports (Buyer Value Option) (Incorporated by reference to Exhibit 10.2 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on October 12, 2010).

10.44	Relocation Policy - Function Head Direct Reports (Incorporated by reference to Exhibit 10.3 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on October 12, 2010).

10.45	Form of iHeartMedia, Inc. and iHeartCommunications, Inc. Indemnification Agreement (Incorporated by reference to Exhibit 10.26 to the iHeartMedia, Inc. Current Report on Form 8-K filed on July 30, 2008).

Exhibit Number	Description

10.46	Indemnification Agreement by and among iHeartMedia, Inc., iHeartCommunications, Inc. and Robert W. Pittman dated September 18, 2012 (Incorporated by reference to Exhibit 10.3 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.47	Form of Clear Channel Outdoor Holdings, Inc. Independent Director Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on June 3, 2009).

10.48	Form of Clear Channel Outdoor Holdings, Inc. Affiliate Director Indemnification Agreement (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on June 3, 2009).

10.49	Indemnification Agreement by and among Clear Channel Outdoor Holdings, Inc. and Robert W. Pittman dated September 18, 2012 (Incorporated by reference to Exhibit 10.4 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.50	Indemnification Agreement by and among Clear Channel Outdoor Holdings, Inc. and Thomas W. Casey dated September 5, 2012 (Incorporated by reference to Exhibit 10.5 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.51	Indemnification Agreement by and among Clear Channel Outdoor Holdings, Inc. and Robert H. Walls, Jr. dated September 5, 2012 (Incorporated by reference to Exhibit 10.6 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.52	Amended and Restated Employment Agreement, dated as of December 22, 2009, by and among Randall T. Mays, iHeartCommunications, Inc. and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.39 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.53	Amended and Restated Employment Agreement, dated June 23, 2010, by and among Mark P. Mays, iHeartMedia, Inc., and iHeartCommunications, Inc., as successor to BT Triple Crown Merger Co., Inc. (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Current Report on Form 8-K filed on June 24, 2010).

10.54	Employment Agreement, dated as of October 2, 2011, between Robert Pittman and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

10.55	Amended and Restated Employment Agreement, dated as of January 13, 2014 between Robert Pittman and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Current Report on Form 8-K filed on January 13, 2014).

10.56	Employment Agreement by and between iHeartMedia, Inc. and Richard J. Bressler, dated July 29, 2013 (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Current Report on Form 8-K/A filed on August 2, 2013).

10.57	Employment Agreement, dated as of December 15, 2009, between Tom Casey and iHeartCommunications, Inc. (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on January 5, 2010).

10.58	Severance Agreement and General Release by and between iHeartCommunications, Inc. and Thomas W. Casey, dated September 11, 2013 (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Current Report on Form 8-K filed on September 13, 2013).

10.59	Employment Agreement, dated as of January 1, 2010, between Robert H. Walls, Jr., and iHeartMedia Management Services, Inc. (Incorporated by reference to Exhibit 10.1 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on January 5, 2010).

10.60	Amended and Restated Employment Agreement, dated as of November 15, 2010, between John E. Hogan and iHeartMedia+Entertainment, Inc. (Incorporated by reference to Exhibit 10.1 to the iHeartMedia, Inc. Current Report on Form 8-K filed on November 18, 2010).

Exhibit Number	Description

10.61	First Amendment dated February 23, 2012 to Amended and Restated Employment Agreement by and between iHeartMedia+Entertainment, Inc. and John E. Hogan dated November 15, 2010 (Incorporated by reference to Exhibit 10.2 to the iHeartMedia, Inc. Current Report on Form 8-K filed on February 23, 2012).

10.62	Second Amendment to Amended and Restated Employment Agreement by and between iHeartMedia+Entertainment, Inc. and John Hogan, dated September 4, 2013 (Incorporated by reference to Exhibit 10.2 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2013).

10.63	Severance Agreement and General Release, dated as of January 13, 2014, by and between John Hogan and iHeartMedia+Entertainment, Inc. (Incorporated by reference to Exhibit 10.3 to the iHeartMedia, Inc. Form 8-K filed on January 13, 2014).

10.64	Employment Agreement, effective as of January 24, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K/A filed on July 27, 2012).

10.65	Contract of Employment between Jonathan Bevan and Clear Channel Outdoor Ltd dated October 30, 2009 (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on December 11, 2009).

10.66	Employment Agreement, effective as of January 1, 2013, between Clear Channel Outdoor, Inc. and Suzanne M. Grimes (Incorporated by reference to Exhibit 10.42 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.67	Form of Amendment to Senior Executive Option Agreement under the CC Executive Incentive Plan, dated as of October 14, 2008 (Incorporated by reference to Exhibit 10.56 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

10.68	Second Amendment, dated as of December 22, 2009, to the Senior Executive Option Agreement under the CC Executive Incentive Plan, dated July 30, 2008, between Randall T. Mays and iHeartMedia, Inc. (Incorporated by reference to Exhibit 99.2 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on December 29, 2009).

10.69	Second Amendment, dated as of June 23, 2010, to the Senior Executive Option Agreement under the CC Executive Incentive Plan, dated July 30, 2008, between Mark P. Mays and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.2 to the iHeartCommunications, Inc. Current Report on Form 8-K filed on June 24, 2010).

10.70	Form of Executive Option Agreement under the CC Executive Incentive Plan, dated as of December 31, 2010, between Tom Casey and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.42 to the iHeartCommunications, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.71	Form of Executive Option Agreement under the CC Executive Incentive Plan, dated as of December 31, 2010, between John Hogan and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.43 to the iHeartCommunications, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.72	Form of Executive Option Agreement under the CC Executive Incentive Plan, dated as of December 31, 2010, between Robert H. Walls, Jr. and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.44 to the iHeartCommunications, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.73	Form of Executive Replacement Option Agreement under the CC Executive Incentive Plan between John E. Hogan and iHeartMedia, Inc. (Incorporated by reference to Exhibit 99(a)(1)(iv) to the iHeartMedia, Inc. Schedule TO filed on February 18, 2011).

10.74	Form of Executive Option Agreement under the CC Executive Incentive Plan, dated as of May 19, 2011, between Scott D. Hamilton and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.63 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

Exhibit Number	Description

10.75	Executive Option Agreement under the CC Executive Incentive Plan, dated as of October 2, 2011, between Robert W. Pittman and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.2 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

10.76	Amendment to the Executive Option Agreement under the CC Executive Incentive Plan, dated as of January 13, 2014, between Robert W. Pittman and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.2 to the iHeartMedia, Inc. Current Report on Form 8-K filed on January 13, 2014).

10.77	Form of Restricted Stock Agreement under the CC Executive Incentive Plan, dated October 15, 2012, between Robert W. Pittman and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.74 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.78	Form of Restricted Stock Agreement under the CC Executive Incentive Plan, dated October 15, 2012, between Robert H. Walls, Jr. and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.75 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.79	Form of Restricted Stock Agreement under the CC Executive Incentive Plan, dated October 22, 2012, between John E. Hogan and iHeartMedia, Inc. (including as Exhibit B thereto an Amendment to Mr. Hogan’s Employment Agreement dated November 15, 2010, as amended by the First Amendment dated February 23, 2012) (Incorporated by reference to Exhibit 10.76 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.80	Form of Restricted Stock Agreement under the CC Executive Incentive Plan, dated October 22, 2012, between Scott D. Hamilton and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.77 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.81	Form of Restricted Stock Agreement under the CC Executive Incentive Plan, dated October 22, 2012, between Robert H. Walls, Jr. and iHeartMedia, Inc. (Incorporated by reference to Exhibit 10.78 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.82	Restricted Stock Agreement under the CC Executive Incentive Plan, dated January 13, 2014, between Robert W. Pittman and iHeartMedia, Inc. (Incorporated by reference to Exhibit C of Exhibit 10.1 to the iHeartMedia, Inc. Current Report on Form 8-K filed on January 13, 2014).

10.83	Form of Stock Option Agreement under the CCOH Stock Incentive Plan, dated September 17, 2009, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.34 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.84	Form of Amended and Restated Stock Option Agreement under the CCOH Stock Incentive Plan, dated as of August 11, 2011, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on August 12, 2011).

10.85	Form of Stock Option Agreement under the CCOH Stock Incentive Plan, dated December 13, 2010, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.35 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.86	Form of Restricted Stock Unit Agreement under the CCOH Stock Incentive Plan, dated December 20, 2010, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.36 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.87	Form of Restricted Stock Unit Agreement under the CCOH Stock Incentive Plan, dated March 26, 2012, between Robert H. Walls, Jr. and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.3 to the iHeartMedia, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2012).

10.88	Form of Restricted Stock Unit Agreement under the CCOH Stock Incentive Plan, dated May 10, 2012, between Thomas W. Casey and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.49 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 (File No. 333-182265) filed on June 21, 2012).

Exhibit Number	Description

10.89	Form of Restricted Stock Unit Agreement under the CCOH 2012 Stock Incentive Plan, dated July 26, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference toExhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K/A filed on July 27, 2012).

10.90	Form of Restricted Stock Unit Agreement under the CCOH 2012 Stock Incentive Plan, dated January 1, 2013, between Suzanne M. Grimes and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.50 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.91	Form of Stock Option Agreement under the CCOH 2012 Stock Incentive Plan, dated April 10, 2013, between Clear Channel Outdoor Holdings, Inc. and each of Jonathan D. Bevan, Suzanne M. Grimes and Franklin G. Sisson, Jr. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

10.92	Form of Restricted Stock Award Agreement under the CCOH 2012 Stock Incentive Plan, dated April 10, 2013, between Franklin G. Sisson, Jr. and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

10.93	Form of Restricted Stock Unit Award Agreement under the CCOH 2012 Stock Incentive Plan, dated April 10, 2013, between Jonathan D. Bevan and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.3 to the Clear Channel Outdoor Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

10.94	Restricted Stock Award Agreement under the CCOH 2012 Stock Incentive Plan, dated January 13, 2014, between Robert W. Pittman and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit D of Exhibit 10.1 to the iHeartMedia, Inc. Current Report on Form 8-K filed on January 13, 2014).

10.95	Stipulation of Settlement, dated as of July 8, 2013, among legal counsel for iHeartCommunications, Inc. and the other named defendants, the special litigation committee of the board of directors of Clear Channel Outdoor Holdings, Inc. and the plaintiffs (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on July 9, 2013).

10.96	Amendment No. 1 to Employment Agreement, effective as of March 2, 2015, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

10.97	Employment Agreement, effective as of March 3, 2015, between Scott Wells and Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

12*	Computation of Ratio of Earnings to Fixed Charges

21	Subsidiaries (Incorporated by reference to Exhibit 21 to the iHeartMedia, Inc. Annual Report on Form 10-K for the year ended December 31, 2014).

23.1*	Consent of Ernst and Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3*	Consent of Dykema Cox Smith (included in Exhibit 5.2).

23.4*	Consent of Keating Muething & Klekamp PLL (included in Exhibit 5.3).

Exhibit Number	Description

23.5*	Consent of Perkins Coie LLP (included in Exhibit 5.4).

23.6*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.5).

24**	Powers of Attorney (included on signature pages to iHeartCommunications, Inc.’s Form S-4 filed on April 13, 2015 and incorporated herein by reference).

25**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Tender Instructions.

101.*	Interactive Data Files

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

iHEARTCOMMUNICATIONS, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Robert W. Pittman	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	June 30, 2015

* Richard J. Bressler	President, Chief Operating Officer and Chief Financial Officer (principal financial officer) and Director	June 30, 2015

* Scott D. Hamilton	Senior Vice President, Chief Accounting Officer (principal accounting officer) and Assistant Secretary	June 30, 2015

* David C. Abrams	Director	June 30, 2015

* Irving L. Azoff	Director	June 30, 2015

* James C. Carlisle	Director	June 30, 2015

* John P. Connaughton	Director	June 30, 2015

* Julia B. Donnelly	Director	June 30, 2015

Signature	Title	Date

* Matthew J. Freeman	Director	June 30, 2015

* Jonathon S. Jacobson	Director	June 30, 2015

* Ian K. Loring	Director	June 30, 2015

* Scott M. Sperling	Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

iHEARTMEDIA CAPITAL I, LLC

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Robert W. Pittman	Chairman and Chief Executive Officer (Principal Executive Officer) and Manager	June 30, 2015

* Richard J. Bressler	President, Chief Operating Officer and Chief Financial Officer (principal financial officer) and Manager	June 30, 2015

* Scott D. Hamilton	Senior Vice President, Chief Accounting Officer (principal accounting officer) and Assistant Secretary	June 30, 2015

* David C. Abrams	Manager	June 30, 2015

* Irving L. Azoff	Manager	June 30, 2015

* James C. Carlisle	Manager	June 30, 2015

* John P. Connaughton	Manager	June 30, 2015

* Julia B. Donnelly	Manager	June 30, 2015

* Matthew J. Freeman	Manager	June 30, 2015

Signature	Title	Date

* Jonathon S. Jacobson	Manager	June 30, 2015

* Ian K. Loring	Manager	June 30, 2015

* Scott M. Sperling	Manager	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

AMFM BROADCASTING, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

AMFM OPERATING INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CITICASTERS LICENSES, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CAPSTAR RADIO OPERATING COMPANY

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CC BROADCAST HOLDINGS, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CHRISTAL RADIO SALES, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CINE GUARANTORS II, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CITICASTERS CO.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CLEAR CHANNEL BROADCASTING LICENSES, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

iHEART MEDIA+ENTERTAINMENT, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

IHM IDENTITY, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CLEAR CHANNEL HOLDINGS, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CLEAR CHANNEL INVESTMENTS, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

iHEARTMEDIA MANAGEMENT SERVICES, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CLEAR CHANNEL MEXICO HOLDINGS, INC.

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CRITICAL MASS MEDIA, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

KATZ COMMUNICATIONS, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

*	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015
Robert H. Walls, Jr.

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

KATZ MEDIA GROUP, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

*	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015
Robert H. Walls, Jr.

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

KATZ MILLENNIUM SALES & MARKETING INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

*	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015
Robert H. Walls, Jr.

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

KATZ NET RADIO SALES, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

*	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015
Robert H. Walls, Jr.

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

M STREET CORPORATION

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

*	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015
Robert H. Walls, Jr.

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

PREMIERE NETWORKS, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

TERRESTRIAL RF LICENSING, INC.

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CC LICENSES, LLC

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Manager	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Manager	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CLEAR CHANNEL REAL ESTATE, LLC

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Manager	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Manager	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

AMFM BROADCASTING LICENSES, LLC

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Manager	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Manager	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

AMFM RADIO LICENSES, LLC

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director of Capstar Radio Operating Company, Member	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director of Capstar Radio Operating Company, Member	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

AMFM TEXAS, LLC

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director of AMFM Broadcasting, Inc., Member	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director of AMFM Broadcasting, Inc., Member	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

AMFM TEXAS BROADCASTING, LP

By: AMFM Broadcasting, Inc.
Its: General Partner

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler

President and Chief Financial

Officer of AMFM Broadcasting, Inc.

(principal executive officer, principal

financial officer and

principal accounting officer) and

Director of AMFM Broadcasting, Inc., General Partner

June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director of AMFM Broadcasting, Inc., General Partner	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

AMFM TEXAS LICENSES, LLC

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Manager	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Manager	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CAPSTAR TX, LLC

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Manager	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Manager	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 30, 2015.

CC FINCO HOLDINGS, LLC

By:	/s/ Robert H. Walls, Jr.
Name:	Robert H. Walls, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date

* Richard J. Bressler	President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) and Director of iHeartCommunications, Inc., Member	June 30, 2015

* Robert H. Walls, Jr.	Executive Vice President, General Counsel, Secretary and Director of iHeartCommunications, Inc., Member	June 30, 2015

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr. Attorney-in-fact